                                            Filed Pursuant to Rule 424B5
                                            Registration File No.: 333-120922-05

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED AUGUST 11, 2005)

                          $3,379,890,000 (APPROXIMATE)
                             (OFFERED CERTIFICATES)

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C20

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-49 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated August 11, 2005.

THE TRUST FUND:

o   As of August 11, 2005, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $3,663,837,892.

o   The trust fund will consist of a pool of 209 fixed rate mortgage loans.

o   The mortgage loans are secured by first liens on commercial and multifamily properties.

o   All of the mortgage loans were originated or acquired by Wachovia Bank,
    National Association, Artesia Mortgage Capital Corporation and CWCapital
    LLC.

THE CERTIFICATES:

o   The trust fund will issue 32 classes of certificates.

o   Only the 16 classes of offered certificates described in the following table are being offered by this prospectus supple ment and the accompanying prospectus.


====================================================================================================================================

                        ORIGINAL        PERCENTAGE OF                                                               EXPECTED S&P/
                      CERTIFICATE        CUT-OFF DATE      PASS-THROUGH           ASSUMED FINAL                    MOODY'S/FITCH
      CLASS            BALANCE(1)        POOL BALANCE          RATE           DISTRIBUTION DATE(2)   CUSIP NO.       RATING(3)
-----------------  ------------------- ---------------  -------------------  ---------------------- ----------- -------------------

Class A-1 .......   $   85,000,000           2.320%            4.879%            June 15, 2010       9297664H3      AAA/Aaa/AAA
Class A-2 .......   $  148,096,000           4.042%            4.519%            July 15, 2010       9297664J9      AAA/Aaa/AAA
Class A-3SF .....   $  366,354,000(4)        9.999%       LIBOR + 0.13%(5)       July 15, 2010       9297664K6      AAA/Aaa/AAA(6)
Class A-4 .......   $  218,500,000           5.964%           5.285%(7)         August 15, 2010      9297664L4      AAA/Aaa/AAA
Class A-5 .......   $  121,067,000           3.304%           5.087%(7)        December 15, 2011     9297664M2      AAA/Aaa/AAA
Class A-6A ......   $  218,837,000           5.973%           5.110%(7)          July 15, 2012       9297664N0      AAA/Aaa/AAA
Class A-6B ......   $   50,000,000           1.365%           5.111%(7)         August 15, 2012      9297664Z3      AAA/Aaa/AAA
Class A-PB ......   $  176,137,000           4.807%           5.090%(7)         April 15, 2015       9297664P5      AAA/Aaa/AAA
Class A-7 .......   $  861,812,000          23.522%           5.118%(7)          July 15, 2015       9297664Q3      AAA/Aaa/AAA
Class A-1A ......   $  318,883,000           8.704%           5.109%(7)          July 15, 2015       9297664R1      AAA/Aaa/AAA
Class A-MFL......   $  100,000,000(8)        2.729%       LIBOR + 0.25%(9)       July 15, 2015       9297664S9      AAA/Aaa/AAA(10)
Class A-MFX......   $  266,384,000           7.271%           5.179%(7)          July 15, 2015       9297664T7      AAA/Aaa/AAA
Class A-J .......   $  274,788,000           7.500%           5.296%(11)         July 15, 2015       9297664U4      AAA/Aaa/AAA
Class B .........   $   77,856,000           2.125%           5.376%(11)        August 15, 2015      9297664V2       AA/Aa2/AA
Class C .........   $   27,479,000           0.750%           5.396%(12)        August 15, 2015      9297664W0      AA-/Aa3/AA-
Class D .........   $   68,697,000           1.875%           5.396%(12)        August 15, 2015      9297664X8         A/A2/A

====================================================================================================================================

(Footnotes explaining the table are on page S-2)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering.
Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Deutsche Bank Securities Inc., Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nomura Securities
International, Inc. are acting as co-managers for the offering. Wachovia Capital
Markets, LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill
Lynch, Pierce, Fenner & Smith Incorporated and Nomura Securities International,
Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia
Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately 100.38% of the initial certificate balance of the offered certificates, plus accrued interest from August 1, 2005
(except, with respect to the Class A-3SF certificates and the Class A-MFL certificates, August 23, 2005), before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about August 23, 2005.

                               WACHOVIA SECURITIES
Deutsche Bank Securities
                         Goldman, Sachs & Co.
                                              Merrill Lynch & Co.
                                                                          NOMURA
                                 August 11, 2005

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C20
                    GEOGRAPHIC OVERVIEW OF MORTGAGE POOL(1)

                         [MAP OF UNITED STATES OMITTED]

California(2)            Maryland                Michigan          Tennessee
36 properties            6 properties            8 properties      9 properties
$503,160,887             $106,742,000            $5,444,278        $14,257,073
13.7% of total           2.9% of total           0.1% of total     0.4% of total

Southern California(2)   Kentucky                Florida           Massachusetts
29 properties            2 properties            19 properties     15 properties
$365,974,367             $398,025                $122,276,715      $103,123,734
10.0% of total           0.0% of total           3.3% of total     2.8% of total

Northern California(2)   New York                South Carolina    Maine
7 properties             20 properties           7 properties      2 properties
$137,186,520             $301,665,233            $28,201,878       $2,959,774
3.7% of total            8.2% of total           0.8% of total     0.1% of total

Washington               New Jersey              Georgia           New Hampshire
9 properties             11 properties           9 properties      2 properties
$44,125,765              $121,392,029            $350,839,782      $529,630
1.2% of total            3.3% of total           9.6% of total     0.0% of total

Oregon                   Rhode Island            Indiana           Connecticut
3 properties             2 properties            10 properties     10 properties
$6,731,696               $6,332,485              $65,101,763       $10,991,076
0.2% of total            0.2% of total           1.8% of total     0.3% of total

Nevada                   Delaware                Pennsylvania      Iowa
4 properties             1 property              18 properties     1 property
$42,352,120              $22,400,000             $36,139,617       $228,507
1.2% of total            0.6% of total           1.0% of total     0.0% of total

Colorado                 District of Columbia    Kansas            South Dakota
9 properties             3 properties            9 properties      1 property
$45,332,426              $58,321,576             $61,477,907       $7,492,599
1.2% of total            1.5% of total           1.7% of total     0.2% of total

New Mexico               Ohio                    North Carolina    Minnesota
1 property               13 properties           13 properties     7 properties
$245,134                 $122,145,952            $59,669,227       $17,222,377
0.0% of total            3.3% of total           1.6% of total     0.5% of total

Arizona                  Illinois                Alabama           Utah
7 properties             14 properties           7 properties      7 properties
$102,067,077             $212,492,808            $16,141,755       $14,117,233
2.8% of total            5.8% of total           0.4% of total     0.4% of total

Texas                    Wisconsin               Mississippi       Idaho
26 properties            4 properties            3 properties      3 properties
$194,673,373             $3,143,137              $2,841,066        $662,259
5.3% of total            0.1% of total           0.1% of total     0.0% of total

West Virginia            Missouri                Arkansas          Oklahoma
1 property               8 properties            4 properties      3 properties
$198,831                 $18,612,510             $711,349          $898,476
0.0% of total            0.5% of total           0.0% of total     0.0% of total

Virginia                 Nebraska                Louisiana
31 properties            1 property              6 properties
$810,391,259             $160,636                $21,424,856
22.1% of total           0.0% of total           0.6% of total

                               [PIE CHART OMITTED]
                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                          Hospitality             7.6%
                          Industrial              6.2%
                          Special Purpose         5.6%
                          Mixed Use               4.2%
                          Self Storage            4.1%
                          Healthcare              0.6%
                          Parking Garage          0.3%
                          Office                 38.4%
                          Retail                 23.9%
                          Multifamily             9.0%

GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties mortgaged by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2) For purposes of determining whether a mortgaged property is located in
Northern or Southern California, Mortgaged Properties north of San Luis Obispo
County, Kern County and San Bernadino County were included in Northern
California and Mortgaged Properties located in or south of such counties were included in Southern California.

[LEGEND]
[ ]  >20.0% of Cut-Off Date Pool Balance
[ ]  >10.0 - 20.0% of Cut-Off Date Pool Balance
[ ]  >1.0 - 10.0% of Cut-Off Date Pool Balance
[ ]  (is less than or equal to) 1.0% of Cut-Off Date Pool Balance

[PHOTO SHOWING AMERICASMART, ATLANTA, GA OMITTED]

[PHOTO SHOWING 60 HUDSON STREET, NEW YORK, NY OMITTED]

[PHOTO SHOWING NGP RUBICON GSA PORTFOLIO, VARIOUS OMITTED]

[2 PHOTOS SHOWING MACON & BURLINGTON MALL POOL, VARIOUS OMITTED]

[PHOTO SHOWING 1000 & 1100 WILSON, ARLINGTON, VA OMITTED]

[PHOTO SHOWING MILLENIUM PARK CHICAGO, CHICAGO, IL OMITTED]

[PHOTO SHOWING PRENTIS POOL, MCLEAN, VA OMITTED]

[PHOTO SHOWING EXTRA SPACE PORTFOLIO, VARIOUS OMITTED]

[PHOTO SHOWING 200 PULBIC SQUARE, CLEVELAND, OH OMITTED]

[PHOTO SHOWING 1701 NORTH FORT MYER, ARLINGTON, VA OMITTED]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT
MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE
OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS
PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

 o   SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

 o   RISK FACTORS, commencing on page S-49 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS"
beginning on page S-316 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
TO BE AN OFFER OR SOLICITATION:

 o   if used in a jurisdiction in which such offer or solicitation is not authorized;

 o   if the person making such offer or solicitation is not qualified to do so;
     or

 o   if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                                      S-1

(Footnotes to table on the front cover)

----------------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   The "Assumed Final Distribution Date" has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed
      Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY
      CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The
      "Rated Final Distribution Date" is the distribution date to occur in July
      2042. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution
      Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch,
      Inc. See "RATINGS" in this prospectus supplement.

(4)   The certificate balance of the Class A-3SF certificates will be equal to the certificate balance of the Class A-3SF regular interest. See
      "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

(5)   The pass-through rate applicable to the Class A-3SF certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.13%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-3SF certificates may convert to a fixed rate equal to 4.878% per annum. The initial LIBOR rate will be determined on August 19, 2005, and subsequent
      LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period. See "DESCRIPTION OF THE SWAP
      CONTRACTS--The Swap Contracts" and "DESCRIPTION OF THE
      CERTIFICATES--Distributions" in this prospectus supplement.

(6)   The ratings assigned to the Class A-3SF certificates only reflect the receipt of a fixed rate of interest at a rate of 4.878% per annum. See
      "RATINGS" in this prospectus supplement.

(7)   The pass-through rates applicable to the Class A-4, Class A-5, Class A-6A,
      Class A-6B, Class A-PB, Class A-7, Class A-1A and Class A-MFX certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate for the related date.

(8)   The certificate balance of the Class A-MFL certificates will be equal to the certificate balance of the Class A-MFL regular interest. See
      "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

(9)   The pass-through rate applicable to the Class A-MFL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.25%;
      provided that interest payments on the Class A-MFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of (i) interest payments calculated on the principal balance of the Class A-MFL certificates at 5.124% per annum over (ii)
      interest payments calculated at a per annum rate equal to the applicable weighted average net mortgage rate for the distribution date. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-MFL certificates may convert to a fixed rate equal to 5.124% per annum, subject to a maximum pass-through rate equal to the weighted average net mortgage rate for the related date. The initial LIBOR rate will be determined on August 19,
      2005, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period. See
      "DESCRIPTION OF THE SWAP CONTRACTS--The Swap Contracts" and "DESCRIPTION
      OF THE CERTIFICATES--Distributions" in this prospectus supplement.

(10)  The ratings assigned to the Class A-MFL certificates only reflect the receipt of a fixed rate of interest at a rate of 5.124% per annum, subject to a maximum pass-through rate equal to the applicable weighted average net mortgage rate for the related date. See "RATINGS" in this prospectus supplement.

(11)  The pass-through rates applicable to the Class A-J and Class B certificates for any distribution date will be equal to the applicable weighted average net mortgage rate for the related date, less 0.10% and
      0.02%, respectively.

(12)  The pass-through rates applicable to the Class C and Class D certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement).

                                      S-2



 Servicing of the AmericasMart Loan, the 101 Avenue of the Americas Loan and the



                                      S-3







ANNEX A-1      Certain Characteristics of the Mortgage Loans and Mortgaged Properties ...   A-1
ANNEX A-1A     Certain Characteristics of the Mortgage Loans and Mortgaged Properties
               in Loan Group 1 ..........................................................  A-1A
ANNEX A-1B     Certain Characteristics of the Mortgage Loans and Mortgaged Properties
               in Loan Group 2 ..........................................................  A-1B

ANNEX A-5      Certain Characteristics of the Mortgage Loans and Mortgaged Properties

ANNEX A-9      Certain Information Regarding the U-Haul Portfolio Mortgaged



                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

 o   THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS
     SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO
     CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE
     OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS
     SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

 o   THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND
     OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL
     DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS
     PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

 o   WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES
     THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR
     UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE
     NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

 o   FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2, CLASS
     A-4, CLASS A-5, CLASS A-6A, CLASS A-6B, CLASS A-PB, CLASS A-7 AND CLASS
     A-1A CERTIFICATES AND THE CLASS A-3SF REGULAR INTEREST, THE POOL OF
     MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN
     GROUP 1 AND LOAN GROUP 2.

 o   UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN
     THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE
     TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING
     THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST
     FUND AS OF THE CUT-OFF DATE (WHICH IS AUGUST 11, 2005, WITH RESPECT TO 169
     MORTGAGE LOANS, AUGUST 1, 2005, WITH RESPECT TO 37 MORTGAGE LOANS, AUGUST
     6, 2005, WITH RESPECT TO 1 MORTGAGE LOAN, AUGUST 7, 2005, WITH RESPECT TO 1
     MORTGAGE LOAN AND AUGUST 10, 2005, WITH RESPECT TO 1 MORTGAGE LOAN), AFTER
     GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT
     RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE
     TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS
     SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF
     ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON
     ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF
     MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE
     PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR
     OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, AS OF
     THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE
     RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

 o   ELEVEN (11) MORTGAGE LOANS, THE AMERICASMART MORTGAGE LOAN, THE NGP RUBICON
     GSA POOL MORTGAGE LOAN, THE 1000 & 1100 WILSON MORTGAGE LOAN, THE WESTFIELD
     SAN FRANCISCO CENTRE MORTGAGE LOAN, THE 101 AVENUE OF THE AMERICAS MORTGAGE
     LOAN AND THE U-HAUL PORTFOLIO MORTGAGE LOANS, ARE EACH PART OF A SPLIT LOAN
     STRUCTURE WHERE EACH COMPANION LOAN THAT IS PART OF THE RELATED SPLIT LOAN
     STRUCTURE IS PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT WITH THE RELATED
     MORTGAGE LOAN(S). CERTAIN OTHER MORTGAGE LOANS ARE EACH PART OF A SPLIT
     LOAN STRUCTURE IN WHICH THE RELATED COMPANION LOANS ARE SUBORDINATE TO THE
     RELATED MORTGAGE LOANS. AMOUNTS ATTRIBUTABLE TO ANY COMPANION LOAN WILL NOT
     BE ASSETS OF THE TRUST FUND AND WILL BE BENEFICIALLY OWNED BY THE HOLDER OF
     SUCH COMPANION LOAN.

 o   ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS
     INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS AND EXCLUDES
     INFORMATION ON THE SUBORDINATE COMPANION LOANS.

                                      S-5

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2005-C20, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.



                    CLOSING DATE
                    CERTIFICATE       PERCENTAGE
                     BALANCE OR       OF CUT-OFF                PASS-THROUGH
                      NOTIONAL         DATE POOL     CREDIT         RATE
     CLASS            AMOUNT(1)         BALANCE      SUPPORT     DESCRIPTION
-------------- --------------------- ------------ ------------ --------------

Class A-1 ....    $   85,000,000          2.320%      30.000%       Fixed
Class A-2 ....    $  148,096,000          4.042%      30.000%       Fixed
Class A-3SF ..    $  366,354,000(4)       9.999%      30.000%   Floating(5)
Class A-4 ....    $  218,500,000          5.964%      30.000%      Fixed(7)
Class A-5 ....    $  121,067,000          3.304%      30.000%      Fixed(7)
Class A-6A ...    $  218,837,000          5.973%      30.000%      Fixed(7)
Class A-6B ...    $   50,000,000          1.365%      30.000%      Fixed(7)
Class A-PB ...    $  176,137,000          4.807%      30.000%      Fixed(7)
Class A-7 ....    $  861,812,000         23.522%      30.000%      Fixed(7)
Class A-1A ...    $  318,883,000          8.704%      30.000%      Fixed(7)
Class A-MFL ..    $  100,000,000(8)       2.729%      20.000%   Floating(9)
Class A-MFX ..    $  266,384,000          7.271%      20.000%      Fixed(7)
Class A-J ....    $  274,788,000          7.500%      12.500%       WAC(11)
Class B ......    $   77,856,000          2.125%      10.375%       WAC(11)
Class C ......    $   27,479,000          0.750%       9.625%       WAC(12)
Class D ......    $   68,697,000          1.875%       7.750%       WAC(12)
Class E ......    $   41,218,000          1.125%       6.625%       WAC(12)
Class F ......    $   41,218,000          1.125%       5.500%       WAC(12)
Class G ......    $   32,059,000          0.875%       4.625%       WAC(12)
Class H ......    $   41,218,000          1.125%       3.500%       WAC(12)
Class J ......    $   22,899,000          0.625%       2.875%      Fixed(7)
Class K ......    $   13,739,000          0.375%       2.500%      Fixed(7)
Class L ......    $   13,739,000          0.375%       2.125%      Fixed(7)
Class M ......    $    9,160,000          0.250%       1.875%      Fixed(7)
Class N ......    $    9,160,000          0.250%       1.625%      Fixed(7)
Class O ......    $    9,160,000          0.250%       1.375%      Fixed(7)
Class P ......    $   50,377,891          1.375%       0.000%      Fixed(7)
Class X-P ....    $3,531,024,000           N/A          N/A      WAC-IO(14)
Class X-C ....    $3,663,837,891           N/A          N/A      WAC-IO(14)

                   INITIAL        WEIGHTED       CASH FLOW         EXPECTED
                    PASS-         AVERAGE      OR PRINCIPAL          S&P/
                   THROUGH          LIFE          WINDOW         MOODY'S/FITCH
     CLASS           RATE        (YEARS)(2)    (MON./YR.)(2)       RATING(3)
-------------- --------------- ------------- ---------------- ------------------

Class A-1 ....     4.879%           2.87       09/05-06/10        AAA/Aaa/AAA
Class A-2 ....     4.519%           4.88       06/10-07/10        AAA/Aaa/AAA
Class A-3SF .. LIBOR + 0.13%        4.89       07/10-07/10      AAA/Aaa/AAA(6)
Class A-4 ....     5.285%           4.93       07/10-08/10        AAA/Aaa/AAA
Class A-5 ....     5.087%           6.08       07/11-12/11        AAA/Aaa/AAA
Class A-6A ...     5.110%           6.89       07/12-07/12        AAA/Aaa/AAA
Class A-6B ...     5.111%           6.92       07/12-08/12        AAA/Aaa/AAA
Class A-PB ...     5.090%           7.45       08/10-04/15        AAA/Aaa/AAA
Class A-7 ....     5.118%           9.80       04/15-07/15        AAA/Aaa/AAA
Class A-1A ...     5.109%           8.90       09/05-07/15        AAA/Aaa/AAA
Class A-MFL .. LIBOR + 0.25%        9.89       07/15-07/15      AAA/Aaa/AAA(10)
Class A-MFX ..     5.179%           9.89       07/15-07/15        AAA/Aaa/AAA
Class A-J ....     5.296%           9.89       07/15-07/15        AAA/Aaa/AAA
Class B ......     5.376%           9.96       07/15-08/15         AA/Aa2/AA
Class C ......     5.396%           9.98       08/15-08/15        AA-/Aa3/AA-
Class D ......     5.396%           9.98       08/15-08/15          A/A2/A
 Class E .....     5.396%           (13)           (13)             A-/A3/A-
 Class F .....     5.396%           (13)           (13)          BBB+/Baa1/BBB+
 Class G .....     5.396%           (13)           (13)           BBB/Baa2/BBB
 Class H .....     5.396%           (13)           (13)          BBB-/Baa3/BBB-
 Class J .....     4.884%           (13)           (13)            BB+/NR/BB+
 Class K .....     4.884%           (13)           (13)             BB/NR/BB
 Class L .....     4.884%           (13)           (13)            BB-/NR/BB-
 Class M .....     4.884%           (13)           (13)             B+/NR/B+
 Class N .....     4.884%           (13)           (13)              B/NR/B
 Class O .....     4.884%           (13)           (13)             B-/NR/B-
 Class P .....     4.884%           (13)           (13)             NR/NR/NR
 Class X-P ...     0.256%           (14)           (14)           AAA/Aaa/AAA
 Class X-C ...     0.045%           (14)           (14)           AAA/Aaa/AAA


--------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   Based on no prepayments and the other assumptions set forth under "YIELD
      AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch,
      Inc. See "RATINGS" in this prospectus supplement.

(4)   The certificate balance of the Class A-3SF certificates will be equal to the certificate balance of the Class A-3SF regular interest. See
      "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

(5)   The pass-through rate applicable to the Class A-3SF certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.13%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-3SF certificates may convert to a fixed rate equal to 4.878% per annum. The initial LIBOR rate will be determined on August 19, 2005, and subsequent
      LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period. See "DESCRIPTION OF THE SWAP
      CONTRACTS--The Swap Contracts" and "DESCRIPTION OF THE
      CERTIFICATES--Distributions" in this prospectus supplement.

(6)   The ratings assigned to the Class A-3SF certificates only reflect the receipt of a fixed rate of interest at a rate of 4.878% per annum. See
      "RATINGS" in this prospectus supplement.

                                      S-6

(7)   The pass-through rates applicable to the Class A-4, Class A-5, Class A-6A,
      Class A-6B, Class A-PB, Class A-7, Class A-1A, Class A-MFX, Class J, Class
      K, Class L, Class M, Class N, Class O and Class P certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for that date.

(8)   The certificate balance of the Class A-MFL certificates will be equal to the certificate balance of the Class A-MFL regular interest. See
      "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

(9)   The pass-through rate applicable to the Class A-MFL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.25%;
      provided that interest payments on the Class A-MFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of (i) interest payments calculated on the principal balance of the Class A-MFL certificates at 5.124% per annum over (ii)
      interest payments calculated at a per annum rate equal to the applicable weighted average net mortgage rate for the distribution date. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-MFL certificates may convert to a fixed rate equal to 5.124% per annum, subject to a maximum pass-through rate equal to the weighted average net mortgage rate for the related date. The initial LIBOR rate will be determined on August 19,
      2005, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period. See
      "DESCRIPTION OF THE SWAP CONTRACTS--The Swap Contracts" and "DESCRIPTION
      OF THE CERTIFICATES--Distributions" in this prospectus supplement.

(10)  The ratings assigned to the Class A-MFL certificates only reflect the receipt of a fixed rate of interest at a rate of 5.124% per annum, subject to a maximum pass-through rate equal to the applicable weighted average net mortgage rate for the related date. See "RATINGS" in this prospectus supplement.

(11)  The pass-through rates applicable to the Class A-J and Class B certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) less 0.10% and 0.02%, respectively.

(12)  The pass-through rates applicable to the Class C, Class D, Class E, Class
      F, Class G and Class H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement).

(13)  Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(14)  The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and
      Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See
      "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

           Offered certificates

--------

           Private certificates

--------

                                      S-7

                                   THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about
                                 the closing date pursuant to a pooling and
                                 servicing agreement, dated as of August 1,
                                 2005, by and among the depositor, the master
                                 servicer, the special servicer, the trustee and
                                 the fiscal agent.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the
                                 mortgage loan sellers, the Class A-3SF and
                                 Class A-MFL swap counterparties, the master
                                 servicer, the master servicer under the pooling
                                 and servicing agreement entered into in
                                 connection with the issuance of the Wachovia
                                 Bank Commercial Mortgage Trust, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C19, under which the AmericasMart whole
                                 loan is serviced, and an affiliate of one of
                                 the underwriters. Our principal executive
                                 office is located at 301 South College Street,
                                 Charlotte, North Carolina 28288-0166 and our
                                 telephone number is (704) 374-6161. Neither we
                                 nor any of our affiliates have insured or
                                 guaranteed the offered certificates. For more
                                 detailed information, see "THE DEPOSITOR" in
                                 the accompanying prospectus.

                                 On the closing date, we will sell the mortgage
                                 loans and related assets to be included in the
                                 trust fund to the trustee to create the trust
                                 fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more
                                 detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and
                                 the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association, Artesia
                                 Mortgage Capital Corporation and CWCapital LLC.
                                 For more information, see "DESCRIPTION OF THE
                                 MORTGAGE POOL--The Mortgage Loan Sellers" in
                                 this prospectus supplement. The mortgage loan
                                 sellers will sell and assign to us on the
                                 closing date the mortgage loans to be included
                                 in the trust fund. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                     MORTGAGE LOANS BY MORTGAGE LOAN SELLER



                                                                     PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                       NUMBER OF      AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
                                        MORTGAGE     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
         MORTGAGE LOAN SELLER            LOANS         BALANCE         BALANCE       BALANCE         BALANCE
------------------------------------- ----------- ----------------- ------------ --------------- --------------

Wachovia Bank, National Association .     135      $2,937,164,689        80.2%         80.2%           80.2%
Artesia Mortgage Capital Corporation       37         405,073,522        11.1          10.9            13.2
CWCapital LLC .......................      37         321,599,681         8.8           9.0             6.6
                                          ---      --------------       -----         -----           -----
 TOTAL ..............................     209      $3,663,837,892       100.0%        100.0%          100.0%
                                          ===      ==============       =====         =====           =====


                                      S-8

THE MASTER SERVICER...........   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is our affiliate,
                                 one of the mortgage loan sellers and an
                                 affiliate of one of the underwriters. The
                                 master servicer will be primarily responsible
                                 for collecting payments and gathering
                                 information with respect to the mortgage loans
                                 included in the trust fund and the companion
                                 loans which are not part of the trust fund;
                                 provided, however, the AmericasMart whole loan,
                                 the 101 Avenue of the Americas whole loan and
                                 the U-Haul Portfolio whole loan will be
                                 serviced under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the Wachovia Bank Commercial
                                 Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C19, the
                                 LB-UBS Commercial Mortgage Trust, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C3 and the Morgan Stanley Capital I Inc.,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-HQ6, respectively. The master
                                 servicer under the 2005-C19 pooling and
                                 servicing agreement is Wachovia Bank, National
                                 Association. The master servicer under the
                                 LB-UBS 2005-C3 pooling and servicing agreement
                                 is Wells Fargo Bank, National Association. The
                                 master servicer under the MSCI 2005-HQ6 pooling
                                 and servicing agreement with respect to the
                                 U-Haul Portfolio whole loan is Wells Fargo
                                 Bank, National Association.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" in
                                 this prospectus supplement.

THE SPECIAL SERVICER..........   Initially, CWCapital Asset Management LLC.
                                 The special servicer will be responsible for
                                 performing certain servicing functions with
                                 respect to the mortgage loans included in the
                                 trust fund and the companion loans which are
                                 not part of the trust fund that, in general,
                                 are in default or as to which default is
                                 imminent; provided, however, the AmericasMart
                                 whole loan, the 101 Avenue of the Americas
                                 whole loan and the U-Haul Portfolio whole loan
                                 are specially serviced (during those periods
                                 where special servicing is required) under the
                                 pooling and servicing agreement entered into in
                                 connection with the issuance of the Wachovia
                                 Bank Commercial Mortgage Trust, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C19, the LB-UBS Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C3 and the Morgan Stanley Capital I
                                 Inc., Commercial Mortgage Pass-Through
                                 Certificates, Series 2005-HQ6, respectively.
                                 The special servicer under the 2005-C19 pooling
                                 and servicing agreement is Clarion Partners,
                                 LLC. The special servicer under the LB-UBS
                                 2005-C3 pooling and servicing agreement is J.E.
                                 Robert Company, Inc. The special servicer under
                                 the MSCI 2005-HQ6 pooling and servicing
                                 agreement is CWCapital Asset Management LLC.

                                 Some holders of certificates (initially the
                                 holder of the Class P certificates with
                                 respect to each mortgage loan other than the
                                 AmericasMart whole loan, the 101 Avenue of the

                                      S-9

                                 Americas whole loan, the Westfield San
                                 Francisco Centre whole loan and the U-Haul
                                 Portfolio whole loan) will have the right to
                                 replace the special servicer and to select a
                                 representative who may advise and direct the
                                 special servicer and whose approval is
                                 required for certain actions by the special
                                 servicer under certain circumstances;
                                 provided, however, with respect to the
                                 Westfield San Francisco Centre mortgage loan,
                                 the holder of the related pari passu companion
                                 loan will have the right to replace the
                                 special servicer; provided further, however,
                                 with respect to the NGP Rubicon GSA Pool
                                 mortgage loan and the 1000 & 1100 Wilson
                                 mortgage loan, the holder of the related pari
                                 passu companion loan will have the right to
                                 consent to any replacement of the special
                                 servicer. See "SERVICING OF THE MORTGAGE
                                 LOANS--The Master Servicer and the Special
                                 Servicer" and "--The Controlling Class
                                 Representative" in this prospectus supplement.

                                 It is anticipated that Cadim TACH inc. or an
                                 affiliate will purchase certain non-offered
                                 classes of certificates (including the Class P
                                 certificates). See "SERVICING OF THE MORTGAGE
                                 LOANS--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.

THE TRUSTEE...................   LaSalle Bank National Association. The
                                 trustee will be responsible for (among other
                                 things) distributing payments to
                                 certificateholders and delivering to
                                 certificateholders certain reports on the
                                 mortgage loans included in the trust fund and
                                 the certificates. See "DESCRIPTION OF THE
                                 CERTIFICATES--The Trustee" in this prospectus
                                 supplement.

THE FISCAL AGENT..............   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of
                                 the trustee.

THE CLASS A-3SF SWAP COUNTERPARTY
  AND THE CLASS A-MFL SWAP
  COUNTERPARTY.................  Wachovia Bank, National Association, one of
                                 the mortgage loan sellers, the master servicer,
                                 an affiliate of one of the underwriters and the
                                 master servicer under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the Wachovia Bank Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C19, under which the AmericasMart whole
                                 loan is serviced. The long term senior
                                 unsecured debt of Wachovia Bank, National
                                 Association is currently rated "Aa3", "A+" and
                                 "AA-" by Moody's Investors Service, Inc.,
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. and Fitch,
                                 Inc., respectively.

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Deutsche Bank
                                 Securities Inc., Goldman, Sachs & Co., Merrill
                                 Lynch, Pierce, Fenner & Smith Incorporated and
                                 Nomura Securities International, Inc. It is
                                 intended that Wachovia Securities International

                                      S-10

                                 Limited will act as a member of the selling
                                 group on behalf of Wachovia Capital Markets,
                                 LLC and may sell offered certificates on
                                 behalf of Wachovia Capital Markets, LLC in
                                 certain jurisdictions. Wachovia Capital
                                 Markets, LLC is our affiliate and is an
                                 affiliate of Wachovia Bank, National
                                 Association, which is the master servicer, the
                                 Class A-3SF and Class A-MFL swap
                                 counterparties, one of the mortgage loan
                                 sellers and the master servicer under the
                                 pooling and servicing agreement entered into
                                 in connection with the issuance of the
                                 Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C19, under which the AmericasMart
                                 whole loan is serviced. Wachovia Capital
                                 Markets, LLC is acting as sole lead manager
                                 for this offering. Deutsche Bank Securities
                                 Inc., Goldman, Sachs & Co., Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated and Nomura
                                 Securities International, Inc. are acting as
                                 co-managers for this offering. Wachovia
                                 Capital Markets, LLC is acting as sole
                                 bookrunner with respect to the offered
                                 certificates.

                           IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about August 23, 2005.

CUT-OFF DATE..................   For 169 mortgage loans, representing 86.7% of
                                 the mortgage pool (142 mortgage loans in loan
                                 group 1 or 86.1% and 27 mortgage loans in loan
                                 group 2 or 93.4%), August 11, 2005; for 37
                                 mortgage loans, representing 8.8% of the
                                 mortgage pool (33 mortgage loans in loan group
                                 1 or 9.0% and 4 mortgage loans in loan group 2
                                 or 6.6%), August 1, 2005; for 1 mortgage loan,
                                 representing 1.6% of the mortgage pool (1.8% of
                                 loan group 1), August 6, 2005; for 1 mortgage
                                 loan, representing 0.1% of the mortgage pool
                                 (0.1% of loan group 1), August 7, 2005 and for
                                 1 mortgage loan, representing 2.7% of the
                                 mortgage pool (3.0% of loan group 1), August
                                 10, 2005. The cut-off date balance of each
                                 mortgage loan included in the trust fund and
                                 each cut-off date certificate balance in this
                                 prospectus supplement assumes the timely
                                 receipt of principal scheduled to be paid (if
                                 any) on each mortgage loan and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date, commencing in September
                                 2005.

DETERMINATION DATE............   The 11th day of each month, or if such 11th
                                 day is not a business day, the next succeeding
                                 business day, commencing in September 2005.

COLLECTION PERIOD.............   For any distribution date, the period
                                 beginning on the 12th day in the immediately
                                 preceding month (or the day after the
                                 applicable cut-off date in the case of the
                                 first collection

                                      S-11

                                 period) through and including the 11th day of
                                 the month in which the distribution date
                                 occurs. Notwithstanding the foregoing, in the
                                 event that the last day of a collection period
                                 is not a business day, any payments with
                                 respect to the mortgage loans which relate to
                                 such collection period and are received on the
                                 business day immediately following such last
                                 day will be deemed to have been received
                                 during such collection period and not during
                                 any other collection period.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 16
                                 classes of certificates of our Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C20 pursuant to this prospectus
                                 supplement:

                                        Class A-1
                                        Class A-2
                                        Class A-3SF
                                        Class A-4
                                        Class A-5
                                        Class A-6A
                                        Class A-6B
                                        Class A-PB
                                        Class A-7
                                        Class A-1A
                                        Class A-MFL
                                        Class A-MFX
                                        Class A-J
                                        Class B
                                        Class C
                                        Class D

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates will be entitled to distributions
                                 of payments or other collections on the
                                 mortgage loans that the master servicer
                                 collected or that the master servicer, the
                                 trustee and/or the fiscal agent advanced during
                                 or with respect to the related collection
                                 period after deducting certain fees and
                                 expenses. For purposes of making certain
                                 distributions to the Class A-1, Class A-2,
                                 Class A-4, Class A-5, Class A-6A, Class A-6B,
                                 Class A-PB, Class A-7 and Class A-1A
                                 certificates and the Class A-3SF regular
                                 interest, the mortgage pool will be deemed to
                                 consist of 2 loan groups.

                                 o  Loan group 1 will consist of (i) all of the
                                    mortgage loans that are not secured by
                                    multifamily properties, and (ii) 2 mortgage
                                    loans that are secured by multifamily
                                    properties; and

                                 o  Loan group 2 will consist of 31 mortgage
                                    loans that are secured by multifamily
                                    properties.

                                 Annex A-1 to this prospectus supplement sets
                                 forth the loan group designation for each
                                 mortgage loan.

                                      S-12

                                 The trustee will distribute amounts to the
                                 extent that the money is available, in the
                                 following order of priority, to pay:

                                 ----------------------------------------------
                                 Interest, concurrently (i) pro rata, on the
                                 Class A-1, Class A-2, Class A-4, Class A-5,
                                 Class A-6A, Class A-6B, Class A-PB and Class
                                 A-7 certificates and the Class A-3SF regular
                                 interest from the portion of money available
                                 attributable to mortgage loans in loan group 1,
                                 (ii) on the Class A-1A certificates from the
                                 portion of money available attributable to
                                 mortgage loans in loan group 2, and (iii) pro
                                 rata, on the Class X-C and Class X-P
                                 certificates from any and all money
                                 attributable to the mortgage pool; provided,
                                 however, if on any distribution date, the money
                                 available on such distribution date is
                                 insufficient to pay in full the total amount of
                                 interest to be paid to any of the classes as
                                 described above, money available with respect
                                 to the entire mortgage pool will be allocated
                                 among all those classes pro rata.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class A-PB certificates, up to
                                 the principal distribution amount related to
                                 loan group 1, until the certificate balance of
                                 the Class A-PB certificates is reduced to the
                                 planned principal balance set forth in the
                                 table on Annex D to this prospectus supplement,
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A
                                 certificates have been made, until the
                                 certificate balance of the Class A-PB
                                 certificates is reduced to the planned
                                 principal balance set forth in the table on
                                 Annex D to this prospectus supplement.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB certificates
                                 as set forth in the priority immediately
                                 preceding, principal of the Class A-1
                                 certificates, up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A and
                                 Class A-PB certificates have been made, until
                                 their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                      S-13

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB and Class A-1
                                 certificates as set forth in the immediately
                                 preceding priorities, principal of the Class
                                 A-2 certificates, up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB and Class A-1 certificates have been
                                 made, until their certificate balance is
                                 reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1
                                 and Class A-2 certificates as set forth in the
                                 immediately preceding priorities, principal on
                                 the Class A-3SF regular interest, up to the
                                 remaining principal distribution amount
                                 relating to loan group 1 and, after the Class
                                 A-1A certificate balance has been reduced to
                                 zero, the principal distribution amount
                                 relating to loan group 2 remaining after
                                 payments to the Class A-1A, Class A-PB, Class
                                 A-1 and Class A-2 certificates have been made,
                                 until their certificate balance is reduced to
                                 zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1
                                 and Class A-2 certificates and the Class A-3SF
                                 regular interest as set forth in the
                                 immediately preceding priorities, principal of
                                 the Class A-4 certificates, up to the remaining
                                 principal distribution amount relating to loan
                                 group 1 and, after the Class A-1A certificate
                                 balance has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB, Class A-1 and Class A-2
                                 certificates and the Class A-3SF regular
                                 interest have been made, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                      S-14

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2 and Class A-4 certificates and the
                                 Class A-3SF regular interest as set forth in
                                 the immediately preceding priorities, principal
                                 of the Class A-5 certificates, up to the
                                 remaining principal distribution amount
                                 relating to loan group 1 and, after the Class
                                 A-1A certificate balance has been reduced to
                                 zero, the principal distribution amount
                                 relating to loan group 2 remaining after
                                 payments to the Class A-1A, Class A-PB, Class
                                 A-1, Class A-2 and Class A-4 certificates and
                                 the Class A-3SF regular interest have been
                                 made, until their certificate balance is
                                 reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2, Class A-4 and Class A-5 certificates
                                 and the Class A-3SF regular interest as set
                                 forth in the immediately preceding priorities,
                                 principal of the Class A-6A certificates, up to
                                 the remaining principal distribution amount
                                 relating to loan group 1 and, after the Class
                                 A-1A certificate balance has been reduced to
                                 zero, the principal distribution amount
                                 relating to loan group 2 remaining after
                                 payments to the Class A-1A, Class A-PB, Class
                                 A-1, Class A-2, Class A-4 and Class A-5
                                 certificates and the Class A-3SF regular
                                 interest have been made, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2, Class A-4, Class A-5 and Class A-6A
                                 certificates and the Class A-3SF regular
                                 interest as set forth in the immediately
                                 preceding priorities, principal on the Class
                                 A-6B certificates, up to the remaining
                                 principal distribution amount relating to loan
                                 group 1 and, after the Class A-1A certificate
                                 balance has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB, Class A-1, Class A-2, Class A-4,
                                 Class A-5 and Class A-6A certificates and the
                                 Class A-3SF regular interest have been made,
                                 until their certificate balance is reduced to
                                 zero.
                                 ----------------------------------------------

                                      S-15

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2, Class A-4, Class A-5, Class A-6A and
                                 Class A-6B certificates and the Class A-3SF
                                 regular interest as set forth in the
                                 immediately preceding priorities, principal of
                                 the Class A-PB certificates up to the remaining
                                 principal distribution amount relating to loan
                                 group 1 and, after the Class A-1A certificate
                                 balance has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB, Class A-1, Class A-2, Class A-4,
                                 Class A-5, Class A-6A and Class A-6B
                                 certificates and the Class A-3SF regular
                                 interest have been made, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2, Class A-4, Class A-5, Class A-6A and
                                 Class A-6B certificates and the Class A-3SF
                                 regular interest as set forth in the
                                 immediately preceding priorities, principal of
                                 the Class A-7 certificates up to the remaining
                                 principal distribution amount relating to loan
                                 group 1 and, after the Class A-1A certificate
                                 balance has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB, Class A-1, Class A-2, Class A-4,
                                 Class A-5, Class A-6A and Class A-6B
                                 certificates and the Class A-3SF regular
                                 interest have been made, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class A-1A certificates, up to
                                 the principal distribution amount relating to
                                 loan group 2 and, after the certificate
                                 balances of the Class A-PB, Class A-1, Class
                                 A-2, Class A-4, Class A-5, Class A-6A, Class
                                 A-6B and Class A-7 certificates and the Class
                                 A-3SF regular interest have been reduced to
                                 zero, the principal distribution amount
                                 relating to loan group 1 remaining after
                                 payments to the Class A-PB, Class A-1, Class
                                 A-2, Class A-4, Class A-5, Class A-6A, Class
                                 A-6B and Class A-7 certificates and the Class
                                 A-3SF regular interest have been made, until
                                 their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                      S-16

                                 ----------------------------------------------
                                 Reimbursement to the Class A-1, Class A-2,
                                 Class A-4, Class A-5, Class A-6A, Class A-6B,
                                 Class A-PB, Class A-7 and Class A-1A
                                 certificates and the Class A-3SF regular
                                 interest, pro rata, for any realized loss and
                                 trust fund expenses borne by such certificates
                                 or regular interest.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Interest, pro rata, on the Class A-MFL regular
                                 interest and the Class A-MFX certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal, pro rata, on the Class A-MFL regular
                                 interest and the Class A-MFX certificates, up
                                 to the principal distribution amount, until
                                 their respective certificate balances are
                                 reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class A-MFL regular
                                 interest and the Class A-MFX certificates, pro
                                 rata, for any realized losses and trust fund
                                 expenses borne by such regular interest or
                                 certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Interest on the Class A-J certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class A-J certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class A-J certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Interest on the Class B certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class B certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class B certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 ----------------------------------------------

                                      S-17

                                 ----------------------------------------------
                                 Interest on the Class C certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class C certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class C certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Interest on the Class D certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class D certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class D certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 ----------------------------------------------

                                 If, on any distribution date, the certificate
                                 balances of the Class A-MFL regular interest
                                 and the Class A-MFX through Class P
                                 certificates have been reduced to zero, but
                                 any two or more of the Class A-1, Class A-2,
                                 Class A-4, Class A-5, Class A-6A, Class A-6B,
                                 Class A-PB, Class A-7 and Class A-1A
                                 certificates and the Class A-3SF regular
                                 interest remain outstanding, distributions of
                                 principal (other than distributions of
                                 principal otherwise allocable to reduce the
                                 certificate balance of the Class A-PB
                                 certificates to the planned principal amount
                                 set forth in the table on Annex D to this
                                 prospectus supplement) and interest will be
                                 made, pro rata, to the outstanding Class A-1,
                                 Class A-2, Class A-4, Class A-5, Class A-6A,
                                 Class A-6B, Class A-PB, Class A-7 and Class
                                 A-1A certificates and the Class A-3SF regular
                                 interest. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this
                                 prospectus supplement.

                                 No companion loan will be part of the trust
                                 fund, and amounts received with respect to any
                                 companion loan will not be available for
                                 distributions to holders of any certificates.

INTEREST......................   On each distribution date, each class of
                                 certificates (other than the Class A-3SF, Class
                                 A-MFL, Class Z, Class R-I and Class R-II
                                 certificates) and the Class A-3SF regular
                                 interest and the Class A-MFL regular interest
                                 will be entitled to receive:

                                      S-18

                                 o  for each class of these certificates and the
                                    Class A-3SF regular interest and the Class
                                    A-MFL regular interest, one month's interest
                                    at the applicable pass-through rate accrued
                                    during the calendar month prior to the
                                    related distribution date, on the
                                    certificate balance or notional amount, as
                                    applicable, of each class of these
                                    certificates or the Class A-3SF regular
                                    interest or the Class A-MFL regular interest
                                    immediately prior to that distribution date;

                                 o  plus any interest that this class of
                                    certificates or the Class A-3SF regular
                                    interest or the Class A-MFL regular interest
                                    was entitled to receive on all prior
                                    distribution dates to the extent not
                                    received;

                                 o  minus (other than in the case of the Class
                                    X-C and Class X-P certificates) that class'
                                    share of any shortfalls in interest
                                    collections due to prepayments on mortgage
                                    loans included in the trust fund that are
                                    not offset by certain payments made by the
                                    master servicer; and

                                 o  minus (other than in the case of the Class
                                    X-C and Class X-P certificates) that class'
                                    allocable share of any reduction in interest
                                    accrued on any mortgage loan as a result of
                                    a modification that reduces the related
                                    mortgage rate and allows the reduction in
                                    accrued interest to be added to the stated
                                    principal balance of the mortgage loan.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above, so long as funds are
                                 sufficient on any distribution date to make
                                 distributions of all interest on that
                                 distribution date to the Class A-1, Class A-2,
                                 Class A-4, Class A-5, Class A-6A, Class A-6B,
                                 Class A-PB, Class A-7, Class A-1A, Class X-C
                                 and Class X-P certificates and the Class A-3SF
                                 regular interest, interest distributions on the
                                 Class A-1, Class A-2, Class A-4, Class A-5,
                                 Class A-6A, Class A-6B, Class A-PB and Class
                                 A-7 certificates and the Class A-3SF regular
                                 interest will be based upon amounts available
                                 relating to mortgage loans in loan group 1 and
                                 interest distributions on the Class A-1A
                                 certificates will be based upon amounts
                                 available relating to mortgage loans in loan
                                 group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amounts" and
                                 "-- Distributions" in this prospectus
                                 supplement.

                                 The Class X-C and Class X-P certificates will
                                 be entitled to distributions of interest only
                                 on their respective notional amounts. The
                                 notional amounts of each of these classes of
                                 certificates are calculated as described under
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                      S-19

                                 The Class X-C and Class X-P certificates will
                                 accrue interest at a rate as described under
                                 "--Pass-Through Rates" below.

                                 The certificates (other than the Class A-3SF,
                                 Class A-MFL, Class Z, Class R-I and Class R-II
                                 certificates) and the Class A-3SF regular
                                 interest and the Class A-MFL regular interest
                                 will accrue interest on the basis of a 360-day
                                 year consisting of twelve 30-day months. The
                                 Class A-3SF certificates and the Class A-MFL
                                 certificates will accrue interest on the basis
                                 of a 360-day year and the actual number of days
                                 in the related interest accrual period,
                                 provided that if the pass-through rate converts
                                 to a fixed rate as described in this prospectus
                                 supplement, the Class A-3SF certificates and
                                 the Class A-MFL certificates will accrue
                                 interest on the same basis as the Class A-3SF
                                 regular interest and the Class A-MFL regular
                                 interest, respectively.

                                 The interest accrual period with respect to
                                 any distribution date and any class of
                                 certificates (other than the Class A-3SF,
                                 Class A-MFL, Class Z, Class R-I and Class R-II
                                 certificates) and the Class A-3SF regular
                                 interest and the Class A-MFL regular interest
                                 is the calendar month preceding the month in
                                 which such distribution date occurs. The
                                 interest accrual period with respect to the
                                 Class A-3SF certificates and the Class A-MFL
                                 certificates is the period from and including
                                 the distribution date in the month preceding
                                 the month in which the related distribution
                                 date occurs (or, in the case of the first
                                 distribution date, the closing date) to but
                                 excluding the related distribution date,
                                 calculated on the basis of the actual number
                                 of days in such interest accrual period and
                                 assuming each year has 360 days, provided that
                                 if the related pass-through rate converts to a
                                 fixed rate as described in this prospectus
                                 supplement, such interest accrual period and
                                 interest calculation method will be the same
                                 as that of the Class A-3SF regular interest
                                 and the Class A-MFL regular interest,
                                 respectively.

                                 As reflected in the chart under "--Priority of
                                 Distributions" beginning on page S-12 above, on
                                 each distribution date, the trustee will
                                 distribute interest to the holders of the
                                 offered certificates and the Class X-C and
                                 Class X-P certificates:

                                 o  first, pro rata, to the Class X-C
                                    certificates, Class X-P certificates, Class
                                    A-1 certificates, Class A-2 certificates,
                                    Class A-4 certificates, Class A-5
                                    certificates, Class A-6A certificates, Class
                                    A-6B certificates, Class A-PB certificates,
                                    Class A-7 certificates and Class A-1A
                                    certificates and the Class A-3SF regular
                                    interest as described above under
                                    "--Priority of Distributions", and then to
                                    each other class of offered certificates in
                                    order of priority of payment; and

                                 o  only to the extent funds remain after the
                                    trustee makes all distributions of interest
                                    and principal required to be

                                      S-20

                                    made on such date to each class of
                                    certificates or regular interest with a
                                    higher priority of distribution.

                                 You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans included in the trust fund. These
                                 distributions are in addition to the
                                 distributions of principal and interest
                                 described above. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this prospectus
                                 supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) on each distribution date is set
                                 forth above under "OVERVIEW OF THE
                                 CERTIFICATES" in this prospectus supplement.

                                 The pass-through rate applicable to the Class
                                 X-C certificates and Class X-P certificates is
                                 described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The weighted average net mortgage rate for each
                                 distribution date is the weighted average of
                                 the net mortgage rates for the mortgage loans
                                 included in the trust fund as of the beginning
                                 of the related collection period, weighted on
                                 the basis of their respective stated principal
                                 balances immediately following the preceding
                                 distribution date; provided that, for the
                                 purpose of determining the weighted average net
                                 mortgage rate only, if the mortgage rate for
                                 any mortgage loan included in the trust fund
                                 has been modified in connection with a
                                 bankruptcy or similar proceeding involving the
                                 related borrower or a modification, waiver or
                                 amendment granted or agreed to by the special
                                 servicer, the weighted average net mortgage
                                 rate for that mortgage loan will be calculated
                                 without regard to that event. The net mortgage
                                 rate for each mortgage loan included in the
                                 trust fund will generally equal:

                                 o  the mortgage interest rate in effect for
                                    that mortgage loan as of the closing date;
                                    minus

                                 o  the applicable administrative cost rate, as
                                    described in this prospectus supplement.

                                 For the purpose of calculating the weighted
                                 average net mortgage rate, the mortgage rate of
                                 each mortgage loan will be deemed adjusted as
                                 described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The stated principal balance of each mortgage
                                 loan included in the trust fund will generally
                                 equal the principal balance of that mortgage
                                 loan as of the cut-off date, reduced as of any
                                 date of determination (to not less than zero)
                                 by:

                                 o  the portion of the principal distribution
                                    amount for the related distribution date
                                    that is attributable to that mortgage loan;
                                    and

                                      S-21

                                 o  the principal portion of any realized loss
                                    incurred in respect of that mortgage loan
                                    during the related collection period.

                                 The stated principal balance of any mortgage
                                 loan as to which the mortgage rate is reduced
                                 through a modification may be increased in
                                 certain circumstances by the amount of the
                                 resulting interest reduction. See "DESCRIPTION
                                 OF THE CERTIFICATES--Pass-Through Rates" in
                                 this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) will have the certificate balance
                                 set forth above under "OVERVIEW OF THE
                                 CERTIFICATES" and the Class A-3SF certificates
                                 and the Class A-MFL certificates will have a
                                 certificate balance equal to the certificate
                                 balance of the Class A-3SF regular interest and
                                 the Class A-MFL regular interest, respectively.
                                 The certificate balance for each class of
                                 certificates and the Class A-3SF regular
                                 interest and the Class A-MFL regular interest
                                 entitled to receive principal may be reduced
                                 by:

                                 o  distributions of principal; and

                                 o  allocations of realized losses and trust
                                    fund expenses.

                                 The certificate balance or notional amount of a
                                 class of certificates or the Class A-3SF
                                 regular interest or the Class A-MFL regular
                                 interest may be increased in certain
                                 circumstances by the allocation of any increase
                                 in the stated principal balance of any mortgage
                                 loan resulting from the reduction of the
                                 related mortgage rate through modification. See
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                 The Class X-C and Class X-P certificates do not
                                 have principal balances and will not receive
                                 distributions of principal.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above:

                                 o  generally, the Class A-1, Class A-2, Class
                                    A-4, Class A-5, Class A-6A, Class A-6B,
                                    Class A-PB and Class A-7 certificates and
                                    the Class A-3SF regular interest will only
                                    be entitled to receive distributions of
                                    principal collected or advanced in respect
                                    of mortgage loans in loan group 1 until the
                                    certificate balance of the Class A-1A
                                    certificates has been reduced to zero, and
                                    the Class A-1A certificates will only be
                                    entitled to receive distributions of
                                    principal collected or advanced in respect
                                    of mortgage loans in loan group 2 until the
                                    certificate principal balance of the Class
                                    A-7 certificates has been reduced to zero;
                                    provided,

                                      S-22

                                    however, the Class A-1, Class A-2, Class
                                    A-4, Class A-5, Class A-6A, Class A-6B,
                                    Class A-PB and Class A-7 certificates and
                                    the Class A-3SF regular interest will not be
                                    entitled to distributions of principal from
                                    either loan group 1 or loan group 2 until
                                    the certificate principal balance of the
                                    Class A-PB certificates is reduced to the
                                    planned principal balance set forth on Annex
                                    D to this prospectus supplement;

                                 o  principal is distributed to each class of
                                    certificates and regular interests entitled
                                    to receive distributions of principal in the
                                    order described in "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                 o  principal is only distributed on a related
                                    class of certificates or regular interest to
                                    the extent funds remain after the trustee
                                    makes all distributions of principal and
                                    interest on those classes of certificates
                                    and regular interest with a higher priority
                                    of distribution as described under
                                    "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                 o  generally, no class of certificates or
                                    regular interest is entitled to
                                    distributions of principal until the
                                    certificate balance of each class of
                                    certificates and regular interest with a
                                    higher priority of distribution as described
                                    under "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement has been reduced to
                                    zero;

                                 o  in no event will the Class A-MFL regular
                                    interest or holders of the Class A-MFX,
                                    Class A-J, Class B, Class C or Class D
                                    certificates or the classes of non-offered
                                    certificates be entitled to receive any
                                    payments of principal until the certificate
                                    balances of the Class A-1, Class A-2, Class
                                    A-4, Class A-5, Class A-6A, Class A-6B,
                                    Class A-PB, Class A-7 and Class A-1A
                                    certificates and the Class A-3SF regular
                                    interest have all been reduced to zero; and

                                 o  on any distribution date, distributions in
                                    reduction of the certificate balance of the
                                    Class A-3SF certificates and the Class A-MFL
                                    certificates will be made in an amount equal
                                    to the amount of principal distributed in
                                    respect of the Class A-3SF regular interest
                                    and the Class A-MFL regular interest,
                                    respectively.

                                 The amount of principal to be distributed for
                                 each distribution date generally will be an
                                 amount equal to:

                                 o  the scheduled principal payments (other than
                                    balloon payments) due on the mortgage loans
                                    included in the trust fund during the
                                    related collection period whether or not
                                    those scheduled payments are actually
                                    received;

                                      S-23

                                 o  balloon payments actually received with
                                    respect to mortgage loans included in the
                                    trust fund during the related collection
                                    period;

                                 o  prepayments received with respect to the
                                    mortgage loans included in the trust fund
                                    during the related collection period; and

                                 o  all liquidation proceeds, insurance
                                    proceeds, condemnation awards and repurchase
                                    and substitution amounts received during the
                                    related collection period that are allocable
                                    to principal.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-4, Class A-5,
                                 Class A-6A, Class A-6B, Class A-PB, Class A-7
                                 and Class A-1A certificates and the A-3SF
                                 regular interest, the principal distribution
                                 amount for each loan group on any distribution
                                 date will be equal to the sum of the
                                 collections specified above but only to the
                                 extent such amounts relate to the mortgage
                                 loans comprising the specified loan group.

                                 However, if the master servicer, the trustee or
                                 the fiscal agent reimburses itself out of
                                 general collections on the mortgage pool for
                                 any advance that it or the special servicer has
                                 determined is not recoverable out of
                                 collections on the related mortgage loan and
                                 certain advances that are determined not to be
                                 reimbursed currently in connection with the
                                 work-out of a mortgage loan, then those
                                 advances (together with accrued interest
                                 thereon) will be deemed, to the fullest extent
                                 permitted pursuant to the terms of the pooling
                                 and servicing agreement, to be reimbursed first
                                 out of payments and other collections of
                                 principal otherwise distributable on the
                                 principal balance certificates, prior to, in
                                 the case of nonrecoverable advances only, being
                                 deemed reimbursed out of payments and other
                                 collections of interest otherwise distributable
                                 on the offered certificates.

SUBORDINATION; ALLOCATION OF
 LOSSES AND CERTAIN EXPENSES...  Credit support for any class of certificates
                                 (other than the Class Z certificates, Class R-I
                                 certificates and Class R-II certificates) is
                                 provided by the subordination of payments and
                                 allocation of any losses to such classes of
                                 certificates which have a later priority of
                                 distribution. However, no class of Class A
                                 certificates (other than the Class A-MFL, Class
                                 A-MFX and the Class A-J certificates) will be
                                 subordinate to any other class of Class A
                                 certificates. The certificate balance of a
                                 class of certificates (other than the Class X-C
                                 certificates, Class X-P certificates, Class Z
                                 certificates, Class R-I certificates and Class
                                 R-II certificates) or a regular interest will
                                 be reduced on each distribution date by any
                                 losses on the mortgage loans that have been
                                 realized and certain additional trust fund
                                 expenses actually allocated to that class of
                                 certificates or regular interest on that
                                 distribution date.

                                      S-24

                                 Losses on the mortgage loans that have been
                                 realized and additional trust fund expenses
                                 will be allocated without regard to loan group
                                 and will first be allocated to the certificates
                                 (other than the Class X-C, Class X-P, Class Z,
                                 Class R-I and Class R-II certificates) that are
                                 not offered by this prospectus supplement and
                                 then to the offered certificates as indicated
                                 on the following table.

                                                                    ORDER OF
                                                      PERCENTAGE   APPLICATION
                                         ORIGINAL     OF CUT-OFF    OF LOSSES
                                       CERTIFICATE     DATE POOL       AND
              CLASS DESIGNATION          BALANCE        BALANCE     EXPENSES
           -------------------------  --------------- ----------   -----------
           Class A-1 ...............  $ 85,000,000       2.320%         7
           Class A-2 ...............  $148,096,000       4.042%         7
           Class A-3SF .............  $366,354,000       9.999%         7
           Class A-4 ...............  $218,500,000       5.964%         7
           Class A-5 ...............  $121,067,000       3.304%         7
           Class A-6A ..............  $218,837,000       5.973%         7
           Class A-6B ..............  $ 50,000,000       1.365%         7
           Class A-PB ..............  $176,137,000       4.807%         7
           Class A-7 ...............  $861,812,000      23.522%         7
           Class A-1A ..............  $318,883,000       8.704%         7
           Class A-MFL .............  $100,000,000       2.729%         6
           Class A-MFX .............  $266,384,000       7.271%         6
           Class A-J ...............  $274,788,000       7.500%         5
           Class B .................  $ 77,856,000       2.125%         4
           Class C .................  $ 27,479,000       0.750%         3
           Class D .................  $ 68,697,000       1.875%         2
           Non-offered certificates
           (excluding the Class R-I,
           Class R-II, Class X-C,
           Class X-P and Class Z
           certificates) ...........  $283,947,891       7.750%         1

                                 Any losses realized on the mortgage loans
                                 included in the trust fund or additional trust
                                 fund expenses allocated in reduction of the
                                 certificate balance of any class of sequential
                                 pay certificates or regular interest will
                                 result in a corresponding reduction in the
                                 notional amount of the Class X-C certificates
                                 and, with respect to the Class A-2, Class A-4,
                                 Class A-5, Class A-6A, Class A-6B, Class A-PB,
                                 Class A-7, Class A-MFX, Class A-J, Class B,
                                 Class C, Class D, Class E, Class F, Class G and
                                 Class H certificates, the Class A-3SF regular
                                 interest and the Class A-MFL regular interest
                                 and portions of the Class A-1 and Class A-1A
                                 certificates, a corresponding reduction in the
                                 notional amount of the Class X-P certificates.

                                 In addition, while mortgage loan losses will
                                 not be directly allocated to the Class A-3SF
                                 certificates or Class A-MFL certificates,
                                 mortgage loan losses allocated to the Class
                                 A-3SF regular interest or the Class A-MFL
                                 regular interest will result in a corresponding
                                 decrease in the certificate

                                      S-25

                                 balance of the Class A-3SF certificates or
                                 Class A-MFL certificates, as applicable, and
                                 any interest shortfalls suffered by the Class
                                 A-3SF regular interest or the Class A-MFL
                                 regular interest will reduce the amount of
                                 interest distributed on the Class A-3SF
                                 certificates or Class A-MFL certificates, as
                                 applicable.

                                 Any losses and expenses that are associated
                                 with each co-lender loan will be allocated in
                                 accordance with the related intercreditor
                                 agreement. Specifically, with regard to the
                                 mortgage loans with one or more pari passu
                                 companion loans, any losses and expenses that
                                 are associated with the whole loans will be
                                 allocated in accordance with the terms of the
                                 related intercreditor agreement, pro rata
                                 between the related mortgage loans (and
                                 therefore to the certificates other than the
                                 Class X-C, Class X-P, Class Z, Class R-I and
                                 Class R-II certificates) and the related pari
                                 passu companion loans. Further, with regard to
                                 the mortgage loans with subordinate companion
                                 loans, any losses and expenses that are
                                 associated with the applicable whole loan will
                                 be allocated, in accordance with the terms of
                                 the related intercreditor agreement, generally,
                                 first, to the subordinate companion loan, and
                                 second, to the related mortgage loan. The
                                 portions of those losses and expenses that are
                                 allocated to the mortgage loans that are
                                 included in the trust fund will be allocated
                                 among the Series 2005-C20 certificates in the
                                 manner described above.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Subordination; Allocation of Losses and Certain
                                 Expenses" in this prospectus supplement.

PREPAYMENT PREMIUMS; YIELD
 MAINTENANCE CHARGES..........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually
                                 collected during the related collection period
                                 on a mortgage loan included in the trust fund
                                 will be distributed to the holders of each
                                 class of offered certificates (other than the
                                 Class A-3SF certificates and the Class A-MFL
                                 certificates), the Class A-3SF regular
                                 interest, the Class A-MFL regular interest and
                                 the Class E, Class F, Class G and Class H
                                 certificates then entitled to distributions as
                                 follows:

                                 The holders of each class of offered
                                 certificates (other than the Class A-3SF
                                 certificates and the Class A-MFL certificates),
                                 the Class A-3SF regular interest, the Class
                                 A-MFL regular interest and the Class E, Class
                                 F, Class G and Class H certificates then
                                 entitled to distributions of principal with
                                 respect to the related loan group on that
                                 distribution date will generally be entitled to
                                 a portion of prepayment premiums or yield
                                 maintenance charges equal to the product of:

                                 o  the amount of those prepayment premiums or
                                    yield maintenance charges;

                                      S-26

                                 o  a fraction (in no event greater than one),
                                    the numerator of which is equal to the
                                    excess, if any, of the pass-through rate of
                                    that class of certificates over the relevant
                                    discount rate, and the denominator of which
                                    is equal to the excess, if any, of the
                                    mortgage interest rate of the prepaid
                                    mortgage loan over the relevant discount
                                    rate; and

                                 o  a fraction, the numerator of which is equal
                                    to the amount of principal distributable on
                                    that class of certificates on that
                                    distribution date, and the denominator of
                                    which is the principal distribution amount
                                    for that distribution date.

                                 If there is more than one class of certificates
                                 (or regular interest) entitled to distributions
                                 of principal with respect to the related loan
                                 group on any particular distribution date on
                                 which a prepayment premium or yield maintenance
                                 charge is distributable, the aggregate amount
                                 of that prepayment premium or yield maintenance
                                 charge will be allocated among all such classes
                                 up to, and on a pro rata basis in accordance
                                 with, the foregoing entitlements.

                                 For so long as the related swap contract is in
                                 effect and there is no continuing payment
                                 default under the related swap contract, any
                                 prepayment premium or yield maintenance charge
                                 distributable in respect of the Class A-3SF
                                 regular interest or the Class A-MFL regular
                                 interest, respectively, will be payable to the
                                 related swap counterparty pursuant to the terms
                                 of the applicable swap contract. If the related
                                 swap contract is not in effect or if there is a
                                 continuing payment default related to the
                                 related swap contract, any yield maintenance
                                 charges allocable to the Class A-3SF regular
                                 interest or the Class A-MFL regular interest,
                                 respectively, will be paid to the holders of
                                 the Class A-3SF certificates and the Class
                                 A-MFL certificates, as applicable.

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed as follows: (a) on or before the
                                 distribution date in August 2012, 44.0% to the
                                 holders of the Class X-P certificates and 56.0%
                                 to the holders of the Class X-C certificates
                                 and (b) thereafter, 100% to the holders of the
                                 Class X-C certificates.

                                 The "discount rate" applicable to any class of
                                 offered certificates (other than the Class
                                 A-3SF certificates and the Class A-MFL
                                 certificates), the Class A-3SF regular
                                 interest, the Class A-MFL regular interest and
                                 the Class E, Class F, Class G and Class H
                                 certificates will be equal to the discount rate
                                 stated in the related mortgage loan documents
                                 used in calculating the yield maintenance
                                 charge with respect to such principal
                                 prepayment. To the extent that a discount rate
                                 is not stated therein, the discount rate will
                                 equal the yield (when compounded monthly) on
                                 the US Treasury issue with a maturity date
                                 closest to the maturity date for the prepaid

                                      S-27

                                 mortgage loan or mortgage loan for which title
                                 to the related mortgaged property was acquired
                                 by the trust fund.

                                 o  In the event that there are two or more such
                                    US Treasury issues with the same coupon, the
                                    issue with the lowest yield will be
                                    utilized; and

                                 o  In the event that there are two or more such
                                    US Treasury issues with maturity dates
                                    equally close to the maturity date for the
                                    prepaid mortgage loan, the issue with the
                                    earliest maturity date will be utilized.

  EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

  Mortgage interest rate .........................   8%
  Pass-through rate for applicable class .........   6%
  Discount rate ..................................   5%

      ALLOCATION
    PERCENTAGE FOR       ALLOCATION PERCENTAGE     ALLOCATION PERCENTAGE
   APPLICABLE CLASS          FOR CLASS X-P             FOR CLASS X-C
---------------------   -----------------------   ----------------------
   6% - 5%                (100% - 33 1/3%) x        (100% - 33 1/3%) x
  --------- = 33 1/3%       44% = 29 1/3%              56% =  37 1/3%
   8% - 5%

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.

ALLOCATION OF
 ADDITIONAL INTEREST...........  On each distribution date, any additional interest collected in respect of a mortgage
                                 loan in the trust fund with an anticipated
                                 repayment date during the related collection
                                 period will be distributed to the holders of
                                 the Class Z certificates. This interest will
                                 not be available to provide credit support for
                                 other classes of certificates or offset any
                                 interest shortfalls.

ADVANCING OF PRINCIPAL
 AND INTEREST..................  The master servicer is required to advance delinquent scheduled payments of principal and
                                 interest with respect to any mortgage loan
                                 included in the trust fund unless the master
                                 servicer or the special servicer determines
                                 that the advance would not be recoverable from
                                 proceeds of the related mortgage loan. The
                                 master servicer will not be required to advance
                                 balloon payments due at maturity in excess of
                                 regular periodic payments, interest in excess
                                 of the mortgage loan's regular interest rate or
                                 prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to the
                                 extent that an appraisal reduction of the
                                 related mortgage loan has occurred. If the
                                 master servicer fails to make a required
                                 advance, the trustee will be required to make
                                 the advance, unless the trustee determines that
                                 such advance would not be recoverable from
                                 proceeds of the related mortgage loan. If the
                                 trustee fails to make a required advance, the
                                 fiscal agent will be required to make the
                                 advance unless the fiscal agent determines that

                                      S-28

                                 would not be recoverable from proceeds of the
                                 related mortgage loan. Notwithstanding the
                                 foregoing, with respect to the AmericasMart
                                 mortgage loan, advances with respect to
                                 delinquent payments of principal and/or
                                 interest will be governed by the 2005-C19
                                 pooling and servicing agreement under similar
                                 (although not identical) arrangements as
                                 described above with respect to the other
                                 mortgage loans included in the trust fund;
                                 provided that in the event that the master
                                 servicer under the 2005-C19 pooling and
                                 servicing agreement fails to make a required
                                 advance of delinquent principal and/or interest
                                 (i.e., an advance that is determined to be
                                 recoverable) with respect to the AmericasMart
                                 mortgage loan, the master servicer will be
                                 required to make that advance. See "DESCRIPTION
                                 OF THE CERTIFICATES--P&I Advances" in this
                                 prospectus supplement.

                                 These cash advances are only intended to
                                 maintain a regular flow of scheduled principal
                                 and interest payments on the certificates and
                                 are not intended to guarantee or insure against
                                 losses. In other words, the advances are
                                 intended to provide liquidity (rather than
                                 credit enhancement) to certificateholders. To
                                 the extent described in this prospectus
                                 supplement, the trust fund will pay interest to
                                 the master servicer, the trustee or the fiscal
                                 agent, as the case may be, on the amount of any
                                 principal and interest cash advance calculated
                                 at the prime rate (provided that no principal
                                 and/or interest cash advance shall accrue
                                 interest until after the expiration of any
                                 applicable grace or cure period for the related
                                 scheduled payment) and will reimburse the
                                 master servicer, the trustee or the fiscal
                                 agent for any principal and interest cash
                                 advances that are later determined to be not
                                 recoverable. Neither the master servicer, the
                                 trustee nor the fiscal agent will be required
                                 to make a principal and/or interest cash
                                 advance with respect to any subordinate
                                 companion loan. Additionally, neither the
                                 trustee nor the fiscal agent will be required
                                 to make an advance with respect to any
                                 companion loan. Neither the master servicer,
                                 the trustee nor the fiscal agent will be
                                 required to advance any amounts due to be paid
                                 by the related swap counterparty for a
                                 distribution to the Class A-3SF certificates or
                                 the Class A-MFL certificates or be liable for
                                 any breakage, termination or other costs owed
                                 by the trust fund to the related swap
                                 counterparty. See "DESCRIPTION OF THE
                                 CERTIFICATES--P&I Advances" in this prospectus
                                 supplement.

OPTIONAL TERMINATION OF THE
 TRUST FUND....................  The trust fund may be terminated when the aggregate principal balance of the mortgage
                                 loans included in the trust fund is less than
                                 1.0% of the aggregate principal balance of the
                                 pool of mortgage loans included in the trust
                                 fund as of the

                                      S-29

                                 cut-off date. See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination" in this prospectus
                                 supplement and in the accompanying prospectus.

                                 The trust fund may also be terminated when the
                                 Class A-1, Class A-2, Class A-3SF, Class A-4,
                                 Class A-5, Class A-6A, Class A-6B, Class A-PB,
                                 Class A-7, Class A-1A, Class A-MFL, Class
                                 A-MFX, Class A-J, Class B, Class C and Class D
                                 certificates have been paid in full and all of
                                 the remaining certificates (other than the
                                 Class Z, Class R-I and Class R-II certificates)
                                 are held by a single certificateholder. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination"
                                 in this prospectus supplement.

REGISTRATION AND
 DENOMINATION..................  The offered certificates will initially be registered in the name of Cede & Co., as
                                 nominee for The Depository Trust Company in the
                                 United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank
                                 S.A./N.V., as operator of the Euroclear System.
                                 You will not receive a definitive certificate
                                 representing your interest in the trust fund,
                                 except in the limited circumstances described
                                 in the accompanying prospectus. See
                                 "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                 Registration and Definitive Certificates" in
                                 the accompanying prospectus.

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class A-3SF, Class A-4, Class A-5, Class
                                 A-6A, Class A-6B, Class A-PB, Class A-7, Class
                                 A-1A, Class A-MFL, Class A-MFX, Class A-J,
                                 Class B, Class C and Class D certificates will
                                 be offered in minimum denominations of $10,000
                                 actual principal amount and in integral
                                 multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES.................   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to
                                 the trust fund ("REMIC I" and "REMIC II", each
                                 a "REMIC"). The offered certificates (other
                                 than the Class A-3SF certificates and the Class
                                 A-MFL certificates) and each of the Class A-3SF
                                 regular interest and the Class A-MFL regular
                                 interest will evidence regular interests in a
                                 REMIC and generally will be treated as debt
                                 instruments of such REMIC. The Class R-I
                                 certificates will represent the residual
                                 interests in REMIC I, and the Class R-II
                                 certificates will represent the residual
                                 interests in REMIC II. The Class A-3SF and
                                 Class A-MFL certificates will represent an
                                 undivided interest in a portion of the trust
                                 fund that is treated as a grantor trust (as
                                 described under "MATERIAL FEDERAL INCOME TAX
                                 CONSEQUENCES" in this prospectus supplement)
                                 for federal income tax purposes, which portion
                                 includes the Class A-3SF regular interest, the
                                 Class A-MFL regular interest, the Class A-3SF
                                 floating rate account, the Class A-MFL floating
                                 rate account and the beneficial interest of
                                 each such class in the related swap contract.
                                 In addition, the Class Z certificateholders'
                                 entitlement to any additional interest that has

                                      S-30

                                 accrued on a related mortgage loan that
                                 provides for the accrual of such additional
                                 interest if the unamortized principal amount of
                                 such mortgage loan is not repaid on the
                                 anticipated repayment date set forth in the
                                 related mortgage note will be treated as a
                                 grantor trust (as described in the related
                                 prospectus) for federal income tax purposes.

                                 The offered certificates (other than the Class
                                 A-3SF certificates and the Class A-MFL
                                 certificates) and the Class A-3SF regular
                                 interest and the Class A-MFL regular interest
                                 will be treated as newly originated debt
                                 instruments for federal income tax purposes.
                                 You will be required to report income with
                                 respect to the offered certificates using the
                                 accrual method of accounting, even if you
                                 otherwise use the cash method of accounting. It
                                 is anticipated that the offered certificates
                                 (other than the Class A-2 certificates, the
                                 Class A-3SF certificates and the Class A-MFL
                                 certificates) and the Class A-3SF regular
                                 interest and the Class A-MFL regular interest
                                 will be treated as having been issued at a
                                 premium, and that the Class A-2 certificates
                                 will be treated as having been issued with
                                 original issue discount for federal income tax
                                 reporting purposes.

                                 For further information regarding the federal
                                 income tax consequences of investing in the
                                 offered certificates, see "MATERIAL FEDERAL
                                 INCOME TAX CONSE-QUENCES" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and the accompanying prospectus, the
                                 following certificates may be eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans, individual retirement
                                 accounts, or other retirement plans and
                                 accounts:

                                                Class A-1
                                                Class A-2
                                                Class A-3SF
                                                Class A-4
                                                Class A-5
                                                Class A-6A
                                                Class A-6B
                                                Class A-PB
                                                Class A-7
                                                Class A-1A
                                                Class A-MFL
                                                Class A-MFX
                                                Class A-J
                                                Class B
                                                Class C
                                                Class D

                                      S-31

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of
                                 Wachovia Capital Markets, LLC, Deutsche Bank
                                 Securities Inc., Goldman, Sachs & Co., Merrill
                                 Lynch, Pierce, Fenner & Smith Incorporated and
                                 Nomura Securities International, Inc. by the US
                                 Department of Labor. See "ERISA CONSIDERATIONS"
                                 in this prospectus supplement and in the
                                 accompanying prospectus. In particular,
                                 fiduciaries of plans contemplating a purchase
                                 of the Class A-3SF certificates or the Class
                                 A-MFL certificates should review the additional
                                 requirements for purchases of Class A-3SF
                                 certificates or the Class A-MFL certificates by
                                 plans, as discussed under "ERISA
                                 CONSIDERATIONS" in this prospectus supplement.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended ("SMMEA"). If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisers for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "LEGAL INVESTMENT" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings
                                 from Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.,
                                 Moody's Investors Service, Inc., and Fitch,
                                 Inc.

                                                             EXPECTED RATING
                                 CLASS                    FROM S&P/MOODY'S/FITCH
                                 ----------------------  -----------------------
                                 Class A-1 ...........        AAA/Aaa/AAA
                                 Class A-2 ...........        AAA/Aaa/AAA
                                 Class A-3SF .........        AAA/Aaa/AAA
                                 Class A-4 ...........        AAA/Aaa/AAA
                                 Class A-5 ...........        AAA/Aaa/AAA
                                 Class A-6A ..........        AAA/Aaa/AAA
                                 Class A-6B ..........        AAA/Aaa/AAA
                                 Class A-PB ..........        AAA/Aaa/AAA
                                 Class A-7 ...........        AAA/Aaa/AAA
                                 Class A-1A ..........        AAA/Aaa/AAA
                                 Class A-MFL .........        AAA/Aaa/AAA
                                 Class A-MFX .........        AAA/Aaa/AAA
                                 Class A-J ...........        AAA/Aaa/AAA
                                 Class B .............         AA/Aa2/AA
                                 Class C .............        AA-/Aa3/AA-
                                 Class D .............           A/A2/A

                                 The ratings on the offered certificates address
                                 the likelihood of timely receipt of interest
                                 and ultimate receipt of principal by the rated
                                 final distribution date by the holders of
                                 offered

                                      S-32

                                 certificates. They do not address the likely
                                 actual rate of prepayments. The rate of
                                 prepayments, if different than originally
                                 anticipated, could adversely affect the yield
                                 realized by holders of the offered
                                 certificates. In addition, ratings adjustments
                                 may result from a change in the financial
                                 position of the trustee or the fiscal agent as
                                 back-up liquidity provider. With respect to the
                                 Class A-3SF certificates and the Class A-MFL
                                 certificates, Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc., Moody's Investors Service,
                                 Inc., and Fitch, Inc. are only rating the
                                 receipt of interest up to the fixed per annum
                                 rate (with respect to the Class A-MFL
                                 certificates, subject to a maximum rate equal
                                 to the applicable weighted average net mortgage
                                 rate) applicable to the Class A-3SF regular
                                 interest and the Class A-MFL regular interest,
                                 respectively. The ratings of the Class A-3SF
                                 certificates and the Class A-MFL certificates
                                 do not represent any assessment as to whether
                                 the floating interest rate on such certificates
                                 will convert to a fixed rate. These ratings do
                                 not constitute a rating with respect to the
                                 likelihood of the receipt of payments to be
                                 made by the applicable swap counterparty or any
                                 interest rate reductions or increases
                                 contemplated in this prospectus supplement. The
                                 ratings of Standard & Poor's Ratings Services,
                                 a division of The McGraw-Hill Companies, Inc.,
                                 do not address any shortfalls or delays in
                                 payment that investors in the Class A-3SF
                                 certificates and the Class A-MFL certificates
                                 may experience as a result of the conversion of
                                 the pass-through rate on the Class A-3SF
                                 certificates and the Class A-MFL certificates
                                 from a floating interest rate to a fixed rate.
                                 See "RATINGS" in this prospectus supplement and
                                 in the accompanying prospectus for a discussion
                                 of the basis upon which ratings are given, the
                                 limitations and restrictions on the ratings,
                                 and conclusions that should not be drawn from a
                                 rating.

                               THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the
                                 following approximate characteristics as of the
                                 cut-off date. All information presented in this
                                 prospectus supplement (including cut-off date
                                 balance per square foot/room, loan-to-value
                                 ratios and debt service coverage ratios) with
                                 respect to the 4 mortgage loans with
                                 subordinate companion loans is calculated
                                 without regard to the related subordinate
                                 companion loans. Unless otherwise specified, in
                                 the case of mortgage loans with companion
                                 loans, the calculations of loan balance per
                                 square foot/room, loan-to-value ratios and debt
                                 service coverage ratios were based on the
                                 aggregate indebtedness of these mortgage loans
                                 and the related pari passu companion loans, if
                                 any (but not any subordinate companion loan).
                                 In addition, because the 6 mortgage loans
                                 comprising the U-Haul Portfolio mortgage loans
                                 (loan numbers 87, 95, 96, 100, 101 and 108) are
                                 each

                                      S-33

                                 cross-collateralized and cross-defaulted with
                                 each other, the calculations of loan balance
                                 per square foot, loan-to-value ratios and debt
                                 service coverage ratios were based on the
                                 aggregate indebtedness of those mortgage loans
                                 and the related pari passu companion loans. All
                                 percentages of the mortgage loans, or any
                                 specified group of mortgage loans, referred to
                                 in this prospectus supplement are approximate
                                 percentages.

                                 The totals in the following tables may not add
                                 up to 100% due to rounding.



                                                    ALL             LOAN             LOAN
                                                  MORTGAGE          GROUP            GROUP
                                                   LOANS              1                2
                                              --------------    --------------    ------------

Number of Mortgage Loans ..................              209               178              31
Number of Crossed Loan Pools ..............                9                 9               0
Number of Mortgaged Properties ............              385               354              31
Aggregate Balance of all Mortgage Loans....   $3,663,837,892    $3,344,954,610    $318,883,282
Number of Mortgage Loans with Balloon
  Payments(1) .............................              132               104              28
Aggregate Balance of Mortgage Loans with
  Balloon Payments(1) .....................   $1,990,066,093    $1,730,661,693    $259,404,400
Number of Mortgage Loans with Anticipated
  Repayment Date(2) .......................                5                 5               0
Aggregate Balance of Mortgage Loans with
  Anticipated Repayment Date(2) ...........   $   88,748,187    $   88,748,187    $          0
Number of Fully Amortizing Mortgage Loans..                2                 1               1
Aggregate Balance of Fully Amortizing
  Mortgage Loans ..........................   $    7,273,612    $    1,494,730    $  5,778,882
Number of Interest Only Mortgage Loans(3)..               70                68               2
Aggregate Balance of Interest Only
  Mortgage Loans(3) .......................   $1,577,750,000    $1,524,050,000    $ 53,700,000
Average Mortgage Loan Balance .............   $   17,530,325    $   18,791,880    $ 10,286,557
Minimum Mortgage Loan Balance .............   $      493,000    $      493,000    $  1,428,523
Maximum Mortgage Loan Balance .............   $  204,416,548    $  204,416,548    $ 28,500,000
Maximum Balance for a Group of
  Cross-Collateralized and Cross-Defaulted
  Mortgage Loans(4) .......................   $  100,000,000    $  100,000,000    $          0
Weighted average LTV ratio(5) .............             71.2%             71.2%           71.6%
Minimum LTV ratio .........................             33.3%             33.3%           44.8%
Maximum LTV ratio .........................             80.0%             80.0%           80.0%


                                      S-34



                                                                           ALL        LOAN       LOAN
                                                                        MORTGAGE      GROUP      GROUP
                                                                          LOANS         1          2
                                                                        --------     ------     ------

Weighted average LTV at Maturity or Anticipated Repayment Date(5)....     65.8%       66.1%      63.2%
Weighted Average DSCR(6) ............................................     1.67x       1.70x      1.36x
  Minimum DSCR ......................................................     1.20x       1.20x      1.20x
  Maximum DSCR ......................................................     3.43x       3.43x      1.92x
Weighted Average Mortgage Loan Interest Rate ........................     5.249%     5.254%     5.200%
Minimum Mortgage Loan Interest Rate .................................     4.760%     4.780%     4.760%
Maximum Mortgage Loan Interest Rate .................................     8.150%     8.150%     5.760%
Weighted Average Remaining Term to Maturity or Anticipated Repayment
  Date ..............................................................       102        101        113
Minimum Remaining Term to Maturity or Anticipated Repayment Date
  (months) ..........................................................        53         58         53
Maximum Remaining Term to Maturity or Anticipated Repayment Date
  (months) ..........................................................       179        179        179
Weighted Average Occupancy Rate(7) ..................................      94.4%      94.6%      93.1%


                                 ----------
                                 (1)   Does not include mortgage loans with
                                       anticipated repayment dates or that are
                                       interest-only for their entire term.
                                 (2)   Does not include mortgage loans that are
                                       interest-only for their entire term.
                                 (3)   Includes mortgage loans with anticipated
                                       repayment dates that are interest-only
                                       for the entire period until the
                                       anticipated repayment date.
                                 (4)   Consists of a group of 15 individual
                                       mortgage loans (loan numbers 48, 76, 82,
                                       93, 99, 105, 106, 114, 122, 123, 134,
                                       153, 159, 191 and 199).
                                 (5)   For purposes of determining the LTV
                                       ratio for 1 mortgage loan (loan number
                                       74), representing 0.3% of the mortgage
                                       pool (0.3% of loan group 1), such ratio
                                       was adjusted by taking into account
                                       amounts available under certain letters
                                       of credit and/or cash reserves. In
                                       addition, with respect to certain
                                       mortgage loans, "as stabilized"
                                       appraised values (as defined in the
                                       related appraisal) were used as opposed
                                       to "as is" appraised values.
                                 (6)   For purposes of determining the DSC
                                       ratios for 4 mortgage loans (loan
                                       numbers 79, 119, 164 and 172),
                                       representing 0.6% of the mortgage pool
                                       (2 mortgage loans in loan group 1 or
                                       0.4% and 2 mortgage loans in loan group
                                       2 or 2.9%), such ratio was adjusted by
                                       taking into account amounts available
                                       under certain letters of credit or in
                                       cash reserves.
                                 (7)   Does not include 13 mortgage loans
                                       secured by hospitality properties,
                                       representing 7.6% of the mortgage pool
                                       (8.4% of loan group 1). In certain
                                       cases, occupancy includes space for
                                       which leases have been executed, but the
                                       tenant has not taken occupancy.

SECURITY FOR THE MORTGAGE LOANS
 IN THE TRUST FUND.............  Generally, all of the mortgage loans included in the trust fund are non-recourse obligations
                                 of the related borrowers.

                                 o  No mortgage loan included in the trust fund
                                    is insured or guaranteed by any government
                                    agency or private insurer.

                                 o  All of the mortgage loans included in the
                                    trust fund are secured by first lien fee
                                    mortgages and/or leasehold mortgages on
                                    commercial properties or multifamily
                                    properties.

                                      S-35

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected
                                 to be included in the trust fund as of the
                                 cut-off date:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)



                                                      AGGREGATE
                                      NUMBER OF        CUT-OFF       PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
                                      MORTGAGED         DATE          CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
           PROPERTY TYPE             PROPERTIES        BALANCE        POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
----------------------------------- ------------ ------------------ --------------- ----------------- ----------------

Office ............................       56      $  1,407,728,566        38.4%            42.1%              0.0%
Retail ............................       78           876,224,303        23.9             26.2               0.0
 Retail -- Anchored ...............       56           796,160,531        21.7             23.8               0.0
 Retail -- Unanchored .............       19            65,479,108         1.8              2.0               0.0
 Retail -- Shadow Anchored(2) .....        3            14,584,664         0.4              0.4               0.0
Multifamily .......................       33           329,322,482         9.0              0.3             100.0
Hospitality .......................       13           279,359,671         7.6              8.4               0.0
Industrial ........................       15           228,951,142         6.2              6.8               0.0
Special Purpose ...................        1           204,416,548         5.6              6.1               0.0
Mixed Use .........................        4           154,125,654         4.2              4.6               0.0
Self Storage ......................      179           148,918,540         4.1              4.5               0.0
Healthcare ........................        5            22,790,986         0.6              0.7               0.0
Parking Garage ....................        1            12,000,000         0.3              0.4               0.0
                                         ---      ----------------       -----            -----             -----
                                         385      $  3,663,837,892       100.0%           100.0%            100.0%
                                         ===      ================       =====            =====             =====


----------
(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2)   A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

                               [PIE CHART OMITTED]

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                          Hospitality             7.6%
                          Industrial              6.2%
                          Special Purpose         5.6%
                          Mixed Use               4.2%
                          Self Storage            4.1%
                          Healthcare              0.6%
                          Parking Garage          0.3%
                          Office                 38.4%
                          Retail                 23.9%
                          Multifamily             9.0%

                                      S-36

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located
                                 throughout 44 states and the District of
                                 Columbia. The following table describes the
                                 number and percentage of mortgaged properties
                                 in states which have concentrations of
                                 mortgaged properties above 5.0%:

               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                         NUMBER OF      AGGREGATE     PERCENTAGE OF
                         MORTGAGED    CUT-OFF DATE    CUT-OFF DATE
         STATE          PROPERTIES       BALANCE      POOL BALANCE
---------------------- ------------ ---------------- --------------
  VA .................       31      $  810,391,259        22.1%
  CA .................       36         503,160,887        13.7
    Southern(2) ......       29         365,974,367        10.0
    Northern(2) ......        7         137,186,520         3.7
  GA .................        9         350,839,782         9.6
  NY .................       20         301,665,233         8.2
  IL .................       14         212,492,808         5.8
  TX .................       26         194,673,373         5.3
  Other ..............      249       1,290,614,549        35.2
                            ---      --------------       -----
    TOTAL ............      385      $3,663,837,892       100.0%
                            ===      ==============       =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                  LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                      PERCENTAGE OF
                         NUMBER OF      AGGREGATE     CUT-OFF DATE
                         MORTGAGED    CUT-OFF DATE       GROUP 1
         STATE          PROPERTIES       BALANCE         BALANCE
---------------------- ------------ ---------------- --------------
  VA .................       31      $  810,391,259        24.2%
  CA .................       31         443,760,887        13.3
    Southern(2) ......       24         306,574,367         9.2
    Northern(2) ......        7         137,186,520         4.1
  GA .................        8         322,339,782         9.6
  NY .................       20         301,665,233         9.0
  IL .................       14         212,492,808         6.4
  TX .................       25         182,673,373         5.5
  Other ..............      225       1,071,631,267        32.0
                            ---      --------------       -----
    TOTAL ............      354      $3,344,954,610       100.0%
                            ===      ==============       =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged

                                      S-37

                                    properties or the allocated loan amount as
                                    detailed in the related mortgage loan
                                    documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                  LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                PERCENTAGE OF
                     NUMBER OF     AGGREGATE    CUT-OFF DATE
                     MORTGAGED   CUT-OFF DATE      GROUP 2
       STATE        PROPERTIES      BALANCE        BALANCE
------------------ ------------ -------------- --------------
  CA .............       5       $ 59,400,000        18.6%
    Southern(2) ..       5         59,400,000        18.6
  AZ .............       2         43,200,000        13.5
  NV .............       2         32,700,000        10.3
  GA .............       1         28,500,000         8.9
  KS .............       1         24,000,000         7.5
  DC .............       1         23,850,000         7.5
  FL .............       4         17,365,916         5.4
  Other ..........      15         89,867,366        28.2
                        --       ------------       -----
    TOTAL ........      31       $318,883,282       100.0%
                        ==       ============       =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

PAYMENT TERMS.................   All of the mortgage loans included in the
                                 trust fund accrue interest at a fixed rate,
                                 other than mortgage loans providing for an
                                 anticipated repayment date, which provide for
                                 an increase of fixed interest after a certain
                                 date.

                                 o  Payments on the mortgage loans included in
                                    the trust fund are due on the 11th day of
                                    the month, except payments on 37 mortgage
                                    loans, representing 8.8% of the mortgage
                                    pool (33 mortgage loans in loan group 1 or
                                    9.0% and 4 mortgage loans in loan group 2 or
                                    6.6%), are due on the 1st day of the month,
                                    payments on 1 mortgage loan, representing
                                    1.6% of the mortgage pool (1.8% of loan
                                    group 1) are due on the 6th day of each
                                    month, payments on 1 mortgage loan,
                                    representing 0.1% of the mortgage pool (0.1%
                                    of loan group 1) are due on the 7th day of
                                    each month and payments on 1 mortgage loan,
                                    representing 2.7% of the mortgage pool (3.0%
                                    of loan group 1) are due on the 10th day of
                                    each month. No mortgage loan has a grace
                                    period that extends payment beyond the 11th
                                    day of any calendar month.

                                      S-38

                                 o  As of the cut-off date, 205 of the mortgage
                                    loans, representing 98.2% of the mortgage
                                    pool (174 mortgage loans in loan group 1 or
                                    98.1% and all of the mortgage loans in loan
                                    group 2), accrue interest on an actual/360
                                    basis, and 4 mortgage loans, representing
                                    1.8% of the mortgage pool (1.9% of loan
                                    group 1), accrue interest on a 30/360 basis.
                                    Sixty-one (61) of the mortgage loans,
                                    representing 36.2% of the mortgage pool (45
                                    mortgage loans in loan group 1 or 34.1% and
                                    16 mortgage loans in loan group 2 or 58.2%),
                                    have periods during which only interest is
                                    due and periods in which principal and
                                    interest are due. Seventy (70) of the
                                    mortgage loans, representing 43.1% of the
                                    mortgage pool (68 mortgage loans in loan
                                    group 1 or 45.6% and 2 mortgage loans in
                                    loan group 2 or 16.8%), provide that only
                                    interest is due until maturity or the
                                    anticipated repayment date.

                                 The following tables set forth additional
                                 characteristics of the mortgage loans that we
                                 anticipate to be included in the trust fund as
                                 of the cut-off date:

                         RANGE OF CUT-OFF DATE BALANCES



                                                                                    PERCENTAGE OF   PERCENTAGE OF
                                        NUMBER        AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
             RANGE OF                OF MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
     CUT-OFF DATE BALANCES ($)          LOANS          BALANCE       POOL BALANCE      BALANCE         BALANCE
----------------------------------- ------------- ---------------- --------------- --------------- --------------

(less than or equal to) 2,000,000..        11      $   13,695,927         0.4%            0.3%            0.9%
2,000,001 -- 3,000,000 ............        26          64,342,308         1.8             1.6             3.2
3,000,001 -- 4,000,000 ............        21          76,050,486         2.1             2.2             1.1
4,000,001 -- 5,000,000 ............        20          90,140,646         2.5             2.2             5.6
5,000,001 -- 6,000,000 ............        17          92,120,505         2.5             2.2             5.3
6,000,001 -- 7,000,000 ............        13          85,901,335         2.3             2.2             4.2
7,000,001 -- 8,000,000 ............         8          59,856,479         1.6             1.6             2.3
8,000,001 -- 9,000,000 ............         8          68,763,047         1.9             1.8             2.7
9,000,001 -- 10,000,000 ...........         7          66,758,419         1.8             2.0             0.0
10,000,001 -- 15,000,000 ..........        22         275,168,250         7.5             6.4            19.3
15,000,001 -- 20,000,000 ..........        17         284,936,477         7.8             7.5            10.5
20,000,001 -- 25,000,000 ..........        11         244,940,098         6.7             4.7            28.0
25,000,001 -- 30,000,000 ..........         4         110,034,000         3.0             1.7            16.8
30,000,001 -- 35,000,000 ..........         3         100,826,496         2.8             3.0             0.0
35,000,001 -- 40,000,000 ..........         2          76,313,000         2.1             2.3             0.0
40,000,001 -- 45,000,000 ..........         2          85,460,000         2.3             2.6             0.0
45,000,001 -- 50,000,000 ..........         1          48,000,000         1.3             1.4             0.0
55,000,001 -- 60,000,000 ..........         3         177,213,870         4.8             5.3             0.0
65,000,001 -- 70,000,000 ..........         1          67,100,000         1.8             2.0             0.0
80,000,001 - 204,416,548 ..........        12       1,576,216,548        43.0            47.1             0.0
                                         ----      --------------       -----           -----           -----
 TOTAL ............................       209      $3,663,837,892       100.0%          100.0%          100.0%
                                         ====      ==============       =====           =====           =====


                                      S-39

                             RANGE OF MORTGAGE RATES



                                                                               PERCENTAGE OF   PERCENTAGE OF
                                  NUMBER        AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                               OF MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 RANGE OF MORTGAGE RATES (%)      LOANS          BALANCE        POOL BALANCE      BALANCE         BALANCE
----------------------------- ------------- ----------------- --------------- --------------- --------------

4.760 -- 5.249 ..............       80       $1,922,710,218         52.5%           52.0%           57.4%
5.250 -- 5.499 ..............       79        1,081,544,120         29.5            29.3            32.2
5.500 -- 5.749 ..............       31          389,926,818         10.6            10.8             8.9
5.750 -- 5.999 ..............       16          258,049,114          7.0             7.6             1.6
6.000 -- 6.249 ..............        2            7,394,357          0.2             0.2             0.0
8.000 -- 8.249 ..............        1            4,213,265          0.1             0.1             0.0
                                    --       --------------        -----           -----           -----
 TOTAL ......................      209       $3,663,837,892        100.0%          100.0%          100.0%
                                   ===       ==============        =====           =====           =====


                       RANGE OF UNDERWRITTEN DSC RATIOS*



                                                                          PERCENTAGE OF   PERCENTAGE OF
                             NUMBER        AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
        RANGE OF          OF MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 UNDERWRITTEN DSCRS (X)      LOANS          BALANCE        POOL BALANCE      BALANCE         BALANCE
------------------------ ------------- ----------------- --------------- --------------- --------------

1.20 -- 1.24 ...........       26       $  400,344,827         10.9%            7.7%           44.9%
1.25 -- 1.29 ...........       17          334,465,823          9.1             8.8            12.3
1.30 -- 1.34 ...........       20          176,773,588          4.8             5.2             1.1
1.35 -- 1.39 ...........        9          214,483,265          5.9             6.2             1.9
1.40 -- 1.44 ...........       27          174,807,894          4.8             4.8             4.7
1.45 -- 1.49 ...........       13          430,877,472         11.8            11.3            16.5
1.50 -- 1.54 ...........       10          184,831,376          5.0             5.3             2.1
1.55 -- 1.59 ...........       12          272,459,229          7.4             8.0             1.3
1.60 -- 1.64 ...........       17          254,007,375          6.9             7.2             4.6
1.65 -- 1.69 ...........        7          137,593,000          3.8             3.4             7.9
1.70 -- 1.74 ...........       10          301,094,540          8.2             9.0             0.0
1.75 -- 1.79 ...........        5           60,307,599          1.6             1.6             2.3
1.80 -- 1.84 ...........        3           91,800,000          2.5             2.7             0.0
1.85 -- 1.89 ...........        3           19,183,283          0.5             0.6             0.0
1.90 -- 1.94 ...........        2           13,498,368          0.4             0.4             0.5
1.95 -- 1.99 ...........        2            9,244,530          0.3             0.3             0.0
2.00 -- 2.04 ...........        9           26,538,000          0.7             0.8             0.0
2.05 -- 2.09 ...........        6            9,351,000          0.3             0.3             0.0
2.10 -- 2.14 ...........        1            5,077,662          0.1             0.2             0.0
2.15 -- 2.19 ...........        2            6,745,480          0.2             0.2             0.0
2.20 -- 2.24 ...........        2           25,151,961          0.7             0.8             0.0
2.25 -- 2.29 ...........        1          204,416,548          5.6             6.1             0.0
2.30 -- 3.43 ...........        5          310,785,074          8.5             9.3             0.0
                               --       --------------        -----           -----           -----
 TOTAL .................      209       $3,663,837,892        100.0%          100.0%          100.0%
                              ===       ==============        =====           =====           =====


*     For purposes of determining the DSC ratios for 4 mortgage loans (loan numbers 79, 119, 164 and 172), representing 0.6% of the mortgage pool (2 mortgage loans in loan group 1 or 0.4% and 2 mortgage loans in loan group
      2 or 2.9%), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or in cash reserves.

                                      S-40

                       RANGE OF CUT-OFF DATE LTV RATIOS*



                                                                              PERCENTAGE OF   PERCENTAGE OF
                                  NUMBER        AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
           RANGE OF            OF MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 CUT-OFF DATE LTV RATIOS (%)      LOANS          BALANCE       POOL BALANCE      BALANCE         BALANCE
----------------------------- ------------- ---------------- --------------- --------------- --------------

30.01 -- 35.00 ..............        1       $    6,492,929         0.2%            0.2%            0.0%
35.01 -- 40.00 ..............        1            1,692,145         0.0             0.1             0.0
40.01 -- 50.00 ..............        7           18,092,285         0.5             0.4             1.6
50.01 -- 55.00 ..............        7          105,786,158         2.9             3.0             1.8
55.01 -- 60.00 ..............        9          471,684,850        12.9            13.9             1.8
60.01 -- 65.00 ..............       29          250,375,593         6.8             6.5            10.4
65.00 -- 70.00 ..............       31          544,277,592        14.9            13.5            28.6
70.01 -- 75.00 ..............       47          751,108,294        20.5            20.5            20.2
75.01 -- 80.00 ..............       77        1,514,328,046        41.3            41.9            35.6
                                    --       --------------       -----           -----           -----
 TOTAL ......................      209       $3,663,837,892       100.0%          100.0%          100.0%
                                   ===       ==============       =====           =====           =====


*     For purposes of determining the LTV ratio for 1 mortgage loan (loan number 74), representing 0.3% of the mortgage pool (0.3% of loan group
      1), such ratio was adjusted by taking into account amounts available under certain letters of credit or in cash reserves. In addition, with respect to certain mortgage loans, "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is"
      appraised values.

                      RANGE OF REMAINING TERMS TO MATURITY
                         OR ANTICIPATED REPAYMENT DATE*



                                                                     PERCENTAGE OF   PERCENTAGE OF
                         NUMBER        AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
 RANGE OF REMAINING   OF MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
   TERMS (MONTHS)        LOANS          BALANCE       POOL BALANCE      BALANCE         BALANCE
-------------------- ------------- ---------------- --------------- --------------- --------------

0 -- 60 ............       40       $  760,902,727        20.8%           21.8%            9.7%
61 -- 84 ...........       20          412,383,676        11.3            12.2             1.6
85 -- 108 ..........        3           38,294,357         1.0             1.1             0.0
109 -- 120 .........      143        2,442,892,970        66.7            64.7            86.9
121 -- 156 .........        1            2,090,550         0.1             0.1             0.0
169 -- 180 .........        2            7,273,612         0.2             0.0             1.8
                          ---       --------------       -----           -----           -----
 TOTAL .............      209       $3,663,837,892       100.0%          100.0%          100.0%
                          ===       ==============       =====           =====           =====


----------
*     With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                               AMORTIZATION TYPES



                                                                                              PERCENTAGE OF   PERCENTAGE OF
                                                 NUMBER        AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                              OF MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
              AMORTIZATION TYPE                  LOANS          BALANCE        POOL BALANCE      BALANCE         BALANCE
-------------------------------------------- ------------- ----------------- --------------- --------------- --------------

Interest-only ..............................       48       $1,337,641,000         36.5%           39.1%            8.9%
Interest-only, Amortizing Balloon* .........       58        1,249,729,000         34.1            31.8            58.2
Amortizing Balloon .........................       74          740,337,093         20.2            19.9            23.1
Interest-only, ARD .........................       22          240,109,000          6.6             6.4             7.9
Interest-only, Amortizing ARD* .............        3           76,200,000          2.1             2.3             0.0
Amortizing ARD .............................        2           12,548,187          0.3             0.4             0.0
Fully Amortizing ...........................        2            7,273,612          0.2             0.0             1.8
                                                   --       --------------        -----           -----           -----
 TOTAL .....................................      209       $3,663,837,892        100.0%          100.0%          100.0%
                                                  ===       ==============        =====           =====           =====


----------
*     These mortgage loans require payments of interest-only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool and loan group 1 and a period of 20 to 60 months with respect to loan group 2.

                                      S-41

                                 Balloon loans have amortization schedules
                                 significantly longer than their terms to
                                 maturity and have substantial principal
                                 payments due on their maturity dates, unless
                                 prepaid earlier.

                                 Mortgage loans providing for anticipated
                                 repayment dates generally fully or
                                 substantially amortize through their terms to
                                 maturity. However, if this type of mortgage
                                 loan is not prepaid by a date specified in its
                                 related mortgage note, interest will accrue at
                                 a higher rate and the related borrower will be
                                 required to apply all cash flow generated by
                                 the mortgaged property in excess of its regular
                                 debt service payments and certain other
                                 permitted expenses and reserves to repay
                                 principal on the mortgage loan.

                                 In addition, because the fixed periodic payment
                                 on the mortgage loans is determined assuming
                                 interest is calculated on a "30/360 basis," but
                                 interest actually accrues and is applied on the
                                 majority of the mortgage loans on an "actual/
                                 360 basis," there will be less amortization,
                                 absent prepayments, of the principal balance
                                 during the term of the related mortgage loan,
                                 resulting in a higher final payment on such
                                 mortgage loan. This will occur even if a
                                 mortgage loan is a "fully amortizing" mortgage
                                 loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL-- Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the
                                 trust fund restrict or prohibit voluntary
                                 prepayments of principal in some manner for
                                 some period of time.

                                      S-42

                        TYPES OF PREPAYMENT RESTRICTIONS



                                                                                            PERCENTAGE OF   PERCENTAGE OF
                                               NUMBER        AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                            OF MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
        PREPAYMENT RESTRICTION TYPE            LOANS          BALANCE        POOL BALANCE      BALANCE         BALANCE
------------------------------------------ ------------- ----------------- --------------- --------------- --------------

Prohibit prepayment for most of the
 term of the mortgage loan; but
 permit defeasance after a date
 specified in the related mortgage
 note for most or all of the
 remaining term* .........................      163       $2,351,563,320         64.2%           63.5%           71.1%
Impose a yield maintenance charge
 for most or all of the remaining
 term* ...................................       10          598,913,000         16.3            17.1             8.9
Prohibit prepayment for most of the
 term of the mortgage loan; but
 permit defeasance or impose a
 yield maintenance charge for most
 of the remaining term at the
 borrowers option* .......................       16          255,831,000          7.0             7.6             0.0
Prohibit prepayment until a date
 specified in the related mortgage
 note and then impose a yield
 maintenance charge for most of the
 remaining term* .........................       17          235,642,482          6.4             5.1            20.0
Impose a yield maintenance charge
 until a date specified; and then
 permit defeasance for most of the
 remaining term* .........................        1          204,416,548          5.6             6.1             0.0
Prohibit prepayment until a date
 specified in the related mortgage
 note; and permit defeasance before
 imposing a prepayment premium
 for most of the remaining term* .........        2           17,471,542          0.5             0.5             0.0
                                                ---       --------------        -----           -----           -----
 TOTAL ...................................      209       $3,663,837,892        100.0%          100.0%          100.0%
                                                ===       ==============        =====           =====           =====


----------
*     For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                      S-43

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement. The ability of the
                                 master servicer or special servicer to waive or
                                 modify the terms of any mortgage loan relating
                                 to the payment of a prepayment premium or yield
                                 maintenance charge will be limited as described
                                 in this prospectus supplement. See "SERVICING
                                 OF THE MORTGAGE LOANS--Modifications, Waivers
                                 and Amendments" in this prospectus supplement.
                                 We make no representations as to the
                                 enforceability of the provisions of any
                                 mortgage notes requiring the payment of a
                                 prepayment premium or yield maintenance charge
                                 or limiting prepayments to defeasance or the
                                 ability of the master servicer or special
                                 servicer to collect any prepayment premium or
                                 yield maintenance charge.

DEFEASANCE....................   One hundred eighty-two (182) of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 77.2% of the
                                 mortgage pool (156 mortgage loans in loan group
                                 1 or 77.8% and 26 of the mortgage loans in loan
                                 group 2 or 71.1%), permit the borrower, under
                                 certain conditions, to substitute United States
                                 government obligations as collateral for the
                                 related mortgage loans (or a portion thereof)
                                 following their respective lock-out or yield
                                 maintenance periods. Upon substitution, the
                                 related mortgaged property (or, in the case of
                                 a mortgage loan secured by multiple mortgaged
                                 properties, one or more of such mortgaged
                                 properties) will no longer secure the related
                                 mortgage loan. The payments on the defeasance
                                 collateral are required to be at least equal to
                                 an amount sufficient to make, when due, all
                                 payments on the related mortgage loan or
                                 allocated to the related mortgaged property;
                                 provided that in the case of certain mortgage
                                 loans, these defeasance payments may cease at
                                 the beginning of the open prepayment period
                                 with respect to that mortgage loan, and the
                                 final payment on the defeasance collateral
                                 would fully prepay the mortgage loan.
                                 Defeasance may not occur prior to the second
                                 anniversary of the issuance of the
                                 certificates. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Prepayment Provisions" in this
                                 prospectus supplement.

TWENTY LARGEST
 MORTGAGE LOANS................  The following table describes certain characteristics of the twenty largest mortgage
                                 loans or groups of cross collateralized
                                 mortgage loans in the trust fund by aggregate
                                 principal balance as of the cut-off date. With
                                 respect to the loans referred to as the
                                 AmericasMart mortgage loan, the NGP Rubicon GSA
                                 Pool mortgage loan, the 1000 & 1100 Wilson
                                 mortgage loan, the Westfield San Francisco
                                 Centre mortgage loan, the 101 Avenue of the
                                 Americas mortgage loan and the U-Haul Portfolio
                                 mortgage loans, in the immediately

                                      S-44

                                 following table, the loan balance per square
                                 foot, the debt service coverage ratio and the
                                 loan-to-value ratios set forth in such table,
                                 in each case, are based on the aggregate
                                 combined principal balance or combined debt
                                 service, as the case may be, of each of the
                                 AmericasMart mortgage loan, the NGP Rubicon
                                 GSA Pool mortgage loan, the 1000 & 1100 Wilson
                                 mortgage loan, the Westfield San Francisco
                                 Centre mortgage loan, the 101 Avenue of the
                                 Americas mortgage loan and the U-Haul
                                 Portfolio mortgage loans, as the case may be,
                                 and the related pari passu companion loan(s).
                                 No companion loan is included in the trust
                                 fund.

                                 For more information on the twenty largest
                                 mortgage loans in the trust fund, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                      S-45



                                               NUMBER OF
                                               MORTGAGE
                                                LOANS /                                % OF      % OF
                                   MORTGAGE    NUMBER OF               CUT-OFF       INITIAL     LOAN
                                     LOAN      MORTGAGED    LOAN         DATE          POOL     GROUP
            LOAN NAME               SELLER    PROPERTIES   GROUP      BALANCE(1)     BALANCE   BALANCE
-------------------------------- ----------- ------------ ------- ----------------- --------- ---------

AmericasMart A-2 ...............  Wachovia       1/1      1        $  204,416,548       5.6%  6.1%
NGP Rubicon GSA Pool ...........  Artesia       1/14      1           194,500,000       5.3   5.8%
1000 & 1100 Wilson .............  Wachovia       1/1      1           182,500,000       5.0   5.5%
60 Hudson Street ...............  Wachovia       1/1      1           160,000,000       4.4   4.8%
Macon & Burlington Mall
 Pool ..........................  Wachovia       1/2      1           141,200,000       3.9   4.2%
Millennium Park Plaza ..........  Wachovia       1/1      1           140,000,000       3.8   4.2%
200 Public Square ..............  Wachovia       1/1      1           115,000,000       3.1   3.4%
Extra Space Portfolio ..........  Wachovia      15/15     1           100,000,000       2.7   3.0%
Prentiss Pool ..................  Wachovia       1/2      1           100,000,000       2.7   3.0%
1701 North Fort Myer ...........  Wachovia       1/1      1        $   86,500,000       2.4   2.6%
                                               ------              --------------      ----
                                                24/39              $1,424,116,548      38.9%
                                               ======              ==============      ====
The Forum at Carlsbad ..........  Wachovia       1/1      1        $   85,000,000       2.3%  2.5%
1101 Wilson ....................  Wachovia       1/1      1            84,500,000       2.3   2.5%
Marriott - Los Angeles, CA .....  Wachovia       1/1      1            82,600,000       2.3   2.5%
1400 Key & 1401 Wilson .........  Wachovia       1/1      1            67,100,000       1.8   2.0%
Westfield San Francisco
 Centre ........................  Wachovia       1/1      1            60,000,000       1.6   1.8%
101 Avenue of the Americas .....  Wachovia       1/1      1            59,813,870       1.6   1.8%
Renaissance Worthington
 Hotel .........................  Wachovia       1/1      1            57,400,000       1.6   1.7%
1501 & 1515 Wilson .............  Wachovia       1/1      1            48,000,000       1.3   1.4%
U-Haul Portfolio ............... CWCapital      6/161     1            44,937,023       1.2   1.3%
Evansville Pavilion ............  Wachovia       1/1      1            43,760,000       1.2   1.3%
                                               ------              --------------      ----
                                               15/170              $  633,110,892      17.3%
                                               ------              --------------      ----
                                               39/209              $2,057,227,441      56.1%
                                               ======              ==============      ====

                                                                                        WEIGHTED     WEIGHTED
                                                                   LOAN                  AVERAGE     AVERAGE      WEIGHTED
                                                               BALANCE PER   WEIGHTED    CUT-OFF    LTV RATIO     AVERAGE
                                           PROPERTY                SF/        AVERAGE   DATE LTV   AT MATURITY    MORTGAGE
            LOAN NAME                        TYPE                ROOM(2)      DSCR(2)   RATIO(2)    OR ARD(2)       RATE
-------------------------------- ---------------------------- ------------- ---------- ---------- ------------- -----------

AmericasMart A-2 ...............      Special Purpose -          $    100   2.28x          56.0%       47.2%        5.720%
                                      Merchandise Mart
NGP Rubicon GSA Pool ...........           Various               $    130   1.27x          79.9%       74.2%        5.460%
1000 & 1100 Wilson .............      Office - Suburban          $    341   1.48x          73.9%       73.9%        4.970%
60 Hudson Street ...............        Office - CBD             $    152   3.43x          55.2%       55.2%        5.000%
Macon & Burlington Mall
 Pool ..........................      Retail - Anchored          $    119   1.37x          80.0%       69.0%        5.780%
                                         Mixed Use -
Millennium Park Plaza ..........     Multifamily/Office          $    194   1.56x          80.0%       80.0%        5.130%
200 Public Square ..............        Office - CBD             $     97   1.71x          75.7%       71.3%        5.180%
Extra Space Portfolio ..........        Self Storage             $     91   1.69x          77.5%       77.5%        5.260%
Prentiss Pool ..................      Office - Suburban          $    217   1.22x          79.9%       70.4%        4.840%
1701 North Fort Myer ...........      Office - Suburban          $    308   1.54x          75.9%       75.9%        4.970%
                                                                            1.80X          72.2%       68.0%        5.272%
The Forum at Carlsbad ..........      Retail - Anchored          $    322   1.72x          68.8%       68.8%        4.810%
1101 Wilson ....................      Office - Suburban          $    255   1.46x          69.8%       69.8%        4.970%
Marriott - Los Angeles, CA ..... Hospitality - Full Service      $ 82,271   2.74x          63.4%       63.4%        5.300%
1400 Key & 1401 Wilson .........      Office - Suburban          $    187   1.83x          69.2%       69.2%        4.970%
Westfield San Francisco
 Centre ........................      Retail - Anchored          $    241   2.47x          53.1%       53.1%        4.780%
101 Avenue of the Americas .....        Office - CBD             $    364   1.70x          59.8%       54.0%        5.339%
Renaissance Worthington
 Hotel ......................... Hospitality - Full Service      $113,889   1.67x          70.0%       63.8%        5.400%
1501 & 1515 Wilson .............      Office - Suburban          $    197   1.60x          73.8%       73.8%        4.970%
U-Haul Portfolio ...............        Self Storage             $     70   1.42x          74.0%       56.6%        5.520%
Evansville Pavilion ............      Retail - Anchored          $    160   1.21x          80.0%       70.9%        5.090%
                                                                            1.83X          67.6%       64.6%        5.095%
                                                                            1.81X          70.8%       67.0%        5.218%


--------
(1)   In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2)   Each of the AmericasMart mortgage loan, the NGP Rubicon GSA Pool mortgage loans, the 1000 & 1100 Wilson mortgage loan, the Westfield San Francisco
      Centre mortgage loan, the 101 Avenue of the Americas mortgage loan and the U-Haul Portfolio mortgage loans are part of a split loan structure that includes one or more pari passu companion loans that are not included in the trust fund. With respect to these mortgage loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot/room are based on the aggregate indebtedness of each such mortgage loan (treating the U-Haul Portfolio mortgage loans as a single loan) and the related pari passu companion loans.

                                      S-46

CO-LENDER LOANS...............   Fifteen (15) mortgage loans to be included in
                                 the trust fund that were originated or acquired
                                 by Wachovia Bank, National Association, Artesia
                                 Mortgage Capital Corporation or CWCapital LLC,
                                 representing approximately 23.1% of the
                                 mortgage pool (25.3% of loan group 1), are, in
                                 each case, evidenced by one of two or more
                                 notes which are secured by one or more
                                 mortgaged real properties. In each case, the
                                 related companion loan(s) will not be part of
                                 the trust fund.

                                 Eleven (11) mortgage loans, loan numbers 1, 2,
                                 3, 14, 15, 87, 95, 96, 100, 101 and 108 (the
                                 AmericasMart mortgage loan, the NGP Rubicon GSA
                                 Pool mortgage loan, the 1000 & 1100 Wilson
                                 mortgage loan, the Westfield San Francisco
                                 Centre mortgage loan, the 101 Avenue of the
                                 Americas mortgage loan and the U-Haul Portfolio
                                 mortgage loans), are each part of a split loan
                                 structure where each companion loan that is
                                 part of the related split loan structure is
                                 pari passu in right of entitlement to payment
                                 with the related mortgage loan(s). The
                                 remaining co-lender loans (loan numbers 19, 32,
                                 38 and 62) are part of split loan structures in
                                 which the related companion loans are
                                 subordinate to the related mortgage loans. Each
                                 of these mortgage loans and its related
                                 companion loans are subject to intercreditor
                                 agreements.

                                 The intercreditor agreement for each of the
                                 AmericasMart mortgage loan, the NGP Rubicon GSA
                                 Pool mortgage loan, the 1000 & 1100 Wilson
                                 mortgage loan, the Westfield San Francisco
                                 Centre mortgage loan, the 101 Avenue of the
                                 Americas mortgage loan and the U-Haul Portfolio
                                 mortgage loans generally allocates collections
                                 in respect of such mortgage loans to the
                                 related mortgage loan and the related pari
                                 passu companion loan(s), on a pro rata basis.
                                 The intercreditor agreements for each of the
                                 remaining mortgage loans that are part of a
                                 split loan structure generally allocate
                                 collections in respect of such mortgage loan
                                 first, to the related mortgage loan, and then
                                 to amounts due on the related subordinate
                                 companion loan. No companion loan is included
                                 in the trust fund.

                                 The master servicer and special servicer will
                                 service and administer each of these mortgage
                                 loans and its related companion loans (other
                                 than the AmericasMart mortgage loan, the 101
                                 Avenue of the Americas mortgage loan and the
                                 U-Haul Portfolio mortgage loans and their
                                 related companion loans) pursuant to the
                                 pooling and servicing agreement and the related
                                 intercreditor agreement, for so long as the
                                 related mortgage loan is part of the trust
                                 fund. The AmericasMart mortgage loan, the 101
                                 Avenue of the Americas mortgage loan and the
                                 U-Haul Portfolio mortgage loans and their
                                 related companion loans will be serviced under
                                 the pooling and servicing agreement entered
                                 into in connection with the issuance of the
                                 Wachovia Bank Commercial Mortgage Trust,

                                      S-47

                                 Commercial Mortgage Pass Through Certificates,
                                 Series 2005-C19, the LB-UBS Commercial Mortgage
                                 Trust, Commercial Mortgage Pass-Through
                                 Certificates, Series 2005-C3 and the Morgan
                                 Stanley Capital I Inc., Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-HQ6,
                                 respectively. The master servicer under the
                                 2005-C19 pooling and servicing agreement is
                                 Wachovia Bank, National Association and the
                                 special servicer under the 2005-C19 pooling and
                                 servicing agreement is Clarion Partners, LLC.
                                 The master servicer under the LB-UBS 2005-C3
                                 pooling and servicing agreement is Wells Fargo
                                 Bank, National Association and the special
                                 servicer under the LB-UBS 2005-C3 pooling and
                                 servicing agreement is J.E. Robert Company,
                                 Inc. The master servicer under the MSCI
                                 2005-HQ6 pooling and servicing agreement with
                                 respect to the U-Haul Portfolio mortgage loans
                                 is Wells Fargo Bank, National Association and
                                 the special servicer under the MSCI 2005-HQ6
                                 pooling and servicing agreement is CWCapital
                                 Asset Management LLC. Although many pooling and
                                 servicing agreements relating to rated
                                 commercial mortgage-backed securities have
                                 similar servicing provisions, the terms of the
                                 2005-C19 pooling and servicing agreement, the
                                 LB-UBS 2005-C3 pooling and servicing agreement
                                 and the MSCI 2005-HQ6 pooling and servicing
                                 agreement may differ in certain respects from
                                 the terms of the pooling and servicing
                                 agreement for this transaction. See "SERVICING
                                 OF THE MORTGAGE LOANS--Servicing of the
                                 AmericasMart Loan, the 101 Avenue of the
                                 Americas Loan and the U-Haul Portfolio Loan" in
                                 this prospectus supplement.

                                 Amounts attributable to any companion loan will
                                 not be assets of the trust fund and will be
                                 beneficially owned by the holder of such
                                 companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement
                                 for a description of certain rights of the
                                 holders of these companion loans to direct or
                                 consent to the servicing of the related
                                 mortgage loans.

                                 In addition to the mortgage loans described
                                 above, certain of the mortgaged properties or
                                 the equity interests in the related borrowers
                                 are subject to, or are permitted to become
                                 subject to, additional debt. In certain cases,
                                 this additional debt is secured by the related
                                 mortgaged properties. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage Loans
                                 Creates Additional Risks" in this prospectus
                                 supplement.

                                      S-48

                                  RISK FACTORS

 o   You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

 o   The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

 o   This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

 o   If any of the following risks are realized, your investment could be materially and adversely affected.

                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
 AVAILABLE TO PAY YOU..........  Neither the offered certificates nor the mortgage loans will be guaranteed or insured by
                                 us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. If the assets of the trust
                                 fund, primarily the mortgage loans (and, in the
                                 case of the Class A-3SF certificates and the
                                 Class A-MFL certificates, the related swap
                                 contracts), are insufficient to make payments
                                 on the offered certificates, no other assets
                                 will be available for payment of the
                                 deficiency. See "RISK FACTORS--The Assets of
                                 the Trust Fund May Not Be Sufficient to Pay
                                 Your Certificates" in the accompanying
                                 prospectus.

PREPAYMENTS WILL AFFECT
 YOUR YIELD....................  Prepayments. The yield to maturity on the offered certificates will depend on the rate
                                 and timing of principal payments (including
                                 both voluntary prepayments, in the case of
                                 mortgage loans that permit voluntary
                                 prepayment, and involuntary prepayments, such
                                 as prepayments resulting from casualty or
                                 condemnation, defaults, liquidations or
                                 repurchases for breaches of representations or
                                 warranties or other sales of defaulted mortgage
                                 loans which in either case may not require any
                                 accompanying prepayment premium or yield
                                 maintenance charge) on the mortgage loans
                                 included in the trust fund and how such
                                 payments are allocated among the offered
                                 certificates entitled to distributions of

                                 In addition, upon the occurrence of certain
                                 limited events, a party may be required or
                                 permitted to repurchase or purchase a mortgage
                                 loan from the trust fund and the money paid
                                 would be passed through to the holders of the
                                 certificates with the same effect as if such
                                 mortgage loan had been prepaid in full (except
                                 that no prepayment premium or yield maintenance
                                 charge would be payable with respect to
                                 purchase or repurchase). In addition, certain
                                 mortgage loans may permit prepayment without an
                                 accompanying prepayment premium or yield
                                 maintenance charge if the

                                      S-49

                                 mortgagee elects to apply casualty or
                                 condemnation proceeds to the mortgage loan. We
                                 cannot make any representation as to the
                                 anticipated rate of prepayments (voluntary or
                                 involuntary) on the mortgage loans or as to the
                                 anticipated yield to maturity of any
                                 certificate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-2, Class A-4, Class A-5, Class A-6A,
                                 Class A-6B, Class A-PB, Class A-7 and Class
                                 A-1A certificates and the Class A-3SF regular
                                 interest will generally be based upon the
                                 particular loan group in which the related
                                 mortgage loan is deemed to be a part, the yield
                                 on the Class A-1, Class A-2, Class A-4, Class
                                 A-5, Class A-6A, Class A-6B, Class A-PB and
                                 Class A-7 certificates and the Class A-3SF
                                 regular interest will be particularly sensitive
                                 to prepayments on mortgage loans in loan group
                                 1 and the yield on the Class A-1A certificates
                                 will be particularly sensitive to prepayments
                                 on mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this
                                 prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions on that offered certificate occur
                                 at a rate faster than you anticipated at the
                                 time of purchase, and no prepayment premiums or
                                 yield maintenance charges are collected, your
                                 actual yield to maturity may be lower than you
                                 had predicted at the time of purchase.
                                 Conversely, if you purchase an offered
                                 certificate at a discount and principal
                                 distributions on that offered certificate occur
                                 at a rate slower than you anticipated at the
                                 time of purchase, your actual yield to maturity
                                 may be lower than you had predicted at the time
                                 of purchase.

                                 The yield on the Class A-4, Class A-5, Class
                                 A-6A, Class A-6B, Class A-PB, Class A-7, Class
                                 A-1A, Class A-MFX, Class A-J, Class B, Class C
                                 and Class D certificates and the Class A-MFL
                                 regular interest could be adversely affected if
                                 mortgage loans with higher mortgage interest
                                 rates pay faster than mortgage loans with lower
                                 mortgage interest rates, since those classes
                                 bear interest at a rate equal to, based upon or
                                 limited by the weighted average net mortgage
                                 rate of the mortgage loans.

                                 In addition, because there can be no assurances
                                 with respect to losses, prepayments and
                                 performance of the mortgage loans, there can be
                                 no assurance that distributions of principal on
                                 the Class A-PB certificates will be made in
                                 conformity with the schedule attached on Annex
                                 D to this prospectus supplement.

                                 Interest Rate Environment. Mortgagors generally
                                 are less likely to prepay if prevailing
                                 interest rates are at or above the rates borne
                                 by their mortgage loans. On the other hand,
                                 mortgagors are generally more likely to prepay
                                 if prevailing interest rates fall significantly
                                 below the mortgage interest

                                      S-50

                                 rates of their mortgage loans. Mortgagors are
                                 generally less likely to prepay mortgage loans
                                 with a lockout period, yield maintenance charge
                                 or prepayment premium provision, to the extent
                                 enforceable, than similar mortgage loans
                                 without such provisions, with shorter lockout
                                 periods or with lower yield maintenance charges
                                 or prepayment premiums.

                                 Performance Escrows. In connection with the
                                 origination of some of the mortgage loans, the
                                 related borrowers were required to escrow funds
                                 or post a letter of credit related to obtaining
                                 certain performance objectives. In general,
                                 such funds will be released to the related
                                 borrower upon the satisfaction of certain
                                 conditions. If the conditions are not
                                 satisfied, although the master servicer will be
                                 directed in the pooling and servicing agreement
                                 (in accordance with the servicing standard) to
                                 hold the escrows, letters of credit or proceeds
                                 of such letters of credit as additional
                                 collateral and not use the funds to reduce the
                                 principal balance of the related mortgage loan,
                                 in the event such funds are required to be used
                                 to reduce the principal balance of such
                                 mortgage loans, such amounts will be passed
                                 through to the holders of the certificates as
                                 principal prepayments.

                                 For example, with respect to 2 mortgage loans
                                 (loan numbers 24 and 88), representing
                                 approximately 1.1% of the mortgage pool (1
                                 mortgage loan in loan group 1 or 1.0% and 1
                                 mortgage loan in loan group 2 or 2.7%), in the
                                 event the related borrower does not satisfy
                                 certain economic performance criteria specified
                                 in the related mortgage loan documents, funds
                                 deposited in certain reserve accounts are
                                 required to be used to pay down the principal
                                 balance of the related mortgage loan. See
                                 "YIELD AND MATURITY CONSIDERATIONS--Yield
                                 Considerations" in this prospectus supplement.

                                 Premiums. Provisions requiring prepayment
                                 premiums and yield maintenance charges may not
                                 be enforceable in some states and under federal
                                 bankruptcy law, and may constitute interest for
                                 usury purposes. Accordingly, we cannot provide
                                 assurance that the obligation to pay that
                                 premium or charge will be enforceable or, if
                                 enforceable, that the foreclosure proceeds will
                                 be sufficient to pay such prepayment premium or
                                 yield maintenance charge. Additionally,
                                 although the collateral substitution provisions
                                 related to defeasance are not intended to be,
                                 and do not have the same effect on the
                                 certificateholders as a prepayment, we cannot
                                 provide assurance that a court would not
                                 interpret such provisions as requiring a
                                 prepayment premium or yield maintenance charge
                                 and possibly determine that such provisions are
                                 unenforceable or usurious under applicable law.
                                 Prepayment premiums and yield maintenance
                                 charges are generally not charged for
                                 prepayments resulting from casualty or
                                 condemnation and would not be paid in
                                 connection with repurchases of mortgage loans
                                 for breaches of representations or warranties
                                 or a material document defect. No prepayment
                                 premium or yield

                                      S-51

                                 maintenance charge will be required for
                                 prepayments in connection with a casualty or
                                 condemnation unless, in the case of certain of
                                 the mortgage loans, an event of default has
                                 occurred and is continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans
                                 included in the trust fund or in a particular
                                 group will occur at different rates. In
                                 addition, mortgaged properties can be released
                                 from the trust fund as a result of prepayments,
                                 defeasance, repurchases, casualties or
                                 condemnations. As a result, the aggregate
                                 balance of the mortgage loans concentrated in
                                 various property types in the trust fund or in
                                 a particular loan group changes over time. You
                                 therefore may be exposed to varying
                                 concentration risks as the mixture of property
                                 types and relative principal balance of the
                                 mortgage loans associated with certain property
                                 types changes. See the table entitled "Range of
                                 Remaining Terms to Maturity or Anticipated
                                 Repayment Date for all Mortgage Loans as of the
                                 Cut-Off Date" under "DESCRIPTION OF THE
                                 MORTGAGE POOL--Additional Mortgage Loan
                                 Information" in this prospectus supplement for
                                 a description of the respective maturity dates
                                 of the mortgage loans included in the trust
                                 fund and in each loan group. Because principal
                                 on the certificates (other than the Class X-C,
                                 Class X-P, Class Z, Class R-I and Class R-II
                                 certificates) is payable in sequential order to
                                 the extent described under "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this prospectus
                                 supplement, classes that have a lower priority
                                 of distributions are more likely to be exposed
                                 to the risk of changing concentrations
                                 discussed under "--Special Risks Associated
                                 With High Balance Mortgage Loans" below than
                                 classes with a higher sequential priority.

OPTIONAL EARLY TERMINATION OF
 THE TRUST FUND MAY RESULT IN
 AN ADVERSE IMPACT ON YOUR YIELD
 OR MAY RESULT IN A LOSS.......  The offered certificates will be subject to optional early termination by means of the
                                 purchase of the mortgage loans in the trust
                                 fund. We cannot assure you that the proceeds
                                 from a sale of the mortgage loans will be
                                 sufficient to distribute the outstanding
                                 certificate balance plus accrued interest and
                                 any undistributed shortfalls in interest
                                 accrued on the certificates that are subject to
                                 the termination. Accordingly, the holders of
                                 offered certificates affected by such a
                                 termination may suffer an adverse impact on the
                                 overall yield on their certificates, may
                                 experience repayment of their investment at an
                                 unpredictable and inopportune time or may even
                                 incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination"
                                 in this prospectus supplement.

SENSITIVITY TO LIBOR AND YIELD
 CONSIDERATIONS...............   The yield to investors in the Class A-3SF
                                 certificates and the Class A-MFL certificates
                                 will be highly sensitive to changes

                                      S-52

                                 in the level of LIBOR. Investors in the Class
                                 A-3SF certificates and the Class A-MFL
                                 certificates should consider the risk that
                                 lower than anticipated levels of LIBOR could
                                 result in actual yields that are lower than
                                 anticipated yields on the Class A-3SF
                                 certificates and the Class A-MFL certificates.

                                 In addition, because interest payments on the
                                 Class A-3SF certificates and the Class A-MFL
                                 certificates may be reduced or the pass-through
                                 rate may convert to a fixed rate, subject, only
                                 in the case of the Class A-MFL certificates, to
                                 a maximum pass-through rate equal to the
                                 weighted average of the net interest rates on
                                 the mortgage loans, in connection with certain
                                 events discussed in this prospectus supplement,
                                 the yield to investors in the Class A-3SF
                                 certificates and the Class A-MFL certificates
                                 under such circumstances may not be as high as
                                 that offered by other LIBOR based investments
                                 that are not subject to such interest rate
                                 restrictions.

                                 In general, the earlier a change in the level
                                 of LIBOR, the greater the effect on the yield
                                 to maturity to an investor in the Class A-3SF
                                 certificates and the Class A-MFL certificates.
                                 As a result, the effect on such investor's
                                 yield to maturity of a level of LIBOR that is
                                 higher (or lower) than the rate anticipated by
                                 such investor during the period immediately
                                 following the issuance of the Class A-3SF
                                 certificates and the Class A-MFL certificates
                                 is not likely to be offset by a subsequent
                                 like reduction (or increase) in the level of
                                 LIBOR. The failure by the related swap
                                 counterparty in its obligation to make
                                 payments under the related swap contract, the
                                 conversion to a fixed rate that is below the
                                 rate that would otherwise be payable at the
                                 floating rate and/or the reduction of interest
                                 payments resulting from payment of interest to
                                 the Class A-3SF regular interest and the Class
                                 A-MFL regular interest based on a pass-through
                                 rate below 4.878% per annum and 5.124% per
                                 annum, respectively, would have such a
                                 negative impact. There can be no assurance
                                 that a default by the related swap
                                 counterparty and/or the conversion of the
                                 pass-through rate from a rate based on LIBOR
                                 to a fixed rate would not adversely affect the
                                 amount and timing of distributions to the
                                 holders of the Class A-3SF certificates and
                                 the Class A-MFL certificates, as applicable.
                                 See "YIELD AND MATURITY CONSIDERATIONS" in
                                 this prospectus supplement.

RISKS RELATING TO THE
 SWAP CONTRACTS................  The trust fund will have the benefit of two swap contracts relating to the Class A-3SF
                                 certificates and the Class A-MFL certificates
                                 issued by Wachovia Bank, National Association.
                                 Because both the Class A-3SF regular interest
                                 and the Class A-MFL regular interest accrue
                                 interest at a fixed rate of interest, the
                                 ability of the holders of each of the Class
                                 A-3SF certificates and the Class A-MFL
                                 certificates to obtain the payment of interest
                                 at the designated pass-through rate (which
                                 payment of interest may be reduced in certain
                                 circumstances as described in this prospectus
                                 supplement)

                                      S-53

                                 will depend on payment by the swap counterparty
                                 pursuant to the related swap contract. See
                                 "DESCRIPTION OF THE SWAP CONTRACTS--The Class
                                 A-3SF and the Class A-MFL Swap Counterparty" in
                                 this prospectus supplement.

                                 If the applicable swap counterparty's long term
                                 ratings fall below the ratings levels set forth
                                 in the related swap contract by any rating
                                 agency, the applicable swap counterparty will
                                 be required to post collateral or find a
                                 replacement swap counterparty that would not
                                 cause another rating agency trigger event. In
                                 the event that the applicable swap counterparty
                                 fails to either post acceptable collateral or
                                 find an acceptable replacement swap
                                 counterparty after such a trigger event, the
                                 trustee will be required to take such actions
                                 (following the expiration of any applicable
                                 grace period), unless otherwise directed in
                                 writing by the holders of 25% of the Class
                                 A-3SF certificates or the Class A-MFL
                                 certificates, as applicable, to enforce the
                                 rights of the trust fund under the applicable
                                 swap contract as may be permitted by the terms
                                 of the applicable swap contract and use any
                                 termination payments received from the related
                                 swap counterparty to enter into a replacement
                                 swap contract on substantially similar terms.
                                 If the costs attributable to entering into a
                                 replacement swap contract would exceed the net
                                 proceeds of the liquidation of the applicable
                                 swap contract, a replacement swap contract will
                                 not be entered into and any such proceeds will
                                 instead be distributed to the holders of the
                                 Class A-3SF certificates or the Class A-MFL
                                 certificates, as the case may be. There can be
                                 no assurance that the applicable swap
                                 counterparty will maintain its current ratings
                                 or have sufficient assets or otherwise be able
                                 to fulfill its obligations under the related
                                 swap contract.

                                 During the occurrence of a continuing payment
                                 default with respect to the applicable swap
                                 counterparty or if the applicable swap contract
                                 is terminated and no replacement swap
                                 counterparty is found, the Class A-3SF
                                 certificate pass-through rate or the Class
                                 A-MFL certificate pass-through rate, as
                                 applicable, will convert to the fixed interest
                                 rate. Any such conversion to a fixed rate might
                                 result in a temporary delay of payment of the
                                 distributions to the holders of the Class A-3SF
                                 certificates or the Class A-MFL certificates,
                                 as applicable, if notice of the resulting
                                 change in payment terms of the certificates is
                                 not given to the Depository Trust Corporation
                                 within the time frame in advance of the
                                 distribution date that Depository Trust
                                 Corporation requires to modify the payment.

                                 If the costs attributable to entering into a
                                 replacement swap contract would exceed the net
                                 proceeds of the liquidation of the applicable
                                 swap contract, then a replacement swap contract
                                 will not be entered into and any such proceeds
                                 will instead be distributed to the holders of
                                 the Class A-3SF certificates or the Class A-MFL
                                 certificates, as applicable. There can be no
                                 assurance that the applicable swap

                                      S-54

                                 counterparty will maintain the required ratings
                                 or have sufficient assets or otherwise be able
                                 to fulfill its obligations under the related
                                 swap contract, and there can be no assurance
                                 that any termination payments payable by the
                                 swap counterparty will be sufficient for the
                                 trustee to engage a replacement swap
                                 counterparty. In addition, a termination fee
                                 may not be payable by the applicable swap
                                 counterparty in connection with certain
                                 termination events.

                                 In addition, the trustee will not be obligated
                                 to undertake any enforcement action with
                                 respect to the related swap contract unless it
                                 has received from the Class A-3SF
                                 certificateholders or the Class A-MFL
                                 certificateholders, as the case may be, an
                                 indemnity satisfactory to the trustee with
                                 respect to the costs, expenses and liabilities
                                 associated with enforcing the rights of the
                                 trust fund under the related swap contract. No
                                 such costs, expenses and/or liabilities will be
                                 payable out of the trust fund.

                                 In addition, if the funds allocated to payment
                                 of interest distributions on the Class A-3SF
                                 regular interest or the Class A-MFL regular
                                 interest are insufficient to make all required
                                 interest payments on the Class A-3SF regular
                                 interest or the Class A-MFL regular interest,
                                 as applicable, the amount paid to the related
                                 swap counterparty will be reduced and interest
                                 paid by the related swap counterparty under the
                                 applicable swap contract will be reduced, on a
                                 dollar for dollar basis, by an amount equal to
                                 the difference between the amount actually paid
                                 to the related swap counterparty and the amount
                                 that would have been paid if the funds
                                 allocated to payment of interest distributions
                                 on the corresponding regular interest had been
                                 sufficient to make all required interest
                                 payments on that regular interest. As a result,
                                 the holders of the Class A-3SF certificates
                                 and/or the Class A-MFL certificates may
                                 experience an interest shortfall. See
                                 "DESCRIPTION OF THE SWAP CONTRACTS" in this
                                 prospectus supplement.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal
                                 payments on the offered certificates and the
                                 weighted average life of the offered
                                 certificates will be affected by the rate and
                                 timing of delinquencies and defaults on the
                                 mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in
                                 the trust fund, if the delinquent amounts are
                                 not advanced, may result in shortfalls in
                                 distributions of interest and/or principal to
                                 the offered certificates for the current month.
                                 Any late payments received on or in respect of
                                 the mortgage loans will be distributed to the
                                 certificates in the priorities described more
                                 fully in this prospectus supplement, but no
                                 interest will accrue on such shortfall during
                                 the period of time such payment is delinquent.

                                      S-55

                                 If you calculate your anticipated yield based
                                 on an assumed default rate and an assumed
                                 amount of losses on the mortgage pool that are
                                 lower than the default rate and the amount of
                                 losses actually experienced, and if such
                                 losses are allocated to your class of
                                 certificates, your actual yield to maturity
                                 will be lower than the yield so calculated and
                                 could, under certain scenarios, be negative.
                                 The timing of any loss on a liquidated
                                 mortgage loan also will affect the actual
                                 yield to maturity of the offered certificates
                                 to which all or a portion of such loss is
                                 allocable, even if the rate of defaults and
                                 severity of losses are consistent with your
                                 expectations. In general, the earlier you bear
                                 a loss, the greater the effect on your yield
                                 to maturity. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Even if losses on the mortgage loans included
                                 in the trust fund are allocated to a particular
                                 class of offered certificates, such losses may
                                 affect the weighted average life and yield to
                                 maturity of other certificates. Losses on the
                                 mortgage loans, to the extent not allocated to
                                 such class of offered certificates, may result
                                 in a higher percentage ownership interest
                                 evidenced by such certificates than would
                                 otherwise have resulted absent such loss. The
                                 consequent effect on the weighted average life
                                 and yield to maturity of the offered
                                 certificates will depend upon the
                                 characteristics of the remaining mortgage
                                 loans.

ADDITIONAL COMPENSATION AND
 CERTAIN REIMBURSEMENTS TO THE
 SERVICER WILL AFFECT YOUR RIGHT
 TO RECEIVE  DISTRIBUTIONS.....  To the extent described in this prospectus supplement, the master servicer, the trustee or
                                 the fiscal agent, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances and unreimbursed servicing expenses.
                                 The right of the master servicer, the trustee
                                 or the fiscal agent to receive such payments of
                                 interest is senior to the rights of
                                 certificateholders to receive distributions on
                                 the certificates and, consequently, may result
                                 in additional trust fund expenses being
                                 allocated to the offered certificates that
                                 would not have resulted absent the accrual of
                                 such interest. In addition, the special
                                 servicer will receive a fee with respect to
                                 each specially serviced mortgage loan and any
                                 collections thereon, including specially
                                 serviced mortgage loans which have been
                                 returned to performing status. This will result
                                 in shortfalls which will be allocated to the
                                 offered certificates.

SUBORDINATION OF SUBORDINATE
 OFFERED CERTIFICATES..........  As described in this prospectus supplement, unless your certificates are Class A-1, Class
                                 A-2, Class A-3SF, Class A-4, Class A-5, Class
                                 A-6A, Class A-6B, Class A-PB, Class A-7, Class
                                 A-1A, Class X-C or Class X-P certificates, your
                                 rights to receive distributions of amounts
                                 collected or advanced on or in respect of the
                                 mortgage loans will be subordinated to

                                      S-56

                                 those of the holders of the offered
                                 certificates with an earlier payment priority.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this prospectus
                                 supplement.

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISKS...  You and other certificateholders generally do not have a right to vote and do not have the
                                 right to make decisions with respect to the
                                 administration of the trust fund. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement. Those decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee, the fiscal agent
                                 or the special servicer, as applicable. Any
                                 decision made by one of those parties in
                                 respect of the trust fund, even if that
                                 decision is determined to be in your best
                                 interests by that party, may be contrary to the
                                 decision that you or other certificateholders
                                 would have made and may negatively affect your
                                 interests.

                                 Under certain circumstances, the consent or
                                 approval of less than all certificateholders
                                 will be required to take, and will bind all
                                 certificateholders to, certain actions relating
                                 to the trust fund. The interests of those
                                 certificateholders may be in conflict with
                                 those of the other certificateholders. For
                                 example, certificateholders of certain classes
                                 that are subordinate in right of payment may
                                 direct the actions of the special servicer with
                                 respect to troubled mortgage loans and related
                                 mortgaged properties. In certain circumstances,
                                 the holder of a companion loan, mezzanine loan
                                 or subordinate debt may direct the actions of
                                 the special servicer with respect to the
                                 related mortgage loan and the holder of a
                                 companion loan, mezzanine loan or subordinate
                                 debt will have certain consent rights relating
                                 to foreclosure or modification of the related
                                 loans. The interests of such holder of a
                                 companion loan, mezzanine loan or subordinate
                                 debt may be in conflict with those of the
                                 certificateholders.

                                 Fifteen (15) of the mortgage loans (loan
                                 numbers 1, 2, 3, 14, 15, 19, 32, 38, 62, 87,
                                 95, 96, 100, 101 and 108), representing 23.1%
                                 of the mortgage pool (25.3% of loan group 1),
                                 are each evidenced by multiple promissory
                                 notes. With respect to 11 of these mortgage
                                 loans (loan numbers 1, 2, 3, 14, 15, 87, 95,
                                 96, 100, 101 and 108), representing 20.4% of
                                 the mortgage pool (22.3% of loan group 1), the
                                 related mortgage loans are evidenced by
                                 promissory notes that are pari passu in right
                                 of payment, and the holders of the pari passu
                                 companion notes (or, if applicable, the holders
                                 of beneficial interests in the pari passu
                                 companion notes) have certain control,
                                 consultation and/or consent rights with respect
                                 to the servicing and/or administration of these
                                 loans. In each case, the trust fund is
                                 comprised of only one of the pari passu notes
                                 except in the

                                      S-57

                                 case of the U-Haul Portfolio mortgage loans
                                 which are evidenced by six pari passu loans. In
                                 the case of the AmericasMart whole loan, the
                                 101 Avenue of the Americas whole loan and the
                                 U-Haul Portfolio whole loan, the related pari
                                 passu companion note or notes is included in
                                 the trust fund created in connection with the
                                 Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C19 commercial mortgage
                                 securitization, the LB-UBS Commercial Mortgage
                                 Trust, Commercial Mortgage Pass-Through
                                 Certificates, Series 2005-C3 commercial
                                 mortgage securitization and the Morgan Stanley
                                 Capital I Inc., Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-HQ6
                                 commercial mortgage securitization,
                                 respectively. With respect to the other 4
                                 mortgage loans evidenced by multiple promissory
                                 notes, the related mortgage loans are each part
                                 of a split loan structure where one promissory
                                 note is subordinate in right of payment to the
                                 other promissory note. In each case, the trust
                                 fund does not include the subordinate companion
                                 note. In addition, such holders of the pari
                                 passu companion notes or the subordinate
                                 companion notes (or, if applicable, the holders
                                 of beneficial interests in the pari passu
                                 companion notes or the subordinate companion
                                 notes) may have been granted various rights and
                                 powers pursuant to the related intercreditor
                                 agreement or other similar agreement, including
                                 cure rights and purchase options with respect
                                 to the related mortgage loans. In some cases,
                                 the foregoing rights and powers may be
                                 assignable or may be exercised through a
                                 representative or designee. Accordingly, these
                                 rights may potentially conflict with the
                                 interests of the certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and
                                 servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this
                                 prospectus supplement and "DESCRIPTION OF THE
                                 CERTIFICATES--Voting Rights" in this prospectus
                                 supplement and the accompanying prospectus.

LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED....................  There is currently no secondary market for the offered certificates. While each underwriter
                                 has advised us that it intends to make a
                                 secondary market in one or more classes of the
                                 offered certificates, none of them are under
                                 any obligation to do so. No secondary market
                                 for your certificates may develop. If a
                                 secondary market does develop, there can be no
                                 assurance that it will be available for the
                                 offered certificates or, if it is available,
                                 that it will provide holders of the offered
                                 certificates with liquidity of investment or
                                 continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial
                                 decrease in the market value of your
                                 certificates. Your certificates will not be
                                 listed on any securities exchange

                                      S-58

                                 or traded in any automated quotation system of
                                 any registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of Cede & Co., as the
                                 nominee for DTC, and will not be registered in
                                 your name. As a result, you will not be
                                 recognized as a certificateholder, or holder of
                                 record of your certificates.
POTENTIAL CONFLICTS
 OF INTEREST...................  The master servicer is one of the mortgage loan sellers, the Class A-3SF swap counterparty, the
                                 Class A-MFL swap counterparty and is an
                                 affiliate of the depositor and one of the
                                 underwriters. In addition, Wachovia Bank,
                                 National Association is also the master
                                 servicer under the pooling and servicing
                                 agreement executed in connection with the
                                 Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C19 commercial mortgage
                                 securitization under which the AmericasMart
                                 mortgage loan is being serviced. These
                                 affiliations could cause conflicts with the
                                 master servicer's duties to the trust fund
                                 under the pooling and servicing agreement.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard described in this prospectus
                                 supplement without regard to an affiliation
                                 with any other party to the pooling and
                                 servicing agreement. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 Wachovia Bank, National Association is also an
                                 equity owner of Capital Lease, LP, the holder
                                 of the companion loan with respect to the
                                 Monument I at WorldGate mortgage loan, the
                                 Tollway Office Center II mortgage loan and the
                                 Rapp Collins Worldwide Building mortgage loan.
                                 Accordingly, a conflict may arise between
                                 Wachovia Bank, National Association's duties to
                                 the trust fund under the pooling and servicing
                                 agreement and its or its affiliate's interest
                                 as a holder of a companion loan or the holder
                                 of certain certificates. See "DESCRIPTION OF
                                 THE MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 With respect to the Monument I at WorldGate
                                 loan, the Tollway Office Center II loan and the
                                 Rapp Collins Worldwide loan (loan numbers 19,
                                 38 and 62), representing approximately 2.1% of
                                 the mortgage pool (2.3% of loan group 1), the
                                 holder of each subordinate companion loan,
                                 Caplease, LP, is also the sole owner of each
                                 related borrower. Pursuant to the related
                                 intercreditor agreements, the mortgagee will be
                                 required to seek the consent of Caplease, LP,
                                 as holder of the related subordinate companion
                                 loans, in connection with certain modifications
                                 and/or waivers of the corresponding whole loans
                                 which materially and adversely affect the
                                 holder of the related companion loans;
                                 provided, however, following an event of
                                 default under the mortgage loan documents,
                                 Caplease, LP will not have any right to

                                      S-59

                                 consult with or direct the mortgagee with
                                 respect to a foreclosure or liquidation of the
                                 related mortgaged property or to make property
                                 protection advances. Accordingly, a conflict
                                 may result.

                                 With respect to 1 mortgage loan (loan number
                                 28), representing 0.7% of the mortgage pool
                                 (7.9% of loan group 2), Wachovia Bank, National
                                 Association is the mortgagee under a second
                                 mortgage secured by the related mortgaged
                                 property and a pledge of the equity interest in
                                 the borrower, which is subject to the terms of
                                 a subordination and standstill agreement. In
                                 addition, Wachovia Bank, National Association
                                 is the holder of certain mezzanine indebtedness
                                 with respect to 3 mortgage loans (loan numbers
                                 5, 23 and 29), representing 5.4% of the
                                 mortgage pool (5.9% of loan group 1) and may
                                 have certain cure rights and/or purchase rights
                                 with respect to such position. Accordingly, a
                                 conflict may arise between Wachovia Bank,
                                 National Association's duties to the trust fund
                                 under the pooling and servicing agreement and
                                 its or its affiliate's interest as a holder of
                                 a companion loan, the holder of mezzanine
                                 indebtedness or the holder of certain other
                                 indebtedness secured by the mortgaged property.
                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" in this prospectus
                                 supplement.

                                 In addition, an entity affiliated with
                                 CWCapital LLC, the special servicer and the
                                 initial controlling class representative is
                                 expected to be the holder of certain mezzanine
                                 indebtedness with respect to the U-Haul
                                 Portfolio mortgage loans, representing 1.2% of
                                 the mortgage pool (1.3% of loan group 1) and
                                 will have certain cure rights and/or purchase
                                 rights with respect to the related mortgage
                                 loans. Accordingly, a conflict may arise
                                 between the special servicer's duties to the
                                 trust fund under the pooling and servicing
                                 agreement, the rights of the initial
                                 controlling class representative and their
                                 affiliate's interest as a holder of the holder
                                 of mezzanine indebtedness.

                                 In addition, with respect to 2 mortgage loans
                                 (loan numbers 152 and 171), representing 0.2%
                                 of the mortgage pool (0.2% of loan group 1), an
                                 affiliate of Wachovia Bank, National
                                 Association owns a 100% preferred equity
                                 interest in each related borrower. As a result,
                                 a conflict could have arisen during the
                                 origination process as a result of Wachovia
                                 Bank, National Association being the originator
                                 of the related mortgage loans as well as the
                                 owner of the equity interests in each related
                                 borrower. In addition, a conflict may arise
                                 between Wachovia Bank, National Association's
                                 duties to the trust under the pooling and
                                 servicing agreement and its affiliate's equity
                                 interest in the related borrower. However, the
                                 pooling and servicing agreement provides that
                                 the mortgage loans shall be administered in
                                 accordance with the servicing standard
                                 described in this prospectus supplement without
                                 regard to any relationship that the master
                                 servicer or any affiliate thereof may have with
                                 the related borrower. In addition, the special
                                 servicer (and any related sub-servicer)

                                      S-60

                                 will be involved in determining whether to
                                 modify or foreclose a defaulted mortgage loan.
                                 The special servicer is not affiliated with the
                                 master servicer or the related borrower.

                                 The special servicer (and any related
                                 sub-servicer) will be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer or an
                                 affiliate of the special servicer may purchase
                                 certain other non-offered certificates
                                 (including the controlling class and the Class
                                 Z certificates). The special servicer or its
                                 affiliate may serve as the initial controlling
                                 class representative. The special servicer or
                                 its affiliates may acquire non-performing loans
                                 or interests in non-performing loans, which may
                                 include REO properties that compete with the
                                 mortgaged properties securing mortgage loans in
                                 the trust fund. The special servicer or its
                                 affiliates own and are in the business of
                                 acquiring assets similar in type to the assets
                                 of the trust fund. The special servicer or its
                                 affiliates may also make loans on properties
                                 that may compete with the mortgaged properties
                                 and may also advise other clients that own or
                                 are in the business of owning properties that
                                 compete with the mortgaged properties or that
                                 own loans like the mortgage loans included in
                                 the trust fund. Accordingly, the assets of the
                                 special servicer and its affiliates may,
                                 depending upon the particular circumstances
                                 including the nature and location of such
                                 assets, compete with the mortgaged properties
                                 for tenants, purchasers, financing and so
                                 forth. See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement.

                                 This could cause a conflict between the special
                                 servicer's duties to the trust fund under the
                                 pooling and servicing agreement and its
                                 interest as a holder of a certificate. However,
                                 the pooling and servicing agreement provides
                                 that the mortgage loans shall be administered
                                 in accordance with the servicing standard
                                 without regard to ownership of any certificate
                                 by the master servicer, the special servicer or
                                 any affiliate of the special servicer. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement.

                                 In addition, the related property managers and
                                 borrowers may experience conflicts of interest
                                 in the management and/or ownership of the
                                 mortgaged properties securing the mortgage
                                 loans because:

                                 o  a substantial number of the mortgaged
                                    properties are managed by property managers
                                    affiliated with the respective borrowers;

                                 o  these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with
                                    the mortgaged properties;

                                 o  affiliates of the property manager and/or
                                    the borrowers or the property managers
                                    and/or the borrowers themselves also may own
                                    other properties, including competing
                                    properties; or

                                      S-61

                                 o  the mortgaged property is self-managed.

                                 In addition, certain mortgage loans included in
                                 the trust fund may have been refinancings of
                                 debt previously held by (or by an affiliate of)
                                 one of the mortgage loan sellers.

                                 The activities of the mortgage loan sellers and
                                 their affiliates may involve properties which
                                 are in the same markets as the mortgaged
                                 properties underlying the certificates. In such
                                 case, the interests of each of the mortgage
                                 loan sellers or such affiliates may differ
                                 from, and compete with, the interests of the
                                 trust fund, and decisions made with respect to
                                 those assets may adversely affect the amount
                                 and timing of distributions with respect to the
                                 certificates.

                                 One of the mortgage loan sellers, CWCapital
                                 LLC, is an affiliate of the initial controlling
                                 class representative and an affiliate of the
                                 special servicer and such mortgage loan seller
                                 may have interests that conflict with its
                                 interests as a mortgage loan seller.

TERRORIST ATTACKS AND MILITARY
 CONFLICTS MAY ADVERSELY AFFECT
 YOUR INVESTMENT...............  On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The full impact of
                                 these events is not yet known, but could
                                 include, among other things, increased
                                 volatility in the price of securities including
                                 your certificates. The terrorist attacks may
                                 also adversely affect the revenues or costs of
                                 operation of the mortgaged properties. The
                                 terrorist attacks on the World Trade Center and
                                 the Pentagon suggest an increased likelihood
                                 that large public areas such as shopping malls
                                 or large office buildings could become the
                                 target of terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. See "--Insurance Coverage
                                 on Mortgaged Properties May Not Cover Special
                                 Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the
                                 United States and military conflict in Iraq and
                                 elsewhere may significantly reduce air travel
                                 throughout the United States, and, therefore,
                                 continue to have a negative effect on revenues
                                 in areas heavily dependent on tourism. Any
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hotel mortgaged properties and those
                                 mortgaged properties located in tourist areas,
                                 which could reduce the ability of such
                                 mortgaged properties to generate cash flow.

                                      S-62

                                 It is uncertain what continued effect armed
                                 conflict involving the United States, including
                                 the recent war between the United States and
                                 Iraq or any future conflict with any other
                                 country, will have on domestic and world
                                 financial markets, economies, real estate
                                 markets, insurance costs or business segments.
                                 Foreign or domestic conflicts of any kind could
                                 have an adverse effect on the mortgaged
                                 properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely affect
                                 your investment in the certificates.

                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH COMMERCIAL
 LENDING MAY BE DIFFERENT THAN
 FOR RESIDENTIAL LENDING.......  Commercial and multifamily lending is generally viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk
                                 of loss than lending which is secured by
                                 single-family residences, in part because it
                                 typically involves making larger loans to
                                 single borrowers or groups of related
                                 mortgagors. In addition, unlike loans which are
                                 secured by single-family residences, repayment
                                 of loans secured by commercial and multifamily
                                 properties depends upon the ability of the
                                 related real estate project:

                                 o  to generate income sufficient to pay debt
                                    service, operating expenses and leasing
                                    commissions and to make necessary repairs,
                                    tenant improvements and capital
                                    improvements; and

                                 o  in the case of loans that do not fully
                                    amortize over their terms, to retain
                                    sufficient value to permit the borrower to
                                    pay off the loan at maturity through a sale
                                    or refinancing of the mortgaged property.

FUTURE CASH FLOW AND PROPERTY
 VALUES ARE NOT PREDICTABLE....  A number of factors, many beyond the control of the property owner, may affect the ability
                                 of an income-producing real estate project to
                                 generate sufficient net operating income to pay
                                 debt service and/or to maintain its value.
                                 Among these factors are:

                                 o  economic conditions generally and in the
                                    area of the project;

                                 o  the age, quality, functionality and design
                                    of the project;

                                 o  the degree to which the project competes
                                    with other projects in the area;

                                 o  changes or continued weakness in specific
                                    industry segments;

                                 o  increases in operating costs;

                                 o  the willingness and ability of the owner to
                                    provide capable property management and
                                    maintenance;

                                 o  the degree to which the project's revenue is
                                    dependent upon a single tenant or user, a
                                    small group of tenants,

                                      S-63

                                    tenants concentrated in a particular
                                    business or industry and the competition to
                                    any such tenants;

                                 o  an increase in the capital expenditures
                                    needed to maintain the properties or make
                                    improvements;

                                 o  a decline in the financial condition of a
                                    major tenant;

                                 o  the location of a mortgaged property;

                                 o  whether a mortgaged property can be easily
                                    converted (or converted at all) to
                                    alternative uses;

                                 o  an increase in vacancy rates;

                                 o  perceptions regarding the safety,
                                    convenience and attractiveness of such
                                    properties;

                                 o  vulnerability to litigation by tenants and
                                    patrons; and

                                 o  environmental contamination.

                                 Many of the mortgaged properties securing
                                 mortgage loans included in the trust fund have
                                 leases that expire or may be subject to tenant
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Certain of such
                                 loans may be leased entirely to a single
                                 tenant. For example, the mortgaged property
                                 securing the 101 Avenue of the Americas loan
                                 (loan number 15), representing approximately
                                 1.6% of the mortgage pool (1.8% of loan group
                                 1), is leased entirely to Building Service
                                 Local 32B-32J. The Building Service Local
                                 32B-32J lease expires in December 2011, the
                                 same month the related mortgage loan matures.
                                 See "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--101 Avenue of the
                                 Americas" in this prospectus supplement. In
                                 addition, the mortgaged properties securing 2
                                 mortgage loans (loan numbers 23 and 29),
                                 representing 1.6% of the mortgage pool (1.7% of
                                 loan group 1), are leased in their entirety to
                                 American Express Travel Related Services. Both
                                 leases expire in March 2015, which is
                                 approximately three months prior to the
                                 maturity date of the related mortgage loans. In
                                 addition, the mortgaged property securing the
                                 Tollway Office Center II mortgage loan (loan
                                 number 38), representing approximately 0.6% of
                                 the mortgage pool (0.6% of loan group 1), is
                                 leased entirely to Capital One Services, Inc.
                                 The Capital One Services, Inc. lease expires in
                                 February 2015, and the related mortgage loan
                                 matures in May 2013. However, Capital One
                                 Services, Inc. has the option to terminate its
                                 lease in June 2013 upon 9 months notice;
                                 provided, upon notice of its intent to
                                 terminate the lease, Capital One Services, Inc.
                                 is required to pay a termination fee equal to
                                 $1,793,772, and a cash flow sweep will be
                                 required for the following 9 months. If leases
                                 are not renewed or replaced, if tenants
                                 default, if rental rates fall and/or if
                                 operating expenses increase, the borrower's
                                 ability to repay the loan may be impaired and
                                 the resale value of the property, which is
                                 substantially dependent upon the property's
                                 ability to generate income, may decline. Even
                                 if borrowers

                                      S-64

                                 successfully renew leases or relet vacated
                                 space, the costs associated with reletting,
                                 including tenant improvements, leasing
                                 commissions and free rent, can exceed the
                                 amount of any reserves maintained for that
                                 purpose and reduce cash from the mortgaged
                                 properties. Although some of the mortgage loans
                                 included in the trust fund require the borrower
                                 to maintain escrows for leasing expenses, there
                                 is no guarantee that these reserves will be
                                 sufficient.

                                 In addition, there are other factors, including
                                 changes in zoning or tax laws, restrictive
                                 covenants, tenant exclusives and rights of
                                 first refusal to lease or purchase, the
                                 availability of credit for refinancing and
                                 changes in interest-rate levels that may
                                 adversely affect the value of a project and/or
                                 the borrower's ability to sell or refinance
                                 without necessarily affecting the ability to
                                 generate current income. In addition, certain
                                 of the mortgaged properties may be leased in
                                 whole or in part by government-sponsored
                                 tenants who may have certain rights to cancel
                                 their leases or reduce the rent payable with
                                 respect to such leases at any time for, among
                                 other reasons, lack of appropriations. With
                                 respect to the NGP Rubicon GSA Pool mortgage
                                 loan (loan number 2, representing 5.3% of the
                                 mortgage pool (5.8% of loan group 1), 94.9% of
                                 the rentable area at the related mortgaged
                                 properties is occupied by U.S. government
                                 agencies. Although such U.S. government leases
                                 generally do not permit the related tenant to
                                 terminate its lease due to any lack of
                                 appropriations, certain of the U.S. government
                                 leases with respect to the NGP Rubicon GSA Pool
                                 mortgage loan permit the related tenant to
                                 terminate its lease after a specified date
                                 contained in the respective lease, some of
                                 which may be prior to the maturity date of the
                                 related mortgage loan, subject to certain terms
                                 and conditions contained therein. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--NGP Rubicon GSA Pool"
                                 in this prospectus supplement.

                                 Other factors are more general in nature, such
                                 as:

                                 o  national, regional or local economic
                                    conditions (including plant and military
                                    installation closings, industry slowdowns
                                    and unemployment rates);

                                 o  local real estate conditions (such as an
                                    oversupply of retail space, office space or
                                    multifamily housing);

                                 o  demographic factors;

                                 o  consumer confidence;

                                 o  consumer tastes and preferences; and

                                 o  changes in building codes and other
                                    applicable laws.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o  the length of tenant leases;

                                      S-65

                                 o  the creditworthiness of tenants;

                                 o  in the case of rental properties, the rate
                                    at which new rentals occur;

                                 o  the property's "operating leverage" (i.e.,
                                    the percentage of total property expenses in
                                    relation to revenue, the ratio of fixed
                                    operating expenses to those that vary with
                                    revenues and the level of capital
                                    expenditures required to maintain the
                                    property and to retain or replace tenants);
                                    and

                                 o  a decline in the real estate market or in
                                    the financial condition of a major tenant
                                    will tend to have a more immediate effect on
                                    the net operating income of property with
                                    short-term revenue sources, such as
                                    short-term or month-to-month leases, and may
                                    lead to higher rates of delinquency or
                                    defaults.

SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE TO
 ALTERNATIVE USES..............  Some of the mortgaged properties securing the mortgage loans included in the trust fund may
                                 not be readily convertible (or convertible at
                                 all) to alternative uses if those properties
                                 were to become unprofitable for any reason. For
                                 example, a mortgaged property may not be
                                 readily convertible (or convertible at all) due
                                 to restrictive covenants related to such
                                 mortgaged property including, in the case of
                                 mortgaged properties which are part of a
                                 condominium regime, the use and other
                                 restrictions imposed by the condominium
                                 declaration and other related documents,
                                 especially in a situation where a mortgaged
                                 property does not represent the entire
                                 condominium regime. In addition, mortgaged
                                 properties that have been designated as
                                 historic sites may be difficult to convert to
                                 alternative uses. In addition, converting
                                 commercial properties to alternate uses
                                 generally requires substantial capital
                                 expenditures. The liquidation value of any
                                 mortgaged property, subject to limitations of
                                 the kind de-scribed above or other limitations
                                 on convertibility of use, may be substantially
                                 less than would be the case if the property
                                 were readily adaptable to other uses.

                                 See "--Special Risks Associated with Industrial
                                 and Mixed-Use Facilities" and "--Special Risks
                                 Associated with Self Storage Facilities" below.

LOANS NOT INSURED
 OR GUARANTEED.................  Generally, the mortgage loans included in the trust fund will not be an obligation of, or be
                                 insured or guaranteed by, any governmental
                                 entity, by any private mortgage insurer, or by
                                 the depositor, any mortgage loan seller, the
                                 underwriters, the master servicer, the special
                                 servicer, the trustee, the fiscal agent or any
                                 of their respective affiliates.

                                 We have not evaluated the significance of the
                                 recourse provisions of mortgage loans that may
                                 permit recourse against the related borrower or
                                 another person in the event

                                      S-66

                                 of a default. Accordingly, you should assume
                                 all of the mortgage loans included in the trust
                                 fund are nonrecourse loans, and that recourse
                                 in the case of default will be limited to the
                                 related mortgaged property.

                                 However, in certain circumstances a mortgage
                                 loan seller will be obligated to repurchase or
                                 substitute a mortgage loan sold by it if:

                                 o  there is a defect or omission with respect
                                    to certain of the documents relating to such
                                    mortgage loan and such defect or omission
                                    materially and adversely affects the value
                                    of a mortgage loan or the interests of the
                                    trust fund therein or the interests of any
                                    certificateholder; or

                                 o  certain of their respective representations
                                    or warranties concerning such mortgage loan
                                    are breached, and such breach materially and
                                    adversely affects the value of such mortgage
                                    loan, the interests of the trust fund
                                    therein or the interests of any
                                    certificateholder and is not cured as
                                    required.

                                 We cannot provide assurance that the applicable
                                 mortgage loan seller will be in a financial
                                 position to make such a repurchase or
                                 substitution.

RISKS RELATING TO CERTAIN
 PROPERTY TYPES................  Particular types of income properties are exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
 OFFICE PROPERTIES.............  Office properties may require their owners to expend significant amounts of cash to pay for
                                 general capital improvements, tenant
                                 improvements and costs of re-leasing space.
                                 Office properties that are not equipped to
                                 accommodate the needs of modern businesses may
                                 become functionally obsolete and thus
                                 non-competitive.

                                 In addition, a large number of factors may
                                 adversely affect the value of office
                                 properties, including:

                                 o  the quality of an office building's tenants;

                                 o  the physical attributes of the building in
                                    relation to competing buildings (e.g., age,
                                    condition, design, access to transportation
                                    and ability to offer certain amenities, such
                                    as sophisticated building systems);

                                 o  the physical attributes of the building with
                                    respect to the technological needs of the
                                    tenants, including the adaptability of the
                                    building to changes in the technological
                                    needs of the tenants;

                                 o  the desirability of the area as a business
                                    location;

                                 o  the presence of competing properties; and

                                 o  the strength and nature of the local economy
                                    (including labor costs and quality, tax
                                    environment and quality of life for
                                    employees).

                                      S-67

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of properties for new
                                 tenants.

                                 Office properties secure 41 of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 38.4% of the
                                 mortgage pool (42.1% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 SHOPPING CENTERS AND OTHER
 RETAIL PROPERTIES............   Shopping centers are affected by the health of
                                 the retail industry, which is currently
                                 undergoing a consolidation and is experiencing
                                 changes due to the growing market share of
                                 "off-price" retailing, including the popularity
                                 of home shopping networks, shopping via
                                 internet web sites and telemarketing. A
                                 particular shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor, shadow anchor or
                                 major tenant, a shift in consumer demand due to
                                 demographic changes (e.g., population decreases
                                 or changes in average age or income) and/or
                                 changes in consumer preference (e.g., to
                                 discount retailers).

                                 In the case of retail properties, the failure
                                 of an anchor, shadow anchor or major tenant to
                                 renew its lease, the termination of an anchor,
                                 shadow anchor or major tenant's lease, the
                                 bankruptcy or economic decline of an anchor,
                                 shadow anchor or major tenant, or the cessation
                                 of the business of an anchor, shadow anchor or
                                 major tenant at its store, notwithstanding that
                                 such tenant may continue payment of rent after
                                 "going dark," may have a particularly negative
                                 effect on the economic performance of a
                                 shopping center property given the importance
                                 of anchor tenants, shadow anchor tenants and
                                 major tenants in attracting traffic to other
                                 stores within the same shopping center. In
                                 addition, the failure of one or more major
                                 tenants, such as an anchor or shadow anchor
                                 tenant, to operate from its premises may
                                 entitle other tenants to rent reductions or the
                                 right to terminate their leases. See "--The
                                 Failure of a Tenant Will Have a Negative Impact
                                 on Single Tenant and Tenant Concentration
                                 Properties" below.

                                 Retail properties, including shopping centers,
                                 secure 74 of the mortgage loans included in the
                                 trust fund as of the cut-off date, representing
                                 23.9% of the mortgage pool (26.2% of loan group
                                 1).

SPECIAL RISKS ASSOCIATED WITH
 INDUSTRIAL AND MIXED-USE
 FACILITIES....................  Industrial and mixed-use facilities present risks not associated with other properties.
                                 Significant factors determining the value of
                                 industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                      S-68

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both
                                 office properties and industrial properties,
                                 although industrial properties are more
                                 frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear ceiling heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. In addition,
                                 because of the unique construction requirements
                                 of many industrial properties, any vacant
                                 industrial property may not be easily converted
                                 to other uses. Location is also important to an
                                 industrial property. An industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways and
                                 other distribution channels.

                                 Industrial properties may be adversely affected
                                 by reduced demand for industrial space
                                 occasioned by a decline in a particular
                                 industry segment (e.g., a decline in defense
                                 spending), and a particular industrial property
                                 that suited the needs of its original tenant
                                 may be difficult to relet to another tenant or
                                 may become functionally obsolete relative to
                                 newer properties. In addition, lease terms with
                                 respect to industrial properties are generally
                                 for shorter periods of time than with respect
                                 to other properties and may result in a
                                 substantial percentage of leases expiring in
                                 the same year at any particular industrial
                                 property.

                                 Industrial properties secure 14 of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 6.2% of the mortgage
                                 pool (6.8% of loan group 1).

                                 Mixed use mortgaged properties consist of
                                 either (i) multifamily and office components,
                                 (ii) office and retail components or (iii)
                                 retail and multifamily components, and as such,
                                 mortgage loans secured by mixed use properties
                                 will share the risks associated with such
                                 underlying components. See "--Special Risks
                                 Associated with Office Properties", "--Special
                                 Risks Associated with Shopping Centers and
                                 Other Retail Properties" and "--Special Risks
                                 Associated with Multifamily Properties" in this
                                 prospectus supplement.

                                 Mixed-use properties secure 4 of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 4.2% of the mortgage
                                 pool (4.6% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 MULTIFAMILY PROJECTS.........   Multifamily projects are part of a market
                                 that, in general, is characterized by low
                                 barriers to entry. Thus, a particular apartment
                                 market with historically low vacancies could

                                      S-69

                                 experience substantial new construction and a
                                 resultant oversupply of units in a relatively
                                 short period of time. Since multifamily
                                 apartment units are typically leased on a
                                 short-term basis, the tenants who reside in a
                                 particular project within such a market may
                                 easily move to alternative projects with more
                                 desirable amenities or locations.

                                 A large number of factors may adversely affect
                                 the value and successful operation of a
                                 multifamily property, including:

                                 o  the physical attributes of the apartment
                                    building (for example, its age, appearance
                                    and construction quality);

                                 o  the location of the property (for example, a
                                    change in the neighborhood over time);

                                 o  the ability of management to provide
                                    adequate maintenance and insurance;

                                 o  the types of services and amenities that the
                                    property provides;

                                 o  the property's reputation;

                                 o  the level of mortgage interest rates (which,
                                    if relatively low, may encourage tenants to
                                    purchase rather than lease housing);

                                 o  the tenant mix, such as the tenant
                                    population being predominantly students or
                                    being heavily dependent on workers from a
                                    particular business or personnel from a
                                    local military base;

                                 o  dependence upon governmental programs that
                                    provide rent subsidies to tenants pursuant
                                    to tenant voucher programs or tax credits to
                                    developers to provide certain types of
                                    development;

                                 o  the presence of competing properties;

                                 o  adverse local or national economic
                                    conditions; and

                                 o  state and local regulations.

                                 Furthermore, multifamily projects may be
                                 subject to various tax credit, city, state and
                                 federal housing subsidies, rent stabilization
                                 or similar programs. The limitations and
                                 restrictions imposed by these programs could
                                 result in realized losses on the mortgage
                                 loans. In addition, in the event that the
                                 program is cancelled, it could result in less
                                 income for the project. These programs may
                                 include:

                                 o  rent limitations that could adversely affect
                                    the ability of borrowers to increase rents
                                    to maintain the condition of their mortgaged
                                    properties and satisfy operating expenses;
                                    and

                                 o  tenant income restrictions that may reduce
                                    the number of eligible tenants in those
                                    mortgaged properties and result in a
                                    reduction in occupancy rates.

                                      S-70

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                 Multifamily properties secure 33 of the
                                 mortgage loans included in the trust fund as of
                                 the cut-off date, representing 9.0% of the
                                 mortgage pool (2 mortgage loans in loan group 1
                                 or 0.3% and all of the mortgage loans in loan
                                 group 2).

SPECIAL RISKS ASSOCIATED WITH
 HOSPITALITY PROPERTIES........  Hospitality properties are affected by various factors, including:

                                 o  location;

                                 o  quality;

                                 o  management ability;

                                 o  amenities;

                                 o  franchise affiliation (or lack thereof);

                                 o  continuing expenditures for modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their
                                    anticipated useful lives;

                                 o  a deterioration in the financial strength or
                                    managerial capabilities of the owner and
                                    operator of a hotel;

                                 o  changes in travel patterns caused by changes
                                    in access, energy prices, strikes,
                                    relocation of highways, the construction of
                                    additional highways or other factors;

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that may be charged for a room and
                                    may result in a reduction in occupancy
                                    levels; and

                                 o  construction of competing hotels or motels,
                                    which may also limit the amount that may be
                                    charged for a room and may result in a
                                    reduction in occupancy levels.

                                 Because hotel rooms generally are rented for
                                 short periods of time, hospitality properties
                                 tend to be affected more quickly by adverse
                                 economic conditions and competition than other
                                 commercial properties. All of the mortgage
                                 loans secured by hotel properties are
                                 affiliated with a franchise or hotel management
                                 company through a franchise or management
                                 agreement. The performance of a hotel property
                                 affiliated with a franchise or hotel management
                                 company depends in part on:

                                 o  the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                      S-71

                                 o  the public perception of the franchise or
                                    hotel chain service mark; and

                                 o  the duration of the franchise licensing or
                                    management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of franchise license
                                 agreements is restricted. In the event of a
                                 foreclosure, the lender or its agent would not
                                 have the right to use the franchise license
                                 without the franchisor's consent. Conversely,
                                 in the case of certain mortgage loans, the
                                 lender may be unable to remove a franchisor or
                                 a hotel management company that it desires to
                                 replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract
                                 customers, and some of such hotel's revenues,
                                 may depend in large part on its having a liquor
                                 license. Such a license may not be transferable
                                 (e.g., in connection with a foreclosure).

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature; different seasons
                                 affect different hotels depending on type and
                                 location. This seasonality can be expected to
                                 cause periodic fluctuations in a hospitality
                                 property's room and restaurant revenues,
                                 occupancy levels, room rates and operating
                                 expenses. In addition, the events of September
                                 11, 2001, have had an adverse impact on the
                                 tourism and convention industry. See
                                 "--Terrorist Attacks and Military Conflicts May
                                 Adversely Affect Your Investment" in this
                                 prospectus supplement.

                                 Hospitality properties secure 13 of the
                                 mortgage loans included in the trust fund as of
                                 the cut-off date, representing 7.6% of the
                                 mortgage pool (8.4% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 MERCHANDISE MART PROPERTIES...  Merchandise mart properties present risks not associated with other properties. Significant
                                 factors determining the value of merchandise
                                 mart properties include:

                                 o  competing merchandise mart properties;

                                 o  decreased demand for showrooms and trade
                                    shows due to alternative merchandising
                                    outlets or sources;

                                 o  inability of the merchandise mart's property
                                    management to attract trade shows and
                                    industries and potential costs related to
                                    such efforts; and

                                 o  decreased demand for showrooms and trade
                                    shows due to economic downturns in
                                    industries typically associated with
                                    merchandise mart properties, such as home
                                    furnishings and apparel.

                                      S-72

                                 Because merchandise mart properties tend to
                                 have short term leases, the financial
                                 performance of merchandise mart properties
                                 tends to be affected by adverse economic
                                 conditions and competition more quickly than
                                 other commercial properties.

                                 Moreover, many tenants of and exhibitors in
                                 merchandise mart properties are small
                                 businesses which generally experience a higher
                                 rate of bankruptcy, business failure and other
                                 financial difficulties than other businesses,
                                 thereby increasing the risk of tenant or
                                 exhibitor default.

                                 Merchandise mart properties secure 1 of the
                                 mortgage loans included in the trust fund as of
                                 the cut-off date, representing 5.6% of the
                                 mortgage pool (6.1% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 SELF STORAGE FACILITIES.......  The self storage facilities market contains low barriers to entry. In addition, due to the
                                 short term nature of self storage leases, self
                                 storage properties also may be subject to more
                                 volatility in terms of supply and demand than
                                 loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to
                                 convert such a facility to an alternative use.
                                 Thus, liquidation value of self storage
                                 properties may be substantially less than would
                                 be the case if the same were readily adaptable
                                 to other uses.

                                 In addition, it is difficult to assess the
                                 environmental risks posed by such facilities
                                 due to tenant privacy, anonymity and
                                 unsupervised access to such facilities.
                                 Therefore, such facilities may pose additional
                                 environmental risks to investors. The
                                 environmental site assessments discussed in
                                 this prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units included in the self storage properties.
                                 We therefore cannot provide assurance that all
                                 of the units included in the self storage
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future. See "--Environmental
                                 Laws May Adversely Affect the Value of and Cash
                                 Flow from a Mortgaged Property" below.

                                 Self storage properties secure 24 of the
                                 mortgage loans included in the trust fund as of
                                 the cut off date, representing 4.1% of the
                                 mortgage pool (4.5% of loan group 1).

ENVIRONMENTAL LAWS MAY ADVERSELY
 AFFECT THE VALUE OF AND CASH
 FLOW FROM A MORTGAGED PROPERTY  If an adverse environmental condition exists with respect to a mortgaged property securing a
                                 mortgage loan included in the trust fund, the
                                 trust fund may be subject to certain risks
                                 including the following:

                                 o  a reduction in the value of such mortgaged
                                    property which may make it impractical or
                                    imprudent to foreclose against such
                                    mortgaged property;

                                      S-73

                                 o  the potential that the related borrower may
                                    default on the related mortgage loan due to
                                    such borrower's inability to pay high
                                    remediation costs or costs of defending
                                    lawsuits due to an environmental impairment
                                    or difficulty in bringing its operations
                                    into compliance with environmental laws;

                                 o  liability for clean-up costs or other
                                    remedial actions, which could exceed the
                                    value of such mortgaged property or the
                                    unpaid balance of the related mortgage loan;
                                    and

                                 o  the inability to sell the related mortgage
                                    loan in the secondary market or to lease
                                    such mortgaged property to potential
                                    tenants.

                                 Under certain federal, state and local laws,
                                 federal, state and local agencies may impose a
                                 statutory lien over affected property to secure
                                 the reimbursement of remedial costs incurred by
                                 these agencies to correct adverse environmental
                                 conditions. This lien may be superior to the
                                 lien of an existing mortgage. Any such lien
                                 arising with respect to a mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund would adversely affect the value of such
                                 mortgaged property and could make impracticable
                                 the foreclosure by the special servicer on such
                                 mortgaged property in the event of a default by
                                 the related borrower.

                                 Under various federal, state and local laws,
                                 ordinances and regulations, a current or
                                 previous owner or operator of real property, as
                                 well as certain other types of parties, may be
                                 liable for the costs of investigation, removal
                                 or remediation of hazardous or toxic substances
                                 on, under, adjacent to or in such property. The
                                 cost of any required investigation, delineation
                                 and/or remediation and the owner's liability
                                 therefor is generally not limited under
                                 applicable laws. Such liability could exceed
                                 the value of the property and/or the aggregate
                                 assets of the owner. Under some environmental
                                 laws, a secured lender (such as the trust fund)
                                 may be found to be an "owner" or "operator" of
                                 the related mortgaged property if it is
                                 determined that the lender actually
                                 participated in the hazardous waste management
                                 of the borrower, regardless of whether the
                                 borrower actually caused the environmental
                                 damage. In such cases, a secured lender may be
                                 liable for the costs of any required
                                 investigation, removal or remediation of
                                 hazardous substances. The trust fund's
                                 potential exposure to liability for
                                 environmental costs will increase if the trust
                                 fund, or an agent of the trust fund, actually
                                 takes possession of a mortgaged property or
                                 control of its day-to-day operations. See
                                 "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Environmental Considerations" in the
                                 accompanying prospectus, and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Assessments of Property
                                 Condition--Environmental Assessments" in this
                                 prospectus supplement.

                                      S-74

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or
                                 updated a previously conducted environmental
                                 site assessment) with respect to each mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund. Such assessments do not
                                 generally include invasive environmental
                                 testing. In each case where the environmental
                                 site assessment or update revealed a material
                                 adverse environmental condition or circumstance
                                 at any mortgaged property, then (depending on
                                 the nature of the condition or circumstance)
                                 one or more of the following actions has been
                                 or is expected to be taken:

                                 o  an environmental consultant investigated
                                    those conditions and recommended no further
                                    investigations or remediation;

                                 o  an environmental insurance policy, having
                                    the characteristics described below, was
                                    obtained from a third-party insurer;

                                 o  either (i) an operations and maintenance
                                    program, including, in several cases, with
                                    respect to asbestos-containing materials,
                                    lead-based paint, microbial matter and/or
                                    radon, or periodic monitoring of nearby
                                    properties, has been or is expected to be
                                    implemented in the manner and within the
                                    time frames specified in the related loan
                                    documents, or (ii) remediation in accordance
                                    with applicable law or regulations has been
                                    performed, is currently being performed or
                                    is expected to be performed either by the
                                    borrower or by the party responsible for the
                                    contamination;

                                 o  an escrow or reserve was established to
                                    cover the estimated cost of remediation and
                                    either each remediation is required to be
                                    completed within a reasonable time frame in
                                    accordance with the related loan documents
                                    or such escrow or reserve is required to be
                                    held as additional security for the mortgage
                                    loan during its term; or

                                 o  the related borrower or other responsible
                                    party having financial resources reasonably
                                    estimated to be adequate to address the
                                    related condition or circumstance is
                                    required to take (or is liable for the
                                    failure to take) actions, if any, with
                                    respect to those circumstances or conditions
                                    that have been required by the applicable
                                    governmental regulatory authority or any
                                    environmental law or regulation.

                                 We cannot provide assurance, however, that the
                                 environmental assessments identified all
                                 environmental conditions and risks, that the
                                 related borrowers will implement all
                                 recommended operations and maintenance plans,
                                 that such plans will adequately remediate the
                                 environmental condition, or that any
                                 environmental indemnity, insurance or escrow
                                 will fully cover all potential environmental
                                 conditions and risks. In addition, the
                                 environmental condition of the underlying real
                                 properties

                                      S-75

                                 could be adversely affected by tenants or by
                                 the condition of land or operations in the
                                 vicinity of the properties, such as underground
                                 storage tanks.

                                 With respect to 17 mortgage loans (loan number
                                 25, 27, 34, 41, 45, 46, 47, 56, 58, 59, 65, 69,
                                 77, 78, 80, 81 and 177), representing 7.1% of
                                 the mortgage pool (7.7% of loan group 1), the
                                 related borrower has obtained a pollution legal
                                 environmental insurance policy with respect to
                                 the related mortgaged property. These policies
                                 were issued by a subsidiary of American
                                 International Group, which, as of July 27,
                                 2005, had a financial strength rating of "AA"
                                 from S&P. Further, with respect to 1 mortgage
                                 loan (loan number 28), representing 0.7% of the
                                 mortgage pool (7.9% of loan group 2), the
                                 related borrower has obtained a pollution legal
                                 environmental insurance policy with respect to
                                 the related mortgaged property. This policy was
                                 issued by a subsidiary of the India Harbor
                                 Insurance Company, which, as of July 27, 2005,
                                 had a financial strength rating of "A" from
                                 S&P.

                                 We cannot provide assurance, however, that
                                 should such coverage be needed, coverage would
                                 be available or uncontested, that the terms and
                                 conditions of such coverage would be met, that
                                 coverage would be sufficient for the claims at
                                 issue or that coverage would not be subject to
                                 certain deductibles.

                                 In addition, some of the related borrowers have
                                 provided an environmental indemnification in
                                 favor of the mortgagee.

                                 The pooling and servicing agreement will
                                 require that the special servicer obtain an
                                 environmental site assessment of a mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund prior to taking possession of
                                 the property through foreclosure or otherwise
                                 or assuming control of its operation. Such
                                 requirement effectively precludes enforcement
                                 of the security for the related mortgage note
                                 until a satisfactory environmental site
                                 assessment is obtained (or until any required
                                 remedial action is thereafter taken), but will
                                 decrease the likelihood that the trust fund
                                 will become liable for a material adverse
                                 environmental condition at the mortgaged
                                 property. However, we cannot give assurance
                                 that the requirements of the pooling and
                                 servicing agreement will effectively insulate
                                 the trust fund from potential liability for a
                                 materially adverse environmental condition at
                                 any mortgaged property. See "DESCRIPTION OF THE
                                 POOLING AND SERVICING AGREEMENTS-- Realization
                                 Upon Defaulted Mortgage Loans," "RISK
                                 FACTORS--Environmental Liability May Affect the
                                 Lien on a Mortgaged Property and Expose the
                                 Lender to Costs" and "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Environmental
                                 Considerations" in the accompanying prospectus.

                                      S-76

SPECIAL RISKS ASSOCIATED WITH
 BALLOON LOANS AND ANTICIPATED
 REPAYMENT DATE LOANS..........  Two hundred seven (207) mortgage loans, representing 99.8% of the mortgage pool (177
                                 mortgage loans in loan group 1 or 100.0% and 30
                                 mortgage loans in group 2 or 98.2%) provide for
                                 scheduled payments of principal and/or interest
                                 based on amortization schedules significantly
                                 longer than their respective remaining terms to
                                 maturity or provide for payments of interest
                                 only until the respective maturity date and, in
                                 each case, a balloon payment on the respective
                                 maturity date. Twenty-seven (27) of these
                                 mortgage loans, representing 9.0% of the
                                 mortgage pool (26 mortgage loans in loan group
                                 1 or 9.1% and 1 mortgage loan in loan group 2
                                 or 7.9%), are anticipated repayment date loans,
                                 which provide that if the principal balance of
                                 the loan is not repaid on a date specified in
                                 the related mortgage note, the loan will accrue
                                 interest at an increased rate.

                                 o  A borrower's ability to make a balloon
                                    payment or repay its anticipated repayment
                                    date loan on the anticipated repayment date
                                    typically will depend upon its ability
                                    either to refinance fully the loan or to
                                    sell the related mortgaged property at a
                                    price sufficient to permit the borrower to
                                    make such payment.

                                 o  Whether or not losses are ultimately
                                    sustained, any delay in the collection of a
                                    balloon payment on the maturity date or
                                    repayment on the anticipated repayment date
                                    that would otherwise be distributable on
                                    your certificates will likely extend the
                                    weighted average life of your certificates.

                                 o  The ability of a borrower to effect a
                                    refinancing or sale will be affected by a
                                    number of factors, including (but not
                                    limited to) the value of the related
                                    mortgaged property, the level of available
                                    mortgage rates at the time of sale or
                                    refinancing, the borrower's equity in the
                                    mortgaged property, the financial condition
                                    and operating history of the borrower and
                                    the mortgaged property, rent rolling status,
                                    rent control laws with respect to certain
                                    residential properties, tax laws, prevailing
                                    general and regional economic conditions and
                                    the availability of credit for loans secured
                                    by multifamily or commercial properties, as
                                    the case may be.

                                 We cannot assure you that each borrower under a
                                 balloon loan or an anticipated repayment date
                                 loan will have the ability to repay the
                                 principal balance of such mortgage loan on the
                                 related maturity date or anticipated repayment
                                 date, as applicable. In addition, fully
                                 amortizing mortgage loans which pay interest on
                                 an "actual/360" basis but have fixed monthly
                                 payments may, in fact, have a small "balloon
                                 payment" due at maturity. For additional
                                 description of risks associated with balloon
                                 loans, see "RISK FACTORS--Balloon Payments on
                                 Mortgage Loans Result in Heightened Risk of
                                 Borrower Default" in the accompanying
                                 prospectus.

                                      S-77

                                 In order to maximize recoveries on defaulted
                                 mortgage loans, the pooling and servicing
                                 agreement permits the special servicer to
                                 extend and modify mortgage loans that are in
                                 material default or as to which a payment
                                 default (including the failure to make a
                                 balloon payment) is imminent; subject, however,
                                 to the limitations described under "SERVICING
                                 OF THE MORTGAGE LOANS--Modifications, Waivers
                                 and Amendments" in this prospectus supplement.
                                 We cannot provide assurance, however, that any
                                 such extension or modification will increase
                                 the present value of recoveries in a given
                                 case. Any delay in collection of a balloon
                                 payment that would otherwise be distributable
                                 on your certificates, whether such delay is due
                                 to borrower default or to modification of the
                                 related mortgage loan, will likely extend the
                                 weighted average life of your certificates. See
                                 "YIELD AND MATURITY CONSIDERATIONS" in this
                                 prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.

ADVERSE CONSEQUENCES ASSOCIATED
 WITH BORROWER CONCENTRATION,
 BORROWERS UNDER COMMON CONTROL
 AND RELATED BORROWERS.........  Certain borrowers under the mortgage loans included in the trust fund are affiliated or
                                 under common control with one another. In such
                                 circumstances, any adverse circumstances
                                 relating to a borrower or an affiliate thereof
                                 and affecting one of the related mortgage loans
                                 or mortgaged properties could also affect other
                                 mortgage loans or mortgaged properties of the
                                 related borrower. In particular, the bankruptcy
                                 or insolvency of any such borrower or affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. For example, if a person
                                 that owns or directly or indirectly controls
                                 several mortgaged properties experiences
                                 financial difficulty at one mortgaged property,
                                 they could defer maintenance at one or more
                                 other mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 they could attempt to avert foreclosure by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting payments for an
                                 indefinite period on all the related mortgage
                                 loans. In particular, such person experiencing
                                 financial difficulty or becoming subject to a
                                 bankruptcy proceeding may have an adverse
                                 effect on the funds available to make
                                 distributions on the certificates and may lead
                                 to a downgrade, withdrawal or qualification (if
                                 applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related borrowers
                                 are likely to:

                                 o  have common management, increasing the risk
                                    that financial or other difficulties
                                    experienced by the property manager could
                                    have a greater impact on the pool of
                                    mortgage loans included in the trust fund;
                                    and

                                      S-78

                                 o  have common general partners or managing
                                    members which would increase the risk that a
                                    financial failure or bankruptcy filing would
                                    have a greater impact on the pool of
                                    mortgage loans included in the trust fund.

                                 The 1000 & 1100 Wilson mortgage loan, the 1701
                                 North Fort Myer mortgage loan, the 1101 Wilson
                                 mortgage loan, the 1400 Key & 1401 Wilson
                                 mortgage loan, the 1501 & 1515 Wilson mortgage
                                 loan, the 1200 Wilson mortgage loan and the
                                 2990 Telestar Court mortgage loan (loan numbers
                                 3, 9, 11, 13, 17, 21 and 70, respectively),
                                 which collectively represent 14.1% of the
                                 mortgage pool (15.5% of loan group 1) are not
                                 cross-collateralized or cross-defaulted but the
                                 sponsors of each such mortgage loan are
                                 affiliated. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--1000 &
                                 1100 Wilson", "--1701 North Fort Myer", "--1101
                                 Wilson", "--1400 Key & 1401 Wilson" and "--1501
                                 & 1515 Wilson" in this prospectus supplement.

                                 The U-Haul Portfolio mortgage loans (loan
                                 numbers 87, 95, 96, 100, 101 and 108),
                                 representing 1.2% of the mortgage pool (1.3% of
                                 loan group 1) is comprised of six mortgage
                                 loans that are cross-collateralized and
                                 cross-defaulted. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--U-Haul Portfolio" in this prospectus
                                 supplement.

                                 No group, individual borrower, sponsor
                                 concentration or borrower concentration
                                 represents more than 14.1% of the mortgage pool
                                 (15.5% of loan group 1).

THE GEOGRAPHIC CONCENTRATION OF
 MORTGAGED PROPERTIES SUBJECTS
 THE TRUST FUND TO A GREATER
 EXTENT TO STATE AND
 REGIONAL CONDITIONS...........  Except as indicated in the following tables, less than 5.0% of the mortgage loans, by
                                 cut-off date pool or loan group balance, are
                                 secured by mortgaged properties in any one
                                 state or the District of Columbia.

                                      S-79

               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE       PERCENTAGE OF
                            MORTGAGED      CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE        POOL BALANCE
-----------------------   ------------   ----------------   --------------
  VA ..................         31       $  810,391,259           22.1%
  CA ..................         36          503,160,887           13.7
    Southern(2) .......         29          365,974,367           10.0
    Northern(2) .......          7          137,186,520            3.7
  GA ..................          9          350,839,782            9.6
  NY ..................         20          301,665,233            8.2
  IL ..................         14          212,492,808            5.8
  TX ..................         26          194,673,373            5.3
  Other ...............        249        1,290,614,549           35.2
                               ---       --------------          -----
    TOTAL .............        385       $3,663,837,892          100.0%
                               ===       ==============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in and south of such
                                       counties were included in Southern
                                       California.

                                  LOAN GROUP 1
               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                             PERCENTAGE OF
                            NUMBER OF        AGGREGATE       CUT-OFF DATE
                            MORTGAGED      CUT-OFF DATE         GROUP 1
         STATE             PROPERTIES         BALANCE           BALANCE
-----------------------   ------------   ----------------   --------------
  VA ..................         31       $  810,391,259           24.2%
  CA ..................         31          443,760,887           13.3
    Southern(2) .......         24          306,574,367            9.2
    Northern(2) .......          7          137,186,520            4.1
  GA ..................          8          322,339,782            9.6
  NY ..................         20          301,665,233            9.0
  IL ..................         14          212,492,808            6.4
  TX ..................         25          182,673,373            5.5
  Other ...............        225        1,071,631,267           32.0
                               ---       --------------          -----
    TOTAL .............        354       $3,344,954,610          100.0%
                               ===       ==============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                      S-80

                                  LOAN GROUP 2
               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                           PERCENTAGE OF
                            NUMBER OF       AGGREGATE      CUT-OFF DATE
                            MORTGAGED     CUT-OFF DATE        GROUP 2
         STATE             PROPERTIES        BALANCE          BALANCE
-----------------------   ------------   --------------   --------------
  CA ..................         5        $ 59,400,000           18.6%
    Southern(2) .......         5          59,400,000           18.6
  AZ ..................         2          43,200,000           13.5
  NV ..................         2          32,700,000           10.3
  GA ..................         1          28,500,000            8.9
  KS ..................         1          24,000,000            7.5
  DC ..................         1          23,850,000            7.5
  FL ..................         4          17,365,916            5.4
  Other ...............        15          89,867,366           28.2
                               --        ------------          -----
    TOTAL .............        31        $318,883,282          100.0%
                               ==        ============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                 The concentration of mortgaged properties in a
                                 specific state or region will make the
                                 performance of the trust fund as a whole more
                                 sensitive to the following in the state or
                                 region where the mortgagors and the mortgaged
                                 properties are located:

                                 o  economic conditions;

                                 o  conditions in the real estate market;

                                 o  changes in governmental rules and fiscal
                                    policies;

                                 o  acts of God or terrorism (which may result
                                    in uninsured losses); and

                                 o  other factors which are beyond the control
                                    of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH
 HIGH BALANCE MORTGAGE LOANS...  Several of the mortgage loans included in the trust fund, individually or together with other
                                 such mortgage loans with which they are
                                 cross-collateralized, have principal balances
                                 as of the cut-off date that are substantially
                                 higher than the average principal balance of
                                 the mortgage loans in the trust fund as of the
                                 cut-off date.

                                 In general, concentrations in a mortgage pool
                                 of loans with larger-than-average balances can
                                 result in losses that are more severe, relative
                                 to the size of the pool, than would be the case
                                 if the aggregate balance of the pool were more
                                 evenly distributed.

                                      S-81

                                 o  The largest single mortgage loan included in
                                    the trust fund as of the cut-off date
                                    represents 5.6% of the mortgage pool (6.1%
                                    of loan group 1).

                                 o  The largest group of cross-collateralized
                                    mortgage loans included in the trust fund as
                                    of the cut-off date represents in the
                                    aggregate 2.7% of the mortgage pool (3.0% of
                                    loan group 1).

                                 o  The 5 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans included
                                    in the trust fund as of the cut-off date
                                    represent, in the aggregate, 24.1% of the
                                    mortgage pool (26.4% of loan group 1).

                                 o  The 10 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans included
                                    in the trust fund as of the cut-off date
                                    represent, in the aggregate, 38.9% of the
                                    mortgage pool (42.6% of loan group 1).

CONCENTRATIONS OF MORTGAGED
 PROPERTY TYPES SUBJECT THE
 TRUST FUND TO INCREASED
 RISK OF DECLINE IN
 PARTICULAR INDUSTRIES........   A concentration of mortgaged property types
                                 can increase the risk that a decline in a
                                 particular industry or business would have a
                                 disproportionately large impact on a pool of
                                 mortgage loans. For example, if there is a
                                 decline in tourism, the hotel industry might be
                                 adversely affected, leading to increased losses
                                 on loans secured by hospitality properties as
                                 compared to the mortgage loans secured by other
                                 property types.

                                 In that regard:

                                 o  mortgage loans included in the trust fund
                                    and secured by office properties represent
                                    as of the cut-off date 38.4% of the mortgage
                                    pool (42.1% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by retail properties represent
                                    as of the cut-off date 23.9% of the mortgage
                                    pool (26.2% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by multifamily properties
                                    represent as of the cut-off date 9.0% of the
                                    mortgage pool (2 mortgage loans in loan
                                    group 1 or 0.3% and all of the mortgage
                                    loans in loan group 2);

                                 o  mortgage loans included in the trust fund
                                    and secured by hospitality properties
                                    represent as of the cut-off date 7.6% of the
                                    mortgage pool (8.4% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by industrial and mixed-use
                                    facilities represent as of the cut-off date
                                    10.5% of the mortgage pool (11.5% of loan
                                    group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by special purpose properties
                                    represent as of the cut-off date 5.6% of the
                                    mortgage pool (6.1% of loan group 1); and

                                      S-82

                                 o  mortgage loans included in the trust fund
                                    and secured by self storage facilities
                                    represent as of the cut-off date 4.1% of the
                                    mortgage pool (4.5% of loan group 1).

WE HAVE NOT REUNDERWRITTEN ANY
 OF THE MORTGAGE LOANS.........  We have not reunderwritten the mortgage loans included in the trust fund. Instead, we have
                                 relied on the representations and warranties
                                 made by the mortgage loan sellers, and the
                                 mortgage loan sellers' respective obligations
                                 to repurchase, cure or substitute a mortgage
                                 loan in the event that a representation or
                                 warranty was not true when made and such breach
                                 materially and adversely affects the value of
                                 the mortgage loan, the interest of the trust
                                 fund or the interests of any certificateholder.
                                 These representations and warranties do not
                                 cover all of the matters that we would review
                                 in underwriting a mortgage loan and you should
                                 not view them as a substitute for
                                 reunderwriting the mortgage loans. If we had
                                 reunderwritten the mortgage loans included in
                                 the trust fund, it is possible that the
                                 reunderwriting process may have revealed
                                 problems with a mortgage loan not covered by
                                 representations or warranties given by the
                                 mortgage loan sellers. In addition, we cannot
                                 provide assurance that the mortgage loan
                                 sellers will be able to repurchase or
                                 substitute a mortgage loan if a representation
                                 or warranty has been breached. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

FORECLOSURE ON MORTGAGED
 PROPERTIES MAY RESULT IN
 ADVERSE TAX CONSEQUENCES......  One or more of the REMICs relating to the assets of the trust fund might become subject
                                 to federal (and possibly state or local) tax on
                                 certain of its net income from the operation
                                 and management of a mortgaged property
                                 subsequent to the trust fund's acquisition of a
                                 mortgaged property pursuant to a foreclosure or
                                 deed-in-lieu of foreclosure. Any such tax would
                                 substantially reduce net proceeds available for
                                 distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Federal Income Tax
                                 Consequences for REMIC Certificates--Taxation
                                 of Owners of REMIC Regular Certificates", and
                                 "--Taxation of Owners of REMIC Residual
                                 Certificates" in the accompanying prospectus.
                                 In addition, if the trust fund were to acquire
                                 one or more mortgaged properties pursuant to a
                                 foreclosure or deed in lieu of foreclosure,
                                 upon acquisition of those mortgaged properties,
                                 the trust fund may in certain jurisdictions,
                                 particularly in New York, be required to pay
                                 state or local transfer or excise taxes upon
                                 liquidation of such properties. Such state or
                                 local taxes may reduce net proceeds available
                                 for distribution to the certificateholders.

INSURANCE COVERAGE ON MORTGAGED
 PROPERTIES MAY NOT COVER
 SPECIAL HAZARD LOSSES.........  The master servicer (with respect to mortgage loans that are not specially serviced mortgage
                                 loans) and/or special servicer (with respect to
                                 specially serviced mortgage loans) will

                                      S-83

                                 generally be required to cause the borrower on
                                 each mortgage loan included in the trust fund
                                 and serviced by it to maintain such insurance
                                 coverage on the related mortgaged property as
                                 is required under the related mortgage,
                                 including hazard insurance; provided that each
                                 of the master servicer and/or the special
                                 servicer may satisfy its obligation to cause
                                 hazard insurance to be maintained with respect
                                 to any mortgaged property by acquiring a
                                 blanket or master single interest insurance
                                 policy. In general, the standard form of fire
                                 and extended coverage policy covers physical
                                 damage to or destruction of the improvements on
                                 the related mortgaged property by fire,
                                 lightning, explosion, smoke, windstorm and
                                 hail, and riot, strike and civil commotion,
                                 subject to the conditions and exclusions
                                 specified in each policy. The mortgage loans
                                 generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged
                                 properties are underwritten by different
                                 insurers under different state laws in
                                 accordance with different applicable state
                                 forms, and therefore do not contain identical
                                 terms and conditions, most such policies
                                 typically may not cover any physical damage
                                 resulting from:

                                 o  war;

                                 o  terrorism;

                                 o  revolution;

                                 o  governmental actions;

                                 o  floods, and other water-related causes;

                                 o  earth movement (including earthquakes,
                                    landslides and mud flows);

                                 o  wet or dry rot;

                                 o  vermin;

                                 o  domestic animals;

                                 o  sink holes or similarly occurring soil
                                    conditions; and

                                 o  other kinds of risks not specified in the
                                    preceding paragraph.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) indicated that they intended
                                 to eliminate coverage for acts of terrorism
                                 from their reinsurance policies. Without that
                                 reinsurance coverage, primary insurance
                                 companies would have to assume that risk
                                 themselves, which may cause them to eliminate
                                 such coverage in their policies, increase the
                                 amount of the deductible for acts of terrorism
                                 or charge higher premiums for such coverage. In
                                 order to offset this risk, Congress passed the
                                 Terrorism Risk Insurance Act of 2002, which
                                 established the Terrorism Insurance Program.

                                      S-84

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and was
                                 established to provide financial assistance
                                 from the United States government to insurers
                                 in the event of another terrorist attack that
                                 is the subject of an insurance claim. The
                                 Terrorism Risk Insurance Act of 2002 requires
                                 the Treasury Department to establish procedures
                                 for the Terrorism Insurance Program under which
                                 the federal share of compensation will be equal
                                 to 90% of that portion of insured losses that
                                 exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion. An
                                 insurer that has paid its deductible is not
                                 liable for the payment of any portion of total
                                 annual United States-wide losses that exceed
                                 $100 billion, regardless of the terms of the
                                 individual insurance contracts.

                                 The Terrorism Insurance Program required that
                                 each insurer for policies in place prior to
                                 November 26, 2002, provide its insureds with a
                                 statement of the proposed premiums for
                                 terrorism coverage, identifying the portion of
                                 the risk that the federal government will
                                 cover, within 90 days after November 26, 2002.
                                 Insureds had 30 days to accept the continued
                                 coverage and pay the premium. If an insured
                                 authorizes the exclusion or does not pay the
                                 premium, insurance for acts of terrorism may be
                                 excluded from the policy. All policies for
                                 insurance issued after November 26, 2002, must
                                 make similar disclosure and provide a similar
                                 opportunity for the insured to purchase
                                 coverage. The Terrorism Risk Insurance Act of
                                 2002 does not require insureds to purchase the
                                 coverage nor does it stipulate the pricing of
                                 the coverage.

                                 Through December 2005, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002, is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses, subject to the
                                 immediately preceding paragraph. Any state
                                 approval of such types of exclusions in force
                                 on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program
                                 applies to United States risks only and to acts
                                 that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. Further, the act
                                 must be certified as an "act of terrorism" by
                                 the federal government, which decision is not
                                 subject to judicial review. It remains unclear
                                 what acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, there can be no assurance that the
                                 Terrorism Insurance Program or state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance.

                                      S-85

                                 Finally, the Terrorism Insurance Program
                                 terminates on December 31, 2005. In fact, the
                                 Secretary of the Treasury announced on June 30,
                                 2005 the Treasury Department's opposition to an
                                 extension of the Terrorism Risk Insurance Act
                                 of 2002 in its current form.

                                 If the Terrorism Risk Insurance Act of 2002 is
                                 not extended or renewed, premiums for terrorism
                                 insurance coverage will likely increase and/or
                                 the terms of such insurance may be materially
                                 amended to enlarge stated exclusions or to
                                 otherwise effectively decrease the scope of
                                 coverage available (perhaps to the point where
                                 it is effectively not available). In addition,
                                 to the extent that any policies contain "sunset
                                 clauses" (i.e., clauses that void terrorism
                                 coverage if the federal insurance backstop
                                 program is not renewed), then such policies may
                                 cease to provide terrorism insurance upon the
                                 expiration of the Terrorism Risk Insurance Act
                                 of 2002. There can be no assurance that such
                                 temporary program will create any long-term
                                 changes in the availability and cost of such
                                 insurance. Moreover, there can be no assurance
                                 that subsequent terrorism insurance legislation
                                 will be passed upon its expiration.

                                 No assurance can be given that the mortgaged
                                 properties will continue to have the benefit of
                                 insurance against terrorist acts. In addition,
                                 no assurance can be given that the coverage for
                                 such acts, if obtained or maintained, will be
                                 broad enough to cover the particular act of
                                 terrorism that may be committed or that the
                                 amount of coverage will be sufficient to repair
                                 and restore the mortgaged property or to repay
                                 the mortgage loan in full. The insufficiency of
                                 insurance coverage in any respect could have a
                                 material and adverse affect on your
                                 certificates.

                                 Pursuant to the terms of the pooling and
                                 servicing agreement, the master servicer or the
                                 special servicer may not be required to
                                 maintain insurance covering terrorist or
                                 similar acts, nor will it be required to call a
                                 default under a mortgage loan, if the related
                                 borrower fails to maintain such insurance (even
                                 if required to do so under the related loan
                                 documents) if the special servicer has
                                 determined, in consultation with the
                                 controlling class representative, in accordance
                                 with the servicing standard that either:

                                 o  such insurance is not available at
                                    commercially reasonable rates and that such
                                    hazards are not at the time commonly insured
                                    against for properties similar to the
                                    mortgaged property and located in or around
                                    the region in which such mortgaged property
                                    is located; or

                                 o  such insurance is not available at any rate.

                                 In addition, with respect to certain mortgage
                                 loans, the mortgagee may have waived the right
                                 to require terrorism insurance or may have
                                 limited the circumstances under which terrorism
                                 insurance is required. With respect to 15
                                 mortgage loans (loan numbers 86, 143, 152, 156,
                                 158, 161, 168, 170, 171,

                                      S-86

                                 174, 177, 181, 182, 196 and 202), representing
                                 1.4% of the mortgage pool (1.6% of loan group
                                 1), the tenant at the mortgaged property is
                                 permitted to self-insure and, in certain
                                 cases, may not carry insurance coverage for
                                 acts of terrorism. In addition, certain of the
                                 mortgaged properties may contain pad sites
                                 that are ground leased to the tenant. The
                                 borrower may not be required to obtain
                                 insurance on the related improvements.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ADDITIONAL DEBT ON SOME MORTGAGE
 LOANS CREATES
 ADDITIONAL RISKS..............  In general, the borrowers are:

                                 o  required to satisfy any existing
                                    indebtedness encumbering the related
                                    mortgaged property as of the closing of the
                                    related mortgage loan; and

                                 o  prohibited from encumbering the related
                                    mortgaged property with additional secured
                                    debt without the mortgagee's prior approval.

                                 Except as provided below, none of the mortgage
                                 loans included in the trust fund, other than
                                 the mortgage loans with companion loans, are
                                 secured by mortgaged properties that secure
                                 other loans outside the trust fund, and, except
                                 as provided below, none of the related entities
                                 with a controlling ownership interest in the
                                 borrower may pledge its interest in that
                                 borrower as security for mezzanine debt.

                                 With respect to 4 mortgage loans (loan numbers
                                 10, 67, 83 and 102), representing 3.1% of the
                                 mortgage pool (3.4% of loan group 1), the
                                 mortgage loan documents provide that under
                                 certain circumstances the related borrower may
                                 encumber the related mortgaged property with
                                 subordinate debt in the future with the consent
                                 of the mortgagee.

                                 With respect to 3 mortgage loans (loan numbers
                                 14, 51 and 146), representing approximately
                                 2.2% of the mortgage pool (2.4% of loan group
                                 1), the mortgage loan documents provide that
                                 the borrower may incur additional unsecured
                                 debt other than in the ordinary course of
                                 business.

                                 With respect to 10 mortgage loans (loan numbers
                                 2, 5, 23, 29, 87, 95, 96, 100, 101 and 108),
                                 representing approximately 12.0% of the
                                 mortgage pool (13.1% of loan group 1), the
                                 ownership interests of the direct or indirect
                                 owners of the related borrower have been
                                 pledged as security for mezzanine debt, subject
                                 to the terms of an intercreditor agreement
                                 entered into in favor of the mortgagee. With
                                 respect to the U-Haul Portfolio (loan numbers
                                 87, 95, 96, 100, 101 and 108), representing
                                 1.2% of the mortgage pool (1.3% of loan group
                                 1), a mezzanine loan in the original principal
                                 amount of $50,000,000 has been originated,
                                 secured by the ownership

                                      S-87

                                 interests of certain indirect owners of the
                                 related borrower, with an initial advance of
                                 $20,000,000. An entity affiliated with
                                 CWCapital LLC, the special servicer and the
                                 initial controlling class representative is
                                 expected to purchase the mezzanine debt in
                                 September 2005. The mezzanine borrower will be
                                 entitled to request additional advances
                                 aggregating not in excess of $30,000,000 under
                                 the mezzanine loan documents, which the
                                 mezzanine lender may make available in its sole
                                 and absolute discretion and subject to such
                                 conditions as the mezzanine lender elects in
                                 its sole and absolute discretion.

                                 With respect to 26 mortgage loans (loan numbers
                                 2, 3, 7, 9, 11, 13, 17, 18, 21, 42, 54, 61, 64,
                                 70, 73, 87, 95, 96, 100, 101, 103, 108, 120,
                                 147, 183 and 195), representing approximately
                                 27.6% of the mortgage pool (20 mortgage loans
                                 in loan group 1 or 28.5% and 6 mortgage loans
                                 in loan group 2 or 18.1%), the related mortgage
                                 loan documents provide that, under certain
                                 circumstances, ownership interests in the
                                 related borrowers may be pledged as security
                                 for mezzanine debt in the future, subject to
                                 the terms of a subordination and standstill
                                 agreement or intercreditor agreement to be
                                 entered into in favor of the mortgagee.

                                 With respect to 1 mortgage loan (loan number
                                 119) representing approximately 0.2% of the
                                 mortgage pool (1.8% of loan group 2), the
                                 organizational document of the borrower
                                 contains an agreement which allows a certain
                                 member of the related borrower to receive a
                                 preferred cumulative return of $98,000 per year
                                 (payable monthly) as its total income with
                                 respect to its 19.9% ownership interest in the
                                 related borrower. The preferred member will
                                 only be paid after all debt service and
                                 operating expenses in connection with the
                                 related mortgaged property have been paid. The
                                 sponsor of the related borrower agreed to
                                 personally guarantee the preferred member's
                                 receipt of the foregoing funds. In return for
                                 such guarantee, the sponsor was granted an
                                 option to purchase all of such preferred
                                 member's 19.9% interest in the related borrower
                                 for $1,400,000 at anytime during the first 10
                                 years of such ownership by the preferred
                                 member.

                                 Secured subordinated debt encumbering any
                                 mortgaged property may increase the difficulty
                                 of refinancing the related mortgage loan at
                                 maturity and the possibility that reduced cash
                                 flow could result in deferred maintenance.
                                 Also, in the event that the holder of the
                                 subordinated debt has filed for bankruptcy or
                                 been placed in involuntary receivership,
                                 foreclosure by any senior lienholder (including
                                 the trust fund) on the mortgaged property could
                                 be delayed. In addition, substantially all of
                                 the mortgage loans permit the related borrower
                                 to incur limited indebtedness in the ordinary
                                 course of business or for capital improvements
                                 that is not secured by the related mortgaged
                                 property which is generally limited to a
                                 specified percentage of the outstanding
                                 principal balance of the related mortgage loan.
                                 Further, certain of the

                                      S-88

                                 mortgage loans included in the trust fund do
                                 not prohibit limited partners or other owners
                                 of non-controlling interests in the related
                                 borrower from pledging their interests in the
                                 borrower as security for mezzanine debt.

                                 In addition, certain mortgage loans, which may
                                 include the mortgage loans previously described
                                 in this risk factor, permit the related
                                 borrower to incur, or do not prohibit the
                                 related borrower from incurring, unsecured debt
                                 to an affiliate of, or owner of an interest in,
                                 the borrower or to an affiliate of such an
                                 owner, subject to certain conditions under the
                                 related mortgage loan documents. Further,
                                 certain of the mortgage loans permit additional
                                 liens on the related mortgaged properties for
                                 (1) assessments, taxes or other similar charges
                                 or (2) liens which in the aggregate constitute
                                 an immaterial and insignificant monetary amount
                                 with respect to the net value of the related
                                 borrower's assets. A default by the borrower on
                                 such additional indebtedness could impair the
                                 borrower's financial condition and result in
                                 the bankruptcy or receivership of the borrower
                                 which would cause a delay in the foreclosure by
                                 the trust fund on the mortgaged property. It
                                 may not be evident that a borrower has incurred
                                 any such future subordinate second lien debt
                                 until the related mortgage loan otherwise
                                 defaults. In cases in which one or more
                                 subordinate liens are imposed on a mortgaged
                                 property or the borrower incurs other
                                 indebtedness, the trust fund is subject to
                                 additional risks, including, without
                                 limitation, the following:

                                 o  the risk that the necessary maintenance of
                                    the mortgaged property could be deferred to
                                    allow the borrower to pay the required debt
                                    service on the subordinate financing and
                                    that the value of the mortgaged property may
                                    fall as a result;

                                 o  the risk that the borrower may have a
                                    greater incentive to repay the subordinate
                                    or unsecured indebtedness first;

                                 o  the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged property for
                                    purposes of making any balloon payment upon
                                    the maturity of the mortgage loan;

                                 o  the existence of subordinated debt
                                    encumbering any mortgaged property may
                                    increase the difficulty of refinancing the
                                    related mortgage loan at maturity and the
                                    possibility that reduced cash flow could
                                    result in deferred maintenance; and

                                 o  the risk that, in the event that the holder
                                    of the subordinated debt has filed for
                                    bankruptcy or been placed in involuntary
                                    receivership, foreclosing on the mortgaged
                                    property could be delayed and the trust fund
                                    may be subjected to the costs and
                                    administrative burdens of involvement in
                                    foreclosure or bankruptcy proceedings or
                                    related litigation.

                                      S-89

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the
                                 accompanying prospectus and "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of
                                 the Mortgage Loans--Other Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the
                                 owner of equity in one or more borrowers and is
                                 secured by a pledge of the equity ownership
                                 interests in such borrowers. Because mezzanine
                                 debt is secured by the obligor's equity
                                 interest in the related borrowers, such
                                 financing effectively reduces the obligor's
                                 economic stake in the related mortgaged
                                 property. The existence of mezzanine debt may
                                 reduce cash flow on the borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 fall and may create a greater risk that a
                                 borrower will default on the mortgage loan
                                 secured by a mortgaged property whose value or
                                 income is relatively weak.

                                 Generally, upon a default under mezzanine debt,
                                 the holder of such mezzanine debt would be
                                 entitled to foreclose upon the equity in the
                                 related mortgagor, which has been pledged to
                                 secure payment of such mezzanine debt. Although
                                 such transfer of equity may not trigger the due
                                 on sale clause under the related mortgage loan,
                                 it could cause the obligor under such mezzanine
                                 debt to file for bankruptcy, which could
                                 negatively affect the operation of the related
                                 mortgaged property and such borrower's ability
                                 to make payments on the related mortgage loan
                                 in a timely manner.

                                 Additionally, some intercreditor agreements
                                 with respect to certain mezzanine debt may give
                                 the holder of the mezzanine debt the right to
                                 cure certain defaults and, upon a default, to
                                 purchase the related mortgage loan for an
                                 amount equal to the then current outstanding
                                 balance of such loan. Some intercreditor
                                 agreements relating to mezzanine debt may also
                                 limit the special servicer's ability to enter
                                 into certain modifications of the mortgage loan
                                 without the consent of the related mezzanine
                                 lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-Encumbrance"
                                 in the accompanying prospectus and "DESCRIPTION
                                 OF THE MORTGAGE POOL--Certain Terms and
                                 Conditions of the Mortgage Loans--Other
                                 Financing" and "--Due-on-Sale and
                                 Due-on-Encumbrance Provisions" in this
                                 prospectus supplement.

                                 Although the assets of the trust fund do not
                                 include the companion loans related to the
                                 mortgage loans which have companion loans, the
                                 related borrower is still obligated to make
                                 interest and principal payments on those
                                 additional

                                      S-90

                                 obligations. As a result, the trust fund is
                                 subject to additional risks, including:

                                 o  the risk that the necessary maintenance of
                                    the related mortgaged property could be
                                    deferred to allow the borrower to pay the
                                    required debt service on the subordinate or
                                    pari passu obligations and that the value of
                                    the mortgaged property may fall as a result;
                                    and

                                 o  the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged property for
                                    purposes of making any balloon payment on
                                    the entire balance of both the loans
                                    contained in the loan pair upon the maturity
                                    of the mortgage loans.

                                 In addition, four (4) of the mortgage loans
                                 (loan numbers 19, 32, 38 and 62), have
                                 companion loans that are subordinate to the
                                 related mortgage loan. Each of the AmericasMart
                                 mortgage loan, the NGP Rubicon GSA Pool
                                 mortgage loan, the 1000 & 1100 Wilson mortgage
                                 loan, the Westfield San Francisco Centre
                                 mortgage loan, the 101 Avenue of the Americas
                                 mortgage loan and the U-Haul Portfolio mortgage
                                 loans, representing 20.4% of the mortgage pool
                                 (22.3% of loan group 1), each has a companion
                                 loan that is pari passu with the mortgage loan.
                                 See "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" and "--Co-Lender Loans"
                                 in this prospectus supplement.

                                 The holders of the pari passu companion notes
                                 (or, if applicable, the holders of beneficial
                                 interests in the pari passu companion notes)
                                 have certain control, consultation and/or
                                 consent rights with respect to the servicing
                                 and/or administration of the subject split loan
                                 structures. Furthermore, in the case of the NGP
                                 Rubicon GSA Pool mortgage loan, the holder of
                                 the pari passu companion loan or its designee
                                 has (a) a par purchase option with respect to
                                 the subject mortgage loan under certain default
                                 scenarios and (b) certain consent rights with
                                 respect to the replacement of the special
                                 servicer with respect to the NGP Rubicon GSA
                                 Pool whole loan; provided, however, in the
                                 event the holder of the pari passu companion
                                 loan with respect to the NGP Rubicon GSA Pool
                                 mortgage loan fails to exercise its purchase
                                 option within the time periods specified in the
                                 related intercreditor agreement, the majority
                                 subordinate certificateholder will have a par
                                 purchase option with respect to such pari passu
                                 companion loan. In addition, in the case of the
                                 Westfield San Francisco Centre mortgage loan,
                                 the holder of the pari passu companion loan or
                                 its designee has the right to remove the
                                 special servicer with respect to the Westfield
                                 San Francisco Centre whole loan. In addition,
                                 in the case of the 1000 & 1100 Wilson mortgage
                                 loan, the holder of the related pari passu
                                 companion loan will have the right to consent
                                 to any replacement of the special servicer with
                                 respect to the 1000 & 1100 Wilson whole loan.

                                      S-91

THE BORROWER'S FORM OF ENTITY
MAY CAUSE SPECIAL RISKS........  Most of the borrowers are legal entities rather than individuals. Mortgage loans made to
                                 legal entities may entail risks of loss greater
                                 than those of mortgage loans made to
                                 individuals. For example, a legal entity, as
                                 opposed to an individual, may be more inclined
                                 to seek legal protection from its creditors
                                 under the bankruptcy laws. Unlike individuals
                                 involved in bankruptcies, most of the entities
                                 generally do not have personal assets and
                                 creditworthiness at stake. The bankruptcy of a
                                 borrower, or a general partner or managing
                                 member of a borrower, may impair the ability of
                                 the mortgagee to enforce its rights and
                                 remedies under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility of
                                 becoming insolvent or bankrupt, and therefore
                                 may be more likely to become insolvent or the
                                 subject of a voluntary or involuntary
                                 bankruptcy proceeding because such borrowers
                                 may be:

                                 o  operating entities with businesses distinct
                                    from the operation of the property with the
                                    associated liabilities and risks of
                                    operating an ongoing business; or

                                 o  individuals that have personal liabilities
                                    unrelated to the property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or that
                                 creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy or
                                 similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws"
                                 in the accompanying prospectus.

                                 In addition, with respect to 16 mortgage loans
                                 (loan numbers 18, 22, 28, 30, 42, 54, 72, 79,
                                 97, 109, 110, 117, 118, 129, 165 and 189),
                                 representing 6.1% of the mortgage pool (10
                                 mortgage loans in loan group 1 or 3.7% and 6
                                 mortgage loans in loan group 2 or 31.8%), the
                                 borrowers own the related mortgaged property as
                                 tenants-in-common. As a result, the related
                                 mortgage loans may be subject to prepayment,
                                 including during periods when prepayment might
                                 otherwise be prohibited, as a result of
                                 partition. Although some of the related
                                 borrowers have purported to waive any right of

                                      S-92

                                 partition, we cannot assure you that any such
                                 waiver would be enforced by a court of
                                 competent jurisdiction. In addition,
                                 enforcement of remedies against
                                 tenant-in-common borrowers may be prolonged if
                                 the tenant-in-common borrowers become insolvent
                                 or bankrupt at different times because each
                                 time a tenant-in-common borrower files for
                                 bankruptcy, the bankruptcy court stay is
                                 reinstated.

CONDOMINIUM AGREEMENTS ENTAIL
 CERTAIN RISKS................   One (1) mortgage loan (loan number 35),
                                 representing 0.1% of the mortgage pool (0.1% of
                                 loan group 1), is subject to the terms of one
                                 or more condominium agreements. Due to the
                                 nature of condominiums, a default on the part
                                 of the related borrower will not allow the
                                 mortgagee the same flexibility in realizing on
                                 the collateral as is generally available with
                                 respect to commercial properties that are not
                                 condominiums. The rights of other unit owners,
                                 the condominium documents and the state and
                                 local laws applicable to condominium units must
                                 be considered and respected. Consequently,
                                 servicing and realizing upon the collateral
                                 could subject the certificateholders to greater
                                 delay, expense and risk than a loan secured by
                                 a commercial property that is not a
                                 condominium.

BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISKS.................  Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower
                                 will stay the sale of the mortgaged property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a
                                 mortgagee from foreclosing on the mortgaged
                                 property (subject to certain protections
                                 available to the mortgagee). As part of a
                                 restructuring plan, a court also may reduce the
                                 amount of secured indebtedness to then current
                                 value of the mortgaged property, which would
                                 make the mortgagee a general unsecured creditor
                                 for the difference between then current value
                                 and the amount of its outstanding mortgage
                                 indebtedness. A bankruptcy court also may: (1)
                                 grant a debtor a reasonable time to cure a
                                 payment default on a mortgage loan; (2) reduce
                                 periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a
                                 mortgage loan; or (4) otherwise alter the
                                 mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                      S-93

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's ability
                                 to enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and costly and may
                                 significantly delay or diminish the receipt of
                                 rents. Rents also may escape an assignment to
                                 the extent they are used by the borrower to
                                 maintain the mortgaged property or for other
                                 court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans,
                                 the subordinate lenders may have agreed that
                                 they will not take any direct actions with
                                 respect to the related subordinated debt,
                                 including any actions relating to the
                                 bankruptcy of the borrower, and that the holder
                                 of the mortgage loan will have all rights to
                                 direct all such actions. There can be no
                                 assurance that in the event of the borrower's
                                 bankruptcy, a court will enforce such
                                 restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plan on the grounds that pre-bankruptcy
                                 contracts cannot override rights expressly
                                 provided by the Bankruptcy Code. This holding,
                                 which one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain of the mortgage loans may have a
                                 borrower, a principal or a sponsor of the
                                 related borrower that has previously filed
                                 bankruptcy. In each case, the related entity or
                                 person has emerged from bankruptcy. However, we
                                 cannot assure you that such borrowers,
                                 principals and sponsors will not be more likely
                                 than others, to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

                                 With respect to the U-Haul Portfolio mortgage
                                 loans, on June 20, 2003, AMERCO, the parent of
                                 the related borrowers, filed a voluntary
                                 petition for relief under Chapter 11 of the
                                 United States Bankruptcy Code. Amerco Real
                                 Estate Company, a subsidiary of AMERCO, also
                                 filed a voluntary petition for relief under
                                 Chapter 11 on August 13, 2003. The other
                                 subsidiaries of AMERCO were not included in
                                 either

                                      S-94

                                 of the filings. According to AMERCO's 2004 Form
                                 10-K, the Chapter 11 filing was undertaken to
                                 facilitate a restructuring of the debt of
                                 AMERCO in response to liquidity issues which
                                 developed in the second half of 2002. On March
                                 15, 2004, both entities emerged from Chapter
                                 11. As part of the bankruptcy restructuring on
                                 March 15, 2004, the existing debt was
                                 refinanced with new debt, the proceeds of which
                                 were primarily used to satisfy the claims of
                                 the creditors in the Chapter 11 proceeding and
                                 to pay related fees and expenses.

INSPECTIONS AND APPRAISALS MAY
 NOT ACCURATELY REFLECT VALUE
 OR CONDITION OF MORTGAGED
 PROPERTY......................  In general, appraisals represent only the analysis and opinion of qualified experts and
                                 are not guaranties of present or future value,
                                 and may determine a value of a property that is
                                 significantly higher than the amount that can
                                 be obtained from the sale of a mortgaged
                                 property under a distress or liquidation sale.
                                 In certain cases, appraisals may reflect "as
                                 stabilized" values reflecting certain
                                 assumptions, such as future construction
                                 completion, projected re-tenanting or increased
                                 tenant occupancies. For example, with respect
                                 to 6 Mortgage Loans (loan numbers 19, 24, 61,
                                 72, 119 and 142), representing approximately
                                 3.0% of the Cut-Off Date Pool Balance (4
                                 Mortgage Loans in Loan Group 1 or 2.8% of the
                                 Cut-Off Date Group 1 Balance and 2 Mortgage
                                 Loans in Loan Group 2 or 5.5% of the Cut-Off
                                 Date Group 2 Balance), the appraised value
                                 represented is the "as-stabilized" value.
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report
                                 is presented under "DESCRIPTION OF THE MORTGAGE
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement for illustrative purposes
                                 only. Any engineering reports or site
                                 inspections obtained in connection with this
                                 offering represent only the analysis of the
                                 individual engineers or site inspectors
                                 preparing such reports at the time of such
                                 report, and may not reveal all necessary or
                                 desirable repairs, maintenance or capital
                                 improvement items.

THE MORTGAGED PROPERTIES MAY
 NOT BE IN COMPLIANCE WITH
 CURRENT ZONING LAWS...........  The mortgaged properties securing the mortgage loans included in the trust fund are typically
                                 subject to building and zoning ordinances and
                                 codes affecting the construction and use of
                                 real property. Since the zoning laws applicable
                                 to a mortgaged property (including, without
                                 limitation, density, use, parking and set-back
                                 requirements) are usually subject to change by
                                 the applicable regulatory authority at any
                                 time, the improvements upon the mortgaged
                                 properties may not, currently or in the future,
                                 comply fully with all applicable current and
                                 future zoning laws. Such changes may limit the
                                 ability of the related borrower to
                                 rehabilitate, renovate and update the premises,
                                 and to rebuild or utilize the premises "as is"
                                 in the event of a casualty loss with respect
                                 thereto.

                                      S-95

                                 Such limitations may adversely affect the cash
                                 flow of the mortgaged property following such
                                 loss. Insurance proceeds may not be sufficient
                                 to pay off such mortgage loan in full. In
                                 addition, if the mortgaged property were to be
                                 repaired or restored in conformity with then
                                 current law, its value could be less than the
                                 remaining balance on the mortgage loan and it
                                 may produce less revenue than before such
                                 repair or restoration.

RESTRICTIONS ON CERTAIN OF THE
 MORTGAGED PROPERTIES MAY LIMIT
 THEIR USE.....................

                                 Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which
                                 are non-conforming may not be "legal
                                 non-conforming" uses. The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming" use may
                                 adversely affect the market value of the
                                 mortgaged property or the borrower's ability to
                                 continue to use it in the manner it is
                                 currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, governmental requirements,
                                 reciprocal easement agreements or operating
                                 agreements or, in the case of those mortgaged
                                 properties that are condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does not
                                 represent the entire condominium building. For
                                 example, 1 mortgage loan (loan number 135)
                                 representing 0.1% of the mortgage pool (0.1% of
                                 loan group 1), is subject to a condominium
                                 declaration where the related mortgaged
                                 property does not represent the entire
                                 condominium building. Such use restrictions
                                 include, for example, limitations on the
                                 character of the improvements or the
                                 properties, limitations affecting noise and
                                 parking requirements, among other things, and
                                 limitations on the borrowers' right to operate
                                 certain types of facilities within a prescribed
                                 radius. These limitations could adversely
                                 affect the ability of the related borrower to
                                 lease the mortgaged property on favorable
                                 terms, thus adversely affecting the borrower's
                                 ability to fulfill its obligations under the
                                 related mortgage loan.

COMPLIANCE WITH APPLICABLE LAWS
 AND REGULATIONS MAY RESULT
 IN LOSSES.....................  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund. Examples of these laws and regulations
                                 include zoning laws and the Americans with
                                 Disabilities Act of 1990, which requires all
                                 public accommodations to meet certain federal
                                 requirements related to access and use by
                                 disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or
                                 the imposition of injunctive relief, penalties
                                 or fines in connection with the borrower's
                                 noncompliance could

                                      S-96

                                 negatively impact the borrower's cash flow and,
                                 consequently, its ability to pay its mortgage
                                 loan.

ENFORCEABILITY OF DUE-ON-SALE
 CLAUSES AND ASSIGNMENTS OF
 LEASES AND RENTS IS LIMITED...  The mortgages securing the mortgage loans included in the trust fund generally contain
                                 due-on-sale clauses, which permit the
                                 acceleration of the maturity of the related
                                 mortgage loan if the borrower sells, transfers
                                 or conveys the related mortgaged property or
                                 its interest in the mortgaged property without
                                 the consent of the mortgagee. There also may be
                                 limitations on the enforceability of such
                                 clauses. The mortgages also generally include a
                                 debt-acceleration clause, which permits the
                                 acceleration of the related mortgage loan upon
                                 a monetary or non-monetary default by the
                                 borrower. The courts of all states will
                                 generally enforce clauses providing for
                                 acceleration in the event of a material payment
                                 default, but may refuse the foreclosure of a
                                 mortgaged property when acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render acceleration
                                 unconscionable. However, certain of the
                                 mortgage loans included in the trust fund
                                 permit one or more transfers of the related
                                 mortgaged property or transfer of a controlling
                                 interest in the related borrower to
                                 pre-approved transferees or pursuant to
                                 pre-approved conditions set forth in the
                                 related mortgage loan documents without the
                                 mortgagee's approval. In addition, certain of
                                 the mortgage loans may not restrict the
                                 transfer of limited partnership interests or
                                 non-managing member interests in the related
                                 borrower.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-Encumbrance"
                                 in the accompanying prospectus.

                                 The mortgage loans included in the trust fund
                                 may also be secured by an assignment of leases
                                 and rents pursuant to which the borrower
                                 typically assigns its right, title and interest
                                 as landlord under the leases on the related
                                 mortgaged property and the income derived
                                 therefrom to the mortgagee as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents for so long as there
                                 is no default. In the event the borrower
                                 defaults, the license terminates and the
                                 mortgagee is entitled to collect the rents.
                                 Such assignments are typically not perfected as
                                 security interests prior to the mortgagee's
                                 taking possession of the related mortgaged
                                 property and/or appointment of a receiver. Some
                                 state laws may require that the mortgagee take
                                 possession of the mortgaged property and obtain
                                 a judicial appointment of a receiver before
                                 becoming entitled to collect the rents. In
                                 addition, if bankruptcy or similar proceedings
                                 are commenced by or in respect of the borrower,
                                 the mortgagee's ability to collect the rents
                                 may be adversely affected. See "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND LEASES--Leases
                                 and Rents" in the accompanying prospectus.

                                      S-97

LIMITATIONS ON THE BENEFITS OF
 CROSS-COLLATERALIZED AND
 CROSS-DEFAULTED PROPERTIES...   Nine (9) groups of mortgage loans, the Extra
                                 Space Portfolio (loan numbers 48, 76, 82, 93,
                                 99, 105, 106, 114, 122, 123, 134, 153, 159, 191
                                 and 199), representing in the aggregate 2.7% of
                                 the mortgage pool (3.0% of loan group 1), the
                                 U-Haul Portfolio (loan numbers 87, 95, 96, 100,
                                 101 and 108), representing in the aggregate
                                 1.2% of the mortgage pool (1.3% of loan group
                                 1), the Lakewood Marketplace Portfolio (loan
                                 numbers 49, 84, 121 and 125), representing in
                                 the aggregate 1.0% of the mortgage pool (1.1%
                                 of loan group 1), the CLF Portfolio (loan
                                 numbers 38 and 62), representing in the
                                 aggregate 0.9% of the mortgage pool (1.0% of
                                 loan group 1), the Brentwood & Woodway
                                 Portfolio (loan numbers 46 and 65),
                                 representing in the aggregate 0.8% of the
                                 mortgage pool (0.9% of loan group 1), the Cole
                                 Portfolio (loan numbers 139, 178, 180, 185,
                                 190, 194, 207, 208 and 209), representing in
                                 the aggregate 0.5% of the mortgage pool (0.6%
                                 of loan group 1), the Summit Healthcare
                                 Portfolio (loan numbers 117, 129 and 165),
                                 representing in the aggregate 0.4% of the
                                 mortgage pool (0.4% of loan group 1),
                                 Orfalea-Carpenteria Office Portfolio (loan
                                 numbers 50 and 126), representing in the
                                 aggregate 0.6% of the mortgage pool (0.6% of
                                 loan group 1) and the Ruh-Merrionette Park
                                 Office Portfolio (loan numbers 104 and 115),
                                 representing in the aggregate 0.3% of the
                                 mortgage pool (0.4% of loan group 1), are
                                 groups of mortgage loans that are
                                 cross-collateralized and cross-defaulted with
                                 each of the other mortgage loans in their
                                 respective groups, as indicated in Annex A-5.

                                 In addition, some mortgage loans are secured by
                                 first lien deeds of trust or mortgages, as
                                 applicable, on multiple properties securing
                                 obligations of one borrower or the joint and
                                 several obligations of multiple borrowers. For
                                 example, the NGP Rubicon GSA Pool mortgage loan
                                 (loan number 2), representing 5.3% of the
                                 mortgage pool (5.8% of loan group 1) is secured
                                 by 14 mortgaged properties located in 11
                                 states. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--NGP
                                 Rubicon GSA Pool" in this prospectus
                                 supplement. In addition, the U-Haul Portfolio
                                 mortgage loans (loan numbers 87, 95, 96, 100,
                                 101 and 108), representing 1.2% of the mortgage
                                 pool (1.3% of loan group 1) is secured by 161
                                 mortgaged properties located in 41 states. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--U-Haul Portfolio in
                                 this prospectus supplement. However, some of
                                 these mortgage loans permit the release of
                                 individual properties from the related mortgage
                                 lien through partial defeasance or otherwise.
                                 Furthermore, such arrangements could be
                                 challenged as fraudulent conveyances by
                                 creditors of any of the related borrowers or by
                                 the representative of the bankruptcy estate of
                                 any related borrower if one or more of such
                                 borrowers becomes a debtor in a bankruptcy
                                 case. Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted
                                 by any such borrower

                                      S-98

                                 could be voided if a court determines that:

                                 o  such borrower was insolvent at the time of
                                    granting the lien, was rendered insolvent by
                                    the granting of the lien, was left with
                                    inadequate capital or was not able to pay
                                    its debts as they matured; and

                                 o  such borrower did not, when it allowed its
                                    mortgaged property to be encumbered by the
                                    liens securing the indebtedness represented
                                    by the other cross-collateralized loans,
                                    receive "fair consideration" or "reasonably
                                    equivalent value" for pledging such
                                    mortgaged property for the equal benefit of
                                    the other related borrowers.

                                 We cannot provide assurances that a lien
                                 granted by a borrower on a cross-collateralized
                                 loan to secure the mortgage loan of another
                                 borrower, or any payment thereon, would not be
                                 avoided as a fraudulent conveyance. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage
                                 Loans; Certain Multi-Property Mortgage Loans"
                                 in this prospectus supplement and Annex A-5 to
                                 this prospectus supplement for more information
                                 regarding the cross-collateralized loans. No
                                 mortgage loan included in the trust fund (other
                                 than the mortgage loans with companion loans)
                                 is cross-collateralized with a mortgage loan
                                 not included in the trust fund.

                                 With respect to the Orfalea-Carpenteria Office
                                 Portfolio and the Ruh-Merrionette Park Office
                                 Portfolio, the related mortgage loan documents
                                 provide that the respective cross-default and
                                 cross-collateralization provisions may be
                                 terminated, provided that, among other things,
                                 (i) no event of default exists; (ii) rating
                                 agency confirmation that the release of the
                                 cross will not result in a downgrade,
                                 withdrawal or qualification of the then current
                                 ratings assigned to the certificates and (iii)
                                 the satisfaction of certain financial tests,
                                 including debt service coverage ratio and
                                 loan-to-value tests.

                                 In addition, the mortgage loans in the Lakewood
                                 Marketplace Portfolio and the Summit Healthcare
                                 Portfolio were underwritten as
                                 cross-collateralized and cross-defaulted loans.
                                 The related mortgage loans may be uncrossed by
                                 the related borrowers upon the satisfaction of
                                 certain conditions in the mortgage loan
                                 documents.

SUBSTITUTION OF MORTGAGED
 PROPERTIES MAY LEAD TO
 INCREASED RISKS...............  Nineteen (19) mortgage loans (loan numbers 139,
                                 156, 158, 161, 168, 170, 174, 177, 178, 180,
                                 181, 182, 185, 190, 194, 196, 207, 208 and
                                 209), representing 1.4% of the mortgage pool
                                 (1.5% of loan group 1), permit the related
                                 borrowers the right to substitute mortgaged
                                 properties of like kind and quality for the
                                 properties currently securing the related
                                 mortgage loans. As a result, it is possible
                                 that the mortgaged properties that secure the
                                 mortgage loans may not secure such mortgage
                                 loans for their entire term. Any substitution
                                 will require

                                      S-99

                                 mortgagee consent and will have to meet certain
                                 conditions, including loan-to-value tests, debt
                                 service coverage tests, and the related
                                 borrower will be required to obtain written
                                 confirmation from the rating agencies that any
                                 ratings of the certificates will not, as a
                                 result of the proposed substitution, be
                                 downgraded, qualified or withdrawn and provide
                                 an opinion of counsel that the REMIC status of
                                 the trust fund will not be adversely impacted
                                 by the proposed substitution. Nevertheless, the
                                 replacement property may differ from the
                                 substituted property with respect to certain
                                 characteristics.

SINGLE TENANTS AND CONCENTRATION
 OF TENANTS SUBJECT THE TRUST
 FUND TO INCREASED RISK........  Certain of the mortgaged properties are leased in large part to a single tenant or are
                                 in large part owner occupied. Any default by a
                                 major tenant could adversely affect the related
                                 borrower's ability to make payments on the
                                 related mortgage loan. We cannot provide
                                 assurances that any major tenant will continue
                                 to perform its obligations under its lease (or,
                                 in the case of an owner-occupied mortgaged
                                 property, under the related mortgage loan
                                 documents).

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants a right of first refusal in the event a
                                 sale is contemplated or an option to purchase
                                 all or a portion of the mortgaged property and
                                 this provision, if not waived, may impede the
                                 mortgagee's ability to sell the related
                                 mortgaged property at foreclosure or adversely
                                 affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or
                                 a major tenant may have leases that terminate
                                 or grant the tenant early termination rights
                                 prior to the maturity date of the related
                                 mortgage loan. Mortgaged properties leased to a
                                 single tenant, or a small number of tenants,
                                 are more likely to experience interruptions of
                                 cash flow if a tenant fails to renew its lease
                                 because there may be less or no rental income
                                 until new tenants are found, and it may be
                                 necessary to expend substantial amounts of
                                 capital to make the space acceptable to new
                                 tenants. In addition, certain of the mortgaged
                                 properties may be leased in whole or in part by
                                 government-sponsored tenants who may have
                                 certain rights to cancel their leases or reduce
                                 the rent payable with respect to such leases at
                                 any time for, among other things, lack of
                                 appropriations. With respect to the NGP Rubicon
                                 GSA Pool mortgage loan (loan number 2),
                                 representing 5.3% of the mortgage pool (5.8% of
                                 loan group 1), 94.9% of the rentable area at
                                 the related mortgaged properties is occupied by
                                 U.S. government agencies. Certain of these U.S.
                                 government leases, with respect to the NGP
                                 Rubicon GSA Pool mortgage loan, permit the
                                 related tenant to terminate its lease after a
                                 specified date contained in the respective
                                 lease, some of which may be prior to the
                                 maturity date of the related mortgage loan,
                                 subject to certain terms and conditions
                                 contained therein. See "DESCRIPTION OF

                                     S-100

                                 THE MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--NGP Rubicon GSA Pool".

                                 Fifty-five (55) of the mortgaged properties
                                 securing mortgage loans included in the trust
                                 fund, representing 16.3% of the mortgage pool
                                 (17.8% of loan group 1) by allocated loan
                                 amount, are leased wholly to a single tenant or
                                 are wholly owner occupied. For example, with
                                 respect to the 101 Avenue of the Americas
                                 mortgage loan (loan number 15), representing
                                 1.6% of the mortgage pool (1.8% of loan group
                                 1), the mortgaged property is 100.0% leased to
                                 Building Service Local 32B-32J. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--101 Avenue of the
                                 Americas" in this prospectus supplement. In
                                 addition, with respect to the Monument I at
                                 WorldGate mortgage loan (loan number 19),
                                 representing approximately 1.1% of the mortgage
                                 pool (1.2% of loan group 1), 100.0% of the
                                 mortgaged property is leased to ITT Industries.
                                 ITT Industries is currently not in occupancy,
                                 pending completion of a build-out at the
                                 related mortgaged property. ITT Industries is
                                 currently expected to take occupancy of its
                                 space in September 2005. The mortgagee has
                                 taken tenant improvement and leasing commission
                                 reserves equal to $11,074,283. Upon completion
                                 of the build-out, such reserves will be
                                 released as described in the related security
                                 agreement.

                                 With respect to 2 mortgage loans (loan numbers
                                 23 and 29), representing approximately 1.6% of
                                 the mortgage pool (1.7% of loan group 1),
                                 American Express Travel Related Services
                                 occupies 100.0% of the net rentable area in
                                 each of the mortgaged properties.

                                 In addition, with respect to 1 mortgage loan
                                 (loan number 9), representing 2.4% of the
                                 mortgage pool (2.6% of loan group 1), 99.9% of
                                 the net rentable area is leased to the U.S.
                                 Secretary of State. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans--
                                 1701 N. Fort Myer" in this prospectus
                                 supplement.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry. For example, with respect
                                 to 14 mortgage loans (loan numbers 143, 152,
                                 156, 158, 161, 168, 170, 171, 174, 177, 181,
                                 182, 196 and 202), representing 1.2% of the
                                 mortgage pool (1.3% of loan group 1), the
                                 single tenant is Walgreens. For further
                                 information regarding certain significant
                                 tenants at the mortgaged properties, see Annex
                                 A-4 to this prospectus supplement.

THE FAILURE OF A TENANT WILL
 HAVE A NEGATIVE IMPACT ON
 SINGLE TENANT AND TENANT
 CONCENTRATION
 PROPERTIES...................   The bankruptcy or insolvency of a major
                                 tenant or sole tenant, or a number of smaller
                                 tenants, in retail, industrial and office
                                 properties may adversely affect the income

                                     S-101

                                 produced by a mortgaged property. Under the
                                 Bankruptcy Code, a tenant has the option of
                                 assuming or rejecting any unexpired lease. If
                                 the tenant rejects the lease, the landlord's
                                 claim for breach of the lease would be a
                                 general unsecured claim against the tenant
                                 (absent collateral securing the claim) and the
                                 amounts the landlord could claim would be
                                 limited.

LITIGATION MAY HAVE ADVERSE
 EFFECT ON BORROWERS...........  From time to time, there may be legal proceedings pending, threatened or ongoing
                                 against the borrowers, managers, sponsors and
                                 their respective affiliates relating to the
                                 business of, or arising out of the ordinary
                                 course of business of, the borrowers, managers,
                                 sponsors and their respective affiliates, and
                                 certain of the borrowers, managers, sponsors
                                 and their respective affiliates are subject to
                                 legal proceedings relating to the business of,
                                 or arising out of the ordinary course of
                                 business of, the borrowers, managers, sponsors
                                 or their respective affiliates. In addition,
                                 certain borrowers, managers and their
                                 respective affiliates may be or have been
                                 subject to investigation, civil penalty,
                                 criminal penalty or enforcement. It is possible
                                 that such proceedings may have a material
                                 adverse effect on any borrower's ability to
                                 meet its obligations under the related mortgage
                                 loan and, thus, on distributions on your
                                 certificates.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY....  The successful operation of a real estate project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure;

                                 o  operating the property and providing
                                    building services;

                                 o  managing operating expenses; and

                                 o  assuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term leases,
                                 are generally more management intensive than
                                 properties leased to creditworthy tenants under
                                 long-term leases. Rosslyn Manager LLC is
                                 managing the mortgaged properties for 7
                                 mortgage loans (loan numbers 3, 9, 11, 13, 17,
                                 21 and 70), representing 14.1% of the mortgage
                                 pool (15.5% of loan group 1). C.B. Richard
                                 Ellis, Inc. is managing the mortgaged
                                 properties for 2 mortgage loans (loan numbers 2
                                 and 19), representing 6.4% of the mortgage pool
                                 (7.1% of loan group 1). AMC, Inc. is managing
                                 the mortgaged property for 1 mortgage loan
                                 (loan number 1), representing 5.6% of the
                                 mortgage pool (6.1% of loan group 1).

                                 The failure of a property manager that manages
                                 a number of mortgaged properties as described
                                 above to properly manage

                                     S-102

                                 the related mortgaged properties or any
                                 financial difficulties with respect to this
                                 property manager could have a significant
                                 negative impact on the continued income
                                 generation from these mortgaged properties and
                                 therefore the performance of the related
                                 mortgage loans. See "--Adverse Consequences
                                 Associated with Borrower Concentration,
                                 Borrowers under Common Control and Related
                                 Borrowers" above and "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans"
                                 in this prospectus supplement.

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In addition,
                                 the property managers are usually operating
                                 companies and unlike limited purpose entities,
                                 may not be restricted from incurring debt and
                                 other liabilities in the ordinary course of
                                 business or otherwise.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers.
                                 Additionally, we cannot provide assurance that
                                 the property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

CONDEMNATIONS OF MORTGAGED
 PROPERTIES MAY RESULT
  IN LOSSES....................  From time to time, there may be condemnations pending or threatened against one or more of
                                 the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable in connection with a total condemnation
                                 may not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use
                                 of, or income generation from, the affected
                                 mortgaged property. Therefore, we cannot give
                                 assurances that the occurrence of any
                                 condemnation will not have a negative impact
                                 upon distributions on your certificates.

THE STATUS OF A GROUND LEASE
 MAY BE UNCERTAIN IN A
 BANKRUPTCY PROCEEDING.........  Eleven (11) mortgaged properties, representing
                                 15.8% of the mortgage pool (10 mortgaged
                                 properties in loan group 1 or 15.7% and 1
                                 mortgaged property in loan group 2 or 3.6%) by
                                 allocated loan amount, are secured in whole or
                                 in part by leasehold interests. Leasehold
                                 mortgage loans are subject to certain risks not
                                 associated with mortgage loans secured by a
                                 lien on the fee estate of the borrower. One of
                                 these risks is that if the related leasehold
                                 interest were to be terminated upon a lease
                                 default, the mortgagee would lose its security
                                 in the loan. Generally, each related ground
                                 lease requires the lessor thereunder to give
                                 the mortgagee notice of the borrower's defaults
                                 under the ground lease and an opportunity

                                     S-103

                                 to cure them, permits the leasehold interest to
                                 be assigned to the mortgagee or a purchaser at
                                 a foreclosure sale (in some cases only upon the
                                 consent of the lessor) and contains certain
                                 other protective provisions typically included
                                 in a "mortgageable" ground lease. In addition,
                                 pursuant to Section 365(h) of the Bankruptcy
                                 Code, ground lessees in possession under a
                                 ground lease that has commenced have the right
                                 to continue in a ground lease even though the
                                 representative of their bankrupt ground lessor
                                 rejects the lease. The leasehold mortgages
                                 generally provide that the borrower may not
                                 elect to treat the ground lease as terminated
                                 on account of any such rejection by the ground
                                 lessor without the prior approval of the holder
                                 of the mortgage note or otherwise prohibit the
                                 borrower from terminating the ground lease. In
                                 a bankruptcy of a ground lessee/borrower, the
                                 ground lessee/borrower under the protection of
                                 the Bankruptcy Code has the right to assume
                                 (continue) or reject (breach and/or terminate)
                                 any or all of its ground leases. If the ground
                                 lessor and the ground lessee/borrower are
                                 concurrently involved in bankruptcy
                                 proceedings, the trustee may be unable to
                                 enforce the bankrupt ground lessee/borrower's
                                 right to continue in a ground lease rejected by
                                 a bankrupt ground lessor. In such
                                 circumstances, a ground lease could be
                                 terminated notwithstanding lender protection
                                 provisions contained therein or in the related
                                 mortgage. Further, in a recent decision by the
                                 United States Court of Appeals for the Seventh
                                 Circuit (Precision Indus. v. Qualitech Steel
                                 SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the
                                 court ruled with respect to an unrecorded lease
                                 of real property that where a statutory sale of
                                 the fee interest in leased property occurs
                                 under Section 363(f) of the Bankruptcy Code (11
                                 U.S.C. Section 363(f)) upon the bankruptcy of a
                                 landlord, such sale terminates a lessee's
                                 possessory interest in the property, and the
                                 purchaser assumes title free and clear of any
                                 interest, including any leasehold estates.
                                 Pursuant to Section 363(e) of the Bankruptcy
                                 Code (11 U.S.C. Section 363(a)), a lessee may
                                 request the bankruptcy court to prohibit or
                                 condition the statutory sale of the property so
                                 as to provide adequate protection of the
                                 leasehold interest; however, the court ruled
                                 that this provision does not ensure continued
                                 possession of the property, but rather entitles
                                 the lessee to compensation for the value of its
                                 leasehold interest, typically from the sale
                                 proceeds. While there are certain circumstances
                                 under which a "free and clear" sale under
                                 Section 363(f) of the Bankruptcy Code would not
                                 be authorized (including that the lessee could
                                 not be compelled in a legal or equitable
                                 proceeding to accept a monetary satisfaction of
                                 his possessory interest, and that none of the
                                 other conditions of Section 363(f)(1)-(4) of
                                 the Bankruptcy Code otherwise permits the
                                 sale), we cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain

                                     S-104

                                 possession of the property under the ground
                                 lease. In addition, we cannot provide
                                 assurances that the lessee and/or the mortgagee
                                 will be able to recuperate the full value of
                                 the leasehold interest in bankruptcy court.

                                 In addition to the fee interest in the related
                                 mortgaged property, the AmericasMart loan (loan
                                 number 1), representing 5.6% of the mortgage
                                 pool (6.1% of loan group 1), is secured by
                                 multiple leasehold interests in the related
                                 mortgaged property. With respect to all but 1
                                 of such ground leases: (i) each ground lease is
                                 freely assignable by the mortgagee and (ii) the
                                 term of each ground lease extends more than 20
                                 years beyond the maturity date of the
                                 AmericasMart loan. With respect to each such
                                 ground lease: (1) the ground lease is duly
                                 recorded, (2) the mortgagee will receive notice
                                 of any default by the respective ground lease;
                                 provided, however, the mortgagee will not have
                                 the opportunity to cure such default and (3)
                                 the ground leases does not impose any
                                 restrictions on subletting which would be
                                 viewed as commercially unreasonable. With
                                 respect to casualty or condemnation proceeds or
                                 awards, the mortgagee does not have the right
                                 to control or supervise such funds. Further,
                                 the mortgagee does not have the right to
                                 receive a new lease upon termination of the
                                 ground lease(s). See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--AmericasMart" in this prospectus
                                 supplement.

                                 With respect to the Westfield San Francisco
                                 Centre mortgage loan (loan number 14),
                                 representing 1.6% of the mortgage pool (1.8% of
                                 loan group 1), the terms of the related ground
                                 lease provide that the ground lessee may not be
                                 entitled to receive the full amount of any
                                 condemnation awards. The mortgagee has received
                                 a guaranty from Westfield America, Inc.,
                                 whereby Westfield America, Inc. has guaranteed
                                 to pay to the mortgagee an amount equal to the
                                 lesser of (i) any such shortfall in the
                                 condemnation award paid to the borrower
                                 relative to the borrower's allocation of
                                 condemnation proceeds and (ii) an amount
                                 sufficient to repay such mortgage loan in full
                                 if the related mortgaged property is taken by a
                                 condemnation authority, up to a maximum amount
                                 of $12,000,000.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are
                                 subject to operating leases. The operating
                                 lessee then sublets space in the mortgaged
                                 property to sub-tenants. Therefore, the cash
                                 flow from the rented mortgaged property will be
                                 subject to the bankruptcy risks with respect to
                                 the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
 BE ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF
 A DEFECTIVE MORTGAGE LOAN.....  Each mortgage loan seller is the sole warranting party in respect of the mortgage
                                 loans sold by such mortgage loan

                                     S-105

                                 seller to us. Neither we nor any of our
                                 affiliates (except, in certain circumstances,
                                 for Wachovia Bank, National Association in its
                                 capacity as a mortgage loan seller) are
                                 obligated to repurchase or substitute any
                                 mortgage loan in connection with either a
                                 breach of any mortgage loan seller's
                                 representations and warranties or any document
                                 defects, if such mortgage loan seller defaults
                                 on its obligation to do so. We cannot provide
                                 assurances that the mortgage loan sellers will
                                 have the financial ability to effect such
                                 repurchases or substitutions.

                                 In addition, one or more of the mortgage loan
                                 sellers may have acquired a portion of the
                                 mortgage loans included in the trust fund in
                                 one or more secondary market purchases. Such
                                 purchases may be challenged as fraudulent
                                 conveyances. Such a challenge, if successful,
                                 may have a negative impact on the distributions
                                 on your certificates. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Assignment of the Mortgage
                                 Loans; Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions" in this prospectus
                                 supplement and "DESCRIPTION OF THE POOLING AND
                                 SERVICING AGREEMENTS--Representations and
                                 Warranties; Repurchases" in the accompanying
                                 prospectus.

ONE ACTION JURISDICTION MAY
 LIMIT THE ABILITY OF THE
 SPECIAL SERVICER TO FORECLOSE
 ON THE MORTGAGED PROPERTY.....  Some states (including California) have laws that prohibit more than one judicial action to
                                 enforce a mortgage obligation, and some courts
                                 have construed the term judicial action
                                 broadly. Accordingly, the special servicer is
                                 required to obtain advice of counsel prior to
                                 enforcing any of the trust fund's rights under
                                 any of the mortgage loans that include
                                 mortgaged properties where this rule could be
                                 applicable. In the case of either a
                                 cross-collateralized and cross-defaulted
                                 mortgage loan or a multi-property mortgage loan
                                 which is secured by mortgaged properties
                                 located in multiple states, the special
                                 servicer may be required to foreclose first on
                                 properties located in states where such "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in the states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the special servicer
                                 may incur delay and expense in foreclosing on
                                 mortgaged properties located in states affected
                                 by one action rules. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Foreclosure" in
                                 the accompanying prospectus.

                                     S-106

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans included in the Trust Fund (the "Mortgage Pool")
is expected to consist of 209 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") of
$3,663,837,892. The "Cut-Off Date" for (i) 169 of the Mortgage Loans is August
11, 2005, (ii) 37 of the Mortgage Loans is August 1, 2005, (iii) for 1 of the
Mortgage Loans is August 6, 2005, (iv) for 1 of the Mortgage Loans is August 7,
2005 and (v) for 1 of the Mortgage Loans is August 10, 2005. The "Cut-Off Date
Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan Group 2") and, collectively, the "Loan Groups"). Loan Group 1 will consist of (i) all of the
Mortgage Loans that are not secured by multifamily properties and (ii) 2
Mortgage Loans that are secured by multifamily properties. Loan Group 1 is expected to consist of 178 Mortgage Loans, with an aggregate Cut-Off Date
Balance of $3,344,954,610 (the "Cut-Off Date Group 1 Balance"). Loan Group 2
will consist of 31 Mortgage Loans that are secured by multifamily properties with an aggregate Cut-Off Date Balance of $318,883,282 (the "Cut-Off Date Group
2 Balance" and, together with the Cut-Off Date Group 1 Balance the "Cut-Off Date
Group Balances"). Annex A-1 to this prospectus supplement sets forth the Loan
Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $493,000 to
$204,416,548. The Mortgage Loans in the Mortgage Pool have an average Cut-Off
Date Balance of $17,530,325. The Cut-Off Date Balances of the Mortgage Loans in
Loan Group 1 range from $493,000 to $204,416,548. The Mortgage Loans in Loan
Group 1 have an average Cut-Off Date Balance of $18,791,880. The Cut-Off Date
Balances of the Mortgage Loans in Loan Group 2 range from $1,428,523 to
$28,500,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date
Balance of $10,286,557. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the
Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(1) all scheduled principal and/or interest payments due on or before the
Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

     All percentages of the Mortgage Loans or any specified group of Mortgage
Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement
(including Cut-Off Date Balances, loan balances per square foot/room/unit, loan-to-value ratios and debt service coverage ratios) with respect to the
Co-Lender Loans are calculated without regard to the related Subordinate
Companion Loans; provided that, with respect to the AmericasMart Loan, the NGP
Rubicon GSA Pool Loan, the 1000 & 1100 Wilson Loan, the Westfield San Francisco
Centre Loan, the 101 Avenue of the Americas Loan and the U-Haul Portfolio Loan,
numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios reflect the related Pari Passu Companion Loans as well as the Mortgage Loans themselves. In addition, because the 6 Mortgage Loans comprising the U-Haul
Portfolio Loan (loan numbers 87, 95, 96, 100, 101 and 108) are each cross-collateralized and cross-defaulted with each other, the calculations of loan balance per square foot, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these Mortgage Loans and the related Pari Passu Companion Loans.

     All of the Mortgage Loans are evidenced by a promissory note (each a
"Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate or, with respect to 11 Mortgaged Properties, representing
15.8% of the Cut-Off Date Pool Balance (10 Mortgaged Properties in Loan Group 1
or 15.7% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan
Group 2 or 3.6% of the

                                     S-107

Cut-Off Date Group 2 Balance) by allocated loan amount in whole or in part of a leasehold estate in an income-producing real property (each, a "Mortgaged
Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)



                                                                                     PERCENTAGE OF   PERCENTAGE OF
                                      NUMBER OF       AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                      MORTGAGED     CUT-OFF DATE      CUT-OFF DATE      GROUP 1         GROUP 2
           PROPERTY TYPE             PROPERTIES        BALANCE        POOL BALANCE      BALANCE         BALANCE
----------------------------------- ------------ ------------------ --------------- --------------- --------------

Office ............................       56      $  1,407,728,566        38.4%           42.1%            0.0%
Retail ............................       78           876,224,303        23.9            26.2             0.0
 Retail -- Anchored ...............       56           796,160,531        21.7            23.8             0.0
 Retail -- Unanchored .............       19            65,479,108         1.8             2.0             0.0
 Retail -- Shadow Anchored(2) .....        3            14,584,664         0.4             0.4             0.0
Multifamily .......................       33           329,322,482         9.0             0.3           100.0
Hospitality .......................       13           279,359,671         7.6             8.4             0.0
Industrial ........................       15           228,951,142         6.2             6.8             0.0
Special Purpose ...................        1           204,416,548         5.6             6.1             0.0
Mixed Use .........................        4           154,125,654         4.2             4.6             0.0
Self Storage ......................      179           148,918,540         4.1             4.5             0.0
Healthcare ........................        5            22,790,986         0.6             0.7             0.0
Parking Garage ....................        1            12,000,000         0.3             0.4             0.0
                                         ---      ----------------       -----           -----           -----
                                         385      $  3,663,837,892       100.0%          100.0%          100.0%
                                         ===      ================       =====           =====           =====


----------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for the Mortgage
      Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

                               [PIE CHART OMITTED]

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                          Hospitality             7.6%
                          Industrial              6.2%
                          Special Purpose         5.6%
                          Mixed Use               4.2%
                          Self Storage            4.1%
                          Healthcare              0.6%
                          Parking Garage          0.3%
                          Office                 38.4%
                          Retail                 23.9%
                          Multifamily             9.0%

                                     S-108

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the
Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association
("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired
135 of the Mortgage Loans, representing 80.2% of the Cut-Off Date Pool Balance
(115 Mortgage Loans in Loan Group 1 or 80.2% of the Cut-Off Date Group 1 Balance
and 20 Mortgage Loans in Loan Group 2 or 80.2% of the Cut-Off Date Group 2
Balance). Artesia Mortgage Capital Corporation ("Artesia") originated 37 of the
Mortgage Loans, representing 11.1% of the Cut-Off Date Pool Balance (30 Mortgage
Loans in Loan Group 1 or 10.9% of the Cut-Off Date Group 1 Balance and 7
Mortgage Loans in Loan Group 2 or 13.2% of the Cut-Off Date Group 2 Balance).
CWCapital LLC ("CWCapital") originated or acquired 37 of the Mortgage Loans, representing 8.8% of the Cut-Off Date Pool Balance (33 Mortgage Loans in Loan
Group 1 or 9.0% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan
Group 2 or 6.6% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans
were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date
(or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated
Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. Two hundred five (205) of the Mortgage Loans, representing 98.2% of the Cut-Off Date Pool
Balance (174 Mortgage Loans in Loan Group 1 or 98.1% of the Cut-Off Date Group 1
Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an "Actual/360 basis"). Four (4) of the Mortgage Loans, representing 1.8% of the Cut-Off Date
Pool Balance (1.9% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a 360-day year consisting of 12 thirty-day months (a "30/360 basis").
These Mortgage Loans are sometimes referred to in this prospectus supplement as the "30/360 Mortgage Loans". Sixty-one (61) of the Mortgage Loans, representing
36.2% of the Cut-Off Date Pool Balance (45 Mortgage Loans in Loan Group 1 or
34.1% of the Cut-Off Date Group 1 Balance and 16 Mortgage Loans in Loan Group 2
or 58.2% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Seventy
(70) of the Mortgage Loans, representing 43.1% of the Cut-Off Date Pool Balance
(68 Mortgage Loans in Loan Group 1 or 45.6% of the Cut-Off Date Group 1 Balance
and 2 Mortgage Loans in Loan Group 2 or 16.8% of the Cut-Off Date Group 2
Balance), are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage
Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month
(or in the case of 37 Mortgage Loans, the 1st day of the month or in the case of
1 Mortgage Loan, the 6th day of the month or in the case of 1 Mortgage Loan, the
7th day of the month or in the case of 1 Mortgage Loan, the 10th day of each calendar month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of each calendar month.

     Amortization. Two hundred seven (207) of the Mortgage Loans provide for
Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the "Balloon Loans"), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Seventy (70) of the Mortgage Loans, representing
43.1% of the Cut-Off Date Pool Balance (68 Mortgage Loans in Loan Group 1 or
45.6% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2
or 16.8% of the Cut-Off Date Group 2 Balance), provide for interest-only
Periodic Payments for the entire term and do not amortize.

     Twenty-seven (27) of the Balloon Loans (the "ARD Loans"), representing 9.0%
of the Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 9.1% of
the Cut-Off Date Group 1 Balance and

                                     S-109

1 Mortgage Loan in Loan Group 2 or 7.9% of the Cut-Off Date Group 2 Balance),
provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the
Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Twenty-two (22) of the ARD Loans, representing 6.6% of the Cut-Off Date Pool Balance (21 Mortgage Loans in Loan Group 1 or 6.4% of the
Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 7.9% of the
Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance
Charges will be due in connection with any principal prepayment after the
Anticipated Repayment Date.

     Sixty-one (61) of the Balloon Loans and ARD Loans, representing 36.2% of the Cut-Off Date Pool Balance (45 Mortgage Loans in Loan Group 1 or 34.1% of the
Cut-Off Date Group 1 Balance and 16 Mortgage Loans in Loan Group 2 or 58.2% of
the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 60 months in the case of Loan Group 1 and in the case of
Loan Group 2 the first 20 to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Seventy (70) of the
Balloon Loans and ARD Loans, representing 43.1% of the Cut-Off Date Pool Balance
(68 Mortgage Loans in Loan Group 1 or 45.6% of the Cut-Off Date Group 1 Balance
and 2 Mortgage Loans in Loan Group 2 or 16.8% of the Cut-Off Date Group 2
Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Two (2) of the ARD Loans, representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date
Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated
Repayment Dates, but not the entire principal balance of the Mortgage Loans.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans
restrict or prohibit voluntary principal prepayment. In general, all of the
Mortgage Loans either (i) prohibit prepayment for most of the term of the
Mortgage Loan but permit defeasance after a date specified in the related mortgage note for all or most of the remaining term (163 Mortgage Loans, or
64.2% of the Cut-Off Date Pool Balance (137 Mortgage Loans in Loan Group 1 or
63.5% of the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2
or 71.1% of the Cut-Off Date Group 2 Balance)); (ii) impose a yield maintenance charge for most or all of the remaining term (10 Mortgage Loans, or 16.3% of the
Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 17.1% of the
Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 8.9% of the
Cut-Off Date Group 2 Balance)); (iii) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance or impose a yield maintenance charge for most of the remaining term at the borrower's option (16 Mortgage Loans, or
7.0% of the Cut-Off Date Pool Balance (7.6% of the Cut-Off Date Group 1
Balance)); (iv) prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term (17 Mortgage Loans, or 6.4% of the Cut-Off Date Pool Balance (13
Mortgage Loans in Loan Group 1 or 5.1% of the Cut-Off Date Group 1 Balance and 4
Mortgage Loans in Loan Group 2 or 20.0% of the Cut-Off Date Group 2 Balance));
(v) impose a yield maintenance charge until a date specified and then permit defeasance for most of the remaining term (1 Mortgage Loan, or 5.6% of the
Cut-Off Date Pool Balance (6.1% of the Cut-Off Date Group 1 Balance)); or (vi)
prohibit prepayment until a date specified in the related mortgage note and permit defeasance before imposing a prepayment premium for most of the remaining term (2 Mortgage Loans or 0.5% of the Cut-Off Date

                                     S-110

Pool Balance (0.5% of the Cut-Off Date Group 1 Balance)); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this prospectus supplement; provided, further, however, with respect to 4 Mortgage
Loans, representing 0.6% of the Cut-Off Date Pool Balance (2 Mortgage Loans in
Loan Group 1 or 0.4% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in
Loan Group 2 or 2.9% of the Cut-Off Date Group 2 Balance), funds available under letters of credit or in certain reserve accounts will be required to be used to pay down the principal balance of the related Mortgage Loan during the lockout period under certain circumstances. Prepayment Premiums and Yield Maintenance
Charges, if and to the extent collected, will be distributed as described under
"DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment
Premiums and Yield Maintenance Charges" in this prospectus supplement. The
Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield
Maintenance Charge, or of the collectability of any Prepayment Premium or Yield
Maintenance Charge.

     Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment
Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the
Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment
Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment
Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged.
See "RISK FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     One hundred eighty-two (182) of the Mortgage Loans, representing 77.2% of the Cut-Off Date Pool Balance (156 Mortgage Loans in Loan Group 1 or 77.8% of
the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2 or 71.1%
of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof)
from the lien of the related Mortgage without the prepayment of the Mortgage
Loan or the payment of the applicable Prepayment Premium or Yield Maintenance
Charge. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 115% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining
Mortgaged Properties after the defeasance. In general, "Defeasance Collateral"
is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance
Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the
Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD
Loan, the principal balance on its Anticipated Repayment Date. The Pooling and
Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge
Defeasance Collateral in lieu of making a prepayment, to the extent the related
Mortgage Loan documents enable the Master Servicer or the Special Servicer, as

                                     S-111

applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master
Servicer in order for the Master Servicer to purchase, such Defeasance
Collateral may be in excess of the principal balance of the related Mortgage
Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     With respect to one Mortgage Loan (loan number 24), representing 0.9% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 1 Balance), in the
event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents within six months after the origination date, an upfront reserve in the original amount of
$6,050,000 is required to be applied to reduce the outstanding principal balance of the Mortgage Loan and to pay any related Yield Maintenance Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted.

     With respect to one Mortgage Loan (loan number 88), representing 0.2% of the Cut-Off Date Pool Balance (2.7% of the Cut-Off Date Group 2 Balance), in the
event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 12 months after the origination date, an upfront reserve in the original amount of $1,100,000 is required to be applied to reduce the outstanding principal balance of the
Mortgage Loan and to pay any related Yield Maintenance Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or
Yield Maintenance Charge except under the circumstances described in "SERVICING
OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

     With respect to 4 Mortgage Loans (loan numbers 10, 67, 83 and 102), representing 3.1% of the Cut-Off Date Pool Balance (3.4% of the Cut-Off Date
Group 1 Balance), the Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future with the consent of the mortgagee.

     With respect to 3 Mortgage Loans (loan numbers 14, 51 and 146), representing approximately 2.2% of the Cut-Off Date Pool Balance (2.4% of the
Cut-Off Date Group 1 Balance), the Mortgage Loan documents provide that the borrower may incur additional unsecured debt other than in the ordinary course of business.

     With respect to 10 Mortgage Loans (loan numbers 2, 5, 23, 29, 87, 95, 96,
100, 101 and 108), representing approximately 12.0% of the Cut-Off Date Pool
Balance (13.1% of the Cut-Off Date Group 1 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee. With respect to the U-Haul Portfolio
Loan (loan numbers 87, 95, 96, 100, 101 and 108), representing 1.2% of the
Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance), a
mezzanine loan in the original principal amount of $50,000,000 has been originated, secured by the ownership interests of certain indirect owners of the related borrower, with an initial advance of $20,000,000. An entity affiliated with CWCapital, the special servicer and the initial controlling class representative is expected to purchase the mezzanine debt in September 2005. The mezzanine borrower will be entitled to request additional advances under the mezzanine loan documents aggregating not in

                                     S-112

excess of $30,000,000, which the mezzanine lender may make available in its sole and absolute discretion and subject to such conditions as the mezzanine lender elects in its sole and absolute discretion.

     With respect to 26 Mortgage Loans (loan numbers 2, 3, 7, 9, 11, 13, 17, 18,
21, 42, 54, 61, 64, 70, 73, 87, 95, 96, 100, 101, 103, 108, 120, 147, 183 and
195), representing approximately 27.6% of the Cut-Off Date Pool Balance (20
Mortgage Loans in Loan Group 1 or 28.5% of the Cut-Off Date Group 1 Balance and
6 Mortgage Loans in Loan Group 2 or 18.1% of the Cut-Off Date Group 2 Balance),
the related Mortgage Loan documents provide that, under certain circumstances
(which may include satisfaction of DSCR and LTV tests), ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See "RISK
FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks" in
this prospectus supplement. Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional
Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged
Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the
Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage
Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers.
For example, the terms of 1 Mortgage Loan (loan number 18), representing 1.2% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance), permit the borrowers to transfer their interests in the related Mortgaged Property to
Evansville Pavilion, LLC, subject to certain conditions in the Mortgage Loan documents. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related
Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans;
Certain Multi-Property Mortgage Loans. Nine (9) groups of Mortgage Loans, the
Extra Space Portfolio (loan numbers 48, 76, 82, 93, 99, 105, 106, 114, 122, 123,
134, 153, 159, 191 and 199), representing in the aggregate 2.7% of the Cut-Off
Date Pool Balance (3.0% of the Cut-Off Date Group 1 Balance), the U-Haul
Portfolio (loan numbers 87, 95, 96, 100, 101 and 108), representing in the aggregate 1.2% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group
1 Balance), the Lakewood Marketplace Portfolio (loan numbers 49, 84, 121 and
125), representing in the aggregate 1.0% of the Cut-Off Date Pool Balance (1.1%
of the Cut-Off Date Group 1 Balance), the CLF Portfolio (loan numbers 38 and
62), representing in the aggregate 0.9% of the Cut-Off Date Pool Balance (1.0%
of the Cut-Off Date Group 1 Balance), the Cole Portfolio (loan numbers 139, 178,
180, 185, 190, 194, 207, 208 and 209), representing in the aggregate 0.5% of the
Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), the Summit
Healthcare

                                     S-113

Portfolio (loan numbers 117, 129 and 165), representing in the aggregate 0.4% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), the
Orfalea-Carpenteria Office Portfolio (loan numbers 50 and 126), representing in the aggregate 0.6% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date
Group 1 Balance), the Brentwood & Woodway Portfolio (loan numbers 46 and 65), representing in the aggregate 0.8% of the Cut-Off Date Pool Balance (0.9% of the
Cut-Off Date Group 1 Balance) and the Ruh-Merrionette Park Office Portfolio
(loan numbers 104 and 115), representing in the aggregate 0.3% of the Cut-Off
Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance) are groups of
Mortgage Loans that are cross-collateralized and cross-defaulted with each of the other Mortgage Loans in their respective groups. Although the Mortgage Loans within each group of cross-collateralized and cross-defaulted Mortgage Loans are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing
Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The
Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The
Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     In addition, 15 Mortgage Loans (loan numbers 2, 5, 8, 59, 64, 87, 95, 96,
100, 101, 108, 111, 132, 135 and 186), representing in the aggregate 14.4% of the Cut-Off Date Pool Balance (15.7% of the Cut-Off Date Group 1 Balance), are
secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers.

     With respect to the Orfalea-Carpenteria Office Portfolio and the
Ruh-Merrionette Park Office Portfolio, the related Mortgage Loan documents provide that the respective cross-default and cross-collateralization provisions may be terminated; provided that, among other things, (i) no event of default exists; (ii) rating agency confirmation that the release of the cross will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the certificates is received and (iii) the satisfaction of certain financial tests, including DSC Ratio and loan-to-value tests are satisfied.

     In addition, while the Mortgage Loans in the Lakewood Marketplace Portfolio
and the Summit Healthcare Portfolio were underwritten as crossed loans, the related Mortgage Loans may be uncrossed by the related borrowers upon the satisfaction of certain conditions in the related Mortgage Loan documents.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan. The terms of one Mortgage Loan (loan number
64), representing 0.4% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off
Date Group 1 Balance), permit the related borrower to release the portion of the related Mortgaged Property on which a restaurant is located, upon payment of a release price of 100% of the allocated loan amount for such Mortgaged Property to be released; provided that after giving effect to such release and prepayment, the debt service coverage ratio for the remaining Mortgaged Property will equal at least the greater of the debt service coverage ratio immediately prior to the prepayment and the debt service coverage ratio as of the origination date.

     The terms of 6 Mortgage Loans (loan numbers 87, 95, 96, 100, 101 and 108), representing 1.2% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date
Group 1 Balance), provide that in the event of a casualty or condemnation resulting in insurance proceeds that are applied to reduce the principal balance of the Mortgage Loan, the individual Mortgaged Property that was the subject of the casualty of condemnation may be released upon payment a release price of
125% of the allocated loan amount for such Mortgaged Property.

     Substitutions. Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind of quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests, debt service coverage tests, the provision of an opinion of counsel that the proposed substitution will not adversely affect the REMIC

                                     S-114

status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See "RISK
FACTORS--Substitution of Mortgaged Properties May Lead to Increased Risks" in
this prospectus supplement.

CERTAIN STATE SPECIFIC CONSIDERATIONS

     Thirty-one (31) of the Mortgaged Properties, representing 22.1% of the
Cut-Off Date Pool Balance (24.2% of the Cut-Off Date Group 1 Balance) are
located in Virginia. Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee's sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the Master Servicer on behalf of the Trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property's rents and revenues and otherwise to maintain and preserve the real property, pursuant to the court's instructions. The decision to appoint a receiver is solely within the court's discretion, regardless of what the deed of trust provides.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act
of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.
In addition, with respect to 6 Mortgage Loans (loan numbers 19, 24, 61, 72, 119 and 142), representing approximately 3.0% of the Cut-Off Date Pool Balance (4
Mortgage Loans in Loan Group 1 or 2.8% of the Cut-Off Date Group 1 Balance and 2
Mortgage Loans in Loan Group 2 or 5.5% of the Cut-Off Date Group 2 Balance), the
appraised value represented is the "as-stabilized" value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each
Mortgaged Property in connection with the origination of the related Mortgage
Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such
"Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party. See also "RISK FACTORS--Environmental Laws May Adversely Affect the
Value of and Cash Flow from a Mortgaged Property" in this prospectus supplement.

     Engineering Assessments. In connection with the origination of all of the
Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged
Property to assess the condition of the

                                     S-115

structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 100% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, none of the Mortgaged Properties are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property.

CO-LENDER LOANS

     General.

     Fifteen (15) Mortgage Loans (loan number 1 (the "AmericasMart Loan"), loan number 2 (the "NGP Rubicon GSA Pool Loan"), loan number 3 (the "1000 & 1100
Wilson Loan"), loan number 14 (the "Westfield San Francisco Centre Loan"), loan number 15 (the "101 Avenue of the Americas Loan"), loan numbers 87, 95, 96, 100,
101 and 108 (collectively, the "U-Haul Portfolio Loan"), loan number 19 (the
"Monument I at WorldGate Loan"), loan number 32 (the "Hilton Garden Inn --
Staten Island, NY Loan"), loan number 38 (the "Tollway Office Center II Loan")
and loan number 62 (the "Rapp Collins Worldwide Building Loan")) (collectively, the "Co-Lender Loans") originated by Wachovia Bank, National Association (except for the NGP Rubicon GSA Pool Loan and the U-Haul Portfolio Loan, which were originated by Artesia Mortgage Capital Corporation and Morgan Stanley Mortgage
Capital Inc., respectively) are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates
Additional Risks".

     The AmericasMart Loan is part of a split loan structure, which has 1 companion loan (the "AmericasMart Pari Passu Companion Loan") that is pari passu in right of entitlement to payment with the AmericasMart Loan. The AmericasMart
Pari Passu Companion Loan and the AmericasMart Loan are referred to collectively herein as the "AmericasMart Whole Loan". The AmericasMart Loan has a Cut-Off
Date Balance of $204,416,548, representing 5.6% of the Cut-Off Date Pool Balance
(6.1% of the Cut-Off Date Group 1 Balance). The AmericasMart Pari Passu
Companion Loan will not be included in the Trust Fund. See "--Twenty Largest
Mortgage Loans--AmericasMart" below.

     The NGP Rubicon GSA Pool Loan is part of a split loan structure, which has
1 companion loan (the "NGP Rubicon GSA Pool Pari Passu Companion Loan") that is pari passu in right of entitlement to payment with the NGP Rubicon GSA Pool
Loan. The NGP Rubicon GSA Pool Pari Passu Companion Loan and the NGP Rubicon GSA
Pool Loan are referred to collectively herein as the "NGP Rubicon GSA Pool Whole
Loan". The NGP Rubicon GSA Pool Loan has a Cut-Off Date Balance of $194,500,000,
representing 5.3% of the Cut-Off Date Pool Balance (5.8% of the Cut-Off Date
Group 1 Balance). The NGP Rubicon GSA Pool Pari Passu Companion Loan will not be included in the Trust Fund. See "--Twenty Largest Mortgage Loans--NGP Rubicon
GSA Pool" below.

     The 1000 & 1100 Wilson Loan is part of a split loan structure, which has 1 companion loan (the "1000 & 1100 Wilson Pari Passu Companion Loan") that is pari passu in right of entitlement to payment with the 1000 & 1100 Wilson Loan. The
1000 & 1100 Wilson Pari Passu Companion Loan and the 1000 & 1100 Wilson Loan are
referred to collectively herein as the "1000 & 1100 Wilson Whole Loan"). The
1000 & 1100 Wilson Loan has a Cut-Off Date Balance of $182,500,000, representing
5.0% of the Cut-Off Date Pool Balance (5.5% of the Cut-Off Date Group 1
Balance). The 1000 & 1100 Wilson Pari Passu Companion Loan will not be included in the Trust Fund. See "--Twenty Largest Mortgage Loans--1000 & 1100 Wilson"
below.

                                     S-116

     The Westfield San Francisco Centre Loan is part of a split loan structure, which has 1 companion loan (the "Westfield San Francisco Centre Pari Passu
Companion Loan") that is pari passu in right of entitlement to payment with the
Westfield San Francisco Centre Loan. The Westfield San Francisco Centre Pari
Passu Companion Loan and the Westfield San Francisco Centre Loan are referred to collectively herein as the "Westfield San Francisco Centre Whole Loan". The
Westfield San Francisco Centre Loan has a Cut-Off Date Balance of $60,000,000,
representing 1.6% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date
Group 1 Balance). The Westfield San Francisco Centre Pari Passu Companion Loan
will not be included in the Trust Fund. See "--Twenty Largest Mortgage Loans--
Westfield San Francisco Centre" below.

     The 101 Avenue of the Americas Loan is part of a split loan structure, which has 1 companion loan (the "101 Avenue of the Americas Pari Passu Companion
Loan") that is pari passu in right of entitlement to payment with the 101 Avenue of the Americas Loan. The 101 Avenue of the Americas Pari Passu Companion Loan
and the 101 Avenue of the Americas Loan are referred to collectively herein as the "101 Avenue of the Americas Whole Loan". The 101 Avenue of the Americas Loan
has a Cut-Off Date Balance of $59,813,870, representing 1.6% of the Cut-Off Date
Pool Balance (1.8% of the Cut-Off Date Group 1 Balance). The 101 Avenue of the
Americas Pari Passu Companion Loan will not be included in the Trust Fund. See
"--Twenty Largest Mortgage Loans--101 Avenue of the Americas" below.

     The U-Haul Portfolio Loan is part of a split loan structure, which has 6 companion loans (collectively, the "U-Haul Portfolio Pari Passu Companion Loan")
that are pari passu in right of entitlement to payment with the U-Haul Portfolio
Loan. The U-Haul Portfolio Pari Passu Companion Loan and the U-Haul Portfolio
Loan are referred to collectively herein as the "U-Haul Portfolio Whole Loan".
The U-Haul Portfolio Loan has a Cut-Off Date Balance of $44,937,023,
representing 1.2% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date
Group 1 Balance). The U-Haul Portfolio Pari Passu Companion Loan will not be included in the Trust Fund. See "--Twenty Largest Mortgage Loans--U-Haul
Portfolio" below.

     Three (3) Mortgage Loans (each of the Monument I at WorldGate Loan, the
Tollway Office Center II Loan and the Rapp Collins Worldwide Building Loan
(collectively, the "Caplease Loans")) are part of split loan structures, which, in each case, have 1 companion loan (each, a "Caplease Companion Loan") that is subordinate in its right of entitlement to payment to the related Caplease Loan.
Notwithstanding the immediately preceding sentence, the holder of a Caplease
Companion Loan has agreed to subordinate its interests in certain respects to the related Caplease Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a "Defaulted Lease Claim"). See "--Caplease Loans" below. Capital
Lease, LP ("Caplease"), is the holder of the Caplease Companion Loans, but may elect to sell the Caplease Companion Loans at any time. See "RISK
FACTORS--Potential Conflicts of Interest" in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in
Caplease and provides financing to Caplease secured by, among other things, the
Caplease Companion Loans.

     The Hilton Garden Inn -- Staten Island, NY Loan is part of a split loan structure, which has 1 companion loan (the "Hilton Garden Inn -- Staten Island,
NY Companion Loan") that is subordinate in its right of entitlement to payment to the Hilton Garden Inn -- Staten Island, NY Loan to the extent described in this prospectus supplement.

     The AmericasMart Pari Passu Companion Loan, the NGP Rubicon GSA Pool Pari
Passu Companion Loan, the 1000 & 1100 Wilson Pari Passu Companion Loan, the
Westfield San Francisco Centre Pari Passu Companion Loan, the 101 Avenue of the
Americas Pari Passu Companion Loan, the U-Haul Portfolio Pari Passu Companion
Loan, the Hilton Garden Inn -- Staten Island, NY Companion Loan and the Caplease
Companion Loans are referred to herein as the "Companion Loans". None of the
Companion Loans are included in the Trust Fund. The AmericasMart Pari Passu
Companion Loan, the NGP Rubicon GSA Pool Pari Passu Companion Loan, the 1000 &
1100 Wilson Pari Passu Companion Loan, the Westfield San Francisco Centre Pari
Passu Companion Loan, the 101 Avenue of the Americas Pari Passu Companion Loan
and the U-Haul Portfolio Pari Passu Companion Loan are collectively referred to herein as the "Pari Passu Companion Loans" and the AmericasMart Loan, the NGP
Rubicon GSA Pool Loan, the 1000 & 1100 Wilson Loan, the Westfield San Francisco
Centre Loan, the 101 Avenue

                                     S-117

of the Americas Loan and the U-Haul Portfolio Loan are collectively referred to herein as the "Pari Passu Loans". The NGP Rubicon GSA Pool Pari Passu Companion
Loan, the 1000 & 1100 Wilson Pari Passu Companion Loan and the Westfield San
Francisco Centre Pari Passu Companion Loan are collectively referred to as the
"Serviced Pari Passu Companion Loans". The AmericasMart Loan, the 101 Avenue of
the Americas Loan and the U-Haul Portfolio Loan are collectively referred to as the "Non-Serviced Pari Passu Loans". The Companion Loans, except for the Pari
Passu Companion Loans, are collectively referred to herein as the "Subordinate
Companion Loans". The Hilton Garden Inn -- Staten Island, NY Loan together with the Hilton Garden Inn -- Staten Island, NY Companion Loan is referred to in this prospectus supplement as the "Hilton Garden Inn -- Staten Island, NY Whole
Loan". The Caplease Loans together with their respective Caplease Companion
Loans are referred to herein as the "Caplease Whole Loans". The AmericasMart
Whole Loan, the NGP Rubicon GSA Pool Whole Loan, the 1000 & 1100 Wilson Whole
Loan, the Westfield San Francisco Centre Whole Loan, the 101 Avenue of the
Americas Whole Loan, the U-Haul Portfolio Whole Loan, the Hilton Garden Inn --
Staten Island, NY Whole Loan and each Caplease Whole Loan are referred to in this prospectus supplement individually as a "Whole Loan" and collectively as the "Whole Loans".

     The trust fund relating to the Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19 transaction (the
"2005-C19 Transaction" and the related trust fund, the "2005-C19 Trust Fund") is the holder of the AmericasMart Pari Passu Companion Loan. The trust fund relating to the LB-UBS Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C3 transaction (the "LB-UBS 2005-C3
Transaction" and the related trust fund, the "LB-UBS 2005-C3 Trust Fund") is the holder of the 101 Avenue of the Americas Pari Passu Companion Loan. The trust fund relating to the Morgan Stanley Capital I Inc., Commercial Mortgage
Pass-Through Certificates, Series 2005-HQ6 transaction (the "MSCI 2005-HQ6
Transaction" and the related trust fund, the "MSCI 2005-HQ6 Trust Fund") is the holder of the U-Haul Portfolio Pari Passu Companion Loan.

     With respect to the AmericasMart Loan, the NGP Rubicon GSA Pool Loan, the
1000 & 1100 Wilson Loan, the Westfield San Francisco Centre Loan, the 101 Avenue
of the Americas Loan and the U-Haul Portfolio Loan, the terms of the related intercreditor agreement (the "AmericasMart Intercreditor Agreement", the "NGP
Rubicon GSA Pool Intercreditor Agreement", the "1000 & 1100 Wilson Intercreditor
Agreement", the "Westfield San Francisco Centre Intercreditor Agreement", the
"101 Avenue of the Americas Intercreditor Agreement" and the "U-Haul Portfolio
Intercreditor Agreement", respectively) (each, a "Pari Passu Loan Intercreditor
Agreement"), provide that each Pari Passu Loan and the related Pari Passu
Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other.

     With respect to the Hilton Garden Inn -- Staten Island, NY Loan, the terms of the related intercreditor agreement (the "Hilton Garden Inn -- Staten Island,
NY Intercreditor Agreement") provide that the Hilton Garden Inn -- Staten
Island, NY Companion Loan is subordinate in certain respects to the Hilton
Garden Inn -- Staten Island, NY Loan. With respect to the Caplease Loans, the terms of the related intercreditor agreements (each a "Caplease Intercreditor
Agreement" and collectively, the "Caplease Intercreditor Agreements") provide that the Caplease Companion Loans are subordinate in certain respects to the
Caplease Loans. The Pari Passu Loan Intercreditor Agreements, the Hilton Garden
Inn -- Staten Island, NY Intercreditor Agreement and the Caplease Intercreditor
Agreements are individually referred to in this prospectus supplement as an
"Intercreditor Agreement" and collectively as the "Intercreditor Agreements".

                                     S-118

     The following table presents certain information with respect to the
Co-Lender Loans:



                                                         CUT-OFF DATE
                                        CUT-OFF DATE      PRINCIPAL       CUT-OFF DATE
                                         PRINCIPAL        BALANCE OF       PRINCIPAL       WHOLE LOAN      WHOLE LOAN
                                         BALANCE OF         SENIOR         BALANCE OF     UNDERWRITTEN    CUT-OFF DATE
            MORTGAGE LOAN              MORTGAGE LOAN      COMPONENT        WHOLE LOAN         DSCR            LTV
------------------------------------  ---------------  ---------------  ---------------  --------------  -------------

AmericasMart .......................   $204,416,548     $408,833,097     $408,833,097          2.28x          56.0%
NGP Rubicon GSA Pool ...............   $194,500,000     $389,000,000     $389,000,000          1.27x          79.9%
1000 & 1100 Wilson .................   $182,500,000     $365,000,000     $365,000,000          1.48x          73.9%
Westfield San Francisco Centre .....   $ 60,000,000     $120,000,000     $120,000,000          2.47x          53.1%
101 Avenue of the Americas .........   $ 59,813,870     $149,534,674     $149,534,674          1.70x          59.8%
U-Haul Portfolio ...................   $ 44,937,023     $239,664,122     $239,664,122          1.42x          74.0%
Monument I at WorldGate ............   $ 41,700,000     $ 41,700,000     $ 48,001,440          1.06x          86.5%
Hilton Garden Inn --
 Staten Island, NY .................   $ 22,961,598     $ 22,961,598     $ 31,961,598          1.42x          74.5%
Tollway Office Center II ...........   $ 20,925,000     $ 20,925,000     $ 23,804,169          0.94x          84.1%
Rapp Collins Worldwide Building.....   $ 13,575,000     $ 13,575,000     $ 15,078,638          0.97x          88.2%


     Pari Passu Loans

     Servicing Provisions of the Pari Passu Loan Intercreditor Agreements. With
respect to the Serviced Pari Passu Loans, the Master Servicer and the Special
Servicer will adminster each Serviced Pari Passu Loan and its related Pari Passu
Companion Loan pursuant to the Pooling and Servicing Agreement and the related
Serviced Pari Passu Loan Intercreditor Agreement for so long as such Serviced
Pari Passu Loan is part of the Trust Fund. The holder of each Pari Passu
Companion Loan or an advisor on its behalf will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the related Serviced Pari Passu Loan. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     With respect to the AmericasMart Loan, the 2005-C19 Master Servicer and the
2005-C19 Special Servicer will administer the AmericasMart Loan and its related
Pari Passu Companion Loan pursuant to the 2005-C19 Pooling and Servicing
Agreement and the related Pari Passu Intercreditor Agreement for so long as such
AmericasMart Pari Passu Companion Loan is part of the 2005-C19 Trust Fund. The
Controlling Class Representative or an advisor on its behalf will generally share certain of the rights that the 2005-C19 Controlling Class Representative has with respect to directing the 2005-C19 Master Servicer and/or 2005-C19
Special Servicer with respect to the servicing of the AmericasMart Pari Passu
Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

     In addition, the holder of the Westfield San Francisco Centre Pari Passu
Companion Loan will have the right to replace the Special Servicer with respect to the Westfield San Francisco Centre Whole Loan.

     With respect to the 101 Avenue of the Americas Loan, the LB-UBS 2005-C3
Master Servicer and the LB-UBS 2005-C3 Special Servicer will administer the 101
Avenue of the Americas Loan and its related Pari Passu Companion Loan pursuant to the LB-UBS 2005-C3 Pooling and Servicing Agreement and the related Pari Passu
Intercreditor Agreement for so long as such 101 Avenue of the Americas Pari
Passu Loan is part of the LB-UBS 2005-C3 Trust Fund. The Controlling Class
Representative will be entitled to consult with the LB-UBS 2005-C3 Master
Servicer and the LB-UBS 2005-C3 Special Servicer with respect to certain actions relating to the 101 Avenue of the Americas Loan; provided, however, following the required consultation, in the event that the LB-UBS 2005-C3 Master Servicer or the LB-UBS 2005-C3 Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the 101 Avenue of the Americas Pari Passu Companion Loan and the 101 Avenue of the Americas Loan
(as a collective whole), such servicer may take any such action, to the extent consistent with accepted servicing practices, without waiting for the
Controlling Class Representative's response. See "SERVICING OF THE MORTGAGE
LOANS--The Controlling Class Representative" in this prospectus supplement.

                                     S-119

     With respect to the U-Haul Portfolio Loan, the MSCI 2005-HQ6 Master
Servicer and the MSCI 2005-HQ6 Special Servicer will administer the U-Haul
Portfolio Loan and the U-Haul Portfolio Pari Passu Companion Loan pursuant to the MSCI 2005-HQ6 Pooling and Servicing Agreement and the related Pari Passu
Intercreditor Agreement for so long as such U-Haul Portfolio Pari Passu
Companion Loan is part of the MSCI 2005-HQ6 Trust Fund. The Controlling Class
Representative through the Special Servicer will be entitled to consult with the
MSCI 2005-HQ6 Special Servicer with respect to any proposed action to be taken in respect of the U-Haul Portfolio Whole Loan; provided, however, that in the event the MSCI 2005-HQ6 Special Servicer determines that immediate action is necessary, such servicer may determine what action to take without waiting for the Special Servicer's response. If no agreement is reached after certain specified time periods, the MSCI 2005-HQ6 Special Servicer is entitled to take such action as recommended by the MSCI 2005-HQ6 Controlling Class Representative
to the extent consistent with accepted servicing practices. See "SERVICING OF
THE MORTGAGE LOANS--The Controlling Class Representative" and "--Servicing of
the AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul
Portfolio Loan" in this prospectus supplement.

     Application of Payments. Pursuant to each Pari Passu Loan Intercreditor
Agreement, all payments, proceeds and other recoveries on or in respect of a
Pari Passu Loan and/or the related Pari Passu Companion Loan (subject in each case to the rights of the 2005-C19 Master Servicer, the 2005-C19 Special
Servicer, the 2005-C19 Trustee, the LB-UBS 2005-C3 Master Servicer, the LB-UBS
2005-C3 Special Servicer, the LB-UBS 2005-C3 Trustee, the MSCI 2005-HQ6 Master
Servicer, the MSCI 2005-HQ6 Special Servicer, the MSCI 2005-HQ6 Trustee, the
Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent to
payments and reimbursements as set forth in the Pooling and Servicing Agreement, the 2005-C19 Pooling and Servicing Agreement, the LB-UBS 2005-C3 Pooling and
Servicing Agreement and the MSCI 2005-HQ6 Pooling and Servicing Agreement, as
applicable) will be applied to such Pari Passu Loan and the related Pari Passu
Companion Loan on a pro rata basis according to their respective principal balances.

     Purchase Option of Holder of the NGP Rubicon GSA Pool Pari Passu Companion
Loan. In accordance with the related Intercreditor Agreement, the holder of the
NGP Rubicon GSA Pool Pari Passu Companion Loan has an assignable purchase option with respect to the NGP Rubicon GSA Pool Loan at any time prior to foreclosure or acceptance of a deed in lieu of foreclosure of the related Mortgaged
Properties in the event that the NGP Rubicon GSA Pool Whole Loan is being specially serviced and any monthly debt service payment thereon is at least 60 days delinquent. In addition, the Majority Subordinate Certificateholder will have an assignable purchase option with respect to the NGP Rubicon GSA Pool Pari
Passu Companion Loan at any time prior to foreclosure or acceptance of a deed in lieu of foreclosure of the related Mortgaged Properties in the event that the
NGP Rubicon GSA Pool Whole Loan is being specially serviced and any monthly debt service payment thereon is at least 60 days delinquent. If the holder of the NGP
Rubicon GSA Pool Pari Passu Companion Loan has not exercised its purchase option right within 30 days of such option arising, then the Majority Subordinate
Certificateholder may exercise its option to purchase the NGP Rubicon GSA Pool
Pari Passu Companion Loan. The applicable purchase option price will, in general, equal the aggregate of the outstanding principal balance of the NGP
Rubicon GSA Pool Loan or the NGP Rubicon GSA Pool Pari Passu Companion Loan, as
applicable, together with (a) all accrued and unpaid interest thereon at the related mortgage interest rate (but not any default interest in excess thereof),
(b) any outstanding servicing advances with respect thereto, (c) any interest on those servicing advances and on any outstanding monthly debt service advances with respect to the NGP Rubicon GSA Pool Loan or the NGP Rubicon GSA Pool Pari
Passu Companion Loan, as applicable, and (d) any amount in respect of special servicing compensation due with respect to the NGP Rubicon GSA Pool Loan or the
NGP Rubicon GSA Pool Pari Passu Companion Loan, as applicable; provided that no liquidation fee to any servicer or special servicer will be due and payable if the NGP Rubicon GSA Pool Loan or the NGP Rubicon GSA Pool Pari Passu Companion
Loan, as applicable, is purchased within 60 days of the transfer of the NGP
Rubicon GSA Pool Whole Loan to special servicing.

     Application of Amounts Paid to Trust Fund.

     On or before each distribution date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreements will be included in the Available Distribution Amount for

                                     S-120

such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan; and in the case of the AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul
Portfolio Loan, such amounts will be applied and distributed in accordance with the 2005-C19 Pooling and Servicing Agreement, the LB-UBS 2005-C3 Pooling and
Servicing Agreement and the MSCI 2005-HQ6 Pooling and Servicing Agreement,
respectively.

     Hilton Garden Inn -- Staten Island, NY Loan

     Servicing Provisions of the Hilton Garden Inn -- Staten Island, NY
Intercreditor Agreement. With respect to the Hilton Garden Inn -- Staten Island,
NY Whole Loan, the Master Servicer and the Special Servicer will service and administer the Hilton Garden Inn -- Staten Island, NY Loan and the Hilton Garden
Inn -- Staten Island, NY Companion Loan, in each case pursuant to the Pooling and Servicing Agreement and the Hilton Garden Inn -- Staten Island, NY
Intercreditor Agreement for so long as the Hilton Garden Inn -- Staten Island,
NY Loan is part of the Trust Fund. If the principal amount of the Hilton Garden
Inn -- Staten Island, NY Companion Loan, less any existing Appraisal Reduction
Amount, is at least equal to 25% of the original principal amount of the Hilton
Garden Inn -- Staten Island, NY Companion Loan, the holder of the Hilton Garden
Inn -- Staten Island, NY Companion Loan or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or the Special Servicer with respect to certain matters that are generally consistent with the consent and consultation rights of the Controlling Class Representative. However, no advice or direction may require or cause the Master Servicer or the Special
Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE
LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event of any default under the Hilton Garden Inn -- Staten Island,
NY Loan or the Hilton Garden Inn -- Staten Island, NY Companion Loan, the holder of the Hilton Garden Inn -- Staten Island, NY Companion Loan will be entitled to
(i) cure such default within five (5) business days of receipt of notice from the Master Servicer with respect to monetary defaults and within thirty (30)
days of the later of (x) receipt of notice from the Master Servicer and (y) the expiration of the related borrower's cure period, with respect to non-monetary defaults (or such longer period of time, not to exceed an additional 30 days, as permitted under the related Intercreditor Agreement under certain circumstances)
and/or (ii) purchase the Hilton Garden Inn -- Staten Island, NY Loan from the
Trust Fund after the expiration of the cure period subject to the conditions contained in the Hilton Garden Inn -- Staten Island, NY Intercreditor Agreement
provided, however, the Hilton Garden Inn -- Staten Island, NY Intercreditor
Agreement provides the holder of the Hilton Garden Inn -- Staten Island, NY
Companion Loan is only permitted to exercise its cure rights a proscribed number of times during the life of the Hilton Garden Inn -- Staten Island, NY Loan. Any cure right executed pursuant to the above is only permitted to last for a proscribed time period. The purchase price will generally equal the unpaid principal balance of the Hilton Garden Inn -- Staten Island, NY Loan, together with all unpaid interest on the Hilton Garden Inn -- Staten Island, NY Loan
(other than default interest) at the Mortgage Rate and any unreimbursed servicing expenses, Advances and interest on Advances for which the borrower under the Hilton Garden Inn -- Staten Island, NY Loan is responsible, and a liquidation fee to the extent payable under the Pooling and Servicing Agreement.
No prepayment consideration will be payable in connection with such a purchase of the Hilton Garden Inn -- Staten Island, NY Loan.

     Application of Payments. Pursuant to the Hilton Garden Inn -- Staten
Island, NY Intercreditor Agreement, to the extent described below, the right of the holder of the Hilton Garden Inn -- Staten Island, NY Companion Loan to
receive payments with respect to the Hilton Garden Inn -- Staten Island, NY
Companion Loan is subordinate to the payment rights of the Trust Fund to receive payments with respect to the Hilton Garden Inn -- Staten Island, NY Loan. Prior
to the occurrence of a monetary default with respect to the Hilton Garden Inn --
Staten Island, NY Whole Loan or a non-monetary default that results in the
Hilton Garden Inn -- Staten Island, NY Loan becoming a Specially Serviced
Mortgage Loan, after payment or reimbursement of any Advances, Advance interest or other costs, fees or expenses related to or allocable to the Hilton Garden
Inn -- Staten Island, NY Loan or the Hilton Garden Inn --

                                     S-121

Staten Island, NY Companion Loan, all payments and proceeds (of whatever nature)
received with respect to the Hilton Garden Inn -- Staten Island, NY Loan and the
Hilton Garden Inn -- Staten Island, NY Companion Loan will be paid first, to the
Trust Fund in an amount equal to interest due with respect to the Hilton Garden
Inn -- Staten Island, NY Loan; second, to the Trust Fund in an amount equal to its pro rata share (based upon the outstanding principal balance of the Hilton
Garden Inn -- Staten Island, NY Loan) of principal payments on the Hilton Garden
Inn -- Staten Island, NY Loan; third, to the holder of the Hilton Garden Inn --
Staten Island, NY Companion Loan in an amount of unreimbursed cure payments;
fourth, to the holder of the Hilton Garden Inn -- Staten Island, NY Companion
Loan in an amount equal to interest due with respect to the Hilton Garden Inn --
Staten Island, NY Companion Loan; fifth, to the holder of the Hilton Garden Inn
-- Staten Island, NY Companion Loan in an amount equal to its pro rata share
(based upon the outstanding principal balance of the Hilton Garden Inn -- Staten
Island, NY Companion Loan) of principal payments on the Hilton Garden Inn --
Staten Island, NY Loan; sixth, to the Trust Fund and the holder of the Hilton
Garden Inn -- Staten Island, NY Companion Loan, pro rata (based upon the outstanding principal balances of the Hilton Garden Inn -- Staten Island, NY
Loan and the Hilton Garden Inn -- Staten Island, NY Companion Loan), in an
amount equal to any prepayment premium, to the extent actually paid; seventh, to the Trust Fund and the holder of the Hilton Garden Inn -- Staten Island, NY
Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to the Trust Fund or the holder of the Hilton Garden Inn -- Staten Island, NY
Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses; and eighth, to the Trust Fund and the holder of the Hilton Garden
Inn -- Staten Island, NY Companion Loan, pro rata, based upon the default interest respectively accrued under the Hilton Garden Inn -- Staten Island, NY
Loan and the Hilton Garden Inn -- Staten Island, NY Companion Loan, to the
extent actually paid. If any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing eight clauses, such amount will be paid to the Trust Fund and the holder of the Hilton Garden Inn -- Staten
Island, NY Companion Loan on a pro rata basis provided that if the principal balance of the Hilton Garden Inn -- Staten Island, NY Loan and the Hilton Garden
Inn -- Staten Island, NY Companion Loan are each equal to zero, then based upon their related initial principal balances.

     Following the occurrence and during the continuance of a monetary default with respect to the Hilton Garden Inn -- Staten Island, NY Whole Loan or a
non-monetary event of default that results in the Hilton Garden Inn -- Staten
Island, NY Loan becoming a Specially Serviced Mortgage Loan, and subject to the right of the holder of the Hilton Garden Inn -- Staten Island, NY Companion Loan
to purchase the Hilton Garden Inn -- Staten Island, NY Loan from the Trust Fund, after payment or reimbursement of any Advances (other than P&I Advances made by the holder of the Hilton Garden Inn -- Staten Island, NY Companion Loan),
Advance interest or other costs, fees or expenses related to or allocable to the
Hilton Garden Inn -- Staten Island, NY Loan or the Hilton Garden Inn -- Staten
Island, NY Companion Loan, all payments and proceeds (of whatever nature) on the
Hilton Garden Inn -- Staten Island, NY Companion Loan will be subordinate to all payments due on the Hilton Garden Inn -- Staten Island, NY Loan and the amounts with respect to the Hilton Garden Inn -- Staten Island, NY Loan and the Hilton
Garden Inn -- Staten Island, NY Companion Loan will be paid first, to the Trust
Fund in an amount equal to interest due with respect to the Hilton Garden Inn --
Staten Island, NY Loan; second, to the Trust Fund in an amount equal to the principal balance of the Hilton Garden Inn -- Staten Island, NY Loan until paid in full; third, to the holder of the Hilton Garden Inn -- Staten Island, NY
Companion Loan in an amount of unreimbursed cure payments; fourth, to the holder of the Hilton Garden Inn -- Staten Island, NY Companion Loan in an amount equal to interest due with respect to the Hilton Garden Inn -- Staten Island, NY
Companion Loan; fifth, to the holder of the Hilton Garden Inn -- Staten Island,
NY Companion Loan in an amount equal to the principal balance of the Hilton
Garden Inn -- Staten Island, NY Companion Loan until paid in full; sixth, with respect to the Hilton Garden Inn -- Staten Island, NY Loan, to the Trust Fund in
an amount equal to any prepayment premium, to the extent actually paid and allocable to the Hilton Garden Inn -- Staten Island, NY Loan; seventh, with respect to the Hilton Garden Inn -- Staten Island, NY Loan, to the Trust Fund in
an amount equal to any unpaid default interest accrued on the Hilton Garden Inn
-- Staten Island, NY Loan; eighth, to the holder of the Hilton Garden Inn --
Staten Island, NY Companion Loan in an amount equal to any Prepayment Premium, to the extent actually paid and allocable to the Hilton Garden Inn -- Staten
Island, NY Companion Loan; ninth, to the holder of the Hilton Garden Inn --
Staten Island, NY Companion Loan in an amount equal to any unpaid

                                     S-122

default interest accrued on the Hilton Garden Inn -- Staten Island, NY Companion
Loan: tenth, to the Trust Fund and the holder of the Hilton Garden Inn -- Staten
Island, NY Companion Loan, pro rata, based upon the amount of any unreimbursed costs and expenses, respectively, up to the amount of any such unreimbursed costs and expenses; and eleventh, any excess, to the Trust Fund and the holder of the Hilton Garden Inn -- Staten Island, NY Companion Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the Hilton Garden Inn -- Staten Island, NY Loan and the Hilton Garden Inn --
Staten Island, NY Companion Loan are each equal to zero, then based upon their related initial principal balances.

     Caplease Loans

     Servicing Provisions of the Caplease Intercreditor Agreements. With respect to the Caplease Loans, the Master Servicer and Special Servicer will service and administer each Caplease Loan and the related Caplease Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreements for so long as such Caplease Loan is part of the Trust Fund. Each Caplease Loan and the related Caplease Companion Loan are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend a Caplease Loan or the related Caplease Companion Loan in a manner materially adverse to the holder of the related Caplease Companion
Loan without the consent of the holder of the related Caplease Companion Loan.
The holder of such Caplease Companion Loan will be entitled to advise the
Special Servicer with respect to certain matters related to the related Caplease
Loan and the related Caplease Companion Loan. See "SERVICING OF THE MORTGAGE
LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event the Mortgage Loan becomes 90 days or more delinquent, an acceleration of a Caplease Loan and the related Caplease Companion Loan after an event of default under the related loan documents occurs, the principal balance of the Mortgage Loan is not paid at maturity, or the borrower files a petition for bankruptcy, the holder of the related Caplease Companion Loan will be entitled to purchase the related Caplease Loan from the trust for a purchase price equal to the sum of (i) the principal balance of such Caplease Loan, together with accrued and unpaid interest thereon through the date of purchase,
(ii) unreimbursed Advances together with accrued and unpaid interest thereon and
(iii) certain other amounts payable under the related loan documents.

     Applications of Payments. Pursuant to the each Caplease Intercreditor
Agreement, to the extent described below, the right of the holder of the related
Caplease Companion Loan to receive payments with respect to such Caplease
Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the related Caplease Loan. All payments and proceeds of a Caplease Loan and the related Caplease Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of
Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the related Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

     first, to the holder of the related Caplease Loan, in an amount equal to interest due with respect to the related Caplease Loan at the pre-default interest rate thereon;

     second, to the holder of the related Caplease Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the related
Caplease Loan (including, following acceleration, the full principal balance thereof);

                                     S-123

     third, to fund any applicable reserves under the terms of the loan documents for the related Caplease Whole Loan;

     fourth, to the holder of the related Caplease Companion Loan, in an amount equal to amounts then due with respect to such Caplease Companion Loan
(including reimbursement of any advances made by or on behalf of the holder of the related Caplease Companion Loan, interest due with respect to such Caplease
Companion Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the related Caplease Companion Loan);

     fifth, to reimburse the Master Servicer, Special Servicer or the holder of the related Caplease Companion Loan for any outstanding advances made by either such party on the related Caplease Loan or the related Caplease Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

     sixth, sequentially to the related Caplease Loan and then the related
Caplease Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

     seventh, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid); and

     eighth, to any default interest, first to the default interest accrued on the related Caplease Loan and then default interest accrued on the related
Caplease Companion Loan.

     Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the related Caplease Companion Loan, and thereafter will be payable to the holder of the related Caplease Loan.

MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage
Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related
Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related
Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage
Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an
individual basis, see Annexes A-1, A-1A, A-1B, A-2, A-3, A-4, A-5, A-6, A-7, A-8
and A-9 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-1A, A-1B,
A-2, A-3, A-4, A-5, A-6, A-7, A-8 and A-9 unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans.
For purposes of the calculation of DSC Ratios, LTV Ratios and Loan per Sq. Ft.,
Unit, Pad or Room with respect to the AmericasMart Loan, the NGP Rubicon GSA
Pool Loan, the 1000 & 1100 Wilson Loan, the Westfield San Francisco Centre Loan,
the 101 Avenue of the Americas Loan and the U-Haul Portfolio Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of, as applicable, such Pari Passu Loan and the related Pari Passu
Companion Loan. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such
Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans; Repurchases

                                     S-124

and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions," in this prospectus supplement and under "DESCRIPTION OF THE
TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in the
accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-1A, A-1B, A-2, A-3,
A-4, A-5, A-6, A-7, A-8 and A-9 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross Collateralized and Cross Defaulted
Loan Flag" with respect to the other Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the
Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-1A, A-1B, A-2, A-3, A-4, A-5, A-6, A-7, A-8 and
A-9:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b)
     required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage
     Loan commencing after the origination date. The "Net Cash Flow" for a
     Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a "Rental Property");
     provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 61 Mortgage Loans, representing 36.2%
     of the Cut-Off Date Pool Balance (45 Mortgage Loans in Loan Group 1 or
     34.1% of the Cut-Off Date Group 1 Balance and 16 Mortgage Loans in Loan
     Group 2 or 58.2% of the Cut-Off Date Group 2 Balance) where Periodic
     Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; and (ii) with respect to 4 Mortgage Loans (loan numbers 79, 119, 164 and 172), representing 0.6% of the Cut-Off Date Pool
     Balance (2 Mortgage Loans in Loan Group 1 or 0.4% of the Cut-Off Date Group
     1 Balance and 2 Mortgage Loans in Loan Group 2 or 2.9% of the Cut-Off Date
     Group 2 Balance), such ratio was adjusted by taking into account amounts available under letters of credit or certain cash reserves; provided, further, that, for purposes of calculating the DSCR's provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion
     Loan will be taken into account. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental
Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options supplied, or other indications of anticipated income (generally

                                     S-125

supported by cash reserves or letters of credit) and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan
Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%.
In determining rental revenue for multifamily and self storage properties, the
Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental
Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates)
of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged
Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d)
expenses were assumed to include annual replacement reserves. See
"--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan
Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan
Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are
     references to the ratio, expressed as a percentage, of the Cut-Off Date
     Balance of a Mortgage Loan (or, in the case of a Pari Passu Loan, of the applicable Whole Loan) to the appraised value of the related Mortgaged
     Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 6 Mortgage Loans (loan numbers 19, 24, 61, 72, 119 and 142), representing approximately 3.0% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 2.8% of
     the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or
     5.5% of the Cut-Off Date Group 2 Balance), the appraised value represented is the "as-stabilized" value; provided, however, for purposes of determining such ratio for 1 Mortgage Loan (loan number 74), representing

                                     S-126

     approximately 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off
     Date Group 1 Balance) such ratio was adjusted by taking into account amounts available under cash reserves or letters of credit.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or
     Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of a Pari Passu Loan, of the applicable Whole Loan) on its scheduled maturity date (or for an ARD
     Loan on its Anticipated Repayment Date) (prior to the payment of any
     Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 6
     Mortgage Loans (loan numbers 19, 24, 61, 72, 119 and 142), representing approximately 3.0% of the Cut-Off Date Pool Balance (4 Mortgage Loans in
     Loan Group 1 or 2.8% of the Cut-Off Date Group 1 Balance and 2 Mortgage
     Loans in Loan Group 2 or 5.5% of the Cut-Off Date Group 2 Balance), the
     appraised value represented is the "as-stabilized" value; provided, however, for purposes of determining such ratio for 1 Mortgage Loan (loan number 74), representing approximately 0.3% of the Cut-Off Date Pool
     Balance (0.3% of the Cut-Off Date Group 1 Balance) such ratio was adjusted by taking into account amounts available under cash reserves or letters of credit.

          (iv) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each
     Mortgage Loan secured by a lien on a multifamily property, hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan
     (or, in the case of a Pari Passu Loan, of the applicable Whole Loan)
     divided by the number of dwelling units, pads or guest rooms, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or in the case of a Pari Passu Loan, of the applicable Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a
     Mortgaged Property was originally constructed or substantially renovated.
     With respect to any Mortgaged Property which was constructed in phases, the
     "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" or "WA" are references to averages weighted on the basis of the Cut-Off Date Balances of the related
     Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage
     Loan, and (b) 0.00045%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each
     Mortgage Loan is set forth on Annex A-1 hereto.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the
     Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its

                                     S-127

     origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is
     assessed and (b) defeasance is no longer required. References to "YM ( )"
     represent the period for which the Yield Maintenance Charge is assessed.
     "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a
     Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a
     Prepayment Premium or a Yield Maintenance Charge (each such period, an
     "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such
     Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any
     Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that, with respect to a particular category of data, such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                     S-128

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)



                                                                 % OF
                                                AGGREGATE      CUT-OFF      AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF         DATE       CUT-OFF         CUT-OFF
                                 MORTGAGED         DATE          POOL         DATE            DATE
         PROPERTY TYPE          PROPERTIES       BALANCE       BALANCE      BALANCE         BALANCE
------------------------------ ------------ ----------------- --------- --------------- ---------------

Office .......................       56     $1,407,728,566       38.4%  $ 25,138,010    $182,500,000
Retail .......................       78        876,224,303       23.9   $ 11,233,645    $110,400,000
 Retail - Anchored ...........       56        796,160,531       21.7   $ 14,217,152    $110,400,000
 Retail - Unanchored .........       19         65,479,108        1.8   $  3,446,269    $  6,471,530
 Retail - Shadow
  Anchored (4) ...............        3         14,584,664        0.4   $  4,861,555    $  7,500,000
Multifamily ..................       33        329,322,482        9.0   $  9,979,469    $ 28,500,000
Hospitality ..................       13        279,359,671        7.6   $ 21,489,205    $ 82,600,000
Industrial ...................       15        228,951,142        6.2   $ 15,263,409    $ 41,006,000
Special Purpose ..............        1        204,416,548        5.6   $204,416,548    $204,416,548
Mixed Use ....................        4        154,125,654        4.2   $ 38,531,413    $140,000,000
Self Storage .................      179        148,918,540        4.1   $    831,947    $ 16,400,000
Healthcare ...................        5         22,790,986        0.6   $  4,558,197    $  5,600,000
Parking Garage ...............        1         12,000,000        0.3   $ 12,000,000    $ 12,000,000
                                    ---     --------------      -----
                                    385     $3,663,837,892      100.0%  $  9,516,462    $204,416,548
                                    ===     ==============      =====

                                                          WTD. AVG.
                                WTD. AVG.                   STATED
                                 CUT-OFF     WTD. AVG.    REMAINING   WTD. AVG.    MINIMUM    MAXIMUM
                                   DATE      LTV RATIO     TERM TO     CUT-OFF     CUT-OFF    CUT-OFF   WTD. AVG.   WTD. AVG.
                                   LTV           AT        MATURITY    DATE DSC   DATE DSC   DATE DSC   OCCUPANCY   MORTGAGE
         PROPERTY TYPE            RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATIO      RATIO     RATE(3)      RATE
------------------------------ ----------- ------------- ----------- ----------- ---------- ---------- ----------- ----------

Office .......................     71.9%        68.3%         91     1.70x       1.20x      3.43x          93.6%      5.125%
Retail .......................     72.4%        67.3%        104     1.58x       1.21x      2.47x          96.4%      5.233%
 Retail - Anchored ...........     72.9%        68.2%        103     1.58x       1.21x      2.47x          96.4%      5.212%
 Retail - Unanchored .........     66.9%        57.9%        112     1.61x       1.21x      2.21x          97.0%      5.425%
 Retail - Shadow
  Anchored (4) ...............     69.3%        59.8%        119     1.35x       1.27x      1.41x          92.9%      5.486%
Multifamily ..................     71.3%        62.9%        114     1.37x       1.20x      3.26x          93.2%      5.197%
Hospitality ..................     66.8%        60.4%        113     1.96x       1.26x      2.74x          N/A        5.526%
Industrial ...................     73.0%        62.6%        118     1.41x       1.27x      1.58x          99.9%      5.353%
Special Purpose ..............     56.0%        47.2%        117     2.28x       2.28x      2.28x          95.9%      5.720%
Mixed Use ....................     78.4%        77.7%        119     1.60x       1.33x      3.26x          93.4%      5.152%
Self Storage .................     75.5%        69.9%         79     1.62x       1.21x      2.70x          83.5%      5.337%
Healthcare ...................     75.0%        63.2%        119     1.49x       1.29x      1.73x          96.1%      5.735%
Parking Garage ...............     70.6%        53.3%        120     1.25x       1.25x      1.25x          99.1%      5.170%
                                   71.2%        65.8%        102     1.67X       1.20X      3.43X          94.5%      5.249%


-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy rates were calculated based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 13
      Mortgage Loans secured by hospitality properties, representing 7.6% of the Cut-Off Date Pool Balance.

(4)   A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                     S-129

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                                 % OF
                                                AGGREGATE      CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF         DATE       CUT-OFF        CUT-OFF
                                 MORTGAGED         DATE        GROUP 1       DATE            DATE
         PROPERTY TYPE          PROPERTIES       BALANCE       BALANCE      BALANCE        BALANCE
------------------------------ ------------ ----------------- --------- -------------- ---------------

Office .......................       56     $1,407,728,566       42.1%  $ 25,138,010   $182,500,000
Retail .......................       78        876,224,303       26.2   $ 11,233,645   $110,400,000
 Retail - Anchored ...........       56        796,160,531       23.8   $ 14,217,152   $110,400,000
 Retail - Unanchored .........       19         65,479,108        2.0   $  3,446,269   $  6,471,530
 Retail - Shadow
  Anchored(4) ................        3         14,584,664        0.4   $  4,861,555   $  7,500,000
Hospitality ..................       13        279,359,671        8.4   $ 21,489,205   $ 82,600,000
Industrial ...................       15        228,951,142        6.8   $ 15,263,409   $ 41,006,000
Special Purpose ..............        1        204,416,548        6.1   $204,416,548   $204,416,548
Mixed Use ....................        4        154,125,654        4.6   $ 38,531,413   $140,000,000
Self Storage .................      179        148,918,540        4.5   $    831,947   $ 16,400,000
Healthcare ...................        5         22,790,986        0.7   $  4,558,197   $  5,600,000
Parking Garage ...............        1         12,000,000        0.4   $ 12,000,000   $ 12,000,000
Multifamily ..................        2         10,439,200        0.3   $  5,219,600   $  8,441,376
                                    ---     --------------      -----
                                    354     $3,344,954,610      100.0%  $  9,449,024   $204,416,548
                                    ===     ==============      =====

                                                          WTD. AVG.
                                WTD. AVG.                   STATED
                                 CUT-OFF     WTD. AVG.    REMAINING   WTD. AVG.    MINIMUM    MAXIMUM
                                   DATE      LTV RATIO     TERM TO     CUT-OFF     CUT-OFF    CUT-OFF    WTD. AVG.   WTD. AVG.
                                   LTV           AT        MATURITY    DATE DSC   DATE DSC   DATE DSC    OCCUPANCY   MORTGAGE
         PROPERTY TYPE            RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATIO      RATIO      RATE(3)      RATE
------------------------------ ----------- ------------- ----------- ----------- ---------- ---------- ------------ ----------

Office .......................     71.9%        68.3%         91     1.70x       1.20x         3.43x        93.6%      5.125%
Retail .......................     72.4%        67.3%        104     1.58x       1.21x         2.47x        96.4%      5.233%
 Retail - Anchored ...........     72.9%        68.2%        103     1.58x       1.21x         2.47x        96.4%      5.212%
 Retail - Unanchored .........     66.9%        57.9%        112     1.61x       1.21x         2.21x        97.0%      5.425%
 Retail - Shadow
  Anchored(4) ................     69.3%        59.8%        119     1.35x       1.27x         1.41x        92.9%      5.486%
Hospitality ..................     66.8%        60.4%        113     1.96x       1.26x         2.74x         N/A       5.526%
Industrial ...................     73.0%        62.6%        118     1.41x       1.27x         1.58x        99.9%      5.353%
Special Purpose ..............     56.0%        47.2%        117     2.28x       2.28x         2.28x        95.9%      5.720%
Mixed Use ....................     78.4%        77.7%        119     1.60x       1.33x         3.26x        93.4%      5.152%
Self Storage .................     75.5%        69.9%         79     1.62x       1.21x         2.70x        83.5%      5.337%
Healthcare ...................     75.0%        63.2%        119     1.49x       1.29x         1.73x        96.1%      5.735%
Parking Garage ...............     70.6%        53.3%        120     1.25x       1.25x         1.25x        99.1%      5.170%
Multifamily ..................     62.8%        51.9%        119     1.60x       1.21x         3.26x        97.8%      5.118%
                                   71.2%        66.1%        101     1.70X       1.20X         3.43X        94.6%      5.254%


-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy rates were calculated based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 13
      Mortgage Loans secured by hospitality properties, representing 8.4% of the Cut-Off Date Group 1 Balance.

(4)   A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

                                     S-130

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                       % OF
                                      AGGREGATE      CUT-OFF       AVERAGE        MAXIMUM
                        NUMBER OF      CUT-OFF         DATE        CUT-OFF        CUT-OFF
                        MORTGAGED        DATE        GROUP 2        DATE           DATE
    PROPERTY TYPE      PROPERTIES      BALANCE       BALANCE       BALANCE        BALANCE
--------------------- ------------ --------------- ----------- -------------- --------------

Multifamily ......... 31            $318,883,282       100.0%   $10,286,557    $28,500,000
                      --            ------------       -----
                      31            $318,883,282       100.0%   $10,286,557    $28,500,000
                      ==            ============       =====

                                                 WTD. AVG.
                       WTD. AVG.                   STATED
                        CUT-OFF     WTD. AVG.    REMAINING   WTD. AVG.    MINIMUM    MAXIMUM
                          DATE      LTV RATIO     TERM TO     CUT-OFF     CUT-OFF    CUT-OFF   WTD. AVG.   WTD. AVG.
                          LTV           AT        MATURITY    DATE DSC   DATE DSC   DATE DSC   OCCUPANCY   MORTGAGE
    PROPERTY TYPE        RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATIO      RATIO       RATE       RATE
--------------------- ----------- ------------- ----------- ----------- ---------- ---------- ----------- ----------

Multifamily .........     71.6%        63.2%    113         1.36x       1.20x        1.92x        93.1%      5.200%
                          71.6%        63.2%    113         1.36X       1.20X        1.92X        93.1%      5.200%


-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-131

                RANGE OF CUT-OFF BALANCES FOR ALL MORTGAGE LOANS



                                                                     % OF
                                                    AGGREGATE      CUT-OFF       AVERAGE
                                                     CUT-OFF         DATE        CUT-OFF
         RANGE OF CUT-OFF            NUMBER OF         DATE          POOL         DATE
         DATE BALANCES ($)             LOANS         BALANCE       BALANCE       BALANCE
----------------------------------- ----------- ----------------- --------- ----------------

(less than or equal to) 2,000,000..      11      $   13,695,927       0.4%   $   1,245,084
2,000,001 - 3,000,000 .............      26          64,342,308       1.8    $   2,474,704
3,000,001 - 4,000,000 .............      21          76,050,486       2.1    $   3,621,452
4,000,001 - 5,000,000 .............      20          90,140,646       2.5    $   4,507,032
5,000,001 - 6,000,000 .............      17          92,120,505       2.5    $   5,418,853
6,000,001 - 7,000,000 .............      13          85,901,335       2.3    $   6,607,795
7,000,001 - 8,000,000 .............       8          59,856,479       1.6    $   7,482,060
8,000,001 - 9,000,000 .............       8          68,763,047       1.9    $   8,595,381
9,000,001 - 10,000,000 ............       7          66,758,419       1.8    $   9,536,917
10,000,001 - 15,000,000 ...........      22         275,168,250       7.5    $  12,507,648
15,000,001 - 20,000,000 ...........      17         284,936,477       7.8    $  16,760,969
20,000,001 - 25,000,000 ...........      11         244,940,098       6.7    $  22,267,282
25,000,001 - 30,000,000 ...........       4         110,034,000       3.0    $  27,508,500
30,000,001 - 35,000,000 ...........       3         100,826,496       2.8    $  33,608,832
35,000,001 - 40,000,000 ...........       2          76,313,000       2.1    $  38,156,500
40,000,001 - 45,000,000 ...........       2          85,460,000       2.3    $  42,730,000
45,000,001 - 50,000,000 ...........       1          48,000,000       1.3    $  48,000,000
55,000,001 - 60,000,000 ...........       3         177,213,870       4.8    $  59,071,290
65,000,001 - 70,000,000 ...........       1          67,100,000       1.8    $  67,100,000
80,000,001 - 204,416,548 ..........      12       1,576,216,548      43.0    $ 131,351,379
                                         --      --------------     -----
                                        209      $3,663,837,892     100.0%   $  17,530,325
                                        ===      ==============     =====

                                                                                    WTD. AVG.
                                                                                     STATED
                                         MAXIMUM                                    REMAINING
                                         CUT-OFF        WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
         RANGE OF CUT-OFF                 DATE        CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
         DATE BALANCES ($)               BALANCE        LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------------------- ---------------- -------------- -------------- ---------- -------------- ----------

(less than or equal to) 2,000,000..  $   2,000,000         59.6%          45.7%        109        1.69x        5.283%
2,000,001 - 3,000,000 .............  $   2,897,152         68.6%          62.5%        100        1.69x        5.277%
3,000,001 - 4,000,000 .............  $   4,000,000         69.6%          62.6%        111        1.62x        5.412%
4,000,001 - 5,000,000 .............  $   5,000,000         68.8%          59.4%        109        1.43x        5.587%
5,000,001 - 6,000,000 .............  $   6,000,000         70.4%          59.1%        112        1.45x        5.371%
6,000,001 - 7,000,000 .............  $   6,880,725         72.2%          62.7%        105        1.62x        5.389%
7,000,001 - 8,000,000 .............  $   7,989,283         71.9%          59.0%        112        1.58x        5.487%
8,000,001 - 9,000,000 .............  $   8,980,447         72.1%          61.0%        103        1.37x        5.290%
9,000,001 - 10,000,000 ............  $   9,750,000         72.1%          66.8%        100        1.49x        5.334%
10,000,001 - 15,000,000 ...........  $  14,950,000         74.6%          67.9%         96        1.44x        5.266%
15,000,001 - 20,000,000 ...........  $  20,000,000         73.6%          67.6%        100        1.45x        5.243%
20,000,001 - 25,000,000 ...........  $  24,000,000         69.7%          61.8%        114        1.47x        5.261%
25,000,001 - 30,000,000 ...........  $  29,134,000         73.3%          73.3%         75        1.60x        5.130%
30,000,001 - 35,000,000 ...........  $  34,160,000         75.2%          67.4%        119        1.41x        5.217%
35,000,001 - 40,000,000 ...........  $  38,913,000         72.0%          69.3%         90        1.63x        5.164%
40,000,001 - 45,000,000 ...........  $  43,760,000         77.6%          68.4%        118        1.29x        5.207%
45,000,001 - 50,000,000 ...........  $  48,000,000         73.8%          73.8%         59        1.60x        4.970%
55,000,001 - 60,000,000 ...........  $  60,000,000         60.8%          56.8%        104        1.95x        5.169%
65,000,001 - 70,000,000 ...........  $  67,100,000         69.2%          69.2%         59        1.83x        4.970%
80,000,001 - 204,416,548 ..........  $ 204,416,548         71.1%          67.3%        103        1.83x        5.233%
                                     $ 204,416,548         71.2%          65.8%        102        1.67X        5.249%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-132

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                      % OF
                                                    AGGREGATE     CUT-OFF DATE      AVERAGE
        RANGE OF CUT-OFF DATE        NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
             BALANCES ($)              LOANS         BALANCE      POOL BALANCE      BALANCE
----------------------------------- ----------- ---------------- -------------- --------------

(less than or equal to) 2,000,000..       9      $   10,769,036         0.3%     $  1,196,560
2,000,001 - 3,000,000 .............      22          54,235,625         1.6      $  2,465,256
3,000,001 - 4,000,000 .............      20          72,482,863         2.2      $  3,624,143
4,000,001 - 5,000,000 .............      16          72,294,882         2.2      $  4,518,430
5,000,001 - 6,000,000 .............      14          75,258,584         2.2      $  5,375,613
6,000,001 - 7,000,000 .............      11          72,655,536         2.2      $  6,605,049
7,000,001 - 8,000,000 .............       7          52,363,879         1.6      $  7,480,554
8,000,001 - 9,000,000 .............       7          60,013,047         1.8      $  8,573,292
9,000,001 - 10,000,000 ............       7          66,758,419         2.0      $  9,536,917
10,000,001 - 15,000,000 ...........      17         213,482,250         6.4      $ 12,557,779
15,000,001 - 20,000,000 ...........      15         251,436,477         7.5      $ 16,762,432
20,000,001 - 25,000,000 ...........       7         155,740,098         4.7      $ 22,248,585
25,000,001 - 30,000,000 ...........       2          56,334,000         1.7      $ 28,167,000
30,000,001 - 35,000,000 ...........       3         100,826,496         3.0      $ 33,608,832
35,000,001 - 40,000,000 ...........       2          76,313,000         2.3      $ 38,156,500
40,000,001 - 45,000,000 ...........       2          85,460,000         2.6      $ 42,730,000
45,000,001 - 50,000,000 ...........       1          48,000,000         1.4      $ 48,000,000
55,000,001 - 60,000,000 ...........       3         177,213,870         5.3      $ 59,071,290
65,000,001 - 70,000,000 ...........       1          67,100,000         2.0      $ 67,100,000
80,000,001 - 204,416,548...........      12       1,576,216,548        47.1      $131,351,379
                                         --      --------------       -----
                                        178      $3,344,954,610       100.0%     $ 18,791,880
                                        ===      ==============       =====

                                                                                        WTD. AVG.
                                                                                         STATED
                                                                                        REMAINING
                                              MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
         RANGE OF CUT-OFF DATE             CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
               BALANCES ($)                   BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------------------   -------------- -------------- -------------- ---------- -------------- ----------

(less than or equal to) 2,000,000 .....    $  2,000,000        58.0%          43.5%        106        1.71x         5.358%
2,000,001 - 3,000,000 .................    $  2,897,152        67.4%          61.7%        100        1.76x         5.298%
3,000,001 - 4,000,000 .................    $  4,000,000        69.2%          62.5%        111        1.63x         5.410%
4,000,001 - 5,000,000 .................    $  5,000,000        72.1%          62.1%        109        1.43x         5.638%
5,000,001 - 6,000,000 .................    $  6,000,000        70.3%          62.8%        106        1.49x         5.402%
6,000,001 - 7,000,000 .................    $  6,880,725        71.4%          62.1%        102        1.67x         5.371%
7,000,001 - 8,000,000 .................    $  7,989,283        73.4%          60.2%        111        1.55x         5.512%
8,000,001 - 9,000,000 .................    $  8,980,447        72.1%          61.2%        100        1.39x         5.300%
9,000,001 - 10,000,000 ................    $  9,750,000        72.1%          66.8%        100        1.49x         5.334%
10,000,001 - 15,000,000 ...............    $ 14,950,000        75.3%          69.1%         90        1.48x         5.255%
15,000,001 - 20,000,000 ...............    $ 20,000,000        73.4%          67.5%         97        1.49x         5.288%
20,000,001 - 25,000,000 ...............    $ 24,000,000        68.9%          61.7%        110        1.57x         5.329%
25,000,001 - 30,000,000 ...............    $ 29,134,000        72.0%          72.0%         65        1.63x         5.060%
30,000,001 - 35,000,000 ...............    $ 34,160,000        75.2%          67.4%        119        1.41x         5.217%
35,000,001 - 40,000,000 ...............    $ 38,913,000        72.0%          69.3%         90        1.63x         5.164%
40,000,001 - 45,000,000 ...............    $ 43,760,000        77.6%          68.4%        118        1.29x         5.207%
45,000,001 - 50,000,000 ...............    $ 48,000,000        73.8%          73.8%         59        1.60x         4.970%
55,000,001 - 60,000,000 ...............    $ 60,000,000        60.8%          56.8%        104        1.95x         5.169%
65,000,001 - 70,000,000 ...............    $ 67,100,000        69.2%          69.2%         59        1.83x         4.970%
80,000,001 - 204,416,548...............    $204,416,548        71.1%          67.3%        103        1.83x         5.233%
                                           $204,416,548        71.2%          66.1%        101        1.70X         5.254%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-133

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                      % OF
                                                    AGGREGATE        CUT-OFF
                                                     CUT-OFF          DATE          AVERAGE
   RANGE OF CUT-OFF DATE             NUMBER OF        DATE           GROUP 2     CUT-OFF DATE
       BALANCES ($)                    LOANS         BALANCE      POOL BALANCE      BALANCE
----------------------------------- ----------- ---------------- -------------- --------------

(less than or equal to) 2,000,000..       2      $   2,926,891          0.9%     $  1,463,446
2,000,001 - 3,000,000 .............       4         10,106,684          3.2      $  2,526,671
3,000,001 - 4,000,000 .............       1          3,567,623          1.1      $  3,567,623
4,000,001 - 5,000,000 .............       4         17,845,764          5.6      $  4,461,441
5,000,001 - 6,000,000 .............       3         16,861,921          5.3      $  5,620,640
6,000,001 - 7,000,000 .............       2         13,245,800          4.2      $  6,622,900
7,000,001 - 8,000,000 .............       1          7,492,599          2.3      $  7,492,599
8,000,001 - 9,000,000 .............       1          8,750,000          2.7      $  8,750,000
10,000,001 - 15,000,000 ...........       5         61,686,000         19.3      $ 12,337,200
15,000,001 - 20,000,000 ...........       2         33,500,000         10.5      $ 16,750,000
20,000,001 - 25,000,000 ...........       4         89,200,000         28.0      $ 22,300,000
25,000,001 - 30,000,000 ...........       2         53,700,000         16.8      $ 26,850,000
                                          -      -------------        -----
                                         31      $ 318,883,282        100.0%     $ 10,286,557
                                         ==      =============        =====

                                                                                   WTD. AVG.
                                                                                    STATED
                                                          WTD. AVG.    WTD. AVG.   REMAINING
                                            MAXIMUM     CUT-OFF DATE      LTV       TERM TO     WTD. AVG.    WTD. AVG.
   RANGE OF CUT-OFF DATE                 CUT-OFF DATE        LTV        RATIO AT   MATURITY   CUT-OFF DATE   MORTGAGE
       BALANCES ($)                         BALANCE         RATIO      MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------------------  -------------- -------------- ----------- ---------- -------------- ----------

(less than or equal to) 2,000,000 ....   $  1,498,368        65.2%        53.8%       119        1.64x        5.007%
2,000,001 - 3,000,000 ................   $  2,634,218        75.4%        66.8%       103        1.33x        5.164%
3,000,001 - 4,000,000 ................   $  3,567,623        76.4%        63.8%       118        1.34x        5.450%
4,000,001 - 5,000,000 ................   $  5,000,000        55.3%        48.6%       109        1.45x        5.381%
5,000,001 - 6,000,000 ................   $  5,778,882        70.8%        42.4%       139        1.29x        5.231%
6,000,001 - 7,000,000 ................   $  6,685,800        76.5%        65.5%       118        1.36x        5.486%
7,000,001 - 8,000,000 ................   $  7,492,599        60.9%        50.6%       119        1.78x        5.310%
8,000,001 - 9,000,000 ................   $  8,750,000        71.4%        59.3%       120        1.23x        5.215%
10,000,001 - 15,000,000 ..............   $ 13,700,000        72.3%        63.6%       118        1.30x        5.302%
15,000,001 - 20,000,000 ..............   $ 18,000,000        75.0%        68.4%       120        1.23x        4.905%
20,000,001 - 25,000,000 ..............   $ 24,000,000        71.1%        62.1%       119        1.30x        5.142%
25,000,001 - 30,000,000 ..............   $ 28,500,000        74.6%        74.6%        87        1.56x        5.203%
                                         $ 28,500,000        71.6%        63.2%       113        1.36X        5.200%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-134

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)



                                                         % OF
                        NUMBER OF      AGGREGATE     CUT-OFF DATE      AVERAGE
                        MORTGAGED    CUT-OFF DATE        POOL       CUT-OFF DATE
        STATE          PROPERTIES       BALANCE         BALANCE        BALANCE
--------------------- ------------ ---------------- -------------- --------------

VA ..................       31      $  810,391,259        22.1%     $ 26,141,654
CA ..................       36         503,160,887        13.7      $ 13,976,691
 Southern(3) ........       29         365,974,367        10.0      $ 12,619,806
 Northern(3) ........        7         137,186,520         3.7      $ 19,598,074
GA ..................        9         350,839,782         9.6      $ 38,982,198
NY ..................       20         301,665,233         8.2      $ 15,083,262
IL ..................       14         212,492,808         5.8      $ 15,178,058
TX ..................       26         194,673,373         5.3      $  7,487,437
FL ..................       19         122,276,715         3.3      $  6,435,617
OH ..................       13         122,145,952         3.3      $  9,395,842
NJ ..................       11         121,392,029         3.3      $ 11,035,639
MD ..................        6         106,742,000         2.9      $ 17,790,333
MA ..................       15         103,123,734         2.8      $  6,874,916
AZ ..................        7         102,067,077         2.8      $ 14,581,011
IN ..................       10          65,101,763         1.8      $  6,510,176
KS ..................        9          61,477,907         1.7      $  6,830,879
NC ..................       13          59,669,227         1.6      $  4,589,941
DC ..................        3          56,321,576         1.5      $ 18,773,859
CO ..................        9          45,332,426         1.2      $  5,036,936
WA ..................        9          44,125,765         1.2      $  4,902,863
NV ..................        4          42,352,120         1.2      $ 10,588,030
PA ..................       18          36,139,617         1.0      $  2,007,757
SC ..................        7          28,201,878         0.8      $  4,028,840
DE ..................        1          22,400,000         0.6      $ 22,400,000
LA ..................        6          21,424,856         0.6      $  3,570,809
MO ..................        8          18,612,510         0.5      $  2,326,564
MN ..................        7          17,222,377         0.5      $  2,460,340
AL ..................        7          16,141,755         0.4      $  2,305,965
TN ..................        9          14,257,073         0.4      $  1,584,119
UT ..................        7          14,117,233         0.4      $  2,016,748
CT ..................       10          10,991,076         0.3      $  1,099,108
SD ..................        1           7,492,599         0.2      $  7,492,599
OR ..................        3           6,731,696         0.2      $  2,243,899
RI ..................        2           6,332,485         0.2      $  3,166,242
MI ..................        8           5,444,278         0.1      $    680,535
WI ..................        4           3,143,137         0.1      $    785,784
ME ..................        2           2,959,774         0.1      $  1,479,887
MS ..................        3           2,841,066         0.1      $    947,022
OK ..................        3             898,476         0.0      $    299,492
AR ..................        4             711,349         0.0      $    177,837
ID ..................        3             662,259         0.0      $    220,753
NH ..................        2             529,630         0.0      $    264,815
KY ..................        2             398,025         0.0      $    199,012
NM ..................        1             245,134         0.0      $    245,134
IA ..................        1             228,507         0.0      $    228,507
WV ..................        1             198,831         0.0      $    198,831
NE ..................        1             160,636         0.0      $    160,636
                            --      --------------       -----
                           385      $3,663,837,892       100.0%     $  9,516,462
                           ===      ==============       =====

                                                                     WTD. AVG.
                                                                       STATED
                                          WTD. AVG.     WTD. AVG.    REMAINING
                           MAXIMUM      CUT-OFF DATE       LTV        TERM TO      WTD. AVG.    WTD. AVG.
                        CUT-OFF DATE         LTV         RATIO AT     MATURITY   CUT-OFF DATE   MORTGAGE
        STATE              BALANCE          RATIO      MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
--------------------- ---------------- -------------- ------------- ----------- -------------- ----------

VA ..................  $ 182,500,000         73.7%         70.6%         78         1.50x        5.066%
CA ..................  $  85,000,000         67.0%         63.2%        115         1.77x        5.175%
 Southern(3) ........  $  85,000,000         69.2%         64.7%        117         1.73x        5.182%
 Northern(3) ........  $  60,000,000         61.3%         59.3%        107         1.88x        5.154%
GA ..................  $ 204,416,548         65.8%         56.9%        113         1.91x        5.691%
NY ..................  $ 160,000,000         59.4%         55.3%        105         2.63x        5.231%
IL ..................  $ 140,000,000         77.8%         75.7%        115         1.53x        5.169%
TX ..................  $  57,400,000         75.0%         68.0%        105         1.49x        5.273%
FL ..................  $  21,731,250         71.6%         58.1%        122         1.50x        5.337%
OH ..................  $ 115,000,000         75.5%         70.7%         85         1.69x        5.201%
NJ ..................  $  41,006,000         76.5%         72.5%         93         1.49x        5.359%
MD ..................  $  29,134,000         72.0%         69.8%         75         1.56x        5.086%
MA ..................  $  38,913,000         72.7%         65.6%        112         1.46x        5.339%
AZ ..................  $  33,700,000         69.8%         68.3%        119         1.56x        5.260%
IN ..................  $  43,760,000         78.6%         71.2%        108         1.34x        5.137%
KS ..................  $  24,000,000         73.8%         69.3%        118         1.55x        5.136%
NC ..................  $  30,800,000         78.0%         66.6%        119         1.36x        5.715%
DC ..................  $  24,030,200         73.3%         64.2%        119         1.23x        5.340%
CO ..................  $  16,000,000         74.8%         67.2%        115         1.31x        5.434%
WA ..................  $  15,045,000         71.4%         66.6%         87         1.50x        5.285%
NV ..................  $  20,050,000         77.3%         66.4%        119         1.29x        5.155%
PA ..................  $   8,361,009         74.2%         68.8%        101         1.53x        5.335%
SC ..................  $  15,500,000         78.4%         69.5%        118         1.30x        5.183%
DE ..................  $  22,400,000         80.0%         67.8%        118         1.30x        5.120%
LA ..................  $   6,440,178         73.0%         55.9%        119         1.45x        5.078%
MO ..................  $   8,980,447         59.7%         53.2%         93         1.71x        5.320%
MN ..................  $   5,000,000         66.0%         56.0%        108         1.34x        5.626%
AL ..................  $   6,983,200         77.8%         67.8%        118         1.39x        5.378%
TN ..................  $   6,799,980         73.1%         63.7%        107         1.58x        5.421%
UT ..................  $   4,025,000         68.2%         61.4%         94         1.63x        5.339%
CT ..................  $   3,981,000         72.8%         64.5%        118         1.57x        5.164%
SD ..................  $   7,492,599         60.9%         50.6%        119         1.78x        5.310%
OR ..................  $   6,200,000         77.2%         75.9%         65         1.67x        5.281%
RI ..................  $   6,090,000         79.7%         73.5%        118         1.28x        5.462%
MI ..................  $   3,567,739         77.5%         63.1%        118         1.35x        5.523%
WI ..................  $   2,400,000         78.6%         71.8%         69         1.29x        5.146%
ME ..................  $   2,763,000         64.2%         63.1%         63         2.13x        5.408%
MS ..................  $   2,634,218         66.4%         54.7%        118         1.60x        5.195%
OK ..................  $     588,388         74.0%         56.6%        119         1.42x        5.520%
AR ..................  $     351,228         74.0%         56.6%        119         1.42x        5.520%
ID ..................  $     300,388         74.0%         56.6%        119         1.42x        5.520%
NH ..................  $     382,722         74.0%         56.6%        119         1.42x        5.520%
KY ..................  $     243,233         74.0%         56.6%        119         1.42x        5.520%
NM ..................  $     245,134         74.0%         56.6%        119         1.42x        5.520%
IA ..................  $     228,507         74.0%         56.6%        119         1.42x        5.520%
WV ..................  $     198,831         74.0%         56.6%        119         1.42x        5.520%
NE ..................  $     160,636         74.0%         56.6%        119         1.42x        5.520%
                       $ 204,416,548         71.2%         65.8%        102         1.67X        5.249%


-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).
(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-135

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                           % OF
                         NUMBER OF      AGGREGATE      CUT-OFF DATE      AVERAGE
                         MORTGAGED     CUT-OFF DATE       GROUP 1        CUT-OFF
         STATE          PROPERTIES       BALANCE          BALANCE     DATE BALANCE
---------------------- ------------ ----------------- -------------- --------------

VA ...................       31      $  810,391,259         24.2%     $26,141,654
CA ...................       31         443,760,887         13.3      $14,314,867
 Southern(3) .........       24         306,574,367          9.2      $12,773,932
 Northern(3) .........        7         137,186,520          4.1      $19,598,074
GA ...................        8         322,339,782          9.6      $40,292,473
NY ...................       20         301,665,233          9.0      $15,083,262
IL ...................       14         212,492,808          6.4      $15,178,058
TX ...................       25         182,673,373          5.5      $ 7,306,935
OH ...................       13         122,145,952          3.7      $ 9,395,842
NJ ...................       11         121,392,029          3.6      $11,035,639
MD ...................        6         106,742,000          3.2      $17,790,333
FL ...................       15         104,910,799          3.1      $ 6,994,053
MA ...................       15         103,123,734          3.1      $ 6,874,916
IN ...................        9          59,607,390          1.8      $ 6,623,043
AZ ...................        5          58,867,077          1.8      $11,773,415
NC ...................       12          53,109,227          1.6      $ 4,425,769
CO ...................        9          45,332,426          1.4      $ 5,036,936
KS ...................        8          37,477,907          1.1      $ 4,684,738
PA ...................       18          36,139,617          1.1      $ 2,007,757
DC ...................        2          32,471,576          1.0      $16,235,788
WA ...................        8          32,289,765          1.0      $ 4,036,221
DE ...................        1          22,400,000          0.7      $22,400,000
MO ...................        8          18,612,510          0.6      $ 2,326,564
LA ...................        5          17,229,092          0.5      $ 3,445,818
TN ...................        9          14,257,073          0.4      $ 1,584,119
UT ...................        7          14,117,233          0.4      $ 2,016,748
SC ...................        6          12,701,878          0.4      $ 2,116,980
NV ...................        2           9,652,120          0.3      $ 4,826,060
CT ...................        9           8,516,076          0.3      $   946,231
AL ...................        5           8,027,433          0.2      $ 1,605,487
OR ...................        3           6,731,696          0.2      $ 2,243,899
RI ...................        2           6,332,485          0.2      $ 3,166,242
MN ...................        4           6,057,289          0.2      $ 1,514,322
MI ...................        8           5,444,278          0.2      $   680,535
ME ...................        2           2,959,774          0.1      $ 1,479,887
OK ...................        3             898,476          0.0      $   299,492
WI ...................        3             743,137          0.0      $   247,712
AR ...................        4             711,349          0.0      $   177,837
ID ...................        3             662,259          0.0      $   220,753
NH ...................        2             529,630          0.0      $   264,815
KY ...................        2             398,025          0.0      $   199,012
NM ...................        1             245,134          0.0      $   245,134
IA ...................        1             228,507          0.0      $   228,507
MS ...................        2             206,848          0.0      $   103,424
WV ...................        1             198,831          0.0      $   198,831
NE ...................        1             160,636          0.0      $   160,636
                             --      --------------        -----
                            354      $3,344,954,610        100.0%     $ 9,449,024
                            ===      ==============        =====

                                                                    WTD. AVG.
                                                                      STATED
                                                       WTD. AVG.    REMAINING
                           MAXIMUM       WTD. AVG.     LTV RATIO     TERM TO      WTD. AVG.    WTD. AVG.
                        CUT-OFF DATE   CUT-OFF DATE        AT        MATURITY   CUT-OFF DATE   MORTGAGE
         STATE             BALANCE       LTV RATIO    MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
---------------------- -------------- -------------- ------------- ----------- -------------- ----------

VA ...................  $182,500,000        73.7%         70.6%         78         1.50x        5.066%
CA ...................  $ 85,000,000        66.9%         63.7%        114         1.84x        5.159%
 Southern(3) .........  $ 85,000,000        69.4%         65.7%        117         1.83x        5.161%
 Northern(3) .........  $ 60,000,000        61.3%         59.3%        107         1.88x        5.154%
GA ...................  $204,416,548        64.6%         54.9%        118         1.95x        5.736%
NY ...................  $160,000,000        59.4%         55.3%        105         2.63x        5.231%
IL ...................  $140,000,000        77.8%         75.7%        115         1.53x        5.169%
TX ...................  $ 57,400,000        75.4%         68.5%        104         1.48x        5.256%
OH ...................  $115,000,000        75.5%         70.7%         85         1.69x        5.201%
NJ ...................  $ 41,006,000        76.5%         72.5%         93         1.49x        5.359%
MD ...................  $ 29,134,000        72.0%         69.8%         75         1.56x        5.086%
FL ...................  $ 21,731,250        72.9%         61.4%        119         1.52x        5.366%
MA ...................  $ 38,913,000        72.7%         65.6%        112         1.46x        5.339%
IN ...................  $ 43,760,000        78.6%         71.7%        107         1.35x        5.135%
AZ ...................  $ 33,700,000        69.2%         68.9%        119         1.62x        5.344%
NC ...................  $ 30,800,000        78.2%         66.5%        119         1.38x        5.723%
CO ...................  $ 16,000,000        74.8%         67.2%        115         1.31x        5.434%
KS ...................  $ 18,000,000        73.1%         70.3%        118         1.59x        5.287%
PA ...................  $  8,361,009        74.2%         68.8%        101         1.53x        5.335%
DC ...................  $ 24,030,200        77.2%         69.9%        118         1.25x        5.385%
WA ...................  $ 15,045,000        72.1%         68.8%         77         1.61x        5.279%
DE ...................  $ 22,400,000        80.0%         67.8%        118         1.30x        5.120%
MO ...................  $  8,980,447        59.7%         53.2%         93         1.71x        5.320%
LA ...................  $  6,440,178        74.9%         56.4%        119         1.42x        5.043%
TN ...................  $  6,799,980        73.1%         63.7%        107         1.58x        5.421%
UT ...................  $  4,025,000        68.2%         61.4%         94         1.63x        5.339%
SC ...................  $  6,494,663        79.6%         67.5%        117         1.35x        5.699%
NV ...................  $  9,355,024        74.8%         62.1%        118         1.45x        5.307%
CT ...................  $  3,981,000        70.7%         61.9%        117         1.67x        5.188%
AL ...................  $  6,983,200        79.1%         71.9%        118         1.29x        5.468%
OR ...................  $  6,200,000        77.2%         75.9%         65         1.67x        5.281%
RI ...................  $  6,090,000        79.7%         73.5%        118         1.28x        5.462%
MN ...................  $  2,357,810        72.9%         59.9%        118         1.33x        5.734%
MI ...................  $  3,567,739        77.5%         63.1%        118         1.35x        5.523%
ME ...................  $  2,763,000        64.2%         63.1%         63         2.13x        5.408%
OK ...................  $    588,388        74.0%         56.6%        119         1.42x        5.520%
WI ...................  $    361,263        74.0%         56.6%        119         1.42x        5.520%
AR ...................  $    351,228        74.0%         56.6%        119         1.42x        5.520%
ID ...................  $    300,388        74.0%         56.6%        119         1.42x        5.520%
NH ...................  $    382,722        74.0%         56.6%        119         1.42x        5.520%
KY ...................  $    243,233        74.0%         56.6%        119         1.42x        5.520%
NM ...................  $    245,134        74.0%         56.6%        119         1.42x        5.520%
IA ...................  $    228,507        74.0%         56.6%        119         1.42x        5.520%
MS ...................  $    129,458        74.0%         56.6%        119         1.42x        5.520%
WV ...................  $    198,831        74.0%         56.6%        119         1.42x        5.520%
NE ...................  $    160,636        74.0%         56.6%        119         1.42x        5.520%
                        $204,416,548        71.2%         66.1%        101         1.70X        5.254%


-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-136

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                  % OF
                 NUMBER OF      AGGREGATE     CUT-OFF DATE      AVERAGE
                 MORTGAGED    CUT-OFF DATE       GROUP 2     CUT-OFF DATE
     STATE      PROPERTIES       BALANCE         BALANCE        BALANCE
-------------- ------------ ---------------- -------------- --------------

CA ...........       5       $  59,400,000         18.6%     $ 11,880,000
 Southern (3)        5          59,400,000         18.6      $ 11,880,000
AZ ...........       2          43,200,000         13.5      $ 21,600,000
NV ...........       2          32,700,000         10.3      $ 16,350,000
GA ...........       1          28,500,000          8.9      $ 28,500,000
KS ...........       1          24,000,000          7.5      $ 24,000,000
DC ...........       1          23,850,000          7.5      $ 23,850,000
FL ...........       4          17,365,916          5.4      $  4,341,479
SC ...........       1          15,500,000          4.9      $ 15,500,000
TX ...........       1          12,000,000          3.8      $ 12,000,000
WA ...........       1          11,836,000          3.7      $ 11,836,000
MN ...........       3          11,165,088          3.5      $  3,721,696
AL ...........       2           8,114,323          2.5      $  4,057,161
SD ...........       1           7,492,599          2.3      $  7,492,599
NC ...........       1           6,560,000          2.1      $  6,560,000
IN ...........       1           5,494,373          1.7      $  5,494,373
LA ...........       1           4,195,764          1.3      $  4,195,764
MS ...........       1           2,634,218          0.8      $  2,634,218
CT ...........       1           2,475,000          0.8      $  2,475,000
WI ...........       1           2,400,000          0.8      $  2,400,000
                     -       -------------        -----
                    31       $ 318,883,282        100.0%     $ 10,286,557
                    ==       =============        =====

                                                            WTD. AVG.
                                                              STATED
                                               WTD. AVG.    REMAINING
                   MAXIMUM       WTD. AVG.     LTV RATIO     TERM TO      WTD. AVG.    WTD. AVG.
                CUT-OFF DATE   CUT-OFF DATE        AT        MATURITY   CUT-OFF DATE   MORTGAGE
     STATE         BALANCE       LTV RATIO    MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
-------------- -------------- -------------- ------------- ----------- -------------- ----------

CA ...........  $ 21,300,000        67.7%         59.6%        119         1.26x        5.294%
 Southern (3)   $ 21,300,000        67.7%         59.6%        119         1.26x        5.294%
AZ ...........  $ 25,200,000        70.5%         67.6%        119         1.47x        5.147%
NV ...........  $ 20,050,000        78.0%         67.7%        119         1.24x        5.110%
GA ...........  $ 28,500,000        79.6%         79.6%         58         1.46x        5.180%
KS ...........  $ 24,000,000        75.0%         67.7%        119         1.48x        4.900%
DC ...........  $ 23,850,000        67.9%         56.4%        120         1.20x        5.280%
FL ...........  $  5,778,882        63.6%         37.9%        139         1.38x        5.165%
SC ...........  $ 15,500,000        77.5%         71.2%        119         1.26x        4.760%
TX ...........  $ 12,000,000        69.0%         60.5%        117         1.63x        5.530%
WA ...........  $ 11,836,000        69.6%         60.7%        114         1.20x        5.300%
MN ...........  $  5,000,000        62.3%         54.0%        103         1.35x        5.568%
AL ...........  $  6,685,800        76.6%         63.8%        118         1.48x        5.289%
SD ...........  $  7,492,599        60.9%         50.6%        119         1.78x        5.310%
NC ...........  $  6,560,000        77.0%         67.7%        118         1.21x        5.650%
IN ...........  $  5,494,373        79.6%         65.9%        119         1.22x        5.160%
LA ...........  $  4,195,764        65.1%         53.9%        119         1.58x        5.220%
MS ...........  $  2,634,218        65.9%         54.6%        118         1.61x        5.170%
CT ...........  $  2,475,000        79.8%         73.7%        119         1.22x        5.080%
WI ...........  $  2,400,000        80.0%         76.5%         53         1.25x        5.030%
                $ 28,500,000        71.6%         63.2%        113         1.36X        5.200%


-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-137

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                         % OF
                                        AGGREGATE      CUT-OFF        AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF    CUT-OFF DATE    DATE POOL    CUT-OFF DATE
     DSC RATIOS (X)        LOANS         BALANCE       BALANCE        BALANCE
----------------------- ----------- ---------------- ----------- ----------------

1.20 - 1.24 ...........      26      $  400,344,827      10.9%    $  15,397,878
1.25 - 1.29 ...........      17         334,465,823       9.1     $  19,674,460
1.30 - 1.34 ...........      20         176,773,588       4.8     $   8,838,679
1.35 - 1.39 ...........       9         214,483,265       5.9     $  23,831,474
1.40 - 1.44 ...........      27         174,807,894       4.8     $   6,474,366
1.45 - 1.49 ...........      13         430,877,472      11.8     $  33,144,421
1.50 - 1.54 ...........      10         184,831,376       5.0     $  18,483,138
1.55 - 1.59 ...........      12         272,459,229       7.4     $  22,704,936
1.60 - 1.64 ...........      17         254,007,375       6.9     $  14,941,610
1.65 - 1.69 ...........       7         137,593,000       3.8     $  19,656,143
1.70 - 1.74 ...........      10         301,094,540       8.2     $  30,109,454
1.75 - 1.79 ...........       5          60,307,599       1.6     $  12,061,520
1.80 - 1.84 ...........       3          91,800,000       2.5     $  30,600,000
1.85 - 1.89 ...........       3          19,183,283       0.5     $   6,394,428
1.90 - 1.94 ...........       2          13,498,368       0.4     $   6,749,184
1.95 - 1.99 ...........       2           9,244,530       0.3     $   4,622,265
2.00 - 2.04 ...........       9          26,538,000       0.7     $   2,948,667
2.05 - 2.09 ...........       6           9,351,000       0.3     $   1,558,500
2.10 - 2.14 ...........       1           5,077,662       0.1     $   5,077,662
2.15 - 2.19 ...........       2           6,745,480       0.2     $   3,372,740
2.20 - 2.24 ...........       2          25,151,961       0.7     $  12,575,981
2.25 - 2.29 ...........       1         204,416,548       5.6     $ 204,416,548
2.30 - 3.79 ...........       5         310,785,074       8.5     $  62,157,015
                             --      --------------     -----
                            209      $3,663,837,892     100.0%    $  17,530,325
                            ===      ==============     =====

                                                                        WTD. AVG.
                                                                         STATED
                                                                        REMAINING
                             MAXIMUM        WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN    CUT-OFF DATE    CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)          BALANCE        LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- ---------------- -------------- -------------- ---------- -------------- ----------

1.20 - 1.24 ...........  $ 100,000,000         76.1%          66.5%        116        1.22x        5.143%
1.25 - 1.29 ...........  $ 194,500,000         77.0%          69.8%        117        1.27x        5.423%
1.30 - 1.34 ...........  $  34,160,000         77.2%          65.5%        117        1.32x        5.295%
1.35 - 1.39 ...........  $ 141,200,000         77.7%          67.2%        119        1.37x        5.627%
1.40 - 1.44 ...........  $  15,354,727         70.5%          55.9%        114        1.42x        5.509%
1.45 - 1.49 ...........  $ 182,500,000         72.4%          69.6%         76        1.47x        5.062%
1.50 - 1.54 ...........  $  86,500,000         73.7%          70.1%         87        1.52x        5.175%
1.55 - 1.59 ...........  $ 140,000,000         76.2%          74.3%        104        1.56x        5.204%
1.60 - 1.64 ...........  $  48,000,000         70.9%          70.2%         83        1.61x        5.176%
1.65 - 1.69 ...........  $  57,400,000         73.1%          70.5%        100        1.67x        5.264%
1.70 - 1.74 ...........  $ 115,000,000         70.7%          67.5%         92        1.71x        5.120%
1.75 - 1.79 ...........  $  37,400,000         71.6%          70.3%         67        1.75x        5.097%
1.80 - 1.84 ...........  $  67,100,000         71.6%          71.6%         59        1.83x        5.048%
1.85 - 1.89 ...........  $   7,989,283         71.7%          65.0%         96        1.87x        5.476%
1.90 - 1.94 ...........  $  12,000,000         68.5%          67.5%         66        1.94x        4.962%
1.95 - 1.99 ...........  $   6,471,530         61.8%          54.7%        116        1.96x        5.143%
2.00 - 2.04 ...........  $   3,981,000         64.9%          64.9%         96        2.02x        5.114%
2.05 - 2.09 ...........  $   2,834,000         64.3%          64.3%        105        2.05x        4.996%
2.10 - 2.14 ...........  $   5,077,662         49.8%          41.5%        116        2.12x        5.191%
2.15 - 2.19 ...........  $   3,982,480         58.2%          52.8%         93        2.17x        5.277%
2.20 - 2.24 ...........  $  22,961,598         52.7%          41.1%        118        2.20x        5.832%
2.25 - 2.29 ...........  $ 204,416,548         56.0%          47.2%        117        2.28x        5.720%
2.30 - 3.79 ...........  $ 160,000,000         56.4%          56.2%        119        3.05x        5.036%
                         $ 204,416,548         71.2%          65.8%        102        1.67X        5.249%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-138

RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE



                                                           % OF
                                        AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     DSC RATIOS (X)        LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

1.20 - 1.24 ...........      13      $  257,293,323          7.7%     $ 19,791,794
1.25 - 1.29 ...........      14         295,265,823          8.8      $ 21,090,416
1.30 - 1.34 ...........      19         173,205,965          5.2      $  9,116,103
1.35 - 1.39 ...........       7         208,554,742          6.2      $ 29,793,535
1.40 - 1.44 ...........      24         159,879,011          4.8      $  6,661,625
1.45 - 1.49 ...........      11         378,377,472         11.3      $ 34,397,952
1.50 - 1.54 ...........       9         178,145,576          5.3      $ 19,793,953
1.55 - 1.59 ...........      11         268,263,464          8.0      $ 24,387,588
1.60 - 1.64 ...........      15         239,373,157          7.2      $ 15,958,210
1.65 - 1.69 ...........       6         112,393,000          3.4      $ 18,732,167
1.70 - 1.74 ...........      10         301,094,540          9.0      $ 30,109,454
1.75 - 1.79 ...........       4          52,815,000          1.6      $ 13,203,750
1.80 - 1.84 ...........       3          91,800,000          2.7      $ 30,600,000
1.85 - 1.89 ...........       3          19,183,283          0.6      $  6,394,428
1.90 - 1.94 ...........       1          12,000,000          0.4      $ 12,000,000
1.95 - 1.99 ...........       2           9,244,530          0.3      $  4,622,265
2.00 - 2.04 ...........       9          26,538,000          0.8      $  2,948,667
2.05 - 2.09 ...........       6           9,351,000          0.3      $  1,558,500
2.10 - 2.14 ...........       1           5,077,662          0.2      $  5,077,662
2.15 - 2.19 ...........       2           6,745,480          0.2      $  3,372,740
2.20 - 2.24 ...........       2          25,151,961          0.8      $ 12,575,981
2.25 - 2.29 ...........       1         204,416,548          6.1      $204,416,548
2.30 - 3.79 ...........       5         310,785,074          9.3      $ 62,157,015
                             --      --------------        -----
                            178      $3,344,954,610        100.0%     $ 18,791,880
                            ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.20 - 1.24 ...........  $100,000,000        77.7%          68.1%        115        1.22x        5.095%
1.25 - 1.29 ...........  $194,500,000        77.9%          70.5%        118        1.27x        5.471%
1.30 - 1.34 ...........  $ 34,160,000        77.2%          65.5%        117        1.32x        5.291%
1.35 - 1.39 ...........  $141,200,000        78.0%          67.5%        119        1.37x        5.644%
1.40 - 1.44 ...........  $ 15,354,727        72.2%          58.6%        113        1.42x        5.520%
1.45 - 1.49 ...........  $182,500,000        71.7%          68.9%         74        1.47x        5.064%
1.50 - 1.54 ...........  $ 86,500,000        73.6%          70.3%         86        1.53x        5.169%
1.55 - 1.59 ...........  $140,000,000        76.4%          74.6%        104        1.56x        5.203%
1.60 - 1.64 ...........  $ 48,000,000        71.1%          70.9%         80        1.61x        5.158%
1.65 - 1.69 ...........  $ 57,400,000        74.1%          70.9%         95        1.67x        5.272%
1.70 - 1.74 ...........  $115,000,000        70.7%          67.5%         92        1.71x        5.120%
1.75 - 1.79 ...........  $ 37,400,000        73.1%          73.1%         59        1.75x        5.067%
1.80 - 1.84 ...........  $ 67,100,000        71.6%          71.6%         59        1.83x        5.048%
1.85 - 1.89 ...........  $  7,989,283        71.7%          65.0%         96        1.87x        5.476%
1.90 - 1.94 ...........  $ 12,000,000        70.6%          70.6%         59        1.94x        4.970%
1.95 - 1.99 ...........  $  6,471,530        61.8%          54.7%        116        1.96x        5.143%
2.00 - 2.04 ...........  $  3,981,000        64.9%          64.9%         96        2.02x        5.114%
2.05 - 2.09 ...........  $  2,834,000        64.3%          64.3%        105        2.05x        4.996%
2.10 - 2.14 ...........  $  5,077,662        49.8%          41.5%        116        2.12x        5.191%
2.15 - 2.19 ...........  $  3,982,480        58.2%          52.8%         93        2.17x        5.277%
2.20 - 2.24 ...........  $ 22,961,598        52.7%          41.1%        118        2.20x        5.832%
2.25 - 2.29 ...........  $204,416,548        56.0%          47.2%        117        2.28x        5.720%
2.30 - 3.79 ...........  $160,000,000        56.4%          56.2%        119        3.05x        5.036%
                         $204,416,548        71.2%          66.1%        101        1.70X        5.254%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-139

RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE



                                                        % OF
                                       AGGREGATE    CUT-OFF DATE      AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
     DSC RATIOS (X)        LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

1.20 - 1.24 ...........      13      $143,051,504        44.9%     $ 11,003,962
1.25 - 1.29 ...........       3        39,200,000        12.3      $ 13,066,667
1.30 - 1.34 ...........       1         3,567,623         1.1      $  3,567,623
1.35 - 1.39 ...........       2         5,928,523         1.9      $  2,964,261
1.40 - 1.44 ...........       3        14,928,882         4.7      $  4,976,294
1.45 - 1.49 ...........       2        52,500,000        16.5      $ 26,250,000
1.50 - 1.54 ...........       1         6,685,800         2.1      $  6,685,800
1.55 - 1.59 ...........       1         4,195,764         1.3      $  4,195,764
1.60 - 1.64 ...........       2        14,634,218         4.6      $  7,317,109
1.65 - 1.69 ...........       1        25,200,000         7.9      $ 25,200,000
1.75 - 1.79 ...........       1         7,492,599         2.3      $  7,492,599
1.90 - 1.94 ...........       1         1,498,368         0.5      $  1,498,368
                             --      ------------       -----
                             31      $318,883,282       100.0%     $ 10,286,557
                             ==      ============       =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.20 - 1.24 ...........  $23,850,000         73.3%          63.5%        119        1.22x        5.230%
1.25 - 1.29 ...........  $21,300,000         70.8%          64.3%        115        1.27x        5.065%
1.30 - 1.34 ...........  $ 3,567,623         76.4%          63.8%        118        1.34x        5.450%
1.35 - 1.39 ...........  $ 4,500,000         65.0%          56.4%        119        1.36x        5.029%
1.40 - 1.44 ...........  $ 5,778,882         52.0%          26.8%        130        1.43x        5.394%
1.45 - 1.49 ...........  $28,500,000         77.5%          74.2%         86        1.47x        5.052%
1.50 - 1.54 ...........  $ 6,685,800         76.0%          63.4%        118        1.51x        5.325%
1.55 - 1.59 ...........  $ 4,195,764         65.1%          53.9%        119        1.58x        5.220%
1.60 - 1.64 ...........  $12,000,000         68.4%          59.4%        117        1.63x        5.465%
1.65 - 1.69 ...........  $25,200,000         68.9%          68.9%        119        1.67x        5.230%
1.75 - 1.79 ...........  $ 7,492,599         60.9%          50.6%        119        1.78x        5.310%
1.90 - 1.94 ...........  $ 1,498,368         51.7%          42.4%        119        1.92x        4.900%
                         $28,500,000         71.6%          63.2%        113        1.36X        5.200%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                        AGGREGATE         % OF          AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
     LTV RATIOS (%)        LOANS         BALANCE      POOL BALANCE      BALANCE
----------------------- ----------- ---------------- -------------- --------------

30.01 - 35.00 .........       1      $    6,492,929         0.2%     $  6,492,929
35.01 - 40.00 .........       1           1,692,145         0.0      $  1,692,145
40.01 - 50.00 .........       7          18,092,285         0.5      $  2,584,612
50.01 - 55.00 .........       7         105,786,158         2.9      $ 15,112,308
55.01 - 60.00 .........       9         471,684,850        12.9      $ 52,409,428
60.01 - 65.00 .........      29         250,375,593         6.8      $  8,633,641
65.01 - 70.00 .........      31         544,277,592        14.9      $ 17,557,342
70.01 - 75.00 .........      47         751,108,294        20.5      $ 15,981,028
75.01 - 80.00 .........      77       1,514,328,046        41.3      $ 19,666,598
                             --      --------------       -----
                            209      $3,663,837,892       100.0%     $ 17,530,325
                            ===      ==============       =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

30.01 - 35.00 .........  $  6,492,929        33.3%          27.3%        119        3.26x        4.900%
35.01 - 40.00 .........  $  1,692,145        35.6%          22.7%        118        2.70x        5.200%
40.01 - 50.00 .........  $  5,077,662        47.2%          36.2%        113        1.75x        5.420%
50.01 - 55.00 .........  $ 60,000,000        53.2%          48.4%        114        2.22x        5.254%
55.01 - 60.00 .........  $204,416,548        56.3%          50.7%        111        2.52x        5.369%
60.01 - 65.00 .........  $ 82,600,000        63.6%          61.0%        104        2.00x        5.258%
65.01 - 70.00 .........  $ 85,000,000        68.9%          65.1%        100        1.59x        5.192%
70.01 - 75.00 .........  $182,500,000        73.2%          67.3%         93        1.46x        5.183%
75.01 - 80.00 .........  $194,500,000        78.7%          72.7%        103        1.43x        5.262%
                         $204,416,548        71.2%          65.8%        102        1.67X        5.249%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-140

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                          % OF
                                        AGGREGATE     CUT-OFF DATE      AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     LTV RATIOS (%)        LOANS         BALANCE         BALANCE        BALANCE
----------------------- ----------- ---------------- -------------- --------------

30.01 - 35.00 .........       1      $    6,492,929         0.2%     $ 6,492,929
35.01 - 40.00 .........       1           1,692,145         0.1      $ 1,692,145
40.01 - 50.00 .........       6          13,092,285         0.4      $ 2,182,048
50.01 - 55.00 .........       5         100,137,789         3.0      $20,027,558
55.01 - 60.00 .........       8         465,905,967        13.9      $58,238,246
60.01 - 65.00 .........      26         217,082,993         6.5      $ 8,349,346
65.01 - 70.00 .........      24         453,061,610        13.5      $18,877,567
70.01 - 75.00 .........      43         686,658,294        20.5      $15,968,798
75.01 - 80.00 .........      64       1,400,830,597        41.9      $21,887,978
                             --      --------------       -----
                            178      $3,344,954,610       100.0%     $18,791,880
                            ===      ==============       =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

30.01 - 35.00 .........  $  6,492,929        33.3%          27.3%        119        3.26x        4.900%
35.01 - 40.00 .........  $  1,692,145        35.6%          22.7%        118        2.70x        5.200%
40.01 - 50.00 .........  $  5,077,662        48.1%          34.0%        124        1.87x        5.290%
50.01 - 55.00 .........  $ 60,000,000        53.3%          48.5%        114        2.26x        5.249%
55.01 - 60.00 .........  $204,416,548        56.3%          51.4%        110        2.53x        5.374%
60.01 - 65.00 .........  $ 82,600,000        63.6%          61.8%        102        2.09x        5.259%
65.01 - 70.00 .........  $ 85,000,000        69.0%          65.9%         97        1.62x        5.171%
70.01 - 75.00 .........  $182,500,000        73.1%          67.5%         90        1.48x        5.194%
75.01 - 80.00 .........  $194,500,000        78.7%          72.8%        103        1.44x        5.270%
                         $204,416,548        71.2%          66.1%        101        1.70X        5.254%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                          % OF
                                        AGGREGATE     CUT-OFF DATE      AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF    CUT-OFF DATE       GROUP 2     CUT-OFF DATE
     LTV RATIOS (%)        LOANS         BALANCE         BALANCE        BALANCE
----------------------- ----------- ---------------- -------------- --------------

40.01 - 50.00 .........       1      $   5,000,000          1.6%     $  5,000,000
50.01 - 55.00 .........       2          5,648,368          1.8      $  2,824,184
55.01 - 60.00 .........       1          5,778,882          1.8      $  5,778,882
60.01 - 65.00 .........       3         33,292,599         10.4      $ 11,097,533
65.01 - 70.00 .........       7         91,215,983         28.6      $ 13,030,855
70.01 - 75.00 .........       4         64,450,000         20.2      $ 16,112,500
75.01 - 80.00 .........      13        113,497,450         35.6      $  8,730,573
                             --      -------------        -----
                             31      $ 318,883,282        100.0%     $ 10,286,557
                             ==      =============        =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

40.01 - 50.00 .........  $  5,000,000        44.8%          41.8%         83        1.43x        5.760%
50.01 - 55.00 .........  $  4,150,000        52.3%          45.1%        118        1.56x        5.341%
55.01 - 60.00 .........  $  5,778,882        57.8%           0.0%        179        1.42x        5.000%
60.01 - 65.00 .........  $ 21,300,000        63.4%          55.6%        119        1.40x        5.255%
65.01 - 70.00 .........  $ 25,200,000        68.4%          61.3%        118        1.42x        5.297%
70.01 - 75.00 .........  $ 24,000,000        73.7%          65.7%        119        1.31x        5.062%
75.01 - 80.00 .........  $ 28,500,000        78.1%          70.7%        102        1.31x        5.161%
                         $ 28,500,000        71.6%          63.2%        113        1.36X        5.200%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-141

RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY OR ANTICIPATED
                                 REPAYMENT DATE



                                         AGGREGATE          % OF          AVERAGE
 RANGE OF MATURITY DATE   NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
     LTV RATIOS (%)*        LOANS         BALANCE       POOL BALANCE      BALANCE
------------------------ ----------- ----------------- -------------- --------------

0.00 - 5.00 ............       2      $    7,273,612          0.2%     $ 3,636,806
20.01 - 30.00 ..........       3           9,479,067          0.3      $ 3,159,689
30.01 - 40.00 ..........       3           5,276,293          0.1      $ 1,758,764
40.01 - 50.00 ..........      14         300,407,919          8.2      $21,457,709
50.01 - 55.00 ..........      16         205,903,175          5.6      $12,868,948
55.01 - 60.00 ..........      25         351,753,225          9.6      $14,070,129
60.01 - 65.00 ..........      53         534,945,562         14.6      $10,093,312
65.01 - 70.00 ..........      48         926,681,038         25.3      $19,305,855
70.01 - 75.00 ..........      16         812,234,000         22.2      $50,764,625
75.01 - 80.00 ..........      29         509,884,000         13.9      $17,582,207
                              --      --------------        -----
                             209      $3,663,837,892        100.0%     $17,530,325
                             ===      ==============        =====

                                                                         WTD. AVG.
                                                                          STATED
                                                                         REMAINING
                              MAXIMUM        WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE    CUT-OFF DATE    CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*          BALANCE        LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ ---------------- -------------- -------------- ---------- -------------- ----------

0.00 - 5.00 ............  $   5,778,882         55.5%          0.0%         179         1.40x       5.080%
20.01 - 30.00 ..........  $   6,492,929         35.5%         26.8%         119         2.93x       4.995%
30.01 - 40.00 ..........  $   2,190,364         51.2%         34.0%         127         1.73x       5.279%
40.01 - 50.00 ..........  $ 204,416,548         56.4%         46.4%         115         2.10x       5.743%
50.01 - 55.00 ..........  $  60,000,000         59.7%         53.3%         103         1.86x       5.150%
55.01 - 60.00 ..........  $ 160,000,000         62.9%         56.3%         117         2.31x       5.232%
60.01 - 65.00 ..........  $  82,600,000         69.5%         63.2%         111         1.69x       5.305%
65.01 - 70.00 ..........  $ 141,200,000         74.3%         68.1%         107         1.45x       5.269%
70.01 - 75.00 ..........  $ 194,500,000         76.7%         72.7%          91         1.44x       5.119%
75.01 - 80.00 ..........  $ 140,000,000         78.6%         78.6%          81         1.59x       5.126%
                          $ 204,416,548         71.2%         65.8%         102         1.67X       5.249%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-142

RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY OR
                           ANTICIPATED REPAYMENT DATE



                                                               % OF
                                            AGGREGATE      CUT-OFF DATE      AVERAGE
   RANGE OF MATURITY DATE    NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
      LTV RATIOS (%)*          LOANS         BALANCE          BALANCE        BALANCE
--------------------------- ----------- ----------------- -------------- --------------

0.00 -- 5.00 ..............       1      $    1,494,730          0.0%     $ 1,494,730
20.01 -- 30.00 ............       3           9,479,067          0.3      $ 3,159,689
30.01 -- 40.00 ............       3           5,276,293          0.2      $ 1,758,764
40.01 -- 50.00 ............      11         289,759,551          8.7      $26,341,777
50.01 -- 55.00 ............      12         187,080,593          5.6      $15,590,049
55.01 -- 60.00 ............      22         297,853,225          8.9      $13,538,783
60.01 -- 65.00 ............      46         481,170,009         14.4      $10,460,218
65.01 -- 70.00 ............      39         799,598,142         23.9      $20,502,516
70.01 -- 75.00 ............      14         794,259,000         23.7      $56,732,786
75.01 -- 80.00 ............      27         478,984,000         14.3      $17,740,148
                                 --      --------------        -----
                                178      $3,344,954,610        100.0%     $18,791,880
                                ===      ==============        =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
                                MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   RANGE OF MATURITY DATE    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
      LTV RATIOS (%)*           BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0.00 -- 5.00 ..............  $  1,494,730        46.7%          0.0%         179        1.30x        5.390%
20.01 -- 30.00 ............  $  6,492,929        35.5%         26.8%         119        2.93x        4.995%
30.01 -- 40.00 ............  $  2,190,364        51.2%         34.0%         127        1.73x        5.279%
40.01 -- 50.00 ............  $204,416,548        56.7%         46.5%         116        2.13x        5.751%
50.01 -- 55.00 ............  $ 60,000,000        59.4%         53.3%         101        1.88x        5.146%
55.01 -- 60.00 ............  $160,000,000        62.1%         56.2%         117        2.50x        5.224%
60.01 -- 65.00 ............  $ 82,600,000        69.3%         63.4%         111        1.73x        5.295%
65.01 -- 70.00 ............  $141,200,000        74.2%         68.2%         105        1.47x        5.291%
70.01 -- 75.00 ............  $194,500,000        76.7%         72.8%          90        1.44x        5.127%
75.01 -- 80.00 ............  $140,000,000        78.6%         78.6%          82        1.60x        5.123%
                             $204,416,548        71.2%         66.1%         101        1.70X        5.254%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY OR
                           ANTICIPATED REPAYMENT DATE



                                                              % OF
                                            AGGREGATE     CUT-OFF DATE      AVERAGE
   RANGE OF MATURITY DATE    NUMBER OF    CUT-OFF DATE       GROUP 2     CUT-OFF DATE
      LTV RATIOS (%)*          LOANS         BALANCE         BALANCE        BALANCE
--------------------------- ----------- ---------------- -------------- --------------

0.00 -- 5.00 ..............       1      $   5,778,882          1.8%     $  5,778,882
40.01 -- 50.00 ............       3         10,648,368          3.3      $  3,549,456
50.01 -- 55.00 ............       4         18,822,582          5.9      $  4,705,645
55.01 -- 60.00 ............       3         53,900,000         16.9      $ 17,966,667
60.01 -- 65.00 ............       7         53,775,554         16.9      $  7,682,222
65.01 -- 70.00 ............       9        127,082,896         39.9      $ 14,120,322
70.01 -- 75.00 ............       2         17,975,000          5.6      $  8,987,500
75.01 -- 80.00 ............       2         30,900,000          9.7      $ 15,450,000
                                  -      -------------        -----
                                 31      $ 318,883,282        100.0%     $ 10,286,557
                                 ==      =============        =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
                                MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   RANGE OF MATURITY DATE    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
      LTV RATIOS (%)*           BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0.00 -- 5.00 ..............  $  5,778,882        57.8%          0.0%         179        1.42x        5.000%
40.01 -- 50.00 ............  $  5,000,000        48.8%         43.6%         102        1.50x        5.538%
50.01 -- 55.00 ............  $  7,492,599        62.4%         52.6%         119        1.61x        5.196%
55.01 -- 60.00 ............  $ 23,850,000        67.3%         57.4%         120        1.24x        5.273%
60.01 -- 65.00 ............  $ 12,000,000        71.3%         61.6%         117        1.36x        5.390%
65.01 -- 70.00 ............  $ 25,200,000        74.5%         67.4%         119        1.36x        5.132%
70.01 -- 75.00 ............  $ 15,500,000        77.8%         71.6%         119        1.25x        4.804%
75.01 -- 80.00 ............  $ 28,500,000        79.6%         79.4%          58        1.44x        5.168%
                             $ 28,500,000        71.6%         63.2%         113        1.36X        5.200%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-143

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS



                                         AGGREGATE          % OF          AVERAGE
        RANGE OF         NUMBER OF     CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
   MORTGAGE RATES (%)      LOANS          BALANCE       POOL BALANCE      BALANCE
----------------------- ----------- ------------------ -------------- --------------

4.760 -- 5.249 ........      80      $ 1,922,710,218         52.5%     $ 24,033,878
5.250 -- 5.499 ........      79        1,081,544,120         29.5      $ 13,690,432
5.500 -- 5.749 ........      31          389,926,818         10.6      $ 12,578,284
5.750 -- 5.999 ........      16          258,049,114          7.0      $ 16,128,070
6.000 -- 6.249 ........       2            7,394,357          0.2      $  3,697,179
8.000 -- 8.249 ........       1            4,213,265          0.1      $  4,213,265
                             --      ---------------        -----
                            209      $ 3,663,837,892        100.0%     $ 17,530,325
                            ===      ===============        =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF         CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.760 -- 5.249 ........  $182,500,000        71.7%          68.7%         93         1.72x        5.030%
5.250 -- 5.499 ........  $194,500,000        72.2%          66.4%        109         1.55x        5.344%
5.500 -- 5.749 ........  $204,416,548        63.9%          53.7%        114         1.86x        5.650%
5.750 -- 5.999 ........  $141,200,000        74.2%          61.7%        118         1.48x        5.805%
6.000 -- 6.249 ........  $  3,794,357        66.4%          50.2%        110         1.43x        6.050%
8.000 -- 8.249 ........  $  4,213,265        53.3%          40.4%         84         1.26x        8.150%
                         $204,416,548        71.2%          65.8%        102         1.67X        5.249%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                           % OF
                                        AGGREGATE      CUT-OFF DATE      AVERAGE
        RANGE OF         NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
   MORTGAGE RATES (%)      LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

4.780 -- 5.249 ........      63      $1,739,655,089         52.0%     $27,613,573
5.250 -- 5.499 ........      70         979,014,632         29.3      $13,985,923
5.500 -- 5.749 ........      27         361,628,152         10.8      $13,393,635
5.750 -- 5.999 ........      15         253,049,114          7.6      $16,869,941
6.000 -- 6.249 ........       2           7,394,357          0.2      $ 3,697,179
8.000 -- 8.249 ........       1           4,213,265          0.1      $ 4,213,265
                             --      --------------        -----
                            178      $3,344,954,610        100.0%     $18,791,880
                            ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF         CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.780 -- 5.249 ........  $182,500,000        71.5%          68.9%         91        1.75x        5.025%
5.250 -- 5.499 ........  $194,500,000        72.6%          67.1%        108        1.58x        5.349%
5.500 -- 5.749 ........  $204,416,548        63.5%          53.2%        114        1.89x        5.658%
5.750 -- 5.999 ........  $141,200,000        74.8%          62.1%        119        1.48x        5.806%
6.000 -- 6.249 ........  $  3,794,357        66.4%          50.2%        110        1.43x        6.050%
8.000 -- 8.249 ........  $  4,213,265        53.3%          40.4%         84        1.26x        8.150%
                         $204,416,548        71.2%          66.1%        101        1.70X        5.254%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-144

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                        % OF
                                       AGGREGATE    CUT-OFF DATE      AVERAGE
        RANGE OF         NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
   MORTGAGE RATES (%)      LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

4.760 -- 5.249 ........      17      $183,055,129        57.4%     $ 10,767,949
5.250 -- 5.499 ........       9       102,529,487        32.2      $ 11,392,165
5.500 -- 5.749 ........       4        28,298,666         8.9      $  7,074,666
5.750 -- 5.999 ........       1         5,000,000         1.6      $  5,000,000
                             --      ------------       -----
                             31      $318,883,282       100.0%     $ 10,286,557
                             ==      ============       =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF         CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.760 -- 5.249 ........  $28,500,000         74.1%          66.4%        111    1.39x             5.073%
5.250 -- 5.499 ........  $23,850,000         68.9%          59.4%        119    1.29x             5.300%
5.500 -- 5.749 ........  $12,000,000         69.7%          60.6%        118    1.42x             5.555%
5.750 -- 5.999 ........  $ 5,000,000         44.8%          41.8%         83    1.43x             5.760%
                         $28,500,000         71.6%          63.2%        113    1.36X             5.200%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-145

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                                 MORTGAGE LOANS



  RANGE OF ORIGINAL TERMS
       TO MATURITY OR                       AGGREGATE         % OF          AVERAGE
   ANTICIPATED REPAYMENT     NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
       DATE (MONTHS)           LOANS         BALANCE      POOL BALANCE      BALANCE
--------------------------- ----------- ---------------- -------------- --------------

0 - 60 ....................      40      $  760,902,727        20.8%     $19,022,568
61 - 84 ...................      19         408,170,411        11.1      $21,482,653
85 - 108 ..................       2          34,500,000         0.9      $17,250,000
109 - 120 .................     145       2,450,900,592        66.9      $16,902,763
121 - 156 .................       1           2,090,550         0.1      $ 2,090,550
169 - 180 .................       2           7,273,612         0.2      $ 3,636,806
                                ---      --------------       -----
                                209      $3,663,837,892       100.0%     $17,530,325
                                ===      ==============       =====

                                                                          WTD. AVG.
                                                                           STATED
  RANGE OF ORIGINAL TERMS                                                 REMAINING
       TO MATURITY OR           MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   ANTICIPATED REPAYMENT     CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
       DATE (MONTHS)            BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 ....................  $182,500,000        73.1%          72.9%         59        1.59x         5.049%
61 - 84 ...................  $115,000,000        71.7%          69.0%         80        1.64x         5.198%
85 - 108 ..................  $ 20,925,000        76.1%          67.3%         93        1.22x         5.240%
109 - 120 .................  $204,416,548        70.5%          63.3%        119        1.70x         5.320%
121 - 156 .................  $  2,090,550        59.7%          32.5%        142        1.33x         5.410%
169 - 180 .................  $  5,778,882        55.5%           0.0%        179        1.40x         5.080%
                             $204,416,548        71.2%          65.8%        102        1.67X         5.249%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 1 MORTGAGE LOANS



  RANGE OF ORIGINAL TERMS                                     % OF
       TO MATURITY OR                       AGGREGATE     CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT     NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
       DATE (MONTHS)           LOANS         BALANCE         BALANCE        BALANCE
--------------------------- ----------- ---------------- -------------- --------------

0 - 60 ....................      38      $  730,002,727        21.8%     $19,210,598
61 - 84 ...................      18         403,170,411        12.1      $22,398,356
85 - 108 ..................       2          34,500,000         1.0      $17,250,000
109 - 120 .................     118       2,173,696,192        65.0      $18,421,154
121 - 156 .................       1           2,090,550         0.1      $ 2,090,550
169 - 180 .................       1           1,494,730         0.0      $ 1,494,730
                                ---      --------------       -----
                                178      $3,344,954,610       100.0%     $18,791,880
                                ===      ==============       =====

                                                                          WTD. AVG.
                                                                           STATED
  RANGE OF ORIGINAL TERMS                                                 REMAINING
       TO MATURITY OR           MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   ANTICIPATED REPAYMENT     CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
       DATE (MONTHS)            BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 ....................  $182,500,000        72.9%          72.7%         59        1.60x         5.044%
61 - 84 ...................  $115,000,000        72.0%          69.3%         80        1.64x         5.191%
85 - 108 ..................  $ 20,925,000        76.1%          67.3%         93        1.22x         5.240%
109 - 120 .................  $204,416,548        70.4%          63.4%        119        1.75x         5.335%
121 - 156 .................  $  2,090,550        59.7%          32.5%        142        1.33x         5.410%
169 - 180 .................  $  1,494,730        46.7%           0.0%        179        1.30x         5.390%
                             $204,416,548        71.2%          66.1%        101        1.70X         5.254%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-146

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 2 MORTGAGE LOANS



  RANGE OF ORIGINAL TERMS
       TO MATURITY OR                       % OF       % OF CUT-OFF      AVERAGE
   ANTICIPATED REPAYMENT      NUMBER    CUT-OFF DATE   DATE GROUP 2   CUT-OFF DATE
       DATE (MONTHS)         OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------- ---------- -------------- -------------- --------------

0 - 60 ....................      2      $ 30,900,000         9.7%     $15,450,000
61 - 84 ...................      1         5,000,000         1.6      $ 5,000,000
109 - 120 .................     27       277,204,400        86.9      $10,266,830
169 - 180 .................      1         5,778,882         1.8      $ 5,778,882
                                --      ------------       -----
                                31      $318,883,282       100.0%     $10,286,557
                                ==      ============       =====

                                                                          WTD. AVG.
                                                                           STATED
  RANGE OF ORIGINAL TERMS                                                 REMAINING
       TO MATURITY OR           MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   ANTICIPATED REPAYMENT     CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
       DATE (MONTHS)            BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 ....................  $28,500,000         79.6%          79.4%         58        1.44x        5.168%
61 - 84 ...................  $ 5,000,000         44.8%          41.8%         83        1.43x        5.760%
109 - 120 .................  $25,200,000         71.4%          63.1%        119        1.35x        5.197%
169 - 180 .................  $ 5,778,882         57.8%           0.0%        179        1.42x        5.000%
                             $28,500,000         71.6%          63.2%        113        1.36X        5.200%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                     MORTGAGE LOANS AS OF THE CUT-OFF DATE



    RANGE OF REMAINING
   TERMS TO MATURITY OR                   AGGREGATE         % OF          AVERAGE
   ANTICIPATED REPAYMENT     NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
       DATE (MONTHS)        OF LOANS       BALANCE      POOL BALANCE      BALANCE
-------------------------- ---------- ---------------- -------------- --------------

0 - 60 ...................      40     $  760,902,727        20.8%     $19,022,568
61 - 84 ..................      20        412,383,676        11.3      $20,619,184
85 - 108 .................       3         38,294,357         1.0      $12,764,786
109 - 120 ................     143      2,442,892,970        66.7      $17,083,168
121 - 156 ................       1          2,090,550         0.1      $ 2,090,550
169 - 180 ................       2          7,273,612         0.2      $ 3,636,806
                               ---     --------------       -----
                               209     $3,663,837,892       100.0%     $17,530,325
                               ===     ==============       =====

                                                                         WTD. AVG.
                                                                          STATED
    RANGE OF REMAINING                                                   REMAINING
   TERMS TO MATURITY OR        MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   ANTICIPATED REPAYMENT    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
       DATE (MONTHS)           BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 ...................  $182,500,000        73.1%          72.9%         59        1.59x        5.049%
61 - 84 ..................  $115,000,000        71.5%          68.7%         80        1.63x        5.229%
85 - 108 .................  $ 20,925,000        74.9%          65.7%         94        1.24x        5.320%
109 - 120 ................  $204,416,548        70.5%          63.4%        119        1.70x        5.314%
121 - 156 ................  $  2,090,550        59.7%          32.5%        142        1.33x        5.410%
169 - 180 ................  $  5,778,882        55.5%           0.0%        179        1.40x        5.080%
                            $204,416,548        71.2%          65.8%        102        1.67X        5.249%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-147

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



    RANGE OF REMAINING                                      % OF
   TERMS TO MATURITY OR                   AGGREGATE     CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT     NUMBER     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
       DATE (MONTHS)        OF LOANS       BALANCE         BALANCE        BALANCE
-------------------------- ---------- ---------------- -------------- --------------

0 - 60 ...................      38     $  730,002,727        21.8%     $19,210,598
61 - 84 ..................      19        407,383,676        12.2      $21,441,246
85 - 108 .................       3         38,294,357         1.1      $12,764,786
109 - 120 ................     116      2,165,688,570        64.7      $18,669,729
121 - 156 ................       1          2,090,550         0.1      $ 2,090,550
169 - 180 ................       1          1,494,730         0.0      $ 1,494,730
                               ---     --------------       -----
                               178     $3,344,954,610       100.0%     $18,791,880
                               ===     ==============       =====

                                                                         WTD. AVG.
                                                                          STATED
    RANGE OF REMAINING                                                   REMAINING
   TERMS TO MATURITY OR        MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   ANTICIPATED REPAYMENT    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
       DATE (MONTHS)           BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 ...................  $182,500,000        72.9%          72.7%         59         1.60x       5.044%
61 - 84 ..................  $115,000,000        71.8%          69.0%         80         1.64x       5.222%
85 - 108 .................  $ 20,925,000        74.9%          65.7%         94         1.24x       5.320%
109 - 120 ................  $204,416,548        70.4%          63.4%        119         1.75x       5.328%
121 - 156 ................  $  2,090,550        59.7%          32.5%        142         1.33x       5.410%
169 - 180 ................  $  1,494,730        46.7%           0.0%        179         1.30x       5.390%
                            $204,416,548        71.2%          66.1%        101         1.70X       5.254%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



    RANGE OF REMAINING                                    % OF
   TERMS TO MATURITY OR                  AGGREGATE    CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT     NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE
       DATE (MONTHS)        OF LOANS      BALANCE        BALANCE        BALANCE
-------------------------- ---------- -------------- -------------- --------------

0 - 60 ...................      2      $ 30,900,000         9.7%     $15,450,000
61 - 84 ..................      1         5,000,000         1.6      $ 5,000,000
109 - 120 ................     27       277,204,400        86.9      $10,266,830
169 - 180 ................      1         5,778,882         1.8      $ 5,778,882
                               --      ------------       -----
                               31      $318,883,282       100.0%     $10,286,557
                               ==      ============       =====

                                                                         WTD. AVG.
                                                                          STATED
    RANGE OF REMAINING                                                   REMAINING
   TERMS TO MATURITY OR        MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   ANTICIPATED REPAYMENT    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
       DATE (MONTHS)           BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 ...................  $28,500,000         79.6%          79.4%         58        1.44x        5.168%
61 - 84 ..................  $ 5,000,000         44.8%          41.8%         83        1.43x        5.760%
109 - 120 ................  $25,200,000         71.4%          63.1%        119        1.35x        5.197%
169 - 180 ................  $ 5,778,882         57.8%           0.0%        179        1.42x        5.000%
                            $28,500,000         71.6%          63.2%        113        1.36X        5.200%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-148

RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE



                                           AGGREGATE         % OF          AVERAGE
   REMAINING AMORTIZATION     NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
     TERMS (MONTHS)(1)       OF LOANS       BALANCE      POOL BALANCE      BALANCE
--------------------------- ---------- ---------------- -------------- --------------

145 - 180 .................       2     $    7,273,612         0.2%     $ 3,636,806
193 - 228 .................       1          4,213,265         0.1      $ 4,213,265
229 - 264 .................       7         38,652,515         1.1      $ 5,521,788
265 - 300 .................      20        171,025,269         4.7      $ 8,551,263
301 - 348 .................       6         25,284,444         0.7      $ 4,214,074
349 - 360 .................     100      1,763,438,788        48.1      $17,634,388
Varies ....................       3         76,200,000         2.1      $25,400,000
Non-amortizing ............      70      1,577,750,000        43.1      $22,539,286
                                ---     --------------       -----
                                209     $3,663,837,892       100.0%     $17,530,325
                                ===     ==============       =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
                                MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
   REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
     TERMS (MONTHS)(1)          BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
--------------------------- -------------- -------------- ---------------- ----------- -------------- ----------

145 - 180 .................  $  5,778,882        55.5%           0.0%          179         1.40x        5.080%
193 - 228 .................  $  4,213,265        53.3%          40.4%           84         1.26x        8.150%
229 - 264 .................  $ 20,000,000        61.0%          43.1%          112         1.58x        5.658%
265 - 300 .................  $ 22,961,598        70.5%          55.1%          113         1.52x        5.589%
301 - 348 .................  $  5,600,000        75.2%          63.0%          119         1.47x        5.698%
349 - 360 .................  $204,416,548        72.1%          63.7%          114         1.50x        5.361%
Varies ....................  $ 41,700,000        75.6%          66.4%          107         1.30x        5.289%
Non-amortizing ............  $182,500,000        70.3%          70.3%           86         1.89x        5.061%
                             $204,416,548        71.2%          65.8%          102         1.67X        5.249%


-------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and those that vary) is 351 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE



                                                             % OF
                                           AGGREGATE     CUT-OFF DATE      AVERAGE
   REMAINING AMORTIZATION     NUMBER     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     TERMS (MONTHS)(1)       OF LOANS       BALANCE         BALANCE        BALANCE
--------------------------- ---------- ---------------- -------------- --------------

145 - 180 .................       1     $    1,494,730         0.0%     $ 1,494,730
193 - 228 .................       1          4,213,265         0.1      $ 4,213,265
229 - 264 .................       7         38,652,515         1.2      $ 5,521,788
265 - 300 .................      20        171,025,269         5.1      $ 8,551,263
301 - 348 .................       6         25,284,444         0.8      $ 4,214,074
349 - 360 .................      72      1,504,034,388        45.0      $20,889,366
Varies ....................       3         76,200,000         2.3      $25,400,000
Non-amortizing ............      68      1,524,050,000        45.6      $22,412,500
                                 --     --------------       -----
                                178     $3,344,954,610       100.0%     $18,791,880
                                ===     ==============       =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
                                MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
   REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
     TERMS (MONTHS)(1)          BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
--------------------------- -------------- -------------- ---------------- ----------- -------------- ----------

145 - 180 .................  $  1,494,730        46.7%           0.0%          179         1.30x        5.390%
193 - 228 .................  $  4,213,265        53.3%          40.4%           84         1.26x        8.150%
229 - 264 .................  $ 20,000,000        61.0%          43.1%          112         1.58x        5.658%
265 - 300 .................  $ 22,961,598        70.5%          55.1%          113         1.52x        5.589%
301 - 348 .................  $  5,600,000        75.2%          63.0%          119         1.47x        5.698%
349 - 360 .................  $204,416,548        72.3%          64.0%          113         1.53x        5.388%
Varies ....................  $ 41,700,000        75.6%          66.4%          107         1.30x        5.289%
Non-amortizing ............  $182,500,000        70.2%          70.2%           86         1.90x        5.056%
                             $204,416,548        71.2%          66.1%          101         1.70X        5.254%

-------
The weighted average remaining amortization term for all Loan Group 1 Mortgage
Loans (excluding non-amortizing loans and those that vary) is 350 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-149

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                 CUT-OFF DATE



                                                         % OF
       REMAINING                       AGGREGATE     CUT-OFF DATE      AVERAGE
   AMORTIZATION TERMS     NUMBER     CUT-OFF DATE       GROUP 2     CUT-OFF DATE
      (MONTHS)(1)        OF LOANS       BALANCE         BALANCE        BALANCE
----------------------- ---------- ---------------- -------------- --------------

145 - 180 .............      1      $   5,778,882          1.8%     $  5,778,882
349 - 360 .............     28        259,404,400         81.3      $  9,264,443
Non-amortizing ........      2         53,700,000         16.8      $ 26,850,000
                            --      -------------        -----
                            31      $ 318,883,282        100.0%     $ 10,286,557
                            ==      =============        =====

                                                                        WTD. AVG.
                                                                          STATED
                                                                        REMAINING
       REMAINING            MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
   AMORTIZATION TERMS    CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
      (MONTHS)(1)           BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
----------------------- -------------- -------------- ---------------- ----------- -------------- ----------

145 - 180 .............  $  5,778,882        57.8%           0.0%          179         1.42x        5.000%
349 - 360 .............  $ 24,000,000        71.2%          62.3%          117         1.32x        5.203%
Non-amortizing ........  $ 28,500,000        74.6%          74.6%           87         1.56x        5.203%
                         $ 28,500,000        71.6%          63.2%          113         1.36X        5.200%


-------
The weighted average remaining amortization term for all Loan Group 2 Mortgage
Loans (excluding non-amortizing loans) is 356 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS



                                             AGGREGATE          % OF          AVERAGE
                                NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
      AMORTIZATION TYPES       OF LOANS       BALANCE       POOL BALANCE      BALANCE
----------------------------- ---------- ----------------- -------------- --------------

Interest-only, Balloon ......      48     $1,337,641,000         36.5%     $27,867,521
Interest-only, Amortizing
 Balloon(2) .................      58      1,249,729,000         34.1      $21,547,052
Amortizing Balloon ..........      74        740,337,093         20.2      $10,004,555
Interest-only, ARD ..........      22        240,109,000          6.6      $10,914,045
Interest-only, Amortizing
 ARD(2) .....................       3         76,200,000          2.1      $25,400,000
Amortizing ARD ..............       2         12,548,187          0.3      $ 6,274,093
Fully Amortizing ............       2          7,273,612          0.2      $ 3,636,806
                                   --     --------------        -----
                                  209     $3,663,837,892        100.0%     $17,530,325
                                  ===     ==============        =====

                                                                              WTD. AVG.
                                                                                STATED
                                                                              REMAINING
                                  MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO    AT MATURITY(1)   (MOS.)(1)     DSC RATIO      RATE
----------------------------- -------------- -------------- ---------------- ----------- -------------- ----------

Interest-only, Balloon ......  $182,500,000        72.3%           72.3%          81         1.71x        5.060%
Interest-only, Amortizing
 Balloon(2) .................  $194,500,000        75.6%           67.8%         114         1.38x        5.315%
Amortizing Balloon ..........  $204,416,548        65.5%           53.9%         113         1.72x        5.532%
Interest-only, ARD ..........  $160,000,000        59.1%           59.1%         113         2.91x        5.064%
Interest-only, Amortizing
 ARD(2) .....................  $ 41,700,000        75.6%           66.4%         107         1.30x        5.289%
Amortizing ARD ..............  $  8,980,447        60.8%           48.4%          93         1.43x        5.435%
Fully Amortizing ............  $  5,778,882        55.5%            0.0%         179         1.40x        5.080%
                               $204,416,548        71.2%           65.8%         102         1.67X        5.249%


-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

                                     S-150

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                 % OF
                                              AGGREGATE      CUT-OFF DATE      AVERAGE
                               NUMBER OF       CUT-OFF          GROUP 1        CUT-OFF
      AMORTIZATION TYPES         LOANS       DATE BALANCE       BALANCE     DATE BALANCE
----------------------------- ----------- ----------------- -------------- --------------

Interest-only, Ballon .......      47      $1,309,141,000         39.1%     $27,854,064
Interest-only, Amortizing
 Balloon(2) .................      42       1,064,108,000         31.8      $25,335,905
Amortizing Balloon ..........      62         666,553,693         19.9      $10,750,866
Interest-only, ARD ..........      21         214,909,000          6.4      $10,233,762
Interest-only, Amortizing
 ARD(2) .....................       3          76,200,000          2.3      $25,400,000
Amortizing ARD ..............       2          12,548,187          0.4      $ 6,274,093
Fully Amortizing ............       1           1,494,730          0.0      $ 1,494,730
                                   --      --------------        -----
                                  178      $3,344,954,610        100.0%     $18,791,880
                                  ===      ==============        =====

                                                                              WTD. AVG.
                                                                                STATED
                                                                              REMAINING
                                  MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
                                  CUT-OFF     CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
      AMORTIZATION TYPES       DATE BALANCE     LTV RATIO    AT MATURITY(1)   (MOS.)(1)     DSC RATIO      RATE
----------------------------- -------------- -------------- ---------------- ----------- -------------- ----------

Interest-only, Ballon .......  $182,500,000        72.2%           72.2%          82         1.71x        5.058%
Interest-only, Amortizing
 Balloon(2) .................  $194,500,000        76.3%           68.5%         114         1.39x        5.340%
Amortizing Balloon ..........  $204,416,548        65.0%           53.5%         112         1.76x        5.559%
Interest-only, ARD ..........  $160,000,000        58.0%           58.0%         112         3.05x        5.044%
Interest-only, Amortizing
 ARD(2) .....................  $ 41,700,000        75.6%           66.4%         107         1.30x        5.289%
Amortizing ARD ..............  $  8,980,447        60.8%           48.4%          93         1.43x        5.435%
Fully Amortizing ............  $  1,494,730        46.7%            0.0%         179         1.30x        5.390%
                               $204,416,548        71.2%           66.1%         101         1.70X        5.254%


-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                % OF
                                              AGGREGATE     CUT-OFF DATE      AVERAGE
                               NUMBER OF       CUT-OFF         GROUP 2        CUT-OFF
      AMORTIZATION TYPES         LOANS      DATE BALANCE       BALANCE     DATE BALANCE
----------------------------- ----------- ---------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      16      $ 185,621,000         58.2%     $ 11,601,313
Amortizing Balloon ..........      12         73,783,400         23.1      $  6,148,617
Interest-only, Balloon ......       1         28,500,000          8.9      $ 28,500,000
Interest-only, ARD ..........       1         25,200,000          7.9      $ 25,200,000
Fully Amortizing ............       1          5,778,882          1.8      $  5,778,882
                                   --      -------------        -----
                                   31      $ 318,883,282        100.0%     $ 10,286,557
                                   ==      =============        =====

                                                                              WTD. AVG.
                                                                                STATED
                                                                              REMAINING
                                  MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
                                  CUT-OFF     CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
      AMORTIZATION TYPES       DATE BALANCE     LTV RATIO    AT MATURITY(1)   (MOS.)(1)     DSC RATIO      RATE
----------------------------- -------------- -------------- ---------------- ----------- -------------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $ 24,000,000        71.7%           63.9%         117         1.30x        5.171%
Amortizing Balloon ..........  $ 23,850,000        70.2%           58.3%         119         1.35x        5.283%
Interest-only, Balloon ......  $ 28,500,000        79.6%           79.6%          58         1.46x        5.180%
Interest-only, ARD ..........  $ 25,200,000        68.9%           68.9%         119         1.67x        5.230%
Fully Amortizing ............  $  5,778,882        57.8%            0.0%         179         1.42x        5.000%
                               $ 28,500,000        71.6%           63.2%         113         1.36X        5.200%


-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 20 to 60 months from origination prior to the commencement of payments of principal and interest.

                                     S-151

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS



                                                          % OF
                                        AGGREGATE     CUT-OFF DATE      AVERAGE
   RANGE OF OCCUPANCY    NUMBER OF    CUT-OFF DATE        POOL       CUT-OFF DATE
      RATES (%)(1)         LOANS         BALANCE         BALANCE        BALANCE
----------------------- ----------- ---------------- -------------- --------------

55.00 - 59.99 .........       1      $    3,750,000        0.1%      $  3,750,000
65.00 - 69.99 .........       1           5,000,000        0.1       $  5,000,000
70.00 - 74.99 .........       1           6,200,000        0.2       $  6,200,000
75.00 - 79.99 .........      10         287,188,666        7.8       $ 28,718,867
80.00 - 84.99 .........      15         128,857,512        3.5       $  8,590,501
85.00 - 89.99 .........      15         369,260,296       10.1       $ 24,617,353
90.00 - 94.99 .........      30         423,660,540       11.6       $ 14,122,018
95.00 - 99.99 .........      38         974,036,470       26.6       $ 25,632,539
100.00 ................      85       1,186,524,738       32.4       $ 13,959,115
                             --      --------------       ----
                            196      $3,384,478,221       92.4%      $ 17,267,746
                            ===      ==============       ====

                                                                          WTD. AVG.
                                                                            STATED
                                                                          REMAINING
                             MAXIMUM        WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
   RANGE OF OCCUPANCY     CUT-OFF DATE    CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
      RATES (%)(1)           BALANCE        LTV RATIO    AT MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
----------------------- ---------------- -------------- ---------------- ----------- -------------- ----------

55.00 - 59.99 .........  $   3,750,000         69.4%           69.4%          60          1.21x       5.260%
65.00 - 69.99 .........  $   5,000,000         78.1%           78.1%          60          1.55x       5.260%
70.00 - 74.99 .........  $   6,200,000         77.5%           77.5%          60          1.69x       5.260%
75.00 - 79.99 .........  $ 160,000,000         61.6%           61.0%          97          2.56x       5.046%
80.00 - 84.99 .........  $  32,966,496         74.9%           63.4%         109          1.46x       5.378%
85.00 - 89.99 .........  $ 141,200,000         77.5%           70.0%         103          1.49x       5.431%
90.00 - 94.99 .........  $ 140,000,000         75.1%           70.4%         111          1.48x       5.182%
95.00 - 99.99 .........  $ 204,416,548         69.8%           63.2%         108          1.64x       5.293%
100.00 ................  $ 182,500,000         71.9%           67.7%          91          1.55x       5.149%
                         $ 204,416,548         71.6%           66.3%         101          1.64X       5.226%


-------
(1)   Occupancy rates were calculated based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes
      13 Mortgage Loans secured by hospitality properties representing 7.6% of the Cut-Off Date Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                          % OF
                                        AGGREGATE     CUT-OFF DATE      AVERAGE
   RANGE OF OCCUPANCY    NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
      RATES (%)(1)         LOANS         BALANCE         BALANCE        BALANCE
----------------------- ----------- ---------------- -------------- --------------

55.00 - 59.99 .........       1      $    3,750,000        0.1%      $ 3,750,000
65.00 - 69.99 .........       1           5,000,000        0.1       $ 5,000,000
70.00 - 74.99 .........       1           6,200,000        0.2       $ 6,200,000
75.00 - 79.99 .........       8         276,600,000        8.3       $34,575,000
80.00 - 84.99 .........      13         110,297,512        3.3       $ 8,484,424
85.00 - 89.99 .........      13         341,692,673       10.2       $26,284,052
90.00 - 94.99 .........      20         309,517,117        9.3       $15,475,856
95.00 - 99.99 .........      26         834,188,888       24.9       $32,084,188
100.00 ................      82       1,178,348,750       35.2       $14,370,107
                             --      --------------       ----
                            165      $3,065,594,939       91.6%      $18,579,363
                            ===      ==============       ====

                                                                        WTD. AVG.
                                                                          STATED
                                                                        REMAINING
                            MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
   RANGE OF OCCUPANCY    CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
      RATES (%)(1)          BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
----------------------- -------------- -------------- ---------------- ----------- -------------- ----------

55.00 - 59.99 .........  $  3,750,000        69.4%           69.4%          60          1.21x       5.260%
65.00 - 69.99 .........  $  5,000,000        78.1%           78.1%          60          1.55x       5.260%
70.00 - 74.99 .........  $  6,200,000        77.5%           77.5%          60          1.69x       5.260%
75.00 - 79.99 .........  $160,000,000        61.6%           61.3%          97          2.60x       5.023%
80.00 - 84.99 .........  $ 32,966,496        75.4%           63.4%         108          1.45x       5.345%
85.00 - 89.99 .........  $141,200,000        77.7%           70.2%         101          1.50x       5.468%
90.00 - 94.99 .........  $140,000,000        76.2%           73.2%         108          1.53x       5.204%
95.00 - 99.99 .........  $204,416,548        69.5%           63.1%         109          1.69x       5.307%
100.00 ................  $182,500,000        71.9%           67.8%          91          1.55x       5.148%
                         $204,416,548        71.6%           66.6%         100          1.67X       5.229%


-------
(1)   Occupancy rates were calculated based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes
      13 Mortgage Loans secured by hospitality properties representing 8.4% of the Cut-Off Date Group 1 Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-152

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                          % OF
                                        AGGREGATE     CUT-OFF DATE      AVERAGE
   RANGE OF OCCUPANCY    NUMBER OF    CUT-OFF DATE       GROUP 2     CUT-OFF DATE
       RATES (%)           LOANS         BALANCE         BALANCE        BALANCE
----------------------- ----------- ---------------- -------------- --------------

75.00 - 79.99 .........       2      $  10,588,666          3.3%     $  5,294,333
80.00 - 84.99 .........       2         18,560,000          5.8      $  9,280,000
85.00 - 89.99 .........       2         27,567,623          8.6      $ 13,783,811
90.00 - 94.99 .........      10        114,143,423         35.8      $ 11,414,342
95.00 - 99.99 .........      12        139,847,582         43.9      $ 11,653,965
100.00 ................       3          8,175,988          2.6      $  2,725,329
                             --      -------------        -----
                             31      $ 318,883,282        100.0%     $ 10,286,557
                             ==      =============        =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   RANGE OF OCCUPANCY    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
       RATES (%)            BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

75.00 - 79.99 .........  $  5,588,666        61.0%          53.2%    101            1.32x        5.644%
80.00 - 84.99 .........  $ 12,000,000        71.8%          63.0%    117            1.48x        5.572%
85.00 - 89.99 .........  $ 24,000,000        75.2%          67.2%    119            1.46x        4.971%
90.00 - 94.99 .........  $ 25,200,000        72.0%          62.8%    122            1.36x        5.121%
95.00 - 99.99 .........  $ 28,500,000        71.6%          64.1%    106            1.33x        5.215%
100.00 ................  $  4,150,000        64.9%          55.1%    118            1.35x        5.389%
                         $ 28,500,000        71.6%          63.2%    113            1.36X        5.200%


-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)(3)(4)



     PREPAYMENT RESTRICTION         AUG-2005        AUG-2006        AUG-2007        AUG-2008        AUG-2009
------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out ....................       78.07%          78.07%          17.65%           4.89%           0.82%
Defeasance ....................        0.00            0.00           62.47           66.36           69.70
Yield Maintenance .............       21.93           21.93           19.88           28.75           28.63
Prepayment Premium ............        0.00            0.00            0.00            0.00            0.00
Open ..........................        0.00            0.00            0.00            0.00            0.86
                                  ----------      ----------      ----------      ----------      ----------
Total .........................      100.00%         100.00%         100.00%         100.00%         100.00%
                                  ----------      ----------      ----------      ----------      ----------
Mortgage Pool Balance
Outstanding (in millions) .....   $ 3,663.84      $ 3,652.21      $ 3,637.55      $ 3,617.76      $ 3,591.34
                                  ----------      ----------      ----------      ----------      ----------
% of Initial Pool Balance .....      100.00%          99.68%          99.28%          98.74%          98.02%

     PREPAYMENT RESTRICTION         AUG-2010        AUG-2011        AUG-2012        AUG-2013        AUG-2014      AUG-2015
------------------------------- --------------- --------------- --------------- --------------- --------------- ------------

Locked Out ....................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance ....................        82.75           82.69           89.19           89.00           88.94        100.00
Yield Maintenance .............        16.70           14.75           10.81           11.00           11.06          0.00
Prepayment Premium ............         0.55            0.28            0.00            0.00            0.00          0.00
Open ..........................         0.00            2.28            0.00            0.00            0.00          0.00
                                  ----------      ----------      ----------      ----------      ----------       -------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
                                  ----------      ----------      ----------      ----------      ----------       -------
Mortgage Pool Balance
Outstanding (in millions) .....   $ 2,802.74      $ 2,701.03      $ 2,338.09      $ 2,273.21      $ 2,234.60       $  4.36
                                  ----------      ----------      ----------      ----------      ----------       --------
% of Initial Pool Balance .....       76.50%          73.72%          63.82%          62.04%          60.99%         0.12%


-------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

(2)   Based on the assumptions set forth in footnote (1) above, after August
      2015, the outstanding loan balances represent less than 0.12% of the
      Cut-Off Date Pool Balance.

(3)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)   With respect to 2 Mortgage Loans (loan numbers 24 and 88), representing
      1.1% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or
      1.0% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan
      Group 2 or 2.7% of the Cut-Off Date Group 2 Balance), funds deposited in reserve accounts are assumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan.

                                     S-153

        PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION(1)(2)(3)(4)



     PREPAYMENT RESTRICTION         AUG-2005        AUG-2006        AUG-2007        AUG-2008        AUG-2009
------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out ....................        76.84%          76.84%          15.58%           2.81%           0.21%
Defeasance ....................         0.00            0.00           64.26           67.76           69.65
Yield Maintenance .............        23.16           23.16           20.16           29.42           30.14
Prepayment Premium ............         0.00            0.00            0.00            0.00            0.00
Open ..........................         0.00            0.00            0.00            0.00            0.00
                                  ----------      ----------      ----------      ----------      ----------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%
                                  ----------      ----------      ----------      ----------      ----------
Mortgage Pool Balance
Outstanding (in millions) .....   $ 3,344.95      $ 3,334.58      $ 3,321.43      $ 3,304.05      $ 3,280.85
                                  ----------      ----------      ----------      ----------      ----------
% of Cut-Off Date Group 1
 Balance ......................       100.00%          99.69%          99.30%          98.78%          98.08%

     PREPAYMENT RESTRICTION         AUG-2010        AUG-2011        AUG-2012        AUG-2013        AUG-2014      AUG-2015
------------------------------- --------------- --------------- --------------- --------------- --------------- ------------

Locked Out ....................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance ....................        83.29           83.25           90.71           90.53           90.47        100.00
Yield Maintenance .............        16.10           13.90            9.29            9.47            9.53          0.00
Prepayment Premium ............         0.61            0.32            0.00            0.00            0.00          0.00
Open ..........................         0.00            2.53            0.00            0.00            0.00          0.00
                                  ----------      ----------      ----------      ----------      ----------       -------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
                                  ----------      ----------      ----------      ----------      ----------       -------
Mortgage Pool Balance
Outstanding (in millions) .....   $ 2,527.00      $ 2,429.70      $ 2,076.03      $ 2,015.95      $ 1,982.41       $  1.96
                                  ----------      ----------      ----------      ----------      ----------      --------
% of Cut-Off Date Group 1
 Balance ......................        75.55%          72.64%          62.06%          60.27%          59.27%         0.06%


-------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

(2)   Based on the assumptions set forth in footnote (1) above, after August
      2015, the outstanding loan balances represent less than 0.06% of the
      Cut-Off Date Group 1 Balance.

(3)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)   With respect to 1 Mortgage Loan (loan number 24), representing approximately 0.9% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off
      Date Group 1 Balance), funds deposited in reserve accounts are assumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan.

         PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION(1)(2)(3)



     PREPAYMENT RESTRICTION        AUG-2005      AUG-2006      AUG-2007      AUG-2008      AUG-2009
------------------------------- ------------- ------------- ------------- ------------- -------------

Locked Out ....................      91.06%        91.03%        39.34%        26.76%         7.24%
Defeasance ....................       0.00          0.00         43.67         51.57         70.18
Yield Maintenance .............       8.94          8.97         16.99         21.68         12.66
Prepayment Premium ............       0.00          0.00          0.00          0.00          0.00
Open ..........................       0.00          0.00          0.00          0.00          9.92
                                  --------      --------      --------      --------      --------
Total .........................     100.00%       100.00%       100.00%       100.00%       100.00%
                                  --------      --------      --------      --------      --------
Mortgage Pool Balance
Outstanding (in millions) .....   $ 318.88      $ 317.63      $ 316.12      $ 313.71      $ 310.49
                                  --------      --------      --------      --------      --------
% of Cut-Off Date Group 2
 Balance ......................     100.00%        99.61%        99.13%        98.38%        97.37%

     PREPAYMENT RESTRICTION        AUG-2010      AUG-2011      AUG-2012      AUG-2013      AUG-2014     AUG-2015
------------------------------- ------------- ------------- ------------- ------------- ------------- ------------

Locked Out ....................       0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance ....................      77.81         77.69         77.16         77.01         76.84        100.00
Yield Maintenance .............      22.19         22.31         22.84         22.99         23.16          0.00
Prepayment Premium ............       0.00          0.00          0.00          0.00          0.00          0.00
Open ..........................       0.00          0.00          0.00          0.00          0.00          0.00
                                  --------      --------      --------      --------      --------       -------
Total .........................     100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                                  --------      --------      --------      --------      --------       -------
Mortgage Pool Balance
Outstanding (in millions) .....   $ 275.73      $ 271.33      $ 262.06      $ 257.26      $ 252.19       $  2.40
                                  --------      --------      --------      --------      --------      --------
% of Cut-Off Date Group 2
 Balance ......................      86.47%        85.09%        82.18%        80.67%        79.08%         0.75%


-------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

(2)   Based on the assumptions set forth in footnote (1) above, after August
      2015, the outstanding loan balances represent less than 0.75% of the
      Cut-Off Date Group 2 Balance.

(3)   With respect to 1 Mortgage Loan (loan number 88), representing 0.2% of the Cut-Off Date Pool Balance (2.7% of the Cut-Off Date Group 2 Balance),
      funds deposited in reserve accounts are assumed not to be applied to pay down to the outstanding principal balance of the Mortgage Loan.

                                     S-154

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage
Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by
Cut-Off Date Balance:



                                            NUMBER OF
                                            MORTGAGE
                                             LOANS /                                 % OF      % OF
                                            NUMBER OF                CUT-OFF       INITIAL     LOAN
                               MORTGAGE     MORTGAGED    LOAN         DATE           POOL     GROUP
         LOAN NAME           LOAN SELLER   PROPERTIES   GROUP      BALANCE(1)      BALANCE   BALANCE
--------------------------- ------------- ------------ ------- ------------------ --------- ---------

AmericasMart A-2 .......... Wachovia          1/1        1      $   204,416,548       5.6%  6.1%
NGP Rubicon GSA
 Pool ..................... Artesia          1/14        1          194,500,000       5.3   5.8%
1000 & 1100 Wilson ........ Wachovia          1/1        1          182,500,000       5.0   5.5%
60 Hudson Street .......... Wachovia          1/1        1          160,000,000       4.4   4.8%
Macon & Burlington
 Mall Pool ................ Wachovia          1/2        1          141,200,000       3.9   4.2%
Millennium Park Plaza...... Wachovia          1/1        1          140,000,000       3.8   4.2%
200 Public Square ......... Wachovia          1/1        1          115,000,000       3.1   3.4%
Extra Space Portfolio ..... Wachovia         15/15       1          100,000,000       2.7   3.0%
Prentiss Pool ............. Wachovia          1/2        1          100,000,000       2.7   3.0%
1701 North Fort Myer....... Wachovia          1/1        1           86,500,000       2.4   2.6%
                                            ------              ---------------      ----
                                             24/39              $ 1,424,116,548      38.9%
                                                                ===============      ====
The Forum at
 Carlsbad ................. Wachovia          1/1        1      $    85,000,000       2.3%  2.5%
1101 Wilson ............... Wachovia          1/1        1           84,500,000       2.3   2.5%
Marriott - Los Angeles,
 CA ....................... Wachovia          1/1        1           82,600,000       2.3   2.5%
1400 Key & 1401
 Wilson ................... Wachovia          1/1        1           67,100,000       1.8   2.0%
Westfield San Francisco
 Centre ................... Wachovia          1/1        1           60,000,000       1.6   1.8%
101 Avenue of the
 Americas ................. Wachovia          1/1        1           59,813,870       1.6   1.8%
Renaissance
 Worthington Hotel ........ Wachovia          1/1        1           57,400,000       1.6   1.7%
1501 & 1515 Wilson ........ Wachovia          1/1        1           48,000,000       1.3   1.4%
U-Haul Portfolio .......... CW Capital       6/161       1           44,937,023       1.2   1.3%
Evansville Pavilion ....... Wachovia          1/1                    43,760,000       1.2   1.3%
                                            ------              ---------------      ----
                                            15/170              $   633,110,892      17.3%
                                            ------              ---------------      ----
                                            39/209              $ 2,057,227,441      56.1%
                                            ======              ===============      ====

                                                     LOAN                WEIGHTED     WEIGHTED
                                                   BALANCE                AVERAGE     AVERAGE      WEIGHTED
                                                     PER      WEIGHTED    CUT-OFF    LTV RATIO     AVERAGE
                                  PROPERTY           SF/       AVERAGE   DATE LTV   AT MATURITY    MORTGAGE
         LOAN NAME                  TYPE           ROOM(2)     DSCR(2)   RATIO(2)    OR ARD(2)       RATE
--------------------------- -------------------- ----------- ---------- ---------- ------------- -----------

                            Special Purpose -
AmericasMart A-2 .......... Merchandise Mart     $    100    2.28x          56.0%       47.2%        5.720%
NGP Rubicon GSA
 Pool ..................... Various              $    130    1.27x          79.9%       74.2%        5.460%
1000 & 1100 Wilson ........ Office - Suburban    $    341    1.48x          73.9%       73.9%        4.970%
60 Hudson Street .......... Office - CBD         $    152    3.43x          55.2%       55.2%        5.000%
Macon & Burlington
 Mall Pool ................ Retail - Anchored    $    119    1.37x          80.0%       69.0%        5.780%
                            Mixed Use -
Millennium Park Plaza...... Multifamily/Office   $    194    1.56x          80.0%       80.0%        5.130%
200 Public Square ......... Office - CBD         $     97    1.71x          75.7%       71.3%        5.180%
Extra Space Portfolio ..... Self Storage         $     91    1.69x          77.5%       77.5%        5.260%
Prentiss Pool ............. Office - Suburban    $    217    1.22x          79.9%       70.4%        4.840%
1701 North Fort Myer....... Office - Suburban    $    308    1.54x          75.9%       75.9%        4.970%
                                                             1.80X          72.2%       68.0%        5.272%
The Forum at
 Carlsbad ................. Retail - Anchored    $    322    1.72x          68.8%       68.8%        4.810%
1101 Wilson ............... Office - Suburban    $    255    1.46x          69.8%       69.8%        4.970%
Marriott - Los Angeles,     Hospitality - Full
 CA ....................... Service              $ 82,271    2.74x          63.4%       63.4%        5.300%
1400 Key & 1401
 Wilson ................... Office - Suburban    $    187    1.83x          69.2%       69.2%        4.970%
Westfield San Francisco
 Centre ................... Retail - Anchored    $    241    2.47x          53.1%       53.1%        4.780%
101 Avenue of the
 Americas ................. Office - CBD         $    364    1.70x          59.8%       54.0%        5.339%
Renaissance                 Hospitality - Full
 Worthington Hotel ........ Service              $113,889    1.67x          70.0%       63.8%        5.400%
1501 & 1515 Wilson ........ Office - Suburban    $    197    1.60x          73.8%       73.8%        4.970%
U-Haul Portfolio .......... Self Storage         $     70    1.42x          74.0%       56.6%        5.520%
Evansville Pavilion ....... Retail - Anchored    $    160    1.21x          80.0%       70.9%        5.090%
                                                             1.83X          67.6%       64.6%        5.095%
                                                             1.81X          70.8%       67.0%        5.218%


--------
(1)   In the case of a concentration of cross-collateralized Mortgage Loans, the aggregate principal balance.

(2)   Each of the AmericasMart Mortgage Loan, the NGP Rubicon GSA Pool Mortgage
      Loan, the 1000 & 1100 Wilson Mortgage Loan, the Westfield San Francisco
      Centre Mortgage Loan, the 101 Avenue of the Americas Mortgage Loan and
      the U-Haul Portfolio Mortgage Loan are part of a split loan structure that includes one or more Pari Passu Companion Loans that are not included in the Trust Fund. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and loan balance per square foot/room are based on the aggregate indebtedness of or debt service on, as applicable, each such Mortgage Loan (treating the
      U-Haul Portfolio Loan as a single loan) and the related Pari Passu
      Companion Loan.

                                     S-155

AmericasMart

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                         Wachovia
 CUT-OFF DATE BALANCE                                     $204,416,548
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                          5.6%
 NUMBER OF MORTGAGE LOANS                                            1
 LOAN PURPOSE                                                Refinance
 SPONSOR                                                     AMC, Inc.
 TYPE OF SECURITY                                                 Both
 MORTGAGE RATE                                                  5.720%
 MATURITY DATE                                            May 11, 2015
 AMORTIZATION TYPE                                             Balloon
 INTEREST ONLY PERIOD                                             None
 ORIGINAL TERM / AMORTIZATION                                120 / 360
 REMAINING TERM / AMORTIZATION                               117 / 357
 LOCKBOX                                                           Yes
 SHADOW RATING (MOODY'S/S&P/FITCH)(1)                     Baa1/AA+/AA-

 UP-FRONT RESERVES
   TAX/INSURANCE                Yes
   ENGINEERING                  $1,838,854
   ENVIRONMENTAL(2)             $300,000
   GROUND RENT(3)               $1,117,136

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                Yes
   REPLACEMENT(4)               $68,333
   TI/LC(5)                     $39,697

 ADDITIONAL FINANCING           Pari Passu Debt           $204,416,548
                                                   PARI PASSU NOTES(6)
                                                   -------------------
 CUT-OFF DATE BALANCE                                     $408,833,096
 CUT-OFF DATE BALANCE/SF                                          $100
 CUT-OFF DATE LTV                                                56.0%
 MATURITY DATE LTV                                               47.2%
 UW DSCR ON NCF                                                  2.28x
--------------------------------------------------------------------------------

(1)   Moody's, S&P and Fitch have confirmed that the AmericasMart Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.
(2)   An environmental reserve was taken to remove a 500-gallon UST that did not pass a tightness test, and to remediate any affected soil. The borrower has since removed the tank. The estimated removal cost was
      $160,000.
(3)   The Mortgaged Property is subject to multiple ground leases. For leases that do provide standard lender protections through ground leases or ground lease estoppels, one year of ground rent has been reserved upfront. In instances where this is not addressed in the ground lease or in the ground lease estoppel, five years of ground rent has been reserved upfront.
(4)   Capped at $785,000.
(5)   Capped at $476,364.
(6)   LTV Ratios, DSC Ratio and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the AmericasMart Loan and the AmericasMart
      Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                     1
 LOCATION                                                 Atlanta, GA
 PROPERTY TYPE                    Special Purpose -- Merchandise Mart
 SIZE (SF)                                                  4,070,908
 OCCUPANCY AS OF APRIL 1, 2005*                                 95.9%
 YEAR BUILT / YEAR RENOVATED                 1961, 1979 & 1992 / 2004
 APPRAISED VALUE                                         $730,000,000
 PROPERTY MANAGEMENT                                        AMC, Inc.
 UW ECONOMIC OCCUPANCY                                          95.0%
 UW REVENUES                                             $125,501,967
 UW TOTAL EXPENSES                                       $ 58,744,329
 UW NET OPERATING INCOME (NOI)                           $ 66,757,637
 UW NET CASH FLOW (NCF)                                  $ 65,208,833
--------------------------------------------------------------------------------

*     Calculated excluding exhibition tenant space.

                                     S-156

--------------------------------------------------------------------------------
                               TENANT SUMMARY
--------------------------------------------------------------------------------


                                                          NET      % OF NET
                                        RATINGS         RENTABLE   RENTABLE
TENANT                             MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------- ------------------- ----------- ----------

225 Unlimited, Inc. ............. NR/NR/NR                27,277       0.7%
Christian Mosso Group, LLC ...... NR/NR/NR                20,374       0.5
Atlanta Napp Deady, Inc. ........ NR/NR/NR                20,285       0.5
Syratech Corporation ............ NR/NR/NR                18,707       0.5
Nourison Rug Corp. .............. NR/NR/NR                18,586       0.5
Non-major Permanent Tenants .....                      2,941,067      72.2
Exhibition Tenant Space .........                        895,145      22.0
Vacant Permanent Space ..........                        129,467       3.2
                                                       ---------     -----
TOTAL ...........................                      4,070,908     100.0%
                                                       =========     =====

                                                                % OF          DATE OF
                                    ACTUAL                     ACTUAL          LEASE
TENANT                             RENT PSF    ACTUAL RENT      RENT         EXPIRATION
--------------------------------- ---------- --------------- ---------- -------------------

225 Unlimited, Inc. .............  $31.13     $    849,120        0.7%  Multiple Spaces(1)
Christian Mosso Group, LLC ......  $30.06          612,396        0.5       September 2009
Atlanta Napp Deady, Inc. ........  $32.46          658,392        0.6                  MTM
Syratech Corporation ............  $40.65          760,500        0.6   Multiple Spaces(2)
Nourison Rug Corp. ..............  $12.50          232,284        0.2        November 2009
Non-major Permanent Tenants .....  $29.90       87,944,624       73.8
Exhibition Tenant Space .........  $31.35       28,059,307       23.6
Vacant Permanent Space ..........                        0        0.0
                                              ------------      -----
TOTAL ...........................             $119,116,623      100.0%
                                              ============      =====

--------------------------------------------------------------------------------

(1)   Under the terms of multiple leases, approximately 13,848 SF expire in
      March 2007, approximately 3,904 SF expire in October 2007 and approximately 9,525 SF expire in September 2009.

(2)   Under the terms of multiple leases, approximately 3,426 SF expire in
      October 2005, approximately 7,659 SF expire in May 2006 and approximately
      7,622 SF expire in October 2007.



------------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------

                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   -------------   ---------------

     2005           468         $29.29      703,815          22.2%           22.2%          22.6%            22.6%
     2006           440         $30.31      674,250          21.2%           43.4%          22.4%            45.1%
     2007           449         $31.00      783,127          24.7%           68.1%          26.7%            71.7%
     2008           167         $29.93      383,431          12.1%           80.1%          12.6%            84.4%
     2009           131         $28.69      420,358          13.2%           93.4%          13.2%            97.6%
     2010            15         $28.28       57,257           1.8%           95.2%           1.8%            99.4%
     2011             2         $34.66        7,422           0.2%           95.4%           0.3%            99.7%
     2012             2         $19.93       15,788           0.5%           95.9%           0.3%           100.0%
     2013             0         $ 0.00            0           0.0%           95.9%           0.0%           100.0%
     2014             0         $ 0.00            0           0.0%           95.9%           0.0%           100.0%
     2015             1         $ 0.00          848           0.0%           95.9%           0.0%           100.0%
  Thereafter          0         $ 0.00            0           0.0%           95.9%           0.0%           100.0%
    Vacant            0           NA        129,467           4.1%          100.0%           0.0%           100.0%
------------------------------------------------------------------------------------------------------------------------


   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-157

THE LOAN. The Mortgage Loan (the "AmericasMart Loan") is secured by a first deed to secure debt encumbering both the fee and leasehold interests in a merchandise mart located in Atlanta, Georgia. The AmericasMart Loan represents approximately
5.6% of the Cut-Off Date Pool Balance. The AmericasMart Loan was originated on
May 2, 2005, and has a principal balance as of the Cut-Off Date of $204,416,548.
The AmericasMart Loan, which is evidenced by a pari passu note dated May 2,
2005, is a portion of a whole loan with an original principal balance of
$410,000,000. The other loan related to the AmericasMart Loan is evidenced by a separate note, dated May 2, 2005 (the "AmericasMart Pari Passu Companion Loan"),
with an original principal balance of $205,000,000.

The AmericasMart Loan has a remaining term of 117 months and matures on May 11,
2015. The AmericasMart Loan may be prepaid with the payment of a yield maintenance charge prior to September 11, 2007, permits defeasance with United
States government obligations from September 11, 2007 until February 10, 2015, and may be prepaid without payment of a yield maintenance charge on or after
February 11, 2015.

THE BORROWER. The borrower is AmericasMart Real Estate, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AmericasMart Loan. The sponsor is AMC,
Inc., whose controlling principal is John Portman. Mr. Portman designed and built the Mortgaged Property and is recognized both as an architect and developer, with over 50 years of expertise in designing hotels, universities, offices, trade marts and mixed-use urban complexes all over the world.

THE PROPERTY. The Mortgaged Property is an approximately 4,070,908 square foot merchandise mart, consisting of three integrated, interconnected buildings known as the Merchandise Mart, the Gift Mart and the Apparel Mart, situated on approximately 7.8 acres. The Mortgaged Property was constructed in 1961, 1979 and 1992 and renovated in 2004. The Mortgaged Property is located in Atlanta,
Georgia. As of April 1, 2005, the occupancy rate for the Mortgaged Property securing the AmericasMart Loan, excluding the exhibition space, was approximately 95.9%.

The Mortgaged Property consists of approximately 3,175,763 square feet of permanent space tenanted by approximately 1,700 manufacturers and their representatives, with the remaining approximately 895,145 square feet currently designated as exhibition space that is leased to exhibitors during numerous trade shows held throughout the year. The largest tenant represents only approximately 0.7% of the net rentable area, and the average tenant occupies approximately 1,800 square feet. The Mortgaged Property is one of the largest wholesale market centers in the nation, and has been positioned as a department store for retailers. The Mortgaged Property is designed specifically to showcase such consumer goods and to bring together manufacturers and wholesale representatives with retailers to conduct wholesale trade.

LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

MANAGEMENT. AMC, Inc., the sponsor, is the property manager for the Mortgaged
Property securing the AmericasMart Loan.

                                     S-158

NGP Rubicon GSA Pool

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                           Artesia
 CUT-OFF DATE BALANCE                                      $194,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                           5.3%
 NUMBER OF MORTGAGE LOANS                                             1
 LOAN PURPOSE                                               Acquisition
                                                   NGP Capital Partners
                                                    III LLC and Rubicon
 SPONSOR                                                  US REIT, Inc.
 TYPE OF SECURITY                                               Various
 MORTGAGE RATE                                                   5.460%
 MATURITY DATE                                            June 11, 2015
 AMORTIZATION TYPE                                              Balloon
 INTEREST ONLY PERIOD                                                60
 ORIGINAL TERM / AMORTIZATION                                 120 / 360
 REMAINING TERM / AMORTIZATION                                118 / 360
 LOCKBOX                                                            Yes

 UP-FRONT RESERVES
   TAX/INSURANCE              Yes
   TI/LC/CAPEX                $2,000,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Yes
   TI/LC/CAPEX                Springing(1)
   OTHER                      Springing(2)
 ADDITIONAL FINANCING         Pari Passu Debt              $194,500,000
                              Mezzanine Debt(3)              $5,000,000

                                                    PARI PASSU NOTES(4)
                                                    -------------------
 CUT-OFF DATE BALANCE                                      $389,000,000
 CUT-OFF DATE BALANCE/SF                                           $130
 CUT-OFF DATE LTV                                                 79.9%
 MATURITY DATE LTV                                                74.2%
 UW DSCR ON NCF                                                   1.27x
--------------------------------------------------------------------------------

(1)   Beginning January 1, 2010, a cash flow sweep will begin until such time as the Army Corps of Engineers or the Federal Supply Service renews their respective leases on terms and conditions acceptable to the mortgagee, as set forth in the related Mortgage Loan documents.
(2)   If the NOI falls below $33,000,000, a cash flow sweep will begin until the NOI exceeds $33,000,000 on a trailing six-month basis. The reserve may be used for leasing costs, capital expenditures, debt service or as additional collateral.
(3)   Future mezzanine debt is permitted up to a maximum amount of $24,000,000, subject to certain conditions set forth in the related Mortgage Loan documents, including the payment in full of the existing mezzanine debt referenced above.
(4)   LTV Ratios, DSC Ratio and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the NGP Rubicon GSA Pool Loan and the NGP
      Rubicon GSA Pool Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                       14
 LOCATION                                        Various
 PROPERTY TYPE                                   Various
 SIZE (SF)                                     2,990,570
 OCCUPANCY AS OF MAY 13, 2005                      98.6%
 YEAR BUILT / YEAR RENOVATED           Various / Various
 APPRAISED VALUE                            $487,000,000
 PROPERTY MANAGEMENT              CB Richard Ellis, Inc.
 UW ECONOMIC OCCUPANCY                             96.7%
 UW REVENUES                                 $55,131,828
 UW TOTAL EXPENSES                           $18,666,860
 UW NET OPERATING INCOME (NOI)               $36,464,968
 UW NET CASH FLOW (NCF)                      $33,488,800
--------------------------------------------------------------------------------

                                     S-159



--------------------------------------------------------------------------------------------------------
                                      NGP RUBICON GSA POOL SUMMARY
--------------------------------------------------------------------------------------------------------
                                                       YEAR                                      NET
                                    CUT-OFF DATE     BUILT /                                   RENTABLE
          PROPERTY NAME              BALANCE(1)     RENOVATED          LARGEST TENANT          AREA(2)
--------------------------------- ---------------- ----------- ----------------------------- -----------

Rubicon NGP -- Burlington, NJ....  $  41,006,000    1990/NA        GSA (Federal Supply        1,048,631
                                                                         Service)
Rubicon NGP -- Sacramento,            28,736,000    1989/NA         GSA (Army Corp of           326,306
  CA ............................                                       Engineers)
Rubicon NGP -- Suffolk, VA ......     27,811,000    1993/NA         GSA (Joint Forces           351,075
                                                                         Command)
Rubicon NGP -- Washington, DC....     24,030,200   1931/1998      GSA (Federal Election         146,365
                                                                       Commission)
Rubicon NGP -- Kansas City, KS...     18,000,000    1999/NA         GSA (Environmental          182,554
                                                                    Protection Agency)
Rubicon NGP -- San Diego, CA.....     10,759,000    1988/NA       GSA (Dept of Veterans         131,891
                                                                         Affairs)
Rubicon NGP -- Concord, MA ......     10,240,000   1962/1997        GSA (Army Corps of           97,256
                                                                        Engineers)
Rubicon NGP -- Philadelphia,           7,000,000   1911/1997            GSA (INS)                88,717
  PA ............................
Rubicon NGP -- Huntsville, AL....      6,983,200   1994/2005        GSA (Army Corps of          118,040
                                                                        Engineers)
Rubicon NGP -- Houston, TX ......      6,130,600   1972/1996      GSA (Drug Enforcement         138,020
                                                                         Agency)
Rubicon NGP -- Providence, RI....      6,090,000    1982/NA                GSA                  130,600
Rubicon NGP -- Aurora, CO .......      3,248,000    1998/NA      GSA (Tricare Management        103,000
                                                                       Activities)
Rubicon NGP -- Lakewood, CO......      2,720,200   1974/1994   GSA (Dept. of the Interior)       74,285
Rubicon NGP -- Norfolk, VA ......      1,745,800    1994/NA             GSA (FBI)                53,830
                                   -------------                                              ---------
TOTAL/WEIGHTED AVERAGE ..........  $ 194,500,000                                              2,990,570
                                   =============                                              =========

                                    CUT-OFF
                                     DATE
                                    BALANCE                  UW                                     APPRAISED
                                      PER                    OCC          UW          APPRAISED       VALUE     ALLOCATED
          PROPERTY NAME            SF(2)(3)   OCCUPANCY       %          NCF            VALUE       PER SF(3)    LTV(3)
--------------------------------- ---------- ----------- ---------- ------------- ---------------- ----------- ----------

Rubicon NGP -- Burlington, NJ....    $ 78        100.0%      98.0%   $ 8,022,669   $ 101,000,000       $ 96        81.2%
Rubicon NGP -- Sacramento,           $176         90.5%      91.5%     4,906,170      74,500,000       $228        77.1%
  CA ............................
Rubicon NGP -- Suffolk, VA ......    $158        100.0%      98.0%     4,547,117      68,500,000       $195        81.2%
Rubicon NGP -- Washington, DC....    $328        100.0%      98.0%     2,793,282      62,700,000       $428        76.7%
Rubicon NGP -- Kansas City, KS...    $197        100.0%      98.0%     2,987,353      45,000,000       $247        80.0%
Rubicon NGP -- San Diego, CA.....    $163        100.0%      98.0%     2,144,405      26,500,000       $201        81.2%
Rubicon NGP -- Concord, MA ......    $211        100.0%      98.0%     1,475,339      25,600,000       $263        80.0%
Rubicon NGP -- Philadelphia,         $158        100.0%      98.0%     1,193,763      16,900,000       $190        82.8%
  PA ............................
Rubicon NGP -- Huntsville, AL....    $118        100.0%      98.0%     1,163,951      17,200,000       $146        81.2%
Rubicon NGP -- Houston, TX ......    $ 89         99.6%      98.0%       887,879      15,100,000       $109        81.2%
Rubicon NGP -- Providence, RI....    $ 93        100.0%      98.0%     1,844,123      15,000,000       $115        81.2%
Rubicon NGP -- Aurora, CO .......    $ 63        100.0%      98.0%       740,467       8,000,000       $ 78        81.2%
Rubicon NGP -- Lakewood, CO......    $ 73         85.0%      85.7%       424,695       6,700,000       $ 90        81.2%
Rubicon NGP -- Norfolk, VA ......    $ 65        100.0%      98.0%       357,587       4,300,000       $ 80        81.2%
                                                                     -----------   -------------
TOTAL/WEIGHTED AVERAGE ..........    $130         98.6%      96.7%   $33,488,800   $ 487,000,000       $163        79.9%
                                                                     ===========   =============
--------------------------------------------------------------------------------------------------------------------------


(1)   The Cut-Off Date Balance is the amount of the NGP Rubicon GSA Pool Loan allocated to each property. This column does not reflect the NGP Rubicon
      GSA Pool Pari Passu Companion Loan.

(2)   Calculated based on the approximate square footage occupied by each tenant. All GSA space is based on "occupiable" space as determined by the
      GSA, rather than net rentable or gross SF.

(3)   The Cut-Off Date Balance Per SF, Appraised Value Per SF and Allocated LTV
      ratios are based on the aggregate indebtedness of the NGP Rubicon GSA
      Pool Loan and the NGP Rubicon GSA Pool Pari Passu Companion Loan.

                                     S-160



------------------------------------------------------------------------------------
                                   TENANT SUMMARY
------------------------------------------------------------------------------------
                                                                             NET
                                                          RATINGS(1)       RENTABLE
             TENANT               PROPERTY LOCATION   MOODY'S/S&P/FITCH   AREA (SF)
-------------------------------- ------------------- ------------------- -----------

GSA (Federal Supply Service) ...    Burlington, NJ        Aaa/AAA/AAA     1,048,631
GSA (Army Corps of Engineers) ..
                                   Sacramento, CA,        Aaa/AAA/AAA       444,921
                                   Concord, MA and
                                   Huntsville, AL
GSA (Joint Forces Command) .....     Suffolk, VA          Aaa/AAA/AAA       351,075
GSA (Environmental Protection
  Agency) ......................   Kansas City, KS        Aaa/AAA/AAA       182,554
GSA (Drug Enforcement Agency) ..     Houston, TX          Aaa/AAA/AAA       132,995
Non-major tenants ..............                                            787,623
Vacant Space ...................                                             42,771
                                                                         ----------
TOTAL ..........................                                          2,990,570
                                                                         ==========

                                  % OF NET                                % OF
                                  RENTABLE    ACTUAL                     ACTUAL        DATE OF LEASE
             TENANT                 AREA     RENT PSF    ACTUAL RENT      RENT          EXPIRATION
-------------------------------- ---------- ---------- --------------- ---------- ----------------------

GSA (Federal Supply Service) ...     35.1%  $ 10.32     $ 10,823,518       20.9%          December 2010
GSA (Army Corps of Engineers) ..
                                     14.9   $ 21.25        9,452,702       18.3   Multiple Spaces(2)(3)
GSA (Joint Forces Command) .....     11.7   $ 18.68        6,558,237       12.7                May 2013
GSA (Environmental Protection
  Agency) ......................      6.1   $ 22.00        4,016,396        7.8               June 2009
GSA (Drug Enforcement Agency) ..      4.4   $ 14.15        1,882,438        3.6           April 2012(4)
Non-major tenants ..............     26.3   $ 24.05       18,944,754       36.7
Vacant Space ...................      1.4                          0        0.0
                                    -----              -------------      -----
TOTAL ..........................    100.0%              $ 51,678,045      100.0%
                                    =====              =============      =====
---------------------------------------------------------------------------------------------------------


(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 229,625 SF at the
      Sacramento, CA Mortgaged Property expire in October 2010; approximately
      118,040 SF at the Huntsville, AL Mortgaged Property expire in October
      2014; and approximately 97,256 SF at the Concord, MA Mortgaged Property
      expire in March 2018.

(3)   With respect to the Concord, MA Mortgaged Property lease, the related GSA tenant may terminate its lease at any time subject to certain terms and conditions contained in the related lease, including the payment of a lease terminations fee and upon 12 months prior notice to the landlord.

(4)   The related GSA tenant may terminate its lease at any time effective on or after November 1, 2011, subject to certain terms and conditions contained in the related lease.



----------------------------------------------------------------------------------------------------------------
                                           LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------
                               WA BASE                               CUMULATIVE                    CUMULATIVE %
                # OF LEASES    RENT/SF     TOTAL SF     % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
     YEAR         ROLLING      ROLLING      ROLLING    SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
-------------- ------------- ----------- ------------ ------------- ------------ --------------- ---------------

     2005      1             $ 14.00          2,271         0.1%          0.1%          0.1%            0.1%
     2006      1             $ 17.00         53,172         1.8%          1.9%          1.7%            1.8%
     2007      4             $ 29.36        136,546         4.6%          6.4%          7.8%            9.6%
     2008      4             $ 24.70        285,293         9.5%         16.0%         13.6%           23.2%
     2009      4             $ 20.50        251,322         8.4%         24.4%         10.0%           33.2%
     2010      2             $ 12.61      1,278,256        42.7%         67.1%         31.2%           64.4%
     2011      1             $ 37.23          2,911         0.1%         67.2%          0.2%           64.6%
     2012      1             $ 14.15        132,995         4.4%         71.7%          3.6%           68.2%
     2013      5             $ 20.80        589,737        19.7%         91.4%         23.7%           91.9%
     2014      1             $ 16.10        118,040         3.9%         95.3%          3.7%           95.6%
     2015      0             $  0.00              0         0.0%         95.3%          0.0%           95.6%
  Thereafter   1             $ 23.25         97,256         3.3%         98.6%          4.4%          100.0%
    Vacant     0               NA            42,771         1.4%        100.0%          0.0%          100.0%
----------------------------------------------------------------------------------------------------------------


       *     Calculated based on the approximate square footage occupied by each tenant. All GSA space is based on "occupiable" space as determined by the GSA, rather than net rentable or gross SF.

                                     S-161

THE LOAN. The Mortgage Loan (the "NGP Rubicon GSA Pool Loan") is secured by first deeds of trusts or mortgages encumbering 1 industrial warehouse located in
New Jersey, and 13 office buildings located in California (2), Colorado (2),
Virginia (2), Washington, DC (1), Kansas (1), Massachusetts (1), Pennsylvania
(1), Alabama (1), Texas (1) and Rhode Island (1). The NGP Rubicon GSA Pool Loan
represents approximately 5.3% of the Cut-Off Date Pool Balance.

The NGP Rubicon GSA Pool Loan was originated on June 8, 2005 and has a principal balance as of the Cut-Off Date of $194,500,000. The NGP Rubicon GSA Pool Loan,
which is evidenced by a pari passu note dated June 8, 2005, is a portion of a whole loan with an original principal balance of $389,000,000. The other loan related to the NGP Rubicon GSA Pool Loan is evidenced by a separate note, dated
June 8, 2005 (the "NGP Rubicon GSA Pool Pari Passu Companion Loan"), with an original principal balance of $194,500,000. The NGP Rubicon GSA Pool Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The NGP Rubicon GSA Pool Loan has a remaining term of 118 months and matures on
June 11, 2015. The NGP Rubicon GSA Pool Loan may not be prepaid prior to the maturity date of June 11, 2015, and permits defeasance with United States government obligations beginning no earlier than two years after the Closing
Date.

THE BORROWERS. The borrowers consist of 14 Delaware limited liability companies and one Texas limited partnership, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the NGP Rubicon GSA Pool Loan. The sponsors of the borrowers are
NGP Capital Partners III LLC ("NGP") and Rubicon US REIT, Inc ("Rubicon"). NGP
acquires properties leased to the U.S. government's General Services
Administration (GSA), Canadian governmental authorities and other properties with leases to investment grade tenants. Since 1994, the principals and affiliates of NGP have acquired and developed over seven million square feet of
GSA leased properties. The members of NGP, Al Iudicello, Kamal Bahamdan and
Alexander Vahabzadeh, have collectively acquired, financed, managed and sold more than $1 billion in commercial properties occupied by governmental agencies and authorities and over $1 billion in commercial properties occupied by investment grade tenants. Rubicon is a subsidiary of Rubicon America Trust.
Rubicon America Trust is incorporated in Australia and listed on the Australian
Stock Exchange and invests in U.S. commercial real estate through its affiliate,
Rubicon.

THE PROPERTIES. The Mortgaged Properties consist of one industrial warehouse building and 13 office buildings containing, in the aggregate, approximately
1,048,631 square feet of industrial warehouse space and approximately 1,941,939 square feet of office space. Thirteen of these properties are located in 10 different states and one property is located in the District of Columbia. Nine of these properties are single tenant properties leased to various agencies of the United States of America ("USA") through the General Services Administration
("GSA"). As of May 13, 2005, the occupancy rate for the Mortgaged Properties securing the NGP Rubicon GSA Pool Loan was approximately 98.6%.

The GSA is the largest tenant occupying approximately 2,839,298 square feet or approximately 94.9% of the aggregate square feet. All GSA space is generally based on "occupiable" or "net usable" space as determined by the GSA, rather than net rentable or gross square feet. The Federal Supply Service is the largest agency tenant occupying approximately 1,048,631 square feet of industrial warehouse space at the Mortgaged Property located in Burlington, New
Jersey. The lease expires in December 2010. The Army Corps of Engineers is the second largest agency tenant occupying approximately 444,921 square feet of office space at three Mortgaged Properties located in Sacramento, California with the lease expiring in October 2010, Huntsville, Alabama with the lease expiring in October 2014, and Concord, Massachusetts, with the lease expiring in
March 2018. The Joint Forces Command is the third largest agency tenant occupying 351,075 square feet of office space at the Mortgaged Property located in Suffolk, Virginia. The lease expires in May 2013.

LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

PARTIAL DEFEASANCE: The borrowers may defease any individual property at 125% of such individual property's allocated loan amount, provided that certain conditions have been met.

MEZZANINE DEBT: There is an existing mezzanine loan in the amount of $5,000,000, which was originated on June 8, 2005. The mezzanine loan is not an asset of the
Trust and is secured by a pledge of 49% of the equity interests of NGP Garrison,
LLC, an SPE wholly owned by NGP whose sole asset is a 19.9% indirect equity interest in the co-borrowers.

                                     S-162

MANAGEMENT. CB Richard Ellis, Inc. ("CBRE") is the property manager for the
Mortgaged Properties securing the NGP Rubicon GSA Pool Loan. CBRE has managed this portfolio of properties for the prior owner for several years and will continue in that capacity under the new ownership. CBRE is a full-service real estate services company. Together, CBRE and its partner and affiliate offices have more than 17,000 employees in over 300 offices across more than 50 countries worldwide.

                                     S-163

1000 & 1100 Wilson

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                  Wachovia
 CUT-OFF DATE BALANCE                              $182,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                   5.0%
 NUMBER OF MORTGAGE LOANS                                     1
 LOAN PURPOSE                                       Acquisition
 SPONSOR            Beacon Capital Strategic Partners III, L.P.
 TYPE OF SECURITY                                           Fee
 MORTGAGE RATE                                           4.970%
 MATURITY DATE                                    July 11, 2010
 AMORTIZATION TYPE                                Interest Only
 INTEREST ONLY PERIOD                                        60
 ORIGINAL TERM / AMORTIZATION                           60 / IO
 REMAINING TERM / AMORTIZATION                          59 / IO
 LOCKBOX                                                    Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                  Springing
   REPLACEMENT                    Springing

 ADDITIONAL FINANCING(1)   Pari Passu Debt         $182,500,000

                                            PARI PASSU NOTES(2)
                                            -------------------
 CUT-OFF DATE BALANCE                              $365,000,000
 CUT-OFF DATE BALANCE/SF                           $        341
 CUT-OFF DATE LTV                                         73.9%
 MATURITY DATE LTV                                        73.9%
 UW DSCR ON NCF                                           1.48x
-------------------------------------------------------------------

(1)   Future mezzanine debt is permitted.

(2)   LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the 1000 & 1100 Wilson Loan and the 1000 &
      1100 Wilson Pari Passu Companion Loan.

-------------------------------------------------------------------
                   PROPERTY INFORMATION
-------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                       1
 LOCATION                                 Arlington, VA
 PROPERTY TYPE                       Office -- Suburban
 SIZE (SF)                                    1,069,303
 OCCUPANCY AS OF JUNE 13, 2005                   100.0%
 YEAR BUILT / YEAR RENOVATED                1980 / 2002
 APPRAISED VALUE                           $494,000,000
 PROPERTY MANAGEMENT                Rosslyn Manager LLC
 UW ECONOMIC OCCUPANCY                            96.0%
 UW REVENUES                                $40,281,840
 UW TOTAL EXPENSES                          $11,787,188
 UW NET OPERATING INCOME (NOI)              $28,494,651
 UW NET CASH FLOW (NCF)                     $26,936,258
-------------------------------------------------------------------

                                     S-164



---------------------------------------------------------------------------------
                                 TENANT SUMMARY
---------------------------------------------------------------------------------
                                                               NET      % OF NET
                                            RATINGS(1)       RENTABLE   RENTABLE
                TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA
-------------------------------------- ------------------- ----------- ----------

General Services Administration ......     Aaa/AAA/AAA       191,909       17.9%
Northrop Grumman .....................     Baa2/BBB/BBB      130,419       12.2
Raytheon Company .....................     Baa3/BBB/BBB      116,128       10.9
WJLA-TV ..............................       NR/NR/NR         84,423        7.9
SRI International Inc ................       NR/NR/NR         59,361        5.6
Non-major tenants ....................                       487,323       45.6
Vacant ...............................                             0        0.0
                                                           ---------      -----
TOTAL ................................                     1,069,563      100.0%
                                                           =========      =====

                                                                     % OF
                                         ACTUAL                     ACTUAL      DATE OF LEASE
                TENANT                  RENT PSF    ACTUAL RENT      RENT         EXPIRATION
-------------------------------------- ---------- --------------- ---------- -------------------

General Services Administration ...... $ 32.26     $  6,191,698       16.1%  Multiple Spaces(2)
Northrop Grumman ..................... $ 39.74        5,182,735       13.5   Multiple Spaces(3)
Raytheon Company ..................... $ 34.04        3,952,665       10.3          August 2013
WJLA-TV .............................. $ 31.63        2,670,181        7.0   Multiple Spaces(4)
SRI International Inc ................ $ 34.42        2,043,256        5.3            June 2017
Non-major tenants .................... $ 37.61       18,329,140       47.8
Vacant ...............................                        0        0.0
                                                   ------------      -----
TOTAL ................................             $ 38,369,675      100.0%
                                                   ============      =====
------------------------------------------------------------------------------------------------


(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 6,184 SF expire in June
      2007, approximately 90,328 SF expire in April 2012, approximately 32,071
      SF expire in November 2012 and approximately 63,326 SF expire in December
      2012.

(3)   Under the terms of multiple leases, approximately 653 SF expire monthly and approximately 129,766 SF expire in December 2012.

(4)   Under the terms of multiple leases, approximately 270 SF expire monthly and approximately 84,153 SF expire in June 2017.



------------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------
                  # OF     WA BASE                             CUMULATIVE %                    CUMULATIVE %
                 LEASES    RENT/SF    TOTAL SF    % OF TOTAL       OF SF       % OF ACTUAL    OF ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   SF ROLLING*     ROLLING*     RENT ROLLING*      ROLLING*
-------------- --------- ----------- ---------- ------------- -------------- --------------- ---------------

     2005          12    $ 38.75       22,892         2.1%           2.1%           2.3%            2.3%
     2006           3    $ 29.02        4,817         0.5%           2.6%           0.4%            2.7%
     2007           7    $ 35.28       28,922         2.7%           5.3%           2.7%            5.3%
     2008           5    $ 39.42       54,762         5.1%          10.4%           5.6%           11.0%
     2009           7    $ 34.90       78,288         7.3%          17.7%           7.1%           18.1%
     2010           4    $ 42.94       53,092         5.0%          22.7%           5.9%           24.0%
     2011           2    $ 35.70       16,225         1.5%          24.2%           1.5%           25.5%
     2012          12    $ 35.37      365,683        34.2%          58.4%          33.7%           59.2%
     2013          10    $ 35.98      202,849        19.0%          77.4%          19.0%           78.3%
     2014           3    $ 40.59       27,552         2.6%          79.9%           2.9%           81.2%
     2015           0    $  0.00            0         0.0%          79.9%           0.0%           81.2%
  Thereafter        7    $ 33.68      214,481        20.1%         100.0%          18.8%          100.0%
    Vacant          0       NA              0         0.0%         100.0%           0.0%          100.0%
------------------------------------------------------------------------------------------------------------


   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-165

THE LOAN. The Mortgage Loan (the "1000 & 1100 Wilson Loan") is secured by a first mortgage encumbering an office building located in Arlington, Virginia.
The 1000 & 1100 Wilson Loan represents approximately 5.0% of the Cut-Off Date
Pool Balance. The 1000 & 1100 Wilson Loan was originated on June 13, 2005, and has a principal balance as of the Cut-Off Date of $182,500,000. The 1000 & 1100
Wilson Loan, which is evidenced by a pari passu note dated June 13, 2005, is a portion of a whole loan with an original principal balance of $365,000,000. The other loan related to the 1000 & 1100 Wilson Loan is evidenced by a separate note, dated June 13, 2005 (the "1000 & 1100 Wilson Pari Passu Companion Loan"),
with an original principal balance of $182,500,000. The 1000 & 1100 Wilson Loan provides for interest-only payments for the entire term.

The 1000 & 1100 Wilson Loan has a remaining term of 59 months and matures on
July 11, 2010. The 1000 & 1100 Wilson Loan may be prepaid with the payment of a yield maintenance charge prior to April 11, 2010, and may be prepaid without the payment of a yield maintenance charge on or after April 11, 2010.

THE BORROWERS. The borrowers are Arland Twin Towers, LLC, Twin Towers Property
Associates, LLC, Arland Twin Towers II, LLC and Twin Towers II Property
Associates, LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the
1000 & 1100 Wilson Loan. The sponsor is Beacon Capital Strategic Partners III,
L.P., an office-focused private equity fund, with over $1 billion of committed equity capital.

THE PROPERTY. The Mortgaged Property is an approximately 1,069,303 square foot office building situated on approximately 3.1 acres. The Mortgaged Property was constructed in 1980 and renovated in 2002. The Mortgaged Property is located in
Arlington, Virginia, within the Washington, DC-MD-VA-WV metropolitan statistical area. As of June 13, 2005, the occupancy rate for the Mortgaged Property securing the 1000 & 1100 Wilson Loan was approximately 100.0%.

The largest tenant is the General Services Administration ("GSA") occupying approximately 191,909 square feet, or approximately 17.9% of the net rentable area. The GSA secures the buildings, products, services, technology and other workplace essentials for the federal government. As of July 18, 2005, the GSA was rated "Aaa" (Moody's), "AAA" (S&P) and "AAA" (Fitch). The GSA has multiple leases, with approximately 6,184 square feet expiring in June 2007, and the remainder of the space expiring in either April, November or December of 2012.
The second largest tenant is Northrop Grumman ("Northrop") occupying approximately 130,419 square feet, or approximately 12.2% of the net rentable area. Northrop is the world's largest shipbuilder and the third largest defense contractor. As of July 18, 2005, Northrop was rated "Baa2" (Moody's), "BBB"
(S&P) and "BBB" (Fitch). The Northrop lease expires in December 2012 with 653 square feet on a month-to-month basis. The third largest tenant is Raytheon
("Raytheon") occupying approximately 116,128 square feet, or approximately 10.9%
of the net rentable area. Raytheon is engaged in defense and government electronics, space, technical services and business and special mission aircraft industries. As of July 18, 2005, Raytheon was rated "Baa3" (Moody's), "BBB"
(S&P) and "BBB" (Fitch). The Raytheon lease expires in August 2013.

LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

MANAGEMENT. Rosslyn Manager LLC is the property manager for the Mortgaged
Property securing the 1000 & 1100 Wilson Loan.

                                     S-166

60 Hudson Street

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                         Wachovia
 CUT-OFF DATE BALANCE                                     $160,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                          4.4%
 NUMBER OF MORTGAGE LOANS                                            1
 LOAN PURPOSE                                                Refinance
 SPONSOR                                                Kenneth Carmel
 TYPE OF SECURITY                                                  Fee
 MORTGAGE RATE                                                  5.000%
 MATURITY DATE                                           July 11, 2015
 AMORTIZATION TYPE                                   Interest Only ARD
 INTEREST ONLY PERIOD                                              120
 ORIGINAL TERM / AMORTIZATION                                 120 / IO
 REMAINING TERM / AMORTIZATION                                119 / IO
 LOCKBOX                                                           Yes
 SHADOW RATING (MOODY'S/S&P/FITCH)(1)                      A2/AA--/AAA

 UP-FRONT RESERVES
  TAX                               Yes
  TI/LC                             $4,000,000
  OTHER(2)                          $4,000,000
  REPLACEMENT                       $2,000,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                     Yes/Springing
  REPLACEMENT                       $13,139
  TI/LC                             $30,659

 ADDITIONAL FINANCING                                             None

 CUT-OFF DATE BALANCE                                     $160,000,000
 CUT-OFF DATE BALANCE/SF                                         $ 152
 CUT-OFF DATE LTV                                                55.2%
 MATURITY DATE LTV                                               55.2%
 UW DSCR ON NCF                                                  3.43x
--------------------------------------------------------------------------------

(1)   Moody's, S&P and Fitch have confirmed that the 60 Hudson Street Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.
(2)   TI/LC reserve specifically for the NYC Department of Corrections tenant space.

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                       1
 LOCATION                                                  New York, NY
 PROPERTY TYPE                                            Office -- CBD
 SIZE (SF)                                                    1,051,158
 OCCUPANCY AS OF MAY 31, 2005                                     78.8%
 YEAR BUILT / YEAR RENOVATED                                  1930 / NA
 APPRAISED VALUE                                           $290,000,000
 PROPERTY MANAGEMENT              Williams U.S.A. Realty Services, Inc.
 UW ECONOMIC OCCUPANCY                                            76.5%
 UW REVENUES                                                $51,425,262
 UW TOTAL EXPENSES                                          $23,276,557
 UW NET OPERATING INCOME (NOI)                              $28,148,705
 UW NET CASH FLOW (NCF)                                     $27,472,329
--------------------------------------------------------------------------------

                                     S-167



------------------------------------------------------------------------------------
                                  TENANT SUMMARY
------------------------------------------------------------------------------------

                                                                 NET      % OF NET
                                              RATINGS(1)       RENTABLE   RENTABLE
TENANT                                    MOODY'S/S&P/FITCH   AREA (SF)     AREA
---------------------------------------- ------------------- ----------- ----------

 MCI Worldcom ..........................       B2/B+/B          125,456      11.9%
 City of New York (DOC) ................       A2/NR/NR          99,471       9.5
 Sprint Communications Company .........    Baa3/BBB-/BBB        83,920       8.0
 XO New York Inc. ......................       NR/NR/NR          40,420       3.8
 Verizon Global Networks ...............       NR/A+/A+          38,261       3.6
 Non-major tenants .....................                        440,389      41.9
 Vacant ................................                        223,241      21.2
                                                                -------     -----
 TOTAL .................................                      1,051,158     100.0%
                                                              =========     =====

                                                                       % OF
                                           ACTUAL                     ACTUAL      DATE OF LEASE
TENANT                                    RENT PSF    ACTUAL RENT      RENT         EXPIRATION
---------------------------------------- ---------- --------------- ---------- -------------------

 MCI Worldcom .......................... $ 56.38     $  7,072,648       20.1%       December 2014
 City of New York (DOC) ................ $ 27.50        2,735,466        7.8            June 2007
 Sprint Communications Company ......... $ 26.35        2,211,455        6.3        December 2012
 XO New York Inc. ...................... $ 38.95        1,574,500        4.5             May 2013
 Verizon Global Networks ............... $ 24.59          940,915        2.7   Multiple Spaces(2)
 Non-major tenants ..................... $ 46.85       20,632,689       58.7
 Vacant ................................                        0        0.0
                                                     ------------      -----
 TOTAL .................................             $ 35,167,672      100.0%
                                                     ============      =====
--------------------------------------------------------------------------------------------------


(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 13,817 SF expire in
      August 2008 and approximately 24,444 SF expire in November 2008.



----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   -------------   ---------------

     2005             9      $ 54.22         29,281           2.8%            2.8%           4.5%             4.5%
     2006             6      $ 22.35         28,678           2.7%            5.5%           1.8%             6.3%
     2007            12      $ 27.17        211,007          20.1%           25.6%          16.3%            22.6%
     2008            14      $ 25.66         89,835           8.5%           34.1%           6.6%            29.2%
     2009             2      $ 52.60          5,559           0.5%           34.7%           0.8%            30.0%
     2010             4      $ 42.57         15,216           1.4%           36.1%           1.8%            31.9%
     2011             7      $ 52.94         49,688           4.7%           40.8%           7.5%            39.3%
     2012             4      $ 27.04         87,022           8.3%           49.1%           6.7%            46.0%
     2013             4      $ 37.12         46,517           4.4%           53.5%           4.9%            51.0%
     2014             3      $ 57.87        137,783          13.1%           66.6%          22.7%            73.6%
     2015             6      $ 76.11        102,541           9.8%           76.4%          22.2%            95.8%
  Thereafter          4      $ 59.37         24,790           2.4%           78.8%           4.2%           100.0%
    Vacant            0      NA             223,241          21.2%          100.0%           0.0%           100.0%
----------------------------------------------------------------------------------------------------------------------


   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-168

THE LOAN. The Mortgage Loan (the "60 Hudson Street Loan") is secured by a first mortgage encumbering an office building located in New York, New York. The 60
Hudson Street Loan represents approximately 4.4% of the Cut-Off Date Pool
Balance. The 60 Hudson Street Loan was originated on July 1, 2005, and has a principal balance as of the Cut-Off Date of $160,000,000. The 60 Hudson Street
Loan is interest-only for the entire term.

The 60 Hudson Street Loan has a remaining term of 119 months to its anticipated repayment date of July 11, 2015. The 60 Hudson Street Loan may be prepaid on or after April 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is 60 Hudson Owner LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 60 Hudson Street Loan. The sponsor is
Kenneth Carmel, the Vice Chairman of the Board of Williams Real Estate Co.,
Inc.. Mr. Carmel has over thirty years of experience in leasing, investment sales, and building operation, and is a General Partner in the ownership of five million square feet of office space.

THE PROPERTY. The Mortgaged Property is an approximately 1,051,158 square foot office building situated on approximately 1.3 acres. The Mortgaged Property was constructed in 1930 as Western Union's headquarters. The Mortgaged Property is located in New York, New York. As of May 31, 2005, the occupancy rate for the
Mortgaged Property securing the 60 Hudson Street Loan was approximately 78.8%.

The largest tenant is MCI, Inc. ("MCI"), occupying approximately 125,456 square feet, or approximately 11.9% of the net rentable area. MCI, formerly known as
WorldCom, is a global communications company. The MCI lease expires in December
2014. As of July 13, 2005, MCI, Inc. was rated "B2" (Moody's), "B+" (S&P) and
"B" (Fitch). The second largest tenant is The City of New York (Department of
Corrections) occupying approximately 99,471 square feet, or approximately 9.5%
of the net rentable area. The City of New York uses the space at the Mortgaged
Property for the administrative needs of the Department of Corrections, which employs over 9,500 uniformed staff and 1,400 civilian staff. As of July 15,
2005, The City of New York was rated "A2" by Moody's. The City of New York lease expires in June 2007. The third largest tenant is Sprint Communications,
("Sprint") occupying approximately 83,920 square feet, or approximately 8.0% of the net rentable area. Sprint combines both wireless and wireline operations, operating a nationwide digital wireless network, and is a leading provider of mobile phone services in the US, Puerto Rico, and the US Virgin Islands. The
Sprint lease expires in December 2012. As of July 13, 2005, Sprint was rated
"Baa3" (Moody's), "BBB-" (S&P) and "BBB" (Fitch).

LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

HYPER-AMORTIZATION. Commencing on the anticipated repayment date of July 11,
2015, if the 60 Hudson Street Loan is not paid in full, the 60 Hudson Street
Loan enters into a hyper-amortization period through July 11, 2035. The interest rate applicable to the 60 Hudson Street Loan during such hyper-amortization period will increase to the greater of 4.0% over the mortgage rate or 4.0% over the treasury rate, as specified in the loan documents.

MANAGEMENT. Williams U.S.A. Realty Services, Inc. ("Williams"), an affiliate of one of the sponsors, is the property manager for the Mortgaged Property securing the 60 Hudson Street Loan. Founded in 1926 and now under a third generation of management, Williams is headquartered in midtown New York City. In the tri-state regional market, Williams currently represent owners of approximately 20 million square feet of office space.

                                     S-169

Macon & Burlington Mall Pool

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                Wachovia
 CUT-OFF DATE BALANCE                            $141,200,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                 3.9%
 NUMBER OF MORTGAGE LOANS                                   1
 LOAN PURPOSE                                     Acquisition
 SPONSOR                                   David Lichtenstein
 TYPE OF SECURITY                                        Both
 MORTGAGE RATE                                         5.780%
 MATURITY DATE                                  July 11, 2015
 AMORTIZATION TYPE                                    Balloon
 INTEREST ONLY PERIOD                                      12
 ORIGINAL TERM / AMORTIZATION                       120 / 360
 REMAINING TERM / AMORTIZATION                      119 / 360
 LOCKBOX                                                  Yes

 UP-FRONT RESERVES
   TAX/INSURANCE             Yes
   ENGINEERING               $2,842,688
   TI/LC                     $3,500,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes
   REPLACEMENT               $21,663
   TI/LC                     $74,074
   GROUND LEASE              $4,505

 ADDITIONAL FINANCING*       Mezzanine Debt              $27,150,000

 CUT-OFF DATE BALANCE                                   $141,200,000
 CUT-OFF DATE BALANCE/SF                                        $119
 CUT-OFF DATE LTV                                              80.0%
 MATURITY DATE LTV                                             69.0%
 UW DSCR ON NCF                                                1.37x
--------------------------------------------------------------------------------

*     Consists of two mezzanine loans: (i) senior mezzanine debt in an original amount of $17,650,000 and (ii) junior mezzanine/preferred equity in an original amount of $9,500,000.

--------------------------------------------------------------------------------
                        PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                                2
 LOCATION                             Macon, GA & Burlington, NC
 PROPERTY TYPE                                Retail -- Anchored
 SIZE (SF)                                             1,181,592
 OCCUPANCY AS OF 5/24/05 AND 6/1/05                        89.6%
 YEAR BUILT / YEAR RENOVATED                   Various / Various
 APPRAISED VALUE                                    $176,500,000
 PROPERTY MANAGEMENT                          Prime Retail, L.P.
 UW ECONOMIC OCCUPANCY                                     89.8%
 UW REVENUES                                        $ 22,565,560
 UW TOTAL EXPENSES                                  $  7,781,027
 UW NET OPERATING INCOME (NOI)                      $ 14,784,533
 UW NET CASH FLOW (NCF)                             $ 13,631,377
--------------------------------------------------------------------------------

                                     S-170

Macon Mall



--------------------------------------------------------------------------------
                                TENANT SUMMARY
--------------------------------------------------------------------------------

                                                            NET      % OF NET
                                          RATINGS*        RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------- ------------------- ----------- ----------

ANCHOR TENANTS -- ANCHOR OWNED
Sears .............................      Ba1/BB+/BB        202,915

Dillard's .........................      B2/BB/BB-         172,000

Belk ..............................       NR/NR/NR         154,369

Macy's ............................    Baa1/BBB+/BBB+      152,876
                                                           -------

TOTAL ANCHOR OWNED ................                        682,160
                                                           =======
ANCHOR TENANTS -- COLLATERAL
JC Penney .........................     Ba1/BB+/BB+        169,042      22.2%
Parisian ..........................      B2/CCC+/B+        100,726      13.2
                                                           -------  --------
TOTAL ANCHOR TENANTS ..............                        269,768      35.4%
                                                           =======  ========
TOP 5 NON-ANCHOR TENANTS
Linens-N-Things ...................       NR/NR/NR          28,000       3.7%
Old Navy ..........................    Baa3/BBB-/BBB-       15,317       2.0
Abercrombie & Fitch ...............       NR/NR/NR          12,577       1.6
Piccadilly Cafeteria ..............       NR/NR/NR          11,550       1.5
Gap/Gap Kids ......................    Baa3/BBB-/BBB-       10,009       1.3
                                                           -------
TOTAL TOP 5 TENANTS ...............                         77,453      10.2%
                                                           =======  ========
NON-MAJOR TENANTS .................                        325,817      42.7
                                                           -------  --------
OCCUPIED COLLATERAL TOTAL .........                        673,038      88.3%
                                                           =======  ========
VACANT SPACE ......................                         89,360      11.7
                                                           -------  --------
COLLATERAL TOTAL ..................                        762,398     100.0%
                                                           =======  ========
PROPERTY TOTAL ....................                      1,444,558
                                                         =========

                                                                  % OF         DATE OF
                                      ACTUAL                     ACTUAL         LEASE
               TENANT                RENT PSF    ACTUAL RENT      RENT       EXPIRATION
----------------------------------- ---------- --------------- ---------- ----------------

ANCHOR TENANTS -- ANCHOR OWNED
Sears .............................         ANCHOR OWNED --  NOT PART OF COLLATERAL
Dillard's .........................         ANCHOR OWNED --  NOT PART OF COLLATERAL
Belk ..............................         ANCHOR OWNED --  NOT PART OF COLLATERAL
Macy's ............................         ANCHOR OWNED --  NOT PART OF COLLATERAL
TOTAL ANCHOR OWNED ................
ANCHOR TENANTS -- COLLATERAL
JC Penney .........................  $  2.75    $    464,866        4.4%    February 2007
Parisian ..........................  $  8.58         864,229        8.2     February 2017
                                                ------------      -----
TOTAL ANCHOR TENANTS ..............  $  4.93    $  1,329,095       12.7%
                                                ============      =====
TOP 5 NON-ANCHOR TENANTS
Linens-N-Things ...................  $ 12.00    $    336,000        3.2%     January 2014
Old Navy ..........................  $ 13.00         199,121        1.9      October 2010
Abercrombie & Fitch ...............  $ 17.48         219,812        2.1   Multiple Spaces
Piccadilly Cafeteria ..............  $ 11.00         127,050        1.2     December 2007
Gap/Gap Kids ......................  $ 25.98         260,034        2.5      January 2010
                                                ------------      -----
TOTAL TOP 5 TENANTS ...............  $ 14.74    $  1,142,017       10.9%
                                                ============      =====
NON-MAJOR TENANTS .................  $ 24.64       8,028,102       76.5
                                                ------------      -----
OCCUPIED COLLATERAL TOTAL .........  $ 15.60    $ 10,499,214      100.0%
                                                ============      =====
VACANT SPACE ......................
COLLATERAL TOTAL ..................
PROPERTY TOTAL ....................
--------------------------------------------------------------------------------------------


*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-171

     Macon Mall



-------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                     # OF       WA BASE                                     CUMULATIVE                           CUMULATIVE
                    LEASES      RENT/SF      TOTAL SF       % OF TOTAL        % OF SF        % OF ACTUAL         % OF ACTUAL
      YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING(1)     ROLLING(1)     RENT ROLLING(1)     RENT ROLLING(1)
---------------   ---------   -----------   ----------   ---------------   ------------   -----------------   ----------------

  2005                18       $  23.59       41,881            5.5%             5.5%             9.4%                9.4%
  2006(2)             14       $  20.76       41,938            5.5%            11.0%             6.1%               15.5%
  2007(3)             40       $  10.45      241,470           31.7%            42.7%            23.6%               39.1%
  2008(4)              6       $  30.03       18,550            2.4%            45.1%             3.3%               42.5%
  2009                12       $  22.04       40,454            5.3%            50.4%             8.5%               51.0%
  2010                20       $  23.59       84,287           11.1%            61.5%            18.9%               69.9%
  2011                11       $  31.40       32,172            4.2%            65.7%             9.6%               79.5%
  2012                 1       $ 112.24          490            0.1%            65.7%             0.5%               80.0%
  2013                 5       $  17.53       15,370            2.0%            67.8%             2.6%               82.6%
  2014                 6       $  17.28       55,700            7.3%            75.1%             9.2%               91.8%
  2015                 0       $   0.00            0            0.0%            75.1%             0.0%               91.8%
  Thereafter           1       $   8.58      100,726           13.2%            88.3%             8.2%              100.0%
  Vacant               0          NA          89,360           11.7%           100.0%             0.0%              100.0%
-------------------------------------------------------------------------------------------------------------------------------


   (1)   Calculated based on the approximate square footage occupied by each tenant.

   (2)   The WA Base Rent/SF Rolling for 2006 does not include approximately
         4,717 SF occupied by Kay Bee Toys and approximately 6,400 SF occupied by Ann Taylor Loft. These two spaces are leased for a percentage of the store sales and therefore are not reported.

   (3)   The WA Base Rent/SF Rolling for 2007 does not include approximately
         4,200 SF occupied by Abercrombie and Fitch. This space is leased for a percentage of the store sales and therefore has not been reported.

   (4)   The WA Base Rent/SF Rolling for 2008 does not include approximately
         6,890 SF occupied by Eddie Bauer. This space is leased for a percentage of the store sales and therefore has not been reported.

                                     S-172

Burlington Mall



--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                              NET      % OF NET
                                            RATINGS*        RENTABLE   RENTABLE
                TENANT                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
------------------------------------- ------------------- ----------- ----------

ANCHOR TENANTS -- COLLATERAL
Sears ...............................      Ba1/BB+/BB       110,435       26.3%
Belk ................................       NR/NR/NR         88,000       21.0
JC Penney ...........................     Ba1/BB+/BB+        40,388        9.6
Goody's Family Clothing .............       NR/NR/NR         27,000        6.4
                                                            -------      -----
TOTAL ANCHOR TENANTS ................                       265,823       63.4%
                                                            =======      =====
TOP 5 NON-ANCHOR TENANTS
Fitness Today of Burlington .........       NR/NR/NR         12,500        3.0%
Books-A-Million .....................       NR/NR/NR         10,950        2.6
Applehouse of Burlington ............       NR/NR/NR         10,001        2.4
Casual Corner Annex .................       NR/NR/NR          9,492        2.3
American Eagle Outfitters ...........       NR/NR/NR          5,140        1.2
                                                            -------      -----
TOTAL TOP 5 TENANTS .................                        48,083       11.5%
                                                            =======      =====
NON-MAJOR TENANTS ...................                        71,236       17.0
                                                            -------      -----
OCCUPIED COLLATERAL TOTAL ...........                       385,142       91.9%
                                                            =======      =====
VACANT SPACE ........................                        34,052        8.1
                                                            -------      -----
COLLATERAL TOTAL ....................                       419,194      100.0%
                                                            =======      =====

                                                                  % OF        DATE OF
                                        ACTUAL                   ACTUAL        LEASE
                TENANT                 RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------- ---------- ------------- ---------- --------------

ANCHOR TENANTS -- COLLATERAL
Sears ...............................  $  0.00      % Rent          0.0%      July 2009
Belk ................................  $  3.07     $  270,160       9.3   November 2009
JC Penney ...........................  $  3.81        153,763       5.3   February 2008
Goody's Family Clothing .............  $  6.50        175,500       6.1     August 2009
                                                 -------------    -----
TOTAL ANCHOR TENANTS ................  $  2.25     $  599,423      20.7%
                                                 =============    =====
TOP 5 NON-ANCHOR TENANTS
Fitness Today of Burlington .........  $  7.20     $   90,000       3.1%  December 2005
Books-A-Million .....................  $  9.50        104,025       3.6   February 2007
Applehouse of Burlington ............  $  5.00         50,005       1.7   December 2005
Casual Corner Annex .................  $ 12.64        119,979       4.1   November 2012
American Eagle Outfitters ...........  $ 23.00        118,220       4.1    January 2012
                                                 -------------    -----
TOTAL TOP 5 TENANTS .................  $ 10.03     $  482,229      16.6%
                                                 =============    =====
NON-MAJOR TENANTS ...................  $ 25.49      1,815,947      62.7
                                                 -------------    -----
OCCUPIED COLLATERAL TOTAL ...........  $  7.52     $2,897,599      100.0%
                                                 =============    =====
VACANT SPACE ........................
COLLATERAL TOTAL ....................
--------------------------------------------------------------------------------


*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-173

     Burlington Mall



----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                     # OF      WA BASE                                    CUMULATIVE                           CUMULATIVE
                    LEASES     RENT/SF     TOTAL SF       % OF TOTAL        % OF SF        % OF ACTUAL         % OF ACTUAL
      YEAR         ROLLING     ROLLING      ROLLING     SF ROLLING(1)     ROLLING(1)     RENT ROLLING(1)     RENT ROLLING(1)
---------------   ---------   ---------   ----------   ---------------   ------------   -----------------   ----------------

  2005            4           $  8.36       25,271            6.0%             6.0%             7.3%                7.3%
  2006            5           $ 16.60       11,100            2.6%             8.7%             6.4%               13.6%
  2007            8           $ 27.20       13,964            3.3%            12.0%            13.1%               26.8%
  2008            6           $  8.02       51,237           12.2%            24.2%            14.2%               40.9%
  2009(2)         7           $  5.16      235,823           56.3%            80.5%            22.3%               63.2%
  2010            7           $ 35.42       13,575            3.2%            83.7%            16.6%               79.8%
  2011            2           $ 21.82        5,520            1.3%            85.0%             4.2%               84.0%
  2012            3           $ 16.32       18,382            4.4%            89.4%            10.4%               94.3%
  2013            1           $ 14.00        5,100            1.2%            90.6%             2.5%               96.8%
  2014            2           $ 17.87        5,170            1.2%            91.9%             3.2%              100.0%
  2015            0           $  0.00            0            0.0%            91.9%             0.0%              100.0%
  Thereafter      0           $  0.00            0            0.0%            91.9%             0.0%              100.0%
  Vacant          0              NA         34,052            8.1%           100.0%             0.0%              100.0%
----------------------------------------------------------------------------------------------------------------------------


   (1)   Calculated based on the approximate square footage occupied by each tenant

   (2)   The WA Base Rent/SF Rolling for 2009 does not include approximately
         110,435 SF occupied by Sears. This space is leased for a percentage of the store sales and therefore has not been reported.

                                     S-174

THE LOAN. The Mortgage Loan (the "Macon & Burlington Mall Pool Loan") is secured by first mortgages encumbering two regional malls located in Macon, Georgia (the
"Macon Mall") and Burlington, North Carolina (the "Burlington Mall"). The Macon
& Burlington Mall Pool Loan represents approximately 3.9% of the Cut-Off Date
Pool Balance. The Macon & Burlington Mall Pool Loan was originated on June 30,
2005, and has an aggregate principal balance as of the Cut-Off Date of
$141,200,000. The Macon & Burlington Mall Pool Loan provides for interest-only payments for the first 12 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Macon & Burlington Mall Pool Loan has a remaining term of 119 months and matures on July 11, 2015. The Macon & Burlington Mall Pool Loan may be prepaid on or after April 11, 2015, and the Macon & Burlington Mall Pool Loan permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWERS. The borrowers are Macon Mall, LLC and Burlington Mall, LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Macon &
Burlington Mall Pool Loan. The sponsor of the borrowers is David Lichtenstein, the founding principal of the Lightstone Group. Founded in 1988, the Lightstone
Group owns a diversified portfolio of over 16,000 residential units and office, industrial and retail properties totaling approximately 25 million square feet of space in 24 states and Puerto Rico.

THE PROPERTIES. The Mortgaged Properties consist of two regional malls, with one located in Macon, Georgia and the other in Burlington, North Carolina. As of May
24, 2005 and June 1, 2005, the average occupancy rate for the Mortgaged
Properties securing the Macon & Burlington Mall Pool Loan was approximately
89.6%.

The Macon Mall Mortgaged Property is an approximately 762,398 square foot regional mall situated on approximately 53.0 acres. The Mortgaged Property was built in 1975. The Mortgaged Property is located in Macon, Georgia. The largest tenant is J.C. Penney Company, Inc. ("JC Penney"), occupying approximately
169,042 square feet, or approximately 22.2% of the net rentable area. JC Penney sells family apparel, jewelry, shoes, accessories, and home furnishings to customers through department stores, catalog and the Internet. In addition, the department stores provide services, such as salon, optical, portrait photography and custom decorating. As of July 19, 2005, JC Penney was rated "Ba1" (Moody's),
"BB+" (S&P) and "BB+" (Fitch). The JC Penney lease expires in February 2007. The second largest tenant is Parisian, occupying approximately 100,726 square feet, or approximately 13.2% of the net rentable area. Parisian, operated by Saks,
Inc., is a department store offering fashion apparel, shoes, accessories, jewelry, cosmetics and decorative home furnishings. As of July 19, 2005, Saks,
Inc. was rated "B2" (Moody's), "CCC+" (S&P) and "B+" (Fitch). The Parisian lease expires in February 2017. The third largest tenant is Linens n Things, Inc.
("Linens n Things"), occupying approximately 28,000 square feet, or approximately 3.7% of the net rentable area. Linens n Things operates a chain of retail stores that offer home textiles, housewares and home accessories in the
United States and Canada. The Linens n Things lease expires in January 2014.

The Burlington Mall Mortgaged Property is an approximately 419,194 square foot regional mall situated on approximately 41.0 acres. The Mortgaged Property was built in 1969 and renovated in 2004. The Mortgaged Property is located in
Burlington, North Carolina, within the Greensboro-Winston Salem-High Point, NC metropolitan statistical area. The largest tenant is Sears, Roebuck and Co.
("Sears"), occupying approximately 110,435 square feet, or approximately 26.3%
of the net rentable area. Sears offers a wide range of home merchandise, apparel and automotive products and services throughout Sears-branded and affiliated stores in the U.S. and Canada. As of July 19, 2005, Sears was rated "Ba1"
(Moody's), "BB+" (S&P) and "BB" (Fitch). The Sears lease expires in July 2009 and the lease terms provide for the rent to be determined as a percentage of store sales. The second largest tenant is Belk, occupying approximately 88,000 square feet, or approximately 21.0% of the net rentable area. Belk is a privately owned department store chain offering fashion apparel, shoes, accessories, jewelry, cosmetics, and decorative home furnishings. The Belk lease expires in November 2009. The third largest tenant is JC Penney, occupying approximately 40,388 square feet, or approximately 9.6% of the net rentable area. JC Penney sells family apparel, jewelry, shoes, accessories, and home furnishings to customers through department stores, catalog, and the Internet.
In addition, the department stores provide services, such as salon, optical, portrait photography, and custom decorating. As of July 19, 2005, JC Penney was rated "Ba1" (Moody's), "BB+" (S&P) and "BB+" (Fitch). The JC Penney lease expires in February 2008.

LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

                                     S-175

MEZZANINE DEBT. Two mezzanine loans in an original aggregate amount of
$27,150,000 were originated on June 30, 2005. The mezzanine loans are not assets of the Trust Fund and are secured by a pledge of the equity interests in the borrowers.

MANAGEMENT. Prime Retail, L.P., an affiliate of the Lightstone Group, is the property manager for the Mortgaged Properties securing the Macon & Burlington
Mall Pool Loan.

                                     S-176

Millennium Park Plaza

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                               $140,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.8%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                 Donald P. Barry Sr., Margaret H. Barry,
                                           Donald P. Barry, Jr., Sean T. Barry &
                                                                James W. Purcell
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.130%
 MATURITY DATE                                                   August 11, 2015
 AMORTIZATION TYPE                                                 Interest Only
 INTEREST ONLY PERIOD                                                        120
 ORIGINAL TERM / AMORTIZATION                                           120 / IO
 REMAINING TERM / AMORTIZATION                                          120 / IO
 LOCKBOX                                                                    None
 UP-FRONT RESERVES
  TAX/INSURANCE                 Yes
  OTHER *                       $5,500,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                 Yes
  REPLACEMENT                   $12,570

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                               $140,000,000
 CUT-OFF DATE BALANCE/SF                                                    $194
 CUT-OFF DATE LTV                                                          80.0%
 MATURITY DATE LTV                                                         80.0%
 UW DSCR ON NCF                                                            1.56x
--------------------------------------------------------------------------------

*     Reserve funded at closing to be used for future planned upgrades and renovations, as well as potential TI/LC costs.

--------------------------------------------------------------------------------
                               PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                            Chicago, IL
 PROPERTY TYPE                                   Mixed Use -- Multifamily/Office
 SIZE (SF)                                                               720,349
 OCCUPANCY AS OF JUNE 15, 2005                                             93.2%
 YEAR BUILT / YEAR RENOVATED                                         1982 / 2005
 APPRAISED VALUE                                                    $175,000,000
 PROPERTY MANAGEMENT                                                BJB Partners
 UW ECONOMIC OCCUPANCY                                                     93.4%
 UW REVENUES                                                         $16,917,997
 UW TOTAL EXPENSES                                                   $ 5,469,740
 UW NET OPERATING INCOME (NOI)                                       $11,448,257
 UW NET CASH FLOW (NCF)                                              $11,239,265

                                     S-177



--------------------------------------------------------------------------------------
                                    TENANT SUMMARY
--------------------------------------------------------------------------------------
                                                                    NET      % OF NET
                                                  RATINGS         RENTABLE   RENTABLE
                   TENANT                    MOODY'S/S&P/FITCH   AREA (SF)     AREA
------------------------------------------- ------------------- ----------- ----------

La Strada ................................. NR/NR/NR               20,752        2.9%
Broadwing Communication ................... NR/NR/NR               13,397        1.9
Qwest/Equis . ............................. NR/NR/NR               12,223        1.7
Health Club ............................... NR/NR/NR                8,500        1.2
MCI/Real Estate ........................... NR/NR/NR                8,420        1.2
Non-major tenants . .......................                        18,648        2.6
Executive Suites -- Multiple Tenants. .....                        41,559        5.8
Vacant Commercial .........................                         7,425        1.0
                                                                   ------      -----
 TOTAL COMMERCIAL .........................                       130,924       18.2%
                                                                  =======      =====
Occupied Multifamily (516 units) ..........                       547,890       76.1%
Vacant Multifamily (35 units) .............                        41,535        5.8
                                                                  -------      -----
 TOTAL MULTIFAMILY ........................                       589,425       81.8%
                                                                  =======      =====
PROPERTY TOTAL ............................                       720,349      100.0%
                                                                  =======      =====

                                                                        % OF        DATE OF
                                              ACTUAL                   ACTUAL        LEASE
                   TENANT                    RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------- ---------- ------------- ---------- --------------

La Strada .................................  $  5.15    $   106,873       0.7%  December 2006
Broadwing Communication ...................  $ 44.18        591,879       3.8       July 2006
Qwest/Equis . .............................  $ 29.46        360,090       2.3      March 2010
Health Club ...............................  $  0.00              0       0.0             MTM
MCI/Real Estate ...........................  $ 32.39        272,724       1.8       July 2008
Non-major tenants . .......................  $ 31.18        581,528       3.8
Executive Suites -- Multiple Tenants. .....  $ 32.57      1,353,577       8.7
Vacant Commercial .........................                       0       0.0
                                                        -----------     -----
 TOTAL COMMERCIAL .........................             $ 3,266,670      21.1%
                                                        ===========     =====
Occupied Multifamily (516 units) ..........             $12,232,056      78.9%
Vacant Multifamily (35 units) .............                       0       0.0
                                                        -----------     -----
 TOTAL MULTIFAMILY ........................             $12,232,056      78.9%
                                                        ===========     =====
PROPERTY TOTAL ............................             $15,498,726     100.0%
                                                        ===========     =====
-------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------
                                               UNIT MIX
------------------------------------------------------------------------------------------------------
                           NO. OF       APPROXIMATE      APPROXIMATE
        UNIT MIX            UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        QUOTED RENT
-----------------------   --------   ----------------   ------------   ----------   ------------------

    Studio ............       58             660            38,280          6.5%          $1,403
    1 BR/1 BA .........      261             874           228,230         38.7           $1,744
    2 BR/2 BA .........      232           1,392           322,915         54.8           $2,474
                             ---                           -------        -----
    TOTAL .............      551           1,070           589,425        100.0%    $2,015 / $1.88/SF
                             ===                           =======        =====
------------------------------------------------------------------------------------------------------


                                     S-178

THE LOAN. The Mortgage Loan (the "Millennium Park Plaza Loan") is secured by a first mortgage encumbering a mixed use complex located in Chicago, Illinois. The
Millennium Park Plaza Loan represents approximately 3.8% of the Cut-Off Date
Pool Balance. The Millennium Park Plaza Loan was originated on July 21, 2005, and has a principal balance as of the Cut-Off Date of $140,000,000. The
Millennium Park Plaza Loan provides for interest-only payments for the entire term.

The Millennium Park Plaza Loan has a remaining term of 120 months and matures on
August 11, 2015. The Millennium Park Plaza Loan may be prepaid on or after June
11, 2015 and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Millennium Park Plaza, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Millennium Park Plaza Loan. The sponsors are the five partners of BJB Partners, Donald P. Barry Sr., Margaret H. Barry,
Donald P. Barry Jr., Sean T. Barry and James W. Purcell. BJB Partners was
founded in 1972, is based in Chicago, Illinois, and currently owns more than
5,000 multifamily units and approximately 1,650,000 square feet of commercial space in the Chicago, Illinois area.

THE PROPERTY. The Mortgaged Property is an approximately 720,349 square foot mixed use complex situated on approximately 0.6 acres. The Mortgaged Property consists of a 551-unit high-rise multifamily building, as well as approximately
130,924 square feet of office and retail space. The Mortgaged Property was constructed in 1982 and renovated in 2005. As of June 15, 2005, the occupancy rate for the Mortgaged Property securing the Millennium Park Plaza Loan was approximately 93.2%. The Mortgaged Property includes such amenities as a fitness center with swimming pool and spa on the 38th floor, a second exercise room as well as a business center on the first floor and a rooftop sundeck.

LOCKBOX ACCOUNT. The loan documents do not require a lockbox account.

PROPERTY MANAGEMENT. BJB Partners, an affiliate of the sponsors, is the property manager for the Mortgaged Property securing the Millennium Park Plaza
Loan.

                                     S-179

200 Public Square

--------------------------------------------------------------------------------
                            LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                    Wachovia
 CUT-OFF DATE BALANCE                                $115,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                     3.1%
 NUMBER OF MORTGAGE LOANS                                       1
 LOAN PURPOSE                                         Acquisition
 SPONSOR                                        HGGP CAPITAL, LLC
 TYPE OF SECURITY                                             Fee
 MORTGAGE RATE                                             5.180%
 MATURITY DATE                                      July 11, 2012
 AMORTIZATION TYPE                                        Balloon
 INTEREST ONLY PERIOD                                          36
 ORIGINAL TERM / AMORTIZATION                            84 / 360
 REMAINING TERM / AMORTIZATION                           83 / 360
 LOCKBOX                                                      Yes

 UP-FRONT RESERVES
   TAX/INSURANCE             Yes
   ENGINEERING               $211,250
   TI/LC                     $7,000,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes
   REPLACEMENT               $22,229
   TI/LC                     $75,000

 ADDITIONAL FINANCING*                                       None

 CUT-OFF DATE BALANCE                                $115,000,000
 CUT-OFF DATE BALANCE/SF                                      $97
 CUT-OFF DATE LTV                                           75.7%
 MATURITY DATE LTV                                          71.3%
 UW DSCR ON NCF                                             1.71x
--------------------------------------------------------------------------------

*     Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                            1
 LOCATION                                      Cleveland, OH
 PROPERTY TYPE                                 Office -- CBD
 SIZE (SF)                                         1,191,462
 OCCUPANCY AS OF JUNE 1, 2005                          87.8%
 YEAR BUILT / YEAR RENOVATED                       1985 / NA
 APPRAISED VALUE                                $151,900,000
 PROPERTY MANAGEMENT             Harbor Group Management Co.
 UW ECONOMIC OCCUPANCY                                 87.7%
 UW REVENUES                                     $23,811,631
 UW TOTAL EXPENSES                               $10,108,396
 UW NET OPERATING INCOME (NOI)                   $13,703,235
 UW NET CASH FLOW (NCF)                          $12,904,008
--------------------------------------------------------------------------------

                                     S-180



--------------------------------------------------------------------------------
                               TENANT SUMMARY
--------------------------------------------------------------------------------
                                                           NET      % OF NET
                                        RATINGS(1)       RENTABLE   RENTABLE
              TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
---------------------------------- ------------------- ----------- ----------

BP America(2) ....................      Aa1/AA+AA+       243,338       20.4%
Benesch, Friedlander .............       NR/NR/NR        115,390        9.7
Hahn Loeser & Parks ..............       NR/NR/NR         70,015        5.9
Management Recruiters(3) .........       NR/NR/NR         51,774        4.3
National City Bank(4) ............       A1/A/AA-         51,242        4.3
Non-major tenants ................                       514,377       43.2
Vacant ...........................                       145,326       12.2
                                                       ---------      -----
TOTAL ............................                     1,191,462      100.0%
                                                       =========      =====

                                                                 % OF        DATE OF
                                     ACTUAL                     ACTUAL        LEASE
              TENANT                RENT PSF    ACTUAL RENT      RENT       EXPIRATION
---------------------------------- ---------- --------------- ---------- ---------------

BP America(2) .................... $ 15.04     $  3,660,650       18.4%  September 2008
Benesch, Friedlander ............. $ 24.38        2,813,208       14.1        July 2009
Hahn Loeser & Parks .............. $ 19.07        1,335,186        6.7   September 2012
Management Recruiters(3) ......... $ 13.50          698,949        3.5    February 2011
National City Bank(4) ............ $ 16.50          845,493        4.2   September 2013
Non-major tenants ................ $ 20.58       10,587,949       53.1
Vacant ...........................                        0        0.0
                                               ------------      -----
TOTAL ............................             $ 19,941,435      100.0%
                                               ============      =====
----------------------------------------------------------------------------------------


(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   The BP America space is comprised of both dark and sublet space, and is net of the space sublet by National City Bank. Approximately 152,712 SF is dark, as a result of BP being acquired by Amoco and relocating out of
      Cleveland. BP America, however, is obligated and continues to pay rent on its leased space. In addition, approximately 90,626 SF is sublet to three tenants: i) Marsh and McClennan occupies approximately 59,293 SF, ii)
      Davel Communication occupies approximately 16,668 SF and iii) Mercer
      Consulting occupies approximately 14,665 SF.

(3)   Tenant has downsized after the acquisition by Philadelphia based CDI
      Corp., and thus is only currently utilizing approximately 26,089 SF, although they remain obligated and continue to pay on approximately all
      51,774 SF.

(4)   National City Bank is subleasing their approximate 51,242 SF of space from BP America through September 2008, but has entered into a lease extension in their own name through September 2013.



-----------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------
                     # OF     WA BASE                               CUMULATIVE                      CUMULATIVE %
                    LEASES    RENT/SF    TOTAL SF     % OF TOTAL      % OF SF      % OF ACTUAL     OF ACTUAL RENT
       YEAR        ROLLING    ROLLING     ROLLING   SF ROLLING(1)   ROLLING(1)   RENT ROLLING(1)     ROLLING(1)
----------------- --------- ----------- ---------- --------------- ------------ ----------------- ---------------

     2005(2)           6      $ 20.91     18,514        1.6%            1.6%          1.4%               1.4%
     2006             11      $ 21.64    106,455        8.9%           10.5%         11.6%              12.9%
     2007              5      $ 25.58     58,206        4.9%           15.4%          7.5%              20.4%
     2008             14      $ 15.52    271,848       22.8%           38.2%         21.2%              41.6%
     2009              8      $ 23.15    150,366       12.6%           50.8%         17.5%              59.0%
     2010              7      $ 21.72     69,498        5.8%           56.6%          7.6%              66.6%
     2011              6      $ 16.66     78,570        6.6%           63.2%          6.6%              73.1%
     2012              5      $ 18.27     99,419        8.3%           71.6%          9.1%              82.3%
     2013              2      $ 18.31     89,243        7.5%           79.1%          8.2%              90.5%
     2014              4      $ 19.66     59,930        5.0%           84.1%          5.9%              96.4%
     2015              2      $ 16.46     44,087        3.7%           87.8%          3.6%             100.0%
  Thereafter           0      $  0.00          0        0.0%           87.8%          0.0%             100.0%
  Vacant               0        NA       145,326       12.2%          100.0%          0.0%             100.0%
-----------------------------------------------------------------------------------------------------------------


       (1)   Calculated based on the approximate square footage occupied by each tenant.

       (2)   The WA Base Rent/SF Rolling for 2005 does not include
             approximately 5,322 SF occupied by the property management company, Harbor Group Management Co., as this tenant does not pay any rent.

                                     S-181

THE LOAN. The Mortgage Loan (the "200 Public Square Loan") is secured by a first mortgage encumbering an office building located in Cleveland, Ohio. The 200
Public Square Loan represents approximately 3.1% of the Cut-Off Date Pool
Balance. The 200 Public Square Loan was originated on June 24, 2005, and has a principal balance as of the Cut-Off Date of $115,000,000. The 200 Public Square
Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The 200 Public Square Loan has a remaining term of 83 months and matures on July
11, 2012. The 200 Public Square Loan may be prepaid on or after May 11, 2012, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Cleveland Financial Associates, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 200 Public Square Loan. The sponsor is HGGP Capital, LLC ("Harbor Group"). Harbor Group is a full-service, diversified real estate investment concern that owns and manages office buildings, shopping centers, multi-family and industrial space throughout the
United States.

THE PROPERTY. The Mortgaged Property is an approximately 1,191,462 square foot office building situated on approximately 2.8 acres. The Mortgaged Property was constructed in 1985, and is located in Cleveland, Ohio. As of June 1, 2005, the occupancy rate for the Mortgaged Property securing the 200 Public Square Loan was approximately 87.8%.

The largest tenant is BP America ("BP"), leasing approximately 243,338 square feet, or approximately 20.4% of the net rentable area. BP is one of the world's largest oil and petrochemicals groups and one of Great Britain's largest companies. BP is an international company, having operations in over 70 countries. As of July 19, 2005, BP was rated "Aa1" (Moody's), "AA+" (S&P) and
"AA+" (Fitch). The BP lease expires in September 2008. BP is no longer in occupancy of their space, though they are current on their rent and obligated to pay through September 2008. They have sublet approximately 90,626 square feet of their space to three tenants: Marsh and McClennan (approximately 59,293 SF),
Davel Communication (approximately 16,668 SF) and Mercer Consulting
(approximately 14,665 SF). BP leases an additional approximate 51,242 square feet through September 2008, which is sublet to National City Bank, who has signed a direct lease renewal to run from October 2008 through September 2013.
The second largest tenant is Benesch, Friedlander, Coplan & Aronoff LLP
("BFCA"), occupying approximately 115,390 square feet, or approximately 9.7% of the net rentable area. BFCA is a law firm with offices in Cleveland, Ohio and
Columbus, Ohio. The company has a national client base and is an Ohio member of
TerraLex, an international network of more than 138 law firms and 9,000 lawyers.
The BFCA lease expires in July 2009. The third largest tenant is Hahn Loeser &
Parks ("HLP"), occupying approximately 70,015 square feet, or approximately 5.9%
of the net rentable area. Founded in 1920, HLP is a full-service law firm that provides counseling to a wide spectrum of clients, including Fortune 500 corporations and privately-held businesses, non-profit institutions, governmental entities and individuals. The HLP lease expires in September 2012.

LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagor-designated lockbox account. At any time during the term of the 200 Public Square Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.20x or (ii) upon the occurrence of an event of default under the loan documents, the amounts in the lockbox will be swept daily into a mortgagee-designated lockbox account.

MANAGEMENT. Harbor Group Management Co., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 200 Public Square Loan.
Harbor Group Management Co. is a diversified property management company managing shopping centers, apartment complexes, office buildings and industrial space in 13 states plus the District of Columbia.

                                     S-182

Extra Space Portfolio

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                               $100,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.7%
 NUMBER OF MORTGAGE LOANS                                                     15
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                 Extra Space Storage LLC
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.260%
 MATURITY DATE                                                   August 11, 2010
 AMORTIZATION TYPE                                                 Interest Only
 INTEREST ONLY PERIOD                                                         60
 ORIGINAL TERM / AMORTIZATION                                            60 / IO
 REMAINING TERM / AMORTIZATION                                           60 / IO
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   TAX/INSURANCE               Yes
   ENGINEERING                 $722,564
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE               Yes
   REPLACEMENT                 $14,113

 ADDITIONAL FINANCING                                                       None
 CUT-OFF DATE BALANCE                                               $100,000,000
 CUT-OFF DATE BALANCE/SF                                                     $91
 CUT-OFF DATE LTV                                                          77.4%
 MATURITY DATE LTV                                                         77.4%
 UW DSCR ON NCF                                                            1.69x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                           15
 LOCATION                                            Various
 PROPERTY TYPE                                  Self Storage
 SIZE (SF)                                         1,100,988
 OCCUPANCY AS OF APRIL 30, 2005                        80.9%
 YEAR BUILT / YEAR RENOVATED               Various / Various
 APPRAISED VALUE                                $129,175,000
 PROPERTY MANAGEMENT              Extra Space Management LLC
 UW ECONOMIC OCCUPANCY                                 80.7%
 UW REVENUES                                     $14,917,680
 UW TOTAL EXPENSES                                $5,849,473
 UW NET OPERATING INCOME (NOI)                    $9,068,207
 UW NET CASH FLOW (NCF)                           $8,898,861
--------------------------------------------------------------------------------

                                     S-183



-----------------------------------------------------------------------------------------------------------------------
                                             EXTRA SPACE PORTFOLIO SUMMARY
-----------------------------------------------------------------------------------------------------------------------
                                                                                              CUT-OFF DATE
                                       CUT-OFF DATE   YEAR BUILT /             NET RENTABLE   BALANCE PER
            PROPERTY NAME                 BALANCE       RENOVATED     UNITS        AREA       SQUARE FOOT   OCCUPANCY*
------------------------------------- -------------- -------------- --------- -------------- ------------- ------------

Extra Space -- New York, NY .........  $ 16,400,000   1921 / 1999     1,453         73,863       $ 222          90.6%
Extra Space -- North Bergen, NJ .....    11,000,000      2000         1,074         85,955       $ 128          89.8%
Extra Space -- Hackensack, NJ .......     9,500,000      1980         1,372        120,920       $  79          90.6%
Extra Space -- Toms River, NJ .......     8,300,000      1999           676         73,337       $ 113          82.1%
Extra Space -- Seattle, WA ..........     7,400,000      1999           757         67,175       $ 110          84.3%
Extra Space -- Linden, NJ ...........     6,700,000      1999           578         61,093       $ 110          87.4%
Extra Space -- Parlin, NJ ...........     6,700,000      1999           779         76,505       $  88          78.4%
Extra Space -- Beaverton, OR ........     6,200,000      1987           571         67,530       $  92          72.1%
Extra Space -- Plainville, MA .......     5,400,000      1998           553         69,675       $  78          80.5%
Extra Space -- Stoneham, MA .........     5,400,000      2002           760         61,875       $  87          77.6%
Extra Space -- New Paltz, NY ........     5,000,000      1990           735         69,056       $  72          67.8%
Extra Space -- Sandy, UT ............     4,000,000      1994           543         83,150       $  48          86.7%
Extra Space -- Everett, MA ..........     3,750,000   1900 / 2000       835         69,789       $  54          59.8%
Extra Space -- Denver, CO ...........     2,250,000      1998           603         67,915       $  33          75.9%
Extra Space -- West Valley City,
 UT .................................     2,000,000      1995           424         53,150       $  38          78.5%
                                       ------------                   -----        -------
TOTAL/WEIGHTED AVERAGE ..............  $100,000,000                  11,713      1,100,988       $  91          80.9%
                                       ============                  ======      =========

                                            UW       UNDERWRITTEN NET                       APPRAISED
            PROPERTY NAME              OCCUPANCY %       CASH FLOW      APPRAISED VALUE   VALUE PER SF      LTV       DSCR
------------------------------------- ------------- ------------------ ----------------- -------------- ---------- ----------

Extra Space -- New York, NY .........      83.3%        $ 1,566,148      $  21,000,000        $ 284         78.1%  1.82x
Extra Space -- North Bergen, NJ .....      78.4%            934,692         14,100,000        $ 164         78.0%  1.62x
Extra Space -- Hackensack, NJ .......      91.4%            816,197         12,200,000        $ 101         77.9%  1.63x
Extra Space -- Toms River, NJ .......      85.0%            785,274         10,600,000        $ 145         78.3%  1.80x
Extra Space -- Seattle, WA ..........      86.6%            721,269          9,500,000        $ 141         77.9%  1.85x
Extra Space -- Linden, NJ ...........      80.7%            597,742          8,575,000        $ 140         78.1%  1.70x
Extra Space -- Parlin, NJ ...........      83.7%            593,303          8,550,000        $ 112         78.4%  1.68x
Extra Space -- Beaverton, OR ........      78.7%            551,164          8,000,000        $ 118         77.5%  1.69x
Extra Space -- Plainville, MA .......      80.1%            497,842          6,900,000        $  99         78.3%  1.75x
Extra Space -- Stoneham, MA .........      74.5%            499,610          6,900,000        $ 112         78.3%  1.76x
Extra Space -- New Paltz, NY ........      70.1%            407,373          6,400,000        $  93         78.1%  1.55x
Extra Space -- Sandy, UT ............      89.6%            362,411          5,100,000        $  61         78.4%  1.72x
Extra Space -- Everett, MA ..........      65.1%            237,822          5,400,000        $  77         69.4%  1.21x
Extra Space -- Denver, CO ...........      73.4%            188,939          3,450,000        $  51         65.2%  1.60x
Extra Space -- West Valley City,
 UT .................................      78.3%            139,074          2,500,000        $  47         80.0%  1.32x
                                                        -----------      -------------
TOTAL/WEIGHTED AVERAGE ..............      80.7%        $ 8,898,861      $ 129,175,000        $ 117         77.4%  1.69x
                                                        ===========      =============
--------------------------------------------------------------------------------------------------------------------------


*     Occupancy as of April 30, 2005 for all the Mortgaged Properties.

                                     S-184

THE LOANS. The 15 Mortgage Loans (the "Extra Space Self Storage Portfolio
Loans") are secured by 15 first mortgages or first deeds of trust encumbering 15 self storage properties located in seven states. The Extra Space Self Storage
Portfolio Loans represent approximately 2.7% of the Cut-Off Date Pool Balance.
The Extra Space Self Storage Portfolio Loans were originated on July 14, 2005, and have a principal balance as of the Cut-Off Date of $100,000,000. Each Extra
Space Self Storage Portfolio Loan is cross-collateralized and cross-defaulted with each of the other Extra Space Self Storage Portfolio Loans. Each Extra
Space Self Storage Portfolio Loan provides for interest-only payments for the entire loan term.

The Extra Space Self Storage Portfolio Loans have a remaining term of 60 months and mature on August 11, 2010. The Extra Space Self Storage Portfolio Loans may
be prepaid on or after June 11, 2010, and permit defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower for each of the Extra Space Self Storage Portfolio
Loans is Extra Space Properties Fifty Three LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Extra Space Self Storage Portfolio Loans. The sponsor of the borrower is Extra Space Storage LLC. Extra Space Storage LLC is a publicly traded self storage operator with a geographically diverse portfolio of approximately 630 properties owned or under management upon closing the recent
Storage USA acquisition.

THE PROPERTIES. The Mortgaged Properties consist of 15 self storage facilities containing, in the aggregate, approximately 1,100,988 square feet. As of April
30, 2005, the average occupancy rate for the Mortgaged Properties securing the
Extra Space Self Storage Portfolio Loans was approximately 80.9%.

LOCKBOX ACCOUNT. At any time during the term of the Extra Space Self Storage
Portfolio Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x for a 12 consecutive month period or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases will be directly deposited into a mortgagee-designated lockbox account.

MANAGEMENT. Extra Space Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space Self
Storage Portfolio Loans.

                                     S-185

Prentiss Pool

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                      Wachovia
 CUT-OFF DATE BALANCE                                  $100,000,000
 PERCENTAGE OF CUT-OFF DATE                                    2.7%
   POOL BALANCE
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                             Refinance
 SPONSOR                                        Prentiss Properties
 TYPE OF SECURITY                                               Fee
 MORTGAGE RATE                                               4.840%
 MATURITY DATE                                      August 10, 2015
 AMORTIZATION TYPE                                          Balloon
 INTEREST ONLY PERIOD                                            36
 ORIGINAL TERM / AMORTIZATION                             120 / 360
 REMAINING TERM / AMORTIZATION                            120 / 360
 LOCKBOX                                                  Springing
 ONE-TIME RESERVE*                                        Springing

 ADDITIONAL FINANCING                                          None

 CUT-OFF DATE BALANCE                                  $100,000,000
 CUT-OFF DATE BALANCE/SF                                       $217
 CUT-OFF DATE LTV                                             79.9%
 MATURITY DATE LTV                                            70.4%
 UW DSCR ON NCF                                               1.22x
--------------------------------------------------------------------------------

*     The borrower is required to fund $3,000,000 in cash or post a letter of credit if BearingPoint terminates its lease prior to September 2014.

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                                       2
 LOCATION                                                    McLean, VA
 PROPERTY TYPE                                       Office -- Suburban
 SIZE (SF)                                                      460,492
 OCCUPANCY AS OF JULY 1, 2005                                     95.2%
 YEAR BUILT / YEAR RENOVATED                                    Various
 APPRAISED VALUE                                           $125,200,000
 PROPERTY MANAGEMENT               Prentiss Properties Management, L.P.
 UW ECONOMIC OCCUPANCY                                            92.6%
 UW REVENUES                                                $12,747,947
 UW TOTAL EXPENSES                                           $4,346,318
 UW NET OPERATING INCOME (NOI)                               $8,401,628
 UW NET CASH FLOW (NCF)                                      $7,743,165
--------------------------------------------------------------------------------

                                     S-186

1676 International Drive



-------------------------------------------------------------------------------
                                TENANT SUMMARY
-------------------------------------------------------------------------------
                                                             NET      % OF NET
                                           RATINGS*        RENTABLE   RENTABLE
               TENANT                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
------------------------------------ ------------------- ----------- ----------

BearingPoint, Inc. .................       B2/B-/NR        239,206       79.9%
Pillsbury Winthrop Shaw Pittman LLP        NR/NR/NR         25,602        8.6
Davis Carter Scott .................       NR/NR/NR         17,673        5.9
Educap .............................       NR/NR/NR          9,466        3.2
Molinaro Koger .....................       NR/NR/NR          7,466        2.5
Non-major tenants . ................                             0        0.0
Vacant . ...........................                             0        0.0
                                                           -------      -----
TOTAL ..............................                       299,413      100.0%
                                                           =======      =====

                                                                 % OF
                                       ACTUAL                   ACTUAL    DATE OF LEASE
               TENANT                 RENT PSF   ACTUAL RENT     RENT       EXPIRATION
------------------------------------ ---------- ------------- ---------- ---------------

BearingPoint, Inc. .................  $ 26.70    $ 6,386,549      75.0%  September 2014
Pillsbury Winthrop Shaw Pittman LLP   $ 35.43        907,079      10.7        June 2009
Davis Carter Scott .................  $ 34.22        604,770       7.1       March 2009
Educap .............................  $ 36.59        346,361       4.1       March 2009
Molinaro Koger .....................  $ 35.90        268,019       3.1       March 2009
Non-major tenants . ................  $  0.00              0       0.0
Vacant . ...........................                       0       0.0
                                                 -----------     -----
TOTAL ..............................             $ 8,512,778     100.0%
                                                 ===========     =====
----------------------------------------------------------------------------------------


*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.



----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                    # OF      WA BASE                                                                          CUMULATIVE %
                   LEASES     RENT/SF     TOTAL SF      % OF TOTAL        CUMULATIVE         % OF ACTUAL      OF ACTUAL RENT
     YEAR         ROLLING     ROLLING      ROLLING     SF ROLLING*     % OF SF ROLLING*     RENT ROLLING*        ROLLING*
--------------   ---------   ---------   ----------   -------------   ------------------   ---------------   ---------------

     2005        0           $  0.00            0           0.0%               0.0%               0.0%              0.0%
     2006        0           $  0.00            0           0.0%               0.0%               0.0%              0.0%
     2007        0           $  0.00            0           0.0%               0.0%               0.0%              0.0%
     2008        0           $  0.00            0           0.0%               0.0%               0.0%              0.0%
     2009        6           $ 35.32       60,207          20.1%              20.1%              25.0%             25.0%
     2010        0           $  0.00            0           0.0%              20.1%               0.0%             25.0%
     2011        0           $  0.00            0           0.0%              20.1%               0.0%             25.0%
     2012        0           $  0.00            0           0.0%              20.1%               0.0%             25.0%
     2013        0           $  0.00            0           0.0%              20.1%               0.0%             25.0%
     2014        5           $ 26.70      239,206          79.9%             100.0%              75.0%            100.0%
     2015        0           $  0.00            0           0.0%             100.0%               0.0%            100.0%
  Thereafter     0           $  0.00            0           0.0%             100.0%               0.0%            100.0%
    Vacant       0              NA              0           0.0%             100.0%               0.0%            100.0%
----------------------------------------------------------------------------------------------------------------------------


   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-187

8260 Greensboro Drive



--------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------------------
                                                           NET      % OF NET                              % OF
                                         RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
              TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
---------------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- --------------

DDL Omni Engineering .............       NR/NR/NR         28,789       17.9%  $ 19.51     $   561,793      16.9%  November 2011
Red Hat ..........................       NR/B/NR          16,950       10.5   $ 25.00         423,750      12.8     August 2010
Vitalspring Technology ...........       NR/NR/NR         13,653        8.5   $ 24.00         327,672       9.9      March 2007
F5 Networks, Inc. ................       NR/NR/NR         12,122        7.5   $ 34.20         414,572      12.5      March 2007
Tyson's Corner Childrens .........       NR/NR/NR          8,219        5.1   $ 23.24         191,050       5.8        May 2016
Non-major tenants . ..............                        59,179       36.7   $ 23.62       1,397,743      42.1
Vacant . .........................                        22,167       13.8                         0       0.0
                                                          ------      -----               -----------     -----
TOTAL ............................                       161,079      100.0%              $ 3,316,580     100.0%
                                                         =======      =====               ===========     =====
--------------------------------------------------------------------------------------------------------------------------------


*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.



------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                                                           CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL        CUMULATIVE         % OF ACTUAL      OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*     % OF SF ROLLING*     RENT ROLLING*        ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------------   ---------------   ---------------

     2005        4             $ 25.62        8,623           5.4%               5.4%               6.7%              6.7%
     2006        2             $ 39.78        2,833           1.8%               7.1%               3.4%             10.1%
     2007        9             $ 26.15       41,846          26.0%              33.1%              33.0%             43.1%
     2008        3             $ 21.91        4,089           2.5%              35.6%               2.7%             45.8%
     2009        6             $ 23.49       19,727          12.2%              47.9%              14.0%             59.7%
     2010        2             $ 23.51       24,786          15.4%              63.3%              17.6%             77.3%
     2011        3             $ 19.51       28,789          17.9%              81.1%              16.9%             94.2%
     2012        0             $  0.00            0           0.0%              81.1%               0.0%             94.2%
     2013        0             $  0.00            0           0.0%              81.1%               0.0%             94.2%
     2014        0             $  0.00            0           0.0%              81.1%               0.0%             94.2%
     2015        0             $  0.00            0           0.0%              81.1%               0.0%             94.2%
  Thereafter     2             $ 23.24        8,219           5.1%              86.2%               5.8%            100.0%
    Vacant       0               NA          22,167          13.8%             100.0%               0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------


   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-188

THE LOAN. The Mortgage Loan (the "Prentiss Pool Loan") is secured by a first deed of trust encumbering two office buildings located in McLean, Virginia. The
Prentiss Pool Loan represents approximately 2.7% of the Cut-Off Date Pool
Balance. The Prentiss Pool Loan was originated on July 14, 2005, and has a principal balance as of the Cut-Off Date of $100,000,000. The Prentiss Pool Loan
provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Prentiss Pool Loan has a remaining term of 120 months and matures on August
10, 2015. The Prentiss Pool Loan may be prepaid on or after June 10, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWERS. The borrowers are Prentiss Properties International Drive, L.P.
and Prentiss Properties Greensboro, L.P., each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prentiss Pool Loan. The sponsor of the borrowers is
Prentiss Properties, a full service real estate company, founded in 1987, with in-house expertise in areas such as acquisitions, development, facilities management, property management and leasing. Prentiss Properties owns interests in a total of 133 office and industrial properties with approximately 18.4 million net rentable square feet, of which the Washington DC area represents approximately 27.6%.

THE PROPERTIES. The Prentiss Pool Loan consists of two adjacent properties, located in McLean, Virginia, within the Washington, DC metropolitan statistical area. The Mortgaged Property located at 1676 International Drive ("1676
International Drive") is an approximately 299,413 square foot office building situated on approximately 4.4 acres. The Mortgaged Property was constructed in
1998. As of July 1, 2005, the occupancy rate for 1676 International Drive was
100.0%, The largest tenant at 1676 International Drive is BearingPoint, Inc.
("BearingPoint"), occupying approximately 239,206 square feet, or approximately
79.9% of the net rentable area. BearingPoint, formerly known as KPMG Consulting, provides business consulting, systems integration and managed services to Global
2000 companies, medium-sized businesses, and government organizations. KPMG
International, one of the Big 4 accounting firms, and the former corporate parent of BearingPoint, is the guarantor on the BearingPoint lease. The
BearingPoint lease expires in September 2014. The second largest tenant is
Pillsbury Winthrop Shaw Pittman LLP ("Pillsbury"), occupying approximately
25,602 square feet, or approximately 8.6% of the net rentable area. Pillsbury is a global law firm that provides representation to corporations, government entities, emerging growth companies and other organizations. The Pillsbury lease expires in June 2009. The third largest tenant is Davis, Carter, Scott, occupying approximately 17,673 square feet, or approximately 5.9% of the net rentable area. Davis, Carter, Scott is a full-service architectural and interior architectural firm serving local and national clientele including large and small corporations, law firms, major hotel chains, regional governments, associations, and property developers. The Davis, Carter, Scott lease expires in
March 2009.

The Mortgaged Property located at 8260 Greensboro Drive ("8260 Greensboro
Drive") is an approximately 161,079 square foot office building situated on approximately 2.0 acres. The Mortgaged Property was constructed in 1980 and renovated in 2003. As of July 1, 2005, the occupancy rate for 8260 Greensboro
Drive was approximately 86.2%. The largest tenant is DDL Omni Engineering ("DDL
Omni"), occupying approximately 28,789 square feet, or approximately 17.9% of the net rentable area. DDL Omni provides engineering, information technology, planning and training, war-gaming, integrated logistic support, test and evaluation, and environmental services to a wide variety of government and commercial clients. The DDL Omni lease expires in November 2011. The second largest tenant is Red Hat. Red Hat occupies 16,950 square feet, or approximately
10.5% of the net rentable area. Red Hat is a leading platform for open source computing, and is certified by recognized enterprise hardware and software vendors. The Red Hat Lease expires in August 2010. The third largest tenant is
Vitalspring Technology ("Vitalspring"), occupying approximately 13,653 square feet, or approximately 8.5% of the net rentable area. Vitalspring is an enterprise software company which provides business performance solutions that enable large, self-insured corporations and government agencies to better manage and control healthcare benefits costs. The Vitalspring lease expires in March
2007.

LOCKBOX ACCOUNT. At any time during the term of the Prentiss Pool Loan, upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases will be directly deposited into a mortgagee-designated lockbox account.

MANAGEMENT. Prentiss Properties Management, L.P. ("Prentiss"), an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the
Prentiss Pool Loan. Prentiss manages approximately 28 million square feet of office and industrial properties owned by Prentiss Properties Trust and its affiliates, as well as third parties.

                                     S-189

1701 North Fort Myer

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $86,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  2.4%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                      Acquisition
 SPONSOR                           Beacon Capital Strategic Partners III, L.P.
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          4.970%
 MATURITY DATE                                                   July 11, 2010
 AMORTIZATION TYPE                                               Interest Only
 INTEREST ONLY PERIOD                                                       60
 ORIGINAL TERM / AMORTIZATION                                          60 / IO
 REMAINING TERM / AMORTIZATION                                         59 / IO
 LOCKBOX                                                                   Yes
 UP-FRONT RESERVES
  TI/LC(1)                         $2,577,690
 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                    Springing
  REPLACEMENT                      Springing
 ADDITIONAL FINANCING(2)                                                  None
 CUT-OFF DATE BALANCE                                              $86,500,000
 CUT-OFF DATE BALANCE/SF                                                  $308
 CUT-OFF DATE LTV                                                        75.9%
 MATURITY DATE LTV                                                       75.9%
 UW DSCR ON NCF                                                          1.54x
--------------------------------------------------------------------------------

(1)   Equal to the aggregate outstanding TI and rent abatements owed to the tenant.
(2)   Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                                           1
 LOCATION                                                     Arlington, VA
 PROPERTY TYPE                                           Office -- Suburban
 SIZE (SF)                                                          280,431
 OCCUPANCY AS OF JUNE 13, 2005                                       100.0%
 YEAR BUILT / YEAR RENOVATED                                    1970 / 2003
 APPRAISED VALUE                                               $114,000,000
 PROPERTY MANAGEMENT                                    Rosslyn Manager LLC
 UW ECONOMIC OCCUPANCY                                                96.0%
 UW REVENUES                                                     $9,535,512
 UW TOTAL EXPENSES                                               $2,401,333
 UW NET OPERATING INCOME (NOI)                                   $7,134,179
 UW NET CASH FLOW (NCF)                                          $6,635,634
--------------------------------------------------------------------------------

                                     S-190



--------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------------------
                                                           NET      % OF NET                                           DATE OF
                                         RATINGS*        RENTABLE   RENTABLE    ACTUAL                      % OF        LEASE
              TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT   ACTUAL RENT   EXPIRATION
---------------------------------- ------------------- ----------- ---------- ---------- ------------- ------------- -----------

GSA (Secretary of State) .........     Aaa/AAA/AAA       280,259       99.9%  $ 33.15     $ 9,291,297       99.9%     June 2014
MCI ..............................       B2/B+/B             172        0.1   $ 44.65           7,679        0.1            MTM
Vacant . .........................                             0        0.0                         0        0.0
                                                         -------      -----               -----------      -----
TOTAL ............................                       280,431      100.0%              $ 9,298,976      100.0%
                                                         =======      =====               ===========      =====
--------------------------------------------------------------------------------------------------------------------------------


*  Certain ratings are those of the parent whether or not the parent guarantees the lease.



-----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------
                                                                                                           CUMULATIVE
                                   WA BASE                   % OF TOTAL     CUMULATIVE     % OF ACTUAL     % OF ACTUAL
                  # OF LEASES      RENT/SF      TOTAL SF         SF           % OF SF          RENT           RENT
     YEAR           ROLLING        ROLLING       ROLLING      ROLLING*       ROLLING*        ROLLING*       ROLLING*
--------------   -------------   -----------   ----------   ------------   ------------   -------------   ------------

     2005        1                 $ 44.65          172          0.1%            0.1%           0.1%            0.1%
     2006        0                 $  0.00            0          0.0%            0.1%           0.0%            0.1%
     2007        0                 $  0.00            0          0.0%            0.1%           0.0%            0.1%
     2008        0                 $  0.00            0          0.0%            0.1%           0.0%            0.1%
     2009        0                 $  0.00            0          0.0%            0.1%           0.0%            0.1%
     2010        0                 $  0.00            0          0.0%            0.1%           0.0%            0.1%
     2011        0                 $  0.00            0          0.0%            0.1%           0.0%            0.1%
     2012        0                 $  0.00            0          0.0%            0.1%           0.0%            0.1%
     2013        0                 $  0.00            0          0.0%            0.1%           0.0%            0.1%
     2014        1                 $ 33.15      280,259         99.9%          100.0%          99.9%          100.0%
     2015        0                 $  0.00            0          0.0%          100.0%           0.0%          100.0%
  Thereafter     0                 $  0.00            0          0.0%          100.0%           0.0%          100.0%
    Vacant       0                   NA               0          0.0%          100.0%           0.0%          100.0%
-----------------------------------------------------------------------------------------------------------------------


  *  Calculated based on the approximate square footage occupied by each tenant.

                                     S-191

THE LOAN. The Mortgage Loan (the "1701 North Fort Myer Loan") is secured by a first mortgage encumbering an office building located in Arlington, Virginia.
The 1701 North Fort Myer Loan represents approximately 2.4% of the Cut-Off Date
Pool Balance. The 1701 North Fort Myer Loan was originated on June 13, 2005, and has a principal balance as of the Cut-Off Date of $86,500,000. The 1701 North
Fort Myer Loan provides for interest-only payments for the entire term.

The 1701 North Fort Myer Loan has a remaining term of 59 months and matures on
July 11, 2010. The 1701 North Fort Myer Loan may be prepaid with the payment of a yield maintenance charge prior to April 11, 2010, and may be prepaid without the payment of a yield maintenance charge on or after April 11, 2010.

THE BORROWERS. The borrowers are Lynn Estates Property Associates, LLC and
Berkley Property Associates, LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1701 North Fort Myer Loan. The sponsor is Beacon Capital
Strategic Partners III, L.P., an office-focused private equity fund, with over
$1 billion of committed equity capital.

THE PROPERTY. The Mortgaged Property is an approximately 280,431 square foot office building situated on approximately 1.4 acres. The Mortgaged Property was constructed in 1970 and renovated in 2003. The Mortgaged Property is located in
Arlington, Virginia, within the Washington, DC-MD-VA-WV metropolitan statistical area. As of June 13, 2005, the occupancy rate for the Mortgaged Property securing the 1701 North Fort Myer Loan was approximately 100.0%.

The largest tenant is the General Services Administration ("GSA"), occupying approximately 280,259 square feet, or approximately 99.9% of the net rentable area. The GSA secures the buildings, products, services, technology and other workplace essentials for the federal government, with the space in this building being occupied by the Secretary of the State. As of July 15, 2005, the GSA was
rated "Aaa" (Moody's), "AAA" (S&P) and "AAA" (Fitch). The GSA lease expires in
June 2014. The other tenant is MCI, Inc. ("MCI"), occupying approximately 172 square feet, or approximately 0.1% of the net rentable area. MCI, formerly known as WorldCom, is a global communications company. As of July 15, 2005, MCI was rated "B2" (Moody's), "B+" (S&P) and "B" (Fitch). The MCI lease is on a month-to-month basis.

LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

MANAGEMENT. Rosslyn Manager LLC is the property manager for the Mortgaged
Property securing the 1701 North Fort Myer Loan.

                                     S-192

The Forum at Carlsbad

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                         Wachovia
 CUT-OFF DATE BALANCE                                      $85,000,000
 PERCENTAGE OF CUT-OFF DATE                                       2.3%
 POOL BALANCE
 NUMBER OF MORTGAGE LOANS                                            1
 LOAN PURPOSE                                                Refinance
 SPONSOR                                             Stanley E. Thomas
 TYPE OF SECURITY                                                  Fee
 MORTGAGE RATE                                                  4.810%
 MATURITY DATE                                           July 11, 2015
 AMORTIZATION TYPE                                            Interest
                                                                  Only
 INTEREST ONLY PERIOD                                              120
 ORIGINAL TERM / AMORTIZATION                                 120 / IO
 REMAINING TERM /                                             119 / IO
 AMORTIZATION
 LOCKBOX                                                          None
 ADDITIONAL FINANCING*                                            None
 CUT-OFF DATE BALANCE                                      $85,000,000
 CUT-OFF DATE BALANCE/SF                                          $322
 CUT-OFF DATE LTV                                                68.8%
 MATURITY DATE LTV                                               68.8%
 UW DSCR ON NCF                                                  1.72x
--------------------------------------------------------------------------------

*     Future secured debt permitted.

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                                         1
 LOCATION                                                    Carlsbad, CA
 PROPERTY TYPE                                         Retail -- Anchored
 SIZE (SF)                                                        264,199
 OCCUPANCY AS OF MAY 25, 2005                                      100.0%
 YEAR BUILT / YEAR RENOVATED                                    2003 / NA
 APPRAISED VALUE                                             $123,500,000
 PROPERTY MANAGEMENT                             Thomas Enterprises, Inc.
 UW ECONOMIC OCCUPANCY                                              95.0%
 UW REVENUES                                                   $9,373,283
 UW TOTAL EXPENSES                                             $2,198,021
 UW NET OPERATING INCOME (NOI)                                 $7,175,261
 UW NET CASH FLOW (NCF)                                        $7,027,198
--------------------------------------------------------------------------------

                                     S-193



--------------------------------------------------------------------------------------------------------------------------
                                                      TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------------
                                                     NET      % OF NET                              % OF        DATE OF
                                   RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL        LEASE
           TENANT             MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
---------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- --------------

Bed, Bath & Beyond .........      NR/BBB/NR         28,000       10.8%  $ 23.00     $   644,000       8.3%   January 2014
Borders ....................       NR/NR/NR         23,000        8.9   $ 18.00         414,000       5.4   November 2018
Jimbo's Naturally ..........       NR/NR/NR         18,000        6.9   $ 20.00         360,000       4.7   December 2018
Anthropologie ..............       NR/NR/NR         10,790        4.2   $ 29.36         316,837       4.1    January 2016
Ulta .......................       NR/NR/NR         10,666        4.1   $ 30.00         319,980       4.1     August 2014
Non-major tenants ..........                       168,743       65.1   $ 33.60       5,669,510      73.4
Vacant .....................                             0        0.0                         0       0.0
                                                   -------      -----               -----------     -----
TOTAL ......................                       259,199      100.0%              $ 7,724,327     100.0%
                                                   =======      =====               ===========     =====
--------------------------------------------------------------------------------------------------------------------------


*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.



----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                  CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF     TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING      ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   ----------   ----------   -------------   ------------   -------------   ---------------

     2005             0       $  0.00            0           0.0%            0.0%           0.0%             0.0%
     2006             0       $  0.00            0           0.0%            0.0%           0.0%             0.0%
     2007             0       $  0.00            0           0.0%            0.0%           0.0%             0.0%
     2008             1       $ 36.00        6,786           2.6%            2.6%           3.2%             3.2%
     2009             4       $ 35.88        6,155           2.4%            5.0%           2.9%             6.0%
     2010             8       $ 34.56       27,065          10.4%           15.4%          12.1%            18.1%
     2011            13       $ 36.90       26,594          10.3%           25.7%          12.7%            30.8%
     2012             4       $ 36.00       12,320           4.8%           30.4%           5.7%            36.6%
     2013             2       $ 32.43       10,080           3.9%           34.3%           4.2%            40.8%
     2014            13       $ 28.52       95,321          36.8%           71.1%          35.2%            76.0%
     2015             4       $ 33.01       17,088           6.6%           77.7%           7.3%            83.3%
  Thereafter          5       $ 22.30       57,790          22.3%          100.0%          16.7%           100.0%
    Vacant            0          NA              0           0.0%          100.0%           0.0%           100.0%
----------------------------------------------------------------------------------------------------------------------


*     Calculated based on the approximate square footage occupied by each tenant.

                                     S-194

1101 Wilson

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                       Wachovia
 CUT-OFF DATE BALANCE                                    $84,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                        2.3%
 NUMBER OF MORTGAGE LOANS                                          1
 LOAN PURPOSE                                            Acquisition
 SPONSOR                                    Beacon Capital Strategic
                                                  Partners III, L.P.
 TYPE OF SECURITY                                                Fee
 MORTGAGE RATE                                                4.970%
 MATURITY DATE                                         July 11, 2010
 AMORTIZATION TYPE                                     Interest Only
 INTEREST ONLY PERIOD                                             60
 ORIGINAL TERM / AMORTIZATION                                60 / IO
 REMAINING TERM / AMORTIZATION                               59 / IO
 LOCKBOX                                                         Yes

 UP-FRONT RESERVES
   TI/LC                     $3,285,000
   LA FITNESS(1)             $1,370,859

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Springing
   REPLACEMENT                Springing

 ADDITIONAL FINANCING(2)                           None

 CUT-OFF DATE BALANCE                       $84,500,000
 CUT-OFF DATE BALANCE/SF                           $255
 CUT-OFF DATE LTV                                 69.8%
 MATURITY DATE LTV                                69.8%
 UW DSCR ON NCF                                   1.46x
--------------------------------------------------------------------------------

(1)   Equal to one year of rent for LA Fitness, who signed a letter of intent for a 15-year lease for approximately 47,000 SF. Funds from this escrow will flow through the waterfall for the first year of the loan term, or until the lease is executed and the tenant is in occupancy and paying rent.
(2)   Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                        1
 LOCATION                                                  Arlington, VA
 PROPERTY TYPE                                        Office -- Suburban
 SIZE (SF)                                                       331,304
 OCCUPANCY AS OF MAY 15, 2005                                      78.0%
 YEAR BUILT / YEAR RENOVATED                                 1965 / 2002
 APPRAISED VALUE                                            $121,000,000
 PROPERTY MANAGEMENT                                 Rosslyn Manager LLC
 UW ECONOMIC OCCUPANCY                                             78.3%
 UW REVENUES                                                $ 10,102,259
 UW TOTAL EXPENSES                                          $  3,920,564
 UW NET OPERATING INCOME (NOI)                              $  6,181,695
 UW NET CASH FLOW (NCF)                                     $  6,115,434
--------------------------------------------------------------------------------

                                     S-195



----------------------------------------------------------------------------------
                                  TENANT SUMMARY
----------------------------------------------------------------------------------
                                                                         % OF NET
                                          RATINGS(1)      NET RENTABLE   RENTABLE
               TENANT                 MOODY'S/S&P/FITCH     AREA (SF)      AREA
------------------------------------ ------------------- -------------- ----------

Freedom Forum ......................       NR/NR/NR         96,580          29.2%
General Services Administration ....     Aaa/AAA/AAA        50,779          15.3
NatureServe ........................       NR/NR/NR         25,961           7.8
Health Communications ..............       NR/NR/NR         17,665           5.3
TASC (The Analytic Sciences Corp) ..       NR/NR/NR         17,665           5.3
Non-major tenants ..................                        49,916          15.1
Vacant .............................                        72,738          22.0
                                                            -------        -----
TOTAL ..............................                        331,304        100.0%
                                                            =======        =====

                                                                 % OF
                                       ACTUAL                   ACTUAL      DATE OF LEASE
               TENANT                 RENT PSF   ACTUAL RENT     RENT         EXPIRATION
------------------------------------ ---------- ------------- ---------- -------------------

Freedom Forum ...................... $ 29.00     $ 2,800,828      34.7%  Multiple Spaces(2)
General Services Administration .... $ 28.40       1,441,904      17.9   Multiple Spaces(3)
NatureServe ........................ $ 35.20         913,896      11.3            June 2006
Health Communications .............. $ 34.62         611,572       7.6            July 2006
TASC (The Analytic Sciences Corp) .. $ 35.00         618,264       7.7            July 2007
Non-major tenants .................. $ 33.65       1,679,702      20.8
Vacant .............................                       0       0.0
                                                 -----------     -----
TOTAL ..............................             $ 8,066,166     100.0%
                                                 ===========     =====
--------------------------------------------------------------------------------------------


(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 8,255 SF expire in June
      2007 and approximately 88,325 SF expire in June 2009.

(3)   Under the terms of multiple leases, approximately 3,698 SF expire in
      October 2006, approximately 20,762 SF expire in February 2007, approximately 12,093 SF expire in June 2010 and approximately 14,226 SF expire in June 2013.



--------------------------------------------------------------------------------------------------
                                    LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------
                                                                                       CUMULATIVE
                  # OF     WA BASE                 % OF     CUMULATIVE       % OF         % OF
                 LEASES    RENT/SF    TOTAL SF   TOTAL SF     % OF SF    ACTUAL RENT   ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   ROLLING*    ROLLING*      ROLLING*     ROLLING*
-------------- --------- ----------- ---------- ---------- ------------ ------------- ------------

     2005      4           $ 16.19      2,600       0.8%         0.8%         0.5%          0.5%
     2006      4           $ 34.36     57,898      17.5%        18.3%        24.7%         25.2%
     2007      3           $ 28.85     46,682      14.1%        32.4%        16.7%         41.9%
     2008      0           $  0.00          0       0.0%        32.4%         0.0%         41.9%
     2009      3           $ 30.53     97,974      29.6%        61.9%        37.1%         79.0%
     2010      3           $ 31.98     36,658      11.1%        73.0%        14.5%         93.5%
     2011      0           $  0.00          0       0.0%        73.0%         0.0%         93.5%
     2012      1           $ 31.20        953       0.3%        73.3%         0.4%         93.9%
     2013      1           $ 30.06     14,226       4.3%        77.6%         5.3%         99.2%
     2014      0           $  0.00          0       0.0%        77.6%         0.0%         99.2%
     2015      1           $ 43.05      1,575       0.5%        78.0%         0.8%        100.0%
  Thereafter   0           $  0.00          0       0.0%        78.0%         0.0%        100.0%
    Vacant     0             NA        72,738      22.0%       100.0%         0.0%        100.0%
--------------------------------------------------------------------------------------------------


   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-196

Marriott-Los Angeles, CA

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $82,600,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.3%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                 DiamondRock Hospitality
                                                         Limited Partnership and
                                                            Bloodstone TRS, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.300%
 MATURITY DATE                                                     July 11, 2015
 AMORTIZATION TYPE                                                 Interest Only
 INTEREST ONLY PERIOD                                                        120
 ORIGINAL TERM / AMORTIZATION                                           120 / IO
 REMAINING TERM / AMORTIZATION                                          119 / IO
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES(1)
  FF&E                           $7,896,568
 MONTHLY RESERVES(2)
  TAX / INSURANCE                Springing
  FF&E                           4% of gross revenues

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $82,600,000
 CUT-OFF DATE BALANCE/ROOM                                           $    82,271
 CUT-OFF DATE LTV                                                          63.4%
 MATURITY DATE LTV                                                         63.4%
 UW DSCR ON NCF                                                            2.74x
--------------------------------------------------------------------------------

(1)   Pursuant to the terms of the management agreement, the borrower has granted to the mortgagee a security interest in all of the borrower's interest in the amounts on deposit with the property manager.

(2)   Ongoing tax, insurance and FF&E reserves are collected and held by the property manager, pursuant to the management agreement.

--------------------------------------------------------------------------------
                                PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                                         1
 LOCATION                                                 Los Angeles, CA
 PROPERTY TYPE                                Hospitality -- Full Service
 SIZE (ROOMS)                                                       1,004
 OCCUPANCY AS OF APRIL 30, 2005                                     79.4%
 YEAR BUILT / YEAR RENOVATED                                  1973 / 1999
 APPRAISED VALUE                                             $130,300,000
 PROPERTY MANAGEMENT                        Marriott Hotel Services, Inc.
 UW ECONOMIC OCCUPANCY                                              79.0%
 UW REVENUES                                                 $ 51,627,650
 UW TOTAL EXPENSES                                           $ 37,570,914
 UW NET OPERATING INCOME (NOI)                               $ 14,056,737
 UW NET CASH FLOW (NCF)                                      $ 11,991,631
--------------------------------------------------------------------------------

                                     S-197

--------------------------------------------------
                 TENANT SUMMARY
--------------------------------------------------
GUESTROOM MIX                        NO. OF ROOMS
---------------------------------   -------------
  King ..........................            537
  Double Double .................            445
  Suites ........................             22
                                          ------
  TOTAL .........................           1004
                                          ======

  MEETING/BANQUET ROOMS              SQUARE FEET
----------------------------------  -------------
  Marquis Ballroom ..............         12,350
  Imperial Ballroom .............         10,575
  Hall of Cities ................         12,875
  Capriccio Hall ................          4,550
  Executive Suites ..............          2,500
  California Suites .............          2,400
  Boardroom .....................            350
  Outdoor Meeting Space .........         10,400
                                          ------
  TOTAL .........................         56,000
                                          ======

  FOOD AND BEVERAGE                      SEATING
----------------------------------        ------
  JW's Steakhouse ...............            105
  Latitude 33 ...................            280
  Champions Sports Bar ..........            189
  Starbucks Coffee ..............              0
                                          ------
  TOTAL .........................            574
                                          ======
--------------------------------------------------

--------------------------------------------------
            FINANCIAL SCHEDULE
--------------------------------------------------
  Year ..................   2004 - 2005
  Latest Period .........   T12-4/30/05
  Occupancy .............         79.4%
  ADR ...................        $97.33
  REVPAR ................        $77.28
  UW Occupancy ..........         79.0%
  UW ADR ................       $104.79
  UW REVPAR .............        $82.78
--------------------------------------------------

                                     S-198

1400 Key & 1401 Wilson

--------------------------------------------------------------------------------
                       LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                           Wachovia
 CUT-OFF DATE BALANCE                                        $67,100,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                            1.8%
 NUMBER OF MORTGAGE LOANS                                              1
 LOAN PURPOSE                                                Acquisition
 SPONSOR                                        Beacon Capital Strategic
                                                      Partners III, L.P.
 TYPE OF SECURITY                                                    Fee
 MORTGAGE RATE                                                    4.970%
 MATURITY DATE                                             July 11, 2010
 AMORTIZATION TYPE                                         Interest Only
 INTEREST ONLY PERIOD                                                 60
 ORIGINAL TERM / AMORTIZATION                                    60 / IO
 REMAINING TERM / AMORTIZATION                                   59 / IO
 LOCKBOX                                                             Yes
 ONGOING MONTHLY RESERVES
  TI/LC                          $29,931
  TAX/INSURANCE                   Springing
  REPLACEMENT                     Springing
 ADDITIONAL FINANCING*                                              None
 CUT-OFF DATE BALANCE                                        $67,100,000
 CUT-OFF DATE BALANCE/SF                                            $187
 CUT-OFF DATE LTV                                                  69.2%
 MATURITY DATE LTV                                                 69.2%
 UW DSCR ON NCF                                                    1.83x
--------------------------------------------------------------------------------

* Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                  PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                                      1
 LOCATION                                                Arlington, VA
 PROPERTY TYPE                                      Office -- Suburban
 SIZE (SF)                                                     359,175
 OCCUPANCY AS OF MAY 15, 2005                                    99.3%
 YEAR BUILT / YEAR RENOVATED                                 1964 / NA
 APPRAISED VALUE                                           $97,000,000
 PROPERTY MANAGEMENT                               Rosslyn Manager LLC
 UW ECONOMIC OCCUPANCY                                           96.0%
 UW REVENUES                                               $10,174,929
 UW TOTAL EXPENSES                                         $ 3,511,783
 UW NET OPERATING INCOME (NOI)                             $ 6,663,146
 UW NET CASH FLOW (NCF)                                    $ 6,116,876
--------------------------------------------------------------------------------

                                     S-199



------------------------------------------------------------------------------------
                                   TENANT SUMMARY
------------------------------------------------------------------------------------
                                                                  NET      % OF NET
                                               RATINGS(1)       RENTABLE   RENTABLE
                  TENANT                   MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------------- ------------------- ----------- ----------

General Services Administration .........     Aaa/AAA/AAA       202,861       56.5%
Veridian ................................        A2/A/A          65,916       18.4
Gold's Gym Inc. .........................       NR/NR/NR         17,225        4.8
Computer Science Corp ...................        A3/A/A          14,508        4.0
Information Technology Assoc ............       NR/NR/NR         14,508        4.0
Non-major tenants . .....................                        41,718       11.6
Vacant ..................................                         2,439        0.7
                                                                -------      -----
TOTAL ...................................                       359,175      100.0%
                                                                =======      =====

                                                                      % OF
                                            ACTUAL                   ACTUAL      DATE OF LEASE
                  TENANT                   RENT PSF   ACTUAL RENT     RENT         EXPIRATION
----------------------------------------- ---------- ------------- ---------- -------------------

General Services Administration ......... $ 26.77     $ 5,431,250      56.6%  Multiple Spaces(2)
Veridian ................................ $ 26.52       1,748,092      18.2         October 2008
Gold's Gym Inc. ......................... $ 18.36         316,251       3.3       September 2014
Computer Science Corp ................... $ 33.34         483,697       5.0            June 2006
Information Technology Assoc ............ $ 32.24         467,771       4.9       September 2010
Non-major tenants . ..................... $ 27.46       1,145,423      11.9
Vacant ..................................                       0       0.0
                                                      -----------     -----
TOTAL ...................................             $ 9,592,483     100.0%
                                                      ===========     =====
-------------------------------------------------------------------------------------------------


(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 2,548 SF expire in June
      2006, approximately 10,543 SF expire in October 2008, approximately
      29,016 SF expire in March 2009, approximately 25,976 SF expire in July
      2009, approximately 47,156 SF expire in March 2010, approximately 5,389
      SF expire in June 2010, approximately 75,609 SF expire in July 2010 and approximately 6,624 SF expire in March 2015.



----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   -------------   ---------------

     2005        4             $ 24.30        3,441           1.0%            1.0%           0.9%             0.9%
     2006        3             $ 32.39       20,893           5.8%            6.8%           7.1%             7.9%
     2007        2             $ 40.90          984           0.3%            7.0%           0.4%             8.3%
     2008        7             $ 26.80      101,557          28.3%           35.3%          28.4%            36.7%
     2009        2             $ 27.60       54,992          15.3%           50.6%          15.8%            52.5%
     2010        8             $ 26.86      149,221          41.5%           92.2%          41.8%            94.3%
     2011        0             $  0.00            0           0.0%           92.2%           0.0%            94.3%
     2012        0             $  0.00            0           0.0%           92.2%           0.0%            94.3%
     2013        0             $  0.00            0           0.0%           92.2%           0.0%            94.3%
     2014        1             $ 18.36       17,225           4.8%           97.0%           3.3%            97.6%
     2015        2             $ 27.16        8,423           2.3%           99.3%           2.4%           100.0%
  Thereafter     0             $  0.00            0           0.0%           99.3%           0.0%           100.0%
    Vacant       0               NA           2,439           0.7%          100.0%           0.0%           100.0%
----------------------------------------------------------------------------------------------------------------------


*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-200

Westfield San Francisco Centre

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                            Wachovia
 CUT-OFF DATE BALANCE                                         $60,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                             1.6%
 NUMBER OF MORTGAGE LOANS                                               1
 LOAN PURPOSE                                                   Refinance
 SPONSOR                                          Westfield America, Inc.
 TYPE OF SECURITY                                               Leasehold
 MORTGAGE RATE                                                     4.780%
 MATURITY DATE                                               July 6, 2015
 AMORTIZATION TYPE                                          Interest Only
 INTEREST ONLY PERIOD                                                 120
 ORIGINAL TERM / AMORTIZATION                                    120 / IO
 REMAINING TERM / AMORTIZATION                                   119 / IO
 LOCKBOX                                                              Yes
 SHADOW RATING (MOODY'S/S&P/FITCH)(1)                       Baa2/AA-/BBB+
 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                           Springing
  REPLACEMENT/ROLLOVER                    Springing
 ADDITIONAL FINANCING(2)            Pari Passu Debt           $60,000,000
                                                      PARI PASSU NOTES(3)
                                                      -------------------
 CUT-OFF DATE BALANCE                                        $120,000,000
 CUT-OFF DATE BALANCE/SF                                             $241
 CUT-OFF DATE LTV                                                   53.1%
 MATURITY DATE LTV                                                  53.1%
 UW DSCR ON NCF                                                     2.47x
--------------------------------------------------------------------------------

(1)   Moody's, S&P and Fitch have confirmed that the Westfield San Francisco
      Centre Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.
(2)   Future unsecured debt permitted.
(3)   LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the Westfield San Francisco Centre Loan and the Westfield San Francisco Centre Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                    San Francisco, CA
 PROPERTY TYPE                              Retail -- Anchored
 SIZE (SF)                                             498,103
 OCCUPANCY AS OF JUNE 15, 2005                           99.3%
 YEAR BUILT / YEAR RENOVATED                         1988 / NA
 APPRAISED VALUE                                  $226,000,000
 PROPERTY MANAGEMENT               Westfield Corporation, Inc.
 UW ECONOMIC OCCUPANCY                                   98.0%
 UW REVENUES                                      $ 22,908,428
 UW TOTAL EXPENSES                                $  8,629,716
 UW NET OPERATING INCOME (NOI)                    $ 14,278,713
 UW NET CASH FLOW (NCF)                           $ 14,155,652
--------------------------------------------------------------------------------

                                     S-201



--------------------------------------------------------------------------------
                                TENANT SUMMARY
--------------------------------------------------------------------------------
                                                            NET      % OF NET
                                          RATINGS*        RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------- ------------------- ----------- ----------

ANCHOR TENANTS -- COLLATERAL
Nordstrom .........................       Baa1/A-/A-      312,000       62.6%
                                                          -------      -----
 TOTAL ANCHOR OWNED ...............                       312,000       62.6%
                                                          =======      =====
TOP 5 IN-LINE TENANTS
Abercrombie & Fitch ...............       NR/NR/NR         24,515        4.9%
Champs ............................       NR/NR/NR         11,793        2.4
American Eagle Outfitters .........       NR/NR/NR          8,415        1.7
J. Crew ...........................      Caa2/B-/NR         8,415        1.7
Foot Locker .......................      Ba2/BB+/NR         7,059        1.4
                                                          -------      -----
 TOTAL TOP 5 TENANTS ..............                        60,197       12.1%
                                                          =======      =====
NON-MAJOR TENANTS .................                       122,154       24.5
                                                          -------      -----
OCCUPIED COLLATERAL TOTAL .........                       494,351       99.2%
                                                          =======      =====
VACANT SPACE ......................                         3,752        0.8
                                                          -------      -----
COLLATERAL TOTAL ..................                       498,103      100.0%
                                                          =======      =====

                                                                  % OF
                                      ACTUAL                     ACTUAL    DATE OF LEASE
               TENANT                RENT PSF    ACTUAL RENT      RENT      EXPIRATION
----------------------------------- ---------- --------------- ---------- --------------

ANCHOR TENANTS -- COLLATERAL
Nordstrom ......................... $   0.00          % Rent        0.0%   October 2018
                                                                  -----
 TOTAL ANCHOR OWNED ...............                                 0.0%
                                                                  =====
TOP 5 IN-LINE TENANTS
Abercrombie & Fitch ............... $  77.49      $1,899,667       13.5%   January 2007
Champs ............................ $   0.00       % Rent           0.0       June 2006
American Eagle Outfitters ......... $ 120.00       1,009,800        7.2   November 2008
J. Crew ........................... $  65.36         550,004        3.9    January 2006
Foot Locker ....................... $  76.00         536,484        3.8    January 2009
                                               -------------      -----
 TOTAL TOP 5 TENANTS .............. $  66.38      $3,995,956       28.4%
                                               =============      =====
NON-MAJOR TENANTS ................. $  82.42      10,068,131       71.6
                                               -------------      -----
OCCUPIED COLLATERAL TOTAL ......... $  28.45    $14,064,086       100.0%
                                               =============      =====
VACANT SPACE ......................
COLLATERAL TOTAL ..................
----------------------------------------------------------------------------------------


*  Certain ratings are those of the parent whether or not the parent guarantees the lease.



---------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                                                                                                          CUMULATIVE
                                  WA BASE                                 CUMULATIVE                         % OF
                   # OF LEASES    RENT/SF    TOTAL SF     % OF TOTAL         % OF         % OF ACTUAL     ACTUAL RENT
       YEAR          ROLLING      ROLLING     ROLLING   SF ROLLING(1)   SF ROLLING(1)   RENT ROLLING(1)   ROLLING(1)
----------------- ------------- ----------- ---------- --------------- --------------- ----------------- ------------

  2005                 6         $  81.63      4,199          0.8%            0.8%             2.4%            2.4%
  2006(2)              11        $  87.03     29,248          5.9%            6.7%            10.8%           13.2%
  2007                 1         $  77.49     24,515          4.9%           11.6%            13.5%           26.7%
  2008                 4         $  99.39     13,695          2.7%           14.4%             9.7%           36.4%
  2009                 7         $  76.54     25,235          5.1%           19.5%            13.7%           50.2%
  2010                 15        $  67.86     29,681          6.0%           25.4%            14.3%           64.5%
  2011                 6         $  79.74     21,016          4.2%           29.6%            11.9%           76.4%
  2012                 12        $  94.43     25,099          5.0%           34.7%            16.9%           93.2%
  2013                 2         $ 116.06      2,387          0.5%           35.1%             2.0%           95.2%
  2014                 2         $ 130.28      3,292          0.7%           35.8%             3.0%           98.3%
  2015                 1         $  82.00      1,422          0.3%           36.1%             0.8%           99.1%
  Thereafter(3)        2         $  50.00    314,562         63.2%           99.2%             0.9%          100.0%
  Vacant               0            NA         3,752          0.8%          100.0%             0.0%          100.0%
---------------------------------------------------------------------------------------------------------------------


   (1)   Calculated based on the approximate square footage occupied by each tenant.

   (2)   The WA Base Rent/SF Rolling for 2006 does not include approximately
         11,793 SF occupied by Champs and approximately 9 SF occupied by
         Innovus. These spaces are leased for a percentage of sales and therefore have not been reported.

   (3)   The WA Base Rent/SF Rolling for leases expiring beyond 2015 does not include approximately 312,000 SF occupied by Nordstrom. This space is leased for a percentage of store sales and therefore has not been reported.

                                     S-202

101 Avenue of the Americas

--------------------------------------------------------------------------------
                                 LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                      Wachovia
 CUT-OFF DATE BALANCE                                   $59,813,870
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                       1.6%
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                             Refinance
 SPONSOR            Allen Silverman and Edward J. Minskoff Equities
 TYPE OF SECURITY                                         Leasehold
 MORTGAGE RATE                                              5.3385%
 MATURITY DATE                                    December 11, 2011
 AMORTIZATION TYPE                                          Balloon
 INTEREST ONLY PERIOD                                          None
 ORIGINAL TERM / AMORTIZATION                              79 / 360
 REMAINING TERM / AMORTIZATION                             76 / 357
 LOCKBOX                                                        Yes
 SHADOW RATING (MOODY'S/S&P/FITCH)(1)                Baa3/BBB-/BBB-

 UP-FRONT RESERVES
  TAX                       Yes

 ONGOING MONTHLY RESERVES
  TAX                       Yes
  TI/LC(2)                  Springing
  GROUND RENT(3)            1/12 of annual ground rent expense
  REPLACEMENT               Springing

 ADDITIONAL FINANCING       Pari Passu Debt            $ 89,720,804

                                                PARI PASSU NOTES(4)
                                                -------------------
 CUT-OFF DATE BALANCE                                  $149,534,674
 CUT-OFF DATE BALANCE/SF                                       $364
 CUT-OFF DATE LTV                                             59.8%
 MATURITY DATE LTV                                            54.0%
 UW DSCR ON NCF                                               1.70x
--------------------------------------------------------------------------------

(1)   Moody's, S&P and Fitch have confirmed that the 101 Avenue of the Americas
      Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.
(2)   Escrowed monthly for the final 26 months of the loan term for the potential roll associated with the original lease expiration in December
      2011.
(3)   One twelfth of annual ground rent, as estimated by mortgagee, to be collected monthly until February 2008, $100,478 in February 2008, followed by $645,000 per month until $12,355,478 is on deposit for payment of special additional rent due under the terms of the ground lease.
(4)   LTV Ratios, DSC Ratio and Cut-Off Balance/SF were derived based on the aggregate indebtedness of the 101 Avenue of the Americas Loan and the 101
      Avenue of the Americas Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                                 1
 LOCATION                                            New York, NY
 PROPERTY TYPE                                      Office -- CBD
 SIZE (SF)                                                411,097
 OCCUPANCY AS OF APRIL 15, 2005                            100.0%
 YEAR BUILT / YEAR RENOVATED                            1990 / NA
 APPRAISED VALUE                                     $250,000,000
 PROPERTY MANAGEMENT                               Tenant managed
 UW ECONOMIC OCCUPANCY                                     100.0%
 UW REVENUES                                          $17,076,249
 UW TOTAL EXPENSES                                             $0
 UW NET OPERATING INCOME (NOI)                        $17,076,249
 UW NET CASH FLOW (NCF)                               $17,076,249
--------------------------------------------------------------------------------

                                     S-203



-----------------------------------------------------------------------------------
                                  TENANT SUMMARY
-----------------------------------------------------------------------------------
                                                                 NET      % OF NET
                                               RATINGS         RENTABLE   RENTABLE
                 TENANT                   MOODY'S/S&P/FITCH   AREA (SF)     AREA
---------------------------------------- ------------------- ----------- ----------

Building Service Local 32B-32J .........       NR/NR/NR        411,097      100.0%
Vacant .................................                             0        0.0
                                                               -------      -----
TOTAL ..................................                       411,097      100.0%
                                                               =======      =====
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                            ACTUAL                       % OF        DATE OF
                                             RENT                       ACTUAL        LEASE
                 TENANT                      PSF       ACTUAL RENT       RENT      EXPIRATION
---------------------------------------- ----------- --------------- ----------- --------------

Building Service Local 32B-32J ......... $ 41.54      $ 17,076,249       100.0%  December 2011
Vacant .................................                         0         0.0
                                                      ------------       -----
TOTAL ..................................              $ 17,076,249       100.0%
                                                      ============       =====
-----------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                                                                                               % OF       CUMULATIVE
                                   WA BASE                                    CUMULATIVE      ACTUAL      % OF ACTUAL
                  # OF LEASES      RENT/SF     TOTAL SF     % OF TOTAL SF       % OF SF        RENT          RENT
     YEAR           ROLLING        ROLLING      ROLLING        ROLLING*        ROLLING*      ROLLING*      ROLLING*
--------------   -------------   ----------   ----------   ---------------   ------------   ----------   ------------

     2005        0                $  0.00            0            0.0%             0.0%          0.0%          0.0%
     2006        0                $  0.00            0            0.0%             0.0%          0.0%          0.0%
     2007        0                $  0.00            0            0.0%             0.0%          0.0%          0.0%
     2008        0                $  0.00            0            0.0%             0.0%          0.0%          0.0%
     2009        0                $  0.00            0            0.0%             0.0%          0.0%          0.0%
     2010        0                $  0.00            0            0.0%             0.0%          0.0%          0.0%
     2011        1                $ 41.54      411,097          100.0%           100.0%        100.0%        100.0%
     2012        0                $  0.00            0            0.0%           100.0%          0.0%        100.0%
     2013        0                $  0.00            0            0.0%           100.0%          0.0%        100.0%
     2014        0                $  0.00            0            0.0%           100.0%          0.0%        100.0%
     2015        0                $  0.00            0            0.0%           100.0%          0.0%        100.0%
  Thereafter     0                $  0.00            0            0.0%           100.0%          0.0%        100.0%
    Vacant       0                   NA              0            0.0%           100.0%          0.0%        100.0%
----------------------------------------------------------------------------------------------------------------------


   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-204

Renaissance Worthington Hotel

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                       Wachovia
 CUT-OFF DATE BALANCE                                    $57,400,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                        1.6%
 NUMBER OF MORTGAGE LOANS                                          1
 LOAN PURPOSE                                            Acquisition
 SPONSOR                             DiamondRock Hospitality Company
 TYPE OF SECURITY                                               Both
 MORTGAGE RATE                                                5.400%
 MATURITY DATE                                         July 11, 2015
 AMORTIZATION TYPE                                           Balloon
 INTEREST ONLY PERIOD                                             48
 ORIGINAL TERM / AMORTIZATION                              120 / 360
 REMAINING TERM / AMORTIZATION                             119 / 360
 LOCKBOX                                                   Springing

 UP-FRONT RESERVES(1)
   FF&E                           $873,552
   GROUND RENT                    $3,051
 ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                  Springing
   GROUND RENT                    1/12 of the annual ground rent
                                  expense
   FF&E                           4% of previous month's gross
                                  revenues

 ADDITIONAL FINANCING                                           None

 CUT-OFF DATE BALANCE                                    $57,400,000
 CUT-OFF DATE BALANCE/ROOM                                  $113,889
 CUT-OFF DATE LTV                                              70.0%
 MATURITY DATE LTV                                             63.8%
 UW DSCR ON NCF                                                1.67x
--------------------------------------------------------------------------------

(1)   Pursuant to the terms of the management agreement, borrower has granted to the mortgagee a security interest in all of borrower's interest in the amounts on deposit with the property manager.
(2)   Ongoing tax, insurance and FF&E reserves are collected and held by the property manager, pursuant to the management agreement.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                       Fort Worth, TX
 PROPERTY TYPE                     Hospitality -- Full Service
 SIZE (ROOMS)                                              504
 OCCUPANCY AS OF APRIL 30, 2005                          73.0%
 YEAR BUILT / YEAR RENOVATED                       1981 / 2004
 APPRAISED VALUE                                   $82,000,000
 PROPERTY MANAGEMENT              Renaissance Hotel Management
                                                  Company, LLC
 UW ECONOMIC OCCUPANCY                                   74.5%
 UW REVENUES                                       $34,485,791
 UW TOTAL EXPENSES                                 $26,637,278
 UW NET OPERATING INCOME (NOI)                     $ 7,848,513
 UW NET CASH FLOW (NCF)                            $ 6,469,082
--------------------------------------------------------------------------------

                                     S-205

--------------------------------------------------
          RENAISSANCE WORTHINGTON HOTEL
--------------------------------------------------
GUESTROOM MIX                        NO. OF ROOMS
----------------------------------   -------------
  King ...........................            162
  Double Double ..................            302
  Studio Suite ...................              2
  Hospitality Suite ..............              3
  Murphy Bed Parlors .............             10
  One Bedroom Suite ..............             25
                                           ------
    TOTAL ........................            504
                                           ======

  MEETING/BANQUET ROOMS               SQUARE FEET
-----------------------------------  -------------
  Trinity Ballroom ...............          5,452
  Elm Fork Rooms .................          1,936
  West Fork Rooms ................          1,936
  Trinity Central ................          1,269
  Rio Grande Room ................         12,600
  Grand Ballroom .................         10,530
  Pecos Rooms ....................          4,290
  Brazos Rooms ...................          4,446
  Terrace ........................         11,288
  Bur Oak ........................            864
  Post Oak .......................            864
  Red Oak ........................            368
  Charter Oak Board Room .........            450
  Treaty Oak Board Room ..........            667
  Live Oak Rooms .................          2,280
                                           ------
    TOTAL ........................         59,240
                                           ======

  FOOD AND BEVERAGE                       SEATING
-----------------------------------        ------
  Chisholm Club ..................            233
  Kalamatas ......................            120
  Kalamatas Lounge ...............             80
  Room Service ...................              0
                                           ------
    TOTAL ........................            433
                                           ======
--------------------------------------------------

--------------------------------------------------
            FINANCIAL SCHEDULE
            ------------------
  Year ...........................    2004 - 2005
  Latest Period ..................    T12-4/30/05
  Occupancy ......................          73.0%
  ADR ............................        $142.31
  REVPAR .........................        $103.83
  UW Occupancy ...................          74.5%
  UW ADR .........................        $148.33
  UW REVPAR ......................        $110.51
--------------------------------------------------

                                     S-206

1501 & 1515 Wilson

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                      Wachovia
 CUT-OFF DATE BALANCE                                   $48,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                       1.3%
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                           Acquisition
 SPONSOR                          Beacon Capital Strategic Partners
                                                          III, L.P.
 TYPE OF SECURITY                                               Fee
 MORTGAGE RATE                                               4.970%
 MATURITY DATE                                        July 11, 2010
 AMORTIZATION TYPE                                    Interest Only
 INTEREST ONLY PERIOD                                            60
 ORIGINAL TERM / AMORTIZATION                               60 / IO
 REMAINING TERM / AMORTIZATION                              59 / IO
 LOCKBOX                                                        Yes

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                     Springing
  REPLACEMENT                       Springing

 ADDITIONAL FINANCING*                                         None

 CUT-OFF DATE BALANCE                                   $48,000,000
 CUT-OFF DATE BALANCE/SF                                       $197
 CUT-OFF DATE LTV                                             73.8%
 MATURITY DATE LTV                                            73.8%
 UW DSCR ON NCF                                               1.60x
--------------------------------------------------------------------------------

*     Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                               PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                       1
 LOCATION                                 Arlington, VA
 PROPERTY TYPE                       Office -- Suburban
 SIZE (SF)                                      243,225
 OCCUPANCY AS OF JUNE 13, 2005                   100.0%
 YEAR BUILT / YEAR RENOVATED                  1967 / NA
 APPRAISED VALUE                            $65,000,000
 PROPERTY MANAGEMENT                Rosslyn Manager LLC
 UW ECONOMIC OCCUPANCY                            96.3%
 UW REVENUES                                $ 6,744,374
 UW TOTAL EXPENSES                          $ 2,625,194
 UW NET OPERATING INCOME (NOI)              $ 4,119,180
 UW NET CASH FLOW (NCF)                     $ 3,815,352
--------------------------------------------------------------------------------

                                     S-207



---------------------------------------------------------------------------------------
                                    TENANT SUMMARY
---------------------------------------------------------------------------------------
                                                                     NET      % OF NET
                                                  RATINGS(1)       RENTABLE   RENTABLE
                   TENANT                     MOODY'S/S&P/FITCH   AREA (SF)     AREA
-------------------------------------------- ------------------- ----------- ----------

General Services Administration ............     Aaa/AAA/AAA        72,798       29.9%
Advanced Management Technology Incorporated        NR/NR/NR         41,841       17.2
Kastle Systems, Inc. .......................       NR/NR/NR         40,162       16.5
Professional Risk Management Services, Inc.        NR/NR/NR         13,176        5.4
LCG, Inc. ..................................       NR/NR/NR         12,469        5.1
Non-major tenants ..........................                        62,779       25.8
Vacant .....................................                             0        0.0
                                                                    ------      -----
TOTAL ......................................                       243,225      100.0%
                                                                   =======      =====

                                                                         % OF          DATE OF
                                               ACTUAL                   ACTUAL          LEASE
                   TENANT                     RENT PSF   ACTUAL RENT     RENT         EXPIRATION
-------------------------------------------- ---------- ------------- ---------- -------------------

General Services Administration ............ $ 24.62     $ 1,792,411      28.0%  Multiple Spaces(2)
Advanced Management Technology Incorporated  $ 26.38       1,103,796      17.2   Multiple Spaces(3)
Kastle Systems, Inc. ....................... $ 26.74       1,073,836      16.8        December 2010
Professional Risk Management Services, Inc.  $ 27.92         367,813       5.7   Multiple Spaces(4)
LCG, Inc. .................................. $ 24.74         308,483       4.8            June 2010
Non-major tenants .......................... $ 27.96       1,755,314      27.4
Vacant .....................................                       0       0.0
                                                         -----------     -----
TOTAL ......................................             $ 6,401,653     100.0%
                                                         ===========     =====
-----------------------------------------------------------------------------------------------------


(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 2,605 SF expire in April
      2010, approximately 30,782 SF expire in March 2012 and approximately
      39,411 SF expire in October 2013.

(3)   Under the terms of multiple leases, approximately 864 SF is MTM and approximately 40,977 SF expire in November 2015.

(4)   Under the terms of multiple leases, approximately 1,727 SF is MTM and approximately 11,449 SF expire in October 2009.



------------------------------------------------------------------------------------------------------------------------
                                               LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                   CUMULATIVE                        CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL      OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*        ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   ---------------   ---------------

     2005        6           $ 19.82          5,966           2.5%            2.5%            1.8%              1.8%
     2006        5           $ 33.78         15,415           6.3%            8.8%            8.1%             10.0%
     2007        2           $ 23.48         12,071           5.0%           13.8%            4.4%             14.4%
     2008        1           $ 30.42          1,455           0.6%           14.4%            0.7%             15.1%
     2009        2           $ 28.29         23,226           9.5%           23.9%           10.3%             25.4%
     2010        5           $ 26.07         55,236          22.7%           46.6%           22.5%             47.9%
     2011        1           $ 30.98          7,533           3.1%           49.7%            3.6%             51.5%
     2012        2           $ 28.73         37,347          15.4%           65.1%           16.8%             68.3%
     2013        2           $ 20.88         42,499          17.5%           82.5%           13.9%             82.1%
     2014        1           $ 34.55          1,500           0.6%           83.2%            0.8%             82.9%
     2015        1           $ 26.65         40,977          16.8%          100.0%           17.1%            100.0%
  Thereafter     0           $  0.00              0           0.0%          100.0%            0.0%            100.0%
    Vacant       0             NA                 0           0.0%          100.0%            0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------


*     Calculated based on the approximate square footage occupied by each tenant.

                                     S-208

U-Haul Portfolio

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                                 CWCapital
 CUT-OFF DATE BALANCE                                               $44,937,023
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                   1.2%
 NUMBER OF MORTGAGE LOANS(1)                                                  6
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                             Amerco Real Estate Company
 TYPE OF SECURITY                                                           Fee
 MORTGAGE RATE                                                           5.520%
 MATURITY DATE                                                     July 1, 2015
 AMORTIZATION TYPE                                                      Balloon
 INTEREST ONLY PERIOD                                                      None
 ORIGINAL TERM / AMORTIZATION                                         120 / 300
 REMAINING TERM / AMORTIZATION                                        119 / 299
 LOCKBOX                                                                    Yes

 UP-FRONT RESERVES
   ENGINEERING               $3,113,626
   ENVIRONMENTAL             $2,886,384
   TAX/INSURANCE             Yes
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes(2)
   REPLACEMENT               $42,963(3)

 ADDITIONAL FINANCING(4)     Pari Passu Debt                       $194,727,099
                             Mezzanine Debt                        $ 50,000,000

                                                            PARI PASSU NOTES(5)
 CUT-OFF DATE BALANCE                                              $239,664,122
 CUT-OFF DATE BALANCE/SF                                                    $70
 CUT-OFF DATE LTV                                                         74.0%
 MATURITY DATE LTV                                                        56.6%
 UW DSCR ON NCF                                                           1.42x
--------------------------------------------------------------------------------

(1)   The U-Haul Portfolio is evidenced by 12 cross-collateralized and cross-defaulted promissory notes, 6 of which comprise the U-Haul
      Portfolio Loans and 6 of which comprise the U-Haul Portfolio Pari Passu
      Companion Loan.
(2)   Once capped amount of $2,104,380 is collected, monthly reserves are waived, provided that no event of default exists and specified DSC ratio is met.
(3)   Once capped amount of $515,561 is collected, monthly reserves are waived, provided no event of default exists and specified DSC ratio is met.
(4)   Mezzanine debt of $20,000,000 has been funded and up to $30,000,000 in additional advances is permitted at the mezzanine lender's sole discretion.
(5)   LTV Ratios, DSC Ratio and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the U-Haul Portfolio Loan and the U-Haul
      Portfolio Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                      161
 LOCATION                                        Various
 PROPERTY TYPE                              Self Storage
 SIZE (SF)                                     3,416,349
 OCCUPANCY AS OF MARCH 31, 2005                    82.2%
 YEAR BUILT / YEAR RENOVATED                     Various
 APPRAISED VALUE                            $323,929,000
 PROPERTY MANAGEMENT                U-Haul International
 UW ECONOMIC OCCUPANCY                             86.0%
 UW REVENUES                                $ 40,803,931
 UW TOTAL EXPENSES                          $ 15,303,697
 UW NET OPERATING INCOME (NOI)              $ 25,500,234
 UW NET CASH FLOW (NCF)                     $ 25,156,527
--------------------------------------------------------------------------------

                                     S-209

Evansville Pavilion

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 MORTGAGE LOAN SELLER                                        Wachovia
 CUT-OFF DATE BALANCE                                     $43,760,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                         1.2%
 NUMBER OF MORTGAGE LOANS                                           1
 LOAN PURPOSE                                             Acquisition
 SPONSOR                                         Christopher P. White
 TYPE OF SECURITY                                                 Fee
 MORTGAGE RATE                                                 5.090%
 MATURITY DATE                                          June 11, 2015
 AMORTIZATION TYPE                                            Balloon
 INTEREST ONLY PERIOD                                              36
 ORIGINAL TERM / AMORTIZATION                               118 / 360
 REMAINING TERM / AMORTIZATION                              118 / 360
 LOCKBOX                                                         None
 UP-FRONT RESERVES
  TAX/INSURANCE                   Yes
  OCCUPANCY(1)                    $1,767,000
 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                   Yes
 ADDITIONAL FINANCING(2)                                         None
 CUT-OFF DATE BALANCE                                     $43,760,000
 CUT-OFF DATE BALANCE/SF                                         $160
 CUT-OFF DATE LTV                                               80.0%
 MATURITY DATE LTV                                              70.9%
 UW DSCR ON NCF                                                 1.21x
--------------------------------------------------------------------------------

(1)   To be released when the property achieves (i) 1.20x DSCR and (ii) 95%
      economic occupancy from tenants in-place and paying rent.
(2)   Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------

 NUMBER OF MORTGAGED PROPERTIES                               1
 LOCATION                                        Evansville, IN
 PROPERTY TYPE                               Retail -- Anchored
 SIZE (SF)                                              273,997
 OCCUPANCY AS OF MAY 20, 2005                             97.1%
 YEAR BUILT / YEAR RENOVATED                          2003 / NA
 APPRAISED VALUE                                    $54,700,000
 PROPERTY MANAGEMENT               Premier Properties USA, Inc.
 UW ECONOMIC OCCUPANCY                                    95.5%
 UW REVENUES                                        $ 4,540,700
 UW TOTAL EXPENSES                                  $   931,288
 UW NET OPERATING INCOME (NOI)                      $ 3,609,412
 UW NET CASH FLOW (NCF)                             $ 3,447,424
--------------------------------------------------------------------------------

                                     S-210



-----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                        NET      % OF NET                              % OF
                                      RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
             TENANT              MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- --------------

Dick's Sporting Goods .........       NR/B+/NR         45,624       16.7%   $ 11.50    $   524,676      14.1%   January 2018
TJ Maxx .......................       A3/A/NR          30,000       10.9    $  8.75        262,500       7.0     August 2012
Linens N Things ...............       NR/NR/NR         28,169       10.3    $ 11.93        336,056       9.0    January 2013
Babies R Us ...................      Ba2/B+/BB         24,600        9.0    $  4.78        117,588       3.2    January 2014
Borders .......................       NR/NR/NR         23,000        8.4    $ 16.10        370,300       9.9    January 2023
Non-major tenants .............                       114,644       41.8    $ 18.46      2,116,868      56.8
Vacant ........................                         7,960        2.9                         0       0.0
                                                      -------      -----               -----------     -----
TOTAL .........................                       273,997      100.0%              $ 3,727,988     100.0%
                                                      =======      =====               ===========     =====
-----------------------------------------------------------------------------------------------------------------------------


*   Certain ratings are those of the parent company whether or not the parent guarantees the lease.



-----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------
                    # OF      WA BASE                                  CUMULATIVE                        CUMULATIVE %
                   LEASES     RENT/SF     TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL      OF ACTUAL RENT
     YEAR         ROLLING     ROLLING      ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*        ROLLING*
--------------   ---------   ---------   ----------   -------------   ------------   ---------------   ---------------

     2005        0           $  0.00            0           0.0%            0.0%            0.0%              0.0%
     2006        0           $  0.00            0           0.0%            0.0%            0.0%              0.0%
     2007        0           $  0.00            0           0.0%            0.0%            0.0%              0.0%
     2008        3           $ 18.94       10,438           3.8%            3.8%            5.3%              5.3%
     2009        3           $ 18.88        6,409           2.3%            6.1%            3.2%              8.5%
     2010        5           $ 22.90       12,727           4.6%           10.8%            7.8%             16.4%
     2011        1           $ 21.00        4,400           1.6%           12.4%            2.5%             18.8%
     2012        3           $ 11.26       40,807          14.9%           27.3%           12.3%             31.1%
     2013        5           $ 16.37       54,347          19.8%           47.1%           23.9%             55.0%
     2014        3           $  9.52       50,955          18.6%           65.7%           13.0%             68.0%
     2015        4           $ 17.22       17,330           6.3%           72.0%            8.0%             76.0%
  Thereafter     2           $ 13.04       68,624          25.0%           97.1%           24.0%            100.0%
    Vacant       0              NA          7,960           2.9%          100.0%            0.0%            100.0%
-----------------------------------------------------------------------------------------------------------------------


*   Calculated based on the approximate square footage occupied by each tenant.

                                     S-211

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan
Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated the Mortgage Loans as described above under "--Mortgage Loan History".

     One hundred thirty-five (135) of the Mortgage Loans (the "Wachovia Mortgage
Loans"), representing 80.2% of the Cut-Off Date Pool Balance (115 Mortgage Loans
in Loan Group 1 or 80.2% of the Cut-Off Date Group 1 Balance and 20 Mortgage
Loans in Loan Group 2 or 80.2% of the Cut-Off Date Group 2 Balance) were originated by Wachovia Bank, National Association ("Wachovia"). Wachovia is a
national banking association whose principal offices are located in Charlotte,
North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation, which, as of March 31, 2005, had total assets of approximately $455 billion. Wachovia is acting as the Master Servicer and is also the Class A-3SF Swap Counterparty and the Class A-MFL Swap
Counterparty. Wachovia Capital Markets, LLC is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     Thirty-seven (37) of the Mortgage Loans (the "Artesia Mortgage Loans"),
representing 11.1% of the Cut-Off Date Pool Balance (30 Mortgage Loans in Loan
Group 1 or 10.9% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in
Loan Group 2 or 13.2% of the Cut-Off Date Group 2 Balance) were originated by
Artesia Mortgage Capital Corporation ("Artesia"). Artesia is a Delaware
corporation engaged in the business of originating and securitizing US commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah, Washington, Artesia is a wholly-owned subsidiary of Dexia
Bank which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by Moody's. Dexia Bank
is part of Dexia Group, a diversified financial services firm located in
Brussels, Belgium with a balance sheet of 389 billion EUR ($527 billion) and a stock market capitalization of approximately 19 billion EUR ($26 billion) as of
December 2004.

     Thirty-seven (37) of the Mortgage Loans (the "CWCapital Mortgage Loans"),
representing 8.8% of the Cut-Off Date Pool Balance (33 Mortgage Loans in Loan
Group 1 or 9.0% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan
Group 2 or 6.6% of the Cut-Off Date Group 2 Balance) were originated or acquired by CWCapital LLC ("CWCapital"), a Massachusetts limited liability company, whose principal offices are located in New York, New York. CWCapital is an affiliate of CWCapital Asset Management LLC, which is the Special Servicer and Cadim TACH inc., which is anticipated to be the initial holder of the controlling class.

     Wachovia has no obligation to repurchase or substitute any of the Artesia
Mortgage Loans or the CWCapital Mortgage Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the CWCapital
Mortgage Loans. CWCapital has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Artesia Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia.
All information concerning the Artesia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia
Morgage Capital Corporation. All information concerning the CWCapital Mortgage
Loans contained in or used in the preparation of this prospectus supplement is as underwritten by CWCapital LLC.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

                                     S-212

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan
Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage
Loan Seller where it was determined not to adversely affect the related Mortgage
Loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all Mortgage Loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's
underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years and, with respect to loans with interest only periods, a maximum amortization period of 30 years following the interest only period. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the Mortgage Loans originated by such Mortgage Loan
Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o    Insurance--If the property is insured under an individual policy
          (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage
          Loan Seller with sufficient funds to pay all insurance premiums. Each
          Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o    Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Each Mortgage Loan
          Seller may waive this escrow requirement under certain circumstances.

     o    Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is

                                     S-213

          necessary. Upon funding of the applicable Mortgage Loan, each Mortgage
          Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o    Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan
Seller to deliver to the Trustee or to a document custodian appointed by the
Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller
(the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the
Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form;
(vi) the original assignment of all unrecorded documents relating to the
Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above;
(vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a "pro forma"
title policy) to issue such title insurance policy; (ix) any filed copies
(bearing evidence of filing) or other evidence of filing satisfactory to the
Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii)
copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the AmericasMart Loan, the 101 Avenue of the Americas Loan and
the U-Haul Portfolio Loan, the 2005-C19 Trustee, LB-UBS 2005-C3 Trustee and the
MSCI 2005-HQ6 Trustee, respectively, will hold the original documents related to the AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul
Portfolio Loan for the benefit of the 2005-C19 Trust Fund, the LB-UBS 2005-C3
Trust Fund, the

                                     S-214

MSCI 2005-HQ6 Trust Fund and the Trust Fund, other than the related Mortgage
Notes which will be held by the Trustee under the Pooling and Servicing
Agreement.

     As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable
Mortgage Loan, the interest of the Trust Fund or the interests of any
Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to
(1) repurchase the affected Mortgage Loan within such 90-day period at a price
(the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage
Loan (calculated at the applicable Mortgage Rate) to but not including the Due
Date in the Collection Period in which the purchase is to occur and (iii)
certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified
Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified
Substitute Mortgage Loan as of the date of substitution (the "Substitution
Shortfall Amount"); provided that, unless the breach would cause the Mortgage
Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable
Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the
Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document
(the "Core Material Documents")) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected
Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the
Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core
Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer
(with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure).
All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90-day cure period described herein will not be reduced.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal

                                     S-215

and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage
Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated
maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan
Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage"
within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii)
not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating
Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; (xv) not be substituted for a deleted
Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the
Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage
Rate, net of the related Administrative Cost Rate, that is less than the highest
Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan
Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off
     Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage
     Loan;

          (iii) immediately prior to the sale, transfer and assignment to the
     Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

                                     S-216

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage
     Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage
     Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such
     Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

          (vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
     Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage
     Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e)
     the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
     Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage
     Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in

                                     S-217

     respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss"
     insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such
     Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2)
     business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3)
     comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related
     Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the
     Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller's knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

          (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

          (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the
     18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

          (xiii) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform Standards of
     Professional Appraisal Practice" as adopted by the Appraisal Standards
     Board of the Appraisal Professional Appraisal Practice" as adopted by the
     Appraisal Standards Board of the Appraisal Foundation, or (B) the
     guidelines in Title XI of the Financial Institutions Reform, Recovery and
     Enforcement Act of 1989, in either case as in effect on the date such
     Mortgage Loan was originated.

     In the case of a breach of any of the representations and warranties in any
Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust

                                     S-218

Fund therein or the interests of any Certificateholder, the applicable Mortgage
Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable
Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified
Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to
repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the
Mortgage Loan not to be a qualified mortgage within the meaning of Section
860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan
Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the
Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a
Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

     With respect to any Mortgage Loan which has become a Defaulted Mortgage
Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special
Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale.
If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third party set forth in the Pooling and Servicing
Agreement (a "Determination Party") as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such
Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such
Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the
Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional
Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" or "--Representations and Warranties; Repurchases
and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan"
and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a
"Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may

                                     S-219

be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in "--Assignment of the Mortgage Loans; Repurchases and
Substitutions" or "--Representations and Warranties; Repurchases and
Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution,
(ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected
Crossed Loan, determined at the time of repurchase or substitution, and (iii)
the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related
Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed
Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary
Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan
Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the Mortgaged
Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off
Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan
Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the
Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                                     S-220

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, is required to service and administer the Mortgage Loans (other than the AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul
Portfolio Loan) for the benefit of the Certificateholders, and the Companion
Loans (other than the AmericasMart Pari Passu Companion Loan, the 101 Avenue of
the Americas Pari Passu Companion Loan and the U-Haul Portfolio Pari Passu
Companion Loan) for the holder of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the
Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii)
held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a
Co-Lender Loan (other than the AmericasMart Loan, the 101 Avenue of the Americas
Loan and the U-Haul Portfolio Loan) and its related Companion Loan(s) (a "Loan
Pair") are involved, with a view towards the maximization of recovery on such
Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the
Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the Pari Passu Companion Loans are pari passu in right of entitlement to payment to the related Mortgage Loan, to the extent set forth in the related
Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master
Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the
Master Servicer to make Advances (as defined in this prospectus supplement); (v)
the ownership, servicing or management by the Master Servicer or the Special
Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any
obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Servicing Standard").

     Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes the AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul Portfolio Loan. See "--Servicing of the
AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul Portfolio
Loan" below for a description of the servicing of the AmericasMart Loan, the 101
Avenue of the Americas Loan and the U-Haul Portfolio Loan; provided, however, that in the event that the 2005-C19 Master Servicer fails to make a required P&I
Advance with respect to the AmericasMart Loan, the Master Servicer will be required to make that advance unless the Master Servicer, after receiving the necessary information from the 2005-C19 Master Servicer, has determined that such advance would not be recoverable from collections on the AmericasMart Loan.
In addition, the Master Servicer will be required to make P&I Advances with respect to the 101 Avenue of the Americas Loan and the U-Haul Portfolio Loan.
See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this prospectus supplement.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master
Servicer and the Special Servicer will remain obligated under the Pooling and
Servicing Agreement for the servicing of the Mortgage Loans (other than

                                     S-221

the AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul
Portfolio Loan). The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each
sub-servicer retained thereby will be reimbursed by the Master Servicer or the
Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans and the Companion Loans (but excluding the AmericasMart Loan, the 101
Avenue of the Americas Loan and the U-Haul Portfolio Loan and their respective
Companion Loans). Reference is also made to the prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS", for
important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing
Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing
Agreement relating to actions taken at the direction of the Controlling Class
Representative (and, in certain circumstances, the holder of a Subordinate
Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the prospectus with respect to
Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the
Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time, provided that (i) a willing successor thereto has been found, (ii) each of the
Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF
THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master
Servicer and the Depositor" in the accompanying prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master
Servicer"), will be responsible for servicing the Mortgage Loans (other than the
Specially Serviced Mortgage Loans, the REO Properties, the AmericasMart Loan,
the 101 Avenue of the Americas Loan and the U-Haul Portfolio Loan). Although the
Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master
Servicer will remain liable for its servicing obligations under the Pooling and
Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of
Wachovia Corporation, our affiliate, one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters, the Class A-3SF Swap Counterparty and the
Class A-MFL Swap Counterparty. With respect to 4 Mortgage Loans (loan numbers
23, 29, 152 and 171, representing 1.8% of the Cut-Off Date Pool Balance (1.9% of
Cut-Off Date Group 1 Balance), an affiliate of Wachovia Bank, National
Association is the sole equity owner in each related borrower. In addition,
Wachovia Bank, National Association is the master servicer under the 2005-C19
Pooling and Servicing Agreement pursuant to which the AmericasMart Loan is being serviced. In addition, Wachovia Bank, National Association is the holder of mezzanine debt with respect to the 3 Mortgage Loans (loan numbers 5, 23 and 29), representing 5.4% of the Cut-Off Date Pool Balance (5.9% of the Cut-Off Date
Group 1 Balance). In addition, Wachovia Bank, National Association is an affiliate of Wachovia Development Corporation, the controlling equity owner of the borrower with respect to 2 mortgage loans (loan numbers 152 and 171), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date
Group 1 Balance). Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North
Carolina 28262.

                                     S-222

     As of June 30, 2005, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 16,346 commercial and multifamily loans, totaling approximately $158 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning Wachovia
Bank, National Association has been provided by Wachovia Bank, National
Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the
Mortgage Loans, this prospectus supplement or related documents.

     Initially, the "Special Servicer" will be CWCapital Asset Management LLC with respect to the Mortgage Loans.

     CWCapital Asset Management LLC, a Massachusetts limited liability company with an address of 1919 Pennsylvania Avenue N.W., Washington, D.C. 20006, will initially be appointed as special servicer under the Pooling and Servicing
Agreement. CWCapital Asset Management LLC or its affiliates are involved in real estate investment, finance and management. CWCapital Asset Management LLC was organized in June, 2005. In July of 2005 it acquired Allied Capital
Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. As of July 27, 2005, CWCapital Asset
Management LLC acted as special servicer for approximately $18.5 billion of commercial real estate assets representing approximately 2,666 mortgage loans and foreclosure properties within 20 commercial mortgage loan securitization transactions. It is anticipated that an affiliate or affiliates of CWCapital
Asset Management LLC may acquire certain of the Certificates not offered hereunder and may be the initial Controlling Class Representative.

     The Special Servicer and its respective affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund.
Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth. In addition, an affiliate of the special servicer is expected to be the holder of certain mezzanine indebtedness with respect to the
U-Haul Portfolio Loan, representing 1.2% of the mortgage pool (1.3% of the
Cut-Off Date Group 1 Balance) and will have certain cure rights and/or purchase rights with respect to the related Mortgage Loan.

     The information set forth herein regarding CWCapital Asset Management LLC has been provided by CWCapital Asset Management LLC and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     With respect to the Mortgage Loans (other than the AmericasMart Loan, the
101 Avenue of the Americas Loan and the U-Haul Portfolio Loan), the Pooling and
Servicing Agreement permits the holder (or holders) of the majority of the
Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may
advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances; provided, however, the holder of the Westfield San Francisco Centre Pari Passu Companion Loan will have the right to replace the special servicer with respect to the Westfield San
Francisco Centre Whole Loan. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans (other than the AmericasMart Pari Passu Companion Loan, the 101 Avenue of the Americas
Pari Passu Companion Loan and the U-Haul Portfolio Pari Passu Companion Loan)
may have the ability to exercise some or all of the rights of the Controlling
Class and the Controlling Class Representative as well as certain additional rights as more fully described in "--The Controlling Class Representative"
below. The Controlling Class Representative with respect to the Mortgage Loans
(other than the AmericasMart Loan, the 101 Avenue of the Americas Loan and the
U-Haul Portfolio Loan) is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The
Controlling Class Representative" below. Such

                                     S-223

holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating
Agency confirmation and legal fees associated with the transfer. The
"Controlling Class" is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no
Class of Sequential Pay Certificates satisfies clause (ii) above, the
Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3SF,
Class A-4, Class A-5, Class A-6A, Class A-6B, Class A-PB, Class A-7 and Class
A-1A Certificates will be treated as one Class for determining the Controlling
Class. In addition, the Class A-MFL Certificates and the Class A-MFX
Certificates will be treated as one Class for purposes of determining the
Controlling Class.

     The Special Servicer is responsible for servicing and administering any
Mortgage Loan (other than the AmericasMart Loan, the 101 Avenue of the Americas
Loan and the U-Haul Portfolio Loan) or Companion Loan (other than the
AmericasMart Pari Passu Companion Loan, the 101 Avenue of the Americas Pari
Passu Companion Loan and the U-Haul Portfolio Pari Passu Companion Loan) as to
which (a) the related mortgagor has (i) failed to make within 60 days of the date due any Balloon Payment; provided, however, that if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a
Servicing Transfer Event shall not occur until 60 days following such default
(or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling Class
Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days), 120 days following such default; (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii)
failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic
Payment (including a Balloon Payment) or any other default under the applicable
Mortgage Loan documents that would (with respect to such other default)
materially impair the value of the Mortgaged Property as security for the
Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage
Loan (or, if no grace period is specified, for 60 days; and provided,that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the
Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing
Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage
Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g)
the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such

                                     S-224

insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to)
or (2) the Master Servicer fails to have been reimbursed for any Servicing
Advances made in connection with the force placement of such insurance coverage
(unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h)
above, a "Servicing Transfer Event").

     In general, as long as a Co-Lender Loan (other than the AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul Portfolio Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion
Loan (other than the AmericasMart Pari Passu Companion Loan, the 101 Avenue of
the Americas Pari Passu Companion Loan or the U-Haul Portfolio Pari Passu
Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the
AmericasMart Loan, the 101 Avenue of the Americas Loan or the U-Haul Portfolio
Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion
Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under a Co-Lender Loan or the related Subordinate
Companion Loans are accelerated after an event of default under the applicable
Mortgage Loan documents, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement. If, and for so long as, the NGP Rubicon GSA Pool Whole Loan is being specially serviced and any monthly debt service payment thereon is at least 60 days delinquent, the holder of the NGP Rubicon GSA Pool Pari Passu Companion
Loan or its designee will be entitled to purchase the NGP Rubicon GSA Pool Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans"
in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan
(other than the AmericasMart Loan, the 101 Avenue of the Americas Loan or the
U-Haul Portfolio Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such
Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage
Loan and/or Companion Loan (including amounts collected by the Special
Servicer), to make certain calculations with respect to such Mortgage Loan and
Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related
Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO
Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

     Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage Loans"
and, together with any REO Properties, constitute "Specially Serviced Trust Fund
Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan (other than the AmericasMart Loan, the 101 Avenue of the
Americas Loan or the U-Haul Portfolio Loan) or Companion Loan (other than the
AmericasMart Pari Passu Companion Loan, the 101 Avenue of the Americas Pari
Passu Companion Loan or the U-Haul Portfolio Pari Passu Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected
Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such
     Mortgage Loan (as such terms may be changed or modified in

                                     S-225

     connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the
     Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING OF THE AMERICASMART LOAN, THE 101 AVENUE OF THE AMERICAS LOAN AND THE
U-HAUL PORTFOLIO LOAN

     The AmericasMart Loan, and any related REO Property, are being serviced under the pooling and servicing agreement which governs the 2005-C19 Transaction
(the "2005-C19 Pooling and Servicing Agreement"). Accordingly, the master servicer under the 2005-C19 Pooling and Servicing Agreement (the "2005-C19
Master Servicer") will generally make advances and remit collections on the
AmericasMart Loan to or on behalf of the Trust Fund. The servicing arrangements under the 2005-C19 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing
Agreement.

     In that regard:

     o    Wachovia Bank, National Association is the 2005-C19 Master Servicer
          under the 2005-C19 Pooling and Servicing Agreement and the special servicer under the 2005-C19 Pooling and Servicing Agreement (the
          "2005-C19 Special Servicer") with respect to each of the mortgage loans serviced under the 2005-C19 Pooling and Servicing Agreement is
          Clarion Partners, LLC.

     o    The 2005-C19 Trustee is Wells Fargo Bank, N.A. (the "2005-C19
          Trustee"), who will be the mortgagee of record for the AmericasMart
          Loan.

     o    The Master Servicer, the Special Servicer, the Trustee or the Fiscal
          Agent under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2005-C19 Master Servicer, the 2005-C19 Special Servicer or the 2005-C19 Trustee or (b) except as described below, make servicing advances with respect to the
          AmericasMart Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the AmericasMart Loan is dependent on its receipt of the corresponding information and collection from the 2005-C19 Master
          Servicer or the 2005-C19 Special Servicer.

     o    Pursuant to the 2005-C19 Pooling and Servicing Agreement, the
          liquidation fee, the special servicing fee and the workout fee with respect to the AmericasMart Loan will be generally the same as under the Pooling and Servicing Agreement.

     o    The Master Servicer will be required to make P&I Advances with respect to the AmericasMart Loan that the 2005-C19 Master Servicer is required but fails to make, unless the 2005-C19 Master Servicer or the Master
          Servicer, after receiving the necessary information from the 2005-C19
          Master Servicer, has determined that such advance would not be recoverable from collections on the AmericasMart Loan.

     o    If the 2005-C19 Master Servicer determines that a servicing advance it made with respect to the AmericasMart Loan or the related Mortgaged
          Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

     The 101 Avenue of the Americas Loan, and any related REO Property, are being serviced under the pooling and servicing agreement which governs the
LB-UBS 2005-C3 Transaction (the "LB-UBS 2005-C3

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Pooling and Servicing Agreement"). Accordingly, the master servicer under the
LB-UBS 2005-C3 Pooling and Servicing Agreement (the "LB-UBS 2005-C3 Master
Servicer") will generally remit collections on the 101 Avenue of the Americas
Loan to or on behalf of the Trust Fund. Although most pooling and servicing agreements relating to commercial mortgage-backed securities are similar, the servicing arrangements under the LB-UBS 2005-C3 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and
Servicing Agreement.

     In that regard, investors should consider that the description of the servicing arrangements with respect to the Mortgage Loans serviced under the
Pooling and Servicing Agreement differ from the servicing arrangements with respect to the 101 Avenue of the Americas Loan under the LB-UBS 2005-C3 Pooling and Servicing Agreement in certain respects, including but not limited to:

     o    Wells Fargo Bank, National Association is the LB-UBS 2005-C3 Master
          Servicer, and J.E. Robert Company, Inc. is the LB-UBS 2005-C3 Special
          Servicer (the "LB-UBS 2005-C3 Special Servicer"). As of April 30,
          2005, J.E. Robert Company, Inc. has been engaged on 37 transactions covering over $19.9 billion in book value and has managed the recovery of over 1,780 loans under its special servicing capacity.

     o    The LB-UBS 2005-C3 Trustee is LaSalle Bank National Association (the
          "LB-UBS 2005-C3 Trustee"), who will be the mortgagee of record for the
          101 Avenue of the Americas Loan, and the LB-UBS 2005-C3 Fiscal Agent
          is ABN AMRO Bank N.V. (the "LB-UBS 2005-C3 Fiscal Agent").

     o    The Master Servicer, the Special Servicer, the Trustee or the Fiscal
          Agent under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the LB-UBS 2005-C3 Master
          Servicer, the LB-UBS 2005-C3 Special Servicer, the LB-UBS 2005-C3
          Trustee or the LB-UBS 2005-C3 Fiscal Agent or (b) make servicing advances with respect to the 101 Avenue of the Americas Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the
          Certificateholders with respect to the 101 Avenue of the Americas Loan is dependent on its receipt of the corresponding information and/or collections from the LB-UBS 2005-C3 Master Servicer or the LB-UBS
          2005-C3 Special Servicer.

     o    The LB-UBS 2005-C3 Master Servicer and the LB-UBS 2005-C3 Special
          Servicer will be required to consult with the Controlling Class
          Representative, with respect to the following actions: (i) any proposed foreclosure upon or comparable conversion (which may include acquisition as REO Property) of the ownership of the Mortgaged
          Property and the other collateral securing the 101 Avenue of the
          Americas Loan; (ii) any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) or any material non-monetary term (including any material term relating to insurance) of the 101 Avenue of the Americas Loan;
          (iii) any proposed sale of the Mortgaged Property after it becomes REO
          Property under the LB-UBS 2005-C3 Pooling and Servicing Agreement;
          (iv) any acceptance of a discounted payoff of the 101 Avenue of the
          Americas Loan; (v) any determination to bring the Mortgaged Property
          (including if it is an REO Property under the LB-UBS 2005-C3 Pooling and Servicing Agreement) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the
          Mortgaged Property; (vi) any release of collateral for the 101 Avenue of the Americas Loan (including, but not limited to, the termination or release of any reserves, escrow or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the 101
          Avenue of the Americas Loan; (vii) any acceptance of substitute or additional collateral for the 101 Avenue of the Americas Loan (other than in accordance with the terms of the related Mortgage Loan documents); (viii) any waiver of a "due-on-sale" or
          "due-on-encumbrance" clause with respect to the 101 Avenue of the
          Americas Loan; (ix) any acceptance of an assumption agreement releasing the borrower from liability under the 101 Avenue of the
          Americas Loan; (x) any renewal or replacement of the then existing insurance policies with respect to the 101 Avenue of the Americas Loan to the extent that such renewal or replacement policy does not comply with the terms of the Mortgage Loan documents or any waiver, modification or amendment of any insurance requirements under the
          Mortgage Loan documents, in each case if the mortgagee's approval is required under the Mortgage Loan

                                     S-227

          documents; (xi) any approval of a material capital expenditure, if the mortgagee's approval is required under the Mortgage Loan documents;
          (xii) any replacement of the property manager, if the mortgagee's approval is required under the Mortgage Loan documents; (xiii) any approval of the incurrence of additional indebtedness secured by the
          Mortgaged Property, if mortgagee's approval is required under the
          Mortgage Loan documents; (xiv) any adoption or approval of the incurrence of additional indebtedness secured by the Mortgaged
          Property, if mortgagee's approval is required under the Mortgage Loan documents; and (xv) certain other actions to the extent required under the LB-UBS 2005-C3 Pooling and Servicing Agreement. Following the
          required consultation, the LB-UBS 2005-C3 Master Servicer or LB-UBS
          2005-C3 Special Servicer, as applicable, will take such action as recommended by the LB-UBS 2005-C3 Controlling Class Representative to
          the extent consistent with accepted servicing practices.

     o    The LB-UBS 2005-C3 Master Servicer and the LB-UBS 2005-C3 Special
          Servicer each shall be obligated, within two (2) Business Days of receiving any request from the Trustee (or its representative)
          desiring to exercise its consultation rights under the 101 Avenue of the Americas Intercreditor Agreement, to: (i) make available to the
          Trustee (or its representative), in person at the primary servicing offices of such servicer or by telephone conference, for a reasonable time period, one or more of such servicer's officers responsible for servicing and administration of the 101 Avenue of the Americas Loan or any related REO Property; (ii) provide to the Trustee (or its representative) such information regarding the proposed action that is the subject of such consultation that is in such servicer's possession or easily obtainable by it, including such servicer's reasons for determining to take or permit a proposed action, as the Trustee (or its representative) may reasonably request; and (iii) communicate with the LB-UBS 2005-C3 Controlling Class Representative regarding any advice or other views expressed by the Trustee (or its representative)
          regarding any advice or other views expressed by the Trustee (or its representative) regarding the subject servicing action(s) that are the subject of such consultation; provided, however, that in the event the
          LB-UBS 2005-C3 Master Servicer or LB-UBS 2005-C3 Special Servicer, as
          applicable, determines that immediate action is necessary to protect the interests of the holders of the 101 Avenue of the Americas Pari
          Passu Companion Loan and the 101 Avenue of the Americas Loan (as a
          collective whole), such servicer may take any such action without waiting for the Trustee's response.

     o    The LB-UBS 2005-C3 Special Servicer will, in general, be entitled to receive a workout fee with respect to the 101 Avenue of the Americas
          Loan in the event such loan becomes a corrected loan under the LB-UBS
          2005-C3 Pooling and Servicing Agreement. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each collection of (i) interest (other than default interest), (ii) principal and (iii) prepayment consideration received on the subject mortgage loan for so long as it remains a corrected mortgage loan; provided that any workout fees payable in respect of the 101 Avenue of the Americas Loan will generally be payable out of and based on collections on the entire 101
          Avenue of the Americas Whole Loan. The workout fee will cease to be payable if the 101 Avenue of the Americas Loan is again transferred to special servicing under the LB-UBS 2005-C3 Pooling and Servicing
          Agreement. However, a new workout fee would become payable if the 101
          Avenue of the Americas Loan became a corrected mortgage loan with respect to such event.

     o    The LB-UBS 2005-C3 Special Servicer will, in general, be entitled to receive a liquidation fee with respect to the 101 Avenue of the
          Americas Loan in the event such loan has been transferred to special servicing under the LB-UBS 2005-C3 Pooling and Servicing Agreement and for which it obtains a full, partial or discounted payoff from the related borrower. The LB-UBS 2005-C3 Special Servicer will generally also be entitled to receive a liquidation fee with respect to the 101
          Avenue of the Americas Loan or related REO Property as to which it receives any liquidation proceeds. The liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest; provided that any liquidation fees in respect of the 101 Avenue of the Americas Loan will generally be payable out of and based on collections on the 101 Avenue of the
          Americas Whole Loan.

                                     S-228

     o    Pursuant to the LB-UBS 2005-C3 Pooling and Servicing Agreement, the
          special servicing fee with respect to the 101 Avenue of the Americas
          Loan will generally be the same as under the Pooling and Servicing
          Agreement.

     o    The Master Servicer (or the Trustee or the Fiscal Agent if applicable)
          will be required to make P&I Advances with respect to the 101 Avenue of the Americas Loan, unless the Master Servicer, after receiving the necessary information from the LB-UBS 2005-C3 Master Servicer, has determined that such advance would not be recoverable from collections on the 101 Avenue of the Americas Loan.

     o    If the LB-UBS 2005-C3 Master Servicer determines that a servicing advance it made with respect to the 101 Avenue of the Americas Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

     o    The LB-UBS 2005-C3 Master Servicer will not make any payments to cover
          Prepayment Interest Shortfalls relating to the 101 Avenue of the
          Americas Loan.

     o    The LB-UBS 2005-C3 Pooling and Servicing Agreement will require Rating
          Agency Confirmations under similar circumstances, but not identical circumstances as under the Pooling and Servicing Agreement. All costs associated with obtaining such Rating Agency Confirmations will be shared between the Trust Fund and the LB-UBS 2005-C3 Trust Fund, pro
          rata.

     o    The conditions for transferring the 101 Avenue of the Americas Loan to special servicing under the LB-UBS 2005-C3 Pooling and Servicing
          Agreement differ in some respects with respect to timing and specific criteria that trigger a specially serviced transfer event from the conditions for transferring the 101 Avenue of the Americas Loan to special servicing under the Pooling and Servicing Agreement such that in certain situations, the 101 Avenue of the Americas Loan would be transferred to special servicing under the Pooling and Servicing
          Agreement but not under the LB-UBS 2005-C3 Pooling and Servicing
          Agreement or vice versa. For example, the Pooling and Servicing
          Agreement requires a transfer to special servicing if the related borrower has failed to make when due any Balloon Payment; provided, however, that if the borrower continues to make its scheduled payments, and diligently pursues refinancing, a Servicing Transfer
          Event will not occur until 60 days following such default (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling
          Class Representative has given its consent (which consent will be deemed denied if not granted within 10 Business Days), 120 days following such default; provided that if such refinancing does not occur during the time period specified in such written refinancing commitment, a Servicing Transfer Event will be deemed to occur).
          However, the LB-UBS 2005-C3 Pooling and Servicing Agreement requires a transfer to special servicing in the event a borrower has failed to make when due any Balloon Payment (A) one (1) Business Day after such
          Balloon Payment was due (unless clause (B) applies) or (B) in the event the related borrower has delivered a refinancing commitment acceptable to the LB-UBS 2005-C3 Special Servicer prior to the date on which the subject Balloon Payment was due, for 30 days beyond the date on which the subject Balloon Payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur). In addition, the LB-UBS 2005-C3 Pooling and Servicing Agreement does not require a transfer to special servicing in the event that the LB-UBS 2005-C3
          Master Servicer has force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1)
          subsequent to such force placement such borrower fails to maintain insurance coverage against damages for losses arising from acts of terrorism for a period of 60 days or (2) the LB-UBS 2005-C3 Master
          Servicer fails to have been reimbursed from any servicing advances made in connection with the force placement of such insurance coverage.

     o    The conditions that give rise to a Mortgage Loan becoming a Required
          Appraisal Mortgage Loan under the Pooling and Servicing Agreement differ in some respects from the conditions which give rise to a mortgage loan (including the 101 Avenue of the Americas Loan) becoming a "Required Appraisal Loan" for purposes of the LB-UBS 2005-C3 Pooling and Servicing Agreement. For example, the Pooling and Servicing
          Agreement provides for a Mortgage Loan to

                                     S-229

          become a Required Appraisal Mortgage Loan if the borrower declares bankruptcy or if the related borrower is subject to a bankruptcy proceeding. However, the LB-UBS 2005-C3 Pooling and Servicing
          Agreement provides that a mortgage loan will not become a "Required
          Appraisal Loan" with respect to which the related borrower is subject to an involuntary bankruptcy proceeding unless such proceeding has not been dismissed within 60 days of commencement thereof. In addition, the Pooling and Servicing Agreement provides that a Mortgage Loan will become a Required Appraisal Mortgage Loan in the event any Balloon
          Payment on such Mortgage Loan has not been paid by its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the stated maturity date, received written evidence from an institutional lender of such lender's binding commitment to refinance the Mortgage Loan within 120 days after the due date of such Balloon
          Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Mortgage Loan). In contrast, the LB-UBS 2005-C3 Pooling and Servicing Agreement provides that a mortgage loan will become a "Required Appraisal Loan" if the borrower is delinquent in respect of its Balloon Payment (A) for one (1)
          Business Day beyond the date on which such Balloon Payment was due
          (unless clause (B) applies) or (B) if the related borrower has delivered a refinancing commitment acceptable to the LB-UBS 2005-C3
          Special Servicer prior to the date when such Balloon Payment was due, for 30 days beyond the date on which such Balloon Payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur). In addition, while the Pooling and Servicing Agreement provides that a
          Mortgage Loan will become a Required Appraisal Mortgage Loan in the event it remains outstanding five years following any extension of its maturity date, the LB-UBS 2005-C3 Pooling and Servicing Agreement provides that a Mortgage Loan will become a "Required Appraisal Loan"
          in the event it remains outstanding 60 days after the third anniversary of an extension of its stated maturity date.

     o    Pursuant to the LB-UBS 2005-C3 Pooling and Servicing Agreement, the
          LB-UBS 2005-C3 Special Servicer, after consultation with the applicable operating advisor (to the extent required) and, in certain cases after obtaining a tax opinion, may: (i) reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest (including additional interest) or any Prepayment
          Premium or Yield Maintenance Charge, (ii) reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related interest rate, (iii) forbear in the enforcement of any right granted under any note, mortgage or any other
          Mortgage Loan document relating to a specially serviced mortgage loan,
          (iv) accept a principal prepayment on any specially serviced mortgage loan during any lockout period, or (v) extend the maturity of any specially serviced mortgage loan that will produce a greater recovery on a present value basis than failure to take such action with respect to a specially serviced mortgage loan in which a material default has occurred or a payment default is in the LB-UBS 2005-C3 Special
          Servicer's judgment reasonably foreseeable; provided that any modification, extension, waiver or amendment of the payment terms of the 101 Avenue of the Americas Whole Loan is required to be structured so as to be consistent with the allocation and payment priorities set forth in the related Mortgage Loan documents and the 101 Avenue of the
          Americas Intercreditor Agreement, such that neither the LB-UBS 2005-C3
          Trust Fund, as holder of the 101 Avenue of the Americas Pari Passu
          Companion Loan, on the one hand, nor the Trust Fund, as holder of the
          101 Avenue of the Americas Loan, on the other hand, will gain a priority over any other such holder with respect to any payment, which priority is not, as of the date of the 101 Avenue of the Americas
          Intercreditor Agreement, reflected in such Mortgage Loan documents and the 101 Avenue of the Americas Intercreditor Agreement.

     o    Purchase Option. With respect to the right of certain parties to purchase mortgage loans that have become either defaulted and/or REO mortgaged properties under the LB-UBS 2005-C3 Pooling and Servicing
          Agreement, the LB-UBS 2005-C3 Pooling and Servicing Agreement provides that if a mortgage loan has become specially serviced thereunder as to which a default has occurred or is reasonably foreseeable, the LB-UBS
          2005-C3 Special Servicer will send out notices to certain parties
          ("Option Parties") that the related mortgage loan may be purchased at a "Par

                                     S-230

          Price" generally equal to a cash price that is at least equal to the outstanding principal balance of such mortgage loan and any unreimbursed reasonable costs and expenses with respect such mortgage loan, together, in all cases, with all unpaid interest accrued thereon through the date of sale, all unreimbursed advances and any additional trust fund expenses related to such mortgage loan and the amount of any unpaid servicing fees that were payable by the related borrower.
          The LB-UBS 2005-C3 Special Servicer will be required to accept the first offer from an Option Party of an amount equal to the Par Price.

     o    If none of the Option Parties exercises to purchase such mortgage loan at the Par Price, each Option Party will also have the option to purchase such mortgage loan at a price equal to the fair value of such mortgage loan. The Option Parties will then engage in a bidding process as more particularly set forth in the LB-UBS 2005-C3 Pooling and Servicing Agreement. If the LB-UBS 2005-C3 Special Servicer has
          not accepted fair value bid prior to the expiration of 120 days from its determination of the fair value and thereafter receives a fair value bid or a request from an Option Party for an updated fair value price, the LB-UBS 2005-C3 Special Servicer will be required to recalculate the fair value price within the time frame set forth in the LB-UBS 2005-C3 Pooling and Servicing Agreement and repeat the notice and bidding procedure described above until the earlier of (i)
          the date on which it accepts a fair value bid, and (ii) the date on which the default that such mortgage loan is subject to has been remedied, cured or otherwise resolved (including a work out or pay off) or the LB-UBS 2005-C3 Trust has acquired the related mortgaged property by foreclosure or by deed in lieu of foreclosure.

     o    If the party exercising the purchase option at the fair value price is the LB-UBS 2005-C3 Special Servicer or an affiliate thereof, the
          LB-UBS 2005-C3 Trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the LB-UBS 2005-C3 Trustee will be permitted to rely on the appraisal obtained by the LB-UBS 2005-C3
          Special Servicer and/or to conclusively rely upon the opinion of an independent expert in real estate matters (including the LB-UBS
          2005-C3 Master Servicer) that has been retained by the LB-UBS 2005-C3
          Trustee at the expense of the LB-UBS 2005-C3 Trust Fund. Any Option
          Party may assign its purchase option to a third party other than the borrower or, if such assignment would violate the terms of any related intercreditor agreement, any affiliate of the related borrower.

     The U-Haul Portfolio Loan, and any related REO Property, are being serviced under the pooling and servicing agreement which governs the MSCI 2005-HQ6
Transaction (the "MSCI 2005-HQ6 Pooling and Servicing Agreement"). Accordingly,
the master servicer under the MSCI 2005-HQ6 Pooling and Servicing Agreement (the
"MSCI 2005-HQ6 Master Servicer") will generally remit collections on the U-Haul
Portfolio Loan to or on behalf of the Trust Fund. Although many pooling and servicing agreements relating to rated commercial mortgage-backed securities contain customary provisions regarding servicing, the servicing arrangements under the MSCI 2005-HQ6 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing
Agreement.

     In that regard, investors should consider that the description of the servicing arrangements with respect to the Mortgage Loans serviced under the
Pooling and Servicing Agreement differ from the servicing arrangements with respect to the U-Haul Portfolio Loan under the MSCI 2005-HQ6 Pooling and
Servicing Agreement in certain respects, including, but not limited to:

     o    Wells Fargo Bank, National Association is the MSCI 2005-HQ6 Master
          Servicer with respect to the U-Haul Portfolio Loan, and CWCapital
          Asset Management LLC is the MSCI 2005-HQ6 Special Servicer (the "MSCI
          2005-HQ6 Special Servicer"). The MSCI 2005-HQ6 Special Servicer is
          also the special servicer of the mortgage loans included in the Trust
          Fund.

     o    The MSCI 2005-HQ6 Trustee is LaSalle Bank National Association (the
          "MSCI 2005-HQ6 Trustee"), who will be the mortgagee of record for the
          U-Haul Portfolio Loan, and the MSCI 2005-HQ6 Fiscal Agent is ABN AMRO
          Bank N.V. (the "MSCI 2005-HQ6 Fiscal Agent").

                                     S-231

     o    The Master Servicer, the Special Servicer, the Trustee and the Fiscal
          Agent under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the MSCI 2005-HQ6 Master
          Servicer, the MSCI 2005-HQ6 Special Servicer, the MSCI 2005-HQ6
          Trustee or the MSCI 2005-HQ6 Fiscal Agent or (b) make servicing advances with respect to the U-Haul Portfolio Loan. The obligation of the Master Servicer to provide information and collections and make
          P&I Advances to the Trustee and the Certificateholders with respect to the U-Haul Portfolio Loan is dependent on its receipt of the corresponding information and/or collections from the MSCI 2005-HQ6
          Master Servicer or the MSCI 2005-HQ6 Special Servicer.

     o    Pursuant to the MSCI 2005-HQ6 Pooling and Servicing Agreement, the
          liquidation fee, the special servicing fee and the workout fee with respect to the U-Haul Portfolio Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

     o    The MSCI 2005-HQ6 Special Servicer will be required to consult with the Special Servicer (who will consult with the Controlling Class
          Representative) with respect to any proposed action to be taken in respect of U-Haul Portfolio Whole Loan; provided, however, that in the event the MSCI 2005-HQ6 Special Servicer determines that immediate action is necessary, such servicer may determine what action to take without waiting for the Special Servicer's response. The Special
          Serivcer and the Controlling Class Representative will have two periods of 15 business days to consult with the MSCI 2005-HQ6 Special
          Servicer, after which, if no agreement is reached, the MSCI 2005-HQ6
          Special Servicer will be entitled to take such action as recommended by the MSCI 2005-HQ6 Controlling Class Representative to the extent consistent with accepted servicing practices.

     o    The Master Servicer (or the Trustee or Fiscal Agent, if applicable)
          will be required to make P&I Advances with respect to the U-Haul
          Portfolio Loan, unless (i) the Master Servicer, after receiving the necessary information from the MSCI 2005-HQ6 Master Servicer, has determined that such Advance would not be recoverable from collections on the U-Haul Portfolio Loan or (ii) the MSCI 2005-HQ6 Master Servicer
          has made a similar determination with respect to an advance on the related Companion Loan.

     o    The MSCI 2005-HQ6 Master Servicer is obligated to make servicing advances with respect to the U-Haul Portfolio Whole Loan. If the MSCI
          2005-HQ6 Master Servicer determines that a servicing advance it made with respect to the U-Haul Portfolio Whole Loan or the related
          Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the U-Haul
          Portfolio Loan and the U-Haul Portfolio Pari Passu Companion Loan, on
          a pro rata basis (based on each such loan's outstanding principal balance), and then from general collections on all Mortgage Loans and with respect to the U-Haul Portfolio Pari Passu Companion Loan, from general collections of the trust created under the MSCI 2005-HQ6
          Pooling and Servicing Agreement, on a pro rata basis (based on each such loan's outstanding principal balance).

     o    Under the MSCI 2005-HQ6 Pooling and Servicing Agreement, if the U-Haul
          Portfolio Pari Passu Companion Loan is subject to a fair value purchase option, the MSCI 2005-HQ6 Special Servicer will be required to determine the purchase price for the U-Haul Portfolio Pari Passu
          Companion Loan as well as the U-Haul Portfolio Loan. Pursuant to the
          MSCI 2005-HQ6 Pooling and Servicing Agreement, if one of the option holders under the MSCI 2005-HQ6 Pooling and Servicing Agreement elects to purchase the U-Haul Portfolio Pari Passu Companion Loan, such option holder must also purchase the U-Haul Portfolio Loan from the trust.

     o    If an event of default under the MSCI 2005-HQ6 Pooling and Servicing
          Agreement occurs and is continuing with respect to the MSCI 2005-HQ6
          Master Servicer or the MSCI 2005-HQ6 Special Servicer, to the extent that it is affected by such event of default, the Controlling Class
          Representative is entitled to direct the MSCI 2005-HQ6 Trustee to terminate the applicable MSCI 2005-HQ6 Master Servicer or the MSCI
          2005-HQ6 Special Servicer with respect to the U-Haul Portfolio Whole
          Loan, and to cause the appointment of a successor master servicer or special servicer with respect to the U-Haul Portfolio Whole Loan. The appointment of a successor master servicer or special servicer will be subject to receipt of confirmation from each

                                     S-232

          Rating Agency then rating the Certificates (as well as any rating agency then rating the commercial mortgage pass-through certificates issued under the MSCI 2005-HQ6 Pooling and Servicing Agreement) that the appointment of a successor servicer or special servicer will not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates (or such other related certificates).

ADDITIONAL MATTERS RELATING TO THE NGP RUBICON GSA POOL WHOLE LOAN

     The holder of the NGP Rubicon GSA Pool Pari Passu Companion Loan will be a third-party beneficiary of the Pooling and Servicing Agreement, and the Pooling
and Servicing Agreement may not be amended in any manner that would materially and adversely affect that holder without its consent.

     The holder of the NGP Rubicon GSA Pool Pari Passu Companion Loan will have consent rights with respect to any successor special servicer in respect of the
NGP Rubicon GSA Pool Whole Loan, and if agreement cannot be reached with the holder of the NGP Rubicon GSA Pool Pari Passu Companion Loan regarding who that successor will be following the termination of the special servicer in connection with an event of default, then a third party designated in accordance with the related Pari Passu Loan Intercreditor Agreement will select the successor subject to such conditions as are set forth in the Pooling and
Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee"
is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the
Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0200% to 0.1100%. As of the Cut-Off Date the weighted average
Master Servicing Fee Rate will be approximately 0.0238% per annum. The Master
Servicer will not be entitled to receive a separate fee with respect to a
Companion Loan unless such fee is expressly set forth in the related
Intercreditor Agreement. Otherwise, all references in this Section to "Mortgage
Loans" will include the Companion Loans unless otherwise specified.

     The AmericasMart Loan will be serviced by the 2005-C19 Master Servicer, the
101 Avenue of the Americas Loan will be serviced by the LB-UBS 2005-C3 Master
Servicer and the U-Haul Portfolio Loan will be serviced by the MSCI 2005-HQ6
Master Servicer. Notwithstanding the foregoing, the Master Servicer will receive a Master Servicing Fee with regards to the AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul Portfolio Loan at a Master Servicing Fee Rate
of 0.03%.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due
Date in any Collection Period, the amount of interest (net of related Master
Servicing Fees and, if applicable, Additional Interest) that accrues on the
Mortgage Loan during such Collection Period will be less (such shortfall, a
"Prepayment Interest Shortfall") than the amount of interest (net of related
Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage
Loans during such Collection Period will exceed (such excess, a "Prepayment
Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest
Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master
Servicer is required to deposit into the Certificate Account (such deposit, a
"Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage
Loan and

                                     S-233

other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan not owned by the Trust
Fund) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.01% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related
Prepayment Interest Shortfall; provided, however, to the extent any such
Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such
Collection Period. Compensating Interest Payments will not cover shortfalls in
Mortgage Loan interest accruals that result from any liquidation of a defaulted
Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the
Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The
"Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate")
equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially
Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned
Special Servicing Fees are payable out of general collections on the Mortgage
Loans then on deposit in the certificate account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the
Certificate Account. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan
Seller (as described under "DESCRIPTION OF THE MORTGAGE POOL-- Assignment of the
Mortgage Loans; Repurchases and Substitutions" and "--Representations and
Warranties; Repurchases and Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage Loan
Purchase Agreement, (ii) by the Master Servicer, the Special Servicer, the
Majority Subordinate Certificateholder or the purchasing Certificateholder as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or (iii) in certain other limited circumstances, including in connection with the purchase of the Co-Lender Loans as described under
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.0% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage
Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a
Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

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     As additional servicing compensation, the Master Servicer and/or the
Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances,
Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the
Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a
Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses
(other than Special Servicing Fees, Workout Fees and/or Liquidation Fees)
related to such Mortgage Loan has been paid and not previously reimbursed to the
Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund
Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing
Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage
Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred.
See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in the
prospectus.

     As and to the extent described in this prospectus supplement under
"DESCRIPTION OF THE CERTIFICATES--P&I Advances", each of the Master Servicer, the Trustee and the Fiscal Agent is entitled to receive interest, at the
Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the
Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan
(other than the AmericasMart Loan, the 101 Avenue of the Americas Loan and the
U-Haul Portfolio Loan) if (a) it determines, in accordance with the Servicing
Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i)
affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges)
payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the

                                     S-235

related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal
Balance as of such date, permit the transfer of (A) the related Mortgaged
Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable)
that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or
$20,000,000, is one of the ten largest Mortgage Loans by Stated Principal
Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than
1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the AmericasMart Loan, the 101 Avenue of the
Americas Loan and the U-Haul Portfolio Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii)
reduce the amount of the Periodic Payment on any Specially Serviced Mortgage
Loan, including by way of a reduction in the related Mortgage Rate, (iii)
forbear in the enforcement of any right granted under any Mortgage Note or
Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer
may extend the maturity of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period;
provided that (x) the related borrower is in default with respect to the
Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable,
(y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the
Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a
Mortgage Loan beyond a date that is two years prior to the Rated Final
Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special
Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such
Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage
Loan. The Special Servicer will have the ability, subject to the Servicing
Standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master
Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the

                                     S-236

AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul Portfolio
Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially
Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian
(with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE
CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and/or the Non-Serviced Pari Passu Loans and subject to the rights of the Special
Servicer, and, with respect to the Co-Lender Loans (other than the Non-Serviced
Pari Passu Loans), subject to certain rights of the holders of the related
Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i)
approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable mortgage loan documents and (v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

     Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust as holder of the Co-Lender Loan and certain Companion Loans, nor the holder(s)
of the related Companion Loans gain a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor
Agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, and other than with respect to the
AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul Portfolio
Loan, the Controlling Class Representative is entitled to advise the Special
Servicer with respect to the following actions of the Special Servicer, and the
Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any actual or proposed foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage
     Loan Documents of a Mortgage Loan that relates to the Maturity Date,
     Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield
     Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

          (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under
     "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under
     "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

                                     S-237

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

          (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

          (ix) any termination of the related property manager for Mortgage
     Loans having an outstanding principal balance of greater than $5,000,000;

          (x) any termination of, or modification of, any applicable franchise agreements related to any Mortgage Loan secured by a hotel;

          (xi) any determination to allow a borrower not to maintain terrorism insurance; and

          (xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

     In addition, the Controlling Class Representative may direct the Special
Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special
Servicer's obligation to act in accordance with the Servicing Standard, or (ii)
expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee
to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special
Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.
Cadim TACH inc., or an affiliate, will be the initial Controlling Class
Representative.

     Notwithstanding the foregoing, with respect to the NGP Rubicon GSA Pool
Loan, pursuant to the related Pari Passu Loan Intercreditor Agreement, the
Controlling Class Representative will generally share with the holder of the related Pari Passu Companion Loan or its designee, the rights of the Controlling
Class Representative described in the preceding two paragraphs with respect to the NGP Rubicon GSA Pool Whole Loan. In general, if the Controlling Class
Representative is required or permitted to give its consent or advice or otherwise take any action with respect to the NGP Rubicon GSA Pool Whole Loan, then it must act jointly with the holder of the related Pari Passu Companion
Loan or its designee. If the Controlling Class Representative and the holder of the related Pari Passu Companion Loan or its designee cannot agree with respect to the subject advice, consent or other action, the related Pari Passu Loan
Intercreditor Agreement requires that the two parties contract with a third-party operating advisor designated under the related Pari Passu Loan
Intercreditor Agreement to resolve such disagreement, and the decision of such third-party operating advisor will be binding upon the Controlling Class
Representative and the holder of the related Pari Passu Companion Loan or its designee in accordance with the related Pari Passu Loan Intercreditor Agreement.
Consistent with the foregoing, if the Controlling Class Representative and the holder of the related Pari Passu Companion Loan or its designee cannot agree
(i.e., one objects and one does not) within the 10-business day consent period referred to in the first paragraph of this "--The Controlling Class
Representative" section, then the third-party operating advisor will be permitted an additional 30 days to decide whether or not to object to the proposed action with respect to the NGP Rubicon GSA Pool Whole Loan. In addition, the actions as to which the Controlling Class Representative and the holder of the related Pari Passu Companion Loan or its designee may advise and will have consent rights in the case of the NGP Rubicon GSA Pool Whole Loan vary to some extent from the actions described in clauses (i) through (xii) referred to in the first paragraph of this "--The Controlling Class Representative"
section. It is anticipated that the NGP Rubicon GSA Pool Pari Passu Companion
Loan will be included in a commercial mortgage securitization and that the designee of the holder thereof will be the holder(s) of securities issued in connection with that securitization or a designated representative thereof.

     Pursuant to the related Pari Passu Loan Intercreditor Agreement, with respect to the 1000 & 1100 Wilson Loan, the Controlling Class Representative
will generally share with the holder of the 1000 & 1100

                                     S-238

Wilson Pari Passu Companion Loan the rights given to the Controlling Class
Representative to direct the Master Servicer and/or the Special Servicer with respect to the servicing of the 1000 & 1100 Wilson Loan and the related Pari
Passu Companion Loan. In general, in the event the Controlling Class
Representative is required to give its consent or advice or otherwise take any action with respect to the 1000 & 1100 Wilson Loan, the Controlling Class
Representative will generally be required to confer with the holder of the 1000
& 1100 Wilson Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the holder of the 1000
& 1100 Wilson Pari Passu Companion Loan disagree with respect to such advice, consent or action, the related Pari Passu Loan Intercreditor Agreement provides that the Controlling Class Representative and the holder of the 1000 & 1100
Wilson Pari Passu Companion Loan will contract with a third party designated under the related Pari Passu Loan Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the
Controlling Class Representative and the holder of the 1000 & 1100 Wilson Pari
Passu Companion Loan in accordance with the related Pari Passu Loan
Intercreditor Agreement.

     Pursuant to the 2005-C19 Pooling and Servicing Agreement and the related
Pari Passu Loan Intercreditor Agreements, with respect to the AmericasMart Loan, the Controlling Class Representative will generally share with the controlling class representative under the 2005-C19 Pooling and Servicing Agreement (the
"2005-C19 Controlling Class Representative") the rights given to the 2005-C19
Controlling Class Representative under the 2005-C19 Pooling and Servicing
Agreement to direct the 2005-C19 Master Servicer and/or 2005-C19 Special
Servicer with respect to the servicing of the AmericasMart Loan and the related
Pari Passu Companion Loan. In general, in the event that the 2005-C19
Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the AmericasMart Loan, the 2005-C19
Controlling Class Representative will generally be required to confer with the
Controlling Class Representative regarding such advice or consent. In the event that the 2005-C19 Controlling Class Representative and the Controlling Class
Representative disagree with respect to such advice, consent or action, the related Pari Passu Loan Intercreditor Agreement and the 2005-C19 Pooling and
Servicing Agreement provide that the 2005-C19 Controlling Class Representative and the Controlling Class Representative will contract with a third party designated under the related Pari Passu Loan Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the
2005-C19 Controlling Class Representative and the Controlling Class
Representative in accordance with the related Pari Passu Loan Intercreditor
Agreement.

     Pursuant to the terms of the LB-UBS Pooling and Servicing Agreement and the
101 Avenue of the Americas Pari Passu Intercreditor Agreement, the Controlling
Class Representative will be entitled to consult with the LB-UBS 2005-C3 Master
Servicer and the LB-UBS 2005-C3 Special Servicer with respect to certain actions relating to the 101 Avenue of the Americas Loan; provided, however, following the required consultation, in the event that the LB-UBS 2005-C3 Master Servicer or the LB-UBS 2005-C3 Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the 101 Avenue of the Americas Pari Passu Companion Loan and the 101 Avenue of the Americas Loan
(as a collective whole), such servicer may take any such action, to the extent consistent with accepted servicing practices, without waiting for the
Controlling Class Representative's response.

     Pursuant to the MSCI 2005-HQ6 Pooling and Servicing Agreement and the
related Pari Passu Loan Intercreditor Agreement with respect to the U-Haul
Portfolio Loan, the Controlling Class Representative through the Special
Servicer will be entitled to consult with the MSCI 2005-HQ6 Special Servicer with respect to any proposed action to be taken in respect of U-Haul Portfolio
Whole Loan; provided, however, that in the event the MSCI 2005-HQ6 Special
Servicer determines that immediate action is necessary, such servicer may determine what action to take without waiting for the Special Servicer's response. If no agreement is reached after certain specified time periods, the
MSCI 2005-HQ6 Special Servicer is entitled to take such action as recommended by the MSCI 2005-HQ6 Controlling Class Representative to the extent consistent with accepted servicing practices.

     Pursuant to the related Pari Passu Loan Intercreditor Agreement with respect to the Westfield San Francisco Centre Loan, the holder of the Westfield
San Francisco Centre Pari Passu Companion Loan will be entitled to consult with the Special Servicer with respect to certain proposed actions to be taken with respect to the Westfield San Francisco Centre Loan; provided, however, that in the event the Special

                                     S-239

Servicer reasonably determines that immediate action is necessary, the Special
Servicer may take any such action without waiting for the holder of the
Westfield San Francisco Centre Pari Passu Companion Loan's response.

     In addition, the holder of a Caplease Companion Loan may exercise certain approval rights relating to a modification of such Caplease Companion Loan that materially and adversely affects the holder of such Caplease Companion Loan prior to the expiration of the related repurchase period. In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the related Caplease Loan or Caplease Companion
Loan that materially and adversely affects the holder of the related Caplease
Companion Loan and certain other matters related to Defaulted Lease Claims. See
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Caplease Loans--Servicing
Provisions of the Caplease Intercreditor Agreements" in this prospectus supplement.

     Limitation on Liability of the Controlling Class Representative. The
Controlling Class Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to a
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the
Certificates; and each Certificateholder agrees to take no action against the
Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class
Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a Mortgage Loan (other than the AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul Portfolio Loan) becomes a Defaulted Mortgage
Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a
Mortgage Loan (i) that is delinquent sixty days or more with respect to a
Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such
Mortgage Loan within 60 days after the due date of such Balloon Payment
(provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted
Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and
Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a
Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the
Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan) (the
"Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price
(the "Option Price") equal to (i) the outstanding principal balance of the
Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special

                                     S-240

Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority
Subordinate Certificateholder or any assignee thereof within 60 days of a
Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate
Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted
Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted
Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, the Trustee will be required to determine if the Option
Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing
Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO
Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the
Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the
Servicing Standard; provided, however, that the Master Servicer, Special
Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and

                                     S-241

expenses, except in limited circumstances set forth in the Pooling and Servicing
Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the
Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer
or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the
Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the
Mortgaged Property related to the AmericasMart Loan, the 101 Avenue of the
Americas Loan or the U-Haul Portfolio Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; provided, however with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the
Special Servicer or the Master Servicer, as the case may be, and received in the
Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2006, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged
Property related to the AmericasMart Loan, the 101 Avenue of the Americas Loan
or the U-Haul Portfolio Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the
Master Servicer (with respect to each such Mortgaged Property securing a
Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special
Servicer (with respect to each Mortgaged Property securing a Specially Serviced
Mortgage Loan is required (and, in the case of the Master Servicer, at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage
Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special
Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer with respect to Specially Serviced Mortgage Loans and
REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the
AmericasMart Loan, the 101 Avenue of the Americas Loan or the U-Haul Portfolio
Loan) and to cause annual operating statements to be prepared for each REO
Property. Generally, the Mortgage Loans require the related

                                     S-242

borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders;
Available Information" in this prospectus supplement.

                                     S-243

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C20 (the "Certificates") will be issued pursuant to a pooling and servicing agreement, dated as of August 1, 2005, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the
"Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off
Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Class A-3SF Floating Rate Account, the Class A-MFL
Floating Rate Account, the REO accounts, the Additional Interest Account, the
Gain-on-Sale Reserve Account and the Interest Reserve Account (see "DESCRIPTION
OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the
prospectus); (iv) certain rights of the Depositor under each Mortgage Loan
Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the
Mortgage Loans; and (v) certain rights under the Swap Contracts.

     The Certificates consist of the following classes (each, a "Class")
designated as: (i) the Class A-1, Class A-2, Class A-3SF, Class A-4, Class A-5,
Class A-6A, Class A-6B, Class A-PB, Class A-7 and Class A-1A Certificates
(collectively, the "Class A Certificates"); (ii) the Class A-MFL, Class A-MFX,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
(collectively, the "Subordinate Certificates" and, together with the Class A
Certificates, the "Sequential Pay Certificates"); (iii) the Class X-C and Class
X-P Certificates (together, the "Class X Certificates" and, together with the
Sequential Pay Certificates, the "REMIC Regular Certificates"; (iv) the Class
R-I and Class R-II Certificates (collectively, the "REMIC Residual
Certificates"); and (v) the Class Z Certificates.

     Only the Class A-1, Class A-2, Class A-3SF, Class A-4, Class A-5, Class
A-6A, Class A-6B, Class A-PB, Class A-7, Class A-1A, Class A-MFL, Class A-MFX,
Class A-J, Class B, Class C and Class D Certificates (collectively, the "Offered
Certificates") are offered by this prospectus supplement. The Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class X-C and Class X-P Certificates (collectively, the "Non-Offered
Certificates"), the Class Z Certificates and the REMIC Residual Certificates
have not been registered under the Securities Act of 1933, as amended (the
"Securities Act") and are not offered by this prospectus supplement.
Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual
Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

     On the Closing Date, the "Class A-3SF Regular Interest" and the "Class
A-MFL Regular Interest" will also be issued by the Trust Fund as uncertificated regular interests in one of the REMICs. Neither the Class A-3SF Regular Interest
nor the Class A-MFL Regular Interest will be offered by this prospectus supplement separately from the Class A-3SF Certificates and the Class A-MFL
Certificates, respectively. The Depositor will transfer the Class A-3SF Regular
Interest and the Class A-MFL Regular Interest to the Trust Fund in exchange for the Class A-3SF Certificates and the Class A-MFL Certificates, respectively. The
Class A-3SF Certificates and the Class A-MFL Certificates are offered by this prospectus supplement. The Class A-3SF Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-3SF Regular Interest, the Class A-3SF Floating Rate Account and the
Class A-3SF Swap Contract. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-MFL Regular Interest, the Class A-MFL Floating Rate Account and
the Class A-MFL Swap Contract.

                                     S-244

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Offered
Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC
(in the United States) or Clearstream Banking, societe anonyme ("Clearstream")
or Euroclear Bank S.A./N.V., as operator (the "Euroclear Operator") of the
Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the
Euroclear Participants, respectively, through customers' securities accounts in the name of Clearstream and Euroclear Operator on the books of the respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect
Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or
Clearstream, as the case may be, will then deliver instructions to the
Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and
Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the
Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing
Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered
Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the
Trustee to Cede & Co., as

                                     S-245

nominee for DTC. DTC will forward such payments, reports and notices to its
Participants, which thereafter will forward them to Indirect Participants,
Clearstream, the Euroclear Operator or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered
Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the
Master Servicer, the Trustee or the Fiscal Agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the
Underwriters takes any responsibility for the accuracy or completeness thereof.

                                     S-246

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective
Classes of Sequential Pay Certificates described below will have the Certificate
Balances representing the approximate percentage of the Cut-Off Date Pool
Balance as set forth in the following table:



                                                                            CLOSING DATE     PERCENTAGE OF
                                                                             CERTIFICATE     CUT-OFF DATE
CLASS OF CERTIFICATES                                                          BALANCE       POOL BALANCE
------------------------------------------------------------------------   --------------   --------------

Class A-1 Certificates .................................................   $ 85,000,000          2.320%
Class A-2 Certificates .................................................   $148,096,000          4.042%
Class A-3SF Certificates ...............................................   $366,354,000          9.999%
Class A-4 Certificates .................................................   $218,500,000          5.964%
Class A-5 Certificates .................................................   $121,067,000          3.304%
Class A-6A Certificates ................................................   $218,837,000          5.973%
Class A-6B Certificates ................................................   $ 50,000,000          1.365%
Class A-PB Certificates ................................................   $176,137,000          4.807%
Class A-7 Certificates .................................................   $861,812,000         23.522%
Class A-1A Certificates ................................................   $318,883,000          8.704%
Class A-MFL Certificates ...............................................   $100,000,000          2.729%
Class A-MFX Certificates ...............................................   $266,384,000          7.271%
Class A-J Certificates .................................................   $274,788,000          7.500%
Class B Certificates ...................................................   $ 77,856,000          2.125%
Class C Certificates ...................................................   $ 27,479,000          0.750%
Class D Certificates ...................................................   $ 68,697,000          1.875%
Non-Offered Certificates (other than the Class X Certificates) .........   $283,947,891          7.750%


     The "Certificate Balance" of any Class of Sequential Pay Certificates
(other than the Class A-3SF Certificates and the Class A-MFL Certificates) and
the Class A-3SF Regular Interest and the Class A-MFL Regular Interest (and,
correspondingly, the Class A-3SF Certificates and the Class A-MFL Certificates,
respectively) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund.
The Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-3SF Certificates and the Class A-MFL Certificates) and the Class
A-3SF Regular Interest and the Class A-MFL Regular Interest (and,
correspondingly, the Class A-3SF Certificates and the Class A-MFL Certificates,
respectively), in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such
Distribution Date, and further by any Realized Losses and Additional Trust Fund
Expenses actually allocated to such Class of Certificates on such Distribution
Date. The Certificate Balance of the Class A-3SF Certificates and the Class
A-MFL Certificates will be reduced on each Distribution Date by an amount corresponding to any such reduction in the Certificate Balance of the Class
A-3SF Regular Interest and the Class A-MFL Regular Interest, respectively.

     The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class X-C and Class X-P
Certificates. On each Distribution Date, the Notional Amount of the Class X-C
Certificates generally will be equal to the aggregate outstanding Certificate
Balances of the Sequential Pay Certificates (other than the Class A-3SF and
Class A-MFL Certificates) and the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately $3,663,837,891 (subject to a permitted variance of plus or minus 5.0%).

     The Notional Amount of the Class X-P Certificates will generally equal:

          (i) until the Distribution Date in February 2006, the sum of (a) the
     lesser of $80,923,000 and the Certificate Balance of the Class A-1
     Certificates, (b) the lesser of $318,381,000 and the Certificate

                                     S-247

     Balance of the Class A-1A Certificates and (c) the aggregate Certificate
     Balance of the Class A-2, Class A-4, Class A-5, Class A-6A, Class A-6B,
     Class A-PB, Class A-7, Class A-MFX, Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G and Class H Certificates and the Class A-3SF
     Regular Interest and Class A-MFL Regular Interest;

          (ii) after the Distribution Date in February 2006, through and including the Distribution Date in August 2006, the sum of (a) the lesser of $75,589,000 and the Certificate Balance of the Class A-1 Certificates,
     (b) the lesser of $317,733,000 and the Certificate Balance of the Class
     A-1A Certificates and (c) the aggregate Certificate Balance of the Class
     A-2, Class A-4, Class A-5, Class A-6A, Class A-6B, Class A-PB, Class A-7,
     Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
     G and Class H Certificates and the Class A-3SF Regular Interest and Class
     A-MFL Regular Interest;

          (iii) after the Distribution Date in August 2006, through and including the Distribution Date in February 2007, the sum of (a) the lesser of $14,509,000 and the Certificate Balance of the Class A-1 Certificates,
     (b) the lesser of $311,871,000 and the Certificate Balance of the Class
     A-1A Certificates and (c) the aggregate Certificate Balance of the Class
     A-2, Class A-4, Class A-5, Class A-6A, Class A-6B, Class A-PB, Class A-7,
     Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
     G and Class H Certificates and the Class A-3SF Regular Interest and Class
     A-MFL Regular Interest;

          (iv) after the Distribution Date in February 2007, through and including the Distribution Date in August 2007, the sum of (a) the lesser of $91,994,000 and the Certificate Balance of the Class A-2 Certificates,
     (b) the lesser of $305,004,000 and the Certificate Balance of the Class
     A-1A Certificates and (c) the aggregate Certificate Balance of the Class
     A-4, Class A-5, Class A-6A, Class A-6B, Class A-PB, Class A-7, Class A-MFX,
     Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
     Certificates and the Class A-3SF Regular Interest and Class A-MFL Regular
     Interest;

          (v) after the Distribution Date in August 2007, through and including the Distribution Date in February 2008, the sum of (a) the lesser of
     $22,592,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $298,056,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balance of the Class A-4,
     Class A-5, Class A-6A, Class A-6B, Class A-PB, Class A-7, Class A-MFX,
     Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
     Certificates and the Class A-3SF Regular Interest and Class A-MFL Regular
     Interest;

          (vi) after the Distribution Date in February 2008, through and including the Distribution Date in August 2008, the sum of (a) the lesser of $321,017,000 and the Certificate Balance of the Class A-3SF Regular
     Interest, (b) the lesser of $291,278,000 and the Certificate Balance of the
     Class A-1A Certificates, (c) the aggregate Certificate Balance of the Class
     A-4, Class A-5, Class A-6A, Class A-6B, Class A-PB, Class A-7, Class A-MFX,
     Class A-J, Class B, Class C, Class D, Class E, Class F and Class G
     Certificates and the Class A-MFL Regular Interest and (d) the lesser of
     $26,468,000 and the Certificate Balance of the Class H Certificates;

          (vii) after the Distribution Date in August 2008, through and including the Distribution Date in February 2009, the sum of (a) the lesser of $253,678,000 and the Certificate Balance of the Class A-3SF Regular
     Interest, (b) the lesser of $284,461,000 and the Certificate Balance of the
     Class A-1A Certificates, (c) the aggregate Certificate Balance of the Class
     A-4, Class A-5, Class A-6A, Class A-6B, Class A-PB, Class A-7, Class A-MFX,
     Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and
     the Class A-MFL Regular Interest and (d) the lesser of $24,102,000 and the
     Certificate Balance of the Class G Certificates;

          (viii) after the Distribution Date in February 2009, through and including the Distribution Date in August 2009, the sum of (a) the lesser of $187,587,000 and the Certificate Balance of the Class A-3SF Regular
     Interest, (b) the lesser of $277,772,000 and the Certificate Balance of the
     Class A-1A Certificates, (c) the aggregate Certificate Balance of the Class
     A-4, Class A-5, Class A-6A, Class A-6B, Class A-PB, Class A-7, Class A-MFX,
     Class A-J, Class B, Class C, Class D and Class E Certificates and the Class
     A-MFL Regular Interest and (d) the lesser of $32,032,000 and the
     Certificate Balance of the Class F Certificates;

                                     S-248

          (ix) after the Distribution Date in August 2009, through and including the Distribution Date in February 2010, the sum of (a) the lesser of
     $123,666,000 and the Certificate Balance of the Class A-3SF Regular
     Interest, (b) the lesser of $246,798,000 and the Certificate Balance of the
     Class A-1A Certificates, (c) the aggregate Certificate Balance of the Class
     A-4, Class A-5, Class A-6A, Class A-6B, Class A-PB, Class A-7, Class A-MFX,
     Class A-J, Class B, Class C and Class D Certificates and the Class A-MFL
     Regular Interest and (d) the lesser of $41,073,000 and the Certificate
     Balance of the Class E Certificates;

          (x) after the Distribution Date in February 2010, through and including the Distribution Date in August 2010, the sum of (a) the lesser of $36,963,000 and the Certificate Balance of the Class A-6A Certificates,
     (b) the lesser of $240,389,000 and the Certificate Balance of the Class
     A-1A Certificates, (c) the aggregate Certificate Balance of the Class A-6B,
     Class A-PB, Class A-7, Class A-MFX, Class A-J, Class B, Class C and Class D
     Certificates and the Class A-MFL Regular Interest and (d) the lesser of
     $10,097,000 and the Certificate Balance of the Class E Certificates;

          (xi) after the Distribution Date in August 2010, through and including the Distribution Date in February 2011, the sum of (a) the lesser of
     $48,893,000 and the Certificate Balance of the Class A-6B Certificates, (b)
     the lesser of $164,057,000 and the Certificate Balance of the Class A-PB
     Certificates, (c) the lesser of $234,520,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate Certificate Balance of the
     Class A-7, Class A-MFX, Class A-J, Class B and Class C Certificates and the
     Class A-MFL Regular Interest and (e) the lesser of $54,983,000 and the
     Certificate Balance of the Class D Certificates;

          (xii) after the Distribution Date in February 2011, through and including the Distribution Date in August 2011, the sum of (a) the lesser of $114,347,000 and the Certificate Balance of the Class A-PB Certificates,
     (b) the lesser of $228,741,000 and the Certificate Balance of the Class
     A-1A Certificates, (c) the aggregate Certificate Balance of the Class A-7,
     Class A-MFX, Class A-J, Class B and Class C Certificates and the Class
     A-MFL Regular Interest and (d) the lesser of $32,151,000 and the
     Certificate Balance of the Class D Certificates;

          (xiii) after the Distribution Date in August 2011, through and including the Distribution Date in February 2012, the sum of (a) the lesser of $29,871,000 and the Certificate Balance of the Class A-PB Certificates,
     (b) the lesser of $223,207,000 and the Certificate Balance of the Class
     A-1A Certificates, (c) the aggregate Certificate Balance of the Class A-7,
     Class A-MFX, Class A-J, Class B and Class C Certificates and the Class
     A-MFL Regular Interest and (d) the lesser of $10,859,000 and the
     Certificate Balance of the Class D Certificates;

          (xiv) after the Distribution Date in February 2012, through and including the Distribution Date in August 2012, the sum of (a) the lesser of $671,463,000 and the Certificate Balance of the Class A-7 Certificates,
     (b) the lesser of $214,549,000 and the Certificate Balance of the Class
     A-1A Certificates, (c) the aggregate Certificate Balance of the Class
     A-MFX, Class A-J and Class B Certificates and the Class A-MFL Regular
     Interest and (d) the lesser of $18,171,000 and the Certificate Balance of the Class C Certificates; and

          (xv) after the Distribution Date in August 2012, $0.

     The initial Notional Amount of the Class X-P Certificates will be
$3,531,024,000.

     The Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-3SF Certificates and the Class A-MFL Certificates) and the
Class A-3SF Regular Interest and the Class A-MFL Regular Interest may be
increased by the amount, if any, of Certificate Deferred Interest added to such
Class Certificate Balance. With respect to any Mortgage Loan as to which the
Mortgage Rate has been reduced through a modification on any Distribution Date,
"Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage
Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates (other than the Class A-3SF Certificates and the
Class A-MFL Certificates) and the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest will be reduced by the amount of Mortgage Deferred

                                     S-249

Interest allocable to such Class (any such amount, "Certificate Deferred
Interest"). With respect to the Sequential Pay Certificates (other than the
Class A-3SF Certificates and the Class A-MFL Certificates) and the Class A-3SF
Regular Interest and the Class A-MFL Regular Interest, Certificate Deferred
Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6A, Class
A-6B, Class A-PB, Class A-7 and Class A-1A Certificates and the Class A-3SF
Regular Interest, which amounts shall be applied pro rata (based on remaining
Class Certificate Balances) to such Classes and except with respect to the Class
A-MFX Certificates and the Class A-MFL Regular Interest, which amounts shall be applied pro rata (based on remaining Class Certificate Balances) to such
Classes). The Certificate Balance of each Class of Sequential Pay Certificates
(other than the Class A-3SF Certificates and the Class A-MFL Certificates) and
the Class A-3SF Regular Interest and the Class A-MFL Regular Interest to which
Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any such increase in the Certificate Balance of the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest will result in a corresponding increase in the
Certificate Balance of the Class A-3SF Certificates and the Class A-MFL
Certificates, respectively. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates (other than the Class A-3SF Certificates and the
Class A-MFL Certificates) and the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest will result in an increase in the Notional Amount of the
Class X-C Certificates, and to the extent there is an increase in the
Certificate Balance of the Class A-1, Class A-2, Class A-4, Class A-5, Class
A-6A, Class A-6B, Class A-PB, Class A-7, Class A-1A, Class A-MFX, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G or Class H Certificates or
the Class A-3SF Regular Interest or the Class A-MFL Regular Interest and subject to the limits described in the description of the Notional Amount of the Class
X-P Certificates above, the Class X-P Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or
Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the
REMIC Regular Certificates and the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest. It is not anticipated that any such portion of the
Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional
Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-4,
Class A-5, Class A-6A, Class A-6B, Class A-PB, Class A-7, Class A-1A, Class
A-MFX, Class A-J, Class B, Class C and Class D Certificates and the Class A-3SF
Regular Interest and the Class A-MFL Regular Interest for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. Each of the Class X-C
Components and the Class X-P Components will be deemed to have a Pass-Through
Rate equal to the Pass-Through Rate of the related Class of Certificates.

     The Pass-Through Rate on the Class A-3SF Regular Interest for each
Distribution Date is a per annum rate equal to 4.878%.

     The Pass-Through Rate on the Class A-MFL Regular Interest for each
Distribution Date is a per annum rate equal to 5.124%, subject to a maximum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

     The Pass-Through Rate on the Class A-3SF Certificates is a per annum rate equal to LIBOR plus 0.13%; provided, however, under certain circumstances described under "DESCRIPTION OF THE SWAP CONTRACTS--The Swap Contracts" in this prospectus supplement, the Pass-Through Rate on the Class A-3SF Certificates may
be effectively reduced or may convert to a per annum rate equal to the
Pass-Through Rate on the Class A-3SF Regular Interest.

     The Pass-Through Rate on the Class A-MFL Certificates is a per annum rate equal to LIBOR plus 0.25%; provided that interest payments on the Class A-MFL
Certificates will be reduced on each

                                     S-250

Distribution Date by an amount corresponding to the excess, if any, of (i)
interest payments calculated on the principal balance of the Class A-MFL
Certificates at 5.124% per annum over (ii) interest payments calculated at a per annum rate equal to the applicable Weighted Average Net Mortgage Rate for the
Distribution Date. In addition, under certain circumstances described under
"DESCRIPTION OF THE SWAP CONTRACTS--The Swap Contracts" in this prospectus supplement, the Pass-Through Rate on the Class A-MFL Certificates may convert to a per annum rate equal to the Pass-Through Rate on the Class A-MFL Regular
Interest.

     The term "LIBOR" means, with respect to the Class A-3SF Certificates and the Class A-MFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the
Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on
Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major referenced banks in the London interbank market selected by the Trustee to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination
Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the
Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual
Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the
LIBOR Determination Date with respect to such Interest Accrual Period for loans in the U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual
Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Trustee will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-3SF Certificates and the
Class A-MFL Certificates is (i) with respect to the initial Interest Accrual
Period, the date that is two LIBOR Business Days prior to the Closing Date, and
(ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the related Interest Accrual Period. A "LIBOR
Business Day" is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

     The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.045% per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C Certificates
outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date); provided that if, on the Distribution Date in August
2015, the Class A-MFL Certificates remain outstanding and the Class A-MFL Swap
Contract is in effect, the Pass-Through Rate applicable to the Class X-C
Certificates shall be reduced by an amount up to 0.10% (the "Class X-C
Pass-Through Rate Reduction Percentage") for each subsequent Distribution Date until such time as (i) the Class A-MFL Certificates are no longer outstanding or
(ii) the Pass-Through Rate applicable to the Class A-MFL Certificates converts to a fixed rate. Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of
Sequential Pay Certificates (other than the Class A-3SF Certificates and the
Class A-MFL Certificates) and the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest. In general, the Certificate Balance of each Class of
Sequential Pay Certificates (other than the Class A-3SF Certificates and the
Class A-MFL Certificates) and the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest will constitute a separate Class X-C

                                     S-251

Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates (other than the Class A-3SF
Certificates and the Class A-MFL Certificates) or the Class A-3SF Regular
Interest or the Class A-MFL Regular Interest is identified under "--Certificate
Balances and Notional Amounts" above as being part of the Notional Amount of the
Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate
Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For
each Distribution Date through and including the Distribution Date in August
2012, the "Class X-C Strip Rate" for each Class X-C Component will be calculated as follows:

     (1)  if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates (other than the Class
          A-3SF Certificates and the Class A-MFL Certificates) or the Class
          A-3SF Regular Interest or the Class A-MFL Regular Interest, and if the
          Certificate Balance does not, in whole or in part, also constitute a
          Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of
          (a) the Weighted Average Net Mortgage Rate for the Distribution Date,
          over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the
          Class A-3SF Certificates and the Class A-MFL Certificates) or the
          Class A-3SF Regular Interest or the Class A-MFL Regular Interest;

     (2)  if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
          Certificates (other than the Class A-3SF Certificates and the Class
          A-MFL Certificates) or the Class A-3SF Regular Interest or the Class
          A-MFL Regular Interest, and if the designated portion of the
          Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class
          X-C Strip Rate will equal the excess, if any, of (a) the Weighted
          Average Net Mortgage Rate for the Distribution Date, over (b) the
          Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class
          A-3SF Certificates and the Class A-MFL Certificates) or the Class
          A-3SF Regular Interest or the Class A-MFL Regular Interest;

     (3)  if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
          Certificates (other than the Class A-3SF Certificates and the Class
          A-MFL Certificates) or the Class A-3SF Regular Interest or the Class
          A-MFL Regular Interest, and if the designated portion of the
          Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip
          Rate will equal the excess, if any, of (a) the Weighted Average Net
          Mortgage Rate for the Distribution Date, over (b) the sum of (i) the
          Class X-P Strip Rate for the applicable Class X-P Component, and (ii)
          the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class
          A-3SF Certificates and the Class A-MFL Certificates) or the Class
          A-3SF Regular Interest or the Class A-MFL Regular Interest; and

     (4)  if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates (other than the Class
          A-3SF Certificates and the Class A-MFL Certificates) or the Class
          A-3SF Regular Interest or the Class A-MFL Regular Interest, and if the
          Certificate Balance also constitutes, in its entirety, a Class X-P
          Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for the Distribution Date, over
          (b) the sum of (i) the Class X-P Strip Rate for the applicable Class
          X-P Component, and (ii) the Pass-Through Rate in effect for the
          Distribution Date for the applicable Class of Sequential Pay
          Certificates (other than the Class A-3SF Certificates and the Class
          A-MFL Certificates) or the Class A-3SF Regular Interest or the Class
          A-MFL Regular Interest.

     For each Distribution Date after the Distribution Date in August 2012, the entire Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-3SF Certificates and the Class A-MFL

                                     S-252

Certificates) and the Class A-3SF Regular Interest and the Class A-MFL Regular
Interest will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through
Rate in effect for the Distribution Date for the related Class of Sequential Pay
Certificates (other than the Class A-3SF Certificates and the Class A-MFL
Certificates) or the Class A-3SF Regular Interest or the Class A-MFL Regular
Interest.

     The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately 0.256% per annum.

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P Certificates
outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the
Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential
Pay Certificates (other than the Class A-3SF Certificates and the Class A-MFL
Certificates) or the Class A-3SF Regular Interest or the Class A-MFL Regular
Interest. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-3SF Certificates and the
Class A-MFL Certificates) and the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest is identified under "--Certificate Balances and Notional
Amounts" above as being part of the Notional Amount of the Class X-P
Certificates immediately prior to any Distribution Date, then that Certificate
Balance (or designated portion thereof) will represent one or more separate
Class X-P Components for purposes of calculating the Pass-Through Rate of the
Class X-P Certificates. For each Distribution Date through and including the
Distribution Date in August 2012, the "Class X-P Strip Rate" for each Class X-P
Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such
Distribution Date, and (2) the reference rate specified on Annex C to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus
(y) the Pass-Through Rate for such Component (but in no event will any Class X-P
Strip Rate be less than zero).

     After the Distribution Date in August 2012, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates and the Class A-3SF
Regular Interest and the Class A-MFL Regular Interest, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance
(or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates or the Class A-3SF Regular Interest or the Class
A-MFL Regular Interest immediately following the Distribution Date in such
Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular
Certificates and the Class A-3SF Regular Interest and the Class A-MFL Regular
Interest will be calculated on the basis of a 360-day year consisting of twelve
30-day months. The Class A-3SF Certificates and the Class A-MFL Certificates
will accrue interest on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period; provided that if the Pass-Through
Rate on the Class A-3SF Certificates and the Class A-MFL Certificates, converts to a fixed rate, the Class A-3SF Certificates and the Class A-MFL Certificates
will accrue interest on the same basis as the Class A-3SF Regular Interest and the Class A-MFL Regular Interest, respectively. With respect to any Class of
REMIC Regular Certificates and the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest and any Distribution Date, the "Interest Accrual Period"
will be the preceding calendar month which will be deemed to consist of 30 days.
The "Interest Accrual Period" with respect to the Class A-3SF Certificates or the Class A-MFL Certificates will be the period from and including the
Distribution Date in the month preceding the month in which the related
Distribution Date occurs (or, in the case of the first Distribution Date, the
Closing Date) to, but excluding, the related Distribution Date, calculated on the basis of the actual number of days in such Interest Accrual Period and assuming each year has 360 days; provided that if the Pass-Through Rate on the
Class A-3SF Certificates or the Class A-MFL Certificates converts to a fixed rate, such accrual period shall

                                     S-253

be on the same basis as the Class A-3SF Regular Interest and the Class A-MFL
Regular Interest, respectively. See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the
commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date; provided that, for the purpose of determining the Weighted
Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such
Mortgage Loan will be calculated without regard to such event. The "Net Mortgage
Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 4 Mortgage Loans (loan numbers 23, 29, 152 and 171), representing
1.8% of the Cut-Off Date Pool Balance (1.9% of the Cut-Off Date Group 1
Balance), accrues interest on the basis of a 360-day year consisting of twelve
30-day months (which is the basis on which interest accrues in respect of the
REMIC Regular Certificates), then, solely for purposes of calculating the
Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest
(other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, the Mortgage Rate in effect during (a)
December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated Principal Balance"
of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each
Distribution Date (to not less than zero) by (i) the portion of the Principal
Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such
Mortgage Loan during the related Collection Period and (b) increased on each
Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal
Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement
Amounts, and such amount has not been included as part of the Principal
Distribution Amount, such amount shall not reduce the Stated Principal Balance
(other than for purposes of computing the Weighted Average Net Mortgage Rate).
Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first
Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal
Balance shall equal the unpaid principal balance of such Companion Loan.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection
Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection
Period. The "Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in September 2005.

                                     S-254

DISTRIBUTIONS

     General. Except as described below with respect to the Class Z
Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first
Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in September 2005.

     The amount allocated to the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest on each Distribution Date will be deposited into the related Floating Rate Account, less the portion of such amount, if any, due to the related Swap Counterparty under the related Swap Contracts with respect to such related Distribution Date. In addition, amounts payable to the Trust Fund by the related Swap Counterparty under the related Swap Contracts with respect to the related Distribution Date will be deposited into the related Floating
Rate Account. See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than the
Class A-3SF, Class A-MFL, Class R-I, Class R-II and Class Z Certificateholders)
and the Class A-3SF Regular Interest and the Class A-MFL Regular Interest (and,
therefore, to the Class A-3SF Certificateholders and the Class A-MFL
Certificateholders, respectively) on each related Distribution Date (the
"Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the
     Mortgage Loans and any REO Properties by the Master Servicer (without regard to any payments made to or received by the Swap Counterparty) as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or
          Companion Loans;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

               (vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest
          Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

          (b) all P&I Advances made by the Master Servicer, the Trustee or the
     Fiscal Agent with respect to such Distribution Date;

                                     S-255

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest
     Payment made on any Companion Loan); and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in
     February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve
     Account in respect of each Mortgage Loan.

     The aggregate amount available for distributions to the holders of the
Class A-3SF Certificates on each Distribution Date (the "Class A-3SF Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3SF Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the
Class A-3SF Swap Counterparty pursuant to the Class A-3SF Swap Contract, less
(iii) all amounts required to be paid to the Class A-3SF Swap Counterparty pursuant to the Class A-3SF Swap Contract for such related Distribution Date.
See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     The aggregate amount available for distributions to the holders of the
Class A-MFL Certificates on each Distribution Date (the "Class A-MFL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Class A-MFL Swap Counterparty pursuant to the Class A-MFL Swap Contract, less (iii) all amounts required to be paid to the Class A-MFL Swap Counterparty pursuant to the Class A-MFL Swap Contract for such related Distribution Date.
See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and
Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See
"--Allocation of Prepayment Premiums and Yield Maintenance Charges" below.

     All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

     Interest Reserve Account. The Trustee will establish and maintain an
"Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in
February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate
Account and deposited to the Interest Reserve Account in respect of each
Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an
Actual/360 basis an amount equal to one day's interest at the related Mortgage
Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest
Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution
Date occurring in March, or in the event the final Distribution Date occurs in
February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such
Distribution Date.

     Certificate Account. The Master Servicer will establish and will maintain a
"Certificate Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account will be used to make distributions on the
Certificates (other than the Class A-3SF Certificates and the Class A-MFL
Certificates) and the Class A-3SF Regular Interest and the Class A-MFL Regular
Interest.

                                     S-256

     Distribution Account. The Trustee will establish and will maintain a
"Distribution Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution
Amount will be used to make distributions on the Certificates (other than the
Class A-3SF Certificates and the Class A-MFL Certificates) and the Class A-3SF
Regular Interest and the Class A-MFL Regular Interest.

     Gain-on-Sale Reserve Account. The Trustee will establish and will maintain a "Gain-on-Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future
Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution
Date, an amount equal to the Additional Interest received in respect of the
Mortgage Loans during the related Collection Period will be deposited into the
Additional Interest Account.

     Class A-3SF Floating Rate Account. On or before the Closing Date, the
Trustee will establish and maintain a "Class A-3SF Floating Rate Account" in trust for the benefit of the holders of the Class A-3SF Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement.
The Class A-3SF Floating Rate Account may be a subaccount of the Distribution
Account. Promptly upon receipt of any payment or other receipt in respect of the
Class A-3SF Regular Interest or the Class A-3SF Swap Contract, the Trustee will deposit the same into the Class A-3SF Floating Rate Account. See "DESCRIPTION OF
THE SWAP CONTRACTS" in this prospectus supplement.

     Class A-MFL Floating Rate Account. On or before the Closing Date, the
Trustee will establish and maintain a "Class A-MFL Floating Rate Account" in trust for the benefit of the holders of the Class A-MFL Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement.
The Class A-MFL Floating Rate Account may be a subaccount of the Distribution
Account. Promptly upon receipt of any payment or other receipt in respect of the
Class A-MFL Regular Interest or the Class A-MFL Swap Contract, the Trustee will deposit the same into the Class A-MFL Floating Rate Account. See "DESCRIPTION OF
THE SWAP CONTRACTS" in this prospectus supplement.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will (except as otherwise described under "--Termination"
below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     (1)  concurrently, to distributions of interest (i) from the portion of the
          Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1
          Certificates, Class A-2 Certificates, Class A-4 Certificates, Class
          A-5 Certificates, Class A-6A Certificates, Class A-6B Certificates,
          Class A-PB Certificates and Class A-7 Certificates and the Class A-3SF
          Regular Interest, pro rata, in accordance with the amounts of
          Distributable Certificate Interest in respect of such Classes of
          Certificates and the Class A-3SF Regular Interest on such Distribution
          Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates and the Class A-3SF Regular
          Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the
          Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates on such Distribution
          Date and, to the extent not previously paid, for all prior
          Distribution Dates, and (iii) from the entire Available Distribution
          Amount for such Distribution Date relating to the entire Mortgage
          Pool, to the holders of the Class X-C Certificates and the Class X-P
          Certificates, pro rata, in accordance with the amounts of
          Distributable Certificate Interest in respect of such Classes of
          Certificates on such Distribution Date, in an amount equal to all
          Distributable Certificate Interest in respect of such Classes of
          Certificates for such Distribution Date and, to the extent not previously paid, for all prior

                                     S-257

          Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of
          Certificates and the Class A-3SF Regular Interest as described above, the Available Distribution Amount will be allocated among the above
          Classes of Certificates and the Class A-3SF Regular Interest without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such
          Classes of Certificates and the Class A-3SF Regular Interest on such
          Distribution Date, in an amount equal to all Distributable Certificate
          Interest in respect of each such Class of Certificates and the Class
          A-3SF Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2)  to distributions of principal to the holders of the Class A-PB
          Certificates, in an amount equal to the Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, until the
          Certificate Balance of the Class A-PB Certificates is reduced to the
          Class A-PB Planned Principal Balance set forth on Annex D to this prospectus supplement;

     (3)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates as set
          forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates)
          equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

     (4)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates and the
          Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount
          (not to exceed the then outstanding Certificate Balance of the Class
          A-2 Certificates) equal to the remaining Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
          Certificates and the Class A-1 Certificates on such Distribution Date;

     (5)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, the
          Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3SF Regular Interest (based upon the
          Certificate Balance of such Regular Interest immediately prior to such
          Distribution Date) in an aggregate amount (not to exceed the then outstanding Certificate Balance of the Class A-3SF Regular Interest)
          equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates
          and the Class A-2 Certificates on such Distribution Date;

     (6)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, Class
          A-1 Certificates and the Class A-2 Certificates and the Class A-3SF
          Regular Interest as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-4
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution

                                     S-258

          Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the
          Class A-1 Certificates, the Class A-2 Certificates and the Class A-3SF
          Regular Interest on such Distribution Date;

     (7)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, Class
          A-1 Certificates, Class A-2 Certificates and the Class A-4
          Certificates and the Class A-3SF Regular Interest as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-5 Certificates in an amount
          (not to exceed the then outstanding Certificate Balance of the Class
          A-5 Certificates) equal to the remaining Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
          Certificates, the Class A-1 Certificates, the Class A-2 Certificates
          and the Class A-4 Certificates and the Class A-3SF Regular Interest on
          such Distribution Date;

     (8)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, Class
          A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates and
          the Class A-5 Certificates and the Class A-3SF Regular Interest as set
          forth in clauses (2), (3), (4), (5), (6) and (7) above, to distributions of principal to the holders of the Class A-6A
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-6A Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
          the Class A-2 Certificates, the Class A-4 Certificates and the Class
          A-5 Certificates and the Class A-3SF Regular Interest on such
          Distribution Date;

     (9)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, Class
          A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates,
          Class A-5 Certificates and the Class A-6A Certificates and the Class
          A-3SF Regular Interest as set forth in clauses (2), (3), (4), (5),
          (6), (7) and (8) above, to distributions of principal to the holders of the Class A-6B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-6B Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
          the Class A-2 Certificates, the Class A-4 Certificates, the Class A-5
          Certificates and the Class A-6A Certificates and the Class A-3SF
          Regular Interest on such Distribution Date;

     (10) after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, Class
          A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates,
          Class A-5 Certificates, Class A-6A Certificates and the Class A-6B
          Certificates and the Class A-3SF Regular Interest as set forth in clauses (2), (3), (4), (5), (6), (7), (8) and (9) above, to distributions of principal to the holders of the Class A-PB
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
          the Class A-2 Certificates, the Class A-4 Certificates, the Class A-5
          Certificates, the Class A-6A Certificates and the Class A-6B
          Certificates and the Class A-3SF Regular Interest on such Distribution
          Date;

                                     S-259

     (11) after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-1 Certificates, Class A-2
          Certificates, Class A-4 Certificates, Class A-5 Certificates, Class
          A-6A Certificates, Class A-6B Certificates and the Class A-PB
          Certificates and the Class A-3SF Regular Interest as set forth in clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) above, to distributions of principal to the holders of the Class A-7
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-7 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
          the Class A-2 Certificates, the Class A-4 Certificates, the Class A-5
          Certificates, the Class A-6A Certificates and the Class A-6B
          Certificates and the Class A-3SF Regular Interest on such Distribution
          Date;

     (12) to distributions of principal to the holders of the Class A-1A
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-1A Certificates) equal to the Loan
          Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, Class A-1 Certificates, Class A-2
          Certificates, Class A-4 Certificates, Class A-5 Certificates, Class
          A-6A Certificates, Class A-6B Certificates and Class A-7 Certificates
          and the Class A-3SF Regular Interest have been retired, the Loan Group
          1 Principal Distribution Amount remaining after payments to the Class
          A-PB Certificates, Class A-1 Certificates, Class A-2 Certificates, the
          Class A-4 Certificates, Class A-5 Certificates, Class A-6A
          Certificates, Class A-6B Certificates and Class A-7 Certificates and
          the Class A-3SF Regular Interest have been made on such Distribution
          Date;

     (13) to distributions to the holders of the Class A-PB Certificates, Class
          A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates,
          Class A-5 Certificates, Class A-6A Certificates, Class A-6B
          Certificates and Class A-7 Certificates and the Class A-3SF Regular
          Interest and Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund
          Expenses, if any, previously allocated to such Classes of Certificates and the Class A-3SF Regular Interest and for which no reimbursement has previously been received, to reimburse such holders for all such
          Realized Losses and Additional Trust Fund Expenses, if any;

     (14) to distributions of interest to the holders of the Class A-MFL Regular
          Interest and the Class A-MFX Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of the Class A-MFL Regular Interest and the Class A-MFX Certificates on
          such Distribution Date, in amounts equal to all Distributable
          Certificate Interest in respect of such Class A-MFL Regular Interest and Class A-MFX Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (15) after the Class A Certificates and the Class A-3SF Regular Interest
          have been retired, to distributions of principal to the holders of the
          Class A-MFL Regular Interest and the Class A-MFX Certificates, pro
          rata, in an aggregate amount (not to exceed the then outstanding
          Certificate Balance of the Class A-MFX Certificates and the Class
          A-MFL Regular Interest) equal to the Principal Distribution Amount in respect of such Class A-MFL Regular Interest and/or such Class A-MFX
          Certificates for such Distribution Date, less any portion distributed in respect of the Class A-1 Certificates, Class A-2 Certificates,
          Class A-4 Certificates, Class A-5 Certificates, Class A-6A
          Certificates, Class A-6B Certificates, Class A-PB Certificates and
          Class A-7 Certificates and the Class A-3SF Regular Interest and/or
          Class A-1A Certificates on such Distribution Date;

     (16) to distributions to the holders of the Class A-MFL Regular Interest and the Class A-MFX Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund
          Expenses, if any, previously allocated to such Class of Certificates and Regular Interest, and for which no reimbursement has previously been received to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

                                     S-260

     (17) to distributions of interest to the holders of the Class A-J
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (18) after all Classes of Certificates with an earlier priority of distribution, the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J
          Certificates) equal to the Principal Distribution Amount for such
          Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-3SF Regular Interest
          and/or the Class A-MFL Regular Interest with an earlier priority of payment;

     (19) to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (20) to distributions of interest to the holders of the Class B
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (21) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (22) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (23) to distributions of interest to the holders of the Class C
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (24) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (25) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (26) to distributions of interest to the holders of the Class D
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (27) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

                                     S-261

     (28) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (29) to distributions of interest to the holders of the Class E
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (30) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (31) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (32) to distributions of interest to the holders of the Class F
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (33) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (34) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (35) to distributions of interest to the holders of the Class G
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (36) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (37) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (38) to distributions of interest to the holders of the Class H
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (39) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then

                                     S-262

          outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-3SF Regular Interest and/or the Class A-MFL Regular
          Interest with an earlier priority of distribution on such Distribution
          Date;

     (40) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (41) to distributions of interest to the holders of the Class J
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (42) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (43) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (44) to distributions of interest to the holders of the Class K
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (45) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (46) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (47) to distributions of interest to the holders of the Class L
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (48) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (49) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (50) to distributions of interest to the holders of the Class M
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-263

     (51) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (52) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (53) to distributions of interest to the holders of the Class N
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (54) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (55) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (56) to distributions of interest to the holders of the Class O
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (57) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (58) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (59) to distributions of interest to the holders of the Class P
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (60) after all Classes of Certificates with an earlier priority of distribution and the Class A-3SF Regular Interest and the Class A-MFL
          Regular Interest have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates and/or the Class A-3SF Regular Interest and/or the Class
          A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

     (61) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received; and

                                     S-264

     (62) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution
          Amount remaining after the distributions to be made on such
          Distribution Date as described in clauses (1) through (61) above;

provided that, on each Distribution Date, if any, after the aggregate of the
Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund
Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7), (8),
(9), (10), (11) and (12) above with respect to the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-4 Certificates, the Class A-5 Certificates,
the Class A-6A Certificates, the Class A-6B Certificates, the Class A-PB
Certificates, the Class A-7 Certificates and the Class A-1A Certificates and the
Class A-3SF Regular Interest will be so made to the holders of the respective
Classes of such Certificates and the Class A-3SF Regular Interest which remain outstanding up to an amount equal to, and pro rata as among such Classes of
Certificates and the Class A-3SF Regular Interest in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and the Class A-3SF Regular Interest and without regard to the Principal
Distribution Amount for such date.

     Distributions on the Class A-3SF Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-3SF Certificates has not
been reduced to zero, the Trustee is required to apply amounts on deposit in the
Class A-3SF Floating Rate Account to the extent of the Class A-3SF Available
Funds, in the following order of priority:

     First, to the holders of the A-3SF Certificates, in respect of interest, up to an amount equal to the Class A-3SF Interest Distribution Amount;

     Second, to the holders of the Class A-3SF Certificates, in respect of principal, up to an amount equal to the Class A-3SF Principal Distribution
Amount until the Certificate Balance of such Class is reduced to zero;

     Third, to the holders of the Class A-3SF Certificates, until all Realized
Losses and Additional Trust Fund Expenses previously allocated to the Class
A-3SF Certificates (as a result of the allocation of the Realized Losses and
Additional Trust Fund Expenses to the Class A-3SF Regular Interest) but not
previously reimbursed, have been reimbursed in full;

     Fourth, to pay any termination payments, if any, to the Class A-3SF Swap
Counterparty; and

     Fifth, any remaining amount to the holders of the Class A-3SF Certificates.

     See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     Distributions on the Class A-MFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-MFL Certificates has not
been reduced to zero, the Trustee is required to apply amounts on deposit in the
Class A-MFL Floating Rate Account to the extent of the Class A-MFL Available
Funds, in the following order of priority;

     First, to the holders of the Class A-MFL Certificates, in respect of interest, up to an amount equal to the Class A-MFL Interest Distribution Amount;

     Second, to the holders of the Class A-MFL Certificates, in respect of principal, up to an amount equal to the Class A-MFL Principal Distribution
Amount until the Certificate Balance of such Class is reduced to zero;

     Third, to the holders of the Class A-MFL Certificates, until all Realized
Losses and Additional Trust Fund Expenses previously allocated to the Class
A-MFL Certificates (as a result of the allocation of the Realized Losses and
Additional Trust Fund Expenses to the Class A-MFL Regular Interest) but not
previously reimbursed, have been reimbursed in full;

     Fourth, to pay any termination payments, if any, to the Class A-MFL Swap
Counterparty; and

     Fifth, any remaining amount to the holders of the Class A-MFL Certificates.

     See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

                                     S-265

     Distributable Certificate Interest. The "Distributable Certificate
Interest" equals with respect to each Class of Sequential Pay Certificates and the Class A-3SF Regular Interest and the Class A-MFL Regular Interest for each
Distribution Date, the Accrued Certificate Interest in respect of such Class of
Certificates (other than the Class A-3SF Certificates and the Class A-MFL
Certificates) and the Class A-3SF Regular Interest and the Class A-MFL Regular
Interest for such Distribution Date, reduced (other than in the case of the
Class X Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment
Interest Shortfalls resulting from principal prepayments made on the Mortgage
Loans during the related Collection Period that are not covered by the Master
Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular
Certificates (other than the Class A-3SF Certificates and the Class A-MFL
Certificates) or the Class A-3SF Regular Interest or the Class A-MFL Regular
Interest.

     The "Accrued Certificate Interest" in respect of each Class of Sequential
Pay Certificates (other than the Class A-3SF Certificates and the Class A-MFL
Certificates) and the Class A-3SF Regular Interest and the Class A-MFL Regular
Interest for each Distribution Date will equal one month's interest at the
Pass-Through Rate applicable to such Class of Certificates (other than the Class
A-3SF Certificates and the Class A-MFL Certificates) or the Class A-3SF Regular
Interest or the Class A-MFL Regular Interest for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued
Certificate Interest" in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P
Certificates, as the case may be, outstanding immediately prior to such
Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of REMIC Regular Certificates
(other than the Class A-3SF Certificates and the Class A-MFL Certificates and
the Class X Certificates) or the Class A-3SF Regular Interest or the Class A-MFL
Regular Interest will equal the product of (a) such Net Aggregate Prepayment
Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of
Certificates (other than the Class A-3SF Certificates and the Class A-MFL
Certificates) or the Class A-3SF Regular Interest or the Class A-MFL Regular
Interest for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC
Regular Certificates (other than the Class A-3SF Certificates and the Class
A-MFL Certificates and the Class X Certificates) or the Class A-3SF Regular
Interest or the Class A-MFL Regular Interest for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates or the Class A-3SF Regular Interest or the Class A-MFL Regular Interest, to the
extent not covered by the Master Servicer's related Compensating Interest
Payment for such Distribution Date, will reduce the Distributable Certificate
Interest as described above.

     With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the
Net Aggregate Prepayment Interest Shortfall. This allocation will cause a
Prepayment Interest Shortfall with respect to each of the AmericasMart Whole
Loan, the NGP Rubicon GSA Pool Whole Loan, the 1000 & 1100 Wilson Whole Loan,
the Westfield San Francisco Centre Whole Loan, the 101 Avenue of the Americas
Whole Loan and the U-Haul Portfolio Whole Loan to be allocated, pro rata, between the related Pari Passu Companion Loan and the related Pari Passu Loan with any Prepayment Interest Shortfall allocated to the related Pari Passu Loan, net of amounts payable by the Master Servicer, to be included in the Net
Aggregate Prepayment Interest Shortfall.

     Principal Distribution Amount. So long as both the Class A-7 and Class A-1A
Certificates remain outstanding, the Principal Distribution Amount for each
Distribution Date will be calculated on a Loan

                                     S-266

Group by Loan Group basis (with respect to Loan Group 1, the "Loan Group 1
Principal Distribution Amount" and with respect to Loan Group 2, the "Loan Group
2 Principal Distribution Amount", respectively). On each Distribution Date after the Certificate Balances of either the Class A-7 Certificates or Class A-1A
Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal
Distribution Amount" for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related
Collection Period or advanced by the Master Servicer, the Trustee, the Fiscal
Agent, the 2005-C19 Master Servicer, the LB-UBS 2005-C3 Master Servicer or the
MSCI 2005-HQ6 Master Servicer, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments
     (other than Balloon Payments) and of any Assumed Scheduled Payments due or
     deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee, the
     Fiscal Agent, the 2005-C19 Master Servicer, the LB-UBS 2005-C3 Master
     Servicer or the MSCI 2005-HQ6 Master Servicer, as applicable, prior to such
     Collection Period;

          (b) the aggregate of all principal prepayments received on the
     Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

          (c) with respect to any Mortgage Loan in such Loan Group or the
     Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related
     Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any
     Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or
     (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related
     Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Loan Group 1 Principal
     Distribution Amount, the Loan Group 2 Principal Distribution Amount and the
     Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently

                                     S-267

recovered on the related Mortgage Loan, such recovery will increase the
Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class A-PB Planned Principal Balance. The "Class A-PB Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on
each Distribution Date would be reduced to the balance indicated for that
Distribution Date on the table. There is no assurance, however, that the
Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates,
Class A-3SF Certificates, Class A-4 Certificates, Class A-5 Certificates, Class
A-6A Certificates and Class A-6B Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of
Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon
Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing
Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each
Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a
Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property
(or a beneficial interest in the Mortgaged Property related to the AmericasMart
Loan, the 101 Avenue of the Americas Loan or the U-Haul Portfolio Loan) may be
acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated.

                                     S-268

In connection therewith, operating revenues and other proceeds derived from such
REO Property (net of related operating costs) will be "applied" by the Master
Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I
Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in
the definitions of "Principal Distribution Amount" and "Weighted Average Net
Mortgage Rate" are intended to include any Mortgage Loan as to which the related
Mortgaged Property has become an REO Property (an "REO Mortgage Loan"). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans or a related Companion Loan, if applicable.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the
event a borrower is required to pay any Prepayment Premium or Yield Maintenance
Charge, the amount of such payments actually collected (and, in the case of a
Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the
Offered Certificates (excluding the Class A-3SF Certificates and the Class A-MFL
Certificates), the Class A-3SF Regular Interest, the Class A-MFL Regular
Interest and the Class E Certificates, Class F Certificates, Class G
Certificates and Class H Certificates as set forth below. "Yield Maintenance
Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated
(based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a
Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a
Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any
Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the
holders of each Class of Offered Certificates (excluding the Class A-3SF
Certificates and the Class A-MFL Certificates), the Class A-3SF Regular
Interest, the Class A-MFL Regular Interest and the Class E Certificates, Class F
Certificates, Class G Certificates and Class H Certificates then entitled to distributions of principal with respect to the related Loan Group on such
Distribution Date will be entitled to an amount of Prepayment Premiums or Yield
Maintenance Charges equal to the product of (a) the amount of such Prepayment
Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the
Pass-Through Rate of such Class of Certificates (other than the Class A-3SF
Certificates and the Class A-MFL Certificates) or the Class A-3SF Regular
Interest or the Class A-MFL Regular Interest over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate;
and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates (other than the Class A-3SF
Certificates and the Class A-MFL Certificates) or the Class A-3SF Regular
Interest or the Class A-MFL Regular Interest; on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the
Principal Distribution Amount with respect to the applicable Loan Group for such
Distribution Date. If there is more than one such Class of Certificates (other than the Class A-3SF Certificates and the Class A-MFL Certificates) or the Class
A-3SF Regular Interest or the Class A-MFL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or
Yield Maintenance Charge is distributable, the aggregate amount of such
Prepayment Premium or Yield Maintenance Charge will be allocated among all such
Classes of Certificates (other than the Class A-3SF Certificates and the Class
A-MFL Certificates) and the Class A-3SF Regular Interest and the Class A-MFL
Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance
Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in August 2012, 44% to the

                                     S-269

holders of the Class X-P Certificates and 56% to the holders of the Class X-C
Certificates and (b) thereafter, 100% to the holders of the Class X-C
Certificates.

     On any Distribution Date, for so long as the related Swap Contract is in effect and there is no continuing payment default under the related Swap
Contract, Yield Maintenance Charges and Prepayment Premiums distributable in respect of the Class A-3SF Regular Interest and the Class A-MFL Regular
Interest, as applicable, will be payable to the related Swap Counterparty, and on any Distribution Date on which the related Swap Contract is not in effect or a continuing payment default by the related Swap Counterparty exists, Yield
Maintenance Charges and Prepayment Premiums distributable in respect of the
Class A-3SF Regular Interest and the Class A-MFL Regular Interest will be distributable to the holders of the Class A-3SF Certificates and the Class
A-MFL Certificates, as applicable. See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     The "Discount Rate" applicable to any Class of Offered Certificates (other than the Class A-3SF Certificates and the Class A-MFL Certificates) and the
Class A-3SF Regular Interest, Class A-MFL Regular Interest, Class E
Certificates, Class F Certificates, Class G Certificates and Class H
Certificates will be equal to the discount rate stated in the related Mortgage
Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated
therein, the Discount Rate will equal the yield (when compounded monthly) on the
US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such US Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield
Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain
Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any
Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender
Loan, payable on the related Mortgage Loan pursuant to the terms of the related
Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, the Class A-3SF Regular Interest,
Class X-C Certificates and Class X-P Certificates and each other such Class of
Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates, the
Class A-3SF Regular Interest and Class X Certificates of the full amount of
Distributable Certificate Interest payable in respect of such Classes of
Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates and the Class A-3SF Regular Interest
of principal in an amount equal to the entire related Certificate Balance.
Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-MFL
Regular Interest and the Class A-MFX Certificates, Class A-J Certificates, Class
B Certificates, Class C Certificates and Class D Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of
Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class D Certificates

                                     S-270

by means of the subordination of the Non-Offered Certificates (other than the
Class X Certificates), (b) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates and the Non-Offered
Certificates (other than the Class X Certificates), (c) to the holders of the
Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates and the Non-Offered Certificates (other than the Class
X Certificates), (d) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, Class C Certificates, Class D
Certificates and the Non-Offered Certificates (other than the Class X
Certificates), (e) to the holders of the Class A-MFL Regular Interest (and therefore the Class A-MFL Certificates) and Class A-MFX Certificates, pro rata, by means of the subordination of the Class A-J Certificates, Class B
Certificates, Class C Certificates and Class D Certificates and the Non-Offered
Certificates (other than the Class X Certificates) and (f) to the holders of the
Class A Certificates, the Class A-3SF Regular Interest (and therefore the Class
A-3SF Certificates) and Class X Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the
Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "-- Distributions--Application of the
Available Distribution Amount" above and (ii) by the allocation of Realized
Losses and Additional Trust Fund Expenses as described below. After the
Distribution Date on which the Certificate Balances of the Subordinate
Certificates have been reduced to zero, the Class A Certificates and the Class
A-3SF Regular Interest (and therefore the Class A-3SF Certificates), to the extent such Classes of Certificates and the Class A-3SF Regular Interest remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and the Class A-3SF Regular Interest (and therefore the
Class A-3SF Certificates) and Class X Certificates, to the extent such Classes of Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates, the Class
A-3SF Regular Interest (and therefore the Class A-3SF Certificates) or the Class
A-MFL Regular Interest (and therefore the Class A-MFL Certificates).

     Allocation to the Class A Certificates (other than the Class A-3SF
Certificates) and the Class A-3SF Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under "--Distributions--Application of the Available Distribution
Amount" above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates (other than the Class A-3SF Certificates) and the
Class A-3SF Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.
Thus, as principal is distributed to the holders of such Class A Certificates
(other than the Class A-3SF Certificates) and the Class A-3SF Regular Interest,
the percentage interest in the Trust Fund evidenced by such Class A Certificates
(other than the Class A-3SF Certificates) and the Class A-3SF Regular Interest
will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates (other than the Class A-3SF Certificates) and the
Class A-3SF Regular Interest by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates
(other than the Class A-3SF and Class A-MFL Certificates), the Class A-3SF
Regular Interest and the Class A-MFL Regular Interest to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (other than the Class
A-3SF and Class A-MFL Certificates), the Class A-3SF Regular Interest and the
Class A-MFL Regular Interest (in each case, in reduction of their respective
Certificate Balances) as follows, but, with respect to the Classes of Sequential
Pay Certificates (other than the Class A-3SF and Class A-MFL Certificates), the
Class A-3SF Regular Interest and the Class A-MFL Regular Interest, in the
aggregate only to the extent the aggregate Certificate Balance of all Classes of
Sequential Pay Certificates (other than the Class A-3SF and the Class A-MFL
Certificates), the Class A-3SF Regular Interest and the Class A-MFL Regular
Interest remaining outstanding after giving effect to the distributions on such
Distribution Date

                                     S-271

exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class P
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; thirteenth, to the
Class C Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class A-J Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; sixteenth, to the
Class A-MFL Regular Interest and the Class A-MFX Certificates, pro rata, until the remaining Certificate Balance of such Class A-MFX Certificates and Class
A-MFL Regular Interest is reduced to zero; and, last, to the Class A
Certificates (other than the Class A-3SF Certificates) and the Class A-3SF
Regular Interest, pro rata, in proportion to their respective outstanding
Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates and the Class A-3SF Regular Interest are reduced to zero.

     Any losses and expenses with respect to the AmericasMart Whole Loan will be allocated in accordance with the related Intercreditor Agreement pro rata to the
AmericasMart Loan and the AmericasMart Pari Passu Companion Loan. Any losses and expenses with respect to the NGP Rubicon GSA Pool Whole Loan will be allocated in accordance with the related Intercreditor Agreement pro rata to the NGP
Rubicon GSA Pool Loan and the NGP Rubicon GSA Pool Pari Passu Companion Loan.
Any losses and expenses with respect to the 1000 & 1100 Wilson Whole Loan will be allocated in accordance with the related Intercreditor Agreement pro rata to the 1000 & 1100 Wilson Loan and the 1000 & 1100 Wilson Pari Passu Companion
Loan. Any losses and expenses with respect to the Westfield San Francisco Centre
Whole Loan will be allocated in accordance with the related Intercreditor
Agreement pro rata to the Westfield San Francisco Centre Loan and the Westfield
San Francisco Centre Pari Passu Companion Loan. Any losses and expenses with respect to the 101 Avenue of the Americas Whole Loan will be allocated in accordance with the related Intercreditor Agreement pro rata to the 101 Avenue of the Americas Loan and the 101 Avenue of the Americas Pari Passu Companion
Loan. Any losses and expenses with respect to the U-Haul Portfolio Whole Loan will be allocated in accordance with the related Intercreditor Agreement pro rata to the U-Haul Portfolio Loan and the U-Haul Portfolio Pari Passu Companion
Loan.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized
Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i)
all accrued and unpaid interest thereon to but not including the Due Date in the
Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment
Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over
(b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a
Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a

                                     S-272

modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The
Realized Loss in respect of a Mortgage Loan for which a Final Recovery
Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and
Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any
Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special
Servicer, (ii) any interest paid to the Master Servicer, the Trustee and/or the
Fiscal Agent in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the
Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee and/or the Fiscal Agent of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters
Regarding the Trustee" in the prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain
Matters Regarding the Master Servicer and the Depositor" in the prospectus (the
Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and
Other Taxes" in the prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted
Mortgage Loans; REO Properties; Purchase Option" in this prospectus supplement.
Additional Trust Fund expenses shall not include costs or fees incurred with respect to the Swap Contract, which shall not be payable by the Trust Fund or from the Floating Rate Account. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of
Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and
Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments
(other than Balloon Payments) and any Assumed Scheduled Payments, net of related
Master Servicing Fees, in respect of the Mortgage Loans (other than the
AmericasMart Loan as provided below) and any REO Loans during the related
Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the
Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The
Master Servicer's obligations to make P&I Advances in respect of any Mortgage
Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master
Servicer will be required to advance only the amount of the reduced Periodic
Payment (net of related Servicing Fees) in respect of subsequent delinquencies.
In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the

                                     S-273

date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer, the
Trustee or the Fiscal Agent, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I
Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum
Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate)
applicable to the Class of Certificates, to which such Appraisal Reduction
Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Pursuant to the terms of the Pooling and Servicing Agreement, if the Trustee fails to make a P&I Advance required to be made, the Fiscal Agent shall then be required to make such P&I Advance, subject to the recoverability standard described below. Neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to make any P&I Advances with respect to any Companion Loan (except, with respect to the Master Servicer, the 1000 & 1100 Wilson Loan). In general, neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to make any P&I Advances with respect to the AmericasMart Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2005-C19 Master
Servicer in accordance with the 2005-C19 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and
Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the AmericasMart Loan may be reduced by an appraisal reduction amount as calculated under the 2005-C19 Pooling and Servicing
Agreement, which amount will be calculated in a manner generally the same as an
Appraisal Reduction Amount. If the 2005-C19 Master Servicer fails to make a required principal and interest advance on the AmericasMart Loan pursuant to the
2005-C19 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the AmericasMart
Loan), the Master Servicer will be required to make the P&I Advances on the
AmericasMart Loan so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required
P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master
Servicer. If the Trustee fails to make the required P&I Advance, the Fiscal
Agent is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master
Servicer, the Trustee and the Fiscal Agent may conclusively rely on the non-recoverability determination of the 2005-C19 Master Servicer. If any principal and interest advances are made with respect to the AmericasMart Loan under the 2005-C19 Pooling and Servicing Agreement or under the Pooling and
Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2005-C19 Pooling and
Servicing Agreement or the Pooling and Servicing Agreement, as applicable, including in the event that the 2005-C19 Master Servicer has made a principal and interest advance on the AmericasMart Loan that it or the 2005-C19 Special
Servicer subsequently determines is not recoverable from expected collections on the AmericasMart Loan from general collections on all Mortgage Loans in the
Trust.

     Neither the Master Servicer, the Special Servicer, the Trustee nor the
Fiscal Agent will be required to advance any amounts to be paid by the related
Swap Counterparty for a distribution to the Class A-3SF Certificates or the
Class A-MFL Certificates or be liable for any breakage, termination or other costs owed by the trust fund to the related Swap Counterparty.

     With respect to the 101 Avenue of the Americas Loan, if the Master Servicer
determines that a proposed P&I Advance with respect to the 101 Avenue of the
Americas Loan, if made, or any outstanding P&I Advance with respect to such
Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable
P&I Advance, the Master Servicer will be required to provide the LB-UBS 2005-C3
Master Servicer written notice of such determination. In addition, if the LB-UBS
2005-C3 Master Servicer determines that any P&I Advance made or to be made with respect to the 101 Avenue of the Americas Loan is or, if made, would be a nonrecoverable P&I Advance, then such servicer will be required to notify the
Master Servicer within one Business Day of such determination, which written notice will be

                                     S-274

accompanied by the supporting evidence for such determination. Following a determination of nonrecoverability by the Master Servicer or the LB-UBS 2005-C3
Master Servicer, the Master Servicer and the LB-UBS 2005-C3 Master Servicer will be required to consult regarding whether circumstances with respect to the 101
Avenue of the Americas Whole Loan have changed such that a proposed future P&I
Advance would not be a nonrecoverable P&I Advance. Pursuant to the terms of the
101 Avenue of the Americas Intercreditor Agreement, all expenses, losses and shortfalls relating to the 101 Avenue of the Americas Loan including, without limitation, losses of principal or interest, nonrecoverable P&I Advances, interest on P&I Advances, special servicing fees and liquidation fees allocable to the 101 Avenue of the Americas Loan and the 101 Avenue of the Americas Pari
Passu Companion Loan, will be allocated pro rata between the 101 Avenue of the
Americas Loan and the 101 Avenue of the Americas Pari Passu Companion Loan.

     With respect to the U-Haul Portfolio Loan, the Master Servicer will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such Mortgage
Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding the U-Haul Portfolio Pari Passu Companion Loan.
If the Master Servicer determines that a proposed P&I Advance with respect to the U-Haul Portfolio Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the
2005-HQ6 Master Servicer written notice of such determination within two business days of the date of such determination. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the U-Haul Portfolio Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Master Servicer has consulted with the MSCI 2005-HQ6 Master Servicer and they agree that circumstances with respect to such Whole Loan have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the
Master Servicer or the Trustee in the event that the Master Servicer that made such determination is not approved as a master servicer by each of the Rating
Agencies. Notwithstanding the foregoing, if the MSCI 2005-HQ6 Master Servicer determines that any advance of principal and/or interest with respect to the
U-Haul Portfolio Pari Passu Companion Loan would be recoverable, then the Master
Servicer will continue to have the discretion to determine that any proposed P&I
Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the Master Servicer or the Master Servicer receives written notice of such nonrecoverability determination by the MSCI 2005-HQ6 Master Servicer, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I
Advances with respect to the U-Haul Portfolio Loan except as set forth in this paragraph.

     With respect to the NGP Rubicon GSA Pool Loan, the Master Servicer will be required to make its determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding the NGP Rubicon GSA Pool Pari Passu
Companion Loan. If the Master Servicer determines that a proposed P&I Advance with respect to the NGP Rubicon GSA Pool Loan, if made, or any outstanding P&I
Advance with respect to the NGP Rubicon GSA Pool Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to promptly provide such master servicer with respect to the NGP
Rubicon GSA Pool Pari Passu Companion Loan written notice of such determination.

     The Master Servicer (or the Trustee or the Fiscal Agent) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether

                                     S-275

such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master
Servicer, the Trustee nor the Fiscal Agent is obligated to make any P&I Advance that it determines, in accordance with the Servicing Standard (in the case of the Master Servicer) or its good faith business judgment (in the case of the
Trustee or the Fiscal Agent), would, if made, not be recoverable from Related
Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the
Trustee or the Fiscal Agent) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, each of the Master Servicer, the Trustee and the Fiscal Agent will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed
Reimbursement Amount") out of principal collections in the Certificate Account.
Any amount that constitutes all or a portion of any Workout-Delayed
Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master
Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee or the Fiscal Agent) that such Workout-Delayed Reimbursement
Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master
Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee or the Fiscal Agent) that such Workout-Delayed Reimbursement
Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the
Certificateholders, the Master Servicer, the Trustee and the Fiscal Agent. Any
requirement of the Master Servicer, the Trustee or the Fiscal Agent to make an
Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect
of Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the prospectus.

     In connection with the recovery by the Master Servicer, the Trustee or the
Fiscal Agent of any P&I Advance made by it or the recovery by the Master
Servicer, the Trustee, or the Fiscal Agent of any reimbursable servicing expense
(which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Trustee or the Fiscal Agent,
as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate
Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the
Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate"
published in the "Money Rates" Section of The Wall Street Journal, as such
"prime rate" may change from time to time, accrued on the amount of such Advance from the

                                     S-276

date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the
Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the
Pooling and Servicing Agreement. The Master Servicer, the Trustee or the Fiscal
Agent, as applicable, will be required to give Moody's, S&P and Fitch at least
15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage
Loans, unless the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

     If the Master Servicer, the Trustee or the Fiscal Agent, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement
Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution
Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the
Principal Distribution Amount as described above and the item for which the
Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution Date
corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

APPRAISAL REDUCTIONS

     Other than with respect to the AmericasMart Loan, the 101 Avenue of the
Americas Loan and the U-Haul Portfolio Loan, upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan (including the Serviced Pari Passu Companion Loans) is 60 days delinquent in respect of any
Periodic Payments, (2) any REO Property is acquired on behalf of the Trust in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the
Special Servicer to reduce the amount of any Periodic Payment, other than a
Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding,
(6) a Balloon Payment with respect to any Mortgage Loan (including the Serviced
Pari Passu Companion Loans) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender

                                     S-277

of such lender's binding commitment to refinance such Mortgage Loan (including the Serviced Pari Passu Companion Loans) within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the
Serviced Pari Passu Companion Loans) will immediately become a Required
Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage
Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special
Servicer is required to obtain (within 60 days of the applicable Required
Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A
"Qualified Appraiser" is an independent appraiser, selected by the Special
Servicer or the Master Servicer, that is a member in good standing of the
Appraisal Institute, and that, if the state in which the subject Mortgaged
Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum
(without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required
Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each
Determination Date thereafter so long as the related Mortgage Loan remains a
Required Appraisal Loan, of (i) the Stated Principal Balance of such Required
Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the
Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such
Required Appraisal Loan, plus, with respect to any Serviced Pari Passu Companion
Loan, similar fees and expenses to the extent the Master Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances
(plus accrued interest thereon) made by or on behalf of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent with respect to such Required
Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b)
an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value
(net of any prior liens and estimated liquidation expenses) of the related
Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special
Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage
Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a
Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate
Certificates in reverse order of entitlement to distribution with respect to such Classes. See "--P&I Advances" above. With respect to the AmericasMart Loan, the 101 Avenue of the Americas Loan and the U-Haul Portfolio Loan, the appraisal reduction amount will be calculated under the

                                     S-278

2005-C19 Pooling and Servicing Agreement, the LB-UBS 2005-C3 Pooling and
Servicing Agreement or the MSCI 2005-HQ6 Pooling and Servicing Agreement, as
applicable, in a manner substantially similar but not identical to the calculation of an Appraisal Reduction Amount as described above. Any such appraisal reduction on a Non-Serviced Pari Passu Loan will generally be allocated to the holders of the related Mortgage Loan and related Pari Passu
Companion Loans, pro rata, based on each such loan's outstanding principal balance. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate
Companion Loans will generally be allocated first, to the Subordinate Companion
Loan, and second, to the related Mortgage Loan. See "SERVICING OF THE MORTGAGE
LOANS--Servicing of the AmericasMart Loan, the 101 Avenue of the Americas Loan
and the U-Haul Portfolio Loan" in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay
Certificates in reverse order of payment priorities (except with respect to the
Class A Certificates, to which such Appraisal Reduction Amounts will be allocated pro rata).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.etrustee.net") or by first class mail on each Distribution Date to each Certificateholder:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-3SF Certificates and the
          Class A-MFL Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-3SF Certificates and the
          Class A-MFL Certificates allocable to Distributable Certificate
          Interest, the applicable Interest Distribution Amount, and, with respect to the Class A-3SF Certificates and the Class A-MFL
          Certificates, notification that the amount of interest being distributed with respect to the Class A-3SF Regular Interest and the
          Class A-MFL Regular Interest, as applicable, is being paid as a result of a Swap Default;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-3SF Certificates and the
          Class A-MFL Certificates allocable to Prepayment Premiums and Yield
          Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-3SF Certificates and the
          Class A-MFL Certificates in reimbursement of previously allocated
          Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount, the Class A-3SF Available
          Funds and the Class A-MFL Available Funds;

               (vi) (a) the aggregate amount of P&I Advances (including any such advances made on the AmericasMart Loan under the 2005-C19 Pooling and
          Servicing Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage
          Pool and each Loan Group as of the close of business on the related
          Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage
          Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage
          Pool and each Loan Group as of the close of business on the related
          Determination Date;

                                     S-279

               (x) the number and aggregate Stated Principal Balance
          (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b)
          delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above: (a) the loan number thereof, (b) the Stated Principal
          Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust
          Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final
          Recovery Determination") was made during the related Collection
          Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the
          Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery
          Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-MFL Certificates for
          such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates, the Class A-3SF Certificates
          and the Class A-MFL Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular
          Certificates, the Class A-3SF Certificates and the Class A-MFL
          Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount;

               (xviii) the Principal Distribution Amount, the Loan Group 1
          Principal Distribution Amount and the Loan Group 2 Principal
          Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
          incurred during the related Collection Period;

               (xx) the aggregate of all Realized Losses and Additional Trust
          Fund Expenses that were allocated to each Class of Certificates, the
          Class A-3SF Regular Interest and the Class A-MFL Regular Interest on
          such Distribution Date;

               (xxi) the Certificate Balance of each Class of REMIC Regular
          Certificates (other than the Class X-C and Class X-P Certificates) and the Class A-3SF Certificates and the Class A-MFL Certificates and the
          Notional Amount of the Class X-C Certificates and Class X-P
          Certificates immediately before and immediately after such
          Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses
          on such Distribution Date;

               (xxii) the certificate factor for each Class of REMIC Regular
          Certificates, the Class A-3SF Certificates and the Class A-MFL
          Certificates immediately following such Distribution Date;

               (xxiii) the aggregate amount of interest on P&I Advances
          (including any such advances made on the AmericasMart Loan under the
          2005-C19 Pooling and Servicing Agreement) paid

                                     S-280

          to the Master Servicer, the Trustee or the Fiscal Agent (or the
          2005-C19 Master Servicer) with respect to the Mortgage Pool and each
          Loan Group during the related Collection Period;

               (xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer, the Trustee and the
          Fiscal Agent with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as
          applicable, during the related Collection Period;

               (xxvi) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination
          Date;

               (xxvii) the original and then current credit support levels for each Class of REMIC Regular Certificates, Class A-3SF Certificates and
          the Class A-MFL Certificates;

               (xxviii) the original and then current ratings for each Class of
          REMIC Regular Certificates, Class A-3SF Certificates and the Class
          A-MFL Certificates;

               (xxix) the aggregate amount of Prepayment Premiums and Yield
          Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxx) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z
          Certificates on such Distribution Date;

               (xxxi) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation;

               (xxxii) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

               (xxxiii) the amounts received and paid in respect of each of the
          Class A-3SF Swap Contract and the Class A-MFL Swap Contract;

               (xxxiv) identification of any payment default under the Class
          A-3SF Swap Contract or the Class A-MFL Swap Contract as of 11:00 AM
          Eastern time on the applicable Distribution Date and identification of any Rating Agency Trigger Event or other Swap Default of which Trustee has knowledge as of the close of business on the last day of the immediately preceding calendar month with respect to the Class A-3SF
          Swap Contract or the Class A-MFL Swap Contract;

               (xxxv) the amount of any (a) payment by the applicable Swap
          Counterparty as a termination payment, (b) payments in connection with the acquisition of a replacement interest rate swap contract and (c)
          collateral posted in connection with any Rating Agency Trigger Event;
          and

               (xxxvi) the amount of, and identification of, any payments on the
          Class A-3SF Certificates or the Class A-MFL Certificates in addition to the amount of principal and interest due thereon (including without limitation, any termination payment received in connection with the
          Class A-3SF Swap Contract or the Class A-MFL Swap Contract).

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in
     electronic form and substance as provided by the Master Servicer and/or the
     Special Servicer) setting forth certain information (with respect to CMSA
     Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the
     Certificates, respectively.

          (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loans and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee
prior to each Distribution Date and the

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Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each
Rating Agency on each Distribution Date, the following reports:

     (a)  CMSA Delinquent Loan Status Report;

     (b)  CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

     (c)  CMSA Historical Liquidation Report;

     (d)  CMSA REO Status Report;

     (e)  CMSA Servicer Watch List/Portfolio Review Guidelines;

     (f)  CMSA Operating Statement Analysis Report;

     (g)  CMSA NOI Adjustment Worksheet;

     (h)  CMSA Comparative Financial Status Report;

     (i)  CMSA Loan Level Reserve/LOC Report; and

     (j)  CMSA Advance Recovery Report.

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA")
investor reporting package. Forms of these reports are available at the CMSA's website located at "www.cmbs.org".

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer
Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the
Special Servicer or the Master Servicer to the Trustee prior to the related
Distribution Date. Absent manifest error, none of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its
Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the
Trustee. The manner in which notices and other communications are conveyed by
DTC to its Participants, and by its Participants to the holders of the
Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the
Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution
Date, the Trustee will make available to the general public via its internet website initially located at "www.etrustee.net", (i) the

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related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File,
CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing
Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the
Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA
Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the
Restricted Servicer Reports and the CMSA Property File. For assistance with the
Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the
Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the
Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the
Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or
Special Servicer, as the case may be, as a prospective transferee of an Offered
Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS-- Evidence
as to Compliance" in the prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance"
in the prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage
Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds.
Copies of any and all of the foregoing items will be available from the Master
Servicer or Special Servicer, as the case may be, upon request; however, the
Master Servicer

                                     S-283

or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC
Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date
(except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table
Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted
Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:

                                                             ASSUMED FINAL
CLASS DESIGNATION                                          DISTRIBUTION DATE
--------------------------------------------------------  ------------------
Class A-1 ..............................................     June 15, 2010
Class A-2 ..............................................     July 15, 2010
Class A-3SF ............................................     July 15, 2010
Class A-4 ..............................................    August 15, 2010
Class A-5 ..............................................   December 15, 2011
Class A-6A .............................................     July 15, 2012
Class A-6B .............................................    August 15, 2012
Class A-PB .............................................     April 15, 2015
Class A-7 ..............................................     July 15, 2015
Class A-1A .............................................     July 15, 2015
Class A-MFL ............................................     July 15, 2015
Class A-MFX ............................................     July 15, 2015
Class A-J ..............................................     July 15, 2015
Class B ................................................    August 15, 2015
Class C ................................................    August 15, 2015
Class D ................................................    August 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement)
(except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the
Mortgage Loans. Because the rate of principal payments (including prepayments)
on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final
Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final
Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY
CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in
the accompanying prospectus.

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     The "Rated Final Distribution Date" with respect to each Class of Offered
Certificates is the Distribution Date in July 2042, the first Distribution Date that follows the second anniversary of the end of the amortization term for the
Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of
Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100%
of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate
Certificate Balance of such Class of Certificates (as adjusted by treating any
Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate
Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority
Subordinate Certificateholder. The holders of the Class R-I Certificates, Class
R-II Certificates and Class Z Certificates will not be entitled to any Voting
Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1
Certificates, Class A-2 Certificates, Class A-3SF Certificates, Class A-4
Certificates, Class A-5 Certificates, Class A-6A Certificates, Class A-6B
Certificates, Class A-PB Certificates, Class A-7 Certificates and Class A-1A
Certificates will be treated as one Class for determining the Controlling Class.
The Class A-MFX Certificates and the Class A-MFL Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the
Master Servicer or the Special Servicer is the holder of any Sequential Pay
Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.
See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO
Properties, if any, remaining in the Trust Fund by the Master Servicer, the
Special Servicer or any single Certificateholder (so long as such
Certificateholder is not an affiliate of the Depositor or a Mortgage Loan
Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the
Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate
Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and
Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Trustee or other registrar for the
Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder of all the Mortgage Loans and all of the
REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by

                                     S-285

the Master Servicer and approved by the Trustee (which may be less than the
Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the
Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off
Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage
Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final
Distribution Date. The Available Distribution Amount for the final Distribution
Date will be distributed by the Trustee generally as described under
"--Distributions--Application of the Available Distribution Amount" in this prospectus supplement except that the distributions of principal on any Class of
Sequential Pay Certificates and Class A-3SF Regular Interest or the Class A-MFL
Regular Interest described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates or the Class A-3SF
Regular Interest or the Class A-MFL Regular Interest remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding
Certificates (other than the Class Z Certificates and the REMIC Residual
Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2
Certificates, Class A-3SF Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6A Certificates, Class A-6B Certificates, Class A-PB
Certificates, Class A-7 Certificates, Class A-1A Certificates, Class A-MFL
Certificates, Class A-MFX Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates and Class D Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its
Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Fiscal
Agent, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

     For purposes of the foregoing provisions relating to termination of the
Trust, with respect to the AmericasMart Loan, the 101 Avenue of the Americas
Loan and the U-Haul Portfolio Loan, the term REO Property refers to the Trust's beneficial interest in the related REO Property under the 2005-C19 Pooling and
Servicing Agreement, the LB-UBS 2005-C3 Pooling and Servicing Agreement and the
MSCI 2005-HQ6 Pooling and Servicing Agreement, respectively.

THE TRUSTEE

     LaSalle Bank National Association (the "Trustee") is acting as trustee pursuant to the Pooling and Servicing Agreement. See "DESCRIPTION OF THE POOLING
AND SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain
Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in
the accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the
Distribution Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and each REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the
Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the
Trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including expenses incurred in the ordinary course of performing its

                                     S-286

duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC Administrator").
See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Owners of REMIC Residual Certificates" and
"--Reporting and Other Administrative Matters" in the prospectus.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional
Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

THE FISCAL AGENT

     ABN AMRO Bank N.V. (the "Fiscal Agent"), a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the
Pooling and Servicing Agreement. In the event that the Master Servicer and the
Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance; provided that the Fiscal Agent will not be obligated to make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the
Trustee, as applicable, that an advance, if made, would be nonrecoverable. The
Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the
Master Servicer. The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the
Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "--P&I Advances" in this prospectus supplement.
The Fiscal Agent will not be liable except for the performance of such duties and obligations.

                                     S-287

                       DESCRIPTION OF THE SWAP CONTRACTS

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-3SF Regular
Interest to the Trust Fund in exchange for the Class A-3SF Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class A-3SF Regular Interest, the Class A-3SF Swap Contract
and the Class A-3SF Floating Rate Account. In addition, on the Closing Date, the
Depositor will transfer the Class A-MFL Regular Interest to the Trust Fund in
exchange for the Class A-MFL Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class
A-MFL Regular Interest, the Class A-MFL Swap Contract and the Class A-MFL
Floating Rate Account.

     The Trustee, on behalf of the Trust Fund, will enter into two interest rate swap contracts: (i) the swap contract related to the Class A-3SF Regular
Interest (the "Class A-3SF Swap Contract"), with Wachovia Bank, National
Association (the "Class A-3SF Swap Counterparty") and (ii) the swap contract related to the Class A-MFL Regular Interest (the "Class A-MFL Swap Contract"),
with Wachovia Bank, National Association (the "Class A-MFL Swap Counterparty").
The Class A-3SF Swap Contract will have a maturity date of the Distribution Date in July 2042 (the same date as the Rated Final Distribution Date of the Class
A-3SF Certificates) or earlier if the Certificate Balance of the Class A-3SF
Regular Interest is reduced to zero prior to such date. The Class A-MFL Swap
Contract will have a maturity date of the Distribution Date in July 2042 (the same date as the Rated Final Distribution Date of the Class A-MFL Certificates)
or earlier if the Certificate Balance of the Class A-MFL Regular Interest is
reduced to zero prior to such date. The Trustee will make available to the related Swap Counterparty the Distribution Date Statement, which statement will include LIBOR applicable to the related Interest Accrual Period and the fixed rate amount payable by the Trust Fund (including any shortfall in the regular fixed rate payment attributable to the Class A-3SF Regular Interest and the
Class A-MFL Regular Interest), as well as any Yield Maintenance Charges payable to the related Swap Counterparty. See "DESCRIPTION OF THE
CERTIFICATES--Distributions" in this prospectus supplement. The Trustee will also calculate the amounts, if any, due from or payable to the related Swap
Counterparty under the related Swap Contract.

     The Trustee may make withdrawals from the related Floating Rate Account only for the following purposes: (i) with regard to the Class A-3SF Floating
Rate Account, to distribute to the holders of the Class A-3SF Certificates the
Class A-3SF Available Funds for any Distribution Date and with regard to the
Class A-MFL Floating Rate Account, to distribute to the holders of the Class
A-MFL Certificates the Class A-MFL Available Funds for any Distribution Date;
(ii) to withdraw any amount deposited into the related Floating Rate Account that was not required to be deposited in such account; (iii) to pay any regularly scheduled payments required to be paid to the related Swap
Counterparty under the related Swap Contract in accordance with the Pooling and
Servicing Agreement; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

     For purposes hereof, "Class A-3SF Available Funds" will equal the sum of
(i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3SF Regular Interest with respect to such Distribution
Date and (ii) the amounts, if any, received from the Class A-3SF Swap
Counterparty pursuant to the Class A-3SF Swap Contract, less, (iii) with respect to interest distributions, the regularly scheduled interest payment required to be paid to the Class A-3SF Swap Counterparty pursuant to the Class A-3SF Swap
Contract for such Distribution Date.

     The "Class A-3SF Interest Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the sum of (i) amounts in respect of interest received on the Class A-3SF Regular Interest for such Distribution Date and (ii) the amount required to be paid to the Trust Fund by the Class A-3SF
Swap Counterparty under the Class A-3SF Swap Contract, less (iii) the regularly scheduled interest payment required to be paid to the Class A-3SF Swap
Counterparty by the Trust Fund under the Class A-3SF Swap Contract. The "Class
A-3SF Principal Distribution Amount" means, with respect to any Distribution
Date, the amount of principal allocated to the Class A-3SF Regular Interest as described under "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

     For purposes hereof, "Class A-MFL Available Funds" will equal the sum of
(i) the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with

                                     S-288

respect to such Distribution Date and (ii) the amounts, if any, received from the Class A-MFL Swap Counterparty pursuant to the Class A-MFL Swap Contract, less, (iii) with respect to interest distributions, the regularly scheduled interest payment required to be paid to the Class A-MFL Swap Counterparty pursuant to the Class A-MFL Swap Contract for such Distribution Date.

     The "Class A-MFL Interest Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the sum of (i) amounts in respect of interest received on the Class A-MFL Regular Interest for such Distribution Date and (ii) the amount required to be paid to the Trust Fund by the Class A-MFL
Swap Counterparty under the Class A-MFL Swap Contract, less (iii) the regularly scheduled interest payment required to be paid to the Swap Counterparty by the
Trust Fund under the Class A-MFL Swap Contract. The "Class A-MFL Principal
Distribution Amount" means, with respect to any Distribution Date, the amount of principal allocated to the Class A-MFL Regular Interest as described under
"DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

THE SWAP CONTRACTS

     The Swap Contracts will provide that, so long as the related Swap Contract is in effect and there is no continuing payment default by the related Swap
Counterparty, (a) on each Distribution Date, commencing in September 2005, the
Trustee will pay or cause to be paid to the related Swap Counterparty (i) any
Yield Maintenance Charges in respect of the Class A-3SF Regular Interest and the
Class A-MFL Regular Interest, as applicable, for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class
A-3SF Regular Interest and the Class A-MFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3SF
Certificates and the Class A-MFL Certificates, respectively, and (b) on the
Business Day prior to each Distribution Date, commencing in September 2005, the related Swap Counterparty will pay to the Trustee, for the benefit of the Class
A-3SF Certificateholders and the Class A-MFL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-3SF Certificates and the Class A-MFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3SF Certificates and the Class A-MFL
Certificates, respectively.

     Such payments will be made on a net basis. In addition, the Class A-MFL
Swap Contract and the Pooling and Servicing Agreement will each provide that if, on the Distribution Date in August 2015, the Class A-MFL Certificates remain outstanding and the Class A-MFL Swap Contract is in effect, then on each subsequent Distribution Date until such time as the Class A-MFL Certificates are no longer outstanding or the Class A-MFL Certificates convert to a fixed rate, the Trustee will pay or cause to be paid to the Class A-MFL Swap Counterparty an amount up to the amount equal to the product of (x) the Class X-C Pass-Through
Rate Reduction Percentage and (y) the then-Notional Amount of the Class X-C
Certificates (the "Additional Swap Contract Payments").

     On any Distribution Date for which the funds allocated to payment of amounts in respect of interest received on the Class A-3SF Regular Interest or the Class A-MFL Regular Interest, as the case may be, are insufficient to pay all amounts (other than any Additional Swap Contract Payments) due to the related Swap Counterparty under the related Swap Contract for such Distribution
Date, the amounts payable by the related Swap Counterparty to the Trust Fund under the related Swap Contract will be reduced, on a dollar for dollar basis, by the amount of such shortfall, and holders of the Class A-3SF Certificates or the Class A-MFL Certificates, as the case may be, will experience a shortfall in their anticipated yield.

     If the related Swap Counterparty's long term rating is not at least equal to the required ratings levels set forth in the related Swap Contract (a "Rating
Agency Trigger Event"), the related Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another
Rating Agency Trigger Event. In the event that the related Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, fails to make a payment to the Trust Fund required under the related Swap Contract or an early termination date is designated under the related Swap Contract with respect to which the related Swap Counterparty is the defaulting party or the sole affected party in accordance with its terms (each such event, a "Swap Default"), then the
Trustee will be required to take such actions (following the expiration of any applicable grace period), subject to the Trustee's determination that the costs of such

                                     S-289

action will be reimbursed, unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-3SF Certificates or the Class
A-MFL Certificates, as the case may be, to enforce the rights of the Trust Fund under the related Swap Contract as may be permitted by the terms of the related
Swap Contract and use any termination payments, if any, received from the related Swap Counterparty (as described in this prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms.
If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the related Swap
Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3SF
Certificates or the Class A-MFL Certificates, as the case may be. To the extent not otherwise set forth in the Pooling and Servicing Agreement, any termination payment payable by the Trust Fund to the related Swap Counterparty will be limited (i) to the extent of any payment made by a replacement swap counterparty to the Trust Fund in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Trust Fund in connection with entering into such replacement swap contract), and (ii) to amounts designated therefore out of the related Floating Rate Account in accordance with the Pooling and Serving Agreement.

     The related Swap Contract provides the related Swap Counterparty with the ability to terminate such Swap Contract upon various events of default and termination events specified in the related Swap Contract, including any failure by the Trustee to perform or comply with any provisions under the Pooling and
Servicing Agreement (beyond any applicable grace periods therein).

     Any conversion to distributions equal to distributions on the Class A-3SF
Regular Interest or the Class A-MFL Regular Interest, as the case may be, pursuant to a Swap Default will become permanent following the determination by either the Trustee or the holders of 25% of the applicable Class of Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of such Class of Certificates. Any such
Swap Default and the consequent conversion to distributions equal to distributions on such Class A-3SF Regular Interest or the Class A-MFL Regular
Interest, as the case may be, will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-3SF Regular Interest or the Class A-MFL Regular
Interest, might result in a temporary delay of payment of the distributions to the holders of the Class A-3SF Certificates and the Class A-MFL Certificates,
respectively, if notice of the resulting change in payment terms of the
Certificates is not given to DTC within the time frame in advance of the
Distribution Date that DTC requires to modify the payment.

     The Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the related Swap Counterparty any portion of the amounts due to the related Swap Counterparty under the related Swap Contract for any
Distribution Date unless and until the related interest payment on the Class
A-3SF Regular Interest and the Class A-MFL Regular Interest, as the case may be, for such Distribution Date is actually received by the Trustee.

THE CLASS A-3SF AND CLASS A-MFL SWAP COUNTERPARTY

     Wachovia Bank, National Association (the "Bank") is the Class A-3SF Swap
Counterparty and the Class A-MFL Swap Counterparty under the Class A-3SF Swap
Contract and the Class A-MFL Swap Contract, respectively. The Bank is also one of the Mortgage Loan Sellers, the Master Servicer and the 2005-C19 Master
Servicer, is an affiliate of Wachovia Commercial Mortgage Securities, Inc., which is the Depositor, and is an affiliate of Wachovia Capital Markets, LLC, which is an Underwriter.

     The Bank is a subsidiary of Wachovia Corporation, whose principal office is located in Charlotte, North Carolina. Wachovia Corporation is the fourth largest bank holding company in the United States based on approximately $507 billion in total assets as of March 31, 2005.

     The Bank is a national banking association with its principal office in
Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. The Bank
is a commercial bank offering a wide range of banking, trust and other services to its customers. As of March 31, 2005, the Bank had total assets of approximately $455 billion, total net loans of approximately $239 billion, total deposits of approximately $307 billion and equity capital of approximately $47 billion.

                                     S-290

     The Bank submits quarterly to the Federal Deposit Insurance Corporation
(the "FDIC") a "Consolidated Report of Condition and Income for a Bank With
Domestic and Foreign Offices" (each, a "Call Report", and collectively, the
"Call Reports"). The publicly available portions of the Call Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC,
Public Information Center, 801 17th Street, NW, Room 100, Washington, DC 20434,
(877) 275-3342, at prescribed rates. In addition, such portions of the Call
Reports are available to the public free of charge at the FDIC's web site at
http://www.fdic.gov.

     Wachovia Corporation is subject to the information requirements of the
Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents can be read and copied at the Commission's public reference room in Washington,
D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the SEC's web site at http://www.sec.gov. Reports, documents and other information about Wachovia Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

     The information contained in this section relates to and has been obtained from the Bank. The information concerning the Bank contained herein is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

     The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of the Bank since the date of this prospectus supplement, or that the information contained in this section is correct as of any time subsequent to its date.

     THE SWAP CONTRACTS ARE OBLIGATIONS OF THE BANK AND ARE NOT OBLIGATIONS OF
WACHOVIA CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY WACHOVIA
CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE SWAP
CONTRACTS.

                                     S-291

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments)
and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii)
the rate, timing and severity of Realized Losses and Additional Trust Fund
Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any
Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class. In addition, the yield to investors in the Class
A-3SF Certificates and the Class A-MFL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See "RISK
FACTORS--Sensitivity to LIBOR and Yield Considerations" and "DESCRIPTION OF THE
SWAP CONTRACTS" in this prospectus supplement.

     Rate and Timing of Principal Payment. The yield to holders of any Offered
Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any
Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class
A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3SF Regular Interest until the Certificate Balance thereof is reduced to zero then, to the Class A-4 Certificates until the Certificate
Balance thereof is reduced to zero, then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-6A
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-6B Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-7 Certificates until the Certificate
Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution
Amount (and, after the Class A-7 Certificates have been retired, any remaining
Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the
Mortgage Pool will generally be distributable entirely in respect of the Class
A-MFL Regular Interest and the Class A-MFX Certificates, pro rata, and then to the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates and then the Non-Offered Certificates (other than the Class X
Certificates and Class Z Certificates), in that order, in each case until the
Certificate Balance of such Class of Certificates, the Class A-3SF Regular
Interest or Class A-MFL Regular Interest is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates,
will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the 2005-C19 Master
Servicer, the 2005-C19 Special Servicer, the LB-UBS 2005-C3 Master Servicer, the
LB-UBS 2005-C3 Special Servicer, the MSCI 2005-HQ6 Master Servicer or the MSCI
2005-HQ6 Special Servicer, as the case may be, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates,
Class A-2 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class
A-6A Certificates, Class A-6B Certificates, Class A-PB Certificates, Class A-7
Certificates and Class A-1A Certificates and the Class A-3SF Regular Interest
will

                                     S-292

generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2
Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6A
Certificates, Class A-6B Certificates, Class A-PB Certificates and the Class A-7
Certificates and the Class A-3SF Regular Interest will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A
Certificates will be particularly sensitive to prepayments on Mortgage Loans in
Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB
Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2
Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6A
Certificates, Class A-6B Certificates and Class A-1A Certificates and the Class
A-3SF Regular Interest remain outstanding. In particular, once such Classes of
Certificates are no longer outstanding, any remaining portion on any
Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan
Group 2 Principal Distribution Amount, as applicable, will be distributed on the
Class A-PB Certificates until the Certificate Balance of the Class A-PB
Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates, Class A-4
Certificates, Class A-5 Certificates, Class A-6A Certificates, Class A-6B
Certificates and Class A-1A Certificates and the Class A-3SF Regular Interest
were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the
ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the
Pooling and Servicing Agreement, neither the Master Servicer nor the Special
Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the
Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

     In addition, if the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage
Loans otherwise distributable on the Certificates), thereby reducing the
Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of
Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the
Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates)
while work-outs are negotiated or foreclosures are completed. See "SERVICING OF
THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization
upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
LEASES--Foreclosure" in the prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan
Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1
Certificates, Class A-2

                                     S-293

Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6A
Certificates, Class A-6B Certificates, Class A-PB Certificates, Class A-7
Certificates and Class A-1A Certificates and the Class A-3SF Regular Interest in
turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans and in particular in the case of the
Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate
Prepayment Interest Shortfalls, generally be borne by the respective Classes of
Sequential Pay Certificates and, correspondingly, the Class A-3SF Regular
Interest and the Class A-MFL Regular Interest (other than the Class A-1
Certificates, Class A-2 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6A Certificates, Class A-6B Certificates, Class A-PB
Certificates, Class A-7 Certificates and Class A-1A Certificates and the Class
A-3SF Regular Interest, which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund
Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay
Certificates and, correspondingly, the Class A-3SF Regular Interest and the
Class A-MFL Regular Interest (other than the Class A-1 Certificates, Class A-2
Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6A
Certificates, Class A-6B Certificates, Class A-PB Certificates, Class A-7
Certificates and Class A-1A Certificates and the Class A-3SF Regular Interest)
(in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such
Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-4
Certificates, Class A-5 Certificates, Class A-6A Certificates, Class A-6B
Certificates, Class A-PB Certificates, Class A-7 Certificates and Class A-1A
Certificates and the Class A-3SF Regular Interest (and the Class X Certificates
with respect to shortfalls of interest). As more fully described under
"DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate
Interest" in this prospectus supplement, Net Aggregate Prepayment Interest
Shortfalls will generally be borne by the respective Classes of REMIC Regular
Certificates (other than the Class X Certificates) on a pro rata basis. In addition, although losses will not be directly allocated to the Class A-3SF
Certificates, losses allocated to the Class A-3SF Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3SF
Certificates. Similarly, although losses will not be directly allocated to the
Class A-MFL Certificates, losses allocated to the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class
A-MFL Certificates.

     Pass-Through Rate. The yield on the Class A-4, Class A-5, Class A-6A, Class
A-6B, Class A-PB, Class A-7 Certificates, Class A-1A Certificates, Class A-MFL
Certificates, Class A-MFX Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates and Class D Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage
Loans with

                                     S-294

lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage
Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance
Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the
Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage
Loans", "--Prepayments Will Affect Your Yield" and "DESCRIPTION OF THE MORTGAGE
POOL" in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance
Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     With respect to 1 Mortgage Loan (loan number 24), representing 0.9% of the
Cut-Off Date Pool Balance, in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage
Loan documents within 6 months after the origination date, an upfront reserve in the original amount of $6,050,000 is required to be applied to reduce the outstanding principal balance of the Mortgage Loan and to pay any related Yield
Maintenance Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted.

     With respect to 1 Mortgage Loan (loan number 88), representing 0.2% of the
Cut-Off Date Pool Balance, in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage
Loan documents within 12 months after the origination date, an upfront reserve in the original amount of $1,100,000 is required to be applied to reduce the outstanding principal balance of the Mortgage Loan and to pay any related Yield
Maintenance Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell
Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage
Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related
Collection Period, the effective yield to the holders of the Offered
Certificates (other than the Class A-3SF and Class A-MFL Certificates) will be lower than the yield that would otherwise be produced by the applicable
Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

                                     S-295

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION
OF THE CERTIFICATES--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement, if the portion of the Available
Distribution Amount distributable in respect of interest on any Class of Offered
Certificates, Class A-3SF Regular Interest or the Class A-MFL Regular Interest
on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates, Class A-3SF Regular Interest or the
Class A-MFL Regular Interest, as applicable, the shortfall will be distributable to holders of such Class of Certificates, Class A-3SF Regular Interest or the
Class A-MFL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such
Class of Certificates for so long as it is outstanding. Any such shortfall distributed to Class A-3SF Regular Interest, will be distributed to the holders of the Class A-3SF Certificates, to the extent such shortfall is not otherwise payable to the Class A-3SF Swap Counterparty pursuant to the Class A-3SF Swap
Contract. Similarly, any such shortfall distributed to the Class A-MFL Regular
Interest, will be distributed to the holders of the Class A-MFL Certificates, to the extent such shortfall is not otherwise payable to the Class A-MFL Swap
Counterparty pursuant to the Class A-MFL Swap Contract.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges)
and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1 Certificates, Class A-2
Certificates, Class A-3SF Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6A Certificates, Class A-6B Certificates, Class A-PB
Certificates, Class A-7 Certificates, Class A-1A Certificates, Class A-MFL
Certificates, Class A-MFX Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates and Class D Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage
Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal
Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3SF Regular Interest until the
Certificate Balance thereof is reduced to zero, then, to the Class A-4
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-6A Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-6B Certificates until the Certificate
Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-7
Certificates until the Certificate Balance thereof is reduced to zero. The Loan
Group 2 Principal Distribution Amount (and, after the Class A-7 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A
Certificates. After those distributions, the remaining Principal Distribution
Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-MFL Regular Interest and the Class A-MFX
Certificates, pro rata, and then to the Class A-J Certificates, the Class B
Certificates, the Class C Certificates and the Class D Certificates in that order, in each case until the Certificate Balance of such Class of Certificates or the Class A-MFL Regular Interest, as applicable, is reduced to zero. A reduction in the Certificate Balance of the Class A-3SF Regular Interest or the
Class A-MFL Regular Interest will result in a corresponding reduction of the
Certificate Balance of the Class A-3SF Certificates and the Class A-MFL
Certificates, respectively.

                                     S-296

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the
Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, Class A-2 Certificates Class A-3SF
Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6A
Certificates, Class A-6B Certificates, Class A-PB Certificates, Class A-7
Certificates, Class A-1A Certificates, Class A-MFL Certificates, Class A-MFX
Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates
and Class D Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table
Assumptions (as defined below), the Certificate Balance of the Class A-PB
Certificates on each Distribution Date would be reduced to the Class A-PB
Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions.
Therefore, there can be no assurance that the Certificate Balance of the Class
A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates,
Class A-2 Certificates, the Class A-3SF Regular Interest, Class A-4
Certificates, Class A-5 Certificates, Class A-6A Certificates and the Class A-6B
Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan
Group 2 Principal Distribution Amount, as applicable, will be distributed on the
Class A-PB Certificates until the Certificate Balance of the Class A-PB
Certificates is reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances
(and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage
Loans is prepaid in whole or in part before maturity or the Anticipated
Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR",
"75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each
Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate
Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional
Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage
Loans or the Trust Fund, (v) scheduled interest and principal payments on the
Mortgage Loans are timely received, (vi) ARD Loans pay in full on their
Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii)
all prepayments are accompanied by a full month's interest and there are no
Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan

                                     S-297

Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi)
no party entitled thereto exercises its right of optional termination of the
Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement,
(xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the Certificates are made on the
15th day (each assumed to be a business day) of each month, commencing in
September 2005, (xiv) the Closing Date for the sale of the Offered Certificates is August 23, 2005 and (xv) neither Swap Contract is subject to a Swap Default.

     The tables set forth below (except for the last two tables which are labeled "Discount Margins for the Class A-3SF Certificates" and "Discount
Margins for the Class A-MFL Certificates", respectively) indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered
Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. The last two tables, which are labeled
"Discount Margins for the Class A-3SF Certificates" and "Discount Margins for
the Class A-MFL Certificates" show the discount margins for the Class A-3SF
Certificates and the Class A-MFL Certificates, respectively. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such
Certificate.

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................       88          88          88          88          88
8/15/07 ..................................       72          72          72          72          72
8/15/08 ..................................       52          52          52          52          52
8/15/09 ..................................       25          25          25          25          25
8/15/10 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     2.87        2.87        2.87        2.87        2.86


      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     4.88        4.83        4.76        4.70        4.64


                                     S-298

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3SF
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     4.89        4.89        4.89        4.88        4.64


      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     4.93        4.93        4.93        4.92        4.73


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-5
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100          99          99          97          87
8/15/11 ..................................       44          41          38          35          32
8/15/12 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     6.08        6.04        5.99        5.93        5.68


                                     S-299

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-6A
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100         100         100         100         100
8/15/11 ..................................      100         100         100         100         100
8/15/12 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     6.89        6.87        6.84        6.81        6.63


     PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-6B
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100         100         100         100         100
8/15/11 ..................................      100         100         100         100         100
8/15/12 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     6.92        6.92        6.92        6.91        6.73


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-PB
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100         100         100         100         100
8/15/11 ..................................       83          83          83          83          83
8/15/12 ..................................       65          65          65          65          65
8/15/13 ..................................       31          31          31          31          31
8/15/14 ..................................       12          12          12          12          12
8/15/15 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     7.45        7.44        7.44        7.43        7.40


                                     S-300

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-7
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100         100         100         100         100
8/15/11 ..................................      100         100         100         100         100
8/15/12 ..................................      100         100         100         100         100
8/15/13 ..................................      100         100         100         100         100
8/15/14 ..................................      100         100         100         100         100
8/15/15 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.80        9.78        9.75        9.71        9.53


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1A
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................       99          99          99          99          99
8/15/08 ..................................       98          98          98          98          98
8/15/09 ..................................       97          97          97          97          97
8/15/10 ..................................       86          86          86          86          86
8/15/11 ..................................       85          85          85          85          85
8/15/12 ..................................       82          82          82          82          82
8/15/13 ..................................       81          81          81          81          81
8/15/14 ..................................       79          79          79          79          79
8/15/15 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     8.90        8.88        8.86        8.80        8.63


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-MFL
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100         100         100         100         100
8/15/11 ..................................      100         100         100         100         100
8/15/12 ..................................      100         100         100         100         100
8/15/13 ..................................      100         100         100         100         100
8/15/14 ..................................      100         100         100         100         100
8/15/15 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.89        9.89        9.89        9.89        9.69


                                     S-301

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-MFX
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100         100         100         100         100
8/15/11 ..................................      100         100         100         100         100
8/15/12 ..................................      100         100         100         100         100
8/15/13 ..................................      100         100         100         100         100
8/15/14 ..................................      100         100         100         100         100
8/15/15 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.89        9.89        9.89        9.89        9.69


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-J
                                  CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100         100         100         100         100
8/15/11 ..................................      100         100         100         100         100
8/15/12 ..................................      100         100         100         100         100
8/15/13 ..................................      100         100         100         100         100
8/15/14 ..................................      100         100         100         100         100
8/15/15 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.89        9.89        9.89        9.89        9.74


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100         100         100         100         100
8/15/11 ..................................      100         100         100         100         100
8/15/12 ..................................      100         100         100         100         100
8/15/13 ..................................      100         100         100         100         100
8/15/14 ..................................      100         100         100         100         100
8/15/15 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.96        9.93        9.90        9.89        9.81


                                     S-302

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100         100         100         100         100
8/15/11 ..................................      100         100         100         100         100
8/15/12 ..................................      100         100         100         100         100
8/15/13 ..................................      100         100         100         100         100
8/15/14 ..................................      100         100         100         100         100
8/15/15 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.98        9.98        9.98        9.89        9.81


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES



                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
8/15/06 ..................................      100         100         100         100         100
8/15/07 ..................................      100         100         100         100         100
8/15/08 ..................................      100         100         100         100         100
8/15/09 ..................................      100         100         100         100         100
8/15/10 ..................................      100         100         100         100         100
8/15/11 ..................................      100         100         100         100         100
8/15/12 ..................................      100         100         100         100         100
8/15/13 ..................................      100         100         100         100         100
8/15/14 ..................................      100         100         100         100         100
8/15/15 ..................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.98        9.98        9.98        9.96        9.81


     The discount margins set forth in the two tables below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-3SF Certificates and the Class A-MFL Certificates would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial
Certificate Balance of the Class A-3SF Certificates and the Class A-MFL
Certificates, respectively. The two tables below assume that the Class A-3SF
Certificates and the Class A-MFL Certificates are purchased without accrued interest. The following tables have been prepared on the basis of the modeling assumptions above.

                                     S-303

               DISCOUNT MARGINS FOR THE CLASS A-3SF CERTIFICATES



                                             SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5
                                           ------------- ------------- ------------- ------------- ------------
                                            DISC MARGIN   DISC MARGIN   DISC MARGIN   DISC MARGIN   DISC MARGIN
               PRICE (32NDS)                   (BPS)         (BPS)         (BPS)         (BPS)         (BPS)
------------------------------------------ ------------- ------------- ------------- ------------- ------------

99-24 ....................................        19            19            19            19           19
99-26 ....................................        17            17            17            17           17
99-28 ....................................        16            16            16            16           16
99-30 ....................................        14            14            14            14           14
100-00 ...................................        13            13            13            13           13
100-02 ...................................        12            12            12            12           12
100-04 ...................................        10            10            10            10           10
100-06 ...................................         9             9             9             9            9
100-08 ...................................         7             7             7             7            7
Weighted Average Life (in years) .........      4.89          4.89          4.89          4.88         4.64


               DISCOUNT MARGINS FOR THE CLASS A-MFL CERTIFICATES



                                             SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5
                                           ------------- ------------- ------------- ------------- ------------
                                            DISC MARGIN   DISC MARGIN   DISC MARGIN   DISC MARGIN   DISC MARGIN
               PRICE (32NDS)                   (BPS)         (BPS)         (BPS)         (BPS)         (BPS)
------------------------------------------ ------------- ------------- ------------- ------------- ------------

99-24 ....................................        28            28            28            28           28
99-26 ....................................        27            27            27            27           27
99-28 ....................................        27            27            27            27           27
99-30 ....................................        26            26            26            26           26
100-00 ...................................        25            25            25            25           25
100-02 ...................................        24            24            24            24           24
100-04 ...................................        23            23            23            23           23
100-06 ...................................        23            23            23            23           23
100-08 ...................................        22            22            22            22           22
Weighted Average Life (in years) .........      9.89          9.89          9.89          9.89         9.69


EFFECT OF LOAN GROUPS

     Generally, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6A,
Class A-6B, Class A-PB and Class A-7 Certificates and the Class A-3SF Regular
Interest will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the
Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in
Loan Group 2 until the Certificate Principal Balance of the Class A-7
Certificates has been reduced to zero. Accordingly, holders of the Class A-1A
Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group
1. Investors should take this into account when reviewing this "YIELD AND
MATURITY CONSIDERATIONS" section.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                                     S-304

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the
Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"),
rulings and decisions now in effect or (with respect to the regulations)
proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections ("REMIC I"
and "REMIC II") will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, the Class A-3SF Regular Interest and the
Class A-MFL Regular Interest, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing
Agreement, (3) compliance with the 2005-C19 Pooling and Servicing Agreement, the
LB-UBS 2005-C3 Pooling and Servicing Agreement, the MSCI 2005-HQ6 Pooling and
Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such
REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (other than the Class A-3SF Certificates and the
Class A-MFL Certificates) and the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--REMICs" in
the accompanying prospectus. The portion of the Trust Fund consisting of
Additional Interest and the Additional Interest Account will be treated as a portion of a grantor trust for federal income tax purposes, and the Class Z
Certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust will also hold the Class A-3SF Regular
Interest and the Class A-MFL Regular Interest, the Class A-3SF Swap Contract,
the Class A-MFL Swap Contract, the Class A-3SF Floating Rate Account and the
Class A-MFL Floating Rate Account, and the Class A-3SF Certificates and the
Class A-MFL Certificates will represent undivided beneficial interests in the related portions of the grantor trust. See "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--REMICs"
and "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" in the accompanying prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Offered
Certificates (other than the Class A-2 Certificates, the Class A-3SF
Certificates and the Class A-MFL Certificates) and the Class A-3SF Regular
Interest and the Class A-MFL Regular Interest will be treated as having been issued at a premium, and that the Class A-2 Certificates will be treated as having been issued with original issue discount for federal income tax reporting purposes. Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.
Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See
"MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying prospectus. The prepayment assumption that will be used in determining the rate of accrual of original

                                     S-305

issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax
Consequences for REMIC Certificates--REMICs" and "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID
Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section
1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID
Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered
Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS.
Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust"
("REIT"). In addition, interest (including original issue discount) on the
Offered Certificates will be interest described in Section 856(c)(3)(B) of the
Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 9.0% of the Cut-Off Date Pool Balance)
and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with US government obligations.

     A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or
Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a
Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of
Yield Maintenance Charges and Prepayment Premiums in general. Any Prepayment
Premium or Yield Maintenance Charge paid to the Class A-3SF Swap Counterparty with respect to the Class A-3SF Regular Interest will be treated as received by the holders of the Class A-3SF Certificates and paid as a periodic payment by the holders of the Class A-3SF Certificates under the Class A-3SF Swap Contract.
Similarly, any Prepayment Premium or Yield Maintenance Charge paid to the Class
A-MFL Swap Counterparty with respect to the Class A-MFL Regular Interest will be treated as received by the holders of the Class A-MFL Certificates and paid as a periodic payment by the holders of the Class A-MFL Certificates under the Class
A-MFL Swap Contract. See "--Taxation of the Swap Contracts" below.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     For further information regarding the federal income tax reporting requirements and other administrative matters, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Reporting
and Other Administrative Matters" and "--Backup Withholding with Respect to
REMIC Certificates" in the accompanying prospectus.

                                     S-306

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--REMICs" in
the accompanying prospectus.

TAXATION OF THE SWAP CONTRACTS

     Each holder of a Class A-3SF Certificate or a Class A-MFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the related Swap Contract.
Holders of the Class A-3SF Certificates and the Class A-MFL Certificates must allocate the price they pay for their Certificates between their interest in the
Class A-3SF Regular Interest and the Class A-MFL Regular Interest, respectively, and the related Swap Contract based on their relative market values. The portion, if any, allocated to the related Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class
A-3SF Certificates and the Class A-MFL Certificates, as applicable. If the Swap
Premium is paid by a holder, it will reduce the purchase price allocable to the
Class A-3SF Regular Interest and the Class A-MFL Regular Interest, as the case may be. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-3SF Regular Interest and the Class
A-MFL Regular Interest, as the case may be. If the related Swap Contract is "on market," no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-3SF Certificates and the Class A-MFL
Certificates and the Class A-3SF Regular Interest and the Class A-MFL Regular
Interest, respectively, it is anticipated that the Class A-3SF Regular Interest and the Class A-MFL Regular Interest will be deemed to have been issued at a premium and that a related Swap Premium will be deemed to be paid to the holders of the Class A-3SF Certificates and the Class A-MFL Certificates, respectively.
The holder of a Class A-3SF Certificate or a Class A-MFL Certificate will be required to amortize any related Swap Premium under a level payment method as if the related Swap Premium represented the present value of a series of equal payments made or received over the life of the related Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the related Swap Premium
(or some other reasonable rate). Prospective purchasers of Class A-3SF
Certificates and the Class A-MFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Regulations promulgated by the Treasury Department treat a non periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any related Swap Premium would be treated in part as a loan under Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under a Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the related Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisor prior to investing in the Class A-3SF Certificates or the
Class A-MFL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-3SF Certificates or a Class A-MFL Certificate that is considered to be allocated to the holder's rights under the related Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a
"termination payment" allocable to such Certificate under Treasury regulations.
A holder of a Class A-3SF Certificate or a Class A-MFL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any
Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the related Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap
Premium received upon entering into or acquiring its interest in the related
Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be

                                     S-307

treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-3SF Certificates and the Class A-MFL Certificates, representing a beneficial ownership in the Class A-3SF Regular Interest and the Class A-MFL
Regular Interest, respectively, and in the related Swap Contract may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the
Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contracts would be short term. If the holder of a Class A-3SF Certificate or a Class A-MFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-3SF Certificate or Class
A-MFL Certificate, respectively, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related Swap Contract.

                                     S-308

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Code consequences, each potential investor that is a Plan
(as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered
Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or
Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under
ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The US Department of Labor has issued individual exemptions to each of the
Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to
Wachovia Corporation, and its subsidiaries and its affiliates, which include
Wachovia Capital Markets, LLC ("Wachovia Securities"), Final Authorization
Number 97-03E (December 9, 1996) to Deutsche Bank Securities Inc. ("Deutsche
Securities"), PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. ("Goldman
Sachs"), PTE 90-29 (May 24, 1990) to Merrill Lynch, Pierce, Fenner & Smith
Incorporated ("Merrill Lynch") and PTE 93-32 (May 14, 1993) to Nomura Securities
International, Inc. ("Nomura Securities") (each, an "Exemption" and collectively, the "Exemptions")), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an
Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term
"Underwriter" shall include (a) Wachovia Securities, (b) Deutsche Securities,
(c) Goldman Sachs, (d) Merrill Lynch, (e) Nomura Securities, (f) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Deutsche
Securities, Goldman Sachs, Merrill Lynch or Nomura Securities and (g) any member of the underwriting syndicate or selling group of which Wachovia Securities,
Deutsche Securities, Goldman Sachs, Merrill Lynch and Nomura Securities or a
person described in (f) is a manager or co-manager with respect to the Offered
Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions
(certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the
Offered Certificates by a Plan to be eligible for exemptive relief thereunder.
First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"),
Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any
successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an

                                     S-309

Underwriter. The "Restricted Group" consists of each of the Underwriters, the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Class
A-3SF Swap Counterparty, the Class A-MFL Swap Counterparty, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates.
Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such
Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special
Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing
Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission
under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered
Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-3SF Certificates and the Class A-MFL Certificates, which benefit from the related Swap Contracts;

     (a)  Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2002-41);

     (b)  If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

     (c)  The fiduciary of a Plan purchasing any class of certificates subject to a swap contract must be either:

          o    a "qualified professional asset manager" (as defined in PTE
               84-14);

          o    an "in house asset manager" (as defined in PTE 96-23); or

          o    a Plan fiduciary with total assets under management of at least
               $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that each Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing
Date. However, any Plan contemplating purchase of the Class A-3SF Certificates or the Class A-MFL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-3SF Certificates or the Class A-MFL Certificates.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the
Offered Certificates in the initial issuance of Certificates between the
Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with

                                     S-310

respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and
(iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of
ERISA for the acquisition or holding of the Offered Certificate on behalf of an
"Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted
Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered
Certificates (or such obligor's affiliate) only if, among other requirements (i)
such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund)
containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the
Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing
Agreement is a pooling and servicing agreement as defined in the Exemptions. The
Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation
D under the Securities Act. No Plan may purchase or hold an interest in any
Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption
95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER
PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT
TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS
WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                     S-311

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement") among the Depositor and Wachovia Securities,
Deutsche Securities, Goldman Sachs, Merrill Lynch and Nomura Securities
(collectively, the "Underwriters"), the Depositor has agreed to sell to each of
Wachovia Securities, Deutsche Securities, Goldman Sachs, Merrill Lynch and
Nomura Securities, and each of Wachovia Securities, Deutsche Securities, Goldman
Sachs, Merrill Lynch and Nomura Securities has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:



                           WACHOVIA        DEUTSCHE                                             NOMURA
        CLASS             SECURITIES      SECURITIES     GOLDMAN SACHS     MERRILL LYNCH      SECURITIES
---------------------   --------------   ------------   ---------------   ---------------   --------------

Class A-1 ...........   $ 85,000,000
Class A-2 ...........   $148,096,000
Class A-3SF .........   $366,354,000
Class A-4 ...........   $218,500,000
Class A-5 ...........   $121,067,000
Class A-6A ..........   $218,837,000
Class A-6B ..........   $ 50,000,000
Class A-PB ..........   $176,137,000
Class A-7 ...........   $833,812,000     $1,000,000     $1,000,000        $1,000,000         $25,000,000
Class A-1A ..........   $318,883,000
Class A-MFL .........   $100,000,000
Class A-MFX .........   $266,384,000
Class A-J ...........   $274,788,000
Class B .............   $ 77,856,000
Class C .............   $ 27,479,000
Class D .............   $ 68,697,000


     Wachovia Securities is acting as sole lead manager for this offering and
Deutsche Securities, Goldman Sachs, Merrill Lynch and Nomura Securities are
acting as co-managers for this offering. Wachovia Securities is acting as sole bookrunner with respect to the Offered Certificates. It is intended that
Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC in certain jurisdictions.
Wachovia Securities International Limited is a United Kingdom firm and is regulated by the Financial Services Authority.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$3,403,300,241, which includes accrued interest.

                                     S-312

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered
Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Securities, Deutsche
Securities, Goldman Sachs, Merrill Lynch and Nomura Securities may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any
Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the
Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the
Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates May
Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or
any such other affiliate may act as principal or agent in such transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the
Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the
Depositor and Wachovia Bank, National Association, which is one of the Mortgage
Loan Sellers, the Class A-3SF Swap Counterparty, the Class A-MFL Swap
Counterparty and the Master Servicer.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

                                      S-313

                                     RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from Moody's, S&P and Fitch (collectively, the "Rating Agencies"):



                                                           EXPECTED RATINGS
                                                                 FROM
          CLASS                                            S&P/MOODY'S/FITCH
--------------------------------------------------------  ------------------

   Class A-1 ...........................................      AAA/Aaa/AAA
   Class A-2 ...........................................      AAA/Aaa/AAA
   Class A-3SF .........................................      AAA/Aaa/AAA
   Class A-4 ...........................................      AAA/Aaa/AAA
   Class A-5 ...........................................      AAA/Aaa/AAA
   Class A-6A ..........................................      AAA/Aaa/AAA
   Class A-6B ..........................................      AAA/Aaa/AAA
   Class A-PB ..........................................      AAA/Aaa/AAA
   Class A-7 ...........................................      AAA/Aaa/AAA
   Class A-1A ..........................................      AAA/Aaa/AAA
   Class A-MFL .........................................      AAA/Aaa/AAA
   Class A-MFX .........................................      AAA/Aaa/AAA
   Class A-J ...........................................      AAA/Aaa/AAA
   Class B .............................................       AA/Aa2/AA
   Class C .............................................      AA-/Aa3/AA-
   Class D .............................................        A/A2/A


     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee or the Fiscal Agent as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of
Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment
Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate
Prepayment Interest Shortfalls will be realized or allocated to
Certificateholders.

     A rating on the Class A-3SF Certificates and the Class A-MFL Certificates
does not represent any assessment of whether the floating interest rate on such
Certificates will convert to a fixed rate. Additionally, the ratings of the
Class A-3SF Certificates and the Class A-MFL Certificates do not address any costs associated with the floating rate swaps. With respect to the Class A-3SF
Certificates and the Class A-MFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the
Class A-3SF Regular Interest and the Class A-MFL Regular Interest, respectively, and are not rating the receipt of interest accrued at LIBOR plus 0.13% and LIBOR plus 0.25%, respectively. S&P's ratings do not address any shortfalls or delays in payment that investors in the Class A-3SF Certificates and the Class A-MFL
Certificates may experience as a result of the conversion of the Pass-Through
Rate on the Class A-3SF Certificates and the Class A-MFL Certificates,
respectively, from a rate based on LIBOR to a fixed rate.

     In addition, S&P's ratings of the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

                                     S-314

     There can be no assurance that any rating agency not requested to rate the
Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the
accompanying prospectus.

                                     S-315

                             INDEX OF DEFINED TERMS

                                                                            PAGE
1% ( ).................................................................... S-128
1000 & 1100 Wilson Intercreditor Agreement ............................... S-118
1000 & 1100 Wilson Loan ........................................... S-116, S-166
1000 & 1100 Wilson Pari Passu Companion Loan ...................... S-116, S-166
1000 & 1100 Wilson Whole Loan ............................................ S-116
101 Avenue of the Americas Intercreditor Agreement ....................... S-118
101 Avenue of the Americas Loan .......................................... S-116
101 Avenue of the Americas Pari Passu Companion Loan ..................... S-117
101 Avenue of the Americas Whole Loan......................................S-117
1676 International Drive ................................................. S-189
1701 North Fort Myer Loan ................................................ S-192
2% ( ).................................................................... S-128
200 Public Square Loan ................................................... S-182
2005-C19 Controlling Class Representative ................................ S-239
2005-C19 Master Servicer ................................................. S-226
2005-C19 Pooling and Servicing Agreement ................................. S-226
2005-C19 Special Servicer ................................................ S-226
2005-C19 Transaction ..................................................... S-118
2005-C19 Trust Fund ...................................................... S-118
2005-C19 Trustee ......................................................... S-226
3% ( ).................................................................... S-128
30/360 basis ............................................................. S-109
30/360 Mortgage Loans .................................................... S-109
60 Hudson Street Loan .................................................... S-169
8260 Greensboro Drive .................................................... S-189
Accrued Certificate Interest ............................................. S-266
Actual/360 basis ......................................................... S-109
Additional Interest ...................................................... S-110
Additional Interest Account .............................................. S-257
Additional Swap Contract Payments ........................................ S-289
Additional Trust Fund Expenses ........................................... S-273
Administrative Cost Rate ................................................. S-127
Advance .................................................................. S-276
AmericasMart Intercreditor Agreement ..................................... S-118
AmericasMart Loan ................................................. S-116, S-158
AmericasMart Pari Passu Companion Loan ............................ S-116, S-158
AmericasMart Whole Loan .................................................. S-116
Anticipated Repayment Date ............................................... S-110
Appraisal Reduction Amount ............................................... S-278
ARD Loans ................................................................ S-109
Artesia ............................................................S-109, S-212
Artesia Mortgage Loans ................................................... S-212
Assumed Final Distribution Date ..................................... S-2, S-284
Assumed Scheduled Payment ................................................ S-268
Available Distribution Amount ............................................ S-255
Balloon Loans ............................................................ S-109
Balloon Payment .......................................................... S-109
Bank ..................................................................... S-290
BearingPoint ............................................................. S-189
BFCA ..................................................................... S-182
BP ....................................................................... S-182
Breach ................................................................... S-219
Burlington Mall .......................................................... S-175
Call Report .............................................................. S-291
Call Reports ............................................................. S-291
Capital Imp. Reserve ..................................................... S-128
Caplease ................................................................. S-117
Caplease Companion Loan .................................................. S-117
Caplease Intercreditor Agreement ......................................... S-118
Caplease Intercreditor Agreements ........................................ S-118
Caplease Loans ........................................................... S-117
Caplease Whole Loans ..................................................... S-118
CBRE ..................................................................... S-163
Certificate Account ...................................................... S-256
Certificate Balance ...................................................... S-247
Certificate Deferred Interest ............................................ S-250
Certificateholders ....................................................... S-255
Certificates ............................................................. S-244
Class .................................................................... S-244
Class A Certificates ..................................................... S-244
Class A-3SF Available Funds ........................................S-256, S-288
Class A-3SF Floating Rate Account ........................................ S-257
Class A-3SF Interest Distribution Amount ................................. S-288
Class A-3SF Principal Distribution Amount ................................ S-288
Class A-3SF Regular Interest ............................................. S-244
Class A-3SF Swap Contract ................................................ S-288
Class A-3SF Swap Counterparty ............................................ S-288
Class A-MFL Available Funds ....................................... S-256, S-288
Class A-MFL Floating Rate Account ........................................ S-257
Class A-MFL Interest Distribution Amount ................................. S-289
Class A-MFL Principal Distribution Amount ................................ S-289
Class A-MFL Regular Interest ............................................. S-244
Class A-MFL Swap Contract ................................................ S-288
Class A-MFL Swap Counterparty ............................................ S-288
Class A-PB Planned Principal Balance ..................................... S-268
Class X Certificates ..................................................... S-244
Class X-C Components ..................................................... S-251

                                     S-316

                                                                            PAGE
Class X-C Pass-Through Rate Reduction Percentage ..........................S-251
Class X-C Strip Rate ......................................................S-252
Class X-P Components ......................................................S-253
Class X-P Strip Rate ......................................................S-253
Clearstream ...............................................................S-245
Clearstream Participants ..................................................S-246
CMSA ......................................................................S-282
CMSA Bond File ............................................................S-281
CMSA Collateral Summary File ..............................................S-281
CMSA Loan Periodic Update File ............................................S-281
CMSA Property File ........................................................S-281
CMSA Reconciliation of Funds Report .......................................S-281
Code ......................................................................S-215
Co-Lender Loans ...........................................................S-116
Collection Period .........................................................S-254
Commission ................................................................S-291
Companion Loans ...........................................................S-117
Compensating Interest Payment .............................................S-233
Constant Prepayment Rate ..................................................S-297
Controlling Class .........................................................S-224
Controlling Class Representative ..........................................S-223
Core Material Documents ...................................................S-215
Corrected Mortgage Loan ...................................................S-225
CPR .......................................................................S-297
Crossed Group .............................................................S-219
Crossed Loan ..............................................................S-219
Custodian .................................................................S-214
Cut-Off Date ..............................................................S-107
Cut-Off Date Balance ......................................................S-107
Cut-Off Date Group 1 Balance ..............................................S-107
Cut-Off Date Group 2 Balance ..............................................S-107
Cut-Off Date Group Balances ...............................................S-107
Cut-Off Date LTV ..........................................................S-126
Cut-Off Date LTV Ratio ....................................................S-126
Cut-Off Date Pool Balance .................................................S-107
CWCapital ..........................................................S-109, S-212
CWCapital Mortgage Loans ..................................................S-212
D ( ) .....................................................................S-128
DDL Omni ..................................................................S-189
Defaulted Lease Claim .....................................................S-117
Defaulted Mortgage Loan ...................................................S-240
Defeasance ................................................................S-128
Defeasance Collateral .....................................................S-111
Defect ....................................................................S-219
Depositaries ..............................................................S-245
Determination Date ........................................................S-254
Determination Party .......................................................S-219
Deutsche Securities .......................................................S-309
Discount Rate .............................................................S-270
Distributable Certificate Interest ........................................S-266
Distribution Account ......................................................S-257
Distribution Date .........................................................S-255
Distribution Date Statement ...............................................S-279
DSC Ratio .................................................................S-125
DSCR ......................................................................S-125
DTC .......................................................................S-245
Due Date ..................................................................S-109
ERISA .....................................................................S-309
Euroclear Operator ........................................................S-245
Euroclear Participants ....................................................S-246
Euroclear System ..........................................................S-245
Excess Cash Flow ..........................................................S-110
Excluded Plan .............................................................S-311
Exemption .................................................................S-309
Exemptions ................................................................S-309
Extra Space Self Storage Portfolio Loans ..................................S-185
FDIC ......................................................................S-291
Final Recovery Determination ..............................................S-280
Fiscal Agent ..............................................................S-287
Fitch .....................................................................S-309
Form 8-K ..................................................................S-220
Gain-on-Sale Reserve Account ..............................................S-257
Goldman Sachs .............................................................S-309
GSA .........................................................S-162, S-166, S-192
Harbor Group ..............................................................S-182
Hilton Garden Inn -- Staten Island, NY Companion Loan .....................S-117
Hilton Garden Inn -- Staten Island, NY Intercreditor Agreement ............S-118
Hilton Garden Inn -- Staten Island, NY Loan ...............................S-116
Hilton Garden Inn -- Staten Island, NY Whole Loan .........................S-118
HLP .......................................................................S-182
Indirect Participants .....................................................S-245
Intercreditor Agreement ...................................................S-118
Intercreditor Agreements ..................................................S-118
Interest Accrual Period  ..................................................S-253
Interest Reserve Account ..................................................S-256
Interest Reserve Amount ...................................................S-256
Interest Reserve Loans ....................................................S-256
IRS .......................................................................S-306
JC Penney .................................................................S-175
L ( ) .....................................................................S-127
LB-UBS 2005-C3 Fiscal Agent ...............................................S-227
LB-UBS 2005-C3 Master Servicer ............................................S-227
LB-UBS 2005-C3 Pooling and Servicing Agreement ............................S-226
LB-UBS 2005-C3 Special Servicer ...........................................S-227

                                     S-317

                                                                            PAGE
LB-UBS 2005-C3 Transaction ................................................S-118
LB-UBS 2005-C3 Trust Fund .................................................S-118
LB-UBS 2005-C3 Trustee ....................................................S-227
LIBOR .....................................................................S-251
LIBOR Business Day ........................................................S-251
LIBOR Determination Date ..................................................S-251
Linens n Things ...........................................................S-175
Liquidation Fee ...........................................................S-234
Loan Group 1 ..............................................................S-107
Loan Group 1 Principal Distribution Amount ................................S-267
Loan Group 2 ..............................................................S-107
Loan Group 2 Principal Distribution Amount ................................S-267
Loan Groups ...............................................................S-107
Loan Pair .................................................................S-221
Loan per Sq. Ft., Unit, Pad or Room .......................................S-127
Lockout ...................................................................S-127
Lockout Period ............................................................S-127
LTV at ARD or Maturity ....................................................S-127
Macon Mall ................................................................S-175
Macon & Burlington Mall Pool Loan .........................................S-175
Majority Subordinate Certificateholder ....................................S-285
Master Servicer ...........................................................S-222
Master Servicing Fee ......................................................S-233
Master Servicing Fee Rate .................................................S-233
Maturity Date LTV Ratio ...................................................S-127
MCI ................................................................S-169, S-192
Merrill Lynch .............................................................S-309
Millennium Park Plaza Loan ................................................S-179
Monument I at WorldGate Loan ..............................................S-116
Moody's ...................................................................S-309
Mortgage ..................................................................S-107
Mortgage Deferred Interest ................................................S-249
Mortgage File .............................................................S-214
Mortgage Loan Purchase Agreement ..........................................S-212
Mortgage Loan Purchase Agreements .........................................S-212
Mortgage Loans .....................................................S-107, S-233
Mortgage Note .............................................................S-107
Mortgage Pool .............................................................S-107
Mortgage Rate .............................................................S-109
Mortgaged Property ........................................................S-108
MSCI 2005-HQ6 Fiscal Agent ................................................S-231
MSCI 2005-HQ6 Master Servicer .............................................S-231
MSCI 2005-HQ6 Pooling and Servicing Agreement .............................S-231
MSCI 2005-HQ6 Special Servicer ............................................S-231
MSCI 2005-HQ6 Transaction .................................................S-118
MSCI 2005-HQ6 Trust Fund ..................................................S-118
MSCI 2005-HQ6 Trustee .....................................................S-231
NA ........................................................................S-128
NAV .......................................................................S-128
Net Aggregate Prepayment Interest Shortfall ...............................S-266
Net Cash Flow .............................................................S-125
Net Mortgage Rate .........................................................S-254
NGP .......................................................................S-162
NGP Rubicon GSA Pool Intercreditor Agreement ..............................S-118
NGP Rubicon GSA Pool Loan ..........................................S-116, S-162
NGP Rubicon GSA Pool Pari Passu Companion Loan .....................S-116, S-162
NGP Rubicon GSA Pool Whole Loan ...........................................S-116
Nomura Securities .........................................................S-309
Non-Offered Certificates ..................................................S-244
Nonrecoverable P&I Advance ................................................S-276
Non-Serviced Pari Passu Loans .............................................S-118
Northrop ..................................................................S-166
Notional Amount ...........................................................S-247
NRSRO .....................................................................S-309
O ( ) .....................................................................S-128
Occupancy Percentage ......................................................S-128
Offered Certificates ......................................................S-244
OID Regulations ...........................................................S-306
Open Period ...............................................................S-128
Option Parties ............................................................S-230
Option Price ..............................................................S-240
Original Term to Maturity .................................................S-128
Pari Passu Companion Loans ................................................S-117
Pari Passu Loan Intercreditor Agreement ...................................S-118
Pari Passu Loans ..........................................................S-118
Participants ..............................................................S-245
Periodic Payments .........................................................S-109
Pillsbury .................................................................S-189
Plan ......................................................................S-309
Pooling and Servicing Agreement ...........................................S-244
Prentiss ..................................................................S-189
Prentiss Pool Loan ........................................................S-189
Prepayment Interest Excess ................................................S-233
Prepayment Interest Shortfall .............................................S-233
Prepayment Premiums .......................................................S-269
Primary Collateral ........................................................S-220
Principal Distribution Amount .............................................S-267
Privileged Person .........................................................S-283
PTE .......................................................................S-309
Purchase Option ...........................................................S-240
Purchase Price ............................................................S-215
P&I Advance ...............................................................S-273
Qualified Appraiser .......................................................S-278
Qualified Substitute Mortgage Loan ........................................S-215

                                     S-318

                                                                            PAGE
Rapp Collins Worldwide Building Loan ......................................S-116
Rated Final Distribution Date ........................................S-2, S-285
Rating Agencies ...........................................................S-314
Rating Agency Trigger Event ...............................................S-289
Raytheon ..................................................................S-166
Realized Losses ...........................................................S-272
Reimbursement Rate ........................................................S-276
REIT ......................................................................S-306
Related Proceeds ..........................................................S-276
Remaining Amortization Term ...............................................S-127
Remaining Term to Maturity ................................................S-127
REMIC ..................................................................... S-30
REMIC Administrator .......................................................S-287
REMIC I .............................................................S-30, S-305
REMIC II ............................................................S-30, S-305
REMIC Regular Certificates ................................................S-244
REMIC Regulations .........................................................S-305
REMIC Residual Certificates ...............................................S-244
Rental Property ...........................................................S-125
REO Extension .............................................................S-241
REO Mortgage Loan .........................................................S-269
REO Property ..............................................................S-225
Replacement Reserve .......................................................S-128
Required Appraisal Date ...................................................S-277
Required Appraisal Loan ...................................................S-278
Restricted Group ..........................................................S-310
Restricted Servicer Reports ...............................................S-282
Rubicon ...................................................................S-162
Rules .....................................................................S-246
Scenario ..................................................................S-297
Scheduled Payment .........................................................S-268
Sears .....................................................................S-175
Securities Act ............................................................S-244
Sequential Pay Certificates ...............................................S-244
Serviced Pari Passu Companion Loans .......................................S-118
Servicing Fees ............................................................S-234
Servicing Standard ........................................................S-221
Servicing Transfer Event ..................................................S-225
Similar Law ...............................................................S-309
SMMEA ..................................................................... S-32
Special Servicer ..........................................................S-223
Special Servicing Fee .....................................................S-234
Special Servicing Fee Rate ................................................S-234
Specially Serviced Mortgage Loans .........................................S-225
Specially Serviced Trust Fund Assets ......................................S-225
Sprint ....................................................................S-169
Stated Principal Balance ..................................................S-254
Subordinate Certificates ..................................................S-244
Subordinate Companion Loans ...............................................S-118
Substitution Shortfall Amount .............................................S-215
Swap Default ..............................................................S-289
Swap Premium ..............................................................S-307
S&P .......................................................................S-309
Table Assumptions ..................................................S-284, S-297
Terms and Conditions ......................................................S-246
TI/LC Reserve .............................................................S-128
Tollway Office Center II Loan .............................................S-116
Trust Fund ................................................................S-244
Trustee ...................................................................S-286
Trustee Fee ...............................................................S-286
U-Haul Portfolio Intercreditor Agreement ..................................S-118
U-Haul Portfolio Loan .....................................................S-116
U-Haul Portfolio Pari Passu Companion Loan ................................S-117
U-Haul Portfolio Whole Loan ...............................................S-117
Underwriter ...............................................................S-309
Underwriters ..............................................................S-312
Underwriting Agreement ....................................................S-312
Underwritten Replacement Reserves .........................................S-127
Unrestricted Servicer Reports .............................................S-282
USA .......................................................................S-162
Vitalspring ...............................................................S-189
Voting Rights .............................................................S-285
WA ........................................................................S-127
Wachovia ...........................................................S-109, S-212
Wachovia Mortgage Loans ...................................................S-212
Wachovia Securities .......................................................S-309
Weighted Average Net Mortgage Rate ........................................S-254
weighted averages .........................................................S-127
Westfield San Francisco Centre Intercreditor Agreement ....................S-118
Westfield San Francisco Centre Loan .......................................S-116
Westfield San Francisco Centre Pari Passu Companion Loan ..................S-117
Westfield San Francisco Centre Whole Loan .................................S-117
Whole Loan ................................................................S-118
Whole Loans ...............................................................S-118
Williams ..................................................................S-169
Workout Fee ...............................................................S-234
Workout-Delayed Reimbursement Amount ......................................S-276
Year Built ................................................................S-127
Yield Maintenance Charges .................................................S-269
YM ( ) ....................................................................S-128

                                     S-319

                      [THIS PAGE INTENTIONALLY LEFT BLAN]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20



          ANNEX A-1                     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE   LOAN
  LOAN     GROUP
 NUMBER   NUMBER                     PROPERTY NAME                                             ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1         1     AmericasMart A-2(2)(3)                         240 Peachtree Street, 230 & 250 Spring Street
   2         1     NGP Rubicon GSA Pool(2)                        Various
  2.01             Rubicon NGP-Burlington, NJ                     1900 River Road
  2.02             Rubicon NGP-Sacramento, CA                     1325 J Street
  2.03             Rubicon NGP-Suffolk, VA                        116 Lake View Parkway
  2.04             Rubicon NGP-Washington, DC                     999 E Street, NW
  2.05             Rubicon NGP-Kansas City, KS                    901 North Fifth Street
  2.06             Rubicon NGP-San Diego, CA                      8808, 8810 Rio San Diego Drive
  2.07             Rubicon NGP-Concord, MA                        696 Virginia Road
  2.08             Rubicon NGP-Philadelphia, PA                   1600 Callowhill Street
  2.09             Rubicon NGP-Huntsville, AL                     4820 University Square
  2.10             Rubicon NGP-Houston, TX                        1433 West Loop South
  2.11             Rubicon NGP-Providence, RI                     380 Westminster Street
  2.12             Rubicon NGP-Aurora, CO                         16401 East CentreTech Parkway
  2.13             Rubicon NGP-Lakewood, CO                       755 Parfet Street
  2.14             Rubicon NGP-Norfolk, VA                        150 Corporate Blvd
   3         1     1000 & 1100 Wilson(2)                          1000-1100 Wilson Boulevard
   4         1     60 Hudson Street                               56-70 Hudson Street
   5         1     Macon & Burlington Mall Pool                   Various
  5.01             Macon Mall                                     3661 Eisenhower Parkway
  5.02             Burlington Mall                                102 Huffman Mill Road
   6         1     Millennium Park Plaza                          155 North Michigan Avenue
   7         1     200 Public Square                              200 Public Square
   8         1     Prentiss Pool                                  Various
  8.01             1676 International Drive                       1676 International Drive
  8.02             8260 Greensboro Drive                          8260 Greensboro Drive
   9         1     1701 North Fort Myer                           1701 North Fort Myer Drive
   10        1     The Forum at Carlsbad                          1905-1935 Calle Barcelona
   11        1     1101 Wilson                                    1101 Wilson Boulevard and 1700 North Kent Street
   12        1     Marriott - Los Angeles, CA                     5855 West Century Boulevard
   13        1     1400 Key & 1401 Wilson                         1400 Key Boulevard & 1401 Wilson Boulevard
   14        1     Westfield San Francisco Centre(2)              865 Market Street
   15        1     101 Avenue of the Americas(2)                  101 Avenue of the Americas
   16        1     Renaissance Worthington Hotel                  200 Main Street
   17        1     1501 & 1515 Wilson                             1501 & 1515 Wilson Boulevard
   18        1     Evansville Pavilion                            Lloyd Expressway and Burkhardt Road
   19        1     Monument I at WorldGate                        12975 Worldgate Drive
   20        1     Marriott Courtyard - Brookline, MA             40 Webster Street
   21        1     1200 Wilson                                    1200 Wilson Boulevard
   22        1     Williams Trace Shopping Center                 3300-3400 State Highway 6
   23        1     American Express - IPC                         3151 Behrend Drive
   24        1     Apollo Street                                  840-880 Apollo Street; 2171 Rosecrans Avenue
   25        1     Valley Centre                                  9612-9646 Reisterstown Road
   26        2     Arbor Gates Apartments                         2500 Pinetree Road NE
   27        1     Festival at Woodholme                          1809 Reisterstown Road
   28        2     Stone Canyon Apartments                        5210 East Hampton Avenue
   29        1     American Express - TRC-W                       3202 Behrend Drive
   30        2     Bentley Place Apartments                       9670 Halsey Road
   31        2     Windermere & Harrowgate                        1825 & 1833 New Hampshire Avenue
   32        1     Hilton Garden Inn - Staten Island, NY          1100 South Avenue
   33        1     University Plaza Shopping Center               1-280 University Plaza
   34        1     Auburn Village                                 2120-2460 Grass Valley Highway
   35        1     13700 Northwest 115th Avenue (Medley)          13700 Northwest 115th Avenue
   36        1     536 Fayette Street (Perth)                     536 Fayette Street
   37        2     Summer Crest Apartments                        2828 West Ball Road
   38        1     Tollway Office Center II                       3905 North Dallas Parkway
   39        2     Shelter Cove Apartments                        2683 South Decatur Boulevard
   40        1     JC Studios                                     1262 East 14th Street
   41        1     Village Shopping Center                        7001 Three Chopt Road
   42        2     The Ridge Apartments                           15202 North 40th Street
   43        1     571 Paramount Drive (Raynham)                  571 Paramount Drive
   44        1     2500 South Damen Avenue (Chicago)              2500 South Damen Avenue
   45        1     Mariposa Shopping Center                       2600-2792 Homestead Road
   46        1     Woodway Collection                             1407 Voss Road
   47        1     Southside Marketplace                          857 East Fort Avenue
   48        1     Extra Space - New York, NY                     58 West 143rd Street
   49        1     Lakewood Marketplace - SEC                     5920 South Street
   50        1     Carpinteria I Office Buildings                 6303 & 6307 Carpinteria Avenue
   51        1     Colorado Technical Center                      321 South Taylor, 1480 Arthur Avenue, and 346 South Arthur Avenue
   52        1     Palms Plaza                                    22191 Powerline Road
   53        1     2050 East 55th Street (Vernon)                 2050 East 55th Street
   54        2     Brookstone                                     1800 Marett Boulevard
   55        1     Marriott Courtyard - Norfolk, VA               520 Plume Street
   56        1     Overlake Fashion Plaza                         2150 148th Avenue Northeast
   57        1     Park Ten Industrial Park                       1450 SW 10th Street
   58        1     Memorial Collection                            14620 Memorial Drive
   59        1     Stefko & Allen Street Pool                     Various
 59.01             Stefko Boulevard Shopping Center               1802-1880 Stefko Boulevard
 59.02             Allen Street Shopping Center                   1401 Allen Street
   60        2     Le Med Apartments                              950 West Sierra Madre Avenue
   61        1     Northlake Square West                          SWC Northlake Boulevard and Congress Avenue
   62        1     Rapp Collins Worldwide                         1660 N. Westridge Circle
   63        1     Marriott Courtyard - Ewing, NJ                 360 Scotch Road
   64        1     Marion City & Centre Stage Shopping Centers    Various
 64.01             Centre Stage Shopping Center                   2008 Memorial Boulevard
 64.02             Marion City Square Shopping Center             154 Highway 70 West
   65        1     Brentwood Commons                              1047-1145 South York Road
   66        2     Spanish Wells Apartments                       5355 South Rainbow Boulevard
   67        1     Homewood Suites - Sandston, VA                 5996 Audubon Drive
   68        1     One Commercial Street (Sharon)                 One Commercial Street
   69        1     Ashburn Farm Village Centre                    43731-43781 Parkhurst Plaza
   70        1     2990 Telestar Court                            2990 Telestar Court
   71        1     Arrow Parking Garage                           204 East Lombard Street
   72        2     Sterling University Canyon                     4404 East Oltorf Street
   73        2     Abbey Rowe Apartments                          9320 Windsor Lane N.E.
   74        1     Pasadena Crossroads                            8110-8120 Gov. Ritchie Highway
   75        2     Villa Serrano Apartments                       201 South Magnolia Avenue
   76        1     Extra Space - North Bergen, NJ                 2025-2027 83rd Street
   77        1     Elkridge Corners                               7280 Montgomery Road
   78        1     Navajo Shopping Center                         8650 Lake Murray Boulevard
   79        1     Arapahoe & Peoria Business Center              12250, 12300, 12350 East Arapahoe Road
   80        1     Willow Lake West Shopping Center               2902 West 86th Street
   81        1     Stonebrook Plaza                               11613-11615 Kedzie Avenue
   82        1     Extra Space - Hackensack, NJ                   270 South River Street
   83        1     Marriott Courtyard - Chester, VA               2001 West Hundred Road
   84        1     Lakewood Marketplace - NWC                     5611 South Street
   85        1     Executive Park West                            6833-6899 West Charleston Boulevard
   86        1     Wal-Mart - Kansas City, MO                     5000 East Bannister Road
   87        1     U-Haul 3(2)                                    Various
   88        2     Vista De San Jacinto                           652 North Ramona Boulevard
   89        1     Westlinks 11, 12, 14 & 15                      13100, 13120, 13130 Westlinks Terrace; 12801 Commonwealth Drive
   90        1     30-40 Ramland Road                             30-40 Ramland Road
   91        1     Park Crest Apartments                          2070 Belmont Road
   92        1     Forsyth Professional Centre                    241 West Weaver Road
   93        1     Extra Space - Toms River, NJ                   317 Route 37 East
   94        1     Country Inn & Suites-Sarasota, FL              5730 Gantt Road
   95        1     U-Haul 4(2)                                    Various
   96        1     U-Haul 5(2)                                    Various
   97        1     Mainstreet Square                              2930-2970 Finley Road
   98        2     Carrington Court Apartments                    4401, 4501, 4500, 4504, 4508, 4512, 4601, 4604 West Chippewa
                                                                  Circle and 4400, 4500, 4600, 4604 West Custer Lane
   99        1     Extra Space - Seattle, WA                      1430 North 130th Street
  100        1     U-Haul 6(2)                                    Various
  101        1     U-Haul 7(2)                                    Various
  102        1     Holiday Inn Express - Mechanicsville, VA       7441 Bell Creek Road
  103        1     A. H. Root Building                            2401 15th Street
  104        1     Corinthian Medical College                     11560 South Kedzie Avenue
  105        1     Extra Space - Linden, NJ                       171 West Edgar Road
  106        1     Extra Space - Parlin, NJ                       1001 US Route 9
  107        2     Azalea Hill Apartments                         5801 East Shirley Lane
  108        1     U-Haul 8(2)                                    Various
  109        2     Patriots Apartments                            1272 Union Road
  110        1     Midtown Village                                860 Parris Island Gateway
  111        1     Lincoln and Alamac Pool                        Various
 111.01            Lincoln Center                                 670 Lincoln Road
 111.02            The Alamac                                     1300 Collins Avenue
  112        1     Backlick Shopping Center                       6651-6691 Backlick Road
  113        1     West Airline                                   10057 West Airline Highway
  114        1     Extra Space - Beaverton, OR                    575 NW 185th Avenue
  115        1     Merrionette Park Medical Center                11600 & 11630 South Kedzie Avenue
  116        2     Polo Club Apartments                           1000 High Road
  117        1     Summit Place of North Myrtle Beach             491 Highway 17
  118        1     Doc Stone Commons II                           308 & 320 Worth Avenue
  119        2     Hidden Village Apartments                      2725 SW 27th Ave.
  120        2     City View Farm Apartments                      1043 West Jefferson Street
  121        1     Lakewood Marketplace - SWC                     5503 Woodruff Avenue
  122        1     Extra Space - Plainville, MA                   90 Taunton Street
  123        1     Extra Space - Stoneham, MA                     95 Montvale Avenue
  124        1     Clearview                                      1401 South Clearview Parkway
  125        1     Lakewood Marketplace - NEC                     5907 South Street
  126        1     6305 & 6309 Carpinteria Avenue                 6305 & 6309 Carpinteria Avenue
  127        1     Westlinks 4 & 5                                12600 & 12650 Westlinks Drive
  128        1     Barrington Terrace                             333 16th Avenue, SE
  129        1     Summit Place of Mooresville                    128 Brawley School Road
  130        1     Prosperity Center                              701-707 East Market Street
  131        1     The Depot Building                             215 Depot Court
  132        1     233 East Lancaster Avenue/Spring House Plaza I Various
 132.01            233 East Lancaster Avenue                      233 East Lancaster Avenue
 132.02            Spring House Plaza I                           821 North Bethlehem Pike
  133        2     Como Park Apartments                           1385-1445 West Jessamine Street
  134        1     Extra Space - New Paltz, NY                    24 South Putt Corners Road
  135        1     Keith Properties                               Various
 135.01            Duxbury Properties                             20, 40, 42 Tremont Street
 135.02            Stoughton Properties                           532 Page Street, 14 Page Terrace
  136        1     21 West Shopping Center                        520-536 21st Street
  137        1     Judicial Drive Building                        10505 Judicial Drive
  138        1     Amelia Cotton Press                            1883 Tchoupitoulas Street
  139        1     Apria Healthcare                               7353 Company Drive
  140        2     Candleglow Apartments                          1071 Candlelight Boulevard
  141        1     Franciscan Estates Administrative Offices      801 Main Street
  142        1     Sam Houston Parkway Office Building            7906 North Sam Houston Parkway West
  143        1     Walgreens - Columbus, OH                       NWC of Chilmark Drive & Hamilton Road
  144        1     Sacramento Center II Shopping Center           8794-8796 Sacramento Drive
  145        1     Northglen Shopping Center                      13904-14038 Nacogdoches Road
  146        1     Best Western Expo Inn                          1413 Howe Avenue
  147        2     Van Mark Apartments                            3980 Old Sterlington Road
  148        1     Clarion Hotel-Savannah, GA                     16 Gateway Boulevard East
  149        2     San Mateo Apartments                           133-177 Orlando Street
  150        1     Sun Plaza                                      9116 & 9126 W. Bowles Avenue
  151        1     Parkview C Office                              1121 East 3900 South
  152        1     Walgreens - Manhattan, KS                      325 Bluemont Avenue
  153        1     Extra Space - Sandy, UT                        8308 South 700 East
  154        1     Financial Plaza Office Building                3500 Financial Plaza
  155        1     Spring Mall Square                             6701 Loisdale Road
  156        1     Walgreens - Southington, CT                    359 Main Street
  157        1     Lawndale Plaza                                 14310-14408 Hawthorne Boulevard
  158        1     Walgreens - Gladstone, MO                      6320 North Oak Trafficway
  159        1     Extra Space - Everett, MA                      329 Second Street
  160        1     710 Juniper Building                           710 N.W. Juniper Street
  161        1     Walgreens - Nashville, TN                      2421 Lebanon Pike
  162        1     Days Inn-Nanuet, NY                            375 West Route 59
  163        1     CVS - Shelby                                   NWC 24 Mile & Hayes
  164        2     Garden Lane Apartments                         700 Garden Lane
  165        1     Summit Place of Kings Mountain                 1001 Phifer Road
  166        1     Westside Center Plaza                          2302 Harrison Avenue NW
  167        1     Poplar Forest Shopping Center                  12130 East Lynchburg-Salem Turnpike
  168        1     Walgreens - Derby, KS                          458 North Baltimore Avenue
  169        1     Parkwood Village                               1730 Parkwood Blvd.
  170        1     Walgreens - Garden City, KS                    1308 East Kansas Avenue
  171        1     Walgreens - Dodge City, KS                     1801 North 14th Avenue
  172        1     The Grand Professional Building                300 West Grand Avenue
  173        1     Exton Shopping Center                          332 & 334 North Pottstown Pike
  174        1     Walgreens - Pittsburg, KS                      1911 North Broadway Street
  175        1     377-385 George Street                          377-385 George Street
  176        1     Southern News Group Building                   11122 Bellaire Boulevard
  177        1     Walgreens - Great Bend, KS                     3920 10th Street
  178        1     Rite Aid - Bangor, ME                          713 Broadway Street
  179        1     Crescent Office Building                       115 Crescent Commons
  180        1     Eckerd - Philadelphia, PA                      1334 Windrim Avenue
  181        1     Walgreens - Blue Springs, MO                   3200 SW State Route 7
  182        1     Walgreens - Marion, IL                         1710 West De Young Street
  183        2     The Mark Apartments                            481 Cypress Lane
  184        2     Boulder Ridge Apartments                       535 Northland Drive
  185        1     CVS - Independence, MO                         11125 East US Highway 24
  186        1     7 Mill Pond Drive & 1 Regency Drive            Various
 186.01            7 Mill Pond Drive                              7 Mill Pond Drive
 186.02            1 Regency Drive                                1 Regency Drive
  187        2     Kelly Gardens Apartments                       188-192 Allen Street
  188        2     The Lakeview Terrace Apartments                1191 High Avenue
  189        1     Riverdale Strip Center                         3440 129th Avenue NW
  190        1     Eckerd - Murfreesboro, TN                      603 South Tennessee Boulevard
  191        1     Extra Space - Denver, CO                       2950 West 96th Avenue
  192        1     Sacramento Center I Shopping Center            8790-8794 Sacramento Drive
  193        1     Terrell Mill Junction                          1475 Terrell Mill Road S.E.
  194        1     CVS - Duncanville, TX                          603 South Cedar Ridge Drive
  195        1     CVS-Brockton, MA                               1933 Main Street
  196        1     Walgreens - Houston, TX                        12959 Aldine Westfield Road
  197        1     Carlson Center Shoppes                         187 Cheshire Lane N
  198        1     Russell Plaza                                  33600 6th Avenue South
  199        1     Extra Space - West Valley City, UT             4537 West 3500 South
  200        1     Stor-N-Lock #10 - Salt Lake City, UT           6950 South 2300 East
  201        2     The Gotham                                     702 13th Street
  202        1     Walgreens-Eagan, MN                            2010 Cliff Road
  203        1     Village Shops                                  600 Loring Avenue
  204        2     Cornerstone Apartments                         2900 Steeplechase Lane
  205        1     Stor-N-Lock #8 - Sandy, UT                     8620 South 300 West
  206        1     Stor-N-Lock #9 - Salt Lake City, UT            1060 North Beck Street
  207        1     Sherwin Williams - Angola, IN                  1902 North Wayne Street
  208        1     Sherwin Williams - Boardman, OH                4040 South Avenue
  209        1     Sherwin Williams - Ashtabula, OH               2375 West Prospect Road




MORTGAGE
  LOAN                                                             CROSS COLLATERALIZED AND CROSS       MORTGAGE         GENERAL
 NUMBER     CITY                      STATE        ZIP CODE             DEFAULTED LOAN FLAG            LOAN SELLER    PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1        Atlanta                    GA            30303                                              Wachovia     Special Purpose
   2        Various                  Various        Various                                               AMCC           Various
  2.01      Burlington                 NJ            08016                                                              Industrial
  2.02      Sacramento                 CA            95814                                                                Office
  2.03      Suffolk                    VA            23435                                                                Office
  2.04      Washington                 DC        20239, 20463                                                             Office
  2.05      Kansas City                KS            66101                                                                Office
  2.06      San Diego                  CA            92108                                                                Office
  2.07      Concord                    MA            01742                                                                Office
  2.08      Philadelphia               PA            19130                                                                Office
  2.09      Huntsville                 AL            35816                                                                Office
  2.10      Houston                    TX            77027                                                                Office
  2.11      Providence                 RI            02903                                                                Office
  2.12      Aurora                     CO            80011                                                                Office
  2.13      Lakewood                   CO            80215                                                                Office
  2.14      Norfolk                    VA            23502                                                                Office
   3        Arlington                  VA            22209                                              Wachovia          Office
   4        New York                   NY            10013                                              Wachovia          Office
   5        Various                  Various        Various                                             Wachovia          Retail
  5.01      Macon                      GA            31206                                                                Retail
  5.02      Burlington                 NC            27215                                                                Retail
   6        Chicago                    IL            60601                                              Wachovia        Mixed Use
   7        Cleveland                  OH            44114                                              Wachovia          Office
   8        McLean                     VA            22102                                              Wachovia          Office
  8.01      McLean                     VA            22102                                                                Office
  8.02      McLean                     VA            22102                                                                Office
   9        Arlington                  VA            22209                                              Wachovia          Office
   10       Carlsbad                   CA            92009                                              Wachovia          Retail
   11       Arlington                  VA            22209                                              Wachovia          Office
   12       Los Angeles                CA            90045                                              Wachovia       Hospitality
   13       Arlington                  VA            22209                                              Wachovia          Office
   14       San Francisco              CA            94103                                              Wachovia          Retail
   15       New York                   NY            10013                                              Wachovia          Office
   16       Fort Worth                 TX            76102                                              Wachovia       Hospitality
   17       Arlington                  VA            22209                                              Wachovia          Office
   18       Evansville                 IN            47715                                              Wachovia          Retail
   19       Herndon                    VA            20170                                              Wachovia          Office
   20       Brookline                  MA            02446                                              Wachovia       Hospitality
   21       Arlington                  VA            22209                                              Wachovia          Office
   22       Sugar Land                 TX            77479                                              Wachovia          Retail
   23       Phoenix                    AZ            85027                                              Wachovia          Office
   24       El Segundo                 CA            90245                                              CWCapital         Office
   25       Reisterstown               MD            21117                                              Wachovia          Retail
   26       Atlanta                    GA            30324                                              Wachovia       Multifamily
   27       Baltimore                  MD            21208                                              Wachovia          Retail
   28       Mesa                       AZ            85206                                              Wachovia       Multifamily
   29       Phoenix                    AZ            85027                                              Wachovia          Office
   30       Lenexa                     KS            66215                                              Wachovia       Multifamily
   31       Washington                 DC            20009                                              Wachovia       Multifamily
   32       Staten Island              NY            10314                                              Wachovia       Hospitality
   33       Newark                     DE            19702                                                AMCC            Retail
   34       Auburn                     CA            95603                                              Wachovia          Retail
   35       Medley                     FL            33178                                              CWCapital       Industrial
   36       Perth Amboy                NJ            08861                                              CWCapital       Industrial
   37       Anaheim                    CA            92804                                              Wachovia       Multifamily
   38       Plano                      TX            75093                 CLF Portfolio                Wachovia          Office
   39       Las Vegas                  NV            89102                                              Wachovia       Multifamily
   40       Brooklyn                   NY            11230                                              Wachovia        Industrial
   41       Richmond                   VA            23226                                              Wachovia          Retail
   42       Phoenix                    AZ            85032                                              Wachovia       Multifamily
   43       Raynham                    MA            02767                                              CWCapital       Industrial
   44       Chicago                    IL            60608                                              CWCapital       Industrial
   45       Santa Clara                CA            95051                                              Wachovia          Retail
   46       Houston                    TX            77057        Brentwood and Woodway Portfolio       Wachovia          Retail
   47       Baltimore                  MD            21230                                              Wachovia          Retail
   48       New York                   NY            10037            Extra Space Portfolio #4          Wachovia       Self Storage
   49       Lakewood                   CA            90713         Lakewood Marketplace Portfolio       Wachovia          Retail
   50       Carpinteria                CA            93013      Orfalea-Carpinteria Office Portfolio      AMCC            Office
   51       Louisville                 CO            80027                                                AMCC          Industrial
   52       Boca Raton                 FL            33433                                              Wachovia          Retail
   53       Vernon                     CA            90058                                              CWCapital       Industrial
   54       Rock Hill                  SC            29732                                              Wachovia       Multifamily
   55       Norfolk                    VA            23510                                              Wachovia       Hospitality
   56       Redmond                    WA            98052                                              Wachovia          Retail
   57       Delray Beach               FL            33444                                              Wachovia        Industrial
   58       Houston                    TX            77079                                              Wachovia          Retail
   59       Various                    PA           Various                                             Wachovia          Retail
 59.01      Bethlehem                  PA            18017                                                                Retail
 59.02      Allentown                  PA            18102                                                                Retail
   60       Azusa                      CA            91702                                              Wachovia       Multifamily
   61       Palm Beach Gardens         FL            33401                                              Wachovia          Retail
   62       Irving                     TX            75038                 CLF Portfolio                Wachovia          Office
   63       Ewing                      NJ            08628                                              Wachovia       Hospitality
   64       Various                  Various        Various                                             CWCapital         Retail
 64.01      Springfield                TN            37172                                                                Retail
 64.02      Marion                     NC            28752                                                                Retail
   65       Bensenville                IL            60106        Brentwood and Woodway Portfolio       Wachovia          Retail
   66       Las Vegas                  NV            89118                                              Wachovia       Multifamily
   67       Sandston                   VA            23150                                              Wachovia       Hospitality
   68       Sharon                     MA            02063                                              CWCapital       Industrial
   69       Ashburn                    VA            20147                                              Wachovia          Retail
   70       Falls Church               VA            22042                                              Wachovia          Office
   71       Baltimore                  MD            21202                                              CWCapital     Parking Garage
   72       Austin                     TX            78741                                                AMCC         Multifamily
   73       Olympia                    WA            98516                                              Wachovia       Multifamily
   74       Pasadena                   MD            21122                                                AMCC            Retail
   75       Anaheim                    CA            92804                                              Wachovia       Multifamily
   76       North Bergen               NJ            07047            Extra Space Portfolio #4          Wachovia       Self Storage
   77       Elkridge                   MD            21227                                              Wachovia          Retail
   78       San Diego                  CA            92119                                              Wachovia          Retail
   79       Centennial                 CO            80112                                                AMCC            Office
   80       Indianapolis               IN            46268                                              Wachovia          Retail
   81       Merrionette Park           IL            60803                                              Wachovia          Retail
   82       Hackensack                 NJ            07601            Extra Space Portfolio #4          Wachovia       Self Storage
   83       Chester                    VA            23836                                              Wachovia       Hospitality
   84       Lakewood                   CA            90713         Lakewood Marketplace Portfolio       Wachovia          Retail
   85       Las Vegas                  NV            89117                                              Wachovia          Office
   86       Kansas City                MO            64137                                              Wachovia        Industrial
   87       Various                  Various        Various               U-Haul Portfolio              CWCapital      Self Storage
   88       San Jacinto                CA            92583                                              CWCapital      Multifamily
   89       Ft. Myers                  FL            33913                                              CWCapital         Office
   90       Orangeburg                 NY            10962                                              Wachovia          Office
   91       Washington                 DC            20009                                              Wachovia       Multifamily
   92       Forsyth                    IL            62535                                              Wachovia          Office
   93       Toms River                 NJ            08753            Extra Space Portfolio #4          Wachovia       Self Storage
   94       Sarasota                   FL            34233                                                AMCC         Hospitality
   95       Various                  Various        Various               U-Haul Portfolio              CWCapital      Self Storage
   96       Various                  Various        Various               U-Haul Portfolio              CWCapital      Self Storage
   97       Downers Grove              IL            60515                                              CWCapital         Retail
   98       Sioux Falls                SD            57106                                                AMCC         Multifamily
   99       Seattle                    WA            98133            Extra Space Portfolio #4          Wachovia       Self Storage
  100       Various                  Various        Various               U-Haul Portfolio              CWCapital      Self Storage
  101       Various                  Various        Various               U-Haul Portfolio              CWCapital      Self Storage
  102       Mechanicsville             VA            23111                                              Wachovia       Hospitality
  103       Denver                     CO            80202                                                AMCC          Mixed Use
  104       Merrionette Park           IL            60803     Ruh-Merrionette Park Office Portfolio      AMCC            Office
  105       Linden                     NJ            07036            Extra Space Portfolio #4          Wachovia       Self Storage
  106       Parlin                     NJ            08859            Extra Space Portfolio #4          Wachovia       Self Storage
  107       Montgomery                 AL            36117                                              CWCapital      Multifamily
  108       Various                  Various        Various               U-Haul Portfolio              CWCapital      Self Storage
  109       Gastonia                   NC            28054                                              Wachovia       Multifamily
  110       Beaufort                   SC            29906                                              Wachovia          Retail
  111       Miami Beach                FL            33139                                              Wachovia         Various
 111.01     Miami Beach                FL            33139                                                              Mixed Use
 111.02     Miami Beach                FL            33139                                                             Multifamily
  112       Springfield                VA            22150                                              CWCapital         Retail
  113       St. Rose                   LA            70087                                              CWCapital       Industrial
  114       Beaverton                  OR            97006            Extra Space Portfolio #4          Wachovia       Self Storage
  115       Merrionette Park           IL            60803     Ruh-Merrionette Park Office Portfolio      AMCC            Office
  116       Tallahassee                FL            32304                                                AMCC         Multifamily
  117       Little River               SC            29566          Summit Healthcare Portfolio         Wachovia        Healthcare
  118       Garrisonville              VA            22554                                              Wachovia          Retail
  119       Gainesville                FL            32608                                                AMCC         Multifamily
  120       Franklin                   IN            46131                                              Wachovia       Multifamily
  121       Lakewood                   CA            90713         Lakewood Marketplace Portfolio       Wachovia          Retail
  122       Plainville                 MA            02762            Extra Space Portfolio #4          Wachovia       Self Storage
  123       Stoneham                   MA            02180            Extra Space Portfolio #4          Wachovia       Self Storage
  124       Elmwood                    LA            70123                                              CWCapital       Industrial
  125       Lakewood                   CA            90713         Lakewood Marketplace Portfolio       Wachovia          Retail
  126       Carpinteria                CA            93013      Orfalea-Carpinteria Office Portfolio      AMCC            Office
  127       Fort Myers                 FL            33913                                              CWCapital       Industrial
  128       Largo                      FL            33771                                              Wachovia        Healthcare
  129       Mooresville                NC            28117          Summit Healthcare Portfolio         Wachovia        Healthcare
  130       Leesburg                   VA            20175                                              CWCapital         Retail
  131       Leesburg                   VA            20175                                              CWCapital         Office
  132       Various                    PA           Various                                               AMCC           Various
 132.01     Ardmore                    PA            19003                                                                Office
 132.02     Lower Gwynedd Township     PA            19002                                                                Retail
  133       St. Paul                   MN            55108                                                AMCC         Multifamily
  134       New Paltz                  NY            12561            Extra Space Portfolio #4          Wachovia       Self Storage
  135       Various                    MA           Various                                             CWCapital         Office
 135.01     Duxbury                    MA            02332                                                                Office
 135.02     Stoughton                  MA            02072                                                                Office
  136       Norfolk                    VA            23517                                              CWCapital         Retail
  137       Fairfax                    VA            22030                                              CWCapital         Office
  138       New Orleans                LA            70130                                              CWCapital       Industrial
  139       Indianapolis               IN            46237                 Cole Portfolio               Wachovia          Office
  140       Brooksville                FL            34601                                              Wachovia       Multifamily
  141       Saint Helena               CA            94574                                              Wachovia          Office
  142       Houston                    TX            77064                                                AMCC            Office
  143       Columbus                   OH            43230                                              Wachovia          Retail
  144       Alexandria                 VA            22309                                              CWCapital         Retail
  145       San Antonio                TX            78217                                              CWCapital         Retail
  146       Sacramento                 CA            95825                                                AMCC         Hospitality
  147       Monroe                     LA            71203                                              Wachovia       Multifamily
  148       Savannah                   GA            31419                                                AMCC         Hospitality
  149       El Cajon                   CA            92021                                              CWCapital      Multifamily
  150       Littleton                  CO            80123                                                AMCC            Retail
  151       Salt Lake City             UT            84124                                              Wachovia          Office
  152       Manhattan                  KS            66502                                              Wachovia          Retail
  153       Sandy                      UT            84070            Extra Space Portfolio #4          Wachovia       Self Storage
  154       Tallahassee                FL            32312                                                AMCC            Office
  155       Springfield                VA            22150                                              CWCapital         Retail
  156       Southington                CT            06489                                              Wachovia          Retail
  157       Lawndale                   CA            90260                                              CWCapital         Retail
  158       Gladstone                  MO            64118                                              Wachovia          Retail
  159       Everett                    MA            02149            Extra Space Portfolio #4          Wachovia       Self Storage
  160       Issaquah                   WA            98027                                                AMCC            Office
  161       Nashville                  TN            37214                                              Wachovia          Retail
  162       Nanuet                     NY            10954                                                AMCC         Hospitality
  163       Shelby Township            MI            48315                                              CWCapital         Retail
  164       Shakopee                   MN            55379                                                AMCC         Multifamily
  165       Kings Mountain             NC            28086          Summit Healthcare Portfolio         Wachovia        Healthcare
  166       Olympia                    WA            98502                                                AMCC            Retail
  167       Forest                     VA            24551                                              Wachovia          Retail
  168       Derby                      KS            67037                                              Wachovia          Retail
  169       Wilson                     NC            27895                                              Wachovia        Healthcare
  170       Garden City                KS            67846                                              Wachovia          Retail
  171       Dodge City                 KS            67801                                              Wachovia          Retail
  172       Escondido                  CA            92025                                                AMCC            Office
  173       Exton                      PA            19341                                                AMCC            Retail
  174       Pittsburg                  KS            66762                                              Wachovia          Retail
  175       New Brunswick              NJ            08901                                              Wachovia        Mixed Use
  176       Houston                    TX            77072                                                AMCC            Office
  177       Great Bend                 KS            67530                                              Wachovia          Retail
  178       Bangor                     ME            04401                 Cole Portfolio               Wachovia          Retail
  179       Cary                       NC            27511                                              Wachovia          Office
  180       Philadelphia               PA            19141                 Cole Portfolio               Wachovia          Retail
  181       Blue Springs               MO            64014                                              Wachovia          Retail
  182       Marion                     IL            62959                                              Wachovia          Retail
  183       Greenville                 MS            38701                                              Wachovia       Multifamily
  184       St. Joseph                 MN            56374                                                AMCC         Multifamily
  185       Independence               MO            64054                 Cole Portfolio               Wachovia          Retail
  186       Various                    CT           Various                                               AMCC           Various
 186.01     Granby                     CT            06035                                                                Retail
 186.02     Bloomfield                 CT            06002                                                                Office
  187       New Britain                CT            06053                                              Wachovia       Multifamily
  188       Oshkosh                    WI            54901                                              Wachovia       Multifamily
  189       Coon Rapids                MN            55448                                                AMCC            Retail
  190       Murfreesboro               TN            37130                 Cole Portfolio               Wachovia          Retail
  191       Denver                     CO            80260            Extra Space Portfolio #4          Wachovia       Self Storage
  192       Alexandria                 VA            22309                                              CWCapital         Retail
  193       Marietta                   GA            30067                                                AMCC            Retail
  194       Duncanville                TX            75137                 Cole Portfolio               Wachovia          Retail
  195       Brockton                   MA            02301                                                AMCC            Retail
  196       Houston                    TX            77039                                              Wachovia          Retail
  197       Plymouth                   MN            55441                                                AMCC            Retail
  198       Federal Way                WA            98003                                              Wachovia          Office
  199       West Valley City           UT            84120            Extra Space Portfolio #4          Wachovia       Self Storage
  200       Salt Lake City             UT            84121                                              Wachovia       Self Storage
  201       Miami Beach                FL            33139                                              Wachovia       Multifamily
  202       Eagan                      MN            55122                                                AMCC            Retail
  203       Salem                      MA            01970                                                AMCC            Retail
  204       Montgomery                 AL            36116                                              CWCapital      Multifamily
  205       Sandy                      UT            84070                                              Wachovia       Self Storage
  206       Salt Lake City             UT            84103                                              Wachovia       Self Storage
  207       Angola                     IN            46703                 Cole Portfolio               Wachovia          Retail
  208       Boardman                   OH            44512                 Cole Portfolio               Wachovia          Retail
  209       Ashtabula                  OH            44004                 Cole Portfolio               Wachovia          Retail




                                                                    % OF
MORTGAGE                                                         AGGREGATE    % OF AGGREGATE   % OF AGGREGATE
  LOAN    SPECIFIC PROPERTY  ORIGINAL LOAN   CUT-OFF DATE LOAN  CUT-OFF DATE   CUT-OFF DATE     CUT-OFF DATE   ORIGINATION FIRST PAY
 NUMBER         TYPE          BALANCE ($)       BALANCE ($)       BALANCE     GROUP 1 BALANCE  GROUP 2 BALANCE    DATE        DATE
------------------------------------------------------------------------------------------------------------------------------------

   1      Merchandise Mart   205,000,000.00    204,416,548.26      5.58%           6.11%                        05/02/05   06/11/05
   2           Various       194,500,000.00    194,500,000.00      5.31%           5.81%                        06/08/05   07/11/05
  2.01        Warehouse      41,006,000.00
  2.02           CBD         28,736,000.00
  2.03        Suburban       27,811,000.00
  2.04           CBD         24,030,200.00
  2.05           CBD         18,000,000.00
  2.06        Suburban       10,759,000.00
  2.07        Suburban       10,240,000.00
  2.08           CBD          7,000,000.00
  2.09        Suburban        6,983,200.00
  2.10        Suburban        6,130,600.00
  2.11        Suburban        6,090,000.00
  2.12        Suburban        3,248,000.00
  2.13        Suburban        2,720,200.00
  2.14        Suburban        1,745,800.00
   3          Suburban       182,500,000.00    182,500,000.00      4.98%           5.46%                        06/13/05   08/11/05
   4             CBD         160,000,000.00    160,000,000.00      4.37%           4.78%                        07/01/05   08/11/05
   5          Anchored       141,200,000.00    141,200,000.00      3.85%           4.22%                        06/30/05   08/11/05
  5.01        Anchored
  5.02        Anchored
   6     Multifamily/Office  140,000,000.00    140,000,000.00      3.82%           4.19%                        07/21/05   09/11/05
   7             CBD         115,000,000.00    115,000,000.00      3.14%           3.44%                        06/24/05   08/11/05
   8          Suburban       100,000,000.00    100,000,000.00      2.73%           2.99%                        07/14/05   09/10/05
  8.01        Suburban
  8.02        Suburban
   9          Suburban       86,500,000.00     86,500,000.00       2.36%           2.59%                        06/13/05   08/11/05
   10         Anchored       85,000,000.00     85,000,000.00       2.32%           2.54%                        06/14/05   08/11/05
   11         Suburban       84,500,000.00     84,500,000.00       2.31%           2.53%                        06/13/05   08/11/05
   12       Full Service     82,600,000.00     82,600,000.00       2.25%           2.47%                        06/23/05   08/11/05
   13         Suburban       67,100,000.00     67,100,000.00       1.83%           2.01%                        06/13/05   08/11/05
   14         Anchored       60,000,000.00     60,000,000.00       1.64%           1.79%                        07/01/05   08/06/05
   15            CBD         60,000,000.00     59,813,869.53       1.63%           1.79%                        04/22/05   06/11/05
   16       Full Service     57,400,000.00     57,400,000.00       1.57%           1.72%                        06/23/05   08/11/05
   17         Suburban       48,000,000.00     48,000,000.00       1.31%           1.43%                        06/13/05   08/11/05
   18         Anchored       43,760,000.00     43,760,000.00       1.19%           1.31%                        07/26/05   09/11/05
   19         Suburban       41,700,000.00     41,700,000.00       1.14%           1.25%                        05/27/05   07/11/05
   20      Limited Service   38,913,000.00     38,913,000.00       1.06%           1.16%                        06/16/05   08/11/05
   21         Suburban       37,400,000.00     37,400,000.00       1.02%           1.12%                        06/13/05   08/11/05
   22         Anchored       34,160,000.00     34,160,000.00       0.93%           1.02%                        07/01/05   08/11/05
   23         Suburban       33,700,000.00     33,700,000.00       0.92%           1.01%                        07/27/05   09/11/05
   24           Flex         33,000,000.00     32,966,495.79       0.90%           0.99%                        06/27/05   08/01/05
   25         Anchored       29,134,000.00     29,134,000.00       0.80%           0.87%                        06/17/05   08/11/05
   26       Conventional     28,500,000.00     28,500,000.00       0.78%                            8.94%       05/12/05   07/11/05
   27         Anchored       27,200,000.00     27,200,000.00       0.74%           0.81%                        06/15/05   08/11/05
   28       Conventional     25,200,000.00     25,200,000.00       0.69%                            7.90%       06/21/05   08/11/05
   29         Suburban       24,000,000.00     24,000,000.00       0.66%           0.72%                        07/27/05   09/11/05
   30       Conventional     24,000,000.00     24,000,000.00       0.66%                            7.53%       06/29/05   08/11/05
   31       Conventional     23,850,000.00     23,850,000.00       0.65%                            7.48%       07/19/05   09/11/05
   32       Full Service     22,961,597.51     22,961,597.51       0.63%           0.69%                        07/29/05   09/11/05
   33         Anchored       22,400,000.00     22,400,000.00       0.61%           0.67%                        06/09/05   07/11/05
   34         Anchored       22,279,000.00     22,279,000.00       0.61%           0.67%                        06/15/05   08/11/05
   35         Warehouse      21,731,250.00     21,731,250.00       0.59%           0.65%                        07/14/05   09/01/05
   36         Warehouse      21,443,250.00     21,443,250.00       0.59%           0.64%                        07/14/05   09/01/05
   37       Conventional     21,300,000.00     21,300,000.00       0.58%                            6.68%       06/30/05   08/11/05
   38         Suburban       20,925,000.00     20,925,000.00       0.57%           0.63%                        06/29/05   08/11/05
   39       Conventional     20,050,000.00     20,050,000.00       0.55%                            6.29%       07/07/05   08/11/05
   40           Flex         20,000,000.00     20,000,000.00       0.55%           0.60%                        08/08/05   09/11/05
   41         Anchored       18,765,000.00     18,765,000.00       0.51%           0.56%                        06/15/05   08/11/05
   42       Conventional     18,000,000.00     18,000,000.00       0.49%                            5.64%       07/22/05   09/11/05
   43         Warehouse      17,688,000.00     17,688,000.00       0.48%           0.53%                        07/14/05   09/01/05
   44         Warehouse      17,327,250.00     17,327,250.00       0.47%           0.52%                        07/14/05   09/01/05
   45         Anchored       17,085,000.00     17,085,000.00       0.47%           0.51%                        06/15/05   08/11/05
   46         Anchored       16,800,000.00     16,800,000.00       0.46%           0.50%                        06/15/05   08/11/05
   47         Anchored       16,588,000.00     16,588,000.00       0.45%           0.50%                        06/15/05   08/11/05
   48       Self Storage     16,400,000.00     16,400,000.00       0.45%           0.49%                        07/14/05   09/11/05
   49         Anchored       16,300,000.00     16,300,000.00       0.44%           0.49%                        06/02/05   07/11/05
   50         Suburban       16,200,000.00     16,200,000.00       0.44%           0.48%                        06/16/05   08/11/05
   51     Warehouse/Office   16,000,000.00     16,000,000.00       0.44%           0.48%                        06/20/05   08/11/05
   52         Anchored       16,000,000.00     16,000,000.00       0.44%           0.48%                        06/07/05   07/11/05
   53         Warehouse      15,883,500.00     15,883,500.00       0.43%           0.47%                        07/14/05   09/01/05
   54       Conventional     15,500,000.00     15,500,000.00       0.42%                            4.86%       06/30/05   08/11/05
   55      Limited Service   15,400,000.00     15,354,727.17       0.42%           0.46%                        06/10/05   07/11/05
   56         Anchored       15,045,000.00     15,045,000.00       0.41%           0.45%                        06/15/05   08/11/05
   57         Warehouse      14,950,000.00     14,950,000.00       0.41%           0.45%                        07/28/05   09/11/05
   58         Anchored       14,267,000.00     14,267,000.00       0.39%           0.43%                        06/15/05   08/11/05
   59         Anchored       13,778,000.00     13,778,000.00       0.38%           0.41%                        06/15/05   08/11/05
 59.01        Anchored
 59.02        Anchored
   60       Conventional     13,700,000.00     13,700,000.00       0.37%                            4.30%       06/29/05   08/11/05
   61         Anchored       13,650,000.00     13,620,977.34       0.37%           0.41%                        06/09/05   07/11/05
   62         Suburban       13,575,000.00     13,575,000.00       0.37%           0.41%                        06/29/05   08/11/05
   63       Full Service     13,500,000.00     13,500,000.00       0.37%           0.40%                        07/18/05   09/11/05
   64         Anchored       13,200,000.00     13,200,000.00       0.36%           0.39%                        03/29/05   05/01/05
 64.01        Anchored        6,799,980.00
 64.02        Anchored        6,400,020.00
   65         Anchored       13,011,000.00     13,011,000.00       0.36%           0.39%                        06/15/05   08/11/05
   66       Conventional     12,650,000.00     12,650,000.00       0.35%                            3.97%       07/07/05   08/11/05
   67       Extended Stay    12,300,000.00     12,265,522.96       0.33%           0.37%                        06/01/05   07/11/05
   68         Warehouse      12,201,750.00     12,201,750.00       0.33%           0.36%                        07/14/05   09/01/05
   69         Anchored       12,093,000.00     12,093,000.00       0.33%           0.36%                        06/15/05   08/11/05
   70         Suburban       12,000,000.00     12,000,000.00       0.33%           0.36%                        06/13/05   08/11/05
   71      Parking Garage    12,000,000.00     12,000,000.00       0.33%           0.36%                        07/15/05   09/01/05
   72      Student Housing   12,000,000.00     12,000,000.00       0.33%                            3.76%       04/18/05   06/11/05
   73       Conventional     11,836,000.00     11,836,000.00       0.32%                            3.71%       05/20/05   07/11/05
   74         Anchored       11,500,000.00     11,500,000.00       0.31%           0.34%                        06/08/05   07/11/05
   75       Conventional     11,500,000.00     11,500,000.00       0.31%                            3.61%       06/29/05   08/11/05
   76       Self Storage     11,000,000.00     11,000,000.00       0.30%           0.33%                        07/14/05   09/11/05
   77         Anchored       10,320,000.00     10,320,000.00       0.28%           0.31%                        06/15/05   08/11/05
   78         Anchored       10,200,000.00     10,200,000.00       0.28%           0.30%                        06/17/05   08/11/05
   79           Flex          9,750,000.00      9,750,000.00       0.27%           0.29%                        06/01/05   07/11/05
   80         Anchored        9,680,000.00      9,680,000.00       0.26%           0.29%                        06/15/05   08/11/05
   81         Anchored        9,586,000.00      9,586,000.00       0.26%           0.29%                        06/15/05   08/11/05
   82       Self Storage      9,500,000.00      9,500,000.00       0.26%           0.28%                        07/14/05   09/11/05
   83      Limited Service    9,500,000.00      9,487,394.74       0.26%           0.28%                        06/13/05   08/11/05
   84         Anchored        9,400,000.00      9,400,000.00       0.26%           0.28%                        06/02/05   07/11/05
   85         Suburban        9,375,000.00      9,355,024.47       0.26%           0.28%                        06/07/05   07/11/05
   86         Warehouse       9,000,000.00      8,980,447.36       0.25%           0.27%                        07/08/05   08/11/05
   87       Self Storage      8,829,821.41      8,817,464.15       0.24%           0.26%                        06/08/05   08/01/05
   88       Conventional      8,750,000.00      8,750,000.00       0.24%                            2.74%       07/20/05   09/01/05
   89           Flex          8,600,000.00      8,600,000.00       0.23%           0.26%                        07/15/05   09/01/05
   90         Suburban        8,500,000.00      8,491,094.35       0.23%           0.25%                        06/20/05   08/11/05
   91       Conventional      8,450,000.00      8,441,375.54       0.23%           0.25%                        07/11/05   08/11/05
   92          Medical        8,400,000.00      8,382,665.91       0.23%           0.25%                        06/08/05   07/11/05
   93       Self Storage      8,300,000.00      8,300,000.00       0.23%           0.25%                        07/14/05   09/11/05
   94      Limited Service    8,000,000.00      7,989,282.60       0.22%           0.24%                        06/13/05   08/11/05
   95       Self Storage      7,610,448.19      7,599,797.44       0.21%           0.23%                        06/08/05   08/01/05
   96       Self Storage      7,529,684.44      7,519,146.71       0.21%           0.22%                        06/08/05   08/01/05
   97      Shadow Anchored    7,500,000.00      7,500,000.00       0.20%           0.22%                        06/22/05   08/01/05
   98       Conventional      7,500,000.00      7,492,599.31       0.20%                            2.35%       06/22/05   08/11/05
   99       Self Storage      7,400,000.00      7,400,000.00       0.20%           0.22%                        07/14/05   09/11/05
  100       Self Storage      7,208,076.20      7,197,988.56       0.20%           0.22%                        06/08/05   08/01/05
  101       Self Storage      7,167,695.26      7,157,664.13       0.20%           0.21%                        06/08/05   08/01/05
  102      Limited Service    6,900,000.00      6,880,725.47       0.19%           0.21%                        06/01/05   07/11/05
  103       Office/Retail     6,850,000.00      6,830,548.90       0.19%           0.20%                        05/03/05   06/11/05
  104          Medical        6,800,000.00      6,800,000.00       0.19%           0.20%                        07/12/05   09/11/05
  105       Self Storage      6,700,000.00      6,700,000.00       0.18%           0.20%                        07/14/05   09/11/05
  106       Self Storage      6,700,000.00      6,700,000.00       0.18%           0.20%                        07/14/05   09/11/05
  107       Conventional      6,700,000.00      6,685,799.79       0.18%                            2.10%       05/12/05   07/01/05
  108       Self Storage      6,654,274.50      6,644,961.91       0.18%           0.20%                        06/08/05   08/01/05
  109       Conventional      6,560,000.00      6,560,000.00       0.18%                            2.06%       05/26/05   07/11/05
  110         Anchored        6,520,000.00      6,494,663.10       0.18%           0.19%                        03/15/05   05/11/05
  111          Various        6,500,000.00      6,492,929.15       0.18%           0.19%                        06/24/05   08/11/05
 111.01     Office/Retail     4,500,000.00
 111.02     Conventional      2,000,000.00
  112        Unanchored       6,500,000.00      6,471,529.55       0.18%           0.19%                        03/16/05   05/01/05
  113         Warehouse       6,450,000.00      6,440,177.56       0.18%           0.19%                        06/30/05   08/01/05
  114       Self Storage      6,200,000.00      6,200,000.00       0.17%           0.19%                        07/14/05   09/11/05
  115          Medical        6,000,000.00      6,000,000.00       0.16%           0.18%                        07/12/05   09/11/05
  116      Student Housing    5,800,000.00      5,778,882.16       0.16%                            1.81%       06/23/05   08/11/05
  117      Assisted Living    5,600,000.00      5,600,000.00       0.15%           0.17%                        06/30/05   08/11/05
  118      Shadow Anchored    5,600,000.00      5,594,765.22       0.15%           0.17%                        06/13/05   08/11/05
  119       Conventional      5,600,000.00      5,588,665.68       0.15%                            1.75%       05/13/05   07/11/05
  120       Conventional      5,500,000.00      5,494,372.99       0.15%                            1.72%       06/24/05   08/11/05
  121        Unanchored       5,460,000.00      5,460,000.00       0.15%           0.16%                        06/02/05   07/11/05
  122       Self Storage      5,400,000.00      5,400,000.00       0.15%           0.16%                        07/14/05   09/11/05
  123       Self Storage      5,400,000.00      5,400,000.00       0.15%           0.16%                        07/14/05   09/11/05
  124         Warehouse       5,400,000.00      5,391,686.65       0.15%           0.16%                        06/30/05   08/01/05
  125        Unanchored       5,340,000.00      5,340,000.00       0.15%           0.16%                        06/02/05   07/11/05
  126         Suburban        5,300,000.00      5,300,000.00       0.14%           0.16%                        06/16/05   08/11/05
  127      Flex Industrial    5,275,000.00      5,275,000.00       0.14%           0.16%                        04/19/05   06/01/05
  128      Assisted Living    5,200,000.00      5,194,470.96       0.14%           0.16%                        06/30/05   08/11/05
  129      Assisted Living    5,150,000.00      5,150,000.00       0.14%           0.15%                        06/30/05   08/11/05
  130        Unanchored       5,100,000.00      5,077,661.64       0.14%           0.15%                        03/16/05   05/01/05
  131         Suburban        5,075,000.00      5,075,000.00       0.14%           0.15%                        05/27/05   07/01/05
  132          Various        5,000,000.00      5,000,000.00       0.14%           0.15%                        08/01/05   09/11/05
 132.01       Suburban
 132.02      Unanchored
  133       Conventional      5,000,000.00      5,000,000.00       0.14%                            1.57%       06/13/05   08/11/05
  134       Self Storage      5,000,000.00      5,000,000.00       0.14%           0.15%                        07/14/05   09/11/05
  135          Various        5,000,000.00      4,990,060.40       0.14%           0.15%                        05/26/05   07/01/05
 135.01        Medical        3,325,000.00
 135.02       Suburban        1,675,000.00
  136        Unanchored       4,800,000.00      4,800,000.00       0.13%           0.14%                        04/26/05   06/01/05
  137           Flex          4,800,000.00      4,787,005.76       0.13%           0.14%                        04/26/05   06/01/05
  138         Warehouse       4,640,000.00      4,632,830.81       0.13%           0.14%                        06/30/05   08/01/05
  139         Suburban        4,615,000.00      4,615,000.00       0.13%           0.14%                        07/11/05   08/11/05
  140       Conventional      4,500,000.00      4,500,000.00       0.12%                            1.41%       06/30/05   08/11/05
  141         Suburban        4,500,000.00      4,500,000.00       0.12%           0.13%                        08/02/05   09/11/05
  142         Suburban        4,400,000.00      4,395,647.71       0.12%           0.13%                        06/30/05   08/11/05
  143         Anchored        4,365,000.00      4,360,970.30       0.12%           0.13%                        06/20/05   08/11/05
  144        Unanchored       4,350,000.00      4,330,946.73       0.12%           0.13%                        03/16/05   05/01/05
  145        Unanchored       4,300,000.00      4,300,000.00       0.12%           0.13%                        05/16/05   07/07/05
  146      Limited Service    4,500,000.00      4,213,264.82       0.11%           0.13%                        07/01/02   09/01/02
  147       Conventional      4,200,000.00      4,195,764.42       0.11%                            1.32%       07/01/05   08/11/05
  148      Limited Service    4,200,000.00      4,194,155.26       0.11%           0.13%                        06/13/05   08/11/05
  149       Conventional      4,150,000.00      4,150,000.00       0.11%                            1.30%       05/20/05   07/01/05
  150        Unanchored       4,150,000.00      4,150,000.00       0.11%           0.12%                        05/25/05   07/11/05
  151         Suburban        4,025,000.00      4,025,000.00       0.11%           0.12%                        06/14/05   08/11/05
  152         Anchored        4,000,000.00      4,000,000.00       0.11%           0.12%                        06/01/05   07/11/05
  153       Self Storage      4,000,000.00      4,000,000.00       0.11%           0.12%                        07/14/05   09/11/05
  154         Suburban        4,000,000.00      3,996,110.29       0.11%           0.12%                        06/30/05   08/11/05
  155         Anchored        4,000,000.00      3,982,479.73       0.11%           0.12%                        03/16/05   05/01/05
  156         Anchored        3,981,000.00      3,981,000.00       0.11%           0.12%                        04/08/05   05/11/05
  157         Anchored        3,900,000.00      3,794,357.23       0.10%           0.11%                        12/31/03   02/01/04
  158         Anchored        3,794,000.00      3,794,000.00       0.10%           0.11%                        04/23/05   06/11/05
  159       Self Storage      3,750,000.00      3,750,000.00       0.10%           0.11%                        07/14/05   09/11/05
  160         Suburban        3,720,000.00      3,712,648.24       0.10%           0.11%                        05/12/05   07/11/05
  161         Anchored        3,692,000.00      3,692,000.00       0.10%           0.11%                        04/23/05   06/11/05
  162      Limited Service    3,600,000.00      3,600,000.00       0.10%           0.11%                        07/13/05   09/11/05
  163         Anchored        3,575,000.00      3,567,739.23       0.10%           0.11%                        05/16/05   07/01/05
  164       Conventional      3,575,000.00      3,567,622.70       0.10%                            1.12%       05/13/05   07/11/05
  165      Assisted Living    3,550,000.00      3,550,000.00       0.10%           0.11%                        06/30/05   08/11/05
  166        Unanchored       3,500,000.00      3,493,007.46       0.10%           0.10%                        05/26/05   07/11/05
  167         Anchored        3,340,000.00      3,330,006.41       0.09%           0.10%                        05/09/05   06/11/05
  168         Anchored        3,322,000.00      3,322,000.00       0.09%           0.10%                        04/23/05   06/11/05
  169      Assisted Living    3,300,000.00      3,296,514.71       0.09%           0.10%                        06/28/05   08/11/05
  170         Anchored        3,211,000.00      3,211,000.00       0.09%           0.10%                        04/23/05   06/11/05
  171         Anchored        3,210,000.00      3,210,000.00       0.09%           0.10%                        06/01/05   07/11/05
  172         Suburban        3,200,000.00      3,200,000.00       0.09%           0.10%                        05/12/05   07/11/05
  173        Unanchored       2,900,000.00      2,897,152.29       0.08%           0.09%                        07/05/05   08/11/05
  174         Anchored        2,834,000.00      2,834,000.00       0.08%           0.08%                        04/23/05   06/11/05
  175    Multifamily/Retail   2,800,000.00      2,800,000.00       0.08%           0.08%                        05/26/05   07/11/05
  176           Flex          2,800,000.00      2,800,000.00       0.08%           0.08%                        07/13/05   09/11/05
  177         Anchored        2,773,000.00      2,773,000.00       0.08%           0.08%                        04/23/05   06/11/05
  178        Unanchored       2,763,000.00      2,763,000.00       0.08%           0.08%                        07/11/05   08/11/05
  179         Suburban        2,700,000.00      2,700,000.00       0.07%           0.08%                        07/18/05   09/11/05
  180        Unanchored       2,691,000.00      2,691,000.00       0.07%           0.08%                        07/11/05   08/11/05
  181         Anchored        2,680,000.00      2,680,000.00       0.07%           0.08%                        04/23/05   06/11/05
  182         Anchored        2,665,000.00      2,665,000.00       0.07%           0.08%                        02/23/05   04/11/05
  183       Conventional      2,640,000.00      2,634,218.17       0.07%                            0.83%       06/03/05   07/11/05
  184       Conventional      2,600,000.00      2,597,465.49       0.07%                            0.81%       06/13/05   08/11/05
  185         Anchored        2,521,000.00      2,521,000.00       0.07%           0.08%                        07/11/05   08/11/05
  186          Various        2,500,000.00      2,493,458.02       0.07%           0.07%                        05/09/05   07/11/05
 186.01    Shadow Anchored
 186.02       Suburban
  187       Conventional      2,475,000.00      2,475,000.00       0.07%                            0.78%       06/30/05   08/11/05
  188       Conventional      2,400,000.00      2,400,000.00       0.07%                            0.75%       12/28/04   02/11/05
  189        Unanchored       2,360,000.00      2,357,810.36       0.06%           0.07%                        06/12/05   08/11/05
  190        Unanchored       2,303,000.00      2,303,000.00       0.06%           0.07%                        07/11/05   08/11/05
  191       Self Storage      2,250,000.00      2,250,000.00       0.06%           0.07%                        07/14/05   09/11/05
  192        Unanchored       2,200,000.00      2,190,363.85       0.06%           0.07%                        03/16/05   05/01/05
  193        Unanchored       2,150,000.00      2,147,985.21       0.06%           0.06%                        06/16/05   08/11/05
  194         Anchored        2,137,000.00      2,137,000.00       0.06%           0.06%                        07/11/05   08/11/05
  195         Anchored        2,100,000.00      2,090,549.69       0.06%           0.06%                        06/01/05   07/11/05
  196         Anchored        2,055,000.00      2,055,000.00       0.06%           0.06%                        04/23/05   06/11/05
  197        Unanchored       2,050,000.00      2,046,148.10       0.06%           0.06%                        05/16/05   07/11/05
  198         Suburban        2,042,000.00      2,040,157.09       0.06%           0.06%                        06/21/05   08/11/05
  199       Self Storage      2,000,000.00      2,000,000.00       0.05%           0.06%                        07/14/05   09/11/05
  200       Self Storage      1,700,000.00      1,692,144.95       0.05%           0.05%                        05/27/05   07/11/05
  201       Conventional      1,500,000.00      1,498,368.27       0.04%                            0.47%       06/24/05   08/11/05
  202         Anchored        1,500,000.00      1,495,788.26       0.04%           0.04%                        05/27/05   07/11/05
  203        Unanchored       1,500,000.00      1,494,729.82       0.04%           0.04%                        06/09/05   08/11/05
  204       Conventional      1,430,000.00      1,428,522.95       0.04%                            0.45%       06/24/05   08/01/05
  205       Self Storage      1,300,000.00      1,293,993.21       0.04%           0.04%                        05/27/05   07/11/05
  206       Self Storage      1,000,000.00       995,379.39        0.03%           0.03%                        05/27/05   07/11/05
  207         Anchored         709,000.00        709,000.00        0.02%           0.02%                        07/11/05   08/11/05
  208         Anchored         595,000.00        595,000.00        0.02%           0.02%                        07/11/05   08/11/05
  209         Anchored         493,000.00        493,000.00        0.01%           0.01%                        07/11/05   08/11/05




                                                                                        ORIGINAL
                                                                          INTEREST      TERM TO        REMAINING
MORTGAGE    MATURITY                          LOAN            INTEREST     ACCURAL      MATURITY        TERM TO         REMAINING
  LOAN      DATE OR       MORTGAGE       ADMINISTRATIVE       ACCRUAL      METHOD        OR ARD       MATURITY OR       IO PERIOD
 NUMBER       ARD           RATE            COST RATE          METHOD     DURING IO      (MOS.)        ARD (MOS.)         (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   1        05/11/15       5.7200%          0.03045%         Actual/360                    120             117
   2        06/11/15       5.4600%          0.02045%         Actual/360   Actual/360       120             118               58
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
   3        07/11/10       4.9700%          0.02045%         Actual/360   Actual/360        60              59               59
   4        07/11/15       5.0000%          0.02045%         Actual/360   Actual/360       120             119              119
   5        07/11/15       5.7800%          0.02045%         Actual/360   Actual/360       120             119               11
  5.01
  5.02
   6        08/11/15       5.1300%          0.02045%         Actual/360   Actual/360       120             120              120
   7        07/11/12       5.1800%          0.02045%         Actual/360   Actual/360        84              83               35
   8        08/10/15       4.8400%          0.02045%         Actual/360   Actual/360       120             120               36
  8.01
  8.02
   9        07/11/10       4.9700%          0.02045%         Actual/360   Actual/360        60              59               59
   10       07/11/15       4.8100%          0.02045%         Actual/360   Actual/360       120             119              119
   11       07/11/10       4.9700%          0.02045%         Actual/360   Actual/360        60              59               59
   12       07/11/15       5.3000%          0.02045%         Actual/360   Actual/360       120             119              119
   13       07/11/10       4.9700%          0.02045%         Actual/360   Actual/360        60              59               59
   14       07/06/15       4.7800%          0.02045%         Actual/360   Actual/360       120             119              119
   15       12/11/11       5.3385%          0.02045%         Actual/360                     79              76
   16       07/11/15       5.4000%          0.02045%         Actual/360   Actual/360       120             119               47
   17       07/11/10       4.9700%          0.02045%         Actual/360   Actual/360        60              59               59
   18       06/11/15       5.0900%          0.02045%         Actual/360   Actual/360       118             118               34
   19       06/11/15       5.3300%          0.02045%         Actual/360   Actual/360       120             118               22
   20       07/11/15       5.3500%          0.02045%         Actual/360   Actual/360       120             119               59
   21       07/11/10       4.9700%          0.02045%         Actual/360   Actual/360        60              59               59
   22       07/11/15       5.1200%          0.02045%         Actual/360   Actual/360       120             119               23
   23       07/11/15       5.3400%          0.02045%           30/360       30/360         119             119              119
   24       07/01/15       5.1920%          0.04045%         Actual/360                    120             119
   25       07/11/10       5.0600%          0.02045%         Actual/360   Actual/360        60              59               59
   26       06/11/10       5.1800%          0.02045%         Actual/360   Actual/360        60              58               58
   27       07/11/11       5.0600%          0.02045%         Actual/360   Actual/360        72              71               71
   28       07/11/15       5.2300%          0.02045%         Actual/360   Actual/360       120             119              119
   29       07/11/15       5.3400%          0.02045%           30/360       30/360         119             119              119
   30       07/11/15       4.9000%          0.02045%         Actual/360   Actual/360       120             119               47
   31       08/11/15       5.2800%          0.02045%         Actual/360                    120             120
   32       06/11/15       5.8935%          0.02045%         Actual/360                    118             118
   33       06/11/15       5.1200%          0.02045%         Actual/360   Actual/360       120             118               10
   34       07/11/12       5.1600%          0.02045%         Actual/360   Actual/360        84              83               83
   35       08/01/15       5.2600%          0.04045%         Actual/360   Actual/360       120             120               24
   36       08/01/15       5.2600%          0.04045%         Actual/360   Actual/360       120             120               24
   37       07/11/15       5.2900%          0.04045%         Actual/360   Actual/360       120             119               35
   38       05/11/13       5.2400%          0.02045%         Actual/360   Actual/360        94              93               23
   39       07/11/15       5.1100%          0.02045%         Actual/360   Actual/360       120             119               23
   40       08/11/15       5.8200%          0.02045%         Actual/360                    120             120
   41       07/11/12       5.1600%          0.02045%         Actual/360   Actual/360        84              83               83
   42       08/11/15       5.0300%          0.02045%         Actual/360   Actual/360       120             120               48
   43       08/01/15       5.2600%          0.04045%         Actual/360   Actual/360       120             120               24
   44       08/01/15       5.2600%          0.04045%         Actual/360   Actual/360       120             120               24
   45       07/11/12       5.1600%          0.02045%         Actual/360   Actual/360        84              83               83
   46       07/11/11       5.0600%          0.02045%         Actual/360   Actual/360        72              71               71
   47       07/11/12       5.1600%          0.02045%         Actual/360   Actual/360        84              83               83
   48       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
   49       06/11/15       5.3300%          0.04045%         Actual/360   Actual/360       120             118               58
   50       07/11/15       5.2500%          0.02045%         Actual/360   Actual/360       120             119               35
   51       07/11/15       5.2900%          0.02045%         Actual/360   Actual/360       120             119               35
   52       06/11/15       5.3400%          0.02045%         Actual/360   Actual/360       120             118               22
   53       08/01/15       5.2600%          0.04045%         Actual/360   Actual/360       120             120               24
   54       07/11/15       4.7600%          0.02045%         Actual/360   Actual/360       120             119               59
   55       06/11/10       5.5600%          0.02045%         Actual/360                     60              58
   56       07/11/10       5.0600%          0.02045%         Actual/360   Actual/360        60              59               59
   57       08/11/15       5.3900%          0.02045%         Actual/360                    120             120
   58       07/11/10       5.0600%          0.02045%         Actual/360   Actual/360        60              59               59
   59       07/11/12       5.1600%          0.02045%         Actual/360   Actual/360        84              83               83
 59.01
 59.02
   60       07/11/15       5.2900%          0.04045%         Actual/360   Actual/360       120             119               35
   61       06/11/15       5.3100%          0.02045%         Actual/360                    120             118
   62       05/11/13       5.2400%          0.02045%         Actual/360   Actual/360        94              93               29
   63       08/11/12       5.5400%          0.02045%         Actual/360   Actual/360        84              84               42
   64       04/01/15       5.6410%          0.04045%         Actual/360   Actual/360       120             116               20
 64.01
 64.02
   65       07/11/11       5.0600%          0.02045%         Actual/360   Actual/360        72              71               71
   66       07/11/15       5.1100%          0.02045%         Actual/360   Actual/360       120             119               23
   67       06/11/15       5.8400%          0.02045%         Actual/360                    120             118
   68       08/01/15       5.2600%          0.04045%         Actual/360   Actual/360       120             120               24
   69       07/11/12       5.1600%          0.02045%         Actual/360   Actual/360        84              83               83
   70       07/11/10       4.9700%          0.02045%         Actual/360   Actual/360        60              59               59
   71       08/01/15       5.1700%          0.04045%         Actual/360                    120             120
   72       05/11/15       5.5300%          0.02045%         Actual/360   Actual/360       120             117               21
   73       02/11/15       5.3000%          0.02045%         Actual/360   Actual/360       116             114               18
   74       06/11/10       4.9500%          0.02045%         Actual/360   Actual/360        60              58               22
   75       07/11/15       5.2900%          0.04045%         Actual/360   Actual/360       120             119               35
   76       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
   77       07/11/12       5.1600%          0.02045%         Actual/360   Actual/360        84              83               83
   78       07/11/11       5.0600%          0.02045%         Actual/360   Actual/360        72              71               71
   79       06/11/15       5.3300%          0.11045%         Actual/360   Actual/360       120             118               58
   80       07/11/12       5.1600%          0.02045%         Actual/360   Actual/360        84              83               83
   81       07/11/12       5.1600%          0.02045%         Actual/360   Actual/360        84              83               83
   82       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
   83       07/11/15       5.8000%          0.02045%         Actual/360                    120             119
   84       06/11/15       5.3300%          0.04045%         Actual/360   Actual/360       120             118               58
   85       06/11/15       5.3000%          0.02045%         Actual/360                    120             118
   86       07/11/12       5.4000%          0.02045%         Actual/360                     84              83
   87       07/01/15       5.5200%          0.03045%         Actual/360                    120             119
   88       08/01/15       5.2150%          0.06045%         Actual/360                    120             120
   89       08/01/15       5.2300%          0.06045%         Actual/360                    120             120
   90       07/11/12       5.0600%          0.02045%         Actual/360                     84              83
   91       07/11/15       5.1700%          0.02045%         Actual/360                    120             119
   92       06/11/15       5.4500%          0.02045%         Actual/360                    120             118
   93       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
   94       07/11/15       5.7500%          0.02045%         Actual/360                    120             119
   95       07/01/15       5.5200%          0.03045%         Actual/360                    120             119
   96       07/01/15       5.5200%          0.03045%         Actual/360                    120             119
   97       07/01/15       5.4790%          0.06045%         Actual/360   Actual/360       120             119               35
   98       07/11/15       5.3100%          0.02045%         Actual/360                    120             119
   99       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  100       07/01/15       5.5200%          0.03045%         Actual/360                    120             119
  101       07/01/15       5.5200%          0.03045%         Actual/360                    120             119
  102       06/11/15       5.8600%          0.02045%         Actual/360                    120             118
  103       05/11/15       5.7300%          0.11045%         Actual/360                    120             117
  104       08/11/15       5.2400%          0.02045%         Actual/360   Actual/360       120             120               36
  105       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  106       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  107       06/01/15       5.3250%          0.06045%         Actual/360                    120             118
  108       07/01/15       5.5200%          0.03045%         Actual/360                    120             119
  109       06/11/15       5.6500%          0.02045%         Actual/360   Actual/360       120             118               22
  110       04/11/15       5.7500%          0.02045%         Actual/360                    120             116
  111       07/11/15       4.9000%          0.02045%         Actual/360                    120             119
 111.01
 111.02
  112       04/01/15       5.1910%          0.06045%         Actual/360                    120             116
  113       07/01/15       5.0630%          0.06045%         Actual/360                    120             119
  114       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  115       08/11/15       5.2400%          0.02045%         Actual/360   Actual/360       120             120               36
  116       07/11/20       5.0000%          0.02045%         Actual/360                    180             179
  117       07/11/15       5.6600%          0.02045%         Actual/360   Actual/360       120             119               23
  118       07/11/15       5.5300%          0.02045%         Actual/360                    120             119
  119       06/11/15       5.5400%          0.02045%         Actual/360                    120             118
  120       07/11/15       5.1600%          0.02045%         Actual/360                    120             119
  121       06/11/15       5.3300%          0.04045%         Actual/360   Actual/360       120             118               58
  122       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  123       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  124       07/01/15       5.0030%          0.06045%         Actual/360                    120             119
  125       06/11/15       5.3300%          0.04045%         Actual/360   Actual/360       120             118               58
  126       07/11/15       5.2500%          0.02045%         Actual/360   Actual/360       120             119               35
  127       05/01/15       5.6520%          0.06045%         Actual/360   Actual/360       120             117               21
  128       07/11/15       5.8500%          0.02045%         Actual/360                    120             119
  129       07/11/15       5.6600%          0.02045%         Actual/360   Actual/360       120             119               23
  130       04/01/15       5.1910%          0.06045%         Actual/360                    120             116
  131       06/01/10       5.4390%          0.06045%         Actual/360   Actual/360        60              58               58
  132       08/11/15       5.4300%          0.02045%         Actual/360   Actual/360       120             120               24
 132.01
 132.02
  133       07/11/12       5.7600%          0.07045%         Actual/360   Actual/360        84              83               23
  134       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  135       06/01/15       5.6230%          0.06045%         Actual/360                    120             118
 135.01
 135.02
  136       05/01/15       5.8660%          0.06045%         Actual/360   Actual/360       120             117               9
  137       05/01/15       5.9360%          0.06045%         Actual/360                    120             117
  138       07/01/15       4.9830%          0.06045%         Actual/360                    120             119
  139       07/11/10       5.4000%          0.02045%         Actual/360   Actual/360        60              59               59
  140       07/11/15       5.0000%          0.02045%         Actual/360   Actual/360       120             119               35
  141       08/11/15       5.3100%          0.02045%         Actual/360   Actual/360       120             120               24
  142       07/11/15       5.3000%          0.02045%         Actual/360                    120             119
  143       07/11/15       5.5800%          0.02045%         Actual/360                    120             119
  144       04/01/15       5.1910%          0.06045%         Actual/360                    120             116
  145       06/07/15       5.4350%          0.06045%         Actual/360   Actual/360       120             118               22
  146       08/01/12       8.1500%          0.02045%         Actual/360                    120              84
  147       07/11/15       5.2200%          0.02045%         Actual/360                    120             119
  148       07/11/15       5.5500%          0.08045%         Actual/360                    120             119
  149       06/01/15       5.5000%          0.06045%         Actual/360   Actual/360       120             118               22
  150       06/11/15       5.7900%          0.02045%         Actual/360   Actual/360       120             118               22
  151       07/11/15       5.5900%          0.02045%         Actual/360   Actual/360       120             119               35
  152       06/11/15       5.4000%          0.02045%           30/360       30/360         120             118              118
  153       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  154       07/11/15       5.3700%          0.02045%         Actual/360                    120             119
  155       04/01/15       5.1910%          0.06045%         Actual/360                    120             116
  156       04/11/15       4.9100%          0.02045%         Actual/360   Actual/360       120             116              116
  157       01/01/14       6.0500%          0.06045%         Actual/360                    120             101
  158       05/11/15       5.3200%          0.02045%         Actual/360   Actual/360       120             117              117
  159       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  160       06/11/15       5.6500%          0.02045%         Actual/360                    120             118
  161       05/11/15       4.9900%          0.02045%         Actual/360   Actual/360       120             117              117
  162       08/11/15       6.0500%          0.02045%         Actual/360                    120             120
  163       06/01/15       5.5240%          0.06045%         Actual/360                    120             118
  164       06/11/15       5.4500%          0.02045%         Actual/360                    120             118
  165       07/11/15       5.6600%          0.02045%         Actual/360   Actual/360       120             119               23
  166       06/11/15       5.6000%          0.02045%         Actual/360                    120             118
  167       05/11/15       5.5000%          0.02045%         Actual/360                    120             117
  168       05/11/15       4.9600%          0.02045%         Actual/360   Actual/360       120             117              117
  169       07/11/15       5.8800%          0.02045%         Actual/360                    120             119
  170       05/11/15       4.9600%          0.02045%         Actual/360   Actual/360       120             117              117
  171       06/11/15       5.4000%          0.02045%           30/360       30/360         120             118              118
  172       06/11/15       5.3100%          0.02045%         Actual/360   Actual/360       120             118               10
  173       07/11/15       5.3300%          0.02045%         Actual/360                    120             119
  174       05/11/15       4.9000%          0.02045%         Actual/360   Actual/360       120             117              117
  175       06/11/10       5.2500%          0.02045%         Actual/360   Actual/360        60              58               58
  176       08/11/15       5.3700%          0.02045%         Actual/360                    120             120
  177       05/11/15       5.0300%          0.02045%         Actual/360   Actual/360       120             117              117
  178       07/11/10       5.4000%          0.02045%         Actual/360   Actual/360        60              59               59
  179       08/11/15       5.3700%          0.02045%         Actual/360   Actual/360       120             120               24
  180       07/11/10       5.4000%          0.02045%         Actual/360   Actual/360        60              59               59
  181       05/11/15       4.9300%          0.02045%         Actual/360   Actual/360       120             117              117
  182       03/11/15       4.9000%          0.02045%         Actual/360   Actual/360       120             115              115
  183       06/11/15       5.1700%          0.02045%         Actual/360                    120             118
  184       07/11/15       5.3600%          0.02045%         Actual/360                    120             119
  185       07/11/10       5.4000%          0.02045%         Actual/360   Actual/360        60              59               59
  186       06/11/15       5.3600%          0.02045%         Actual/360                    120             118
 186.01
 186.02
  187       07/11/15       5.0800%          0.02045%         Actual/360   Actual/360       120             119               59
  188       01/11/10       5.0300%          0.02045%         Actual/360   Actual/360        60              53               17
  189       07/11/15       5.5600%          0.02045%         Actual/360                    120             119
  190       07/11/10       5.4000%          0.02045%         Actual/360   Actual/360        60              59               59
  191       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  192       04/01/15       5.1910%          0.06045%         Actual/360                    120             116
  193       07/11/15       5.5200%          0.02045%         Actual/360                    120             119
  194       07/11/10       5.4000%          0.02045%         Actual/360   Actual/360        60              59               59
  195       06/11/17       5.4100%          0.02045%         Actual/360                    144             142
  196       05/11/15       4.9000%          0.02045%         Actual/360   Actual/360       120             117              117
  197       06/11/15       5.8800%          0.02045%         Actual/360                    120             118
  198       07/11/15       5.6700%          0.02045%         Actual/360                    120             119
  199       08/11/10       5.2600%          0.02045%         Actual/360   Actual/360        60              60               60
  200       06/11/15       5.2000%          0.02045%         Actual/360                    120             118
  201       07/11/15       4.9000%          0.02045%         Actual/360                    120             119
  202       06/11/15       5.8300%          0.02045%         Actual/360                    120             118
  203       07/11/20       5.3900%          0.02045%         Actual/360                    180             179
  204       07/01/15       5.1200%          0.06045%         Actual/360                    120             119
  205       06/11/15       5.2000%          0.02045%         Actual/360                    120             118
  206       06/11/15       5.2000%          0.02045%         Actual/360                    120             118
  207       07/11/10       5.4000%          0.02045%         Actual/360   Actual/360        60              59               59
  208       07/11/10       5.4000%          0.02045%         Actual/360   Actual/360        60              59               59
  209       07/11/10       5.4000%          0.02045%         Actual/360   Actual/360        60              59               59




          ORIGINAL
MORTGAGE    AMORT     REMAINING                    MATURITY DATE
  LOAN      TERM     AMORT TERM     MONTHLY P&I    OR ARD BALLOON    ARD
 NUMBER    (MOS.)      (MOS.)      PAYMENTS ($)     BALANCE ($)      LOAN    PREPAYMENT PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------

   1         360         357       1,192,420.36    172,415,194.60     N      GRTR1%orYM(27),D(89),O(4)
   2         360         360       1,099,473.27    180,596,827.85     N      L(26),D(93),O(1)
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
   3         IO          IO             IO         182,500,000.00     N      GRTR1%orYM(56),O(4)
   4         IO          IO             IO         160,000,000.00     Y      L(25),D(91),O(4)
   5         360         360        826,697.81     121,829,368.30     N      L(25),D(91),O(4)
  5.01
  5.02
   6         IO          IO             IO         140,000,000.00     N      L(24),D(93),O(3)
   7         360         360        630,057.44     108,265,677.23     N      L(25),D(56),O(3)
   8         360         360        527,085.86     88,202,013.75      N      L(24),D(93),O(3)
  8.01
  8.02
   9         IO          IO             IO         86,500,000.00      N      GRTR1%orYM(56),O(4)
   10        IO          IO             IO         85,000,000.00      N      L(23),GRTR1%orYM(36),LSSR5%orYM(12),LSSR4%orYM(12),
                                                                             LSSR3%orYM(12),LSSR2%orYM(12),LSSR1%orYM(7),O(6)
   11        IO          IO             IO         84,500,000.00      N      GRTR1%orYM(56),O(4)
   12        IO          IO             IO         82,600,000.00      N      L(25),D(91),O(4)
   13        IO          IO             IO         67,100,000.00      N      GRTR1%orYM(56),O(4)
   14        IO          IO             IO         60,000,000.00      N      L(25),D(88),O(7)
   15        360         357        334,618.74     53,966,631.93      N      L(27),D(48),O(4)
   16        360         360        322,318.67     52,275,760.00      N      L(25),D(91),O(4)
   17        IO          IO             IO         48,000,000.00      N      GRTR1%orYM(56),O(4)
   18        360         360        237,326.00     38,809,470.79      N      L(24),D(91),O(3)
   19      Varies      Varies          Steps       36,500,000.00      Y      L(26),D(91),O(3)
   20        360         360        217,295.52     36,075,272.25      N      GRTR1%orYM+ 3%(11),GRTR1%orYM(105),O(4)
   21        IO          IO             IO         37,400,000.00      N      GRTR1%orYM(56),O(4)
   22        360         360        185,891.67     29,650,327.07      N      L(25),D(92),O(3)
   23        IO          IO             IO         33,700,000.00      N      L(36),D(80),O(3)
   24        360         359        181,043.54     27,363,324.12      N      L(25),D(91),O(4)
   25        IO          IO             IO         29,134,000.00      N      L(36),GRTR1%orYM or D(20),O(4)
   26        IO          IO             IO         28,500,000.00      N      GRTR1%orYM(50),O(10)
   27        IO          IO             IO         27,200,000.00      N      L(36),YM1% or D(32),O(4)
   28        IO          IO             IO         25,200,000.00      Y      L(24),GRTR1%orYM(93),O(3)
   29        IO          IO             IO         24,000,000.00      N      L(36),D(80),O(3)
   30        360         360        127,374.41     21,660,528.86      N      L(48),D(69),O(3)
   31        360         360        132,144.10     19,784,688.11      N      L(49),GRTR2%orYM(60),YM(8),O(3)
   32        300         300        146,450.40     17,830,952.76      N      L(24),D(91),O(3)
   33        360         360        121,896.18     18,976,980.43      N      L(36),D(81),O(3)
   34        IO          IO             IO         22,279,000.00      N      L(36),GRTR1%orYM or D(44),O(4)
   35        360         360        120,135.40     18,961,166.48      N      L(24),D(92),O(4)
   36        360         360        118,543.27     18,709,877.70      N      L(24),D(92),O(4)
   37        360         360        118,147.65     18,971,873.62      N      L(25),D(92),O(3)
   38      Varies      Varies          Steps       18,500,000.00      Y      L(25),D(66),O(3)
   39        360         360        108,984.66     17,398,717.18      N      L(48),D(69),O(3)
   40        264         264        134,495.75     14,116,203.84      N      L(24),D(93),O(3)
   41        IO          IO             IO         18,765,000.00      N      L(36),GRTR1%orYM or D(44),O(4)
   42        360         360         96,958.19     16,283,875.56      N      L(24),D(93),O(3)
   43        360         360         97,783.38     15,433,309.04      N      L(24),D(92),O(4)
   44        360         360         95,789.07     15,118,543.91      N      L(24),D(92),O(4)
   45        IO          IO             IO         17,085,000.00      N      L(36),GRTR 1%orYM or D(44),O(4)
   46        IO          IO             IO         16,800,000.00      N      L(36),GRTR 1%orYM or D(32),O(4)
   47        IO          IO             IO         16,588,000.00      N      L(36),GRTR 1%orYM or D(44),O(4)
   48        IO          IO             IO         16,400,000.00      N      L(24),D(33),O(3)
   49        360         360         90,818.56     15,106,536.74      N      L(26),D(87),O(7)
   50        360         360         89,457.00     14,417,111.96      N      L(36),GRTR1%orYM(81),O(3)
   51        360         360         88,749.41     14,251,172.49      N      L(36),GRTR1%orYM(81),O(3)
   52        360         360         89,246.60     13,962,806.49      N      L(26),D(91),O(3)
   53        360         360         87,807.68     13,858,829.35      N      L(24),D(92),O(4)
   54        360         360         80,948.79     14,242,761.30      N      L(25),D(91),O(4)
   55        300         298         95,122.07     13,828,377.26      N      L(26),D(31),O(3)
   56        IO          IO             IO         15,045,000.00      N      L(36),GRTR1%orYM or D(20),O(4)
   57        360         360         83,855.56     12,444,841.56      N      L(24),D(93),O(3)
   58        IO          IO             IO         14,267,000.00      N      L(36),GRTR1%orYM or D(20),O(4)
   59        IO          IO             IO         13,778,000.00      N      L(36),GRTR1%orYM or D(44),O(4)
 59.01
 59.02
   60        360         360         75,991.68     12,202,566.70      N      L(25),D(92),O(3)
   61        360         358         75,883.87     11,334,308.90      N      L(48),D(67),O(5)
   62      Varies      Varies          Steps       12,000,000.00      Y      L(25),D(66),O(3)
   63        360         360         76,990.66     12,859,430.87      N      GRTR1%orYM+ 3%(11),GRTR1% or YM(69),O(4)
   64        280         280         84,881.80     10,573,045.25      N      L(28),D(85),O(7)
 64.01
 64.02
   65        IO          IO             IO         13,011,000.00      N      L(36),GRTR1%orYM or D(32),O(4)
   66        360         360         68,760.90     10,977,244.93      N      L(48),D(69),O(3)
   67        300         298         78,050.45      9,472,940.52      N      L(26),D(91),O(3)
   68        360         360         67,454.11     10,646,392.19      N      L(24),D(92),O(4)
   69        IO          IO             IO         12,093,000.00      N      L(36),GRTR1%orYM or D(44),O(4)
   70        IO          IO             IO         12,000,000.00      N      GRTR1%orYM(56),O(4)
   71        300         300         71,344.48      9,058,114.96      N      L(24),D(92),O(4)
   72        360         360         68,360.72     10,520,981.36      N      L(36),GRTR1%orYM(81),O(3)
   73        360         360         65,725.86     10,316,845.45      N      L(26),D(87),O(3)
   74        360         360         61,383.55     10,986,779.47      N      L(24),GRTR1%orYM(33),O(3)
   75        360         360         63,788.64     10,243,030.08      N      L(25),D(92),O(3)
   76        IO          IO             IO         11,000,000.00      N      L(24),D(33),O(3)
   77        IO          IO             IO         10,320,000.00      N      L(36),GRTR1%orYM or D(44),O(4)
   78        IO          IO             IO         10,200,000.00      N      L(36),GRTR1%orYM or D(32),O(4)
   79        360         360         54,323.99      9,036,118.29      N      L(48),GRTR1%orYM(68),O(4)
   80        IO          IO             IO          9,680,000.00      N      L(36),GRTR1%orYM or D(44),O(4)
   81        IO          IO             IO          9,586,000.00      N      L(36),GRTR1%orYM or D(44),O(4)
   82        IO          IO             IO          9,500,000.00      N      L(24),D(33),O(3)
   83        300         299         60,052.48      7,307,180.08      N      L(25),D(92),O(3)
   84        360         360         52,373.90      8,711,744.67      N      L(26),D(87),O(7)
   85        360         358         52,059.81      7,782,088.63      N      L(26),D(91),O(3)
   86        240         239         61,402.64      6,926,884.66      Y      L(25),D(34),1%(12),O(13)
   87        300         299           54328        6,749,368.34      N      L(25),D(88),O(7)
   88        360         360         48,128.31      7,259,057.77      N      L(24),D(92),O(4)
   89        360         360         47,383.04      7,137,998.53      N      L(24),D(92),O(4)
   90        360         359         45,942.04      7,534,976.06      N      L(25),D(34),1.0%(13),0.25%(9),O(3)
   91        360         359         46,243.39      6,985,694.53      N      L(49),GRTR2%orYM(60),YM(8),O(3)
   92        360         358         47,431.10      7,005,699.87      N      L(26),D(91),O(3)
   93        IO          IO             IO          8,300,000.00      N      L(24),D(33),O(3)
   94        300         299         50,328.51      6,142,852.94      N      L(25),D(92),O(3)
   95        300         299           46826        5,817,299.77      N      L(25),D(88),O(7)
   96        300         299           46329        5,755,565.30      N      L(25),D(88),O(7)
   97        360         360         42,485.41      6,718,445.30      N      L(25),D(91),O(4)
   98        360         359         41,694.44      6,228,065.17      N      L(36),D(81),O(3)
   99        IO          IO             IO          7,400,000.00      N      L(24),D(33),O(3)
  100        300         299           44350        5,509,733.32      N      L(25),D(88),O(7)
  101        300         299           44102        5,478,866.81      N      L(25),D(88),O(7)
  102        300         298         43,868.18      5,317,717.07      N      L(26),D(91),O(3)
  103        360         357         39,887.75      5,762,939.02      N      L(27),D(90),O(3)
  104        360         360         37,507.75      6,050,028.51      N      L(36),D(81),O(3)
  105        IO          IO             IO          6,700,000.00      N      L(24),D(33),O(3)
  106        IO          IO             IO          6,700,000.00      N      L(24),D(33),O(3)
  107        360         358         37,309.50      5,577,731.97      N      L(26),D(90),O(4)
  108        300         299           40943        5,086,416.54      N      L(25),D(88),O(7)
  109        360         360         37,866.67      5,767,487.66      N      L(26),D(91),O(3)
  110        360         356         38,048.95      5,488,202.12      N      L(28),D(89),O(3)
  111        360         359         34,497.24      5,326,559.83      N      L(25),D(92),O(3)
 111.01
 111.02
  112        360         356         35,656.08      5,388,552.79      N      L(28),D(88),O(4)
  113        300         299         37,943.19      4,851,289.53      N      L(25),D(91),O(4)
  114        IO          IO             IO          6,200,000.00      N      L(24),D(33),O(3)
  115        360         360         33,095.07      5,338,260.74      N      L(36),D(81),O(3)
  116        180         179         46,090.06                        N      L(36),D(141),O(3)
  117        336         336         33,255.86      4,816,150.28      N      L(25),D(92),O(3)
  118        360         359         31,901.67      4,682,426.84      N      L(48),D(69),O(3)
  119        360         358         31,936.87      4,683,532.01      N      L(26),D(91),O(3)
  120        360         359         30,065.34      4,545,439.82      N      L(25),D(92),O(3)
  121        360         360         30,421.43      5,060,226.54      N      L(26),D(87),O(7)
  122        IO          IO             IO          5,400,000.00      N      L(24),D(33),O(3)
  123        IO          IO             IO          5,400,000.00      N      L(24),D(33),O(3)
  124        300         299         31,577.30      4,052,769.50      N      L(25),D(91),O(4)
  125        360         360         29,752.83      4,949,012.57      N      L(26),D(87),O(7)
  126        360         360         29,266.80      4,716,709.08      N      L(36),GRTR1%orYM(81),O(3)
  127        360         360         30,455.86      4,646,839.37      N      L(27),D(89),O(4)
  128        330         329         31,724.04      4,219,558.60      N      L(25),D(92),O(3)
  129        336         336         30,583.51      4,429,138.70      N      L(25),D(92),O(3)
  130        360         356         27,976.31      4,227,941.22      N      L(28),D(88),O(4)
  131        IO          IO             IO          5,075,000.00      Y      L(26),D(30),O(4)
  132        360         360         28,170.25      4,372,865.54      N      L(24),D(93),O(3)
 132.01
 132.02
  133        360         360         29,210.41      4,663,138.46      N      L(36),D(45),O(3)
  134        IO          IO             IO          5,000,000.00      N      L(24),D(33),O(3)
  135        360         358         28,776.51      4,200,851.38      N      L(26),D(90),O(4)
 135.01
 135.02
  136        360         360         28,366.21      4,159,078.01      N      L(27),D(89),O(4)
  137        360         357         28,581.22      4,071,734.33      N      L(27),D(89),O(4)
  138        300         299         27,079.04      3,479,861.80      N      L(25),D(91),O(4)
  139        IO          IO             IO          4,615,000.00      Y      L(48),D(8),O(4)
  140        360         360         24,156.97      3,983,280.46      N      L(25),D(92),O(3)
  141        360         360         25,016.66      3,924,107.86      N      L(24),D(93),O(3)
  142        360         359         24,433.40      3,652,642.05      N      L(36),D(81),O(3)
  143        360         359         25,003.53      3,655,421.59      N      L(25),D(92),O(3)
  144        360         356         23,862.14      3,606,186.29      N      L(28),D(88),O(4)
  145        360         360         24,239.85      3,767,777.41      N      L(26),D(90),O(4)
  146        240         204         38,060.98      3,190,884.67      N      L(60),D(57),O(3)
  147        360         359         23,114.58      3,477,745.38      N      L(36),D(77),O(7)
  148        300         299         25,917.24      3,202,696.85      N      L(36),D(81),O(3)
  149        360         360         23,563.24      3,641,964.76      N      L(26),D(90),O(4)
  150        360         360         24,323.83      3,660,607.02      N      L(36),GRTR1%orYM(81),O(3)
  151        360         360         23,081.30      3,607,429.06      N      L(25),D(92),O(3)
  152        IO          IO             IO          4,000,000.00      N      L(26),D(91),O(3)
  153        IO          IO             IO          4,000,000.00      N      L(24),D(33),O(3)
  154        360         359         22,386.38      3,327,932.27      N      L(25),D(92),O(3)
  155        360         356         21,942.20      3,316,032.96      N      L(28),D(88),O(4)
  156        IO          IO             IO          3,981,000.00      Y      L(48),D(68),O(4)
  157        300         281         25,247.09      3,034,740.59      N      L(43),D(73),O(4)
  158        IO          IO             IO          3,794,000.00      Y      L(48),D(68),O(4)
  159        IO          IO             IO          3,750,000.00      N      L(24),D(33),O(3)
  160        360         358         21,473.17      3,121,734.63      N      L(60),GRTR1%orYM(57),O(3)
  161        IO          IO             IO          3,692,000.00      Y      L(48),D(68),O(4)
  162        264         264         24,697.17      2,562,431.72      N      L(36),GRTR1%orYM(81),O(3)
  163        360         358         20,352.32      2,994,562.97      Y      L(26),D(90),O(4)
  164        360         358         20,186.45      2,981,592.53      N      L(36),D(81),O(3)
  165        336         336         21,081.84      3,053,095.24      N      L(25),D(92),O(3)
  166        360         358         20,092.76      2,932,622.68      N      L(60),GRTR1%orYM(57),O(3)
  167        360         357         18,964.15      2,790,197.01      N      L(27),D(86),O(7)
  168        IO          IO             IO          3,322,000.00      Y      L(48),D(68),O(4)
  169        330         329         20,194.29      2,680,365.13      N      L(25),D(92),O(3)
  170        IO          IO             IO          3,211,000.00      Y      L(48),D(68),O(4)
  171        IO          IO             IO          3,210,000.00      N      L(26),D(91),O(3)
  172        360         360         17,789.63      2,725,610.74      N      L(36),D(81),O(3)
  173        360         359         16,157.90      2,409,709.93      N      L(36),D(81),O(3)
  174        IO          IO             IO          2,834,000.00      Y      L(48),D(68),O(4)
  175        IO          IO             IO          2,800,000.00      N      L(26),D(31),O(3)
  176        360         360         15,670.47      2,329,342.56      N      L(36),D(81),O(3)
  177        IO          IO             IO          2,773,000.00      Y      L(48),D(68),O(4)
  178        IO          IO             IO          2,763,000.00      Y      L(48),D(8),O(4)
  179        360         360         15,110.81      2,357,915.02      N      L(24),GRTR1%orYM(86),O(10)
  180        IO          IO             IO          2,691,000.00      Y      L(48),D(8),O(4)
  181        IO          IO             IO          2,680,000.00      Y      L(48),D(68),O(4)
  182        IO          IO             IO          2,665,000.00      Y      L(48),D(68),O(4)
  183        360         358         14,447.64      2,182,370.79      N      L(48),D(65),O(7)
  184        360         359         14,534.95      2,162,474.46      N      L(36),GRTR1%orYM(81),O(3)
  185        IO          IO             IO          2,521,000.00      Y      L(48),D(8),O(4)
  186        324         322         14,615.81      1,977,438.69      N      L(36),D(81),O(3)
 186.01
 186.02
  187        360         360         13,407.61      2,285,397.73      N      L(25),D(92),O(3)
  188        360         360         12,927.76      2,294,428.52      N      L(48),D(6),O(6)
  189        360         359         13,488.80      1,975,138.30      N      L(36),D(81),O(3)
  190        IO          IO             IO          2,303,000.00      Y      L(48),D(8),O(4)
  191        IO          IO             IO          2,250,000.00      N      L(24),D(33),O(3)
  192        360         356         12,068.21      1,823,818.27      N      L(28),D(88),O(4)
  193        360         359         12,234.46      1,797,160.34      N      L(36),GRTR1%orYM(81),O(3)
  194        IO          IO             IO          2,137,000.00      Y      L(48),D(8),O(4)
  195        240         238         14,339.10      1,138,333.47      N      L(36),D(105),O(3)
  196        IO          IO             IO          2,055,000.00      Y      L(48),D(68),O(4)
  197        360         358         12,133.08      1,732,292.70      N      L(36),D(81),O(3)
  198        360         359         11,812.98      1,714,774.76      N      L(25),D(92),O(3)
  199        IO          IO             IO          2,000,000.00      N      L(24),D(33),O(3)
  200        240         238         11,407.92      1,079,993.83      N      L(26),D(91),O(3)
  201        360         359         7,960.90       1,229,206.24      N      L(25),D(92),O(3)
  202        300         298         9,509.25       1,154,841.48      N      L(36),D(81),O(3)
  203        180         179         12,232.26                        N      L(36),D(141),O(3)
  204        360         359         7,781.76       1,183,027.13      N      L(25),D(91),O(4)
  205        240         238         8,723.70        825,878.19       N      L(26),D(91),O(3)
  206        240         238         6,710.54        635,290.68       N      L(26),D(91),O(3)
  207        IO          IO             IO           709,000.00       Y      L(48),D(8),O(4)
  208        IO          IO             IO           595,000.00       Y      L(48),D(8),O(4)
  209        IO          IO             IO           493,000.00       Y      L(48),D(8),O(4)




                                                                               LTV
MORTGAGE                                                     CUT-OFF        RATIO AT
  LOAN        APPRAISED      APPRAISAL                       DATE LTV       MATURITY                 YEAR                 YEAR
 NUMBER      VALUE ($)(1)       DATE           DSCR (X)       RATIO          OR ARD                 BUILT               RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

   1         730,000,000      04/01/05           2.28         56.00%         47.24%           1961, 1979 & 1992           2004
   2         487,000,000      Various            1.27         79.88%         74.17%                Various               Various
  2.01       101,000,000      04/23/05                                                               1990
  2.02        74,500,000      05/04/05                                                               1989
  2.03        68,500,000      05/09/05                                                               1993
  2.04        62,700,000      05/09/05                                                               1931                 1998
  2.05        45,000,000      05/06/05                                                               1999
  2.06        26,500,000      05/05/05                                                               1988
  2.07        25,600,000      05/02/05                                                               1962                 1997
  2.08        16,900,000      05/09/05                                                               1911                 1997
  2.09        17,200,000      05/09/05                                                               1994                 2005
  2.10        15,100,000      05/01/05                                                               1972                 1996
  2.11        15,000,000      05/01/05                                                               1982
  2.12        8,000,000       05/09/05                                                               1998
  2.13        6,700,000       05/09/05                                                               1974                 1994
  2.14        4,300,000       05/09/05                                                               1994
   3         494,000,000      05/27/05           1.48         73.89%         73.89%                  1980                 2002
   4         290,000,000      01/31/05           3.43         55.17%         55.17%                  1930
   5         176,500,000      Various            1.38         80.00%         69.03%                Various               Various
  5.01       138,000,000      07/01/05                                                               1975
  5.02        38,500,000      06/30/05                                                               1969                 2004
   6         175,000,000      06/01/05           1.56         80.00%         80.00%                  1982                 2005
   7         151,900,000      05/10/05           1.71         75.71%         71.27%                  1985
   8         125,200,000      06/16/05           1.22         79.87%         70.45%                Various               Various
  8.01        95,000,000      06/16/05                                                               1998
  8.02        30,200,000      06/16/05                                                               1980                 2003
   9         114,000,000      05/31/05           1.54         75.88%         75.88%                  1970                 2003
   10        123,500,000      05/17/05           1.72         68.83%         68.83%                  2003
   11        121,000,000      05/27/05           1.46         69.83%         69.83%                  1965                 2002
   12        130,300,000      05/17/05           2.74         63.39%         63.39%                  1973                 1999
   13         97,000,000      06/01/05           1.83         69.18%         69.18%                  1964
   14        226,000,000      06/06/05           2.47         53.10%         53.10%                  1988
   15        250,000,000      03/31/05           1.70         59.81%         53.97%                  1990
   16         82,000,000      05/12/05           1.67         70.00%         63.75%                  1981                 2004
   17         65,000,000      06/01/05           1.60         73.85%         73.85%                  1967
   18         54,700,000      07/01/05           1.21         80.00%         70.95%                  2003
   19         55,500,000      04/01/06           1.37         75.14%         65.77%                  1998
   20         54,500,000      05/16/05           1.51         71.40%         66.19%                  2003
   21         51,500,000      05/27/05           1.75         72.62%         72.62%                  1964                 1997
   22         42,700,000      05/27/05           1.30         80.00%         69.44%                  1983
   23         48,900,000      04/01/05           1.62         68.92%         68.92%                  1989
   24         43,000,000      06/01/06           1.32         76.67%         63.64%               1980, 1995           1990, 2004
   25         45,100,000      03/03/05           1.61         64.60%         64.60%                  1987
   26         35,800,000      04/26/05           1.46         79.61%         79.61%                  1991                 2005
   27         34,000,000      03/03/05           1.66         80.00%         80.00%                  1990
   28         36,600,000      05/06/05           1.67         68.85%         68.85%                  2000
   29         34,600,000      04/01/05           1.63         69.36%         69.36%                  2001
   30         32,000,000      05/02/05           1.48         75.00%         67.69%                  1968                 1995
   31         35,100,000      06/02/05           1.20         67.95%         56.37%                  1920                 2004
   32         42,900,000      05/01/05           2.20         53.52%         41.56%                  2001
   33         28,000,000      03/24/05           1.30         80.00%         67.77%                  1971
   34         36,000,000      03/05/05           1.57         61.89%         61.89%                  1990
   35         30,100,000      01/01/05           1.51         72.20%         62.99%                  2003
   36         29,700,000      01/01/05           1.48         72.20%         63.00%          1950s/1989-1991/1996
   37         32,800,000      05/14/05           1.28         64.94%         57.84%                  1971                 2004
   38         28,300,000      06/03/05           1.24         73.94%         65.37%                  1999
   39         26,100,000      05/23/05           1.24         76.82%         66.66%                  1988
   40         30,000,000      05/25/05           1.58         66.67%         47.05%                  1933
   41         24,600,000      04/04/05           1.55         76.28%         76.28%                  1961
   42         24,700,000      06/10/05           1.20         72.87%         65.93%                  1987
   43         24,500,000      01/01/05           1.47         72.20%         62.99%                  2003
   44         24,000,000      01/01/05           1.48         72.20%         62.99%                  2003
   45         30,000,000      02/28/05           1.60         56.95%         56.95%                  1955
   46         21,000,000      03/16/05           1.61         80.00%         80.00%                  1974                 1998
   47         21,000,000      03/03/05           1.55         78.99%         78.99%                  1990
   48         21,000,000      05/12/05           1.82         78.10%         78.10%                  1921                 1999
   49         23,100,000      05/04/05           1.23         70.56%         65.40%                  1987                 2003
   50         20,800,000      05/25/05           1.26         77.88%         69.31%                  1960                 2000
   51         21,400,000      05/12/05           1.29         74.77%         66.59%                  1998
   52         20,000,000      05/06/05           1.34         80.00%         69.81%                  1988                 2004
   53         22,000,000      01/01/05           1.46         72.20%         62.99%                  2001
   54         20,000,000      06/18/05           1.26         77.50%         71.21%                  2002
   55         21,000,000      05/16/05           1.41         73.12%         65.85%                  2002
   56         20,500,000      03/10/05           1.58         73.39%         73.39%                  1986
   57         19,000,000      05/06/05           1.31         78.68%         65.50%                  1981                 2004
   58         17,900,000      03/16/05           1.61         79.70%         79.70%                  1974                 1999
   59         17,550,000      03/06/05           1.58         78.51%         78.51%                Various
 59.01        10,650,000      03/06/05                                                               1958
 59.02        6,900,000       03/06/05                                                               1952
   60         18,500,000      05/19/05           1.20         74.05%         65.96%                  1988
   61         17,100,000      07/31/05           1.22         79.65%         66.28%                  2005
   62         17,100,000      06/06/05           1.20         79.39%         70.18%                  1997
   63         20,000,000      06/01/05           1.51         67.50%         64.30%                  2004
   64         16,500,000      Various            1.23         80.00%         64.08%                Various
 64.01        8,500,000       01/14/05                                                               1990               2003-2004
 64.02        8,000,000       01/19/05                                                               1987
   65         16,350,000      03/01/05           1.60         79.58%         79.58%                  1962                 2002
   66         15,850,000      05/23/05           1.24         79.81%         69.26%                  1993
   67         16,400,000      03/31/05           1.40         74.79%         57.76%                  2002
   68         16,900,000      01/01/05           1.37         72.20%         63.00%                  2002
   69         16,240,000      03/04/05           1.66         74.46%         74.46%                  1996
   70         17,000,000      05/27/05           1.94         70.59%         70.59%                  1969                 1998
   71         17,000,000      06/03/05           1.25         70.59%         53.28%               2002-2003
   72         17,400,000      08/26/05           1.63         68.97%         60.47%                  2000
   73         17,000,000      04/05/05           1.20         69.62%         60.69%                  2004
   74         18,600,000      03/11/05           1.48         56.45%         53.69%                  1973                 1990
   75         16,900,000      05/14/05           1.24         68.05%         60.61%                  1968                 2004
   76         14,100,000      05/13/05           1.62         78.01%         78.01%                  2000
   77         12,900,000      03/03/05           1.58         80.00%         80.00%                  1990
   78         13,200,000      04/01/05           1.71         77.27%         77.27%                  1964                 2000
   79         13,400,000      05/11/05           1.25         72.76%         67.43%                  2001
   80         12,100,000      02/25/05           1.71         80.00%         80.00%                  2001
   81         13,300,000      03/02/05           1.60         72.08%         72.08%                  1984
   82         12,200,000      05/13/05           1.63         77.87%         77.87%                  1980
   83         14,700,000      05/02/05           1.41         64.54%         49.71%                  2002
   84         15,000,000      05/04/05           1.41         62.67%         58.08%                  1987                 2003
   85         12,500,000      05/13/05           1.45         74.84%         62.26%                  1991
   86         16,800,000      06/06/05           1.48         53.46%         41.23%                  1993
   87         64,220,000      Various            1.42         73.99%         56.63%                Various
   88         12,250,000      05/25/05           1.23         71.43%         59.26%                  1978
   89         11,360,000      06/04/05           1.22         75.70%         62.83%               2004-2005
   90         11,300,000      04/26/05           1.32         75.14%         66.68%                  1985                 2001
   91         12,100,000      06/02/05           1.21         69.76%         57.73%                  1928                 2001
   92         10,500,000      05/05/05           1.27         79.83%         66.72%                  2003
   93         10,600,000      05/13/05           1.80         78.30%         78.30%                  1999
   94         11,550,000      05/05/05           1.88         69.17%         53.18%                  2003
   95         54,150,000      Various            1.42         73.99%         56.63%                Various               Various
   96         52,609,000      Various            1.42         73.99%         56.63%                Various               Various
   97         10,500,000      05/25/05           1.41         71.43%         63.99%                  1987               2002-2005
   98         12,300,000      04/01/05           1.78         60.92%         50.63%                  1990
   99         9,500,000       05/13/05           1.85         77.89%         77.89%                  1999
  100         51,940,000      Various            1.42         73.99%         56.63%                Various               Various
  101         52,535,000      Various            1.42         73.99%         56.63%                Various
  102         9,200,000       03/31/05           1.40         74.79%         57.80%                  1998
  103         9,100,000       04/10/05           1.33         75.06%         63.33%                  1890                 1985
  104         8,500,000       04/22/05           1.29         80.00%         71.18%                  2005
  105         8,575,000       05/13/05           1.70         78.13%         78.13%                  1999
  106         8,550,000       05/13/05           1.68         78.36%         78.36%                  1999
  107         8,800,000       03/14/05           1.51         75.98%         63.38%               1988/1990             2004-2005
  108         48,475,000      Various            1.42         73.99%         56.63%                Various
  109         8,525,000       03/25/05           1.21         76.95%         67.65%                  1998
  110         8,150,000       01/04/05           1.25         79.69%         67.34%                  2000
  111         19,500,000      04/29/05           3.26         33.30%         27.32%                Various               Various
 111.01       13,300,000      04/29/05                                                               1936                 2003
 111.02       6,200,000       04/29/05                                                               1934                 1987
  112         10,700,000      02/15/05           1.95         60.48%         50.36%                  1978
  113         8,800,000       04/05/05           1.43         73.18%         55.13%                1972-76                2004
  114         8,000,000       05/25/05           1.69         77.50%         77.50%                  1987
  115         10,400,000      04/22/05           1.42         57.69%         51.33%                  1979                 2004
  116         10,000,000      04/29/05           1.42         57.79%                                 1998
  117         7,000,000       06/23/05           1.45         80.00%         68.80%                  2000
  118         8,700,000       05/04/05           1.28         64.31%         53.82%                  2004
  119         7,400,000       09/01/05           1.22         75.52%         63.29%                  1975
  120         6,900,000       04/28/05           1.22         79.63%         65.88%                  2003
  121         8,000,000       05/04/05           1.21         68.25%         63.25%                  1987                 2003
  122         6,900,000       05/16/05           1.75         78.26%         78.26%                  1998
  123         6,900,000       05/20/05           1.76         78.26%         78.26%                  2002
  124         7,400,000       04/05/05           1.43         72.86%         54.77%                  1973
  125         8,000,000       05/04/05           1.34         66.75%         61.86%                  1987                 2003
  126         7,300,000       05/25/05           1.22         72.60%         64.61%                  1998
  127         8,100,000       02/01/05           1.36         65.12%         57.37%              2001 & 2003
  128         7,200,000       06/06/05           1.58         72.15%         58.60%                  1992
  129         6,500,000       06/21/05           1.42         79.23%         68.14%                  1999
  130         10,200,000      02/15/05           2.12         49.78%         41.45%                  1988
  131         6,350,000       03/08/05           1.50         79.92%         79.92%                  2003
  132         8,800,000       Various            1.62         56.82%         49.69%                Various               Various
 132.01       6,750,000       04/21/05                                                               1966                 2000
 132.02       2,050,000       07/05/05                                                               1920                 2004
  133         11,150,000      04/01/05           1.43         44.84%         41.82%                  1972                 2004
  134         6,400,000       05/13/05           1.55         78.13%         78.13%                  1990
  135         6,610,000       03/17/05           1.32         75.49%         63.55%                Various
 135.01       4,360,000       03/17/05                                                            1974, 1985
 135.02       2,250,000       03/17/05                                                               1985
  136         6,000,000       04/05/05           1.32         80.00%         69.32%               1920, 1955              2004
  137         6,150,000       03/22/05           1.26         77.84%         66.21%                  1980                 1999
  138         5,800,000       04/05/05           1.41         79.88%         60.00%                 1800s               2003/2004
  139         7,100,000       04/21/05           1.75         65.00%         65.00%                  1993
  140         7,450,000       06/08/05           1.36         60.40%         53.47%                  1987
  141         6,300,000       06/05/05           1.25         71.43%         62.29%                  1947                 2000
  142         5,875,000       10/01/05           1.40         74.82%         62.17%                  2005
  143         5,900,000       04/18/05           1.24         73.91%         61.96%                  2004
  144         6,700,000       02/15/05           1.54         64.64%         53.82%                  1987
  145         5,500,000       12/13/04           1.51         78.18%         68.51%                  1981                 2002
  146         7,900,000       03/26/05           1.26         53.33%         40.39%                  1970                 1990
  147         6,450,000       04/01/05           1.58         65.05%         53.92%                  1985
  148         6,000,000       05/02/05           1.73         69.90%         53.38%                  2000
  149         7,900,000       11/19/04           1.43         52.53%         46.10%               1960-1961             2000/2004
  150         5,400,000       04/20/05           1.41         76.85%         67.79%                  1986
  151         5,200,000       04/25/05           1.31         77.40%         69.37%                  1978
  152         5,570,000       04/14/05           1.61         71.81%         71.81%                  2002
  153         5,100,000       05/17/05           1.72         78.43%         78.43%                  1994
  154         5,000,000       04/25/05           1.44         79.92%         66.56%                  2002
  155         7,300,000       02/15/05           2.17         54.55%         45.43%                  1978
  156         6,130,000       12/21/04           2.04         64.94%         64.94%                  2004
  157         5,950,000       03/16/05           1.41         63.77%         51.00%                  1978
  158         5,850,000       03/07/05           1.89         64.85%         64.85%                  2004
  159         5,400,000       05/20/05           1.21         69.44%         69.44%                  1900                 2000
  160         5,500,000       03/22/05           1.42         67.50%         56.76%                  1997
  161         5,680,000       03/07/05           2.00         65.00%         65.00%                  2004
  162         5,200,000       05/19/05           1.46         69.23%         49.28%                  1968                 2004
  163         4,500,000       02/12/05           1.32         79.28%         66.55%                  2004
  164         4,670,000       03/29/05           1.34         76.39%         63.85%                  2004
  165         5,300,000       06/22/05           1.29         66.98%         57.61%                  1998
  166         4,850,000       04/01/05           1.44         72.02%         60.47%                  2005
  167         4,200,000       04/04/05           1.38         79.29%         66.43%                  1999
  168         5,100,000       03/08/05           2.02         65.14%         65.14%                  2004
  169         4,500,000       06/01/05           1.73         73.26%         59.56%                  2004
  170         4,950,000       03/07/05           2.02         64.87%         64.87%                  2004
  171         4,750,000       04/14/05           1.73         67.58%         67.58%                  2003
  172         4,780,000       07/14/05           1.32         66.95%         57.02%                  2004
  173         3,650,000       05/12/05           1.42         79.37%         66.02%                  2003
  174         4,380,000       03/08/05           2.05         64.70%         64.70%                  2004
  175         3,500,000       04/17/05           1.68         80.00%         80.00%                  1888                 2004
  176         3,550,000       05/03/05           1.53         78.87%         65.62%                  2001
  177         4,275,000       03/08/05           1.99         64.87%         64.87%                  2003
  178         4,350,000       03/31/05           2.18         63.52%         63.52%                  1998
  179         3,675,000       05/31/05           1.36         73.47%         64.16%                  2003
  180         4,150,000       04/13/05           2.03         64.84%         64.84%                  1999
  181         4,140,000       03/07/05           2.03         64.73%         64.73%                  2003
  182         4,120,000       01/04/05           2.05         64.68%         64.68%                  2003
  183         4,000,000       04/01/05           1.61         65.86%         54.56%                  1985
  184         3,390,000       05/11/05           1.22         76.62%         63.79%                  2004
  185         3,875,000       04/02/05           2.01         65.06%         65.06%                  2000
  186         3,230,000       04/06/05           1.27         77.20%         61.22%                Various               Various
 186.01       1,930,000       04/06/05                                                               2004
 186.02       1,300,000       04/06/05                                                               1971                 2004
  187         3,100,000       06/02/05           1.22         79.84%         73.72%                  1970                 2004
  188         3,000,000       11/11/04           1.25         80.00%         76.48%                  1966                 2004
  189         3,160,000       05/16/05           1.30         74.61%         62.50%                  1999
  190         3,550,000       04/06/05           2.03         64.87%         64.87%                  1999
  191         3,450,000       05/11/05           1.60         65.22%         65.22%                  1998
  192         5,000,000       02/15/05           2.21         43.81%         36.48%                  1987
  193         2,900,000       04/14/05           1.38         74.07%         61.97%                  1985
  194         3,300,000       04/01/05           2.01         64.76%         64.76%                  2000
  195         3,500,000       04/20/05           1.33         59.73%         32.52%                  1996
  196         3,175,000       01/25/05           2.06         64.72%         64.72%                  2004
  197         2,975,000       03/29/05           1.34         68.78%         58.23%                  1996
  198         4,100,000       04/28/05           1.64         49.76%         41.82%                  1985
  199         2,500,000       05/17/05           1.32         80.00%         80.00%                  1995
  200         4,750,000       04/27/05           2.70         35.62%         22.74%                  1993
  201         2,900,000       04/29/05           1.92         51.67%         42.39%                  1937                 1988
  202         1,980,000       04/20/05           1.34         75.54%         58.33%                  1992
  203         3,200,000       05/05/05           1.30         46.71%                                 1985
  204         1,800,000       05/16/05           1.35         79.36%         65.72%                  1998
  205         2,800,000       04/19/05           1.57         46.21%         29.50%                  1984
  206         2,000,000       04/27/05           1.53         49.77%         31.76%                  1986
  207         1,120,000       03/22/05           2.05         63.30%         63.30%                  2001
  208          950,000        03/21/05           2.05         62.63%         62.63%                  2003
  209          800,000        03/21/05           2.06         61.63%         61.63%                  2003




MORTGAGE                                 CUT-OFF DATE
  LOAN        NUMBER       UNIT OF       LOAN AMOUNT        OCCUPANCY       OCCUPANCY
 NUMBER      OF UNITS      MEASURE      PER (UNIT) ($)        RATE        "AS OF" DATE               MOST RECENT PERIOD
------------------------------------------------------------------------------------------------------------------------------------

   1        4,070,908      Sq. Ft.           100             95.92%         04/01/05               T 12 Through 02-28-05
   2        2,990,570      Sq. Ft.           130             98.57%         05/13/05                   Statement 2004
  2.01      1,048,631      Sq. Ft.                           100.00%        05/13/05                   Statement 2004
  2.02       326,306       Sq. Ft.                           90.48%         05/13/05                   Statement 2004
  2.03       351,075       Sq. Ft.                           100.00%        05/13/05                   Statement 2004
  2.04       146,365       Sq. Ft.                           100.00%        05/13/05                   Statement 2004
  2.05       182,554       Sq. Ft.                           100.00%        05/13/05                   Statement 2004
  2.06       131,891       Sq. Ft.                           100.00%        05/13/05                   Statement 2004
  2.07        97,256       Sq. Ft.                           100.00%        05/13/05                   Statement 2004
  2.08        88,717       Sq. Ft.                           100.00%        05/13/05                   Statement 2004
  2.09       118,040       Sq. Ft.                           100.00%        05/13/05                   Statement 2004
  2.10       138,020       Sq. Ft.                           99.58%         05/13/05                   Statement 2004
  2.11       130,600       Sq. Ft.                           100.00%        05/13/05                   Statement 2004
  2.12       103,000       Sq. Ft.                           100.00%        05/13/05                   Statement 2004
  2.13        74,285       Sq. Ft.                           85.03%         05/13/05                   Statement 2004
  2.14        53,830       Sq. Ft.                           100.00%        05/13/05                   Statement 2004
   3        1,069,303      Sq. Ft.           341             100.00%        06/13/05                        2004
   4        1,051,158      Sq. Ft.           152             78.76%         05/31/05               May 2004 - April 2005
   5        1,181,592      Sq. Ft.           119             89.56%          Various                  T12 Ending 5/05
  5.01       762,398       Sq. Ft.                           88.28%         06/01/05                  T12 Ending 5/05
  5.02       419,194       Sq. Ft.                           91.88%         05/24/05                  T12 Ending 5/05
   6         720,349       Sq. Ft.           194             93.20%         06/15/05                    T-6 05/2005
   7        1,191,462      Sq. Ft.            97             87.80%         06/01/05                    Trailing 12
   8         460,492       Sq. Ft.           217             95.19%         07/01/05                        2004
  8.01       299,413       Sq. Ft.                           100.00%        07/01/05                        2004
  8.02       161,079       Sq. Ft.                           86.24%         07/01/05                        2004
   9         280,431       Sq. Ft.           308             100.00%        06/13/05                        2004
   10        264,199       Sq. Ft.           322             100.00%        05/25/05
   11        331,304       Sq. Ft.           255             78.04%         05/15/05                        2004
   12         1,004         Rooms           82,271           79.40%         04/30/05               TTM Ending April 2005
   13        359,175       Sq. Ft.           187             99.32%         05/15/05                        2004
   14        498,103       Sq. Ft.           241             99.25%         06/15/05                     Apr 05 TTM
   15        411,097       Sq. Ft.           364             100.00%        04/15/05                        2004
   16          504          Rooms          113,889           72.96%         04/30/05               TTM Ending April 2005
   17        243,225       Sq. Ft.           197             100.00%        06/13/05                        2004
   18        273,997       Sq. Ft.           160             97.09%         05/20/05
   19        167,285       Sq. Ft.           249             100.00%        05/06/05
   20          188          Rooms          206,984           75.48%         05/31/05                  TTM ended 04/05
   21        145,692       Sq. Ft.           257             100.00%        06/13/05                        2004
   22        261,925       Sq. Ft.           130             94.97%         04/30/05                        2004
   23        300,000       Sq. Ft.           112             100.00%        08/04/05
   24        191,663       Sq. Ft.           172             81.00%         05/25/05             Full Year ending 12-31-04
   25        247,312       Sq. Ft.           118             95.18%         05/13/05                        2004
   26          303          Units           94,059           96.70%         06/14/05                 Trailing 3 Months
   27         81,027       Sq. Ft.           336             100.00%        05/13/05                        2004
   28          392          Units           64,286           94.64%         06/14/05                        2004
   29        213,361       Sq. Ft.           112             100.00%        08/04/05
   30          510          Units           47,059           87.84%         06/16/05                        2004
   31          221          Units          107,919           95.02%         07/07/05
   32          148          Rooms          155,146           78.68%         06/30/05                  T12 Ending 2/05
   33        243,093       Sq. Ft.            92             100.00%        04/15/05             Trailing 12 (4/04 - 3/05)
   34        133,944       Sq. Ft.           166             100.00%        03/31/05                        2004
   35        176,100       Sq. Ft.           123             100.00%        08/01/05
   36        243,350       Sq. Ft.            88             100.00%        08/01/05
   37          183          Units          116,393           97.81%         06/15/05                        2004
   38        159,000       Sq. Ft.           132             100.00%        06/07/05
   39          304          Units           65,954           96.71%         07/05/05                        2004
   40         95,870       Sq. Ft.           209             100.00%        01/24/04                        2004
   41        111,177       Sq. Ft.           169             93.72%         03/31/05                        2004
   42          380          Units           47,368           90.26%         06/22/05                    T-12 05/2005
   43        111,623       Sq. Ft.           158             100.00%        08/01/05
   44        128,200       Sq. Ft.           135             100.00%        08/01/05
   45        126,658       Sq. Ft.           135             92.57%         03/31/05                        2004
   46        111,005       Sq. Ft.           151             97.48%         03/31/05                        2004
   47        125,147       Sq. Ft.           133             100.00%        03/31/05                        2004
   48         73,863       Sq. Ft.           222             90.62%         04/30/05                        2004
   49         88,664       Sq. Ft.           184             88.53%         05/27/05                        2004
   50         88,223       Sq. Ft.           184             100.00%        05/13/05              Trailing 12 (5/04 -4/05)
   51        235,120       Sq. Ft.            68             100.00%        04/30/05                   Statement 2004
   52         68,976       Sq. Ft.           232             100.00%        05/13/05                    2005 Annul.
   53        103,050       Sq. Ft.           154             100.00%        08/01/05
   54          348          Units           44,540           90.52%         06/24/05                        T-6
   55          140          Rooms          109,677           75.05%         02/28/05                  T-12 Ending 2/05
   56         80,555       Sq. Ft.           187             100.00%        03/31/05                        2004
   57        282,562       Sq. Ft.            53             100.00%        05/05/05                        2004
   58        103,382       Sq. Ft.           138             97.72%         03/31/05                        2004
   59        180,244       Sq. Ft.            76             94.95%         03/31/05                        2004
 59.01       133,824       Sq. Ft.                           94.10%         03/31/05                        2004
 59.02        46,420       Sq. Ft.                           97.41%         03/31/05                        2004
   60          128          Units          107,031           96.88%         05/16/05                        2004
   61         61,351       Sq. Ft.           222             100.00%        05/23/05
   62        101,120       Sq. Ft.           134             100.00%        06/21/05
   63          130          Rooms          103,846           74.18%         06/30/05                    TTM 04/30/05
   64        302,639       Sq. Ft.            44             97.70%         03/31/05             Full Year ending 12-31-04
 64.01       147,483       Sq. Ft.                           97.56%         03/31/05             Full Year ending 12-31-04
 64.02       155,156       Sq. Ft.                           97.81%         03/31/05             Full Year ending 12-31-04
   65        125,585       Sq. Ft.           104             88.14%         03/31/05                        2004
   66          180          Units           70,278           94.44%         07/05/05                        2004
   67          125          Rooms           98,124           80.74%         04/30/05                    T-12 May 2005
   68         95,537       Sq. Ft.           128             100.00%        08/01/05
   69         88,917       Sq. Ft.           136             100.00%        03/31/05                        2004
   70         82,326       Sq. Ft.           146             100.00%        06/13/05                        2004
   71          669         Spaces           17,937           99.10%         05/01/05               T-12 through 05-31-05
   72          660          Units           18,182           80.91%         04/19/05             Trailing 12 (12/03-12/04)
   73          162          Units           73,062           91.98%         06/27/05
   74        314,942       Sq. Ft.            37             100.00%        05/31/05                   Statement 2004
   75          117          Units           98,291           93.16%         06/15/05                        2004
   76         85,955       Sq. Ft.           128             89.80%         04/30/05                        2004
   77         73,529       Sq. Ft.           140             100.00%        03/31/05                        2004
   78        102,138       Sq. Ft.           100             98.88%         03/31/05                        2004
   79        129,150       Sq. Ft.            75             77.34%         05/31/05                  Annualized 2005
   80         52,961       Sq. Ft.           183             100.00%        03/31/05                        2004
   81         95,826       Sq. Ft.           100             100.00%        03/31/05                        2004
   82        120,920       Sq. Ft.            79             90.63%         04/30/05                        2004
   83          135          Rooms           70,277           71.44%         04/30/05                  T-12 Ending 2/05
   84         69,708       Sq. Ft.           135             100.00%        05/27/05                        2004
   85         51,128       Sq. Ft.           183             100.00%        07/08/05                        2004
   86        134,650       Sq. Ft.            67             100.00%        07/07/05                        2004
   87        581,065       Sq. Ft.            70             82.20%         03/31/05             Full Year ending 03-31-05
   88          157          Units           55,732           99.40%         05/31/05             Full Year ending 12-31-04
   89        112,665       Sq. Ft.            76             88.28%         07/15/05               T-12 through 04-30-05
   90         80,427       Sq. Ft.           106             94.78%         06/01/05                        2004
   91           59          Units          143,074           98.31%         07/07/05
   92         45,689       Sq. Ft.           183             85.12%         04/26/05                        2004
   93         73,337       Sq. Ft.           113             82.06%         04/30/05                        2004
   94          101          Rooms           79,102           77.79%         12/31/04              Trailing 12 (4/04-3/05)
   95        630,635       Sq. Ft.            70             82.20%         03/31/05             Full Year ending 03-31-05
   96        593,962       Sq. Ft.            70             82.20%         03/31/05             Full Year ending 03-31-05
   97         56,140       Sq. Ft.           134             92.66%         06/14/05             Full Year ending 12-31-04
   98          220          Units           34,057           95.45%         04/22/05         Trailing 12 (05-01-04 - 04-30-05)
   99         67,175       Sq. Ft.           110             84.29%         04/30/05                        2004
  100        508,366       Sq. Ft.            70             82.20%         03/31/05             Full Year ending 03-31-05
  101        544,006       Sq. Ft.            70             82.20%         03/31/05             Full Year ending 03-31-05
  102          105          Rooms           65,531           60.67%         04/30/05                        T-12
  103         48,583       Sq. Ft.           141             89.88%         03/23/05                   Statement 2004
  104         40,600       Sq. Ft.           167             83.42%         06/30/05
  105         61,093       Sq. Ft.           110             87.41%         04/30/05                        2004
  106         76,505       Sq. Ft.            88             78.35%         04/30/05                        2004
  107          144          Units           46,429           93.75%         04/30/05             Full Year ending 12-31-04
  108        558,315       Sq. Ft.            70             82.20%         03/31/05             Full Year ending 03-31-05
  109          186          Units           35,269           83.33%         04/06/05                  T3 Ending 5/2005
  110         68,324       Sq. Ft.            95             97.95%         04/01/05                        2004
  111        Various       Various         Various           97.81%          Various                        2004
 111.01       37,164       Sq. Ft.                           100.00%        05/31/05                        2004
 111.02         44          Units                            95.45%         04/29/05                        2004
  112         53,377       Sq. Ft.           121             100.00%        03/14/05             Full Year ending 12-31-04
  113        256,166       Sq. Ft.            25             100.00%        06/23/05             Full Year ending 12-31-04
  114         67,530       Sq. Ft.            92             72.09%         04/30/05                        2004
  115         57,800       Sq. Ft.           104             79.59%         06/01/05
  116          351          Units           16,464           93.45%         04/30/05                   Statement 2004
  117           60          Beds            93,333           93.33%         05/31/05                     TTM - 2/05
  118         31,956       Sq. Ft.           175             91.24%         05/11/05
  119          188          Units           29,727           78.19%         04/12/05                   Statement 2004
  120           84          Units           65,409           91.67%         06/23/05                     T-3 May 05
  121         30,216       Sq. Ft.           181             91.05%         05/27/05                        2004
  122         69,675       Sq. Ft.            78             80.47%         04/30/05                        2004
  123         61,875       Sq. Ft.            87             77.62%         04/30/05                        2004
  124        162,000       Sq. Ft.            33             100.00%        06/23/05             Full Year ending 12-31-04
  125         27,192       Sq. Ft.           196             100.00%        05/27/05                        2004
  126         32,268       Sq. Ft.           164             99.47%         05/13/05                    Trailing 12
  127        136,365       Sq. Ft.            39             96.48%         05/31/05               T-12 through 01-31-05
  128           90          Beds            57,716           96.67%         06/24/05                   T6M - March 05
  129           59          Beds            87,288           96.61%         04/30/05                  T-12 Ending 4/05
  130         64,448       Sq. Ft.            79             91.60%         03/14/05             Full Year ending 12-31-04
  131         25,500       Sq. Ft.           199             100.00%        03/17/05             Full Year ending 12-31-04
  132         47,484       Sq. Ft.           105             96.63%          Various              Trailing 12 (4/04-3/05)
 132.01       24,219       Sq. Ft.                           100.00%        06/21/05              Trailing 12 (4/04-3/05)
 132.02       23,265       Sq. Ft.                           93.12%         07/31/05              Trailing 12 (4/04-3/05)
  133          222          Units           22,523           79.73%         04/01/05                   Statement 2004
  134         69,056       Sq. Ft.            72             67.82%         04/30/05                        2004
  135         61,112       Sq. Ft.            82             98.40%         05/23/05
 135.01       35,154       Sq. Ft.                           93.18%         05/23/05             Full Year ending 12-31-04
 135.02       25,958       Sq. Ft.                           88.44%         05/23/05             Full Year ending 12-31-04
  136         28,716       Sq. Ft.           167             100.00%        04/15/05             Full Year ending 12-31-04
  137         34,185       Sq. Ft.           140             91.76%         03/01/05             Full Year ending 12-30-04
  138         92,000       Sq. Ft.            50             100.00%        06/23/05             Full Year ending 12-31-04
  139         82,750       Sq. Ft.            56             100.00%        05/10/05
  140          152          Units           29,605           96.05%         06/30/05                        2004
  141         18,090       Sq. Ft.           185             100.00%        07/07/05                        2004
  142         38,684       Sq. Ft.           114             93.27%         05/26/05
  143         14,550       Sq. Ft.           300             100.00%        05/19/05
  144         46,784       Sq. Ft.            93             96.58%         03/11/05             Full Year ending 12-31-04
  145         74,896       Sq. Ft.            57             95.13%         04/15/05               T-12 through 10-31-04
  146          127          Rooms           33,175           54.46%         12/31/04              Trailing 12 (4/04-3/05)
  147          144          Units           29,137           95.14%         03/02/05                        2004
  148           72          Rooms           58,252           65.49%         12/31/04             Trailing 12 (5/04 - 4/05)
  149           80          Units           51,875           100.00%        02/01/05        7 Months Annualized through 01-31-05
  150         53,589       Sq. Ft.            77             89.23%         04/14/05                   Statement 2004
  151         46,541       Sq. Ft.            86             87.07%         06/01/05               YTD 4/31/05 Annualized
  152         14,490       Sq. Ft.           276             100.00%        10/01/01
  153         83,150       Sq. Ft.            48             86.67%         04/30/05                        2004
  154         28,700       Sq. Ft.           139             100.00%        06/27/05                   Statement 2004
  155         22,837       Sq. Ft.           174             100.00%        01/11/05             Full Year ending 12-01-04
  156         14,560       Sq. Ft.           273             100.00%        03/10/05
  157         52,977       Sq. Ft.            72             100.00%        03/09/05             Full Year ending 12-31-04
  158         14,820       Sq. Ft.           256             100.00%        09/22/04
  159         69,789       Sq. Ft.            54             59.76%         04/30/05                        2004
  160         25,695       Sq. Ft.           144             93.34%         04/06/05                   Statement 2004
  161         14,490       Sq. Ft.           255             100.00%        10/14/04
  162           72          Rooms           50,000           80.27%         12/31/04             Trailing 12 (5/04 - 4/05)
  163         13,013       Sq. Ft.           274             100.00%        05/16/05
  164           48          Units           74,325           85.42%         05/16/05
  165           59          Beds            60,169           96.61%         06/09/05                     TTM - 4/05
  166         28,092       Sq. Ft.           124             100.00%        04/14/05
  167         41,400       Sq. Ft.            80             91.30%         01/01/05                        2004
  168         14,560       Sq. Ft.           228             100.00%        02/10/04
  169           70          Beds            47,093           98.57%         05/31/05                April '04 Annualized
  170         14,560       Sq. Ft.           221             100.00%        06/07/04
  171         14,560       Sq. Ft.           220             100.00%        03/10/03
  172         16,412       Sq. Ft.           195             82.60%         04/28/05
  173         12,864       Sq. Ft.           225             100.00%        06/01/05
  174         14,820       Sq. Ft.           191             100.00%        11/30/04
  175         11,881       Sq. Ft.           236             100.00%        05/13/05
  176         27,000       Sq. Ft.           104             100.00%        05/11/05                   Statement 2004
  177         14,560       Sq. Ft.           190             100.00%        04/20/05
  178         13,100       Sq. Ft.           211             100.00%        04/04/05
  179         18,070       Sq. Ft.           149             100.00%        04/30/05                        2004
  180         11,361       Sq. Ft.           237             100.00%        06/15/05
  181         14,560       Sq. Ft.           184             100.00%        01/20/04
  182         14,259       Sq. Ft.           187             100.00%        01/26/05
  183           96          Units           27,440           97.92%         03/02/05                        2004
  184           44          Units           59,033           100.00%        05/11/05           Annualized 2005 (1/05 - 4/05)
  185         10,908       Sq. Ft.           231             100.00%        06/01/05
  186         30,333       Sq. Ft.            82             89.31%         04/14/05
 186.01       11,000       Sq. Ft.                           100.00%        04/14/05
 186.02       19,333       Sq. Ft.                           83.22%         04/14/05                   Statement 2004
  187           66          Units           37,500           98.48%         06/20/05                 May 05 Annualized
  188           60          Units           40,000           96.67%         04/07/05                     T-6 3/2005
  189         13,418       Sq. Ft.           176             100.00%        06/01/05                   Statement 2004
  190         11,200       Sq. Ft.           206             100.00%        06/15/05
  191         67,915       Sq. Ft.            33             75.89%         04/30/05                        2004
  192         37,682       Sq. Ft.            58             100.00%        03/09/05             Full Year ending 12-31-04
  193         25,252       Sq. Ft.            85             91.02%         06/22/05                   Statement 2004
  194         10,908       Sq. Ft.           196             100.00%        06/01/05
  195         10,125       Sq. Ft.           206             100.00%        04/13/05                   Statement 2004
  196         14,259       Sq. Ft.           144             100.00%        02/10/05
  197         14,113       Sq. Ft.           145             100.00%        03/01/05                   Statement 2004
  198         31,070       Sq. Ft.            66             93.34%         06/28/05                        2004
  199         53,150       Sq. Ft.            38             78.49%         04/30/05                        2004
  200         61,375       Sq. Ft.            28             93.28%         07/11/05                        2004
  201           36          Units           41,621           94.44%         06/01/05                        2004
  202         12,544       Sq. Ft.           119             100.00%        05/31/05
  203         15,213       Sq. Ft.            98             100.00%        04/20/05                   Statement 2004
  204           32          Units           44,641           100.00%        06/21/05        3 Months Annualized through 03-05-05
  205         67,275       Sq. Ft.            19             81.89%         07/11/05                        2004
  206         44,000       Sq. Ft.            23             96.15%         07/11/05                        2004
  207         5,010        Sq. Ft.           142             100.00%        02/13/02
  208         6,000        Sq. Ft.            99             100.00%        03/19/04
  209         5,400        Sq. Ft.            91             100.00%        05/18/04




MORTGAGE                                       MOST           MOST                                          UW NET
  LOAN       MOST RECENT    MOST RECENT       RECENT         RECENT       UW REVENUES         UW           OPERATING    UW NET CASH
 NUMBER      REVENUES ($)   EXPENSES ($)      NOI ($)       NCF ($)           ($)        EXPENSES ($)     INCOME ($)      FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

   1         122,955,529     62,770,749     60,184,780     59,405,780     125,501,967     58,744,329      66,757,637     65,208,833
   2          53,003,045     18,543,837     34,459,208     34,459,208     55,131,828      18,666,860      36,464,968     33,488,800
  2.01        11,470,203     3,089,915       8,380,288     8,380,288      11,327,795       2,877,767       8,450,028     8,022,669
  2.02        7,990,958      2,671,238       5,319,720     5,319,720       8,050,447       2,712,695       5,337,752     4,906,170
  2.03        4,557,237      1,373,927       3,183,310     3,183,310       6,750,145       1,813,355       4,936,790     4,547,117
  2.04        5,031,120      2,020,610       3,010,510     3,010,510       4,997,308       1,908,446       3,088,863     2,793,282
  2.05        4,783,958      1,459,919       3,324,039     3,324,039       4,886,063       1,577,843       3,308,220     2,987,353
  2.06        3,256,563      1,014,979       2,241,584     2,241,584       3,412,237       1,099,874       2,312,362     2,144,405
  2.07        2,515,350       678,849        1,836,501     1,836,501       2,272,120        636,651        1,635,469     1,475,339
  2.08        2,099,759       884,539        1,215,220     1,215,220       2,123,518        832,295        1,291,224     1,193,763
  2.09        1,700,599       634,274        1,066,325     1,066,325       1,862,435        608,547        1,253,888     1,163,951
  2.10        2,154,020      1,128,850       1,025,170     1,025,170       2,144,409       1,105,133       1,039,276      887,879
  2.11        3,663,032      1,603,455       2,059,577     2,059,577       3,605,661       1,592,344       2,013,317     1,844,123
  2.12        1,900,362      1,071,412        828,950       828,950        1,830,500        986,385         844,114       740,467
  2.13        1,100,731       580,307         520,424       520,424        1,097,308        576,415         520,893       424,695
  2.14         779,153        331,563         447,590       447,590         771,882         339,110         432,772       357,587
   3          39,554,851     13,609,439     25,945,412     25,731,499     40,281,840      11,787,188      28,494,651     26,936,258
   4          46,929,856     22,052,782     24,877,074     24,666,842     51,425,262      23,276,557      28,148,705     27,472,329
   5          22,823,878     7,119,098      15,704,780     15,437,206     22,565,560       7,781,027      14,784,533     13,631,377
  5.01        17,755,977     5,480,391      12,275,586     12,100,234     17,561,320       5,967,282      11,594,038     10,749,186
  5.02        5,067,901      1,638,707       3,429,194     3,336,971       5,004,240       1,813,745       3,190,495     2,882,190
   6          17,604,264     3,968,528      13,635,736     13,477,260     16,917,997       5,469,740      11,448,257     11,239,265
   7          22,702,439     9,381,151      13,321,288     13,071,081     23,811,631      10,108,396      13,703,235     12,904,008
   8          11,734,874     4,007,474       7,727,400     7,658,326      12,747,947       4,346,318       8,401,628     7,743,165
  8.01        9,474,150      2,715,406       6,758,744     6,713,832       9,269,862       2,929,524       6,340,338     5,944,316
  8.02        2,260,724      1,292,068        968,656       944,494        3,478,085       1,416,795       2,061,290     1,798,849
   9          7,901,239      2,846,210       5,055,029     4,998,943       9,535,512       2,401,333       7,134,179     6,635,634
   10                                                                      9,373,283       2,198,021       7,175,261     7,027,198
   11         9,405,117      4,137,675       5,267,442     5,201,181      10,102,259       3,920,564       6,181,695     6,115,434
   12         49,607,714     36,567,963     13,039,751     11,055,442     51,627,650      37,570,914      14,056,737     11,991,631
   13         8,778,916      3,905,019       4,873,897     4,802,062      10,174,929       3,511,783       6,663,146     6,116,876
   14         22,135,385     8,481,048      13,654,337     13,654,337     22,908,428       8,629,716      14,278,713     14,155,652
   15         19,954,538     4,897,846      15,056,692     15,056,692     17,076,249                      17,076,249     17,076,249
   16         33,256,354     26,187,436      7,068,918     5,738,664      34,485,791      26,637,278       7,848,513     6,469,082
   17         6,460,040      2,861,598       3,598,442     3,549,797       6,744,374       2,625,194       4,119,180     3,815,352
   18                                                                      4,540,700        931,288        3,609,412     3,447,424
   19                                                                      5,449,287       1,592,204       3,857,083     3,840,354
   20         8,283,675      4,616,297       3,667,378     3,662,813       8,782,016       4,497,490       4,284,527     3,933,245
   21         4,646,524      1,655,794       2,990,730     2,961,592       4,859,465       1,396,613       3,462,853     3,248,684
   22         3,995,661       992,143        3,003,518     2,964,229       4,099,868        975,521        3,124,347     2,907,028
   23                                                                      3,114,048        31,140         3,082,908     2,921,691
   24         3,775,245      1,261,294       2,513,951     2,513,951       4,637,953       1,500,337       3,137,616     2,872,613
   25         3,934,226       905,863        3,028,363     2,934,385       3,541,654        910,910        2,630,745     2,371,646
   26         2,902,588      1,242,768       1,659,820     1,599,220       3,348,032       1,131,971       2,216,061     2,155,461
   27         3,059,446       538,064        2,521,382     2,495,453       3,000,345        567,993        2,432,351     2,280,184
   28         3,226,941      1,167,986       2,058,955     1,980,555       3,468,397       1,185,198       2,283,199     2,204,799
   29                                                                      2,205,939        22,059         2,183,880     2,093,036
   30         3,996,358      1,781,221       2,215,137     2,087,637       4,020,480       1,628,019       2,392,461     2,264,961
   31                                                                      2,971,697       1,022,414       1,949,283     1,905,083
   32         15,600,368     12,284,341      3,316,027     3,316,027      17,289,643      12,739,513       4,550,130     3,858,544
   33         2,810,100       811,325        1,998,775     1,998,775       2,723,808        674,487        2,049,320     1,900,752
   34         2,615,634       600,516        2,015,118     1,948,146       2,769,479        756,921        2,012,558     1,800,642
   35                                                                      2,714,093        415,203        2,298,890     2,177,427
   36                                                                      2,749,548        509,469        2,240,079     2,103,254
   37         2,400,371       840,560        1,559,811     1,514,061       2,660,746        803,908        1,856,838     1,811,088
   38                                                                      3,363,034       1,343,432       2,019,602     1,839,177
   39         2,467,761       913,755        1,554,006     1,478,006       2,645,544        944,164        1,701,380     1,625,380
   40         3,000,000                      3,000,000     2,971,239       2,940,000        368,114        2,571,886     2,543,125
   41         2,045,727       471,961        1,573,766     1,557,089       2,134,066        542,648        1,591,418     1,501,167
   42         2,580,326      1,174,047       1,406,279     1,317,359       2,614,053       1,133,456       1,480,597     1,391,677
   43                                                                      2,105,198        301,691        1,803,507     1,720,173
   44                                                                      2,111,338        344,369        1,766,969     1,699,437
   45         2,181,367       511,843        1,669,524     1,607,462       2,225,034        656,076        1,568,958     1,414,372
   46         2,261,693       772,788        1,488,905     1,464,484       2,228,468        762,579        1,465,889     1,365,678
   47         2,176,214       620,923        1,555,291     1,513,992       2,141,785        670,186        1,471,598     1,327,042
   48         2,076,497       543,720        1,532,777     1,532,777       2,225,872        644,671        1,581,201     1,566,148
   49         1,870,526       417,397        1,453,129     1,416,777       1,972,997        531,375        1,441,623     1,343,689
   50         2,187,283       330,142        1,857,141     1,819,452       1,803,003        364,664        1,438,339     1,347,821
   51         2,238,096       656,929        1,581,167     1,211,932       2,411,223        871,805        1,539,417     1,374,557
   52         2,052,624       518,068        1,534,556     1,526,279       2,052,669        531,677        1,520,992     1,434,971
   53                                                                      2,005,473        391,589        1,613,884     1,537,023
   54         2,571,938      1,294,724       1,277,214     1,207,614       2,579,774       1,289,590       1,290,184     1,220,584
   55         4,929,644      3,051,339       1,878,305     1,681,119       4,914,992       3,105,480       1,809,512     1,612,913
   56         1,956,334       609,453        1,346,881     1,313,048       1,976,119        646,745        1,329,374     1,203,636
   57         2,157,655       614,688        1,542,967     1,487,244       2,126,585        701,898        1,424,688     1,318,133
   58         1,943,409       635,609        1,307,800     1,271,616       1,900,238        638,857        1,261,381     1,161,421
   59         1,829,175       557,862        1,271,313     1,220,874       1,897,998        589,803        1,308,194     1,120,966
 59.01        1,110,910       349,321         761,589       734,824        1,164,552        356,288         808,264       688,443
 59.02         718,265        208,541         509,724       486,050         733,446         233,515         499,930       432,523
   60         1,598,676       612,000         986,676       954,676        1,722,101        594,288        1,127,813     1,095,813
   61                                                                      1,582,756        437,396        1,145,361     1,111,016
   62                                                                      1,318,281        26,094         1,292,187     1,176,299
   63         4,886,679      3,008,457       1,878,222     1,705,718       4,875,705       3,285,177       1,590,528     1,395,500
   64         1,828,318       362,911        1,465,407     1,465,407       1,781,431        357,252        1,396,692     1,251,908
 64.01         959,902        179,040         780,862       780,862         914,357         174,888         739,469       649,718
 64.02         868,416        183,871         684,545       684,545         867,074         182,364         684,710       602,190
   65         1,750,268       353,553        1,396,715     1,381,645       1,593,997        458,369        1,135,628     1,052,998
   66         1,676,076       625,016        1,051,060     1,006,060       1,708,512        641,468        1,067,044     1,022,044
   67         3,199,249      1,668,375       1,530,874     1,402,904       3,144,655       1,711,048       1,433,607     1,307,820
   68                                                                      1,431,119        267,110        1,164,009     1,106,035
   69         1,473,477       326,072        1,147,405     1,134,067       1,454,084        365,141        1,088,942     1,035,955
   70         1,741,671       646,938        1,094,733     1,078,268       1,777,657        531,204        1,246,453     1,158,446
   71         1,708,655       588,854        1,119,801     1,119,801       1,721,080        620,222        1,100,858     1,067,408
   72         2,480,298      1,176,282       1,304,016     1,263,174       2,667,993       1,265,833       1,402,160     1,336,160
   73                                                                      1,561,842        573,980         987,862       947,362
   74         1,818,746       501,004        1,317,742     1,317,742       2,008,952        748,490        1,260,462     1,093,339
   75         1,407,624       717,034         690,590       661,340        1,566,352        586,090         980,262       951,012
   76          849,428        266,070         583,358       583,358        1,550,914        603,326         947,588       934,692
   77         1,278,039       291,766         986,273       960,538        1,234,506        303,216         931,290       840,104
   78         1,562,029       520,279        1,041,750      994,681        1,459,552        500,255         959,297       881,598
   79         1,445,636       544,027         901,609       887,965        1,509,851        598,969         910,882       779,149
   80         1,181,819       213,858         967,961       960,017        1,181,354        273,154         908,200       852,283
   81         1,790,423       770,354        1,020,069      982,697        1,693,444        796,625         896,819       790,629
   82         1,614,009       764,526         849,483       849,483        1,689,972        855,639         834,333       816,197
   83         3,383,556      2,227,130       1,156,426     1,021,084       3,385,321       2,235,102       1,150,220     1,014,807
   84         1,348,394       301,704        1,046,690     1,014,624       1,318,868        326,406         992,463       889,160
   85         1,257,111       315,116         941,995       928,190        1,268,880        318,874         950,006       906,710
   86         1,150,940        50,966        1,099,974     1,075,737       1,150,934        34,528         1,116,406     1,092,169
   87          48116492       13636115       34480377       34480377      40,803,931      15,303,697      25,500,234     25,156,527
   88         1,049,998       409,877         640,121       640,121        1,174,116        424,915         749,201       709,951
   89          571,504        208,642         362,862       362,862        1,163,140        362,459         800,681       693,247
   90          978,139        354,759         623,380       611,316        1,175,269        375,787         799,482       726,455
   91                                                                       970,853         285,915         684,938       673,138
   92          877,305        243,259         634,046       628,576         925,395         188,441         736,954       723,523
   93         1,084,930       256,016         828,914       828,914        1,106,179        309,903         796,276       785,274
   94         2,840,548       993,542        1,847,006     1,847,006       2,561,210       1,295,435       1,265,775     1,137,715
   95          48116492       13636115       34480377       34480377      40,803,931      15,303,697      25,500,234     25,156,527
   96          48116492       13636115       34480377       34480377      40,803,931      15,303,697      25,500,234     25,156,527
   97          935,622        337,725         597,897       597,897        1,100,801        341,209         759,592       716,792
   98         1,694,360       715,084         979,276       841,306        1,684,217        735,639         948,578       891,135
   99          960,349        252,484         707,865       707,865        1,011,943        280,597         731,346       721,269
  100          48116492       13636115       34480377       34480377      40,803,931      15,303,697      25,500,234     25,156,527
  101          48116492       13636115       34480377       34480377      40,803,931      15,303,697      25,500,234     25,156,527
  102         1,791,499       936,464         855,035       783,375        1,775,596        970,158         805,439       734,415
  103          819,699        297,814         521,885       521,885        1,000,201        307,215         692,986       634,302
  104                                                                      1,115,362        501,823         613,539       580,446
  105          971,150        379,249         591,901       591,901        1,038,499        431,581         606,918       597,742
  106          565,256        238,641         326,615       326,615        1,085,000        480,222         604,778       593,303
  107         1,106,669       389,469         717,200       681,200        1,115,346        402,868         712,478       677,774
  108          48116492       13636115       34480377       34480377      40,803,931      15,303,697      25,500,234     25,156,527
  109         1,027,032       575,610         451,422       404,922        1,109,868        514,664         595,204       548,704
  110          781,319        241,649         539,670       532,978         842,356         242,050         600,306       571,655
  111         2,261,807       927,835        1,333,972     1,322,972       2,342,649        944,064        1,398,585     1,347,808
 111.01       1,595,744       624,512         971,232       971,232        1,634,188        643,523         990,666       939,888
 111.02        666,063        303,323         362,740       351,740         708,461         300,541         407,920       407,920
  112         1,273,198       378,376         894,822       845,665        1,257,214        351,535         905,679       836,426
  113         1,000,839       158,252         842,587       842,587         934,306         207,052         727,254       653,123
  114          808,883        208,536         600,347       600,347         810,832         249,542         561,290       551,164
  115                                                                      1,325,498        711,120         614,378       562,197
  116         1,505,372       656,966         848,406       848,406        1,521,344        697,763         823,581       787,347
  117         2,015,487      1,401,735        613,752       598,752        2,002,448       1,409,519        592,929       577,929
  118                                                                       636,854         126,990         509,864       488,284
  119          865,632        335,487         530,145       530,145         934,080         465,027         469,053       417,353
  120          641,260        289,783         351,477       332,577         747,363         287,184         460,179       441,279
  121          637,798        152,307         485,491       471,894         665,732         184,725         481,006       440,238
  122          781,804        231,207         550,597       550,597         787,707         279,385         508,322       497,842
  123          586,627        269,507         317,120       317,120         818,389         309,476         508,913       499,610
  124          905,700        105,151         800,549       800,549         773,452         164,646         608,806       540,014
  125          629,782        146,563         483,219       470,436         676,199         184,186         492,013       479,230
  126          679,040        237,134         441,906       392,728         725,861         251,129         474,731       429,416
  127          579,466        207,174         372,292       341,864         846,487         273,092         573,395       497,882
  128         3,003,406      2,326,922        676,484       653,984        2,985,706       2,361,051        624,655       602,155
  129         2,240,484      1,652,166        588,318       574,318        2,187,580       1,651,401        536,179       522,179
  130         1,255,844       536,948         718,896       697,625        1,234,753        429,175         805,578       712,238
  131          571,263         64,264         506,999       506,999         558,982         86,040          472,942       421,047
  132          868,667        261,219         607,448       607,448         877,540         278,553         598,986       547,717
 132.01        645,527        228,571         416,956       416,956         670,099         235,569         434,530       404,521
 132.02        223,140         32,648         190,492       190,492         207,441         42,984          164,457       143,197
  133         1,550,653      1,156,016        394,637       394,637        1,626,784       1,055,471        571,313       499,607
  134          791,116        252,108         539,008       539,008         723,149         305,415         417,734       407,373
  135          986,935        414,282         572,653       572,653         949,663         413,505         521,934       455,367
 135.01        598,718        250,894         347,824       347,824         594,931         246,201         348,730       307,966
 135.02        388,217        163,388         224,829       224,829         354,732         167,304         187,428       160,722
  136          273,851         68,760         205,091       195,091         607,525         120,800         486,725       449,276
  137          748,132        235,099         513,033       510,776         723,816         232,677         491,139       432,123
  138          643,999         46,573         597,426       597,426         633,650         140,556         493,094       457,094
  139                                                                       581,748         121,667         460,080       435,255
  140          866,618        465,230         401,388       363,388         903,555         471,631         431,924       393,924
  141          518,863         81,123         437,740       435,311         497,599         99,580          398,019       375,557
  142                                                                       757,475         303,222         454,253       409,023
  143                                                                       386,525         11,596          374,929       373,474
  144          781,628        204,352         577,276       540,778         744,274         241,662         502,612       439,873
  145          520,357        235,803         284,554       284,554         731,859         237,749         494,110       440,179
  146         2,049,842      1,617,884        431,958       431,958        2,119,745       1,460,509        659,236       574,514
  147         1,022,636       509,083         513,553       477,553         985,907         510,984         474,922       438,922
  148         1,675,128       886,209         788,919       788,919        1,494,180        895,975         598,205       538,450
  149          813,195        163,505         649,690       649,690         720,899         296,552         424,347       404,347
  150          670,781        240,893         429,888       429,888         686,949         246,816         440,133       411,237
  151          642,616        220,020         422,596       410,961         668,034         246,270         421,764       364,211
  152                                                                       359,932         10,798          349,134       347,685
  153          592,362        184,315         408,047       408,047         601,274         226,397         374,877       362,411
  154          667,332        242,636         424,696       407,736         687,671         285,491         402,180       386,987
  155          861,746        241,233         620,513       527,547         835,665         227,781         607,884       571,178
  156                                                                       413,500         12,405          401,095       399,639
  157          659,213        216,692         442,521       439,084         659,229         192,662         466,567       428,584
  158                                                                       394,000         11,820          382,180       380,698
  159          721,168        456,008         265,160       265,160         710,307         461,824         248,483       237,822
  160          476,218        177,891         298,327       263,560         588,911         197,044         391,868       366,606
  161                                                                       380,600         11,418          369,182       367,733
  162         1,456,327       646,420         809,907       809,907        1,188,000        709,245         478,755       431,435
  163                                                                       389,781         66,642          323,139       321,187
  164                                                                       457,972         167,173         290,799       278,799
  165         1,923,475      1,539,904        383,571       371,571        1,899,342       1,561,326        338,016       326,016
  166                                                                       493,212         124,786         368,426       346,827
  167          373,916         45,491         328,425       323,457         396,607         74,887          321,720       314,210
  168                                                                       345,000         10,350          334,650       333,194
  169         1,632,492      1,142,292        490,200       472,700        1,734,138       1,296,346        437,792       420,292
  170                                                                       333,400         10,002          323,398       321,942
  171                                                                       309,982          9,299          300,683       299,227
  172                                                                       391,085         101,570         289,514       264,047
  173                                                                       323,466         46,077          277,388       275,517
  174                                                                       294,348          8,830          285,518       284,036
  175                                                                       335,499         86,582          248,917       246,517
  176          466,704        108,974         357,730       357,730         421,266         126,501         294,765       287,664
  177                                                                       288,000          8,640          279,360       277,904
  178                                                                       336,979         10,109          326,870       325,646
  179          280,869        128,123         152,746       150,939         389,022         128,568         260,454       247,423
  180                                                                       304,830          9,145          295,685       294,595
  181                                                                       278,350          8,351          270,000       268,544
  182                                                                       278,000          8,340          269,660       268,234
  183          629,187        321,458         307,729       283,729         627,052         323,980         303,073       279,073
  184          437,705         87,740         349,964       349,964         352,368         131,129         221,240       212,818
  185                                                                       282,975          8,489          274,486       273,395
  186                                                                       428,644         174,755         253,889       222,941
 186.01                                                                     202,094         49,437          152,656       143,246
 186.02        226,116        117,392         108,724       108,724         226,550         125,317         101,232        79,695
  187          398,842        185,597         213,245       193,480         419,447         204,193         215,254       195,489
  188          365,618        200,433         165,185       150,185         415,159         206,306         208,852       193,852
  189          352,151        134,873         217,278       217,278         360,711         136,179         224,532       209,822
  190                                                                       260,855          7,826          253,029       251,938
  191          426,208        248,796         177,412       177,412         437,721         238,597         199,124       188,939
  192          579,627        193,915         385,712       331,615         576,656         207,746         368,910       320,062
  193          238,373        149,658         88,715         54,013         348,322         121,112         227,210       202,161
  194                                                                       240,162          7,205          232,957       231,866
  195          327,150         62,667         264,483       264,483         305,396         69,642          235,754       228,831
  196                                                                       215,000          6,450          208,550       207,124
  197          407,540        170,204         237,336       234,186         352,566         149,146         203,420       194,374
  198          566,569        209,415         357,154       352,886         514,488         223,356         291,132       232,954
  199          310,633        147,661         162,972       162,972         319,922         172,898         147,024       139,074
  200          578,931        200,879         378,052       378,052         578,932         203,688         375,244       369,106
  201          348,612        184,078         164,534       155,534         372,137         179,927         192,210       183,210
  202                                                                       225,877         66,539          159,338       153,326
  203          327,488         95,679         231,809       231,809         306,444         104,450         201,994       191,373
  204          233,040         87,980         145,060       145,060         223,521         87,584          135,937       126,401
  205          337,975        166,938         171,037       171,037         337,739         166,149         171,590       164,862
  206          269,866        136,161         133,705       133,705         269,865         142,299         127,566       123,105
  207                                                                       81,600           2,448          79,152         78,652
  208                                                                       68,496           2,055          66,441         65,841
  209                                                                       57,000           1,710          55,290         54,750




                                                                                                  LARGEST
MORTGAGE                                                                        LARGEST           TENANT
  LOAN                                                                          TENANT             % OF           LARGEST TENANT
 NUMBER       LARGEST TENANT NAME                                               SQ. FT.            NRA              EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   1          225 Unlimited, Inc.                                               27,277             0.67%          Multiple Spaces
   2          Various                                                           Various           Various             Various
  2.01        United States of America (Federal Supply Service)                1,048,631          100.00%            12/13/10
  2.02        United States of America (Army Corps of Engineers)                229,625           70.37%             10/31/10
  2.03        United States of America (Joint Forces Command)                   351,075           100.00%            05/09/13
  2.04        United States of America (Federal Election Commission)            91,580            62.57%             09/30/07
  2.05        United States of America (Environmental Protection Agency)        182,554           100.00%            06/14/09
  2.06        United States of America (Dept of Veterans Affairs)               119,550           90.64%             11/05/13
  2.07        United States of America (Army Corps of Engineers)                97,256            100.00%            03/11/18
  2.08        United States of America (INS)                                    88,717            100.00%            04/03/08
  2.09        United States of America (Army Corps of Engineers)                118,040           100.00%            10/06/14
  2.10        United States of America (Drug Enforcement Agency)                132,995           96.36%             04/30/12
  2.11        United States of America (GSA)                                    130,600           100.00%            03/31/08
  2.12        United States of America (Tricare Management Activities)          103,000           100.00%            05/19/13
  2.13        United States of America (Dept. of the Interior)                  53,172            71.58%             01/31/06
  2.14        United States of America (FBI)                                    53,830            100.00%            08/31/09
   3          General Services Administration                                   191,909           17.95%          Multiple Spaces
   4          MCI Worldcom                                                      125,456           11.94%             12/31/14
   5          Various                                                           Various           Various             Various
  5.01        JC Penney                                                         169,042           22.17%             02/28/07
  5.02        Sears                                                             110,435           26.34%             07/16/09
   6          La Strada                                                         20,752             2.88%             12/31/06
   7          BP America                                                        243,338           20.42%             09/30/08
   8          Various                                                           Various           Various             Various
  8.01        Bearing Point, Inc.                                               239,206           79.89%             09/14/14
  8.02        DDL Omni Engineering                                              28,789            17.87%             11/30/11
   9          General Services Administration (Secretary of State)              280,259           99.94%             06/30/14
   10         Bed, Bath & Beyond                                                28,000            10.60%             01/31/14
   11         Freedom Forum (f/k/a Gannett Foundation)                          96,580            29.15%          Multiple Spaces
   12
   13         General Services Administration                                   202,861           56.48%          Multiple Spaces
   14         Nordstrom                                                         312,000           62.64%             10/31/18
   15         Building Service Local 32B-32J                                    411,097           100.00%            12/31/11
   16
   17         General Services Administration                                   72,798            29.93%          Multiple Spaces
   18         Dick's Sporting Goods                                             45,624            16.65%             01/31/18
   19         ITT Industries                                                    167,285           100.00%            03/31/19
   20
   21         Boeing                                                            145,692           100.00%            12/31/09
   22         Randalls Food and Drugs                                           50,843            19.41%             11/14/07
   23         TRSCO                                                             300,000           100.00%            04/01/15
   24         Clear Freight Inc                                                 12,500             6.52%             05/31/06
   25         Weis                                                              49,774            20.13%             10/31/17
   26
   27         Trader Joe's                                                      14,207            17.53%             01/31/15
   28
   29         TRSCO                                                             213,361           100.00%            04/01/15
   30
   31
   32
   33         Burlington Coat Factory                                           80,000            32.91%             08/31/06
   34         Bel Air                                                           45,540            34.00%             01/31/15
   35         Preferred Freezer Services of Medley, LLC                         176,100           100.00%            06/30/30
   36         Preferred Freezer Services, LLC                                   243,350           100.00%            06/30/30
   37
   38         Capital One Services, Inc.                                        159,000           100.00%            02/28/15
   39
   40         J.C. Studios, LLC                                                 95,870            100.00%            01/31/10
   41         Ukrop's                                                           45,023            40.50%             09/30/19
   42
   43         Preferred Freezer Services of Raynham, LLC                        111,623           100.00%            06/30/30
   44         Preferred Freezer Services of Chicago, LLC                        128,200           100.00%            06/30/30
   45         Safeway                                                           42,896            33.87%             12/31/21
   46         Randalls Food and Drugs                                           56,596            50.99%             06/30/13
   47         Shoppers                                                          44,264            35.37%             09/30/16
   48
   49         Marshall's                                                        25,000            28.20%             01/31/08
   50         CKE Restaurants, Inc.                                             65,432            74.17%             03/31/15
   51         Kiosk Information Systems, Inc                                    64,672            27.51%             10/31/07
   52         Party City                                                        10,000            14.50%             04/30/07
   53         Preferred Freezer Services of Vernon, LLC                         103,050           100.00%            06/30/30
   54
   55
   56         Marshalls                                                         26,640            33.07%             01/31/12
   57         MFP                                                               25,864             9.15%             08/31/09
   58         Randalls Food and Drugs                                           53,993            52.23%             06/30/13
   59         Various                                                           Various           Various             Various
 59.01        Valley Farm Market                                                73,000            54.55%             10/31/13
 59.02        Bathmarket/Ahart                                                  22,075            47.55%             02/05/08
   60
   61         LA Fitness                                                        39,200            63.89%             05/31/20
   62         Rapp Collins Worldwide Limited Partnership                        101,120           100.00%            05/23/13
   63
   64         Various                                                           Various           Various             Various
 64.01        Belk                                                              51,413            34.86%             09/30/18
 64.02        Rose's                                                            54,000            34.80%             08/13/07
   65         Dominick's Fine Foods                                             64,762            51.57%             02/28/22
   66
   67
   68         Preferred Freezer Services of Boston, LLC                         95,537            100.00%            06/30/30
   69         Shoppers Food Warehouse                                           57,030            64.14%             12/31/16
   70         Inova Health Care Services                                        82,326            100.00%            09/30/08
   71
   72
   73
   74         Kmart                                                             81,803            25.97%             11/30/10
   75
   76
   77         Super Fresh                                                       39,571            53.82%             12/31/10
   78         Albertsons                                                        44,180            43.26%             08/13/22
   79         Pulte Mortgage LLC                                                43,050            33.33%             11/30/09
   80         Trader Joe's                                                      10,028            18.93%             01/31/11
   81         Dominick's Fine Foods                                             63,000            65.74%             11/30/10
   82
   83
   84         Ross Stores, Inc.                                                 25,000            35.86%             01/31/08
   85         Blood Systems, Inc.                                                6,832            13.36%             04/30/06
   86         Walmart                                                           134,650           100.00%            02/28/18
   87
   88
   89         Avalon Flooring                                                   21,200            18.82%             10/31/10
   90         National Environmental Coverage                                   10,129            12.59%             03/31/11
   91
   92         Decatur Memorial Health Foundation                                32,680            71.53%             12/31/27
   93
   94
   95
   96
   97         Chalkboard Learning Center                                        13,885            24.73%             03/31/16
   98
   99
  100
  101
  102
  103         Murray Dahl Kuechenmeister Law Firm                                6,683            13.76%             03/02/10
  104         Corinithian College                                               33,870            83.42%             07/31/15
  105
  106
  107
  108
  109
  110         Bi-Lo                                                             46,624            68.24%             01/31/20
  111         Various                                                           Various           Various             Various
 111.01       Keyes                                                              6,000            11.12%             03/31/13
 111.02
  112         Springfield Emergency Veterina                                     8,596            16.10%             11/30/13
  113         Wellington Truck Service                                          226,166           88.29%             07/31/09
  114
  115         Renal Care                                                        12,107            20.95%             03/14/14
  116
  117
  118         Villa Bella                                                        6,300            19.71%             11/30/20
  119
  120
  121         CSK Auto, Inc. Successo                                            9,044            29.93%             03/31/09
  122
  123
  124         Port Cargo Services                                               162,000           100.00%            06/30/17
  125         Country Oak Furniture                                              6,035            22.19%             05/31/06
  126         Clipper Windpower                                                  9,610            29.78%             09/30/06
  127         Mowhawk                                                           26,600            19.51%             01/01/08
  128
  129
  130         A&M Oriental Carpet                                                6,327             9.82%             11/30/09
  131         County of Loudoun                                                 25,500            100.00%            06/30/08
  132         Various                                                           Various           Various             Various
 132.01       Cardiovascular Diagnostic Center of SE PA                          6,798            28.07%          Multiple Spaces
 132.02       A-Z Rental Center                                                  7,590            32.32%             10/14/07
  133
  134
  135         Various                                                           Various           Various             Various
 135.01       J. Dalton/T. Kenney/U. Rau                                         2,350             6.68%             11/30/05
 135.02       Keith Construction Inc.                                            5,100            19.65%             05/01/15
  136         Total Wine & More                                                 10,398            36.21%             05/31/14
  137         Stewart Title                                                     20,359            59.56%          Multiple Spaces
  138         Henry Bath                                                        92,000            100.00%            08/31/09
  139         Apria Healthcare                                                  82,750            100.00%            02/28/15
  140
  141         Franciscan Vinyards                                               18,090            100.00%            05/30/12
  142         Kiewit Offshore                                                   13,067            33.78%             07/31/10
  143         Walgreens                                                         14,550            100.00%            03/31/80
  144         PRS, Inc.                                                         12,384            26.47%             01/04/09
  145         Dollar Tree                                                       27,096            36.18%             01/31/09
  146
  147
  148
  149
  150         Prism Academy                                                     10,200            19.03%             09/30/10
  151         Northwest Toxicology                                              23,767            51.07%             01/31/09
  152         Walgreens                                                         14,490            100.00%            06/30/77
  153
  154         Parsons                                                            9,535            33.22%             11/01/07
  155         Vitamin Shoppe                                                     4,000            17.52%             01/31/13
  156         Walgreens                                                         14,560            100.00%            03/31/80
  157         Ralph's                                                           35,000            66.07%             07/31/08
  158         Walgreens                                                         14,820            100.00%            10/31/79
  159
  160         Code Correct                                                       3,392            13.20%             09/30/05
  161         Walgreens                                                         14,490            100.00%            08/31/79
  162
  163         CVS                                                               13,013            100.00%            01/31/25
  164
  165
  166         Lifestyle Wood Furnishing                                         11,100            39.51%             12/31/08
  167         Food Lion                                                         33,000            79.71%             10/30/19
  168         Walgreens                                                         14,560            100.00%            03/31/78
  169
  170         Walgreens                                                         14,560            100.00%            07/31/79
  171         Walgreens                                                         14,560            100.00%            07/31/78
  172         Temecula Valley Bank                                               5,469            33.32%             09/30/09
  173         Goodyear Tire & Rubber Co.                                         6,864            53.36%             02/28/19
  174         Walgreens                                                         14,820            100.00%            12/31/79
  175         Q of New Brunswick, LLC                                            3,581            30.14%             08/31/14
  176         USA Printing                                                      13,000            48.15%             09/30/16
  177         Walgreens                                                         14,560            100.00%            09/30/78
  178         Rite Aid                                                          13,100            100.00%            06/30/18
  179         Cary Partners, LLC                                                 9,044            50.05%             10/31/10
  180         Eckerd                                                            11,361            100.00%            06/16/19
  181         Walgreens                                                         14,560            100.00%            03/31/79
  182         Walgreens                                                         14,259            100.00%            10/31/78
  183
  184
  185         CVS                                                               10,908            100.00%            06/07/20
  186         Various                                                           Various           Various             Various
 186.01       Movie Gallery                                                      3,600            32.73%             05/31/11
 186.02       S&S Management                                                     4,565            23.61%             12/31/09
  187
  188
  189         Physicians Neck & Back Clinic                                      7,948            59.23%             04/16/10
  190         Eckerd                                                            11,200            100.00%            01/26/19
  191
  192         Washington Community Church                                        5,775            15.33%             05/31/06
  193         Cesar Jovel D/S/A                                                  4,912            19.45%             04/30/10
  194         CVS                                                               10,908            100.00%            11/29/20
  195         CVS                                                               10,125            100.00%            01/31/17
  196         Walgreens                                                         14,259            100.00%            06/30/79
  197         Kiang's Inc.                                                       3,195            22.64%             02/28/07
  198         First American Title Co., Inc.                                     5,236            16.85%             12/31/07
  199
  200
  201
  202         Walgreens                                                         12,544            100.00%            11/30/42
  203         Pediatric Health                                                   4,278            28.12%             08/31/15
  204
  205
  206
  207         Sherwin Williams                                                   5,010            100.00%            11/30/11
  208         Sherwin Williams                                                   6,000            100.00%            02/28/14
  209         Sherwin Williams                                                   5,400            100.00%            04/30/14




                                                                                                   2ND
                                                                                    2ND          LARGEST
MORTGAGE                                                                          LARGEST        TENANT          2ND LARGEST
  LOAN                                                                            TENANT          % OF           TENANT EXP.
 NUMBER        2ND LARGEST TENANT NAME                                            SQ. FT.          NRA              DATE
------------------------------------------------------------------------------------------------------------------------------------

   1           Christian Mosso Group, LLC                                         20,374           0.50%           09/30/09
   2           Various                                                            Various         Various           Various
  2.01
  2.02         State of California (Department of Justice)                        58,255          17.85%           03/31/08
  2.03
  2.04         United States of America (Bureau of Public Debt)                   38,673          26.42%           09/30/07
  2.05
  2.06         Ocean System Engineering Corporation                               12,341           9.36%           10/01/09
  2.07
  2.08
  2.09
  2.10         Texas Premier Bank                                                  4,443           3.22%           04/30/07
  2.11
  2.12
  2.13         Global Payments                                                     7,721          10.39%           04/30/08
  2.14
   3           Northrop Grumman                                                   130,419         12.20%        Multiple Spaces
   4           City of New York (DOC)                                             99,471           9.46%           06/30/07
   5           Various                                                            Various         Various           Various
  5.01         Parisian                                                           100,726         13.21%           02/28/17
  5.02         Belk                                                               88,000          20.99%           11/08/09
   6           Broadwing Communication                                            13,397           1.86%           07/31/06
   7           Benesch, Friedlander                                               115,390          9.68%           07/31/09
   8           Various                                                            Various         Various           Various
  8.01         Pillsbury Winthrop Shaw Pittman LLP                                25,602           8.55%           06/30/09
  8.02         Red Hat                                                            16,950          10.52%           08/01/10
   9           MCI Worldcom                                                         172            0.06%              MTM
   10          Borders                                                            23,000           8.71%           11/30/18
   11          General Services Administration                                    50,779          15.33%        Multiple Spaces
   12
   13          Veridian                                                           65,916          18.35%           10/31/08
   14          Abercrombie & Fitch                                                24,515           4.92%           01/01/07
   15
   16
   17          Advanced Management Technology Incorporated                        41,841          17.20%        Multiple Spaces
   18          TJ Maxx                                                            30,000          10.95%           08/31/12
   19
   20
   21
   22          Palais Royal                                                       30,000          11.45%           07/31/06
   23
   24          Cozymel #20, LLC                                                    9,378           4.89%           02/27/06
   25          TJ Maxx                                                            32,148          13.00%           04/30/07
   26
   27          Pier 1 Imports                                                      8,683          10.72%           03/31/09
   28
   29
   30
   31
   32
   33          Acme Markets, Inc.                                                 50,571          20.80%           02/28/09
   34          Goodwill Industries                                                10,000           7.47%           11/30/07
   35
   36
   37
   38
   39
   40
   41          CVS                                                                11,700          10.52%           02/29/08
   42
   43
   44
   45          Ross Dress For Less                                                22,700          17.92%           01/31/07
   46          Eckerd                                                              8,512           7.67%           12/31/07
   47          Rite Aid                                                            9,200           7.35%           11/30/06
   48
   49          Sears                                                              12,800          14.44%           08/31/08
   50          Unisys Corporation                                                 22,791          25.83%           12/31/07
   51          Ventiv Health, Inc.                                                59,718          25.40%           01/31/13
   52          Olive Garden (Ground Lease)                                         8,300          12.03%           05/22/08
   53
   54
   55
   56          Red Robin                                                           7,500           9.31%           05/31/06
   57          House of Floors                                                    17,920           6.34%           01/31/06
   58          Walgreens                                                          15,795          15.28%           11/30/59
   59          Various                                                            Various         Various           Various
 59.01         Aaron Rents                                                         8,883           6.64%           11/30/08
 59.02         Eckerd                                                              5,775          12.44%           10/31/09
   60
   61          CVS                                                                10,979          17.90%           05/31/27
   62
   63
   64          Various                                                            Various         Various           Various
 64.01         Big Lots Stores                                                    36,000          24.41%           01/31/10
 64.02         Bi-Lo                                                              40,051          25.81%           08/31/07
   65          Dollar Tree Store                                                  13,269          10.57%           08/31/09
   66
   67
   68
   69          Goodyear Tire                                                       6,254           7.03%           11/30/06
   70
   71
   72
   73
   74          Food-A-Rama, Inc.                                                  63,266          20.09%           12/31/08
   75
   76
   77          Rite Aid                                                           10,408          14.15%           11/30/10
   78          Rite Aid                                                           16,123          15.79%           12/31/16
   79          American Honda Motor Co., Inc.                                     35,490          27.48%           09/16/11
   80          Pier 1 Imports                                                      9,943          18.77%           02/29/12
   81          Dollar StorePlus                                                    5,915           6.17%           06/30/08
   82
   83
   84          Petco Store                                                        20,000          28.69%           06/30/07
   85          Black, LoBello & Pilegoff, LLC                                      3,360           6.57%           03/31/07
   86
   87
   88
   89          Beazer Homes                                                       18,395          16.33%        Multiple Spaces
   90          Davidson & Grannum                                                 10,129          12.59%           01/31/11
   91
   92          Magnolia Hallam, DMD, MS                                            2,817           6.17%           09/30/19
   93
   94
   95
   96
   97          Cheeseburger in Paradise                                            8,372          14.91%           11/30/13
   98
   99
  100
  101
  102
  103          Austin Escrow & Title                                               5,926          12.20%           04/30/06
  104
  105
  106
  107
  108
  109
  110          Advanced Chiropractic Center                                        3,000           4.39%           12/31/07
  111          Various                                                            Various         Various           Various
 111.01        Agora                                                               2,500           4.63%           04/30/09
 111.02
  112          Outback Steakhouse                                                  6,000          11.24%           03/31/07
  113          Port Cargo Service                                                 30,000          11.71%           06/30/17
  114
  115          Arbor Center for Eyecare                                            6,307          10.91%           05/31/14
  116
  117
  118          Outback Steakhouse                                                  6,156          19.26%           03/31/15
  119
  120
  121          Barbara's Professional                                              3,705          12.26%           08/31/09
  122
  123
  124
  125          Ortho Mattress                                                      3,740          13.75%           12/31/05
  126          Demarc                                                              6,698          20.76%           08/01/07
  127          Patio World                                                        24,800          18.19%           10/01/09
  128
  129
  130          Blockbuster Video                                                   5,124           7.95%           09/30/07
  131
  132          Various                                                            Various         Various           Various
 132.01        Main Line Allergy                                                   3,782          15.62%           04/01/06
 132.02        Mattress Department                                                 5,200          22.14%           12/31/07
  133
  134
  135          Various                                                            Various         Various           Various
 135.01        PMG Physician Associates, P.C.                                      1,982           5.64%           07/31/10
 135.02        Keith Properties, Inc.                                              3,000          11.56%           12/31/06
  136          First Horizon Home Loan                                             3,735          13.01%           02/28/10
  137          Whitman, Requardt, and Assoc.                                       4,531          13.25%           05/31/06
  138
  139
  140
  141
  142          Accudata                                                            7,995          20.67%           05/31/10
  143
  144          Aaron Rents, Inc.                                                   6,400          13.68%           03/31/09
  145          Pump It Up                                                         12,650          16.89%           06/30/10
  146
  147
  148
  149
  150          Specialty Sports Venture, LLC                                       8,108          15.13%           09/30/05
  151          Utah Cancer Specialists                                             5,973          12.83%           09/30/13
  152
  153
  154          Gabor Agency                                                        6,038          21.04%           02/01/11
  155          Catherine's Plus Sizes                                              4,000          17.52%           11/30/06
  156
  157          Hank's Pizza                                                        3,117           5.88%           12/31/08
  158
  159
  160          Dr. Schmedding, DDS                                                 2,879          11.20%           12/31/15
  161
  162
  163
  164
  165
  166          China Buffett                                                       5,400          19.22%           04/30/15
  167          Bedford Federal                                                     2,400           5.80%           07/31/10
  168
  169
  170
  171
  172          Prime Cap Funding, Inc.                                             1,550           9.44%           05/31/10
  173          Sleepy's Inc.                                                       6,000          46.64%           02/28/10
  174
  175          New Brunswick PCS, Inc                                              2,462          20.72%           04/30/14
  176          Southern Chinese Newspaper                                          9,000          33.33%           09/30/16
  177
  178
  179          Triangle Surgical Associates, P.A.                                  9,026          49.95%           08/31/18
  180
  181
  182
  183
  184
  185
  186          Various                                                            Various         Various           Various
 186.01        Bosco Ristorante                                                    3,200          29.09%           01/31/15
 186.02        ASA Federal Credit Union                                            1,920           9.93%           01/31/08
  187
  188
  189          Davanni's                                                           4,197          31.28%           09/30/09
  190
  191
  192          Route One Community Center                                          4,800          12.74%           05/15/10
  193          Terrell Mill Bottle Shop                                            4,500          17.82%           09/30/07
  194
  195
  196
  197          Progressive Partners, Inc.                                          2,773          19.65%           07/31/06
  198          Green Tree Servicing                                                3,796          12.22%           11/30/10
  199
  200
  201
  202
  203          VS Associates                                                       3,138          20.63%           06/01/20
  204
  205
  206
  207
  208
  209




                                                                                                 3RD
                                                                                  3RD          LARGEST
MORTGAGE                                                                        LARGEST         TENANT        3RD LARGEST
  LOAN                                                                          TENANT           % OF         TENANT EXP.
 NUMBER        3RD LARGEST TENANT NAME                                          SQ. FT           NRA             DATE
------------------------------------------------------------------------------------------------------------------------------------

   1           Atlanta Napp Deady, Inc.                                         20,285          0.50%             MTM
   2           Various                                                          Various        Various          Various
  2.01
  2.02         World of Good Tastes                                              2,911          0.89%          03/31/11
  2.03
  2.04         Hard Rock Cafe                                                   16,112          11.01%         07/31/13
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13         DRG & Associates                                                  2,271          3.06%             MTM
  2.14
   3           Raytheon Company                                                 116,128         10.86%         08/31/13
   4           Sprint Communications Company                                    83,920          7.98%          12/31/12
   5           Various                                                          Various        Various          Various
  5.01         Linens-N-Things                                                  28,000          3.67%          01/31/14
  5.02         JC Penney                                                        40,388          9.63%          02/24/08
   6           Qwest/Equis                                                      12,223          1.70%          03/31/10
   7           Hahn Loeser & Parks                                              70,015          5.88%          09/30/12
   8           Various                                                          Various        Various          Various
  8.01         Davis Carter Scott                                               17,673          5.90%          03/31/09
  8.02         Vitalspring Technology                                           13,653          8.48%          03/31/07
   9
   10          Jimbo's Naturally                                                18,000          6.81%          12/31/18
   11          NatureServe (f/k/a Association for Biodiversity Info)            25,961          7.84%          06/30/06
   12
   13          Gold's Gym Inc                                                   17,225          4.80%          09/30/14
   14          Champs                                                           11,793          2.37%          06/30/06
   15
   16
   17          Kastle Systems, Inc.                                             40,162          16.51%         12/31/10
   18          Linens-N-Things                                                  28,169          10.28%         01/31/13
   19
   20
   21
   22          Jo Ann's                                                         15,030          5.74%          03/31/07
   23
   24          Spectrum Club Holding Company                                     8,915          4.65%          06/30/10
   25          Sony Theatres                                                    32,058          12.96%         02/28/10
   26
   27          ZYZYX, Inc.                                                       4,276          5.28%          05/31/07
   28
   29
   30
   31
   32
   33          Levitz/Miller's Furniture, Inc.                                  29,250          12.03%         05/31/12
   34          Dollar Tree                                                       8,000          5.97%             MTM
   35
   36
   37
   38
   39
   40
   41          Blockbuster Video                                                 6,880          6.19%          11/30/08
   42
   43
   44
   45          Longs Drugs                                                      21,240          16.77%         02/28/09
   46          Hearts Home Early Learning                                        8,384          7.55%          07/31/16
   47          Goodwill Industries                                               8,400          6.71%          12/31/09
   48
   49          Blockbuster Video                                                 4,500          5.08%          09/30/07
   50
   51          PicoLight                                                        32,858          13.97%         09/30/11
   52          Sammy's Marketplace                                               5,711          8.28%          07/31/13
   53
   54
   55
   56          Sleep Country                                                     5,500          6.83%          05/31/07
   57          Levenger                                                         17,920          6.34%          06/30/06
   58          Jasons Deli                                                       4,942          4.78%          06/30/09
   59          Various                                                          Various        Various          Various
 59.01         Dollar Tree Stores                                                7,823          5.85%          01/31/10
 59.02         MAB Paints                                                        4,701          10.13%            MTM
   60
   61          Panera Bread                                                      4,251          6.93%          12/31/15
   62
   63
   64          Various                                                          Various        Various          Various
 64.01         Food Lion                                                        29,000          19.66%         11/11/09
 64.02         Beall's/Burke's Outlet                                           19,600          12.63%         09/30/09
   65          Kens World of Video                                               7,940          6.32%          10/31/06
   66
   67
   68
   69          Buffalo Wings Factory                                             5,600          6.30%          09/30/12
   70
   71
   72
   73
   74          Gardiners Home Furnishing                                        61,646          19.57%         08/31/12
   75
   76
   77          Blockbuster Video                                                 5,600          7.62%          12/31/06
   78          Kragen Auto                                                      12,554          12.29%         09/30/09
   79          W.W. Grainger, Inc.                                              21,350          16.53%         03/31/11
   80          The Mattress Firm                                                 5,556          10.49%         01/31/06
   81          Fashion Bug                                                       5,500          5.74%          01/31/06
   82
   83
   84          United Board Shop                                                 5,810          8.33%          10/31/08
   85          Russell Jayne, MD Ltd.                                            3,360          6.57%          11/30/06
   86
   87
   88
   89          Stanton Door                                                      8,305          7.37%          09/30/10
   90          Vision-Sciences, Inc.                                            10,000          12.43%         08/31/10
   91
   92          Federal Bureau of Investigation (GSA)                             1,813          3.97%          05/31/15
   93
   94
   95
   96
   97          Rise-N-Dine (Theo. Maglaris)                                      4,862          8.66%          02/28/18
   98
   99
  100
  101
  102
  103          WebMethods                                                        5,881          12.11%         10/31/05
  104
  105
  106
  107
  108
  109
  110          Closet Treasures Thrift Store                                     2,800          4.10%          05/04/08
  111          Various                                                          Various        Various          Various
 111.01        Orizak                                                            2,500          4.63%          05/31/14
 111.02
  112          Tokyo Inn Japanese Steakhouse                                     5,400          10.12%         09/30/17
  113
  114
  115          Harmony Health Partners                                           4,011          6.94%          08/31/14
  116
  117
  118          Navy Federal Credit Union                                         6,000          18.78%         03/31/15
  119
  120
  121          Micasa Mexican Restaurant                                         2,805          9.28%          10/31/07
  122
  123
  124
  125          El Pollo Loco                                                     3,500          12.87%         02/28/09
  126          Echo                                                              5,708          17.69%         06/30/09
  127          Sheribel                                                         16,000          11.73%         05/01/08
  128
  129
  130          Orient Kitchen                                                    5,107          7.92%          10/31/06
  131
  132          Various                                                          Various        Various          Various
 132.01        Meyer Associates                                                  3,016          12.45%         03/31/06
 132.02        McMahon Plastering & Stucco                                       2,400          10.22%         10/07/05
  133
  134
  135          Various                                                          Various        Various          Various
 135.01        Anchor International                                              1,976          5.62%          07/31/09
 135.02        Genesis Capital Advisors, Inc                                     2,400          9.25%          02/28/07
  136          Moe's Southwest Grill                                             2,517          8.77%          05/31/14
  137          Acurate                                                           2,548          7.45%          03/31/07
  138
  139
  140
  141
  142          NewFirst National Bank                                            5,695          14.72%         07/14/15
  143
  144          BMA Fort Belvoir                                                  5,600          11.97%         11/30/06
  145          Better Homes & Bargains                                           7,200          9.61%          07/31/09
  146
  147
  148
  149
  150          Littleton Fine Food Corp.                                         5,685          10.61%         01/31/07
  151          Wirt A. Hines, MD                                                 2,958          6.36%          01/31/07
  152
  153
  154          Dieson & Assoc.                                                   4,772          16.63%         11/30/05
  155          Osaka Restaurant                                                  2,400          10.51%         12/31/08
  156
  157          King Laundromat                                                   2,740          5.17%          02/15/10
  158
  159
  160          Dawn Woo Huysing, DDS                                             2,574          10.02%         03/31/12
  161
  162
  163
  164
  165
  166          CDG Management                                                    4,200          14.95%         05/31/15
  167          Mike Prillaman                                                    1,200          2.90%          09/30/06
  168
  169
  170
  171
  172          Palacek, Skaja & Broyles                                          1,343          8.18%          11/01/07
  173
  174
  175
  176          Houston Chinese Radio                                             2,500          9.26%          09/30/16
  177
  178
  179
  180
  181
  182
  183
  184
  185
  186          Various                                                          Various        Various          Various
 186.01        Neo Day Spa                                                       2,200          20.00%         07/31/14
 186.02        CONCOM                                                            1,460          7.55%          10/31/07
  187
  188
  189          Wells Fargo Financial                                             1,273          9.49%          03/31/06
  190
  191
  192          Hunan East                                                        3,950          10.48%         12/31/08
  193          Vatica                                                            3,000          11.88%         08/31/06
  194
  195
  196
  197          Orthodonitics Center of America                                   2,100          14.88%         06/30/07
  198          3Plains Holdings Corp                                             3,315          10.67%         12/31/08
  199
  200
  201
  202
  203          Eye of the Tiger                                                  3,100          20.38%         10/31/06
  204
  205
  206
  207
  208
  209




MORTGAGE
  LOAN                                                        LARGEST AFFILIATED SPONSOR FLAG
 NUMBER                LOCKBOX                                      (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

   1                    Day 1                                            AMC, Inc.
   2                    Day 1              Rubicon-NGP, Inc. NGP Capital Partners III LLC Rubicon US REIT, Inc.
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
   3                    Day 1                           Beacon Capital Strategic Partners III, L.P.
   4                    Day 1                           Kenneth Carmel and Estate of Stanley Stahl
   5                    Day 1
  5.01
  5.02
   6
   7                    Day 1
   8                  Springing
  8.01
  8.02
   9                    Day 1                           Beacon Capital Strategic Partners III, L.P.
   10
   11                   Day 1                           Beacon Capital Strategic Partners III, L.P.
   12                 Springing
   13                   Day 1                           Beacon Capital Strategic Partners III, L.P.
   14                   Day 1
   15                   Day 1
   16                 Springing
   17                   Day 1                           Beacon Capital Strategic Partners III, L.P.
   18
   19                   Day 1
   20                 Springing
   21                   Day 1                           Beacon Capital Strategic Partners III, L.P.
   22                   Day 1
   23                   Day 1
   24
   25                                          Regency Centers Corporation and Macquarie Country Wide Trust
   26
   27                                          Regency Centers Corporation and Macquarie Country Wide Trust
   28                   Day 1
   29                   Day 1
   30
   31
   32                   Day 1
   33
   34                                          Regency Centers Corporation and Macquarie Country Wide Trust
   35                   Day 1
   36                   Day 1
   37                 Springing
   38                   Day 1
   39                   Day 1
   40                   Day 1
   41                                          Regency Centers Corporation and Macquarie Country Wide Trust
   42                 Springing
   43                   Day 1
   44                   Day 1
   45                                          Regency Centers Corporation and Macquarie Country Wide Trust
   46                                          Regency Centers Corporation and Macquarie Country Wide Trust
   47                                          Regency Centers Corporation and Macquarie Country Wide Trust
   48                 Springing
   49
   50                 Springing
   51
   52
   53                   Day 1
   54
   55
   56                                          Regency Centers Corporation and Macquarie Country Wide Trust
   57
   58                                          Regency Centers Corporation and Macquarie Country Wide Trust
   59                                          Regency Centers Corporation and Macquarie Country Wide Trust
 59.01
 59.02
   60                 Springing
   61
   62                   Day 1
   63                 Springing
   64
 64.01
 64.02
   65                                          Regency Centers Corporation and Macquarie Country Wide Trust
   66                   Day 1
   67
   68                   Day 1
   69                                          Regency Centers Corporation and Macquarie Country Wide Trust
   70                   Day 1                           Beacon Capital Strategic Partners III, L.P.
   71                   Day 1
   72
   73
   74                 Springing
   75                 Springing
   76                 Springing
   77                                          Regency Centers Corporation and Macquarie Country Wide Trust
   78                                          Regency Centers Corporation and Macquarie Country Wide Trust
   79
   80                                          Regency Centers Corporation and Macquarie Country Wide Trust
   81                                          Regency Centers Corporation and Macquarie Country Wide Trust
   82                 Springing
   83
   84
   85
   86                   Day 1
   87                   Day 1
   88
   89
   90
   91
   92
   93                 Springing
   94
   95                   Day 1
   96                   Day 1
   97
   98
   99                 Springing
  100                   Day 1
  101                   Day 1
  102
  103
  104
  105                 Springing
  106                 Springing
  107
  108                   Day 1
  109
  110
  111
 111.01
 111.02
  112
  113                   Day 1
  114                 Springing
  115
  116
  117
  118
  119
  120
  121
  122                 Springing
  123                 Springing
  124                   Day 1
  125
  126                 Springing
  127
  128
  129
  130
  131                   Day 1
  132
 132.01
 132.02
  133                 Springing
  134                 Springing
  135
 135.01
 135.02
  136
  137                   Day 1
  138                   Day 1
  139                 Springing
  140
  141                 Springing
  142
  143
  144
  145                   Day 1
  146
  147                 Springing
  148
  149                   Day 1
  150
  151
  152                   Day 1
  153                 Springing
  154
  155
  156                 Springing
  157                   Day 1
  158                 Springing
  159                 Springing
  160
  161                 Springing
  162
  163                   Day 1
  164
  165
  166
  167
  168                 Springing
  169
  170                 Springing
  171                   Day 1
  172
  173
  174                 Springing
  175
  176
  177                 Springing
  178                 Springing
  179
  180                 Springing
  181                 Springing
  182                 Springing
  183
  184
  185                 Springing
  186                 Springing
 186.01
 186.02
  187
  188                 Springing
  189
  190                 Springing
  191                 Springing
  192
  193
  194                 Springing
  195
  196                 Springing
  197
  198
  199                 Springing
  200
  201
  202                 Springing
  203
  204
  205
  206
  207                 Springing
  208                 Springing
  209                 Springing

(1) Certain of the Mortgage Loans detail "as-stabilized" appraised values as indicated by appraisal dates in the future. Reserves were generally taken at closing in order to address the difference between the "as-is" and "as-stabilized" valuation. See RISK
FACTORS - The Mortgage Loans - Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property.

(2) Eleven (11) Mortgage Loans, representing 20.4% of the Cut-Off Date Pool Balance, are part of a split loan structure and the related pari passu companion loans are not included in the trust fund. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and Loan Amount per Unit were are based upon the aggregate indebtedness of these Mortgage Loans (treating the U-Haul Portfolio loans as a single loan) and the related pari passu companion loans.

(3) Occupancy percentage calculated excluding exhibition tenant space.

See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in the preliminary prospectus supplement.


WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20



          ANNEX A-1A               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE    LOAN
  LOAN      GROUP
 NUMBER    NUMBER                   PROPERTY NAME                  ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1         1    AmericasMart A-2(2)(3)                          240 Peachtree Street, 230 & 250 Spring Street
    2         1    NGP Rubicon GSA Pool(2)                         Various
  2.01             Rubicon NGP-Burlington, NJ                      1900 River Road
  2.02             Rubicon NGP-Sacramento, CA                      1325 J Street
  2.03             Rubicon NGP-Suffolk, VA                         116 Lake View Parkway
  2.04             Rubicon NGP-Washington, DC                      999 E Street, NW
  2.05             Rubicon NGP-Kansas City, KS                     901 North Fifth Street
  2.06             Rubicon NGP-San Diego, CA                       8808, 8810 Rio San Diego Drive
  2.07             Rubicon NGP-Concord, MA                         696 Virginia Road
  2.08             Rubicon NGP-Philadelphia, PA                    1600 Callowhill Street
  2.09             Rubicon NGP-Huntsville, AL                      4820 University Square
  2.10             Rubicon NGP-Houston, TX                         1433 West Loop South
  2.11             Rubicon NGP-Providence, RI                      380 Westminster Street
  2.12             Rubicon NGP-Aurora, CO                          16401 East CentreTech Parkway
  2.13             Rubicon NGP-Lakewood, CO                        755 Parfet Street
  2.14             Rubicon NGP-Norfolk, VA                         150 Corporate Blvd
    3         1    1000 & 1100 Wilson(2)                           1000-1100 Wilson Boulevard
    4         1    60 Hudson Street                                56-70 Hudson Street
    5         1    Macon & Burlington Mall Pool                    Various
  5.01             Macon Mall                                      3661 Eisenhower Parkway
  5.02             Burlington Mall                                 102 Huffman Mill Road
    6         1    Millennium Park Plaza                           155 North Michigan Avenue
    7         1    200 Public Square                               200 Public Square
    8         1    Prentiss Pool                                   Various
  8.01             1676 International Drive                        1676 International Drive
  8.02             8260 Greensboro Drive                           8260 Greensboro Drive
    9         1    1701 North Fort Myer                            1701 North Fort Myer Drive
   10         1    The Forum at Carlsbad                           1905-1935 Calle Barcelona
   11         1    1101 Wilson                                     1101 Wilson Boulevard and 1700 North Kent Street
   12         1    Marriott - Los Angeles, CA                      5855 West Century Boulevard
   13         1    1400 Key & 1401 Wilson                          1400 Key Boulevard & 1401 Wilson Boulevard
   14         1    Westfield San Francisco Centre(2)               865 Market Street
   15         1    101 Avenue of the Americas(2)                   101 Avenue of the Americas
   16         1    Renaissance Worthington Hotel                   200 Main Street
   17         1    1501 & 1515 Wilson                              1501 & 1515 Wilson Boulevard
   18         1    Evansville Pavilion                             Lloyd Expressway and Burkhardt Road
   19         1    Monument I at WorldGate                         12975 Worldgate Drive
   20         1    Marriott Courtyard - Brookline, MA              40 Webster Street
   21         1    1200 Wilson                                     1200 Wilson Boulevard
   22         1    Williams Trace Shopping Center                  3300-3400 State Highway 6
   23         1    American Express - IPC                          3151 Behrend Drive
   24         1    Apollo Street                                   840-880 Apollo Street; 2171 Rosecrans Avenue
   25         1    Valley Centre                                   9612-9646 Reisterstown Road
   27         1    Festival at Woodholme                           1809 Reisterstown Road
   29         1    American Express - TRC-W                        3202 Behrend Drive
   32         1    Hilton Garden Inn - Staten Island, NY           1100 South Avenue
   33         1    University Plaza Shopping Center                1-280 University Plaza
   34         1    Auburn Village                                  2120-2460 Grass Valley Highway
   35         1    13700 Northwest 115th Avenue (Medley)           13700 Northwest 115th Avenue
   36         1    536 Fayette Street (Perth)                      536 Fayette Street
   38         1    Tollway Office Center II                        3905 North Dallas Parkway
   40         1    JC Studios                                      1262 East 14th Street
   41         1    Village Shopping Center                         7001 Three Chopt Road
   43         1    571 Paramount Drive (Raynham)                   571 Paramount Drive
   44         1    2500 South Damen Avenue (Chicago)               2500 South Damen Avenue
   45         1    Mariposa Shopping Center                        2600-2792 Homestead Road
   46         1    Woodway Collection                              1407 Voss Road
   47         1    Southside Marketplace                           857 East Fort Avenue
   48         1    Extra Space - New York, NY                      58 West 143rd Street
   49         1    Lakewood Marketplace - SEC                      5920 South Street
   50         1    Carpinteria I Office Buildings                  6303 & 6307 Carpinteria Avenue
   51         1    Colorado Technical Center                       321 South Taylor, 1480 Arthur Avenue, and 346 South Arthur Avenue
   52         1    Palms Plaza                                     22191 Powerline Road
   53         1    2050 East 55th Street (Vernon)                  2050 East 55th Street
   55         1    Marriott Courtyard - Norfolk, VA                520 Plume Street
   56         1    Overlake Fashion Plaza                          2150 148th Avenue Northeast
   57         1    Park Ten Industrial Park                        1450 SW 10th Street
   58         1    Memorial Collection                             14620 Memorial Drive
   59         1    Stefko & Allen Street Pool                      Various
  59.01            Stefko Boulevard Shopping Center                1802-1880 Stefko Boulevard
  59.02            Allen Street Shopping Center                    1401 Allen Street
   61         1    Northlake Square West                           SWC Northlake Boulevard and Congress Avenue
   62         1    Rapp Collins Worldwide                          1660 N. Westridge Circle
   63         1    Marriott Courtyard - Ewing, NJ                  360 Scotch Road
   64         1    Marion City & Centre Stage Shopping Centers     Various
  64.01            Centre Stage Shopping Center                    2008 Memorial Boulevard
  64.02            Marion City Square Shopping Center              154 Highway 70 West
   65         1    Brentwood Commons                               1047-1145 South York Road
   67         1    Homewood Suites - Sandston, VA                  5996 Audubon Drive
   68         1    One Commercial Street (Sharon)                  One Commercial Street
   69         1    Ashburn Farm Village Centre                     43731-43781 Parkhurst Plaza
   70         1    2990 Telestar Court                             2990 Telestar Court
   71         1    Arrow Parking Garage                            204 East Lombard Street
   74         1    Pasadena Crossroads                             8110-8120 Gov. Ritchie Highway
   76         1    Extra Space - North Bergen, NJ                  2025-2027 83rd Street
   77         1    Elkridge Corners                                7280 Montgomery Road
   78         1    Navajo Shopping Center                          8650 Lake Murray Boulevard
   79         1    Arapahoe & Peoria Business Center               12250, 12300, 12350 East Arapahoe Road
   80         1    Willow Lake West Shopping Center                2902 West 86th Street
   81         1    Stonebrook Plaza                                11613-11615 Kedzie Avenue
   82         1    Extra Space - Hackensack, NJ                    270 South River Street
   83         1    Marriott Courtyard - Chester, VA                2001 West Hundred Road
   84         1    Lakewood Marketplace - NWC                      5611 South Street
   85         1    Executive Park West                             6833-6899 West Charleston Boulevard
   86         1    Wal-Mart - Kansas City, MO                      5000 East Bannister Road
   87         1    U-Haul 3(2)                                     Various
   89         1    Westlinks 11, 12, 14 & 15                       13100, 13120, 13130 Westlinks Terrace; 12801 Commonwealth Drive
   90         1    30-40 Ramland Road                              30-40 Ramland Road
   91         1    Park Crest Apartments                           2070 Belmont Road
   92         1    Forsyth Professional Centre                     241 West Weaver Road
   93         1    Extra Space - Toms River, NJ                    317 Route 37 East
   94         1    Country Inn & Suites-Sarasota, FL               5730 Gantt Road
   95         1    U-Haul 4(2)                                     Various
   96         1    U-Haul 5(2)                                     Various
   97         1    Mainstreet Square                               2930-2970 Finley Road
   99         1    Extra Space - Seattle, WA                       1430 North 130th Street
   100        1    U-Haul 6(2)                                     Various
   101        1    U-Haul 7(2)                                     Various
   102        1    Holiday Inn Express - Mechanicsville, VA        7441 Bell Creek Road
   103        1    A. H. Root Building                             2401 15th Street
   104        1    Corinthian Medical College                      11560 South Kedzie Avenue
   105        1    Extra Space - Linden, NJ                        171 West Edgar Road
   106        1    Extra Space - Parlin, NJ                        1001 US Route 9
   108        1    U-Haul 8(2)                                     Various
   110        1    Midtown Village                                 860 Parris Island Gateway
   111        1    Lincoln and Alamac Pool                         Various
 111.01            Lincoln Center                                  670 Lincoln Road
 111.02            The Alamac                                      1300 Collins Avenue
   112        1    Backlick Shopping Center                        6651-6691 Backlick Road
   113        1    West Airline                                    10057 West Airline Highway
   114        1    Extra Space - Beaverton, OR                     575 NW 185th Avenue
   115        1    Merrionette Park Medical Center                 11600 & 11630 South Kedzie Avenue
   117        1    Summit Place of North Myrtle Beach              491 Highway 17
   118        1    Doc Stone Commons II                            308 & 320 Worth Avenue
   121        1    Lakewood Marketplace - SWC                      5503 Woodruff Avenue
   122        1    Extra Space - Plainville, MA                    90 Taunton Street
   123        1    Extra Space - Stoneham, MA                      95 Montvale Avenue
   124        1    Clearview                                       1401 South Clearview Parkway
   125        1    Lakewood Marketplace - NEC                      5907 South Street
   126        1    6305 & 6309 Carpinteria Avenue                  6305 & 6309 Carpinteria Avenue
   127        1    Westlinks 4 & 5                                 12600 & 12650 Westlinks Drive
   128        1    Barrington Terrace                              333 16th Avenue, SE
   129        1    Summit Place of Mooresville                     128 Brawley School Road
   130        1    Prosperity Center                               701-707 East Market Street
   131        1    The Depot Building                              215 Depot Court
   132        1    233 East Lancaster Avenue/Spring House Plaza I  Various
 132.01            233 East Lancaster Avenue                       233 East Lancaster Avenue
 132.02            Spring House Plaza I                            821 North Bethlehem Pike
   134        1    Extra Space - New Paltz, NY                     24 South Putt Corners Road
   135        1    Keith Properties                                Various
 135.01            Duxbury Properties                              20, 40, 42 Tremont Street
 135.02            Stoughton Properties                            532 Page Street, 14 Page Terrace
   136        1    21 West Shopping Center                         520-536 21st Street
   137        1    Judicial Drive Building                         10505 Judicial Drive
   138        1    Amelia Cotton Press                             1883 Tchoupitoulas Street
   139        1    Apria Healthcare                                7353 Company Drive
   141        1    Franciscan Estates Administrative Offices       801 Main Street
   142        1    Sam Houston Parkway Office Building             7906 North Sam Houston Parkway West
   143        1    Walgreens - Columbus, OH                        NWC of Chilmark Drive & Hamilton Road
   144        1    Sacramento Center II Shopping Center            8794-8796 Sacramento Drive
   145        1    Northglen Shopping Center                       13904-14038 Nacogdoches Road
   146        1    Best Western Expo Inn                           1413 Howe Avenue
   148        1    Clarion Hotel-Savannah, GA                      16 Gateway Boulevard East
   150        1    Sun Plaza                                       9116 & 9126 W. Bowles Avenue
   151        1    Parkview C Office                               1121 East 3900 South
   152        1    Walgreens - Manhattan, KS                       325 Bluemont Avenue
   153        1    Extra Space - Sandy, UT                         8308 South 700 East
   154        1    Financial Plaza Office Building                 3500 Financial Plaza
   155        1    Spring Mall Square                              6701 Loisdale Road
   156        1    Walgreens - Southington, CT                     359 Main Street
   157        1    Lawndale Plaza                                  14310-14408 Hawthorne Boulevard
   158        1    Walgreens - Gladstone, MO                       6320 North Oak Trafficway
   159        1    Extra Space - Everett, MA                       329 Second Street
   160        1    710 Juniper Building                            710 N.W. Juniper Street
   161        1    Walgreens - Nashville, TN                       2421 Lebanon Pike
   162        1    Days Inn-Nanuet, NY                             375 West Route 59
   163        1    CVS - Shelby                                    NWC 24 Mile & Hayes
   165        1    Summit Place of Kings Mountain                  1001 Phifer Road
   166        1    Westside Center Plaza                           2302 Harrison Avenue NW
   167        1    Poplar Forest Shopping Center                   12130 East Lynchburg-Salem Turnpike
   168        1    Walgreens - Derby, KS                           458 North Baltimore Avenue
   169        1    Parkwood Village                                1730 Parkwood Blvd.
   170        1    Walgreens - Garden City, KS                     1308 East Kansas Avenue
   171        1    Walgreens - Dodge City, KS                      1801 North 14th Avenue
   172        1    The Grand Professional Building                 300 West Grand Avenue
   173        1    Exton Shopping Center                           332 & 334 North Pottstown Pike
   174        1    Walgreens - Pittsburg, KS                       1911 North Broadway Street
   175        1    377-385 George Street                           377-385 George Street
   176        1    Southern News Group Building                    11122 Bellaire Boulevard
   177        1    Walgreens - Great Bend, KS                      3920 10th Street
   178        1    Rite Aid - Bangor, ME                           713 Broadway Street
   179        1    Crescent Office Building                        115 Crescent Commons
   180        1    Eckerd - Philadelphia, PA                       1334 Windrim Avenue
   181        1    Walgreens - Blue Springs, MO                    3200 SW State Route 7
   182        1    Walgreens - Marion, IL                          1710 West De Young Street
   185        1    CVS - Independence, MO                          11125 East US Highway 24
   186        1    7 Mill Pond Drive & 1 Regency Drive             Various
 186.01            7 Mill Pond Drive                               7 Mill Pond Drive
 186.02            1 Regency Drive                                 1 Regency Drive
   189        1    Riverdale Strip Center                          3440 129th Avenue NW
   190        1    Eckerd - Murfreesboro, TN                       603 South Tennessee Boulevard
   191        1    Extra Space - Denver, CO                        2950 West 96th Avenue
   192        1    Sacramento Center I Shopping Center             8790-8794 Sacramento Drive
   193        1    Terrell Mill Junction                           1475 Terrell Mill Road S.E.
   194        1    CVS - Duncanville, TX                           603 South Cedar Ridge Drive
   195        1    CVS-Brockton, MA                                1933 Main Street
   196        1    Walgreens - Houston, TX                         12959 Aldine Westfield Road
   197        1    Carlson Center Shoppes                          187 Cheshire Lane N
   198        1    Russell Plaza                                   33600 6th Avenue South
   199        1    Extra Space - West Valley City, UT              4537 West 3500 South
   200        1    Stor-N-Lock #10 - Salt Lake City, UT            6950 South 2300 East
   202        1    Walgreens-Eagan, MN                             2010 Cliff Road
   203        1    Village Shops                                   600 Loring Avenue
   205        1    Stor-N-Lock #8 - Sandy, UT                      8620 South 300 West
   206        1    Stor-N-Lock #9 - Salt Lake City, UT             1060 North Beck Street
   207        1    Sherwin Williams - Angola, IN                   1902 North Wayne Street
   208        1    Sherwin Williams - Boardman, OH                 4040 South Avenue
   209        1    Sherwin Williams - Ashtabula, OH                2375 West Prospect Road




MORTGAGE
  LOAN                                                         CROSS COLLATERALIZED AND CROSS         MORTGAGE           GENERAL
 NUMBER  CITY                       STATE       ZIP CODE             DEFAULTED LOAN FLAG            LOAN SELLER       PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1    Atlanta                     GA          30303                                                Wachovia       Special Purpose
    2    Various                   Various      Various                                                 AMCC             Various
  2.01   Burlington                  NJ          08016                                                                  Industrial
  2.02   Sacramento                  CA          95814                                                                    Office
  2.03   Suffolk                     VA          23435                                                                    Office
  2.04   Washington                  DC       20239, 20463                                                                Office
  2.05   Kansas City                 KS          66101                                                                    Office
  2.06   San Diego                   CA          92108                                                                    Office
  2.07   Concord                     MA          01742                                                                    Office
  2.08   Philadelphia                PA          19130                                                                    Office
  2.09   Huntsville                  AL          35816                                                                    Office
  2.10   Houston                     TX          77027                                                                    Office
  2.11   Providence                  RI          02903                                                                    Office
  2.12   Aurora                      CO          80011                                                                    Office
  2.13   Lakewood                    CO          80215                                                                    Office
  2.14   Norfolk                     VA          23502                                                                    Office
    3    Arlington                   VA          22209                                                Wachovia            Office
    4    New York                    NY          10013                                                Wachovia            Office
    5    Various                   Various      Various                                               Wachovia            Retail
  5.01   Macon                       GA          31206                                                                    Retail
  5.02   Burlington                  NC          27215                                                                    Retail
    6    Chicago                     IL          60601                                                Wachovia          Mixed Use
    7    Cleveland                   OH          44114                                                Wachovia            Office
    8    McLean                      VA          22102                                                Wachovia            Office
  8.01   McLean                      VA          22102                                                                    Office
  8.02   McLean                      VA          22102                                                                    Office
    9    Arlington                   VA          22209                                                Wachovia            Office
   10    Carlsbad                    CA          92009                                                Wachovia            Retail
   11    Arlington                   VA          22209                                                Wachovia            Office
   12    Los Angeles                 CA          90045                                                Wachovia         Hospitality
   13    Arlington                   VA          22209                                                Wachovia            Office
   14    San Francisco               CA          94103                                                Wachovia            Retail
   15    New York                    NY          10013                                                Wachovia            Office
   16    Fort Worth                  TX          76102                                                Wachovia         Hospitality
   17    Arlington                   VA          22209                                                Wachovia            Office
   18    Evansville                  IN          47715                                                Wachovia            Retail
   19    Herndon                     VA          20170                                                Wachovia            Office
   20    Brookline                   MA          02446                                                Wachovia         Hospitality
   21    Arlington                   VA          22209                                                Wachovia            Office
   22    Sugar Land                  TX          77479                                                Wachovia            Retail
   23    Phoenix                     AZ          85027                                                Wachovia            Office
   24    El Segundo                  CA          90245                                               CWCapital            Office
   25    Reisterstown                MD          21117                                                Wachovia            Retail
   27    Baltimore                   MD          21208                                                Wachovia            Retail
   29    Phoenix                     AZ          85027                                                Wachovia            Office
   32    Staten Island               NY          10314                                                Wachovia         Hospitality
   33    Newark                      DE          19702                                                  AMCC              Retail
   34    Auburn                      CA          95603                                                Wachovia            Retail
   35    Medley                      FL          33178                                               CWCapital          Industrial
   36    Perth Amboy                 NJ          08861                                               CWCapital          Industrial
   38    Plano                       TX          75093                  CLF Portfolio                 Wachovia            Office
   40    Brooklyn                    NY          11230                                                Wachovia          Industrial
   41    Richmond                    VA          23226                                                Wachovia            Retail
   43    Raynham                     MA          02767                                               CWCapital          Industrial
   44    Chicago                     IL          60608                                               CWCapital          Industrial
   45    Santa Clara                 CA          95051                                                Wachovia            Retail
   46    Houston                     TX          77057         Brentwood and Woodway Portfolio        Wachovia            Retail
   47    Baltimore                   MD          21230                                                Wachovia            Retail
   48    New York                    NY          10037            Extra Space Portfolio #4            Wachovia         Self Storage
   49    Lakewood                    CA          90713         Lakewood Marketplace Portfolio         Wachovia            Retail
   50    Carpinteria                 CA          93013      Orfalea-Carpinteria Office Portfolio        AMCC              Office
   51    Louisville                  CO          80027                                                  AMCC            Industrial
   52    Boca Raton                  FL          33433                                                Wachovia            Retail
   53    Vernon                      CA          90058                                               CWCapital          Industrial
   55    Norfolk                     VA          23510                                                Wachovia         Hospitality
   56    Redmond                     WA          98052                                                Wachovia            Retail
   57    Delray Beach                FL          33444                                                Wachovia          Industrial
   58    Houston                     TX          77079                                                Wachovia            Retail
   59    Various                     PA         Various                                               Wachovia            Retail
  59.01  Bethlehem                   PA          18017                                                                    Retail
  59.02  Allentown                   PA          18102                                                                    Retail
   61    Palm Beach Gardens          FL          33401                                                Wachovia            Retail
   62    Irving                      TX          75038                  CLF Portfolio                 Wachovia            Office
   63    Ewing                       NJ          08628                                                Wachovia         Hospitality
   64    Various                   Various      Various                                              CWCapital            Retail
  64.01  Springfield                 TN          37172                                                                    Retail
  64.02  Marion                      NC          28752                                                                    Retail
   65    Bensenville                 IL          60106         Brentwood and Woodway Portfolio        Wachovia            Retail
   67    Sandston                    VA          23150                                                Wachovia         Hospitality
   68    Sharon                      MA          02063                                               CWCapital          Industrial
   69    Ashburn                     VA          20147                                                Wachovia            Retail
   70    Falls Church                VA          22042                                                Wachovia            Office
   71    Baltimore                   MD          21202                                               CWCapital        Parking Garage
   74    Pasadena                    MD          21122                                                  AMCC              Retail
   76    North Bergen                NJ          07047            Extra Space Portfolio #4            Wachovia         Self Storage
   77    Elkridge                    MD          21227                                                Wachovia            Retail
   78    San Diego                   CA          92119                                                Wachovia            Retail
   79    Centennial                  CO          80112                                                  AMCC              Office
   80    Indianapolis                IN          46268                                                Wachovia            Retail
   81    Merrionette Park            IL          60803                                                Wachovia            Retail
   82    Hackensack                  NJ          07601            Extra Space Portfolio #4            Wachovia         Self Storage
   83    Chester                     VA          23836                                                Wachovia         Hospitality
   84    Lakewood                    CA          90713         Lakewood Marketplace Portfolio         Wachovia            Retail
   85    Las Vegas                   NV          89117                                                Wachovia            Office
   86    Kansas City                 MO          64137                                                Wachovia          Industrial
   87    Various                   Various      Various               U-Haul Portfolio               CWCapital         Self Storage
   89    Ft. Myers                   FL          33913                                               CWCapital            Office
   90    Orangeburg                  NY          10962                                                Wachovia            Office
   91    Washington                  DC          20009                                                Wachovia         Multifamily
   92    Forsyth                     IL          62535                                                Wachovia            Office
   93    Toms River                  NJ          08753            Extra Space Portfolio #4            Wachovia         Self Storage
   94    Sarasota                    FL          34233                                                  AMCC           Hospitality
   95    Various                   Various      Various               U-Haul Portfolio               CWCapital         Self Storage
   96    Various                   Various      Various               U-Haul Portfolio               CWCapital         Self Storage
   97    Downers Grove               IL          60515                                               CWCapital            Retail
   99    Seattle                     WA          98133            Extra Space Portfolio #4            Wachovia         Self Storage
   100   Various                   Various      Various               U-Haul Portfolio               CWCapital         Self Storage
   101   Various                   Various      Various               U-Haul Portfolio               CWCapital         Self Storage
   102   Mechanicsville              VA          23111                                                Wachovia         Hospitality
   103   Denver                      CO          80202                                                  AMCC            Mixed Use
   104   Merrionette Park            IL          60803      Ruh-Merrionette Park Office Portfolio       AMCC              Office
   105   Linden                      NJ          07036            Extra Space Portfolio #4            Wachovia         Self Storage
   106   Parlin                      NJ          08859            Extra Space Portfolio #4            Wachovia         Self Storage
   108   Various                   Various      Various               U-Haul Portfolio               CWCapital         Self Storage
   110   Beaufort                    SC          29906                                                Wachovia            Retail
   111   Miami Beach                 FL          33139                                                Wachovia           Various
 111.01  Miami Beach                 FL          33139                                                                  Mixed Use
 111.02  Miami Beach                 FL          33139                                                                 Multifamily
   112   Springfield                 VA          22150                                               CWCapital            Retail
   113   St. Rose                    LA          70087                                               CWCapital          Industrial
   114   Beaverton                   OR          97006            Extra Space Portfolio #4            Wachovia         Self Storage
   115   Merrionette Park            IL          60803      Ruh-Merrionette Park Office Portfolio       AMCC              Office
   117   Little River                SC          29566           Summit Healthcare Portfolio          Wachovia          Healthcare
   118   Garrisonville               VA          22554                                                Wachovia            Retail
   121   Lakewood                    CA          90713         Lakewood Marketplace Portfolio         Wachovia            Retail
   122   Plainville                  MA          02762            Extra Space Portfolio #4            Wachovia         Self Storage
   123   Stoneham                    MA          02180            Extra Space Portfolio #4            Wachovia         Self Storage
   124   Elmwood                     LA          70123                                               CWCapital          Industrial
   125   Lakewood                    CA          90713         Lakewood Marketplace Portfolio         Wachovia            Retail
   126   Carpinteria                 CA          93013      Orfalea-Carpinteria Office Portfolio        AMCC              Office
   127   Fort Myers                  FL          33913                                               CWCapital          Industrial
   128   Largo                       FL          33771                                                Wachovia          Healthcare
   129   Mooresville                 NC          28117           Summit Healthcare Portfolio          Wachovia          Healthcare
   130   Leesburg                    VA          20175                                               CWCapital            Retail
   131   Leesburg                    VA          20175                                               CWCapital            Office
   132   Various                     PA         Various                                                 AMCC             Various
 132.01  Ardmore                     PA          19003                                                                    Office
 132.02  Lower Gwynedd Township      PA          19002                                                                    Retail
   134   New Paltz                   NY          12561            Extra Space Portfolio #4            Wachovia         Self Storage
   135   Various                     MA         Various                                              CWCapital            Office
 135.01  Duxbury                     MA          02332                                                                    Office
 135.02  Stoughton                   MA          02072                                                                    Office
   136   Norfolk                     VA          23517                                               CWCapital            Retail
   137   Fairfax                     VA          22030                                               CWCapital            Office
   138   New Orleans                 LA          70130                                               CWCapital          Industrial
   139   Indianapolis                IN          46237                 Cole Portfolio                 Wachovia            Office
   141   Saint Helena                CA          94574                                                Wachovia            Office
   142   Houston                     TX          77064                                                  AMCC              Office
   143   Columbus                    OH          43230                                                Wachovia            Retail
   144   Alexandria                  VA          22309                                               CWCapital            Retail
   145   San Antonio                 TX          78217                                               CWCapital            Retail
   146   Sacramento                  CA          95825                                                  AMCC           Hospitality
   148   Savannah                    GA          31419                                                  AMCC           Hospitality
   150   Littleton                   CO          80123                                                  AMCC              Retail
   151   Salt Lake City              UT          84124                                                Wachovia            Office
   152   Manhattan                   KS          66502                                                Wachovia            Retail
   153   Sandy                       UT          84070            Extra Space Portfolio #4            Wachovia         Self Storage
   154   Tallahassee                 FL          32312                                                  AMCC              Office
   155   Springfield                 VA          22150                                               CWCapital            Retail
   156   Southington                 CT          06489                                                Wachovia            Retail
   157   Lawndale                    CA          90260                                               CWCapital            Retail
   158   Gladstone                   MO          64118                                                Wachovia            Retail
   159   Everett                     MA          02149            Extra Space Portfolio #4            Wachovia         Self Storage
   160   Issaquah                    WA          98027                                                  AMCC              Office
   161   Nashville                   TN          37214                                                Wachovia            Retail
   162   Nanuet                      NY          10954                                                  AMCC           Hospitality
   163   Shelby Township             MI          48315                                               CWCapital            Retail
   165   Kings Mountain              NC          28086           Summit Healthcare Portfolio          Wachovia          Healthcare
   166   Olympia                     WA          98502                                                  AMCC              Retail
   167   Forest                      VA          24551                                                Wachovia            Retail
   168   Derby                       KS          67037                                                Wachovia            Retail
   169   Wilson                      NC          27895                                                Wachovia          Healthcare
   170   Garden City                 KS          67846                                                Wachovia            Retail
   171   Dodge City                  KS          67801                                                Wachovia            Retail
   172   Escondido                   CA          92025                                                  AMCC              Office
   173   Exton                       PA          19341                                                  AMCC              Retail
   174   Pittsburg                   KS          66762                                                Wachovia            Retail
   175   New Brunswick               NJ          08901                                                Wachovia          Mixed Use
   176   Houston                     TX          77072                                                  AMCC              Office
   177   Great Bend                  KS          67530                                                Wachovia            Retail
   178   Bangor                      ME          04401                 Cole Portfolio                 Wachovia            Retail
   179   Cary                        NC          27511                                                Wachovia            Office
   180   Philadelphia                PA          19141                 Cole Portfolio                 Wachovia            Retail
   181   Blue Springs                MO          64014                                                Wachovia            Retail
   182   Marion                      IL          62959                                                Wachovia            Retail
   185   Independence                MO          64054                 Cole Portfolio                 Wachovia            Retail
   186   Various                     CT         Various                                                 AMCC             Various
 186.01  Granby                      CT          06035                                                                    Retail
 186.02  Bloomfield                  CT          06002                                                                    Office
   189   Coon Rapids                 MN          55448                                                  AMCC              Retail
   190   Murfreesboro                TN          37130                 Cole Portfolio                 Wachovia            Retail
   191   Denver                      CO          80260            Extra Space Portfolio #4            Wachovia         Self Storage
   192   Alexandria                  VA          22309                                               CWCapital            Retail
   193   Marietta                    GA          30067                                                  AMCC              Retail
   194   Duncanville                 TX          75137                 Cole Portfolio                 Wachovia            Retail
   195   Brockton                    MA          02301                                                  AMCC              Retail
   196   Houston                     TX          77039                                                Wachovia            Retail
   197   Plymouth                    MN          55441                                                  AMCC              Retail
   198   Federal Way                 WA          98003                                                Wachovia            Office
   199   West Valley City            UT          84120            Extra Space Portfolio #4            Wachovia         Self Storage
   200   Salt Lake City              UT          84121                                                Wachovia         Self Storage
   202   Eagan                       MN          55122                                                  AMCC              Retail
   203   Salem                       MA          01970                                                  AMCC              Retail
   205   Sandy                       UT          84070                                                Wachovia         Self Storage
   206   Salt Lake City              UT          84103                                                Wachovia         Self Storage
   207   Angola                      IN          46703                 Cole Portfolio                 Wachovia            Retail
   208   Boardman                    OH          44512                 Cole Portfolio                 Wachovia            Retail
   209   Ashtabula                   OH          44004                 Cole Portfolio                 Wachovia            Retail




                                                                    % OF
MORTGAGE                                         CUT-OFF DATE    AGGREGATE    % OF AGGREGATE                               MATURITY
  LOAN      SPECIFIC PROPERTY   ORIGINAL LOAN    LOAN BALANCE   CUT-OFF DATE   CUT-OFF DATE      ORIGINATION   FIRST PAY   DATE OR
 NUMBER            TYPE          BALANCE ($)          ($)          BALANCE    GROUP 1 BALANCE       DATE         DATE        ARD
------------------------------------------------------------------------------------------------------------------------------------

    1        Merchandise Mart   205,000,000.00  204,416,548.26     5.58%           6.11%          05/02/05     06/11/05    05/11/15
    2            Various        194,500,000.00  194,500,000.00     5.31%           5.81%          06/08/05     07/11/05    06/11/15
  2.01          Warehouse       41,006,000.00
  2.02             CBD          28,736,000.00
  2.03           Suburban       27,811,000.00
  2.04             CBD          24,030,200.00
  2.05             CBD          18,000,000.00
  2.06           Suburban       10,759,000.00
  2.07           Suburban       10,240,000.00
  2.08             CBD           7,000,000.00
  2.09           Suburban        6,983,200.00
  2.10           Suburban        6,130,600.00
  2.11           Suburban        6,090,000.00
  2.12           Suburban        3,248,000.00
  2.13           Suburban        2,720,200.00
  2.14           Suburban        1,745,800.00
    3            Suburban       182,500,000.00  182,500,000.00     4.98%           5.46%          06/13/05     08/11/05    07/11/10
    4              CBD          160,000,000.00  160,000,000.00     4.37%           4.78%          07/01/05     08/11/05    07/11/15
    5            Anchored       141,200,000.00  141,200,000.00     3.85%           4.22%          06/30/05     08/11/05    07/11/15
  5.01           Anchored
  5.02           Anchored
    6       Multifamily/Office  140,000,000.00  140,000,000.00     3.82%           4.19%          07/21/05     09/11/05    08/11/15
    7              CBD          115,000,000.00  115,000,000.00     3.14%           3.44%          06/24/05     08/11/05    07/11/12
    8            Suburban       100,000,000.00  100,000,000.00     2.73%           2.99%          07/14/05     09/10/05    08/10/15
  8.01           Suburban
  8.02           Suburban
    9            Suburban       86,500,000.00    86,500,000.00     2.36%           2.59%          06/13/05     08/11/05    07/11/10
   10            Anchored       85,000,000.00    85,000,000.00     2.32%           2.54%          06/14/05     08/11/05    07/11/15
   11            Suburban       84,500,000.00    84,500,000.00     2.31%           2.53%          06/13/05     08/11/05    07/11/10
   12          Full Service     82,600,000.00    82,600,000.00     2.25%           2.47%          06/23/05     08/11/05    07/11/15
   13            Suburban       67,100,000.00    67,100,000.00     1.83%           2.01%          06/13/05     08/11/05    07/11/10
   14            Anchored       60,000,000.00    60,000,000.00     1.64%           1.79%          07/01/05     08/06/05    07/06/15
   15              CBD          60,000,000.00    59,813,869.53     1.63%           1.79%          04/22/05     06/11/05    12/11/11
   16          Full Service     57,400,000.00    57,400,000.00     1.57%           1.72%          06/23/05     08/11/05    07/11/15
   17            Suburban       48,000,000.00    48,000,000.00     1.31%           1.43%          06/13/05     08/11/05    07/11/10
   18            Anchored       43,760,000.00    43,760,000.00     1.19%           1.31%          07/26/05     09/11/05    06/11/15
   19            Suburban       41,700,000.00    41,700,000.00     1.14%           1.25%          05/27/05     07/11/05    06/11/15
   20        Limited Service    38,913,000.00    38,913,000.00     1.06%           1.16%          06/16/05     08/11/05    07/11/15
   21            Suburban       37,400,000.00    37,400,000.00     1.02%           1.12%          06/13/05     08/11/05    07/11/10
   22            Anchored       34,160,000.00    34,160,000.00     0.93%           1.02%          07/01/05     08/11/05    07/11/15
   23            Suburban       33,700,000.00    33,700,000.00     0.92%           1.01%          07/27/05     09/11/05    07/11/15
   24              Flex         33,000,000.00    32,966,495.79     0.90%           0.99%          06/27/05     08/01/05    07/01/15
   25            Anchored       29,134,000.00    29,134,000.00     0.80%           0.87%          06/17/05     08/11/05    07/11/10
   27            Anchored       27,200,000.00    27,200,000.00     0.74%           0.81%          06/15/05     08/11/05    07/11/11
   29            Suburban       24,000,000.00    24,000,000.00     0.66%           0.72%          07/27/05     09/11/05    07/11/15
   32          Full Service     22,961,597.51    22,961,597.51     0.63%           0.69%          07/29/05     09/11/05    06/11/15
   33            Anchored       22,400,000.00    22,400,000.00     0.61%           0.67%          06/09/05     07/11/05    06/11/15
   34            Anchored       22,279,000.00    22,279,000.00     0.61%           0.67%          06/15/05     08/11/05    07/11/12
   35           Warehouse       21,731,250.00    21,731,250.00     0.59%           0.65%          07/14/05     09/01/05    08/01/15
   36           Warehouse       21,443,250.00    21,443,250.00     0.59%           0.64%          07/14/05     09/01/05    08/01/15
   38            Suburban       20,925,000.00    20,925,000.00     0.57%           0.63%          06/29/05     08/11/05    05/11/13
   40              Flex         20,000,000.00    20,000,000.00     0.55%           0.60%          08/08/05     09/11/05    08/11/15
   41            Anchored       18,765,000.00    18,765,000.00     0.51%           0.56%          06/15/05     08/11/05    07/11/12
   43           Warehouse       17,688,000.00    17,688,000.00     0.48%           0.53%          07/14/05     09/01/05    08/01/15
   44           Warehouse       17,327,250.00    17,327,250.00     0.47%           0.52%          07/14/05     09/01/05    08/01/15
   45            Anchored       17,085,000.00    17,085,000.00     0.47%           0.51%          06/15/05     08/11/05    07/11/12
   46            Anchored       16,800,000.00    16,800,000.00     0.46%           0.50%          06/15/05     08/11/05    07/11/11
   47            Anchored       16,588,000.00    16,588,000.00     0.45%           0.50%          06/15/05     08/11/05    07/11/12
   48          Self Storage     16,400,000.00    16,400,000.00     0.45%           0.49%          07/14/05     09/11/05    08/11/10
   49            Anchored       16,300,000.00    16,300,000.00     0.44%           0.49%          06/02/05     07/11/05    06/11/15
   50            Suburban       16,200,000.00    16,200,000.00     0.44%           0.48%          06/16/05     08/11/05    07/11/15
   51        Warehouse/Office   16,000,000.00    16,000,000.00     0.44%           0.48%          06/20/05     08/11/05    07/11/15
   52            Anchored       16,000,000.00    16,000,000.00     0.44%           0.48%          06/07/05     07/11/05    06/11/15
   53           Warehouse       15,883,500.00    15,883,500.00     0.43%           0.47%          07/14/05     09/01/05    08/01/15
   55        Limited Service    15,400,000.00    15,354,727.17     0.42%           0.46%          06/10/05     07/11/05    06/11/10
   56            Anchored       15,045,000.00    15,045,000.00     0.41%           0.45%          06/15/05     08/11/05    07/11/10
   57           Warehouse       14,950,000.00    14,950,000.00     0.41%           0.45%          07/28/05     09/11/05    08/11/15
   58            Anchored       14,267,000.00    14,267,000.00     0.39%           0.43%          06/15/05     08/11/05    07/11/10
   59            Anchored       13,778,000.00    13,778,000.00     0.38%           0.41%          06/15/05     08/11/05    07/11/12
  59.01          Anchored
  59.02          Anchored
   61            Anchored       13,650,000.00    13,620,977.34     0.37%           0.41%          06/09/05     07/11/05    06/11/15
   62            Suburban       13,575,000.00    13,575,000.00     0.37%           0.41%          06/29/05     08/11/05    05/11/13
   63          Full Service     13,500,000.00    13,500,000.00     0.37%           0.40%          07/18/05     09/11/05    08/11/12
   64            Anchored       13,200,000.00    13,200,000.00     0.36%           0.39%          03/29/05     05/01/05    04/01/15
  64.01          Anchored        6,799,980.00
  64.02          Anchored        6,400,020.00
   65            Anchored       13,011,000.00    13,011,000.00     0.36%           0.39%          06/15/05     08/11/05    07/11/11
   67         Extended Stay     12,300,000.00    12,265,522.96     0.33%           0.37%          06/01/05     07/11/05    06/11/15
   68           Warehouse       12,201,750.00    12,201,750.00     0.33%           0.36%          07/14/05     09/01/05    08/01/15
   69            Anchored       12,093,000.00    12,093,000.00     0.33%           0.36%          06/15/05     08/11/05    07/11/12
   70            Suburban       12,000,000.00    12,000,000.00     0.33%           0.36%          06/13/05     08/11/05    07/11/10
   71         Parking Garage    12,000,000.00    12,000,000.00     0.33%           0.36%          07/15/05     09/01/05    08/01/15
   74            Anchored       11,500,000.00    11,500,000.00     0.31%           0.34%          06/08/05     07/11/05    06/11/10
   76          Self Storage     11,000,000.00    11,000,000.00     0.30%           0.33%          07/14/05     09/11/05    08/11/10
   77            Anchored       10,320,000.00    10,320,000.00     0.28%           0.31%          06/15/05     08/11/05    07/11/12
   78            Anchored       10,200,000.00    10,200,000.00     0.28%           0.30%          06/17/05     08/11/05    07/11/11
   79              Flex          9,750,000.00    9,750,000.00      0.27%           0.29%          06/01/05     07/11/05    06/11/15
   80            Anchored        9,680,000.00    9,680,000.00      0.26%           0.29%          06/15/05     08/11/05    07/11/12
   81            Anchored        9,586,000.00    9,586,000.00      0.26%           0.29%          06/15/05     08/11/05    07/11/12
   82          Self Storage      9,500,000.00    9,500,000.00      0.26%           0.28%          07/14/05     09/11/05    08/11/10
   83        Limited Service     9,500,000.00    9,487,394.74      0.26%           0.28%          06/13/05     08/11/05    07/11/15
   84            Anchored        9,400,000.00    9,400,000.00      0.26%           0.28%          06/02/05     07/11/05    06/11/15
   85            Suburban        9,375,000.00    9,355,024.47      0.26%           0.28%          06/07/05     07/11/05    06/11/15
   86           Warehouse        9,000,000.00    8,980,447.36      0.25%           0.27%          07/08/05     08/11/05    07/11/12
   87          Self Storage      8,829,821.41    8,817,464.15      0.24%           0.26%          06/08/05     08/01/05    07/01/15
   89              Flex          8,600,000.00    8,600,000.00      0.23%           0.26%          07/15/05     09/01/05    08/01/15
   90            Suburban        8,500,000.00    8,491,094.35      0.23%           0.25%          06/20/05     08/11/05    07/11/12
   91          Conventional      8,450,000.00    8,441,375.54      0.23%           0.25%          07/11/05     08/11/05    07/11/15
   92            Medical         8,400,000.00    8,382,665.91      0.23%           0.25%          06/08/05     07/11/05    06/11/15
   93          Self Storage      8,300,000.00    8,300,000.00      0.23%           0.25%          07/14/05     09/11/05    08/11/10
   94        Limited Service     8,000,000.00    7,989,282.60      0.22%           0.24%          06/13/05     08/11/05    07/11/15
   95          Self Storage      7,610,448.19    7,599,797.44      0.21%           0.23%          06/08/05     08/01/05    07/01/15
   96          Self Storage      7,529,684.44    7,519,146.71      0.21%           0.22%          06/08/05     08/01/05    07/01/15
   97        Shadow Anchored     7,500,000.00    7,500,000.00      0.20%           0.22%          06/22/05     08/01/05    07/01/15
   99          Self Storage      7,400,000.00    7,400,000.00      0.20%           0.22%          07/14/05     09/11/05    08/11/10
   100         Self Storage      7,208,076.20    7,197,988.56      0.20%           0.22%          06/08/05     08/01/05    07/01/15
   101         Self Storage      7,167,695.26    7,157,664.13      0.20%           0.21%          06/08/05     08/01/05    07/01/15
   102       Limited Service     6,900,000.00    6,880,725.47      0.19%           0.21%          06/01/05     07/11/05    06/11/15
   103        Office/Retail      6,850,000.00    6,830,548.90      0.19%           0.20%          05/03/05     06/11/05    05/11/15
   104           Medical         6,800,000.00    6,800,000.00      0.19%           0.20%          07/12/05     09/11/05    08/11/15
   105         Self Storage      6,700,000.00    6,700,000.00      0.18%           0.20%          07/14/05     09/11/05    08/11/10
   106         Self Storage      6,700,000.00    6,700,000.00      0.18%           0.20%          07/14/05     09/11/05    08/11/10
   108         Self Storage      6,654,274.50    6,644,961.91      0.18%           0.20%          06/08/05     08/01/05    07/01/15
   110           Anchored        6,520,000.00    6,494,663.10      0.18%           0.19%          03/15/05     05/11/05    04/11/15
   111           Various         6,500,000.00    6,492,929.15      0.18%           0.19%          06/24/05     08/11/05    07/11/15
 111.01       Office/Retail      4,500,000.00
 111.02        Conventional      2,000,000.00
   112          Unanchored       6,500,000.00    6,471,529.55      0.18%           0.19%          03/16/05     05/01/05    04/01/15
   113          Warehouse        6,450,000.00    6,440,177.56      0.18%           0.19%          06/30/05     08/01/05    07/01/15
   114         Self Storage      6,200,000.00    6,200,000.00      0.17%           0.19%          07/14/05     09/11/05    08/11/10
   115           Medical         6,000,000.00    6,000,000.00      0.16%           0.18%          07/12/05     09/11/05    08/11/15
   117       Assisted Living     5,600,000.00    5,600,000.00      0.15%           0.17%          06/30/05     08/11/05    07/11/15
   118       Shadow Anchored     5,600,000.00    5,594,765.22      0.15%           0.17%          06/13/05     08/11/05    07/11/15
   121          Unanchored       5,460,000.00    5,460,000.00      0.15%           0.16%          06/02/05     07/11/05    06/11/15
   122         Self Storage      5,400,000.00    5,400,000.00      0.15%           0.16%          07/14/05     09/11/05    08/11/10
   123         Self Storage      5,400,000.00    5,400,000.00      0.15%           0.16%          07/14/05     09/11/05    08/11/10
   124          Warehouse        5,400,000.00    5,391,686.65      0.15%           0.16%          06/30/05     08/01/05    07/01/15
   125          Unanchored       5,340,000.00    5,340,000.00      0.15%           0.16%          06/02/05     07/11/05    06/11/15
   126           Suburban        5,300,000.00    5,300,000.00      0.14%           0.16%          06/16/05     08/11/05    07/11/15
   127       Flex Industrial     5,275,000.00    5,275,000.00      0.14%           0.16%          04/19/05     06/01/05    05/01/15
   128       Assisted Living     5,200,000.00    5,194,470.96      0.14%           0.16%          06/30/05     08/11/05    07/11/15
   129       Assisted Living     5,150,000.00    5,150,000.00      0.14%           0.15%          06/30/05     08/11/05    07/11/15
   130          Unanchored       5,100,000.00    5,077,661.64      0.14%           0.15%          03/16/05     05/01/05    04/01/15
   131           Suburban        5,075,000.00    5,075,000.00      0.14%           0.15%          05/27/05     07/01/05    06/01/10
   132           Various         5,000,000.00    5,000,000.00      0.14%           0.15%          08/01/05     09/11/05    08/11/15
 132.01          Suburban
 132.02         Unanchored
   134         Self Storage      5,000,000.00    5,000,000.00      0.14%           0.15%          07/14/05     09/11/05    08/11/10
   135           Various         5,000,000.00    4,990,060.40      0.14%           0.15%          05/26/05     07/01/05    06/01/15
 135.01          Medical         3,325,000.00
 135.02          Suburban        1,675,000.00
   136          Unanchored       4,800,000.00    4,800,000.00      0.13%           0.14%          04/26/05     06/01/05    05/01/15
   137             Flex          4,800,000.00    4,787,005.76      0.13%           0.14%          04/26/05     06/01/05    05/01/15
   138          Warehouse        4,640,000.00    4,632,830.81      0.13%           0.14%          06/30/05     08/01/05    07/01/15
   139           Suburban        4,615,000.00    4,615,000.00      0.13%           0.14%          07/11/05     08/11/05    07/11/10
   141           Suburban        4,500,000.00    4,500,000.00      0.12%           0.13%          08/02/05     09/11/05    08/11/15
   142           Suburban        4,400,000.00    4,395,647.71      0.12%           0.13%          06/30/05     08/11/05    07/11/15
   143           Anchored        4,365,000.00    4,360,970.30      0.12%           0.13%          06/20/05     08/11/05    07/11/15
   144          Unanchored       4,350,000.00    4,330,946.73      0.12%           0.13%          03/16/05     05/01/05    04/01/15
   145          Unanchored       4,300,000.00    4,300,000.00      0.12%           0.13%          05/16/05     07/07/05    06/07/15
   146       Limited Service     4,500,000.00    4,213,264.82      0.11%           0.13%          07/01/02     09/01/02    08/01/12
   148       Limited Service     4,200,000.00    4,194,155.26      0.11%           0.13%          06/13/05     08/11/05    07/11/15
   150          Unanchored       4,150,000.00    4,150,000.00      0.11%           0.12%          05/25/05     07/11/05    06/11/15
   151           Suburban        4,025,000.00    4,025,000.00      0.11%           0.12%          06/14/05     08/11/05    07/11/15
   152           Anchored        4,000,000.00    4,000,000.00      0.11%           0.12%          06/01/05     07/11/05    06/11/15
   153         Self Storage      4,000,000.00    4,000,000.00      0.11%           0.12%          07/14/05     09/11/05    08/11/10
   154           Suburban        4,000,000.00    3,996,110.29      0.11%           0.12%          06/30/05     08/11/05    07/11/15
   155           Anchored        4,000,000.00    3,982,479.73      0.11%           0.12%          03/16/05     05/01/05    04/01/15
   156           Anchored        3,981,000.00    3,981,000.00      0.11%           0.12%          04/08/05     05/11/05    04/11/15
   157           Anchored        3,900,000.00    3,794,357.23      0.10%           0.11%          12/31/03     02/01/04    01/01/14
   158           Anchored        3,794,000.00    3,794,000.00      0.10%           0.11%          04/23/05     06/11/05    05/11/15
   159         Self Storage      3,750,000.00    3,750,000.00      0.10%           0.11%          07/14/05     09/11/05    08/11/10
   160           Suburban        3,720,000.00    3,712,648.24      0.10%           0.11%          05/12/05     07/11/05    06/11/15
   161           Anchored        3,692,000.00    3,692,000.00      0.10%           0.11%          04/23/05     06/11/05    05/11/15
   162       Limited Service     3,600,000.00    3,600,000.00      0.10%           0.11%          07/13/05     09/11/05    08/11/15
   163           Anchored        3,575,000.00    3,567,739.23      0.10%           0.11%          05/16/05     07/01/05    06/01/15
   165       Assisted Living     3,550,000.00    3,550,000.00      0.10%           0.11%          06/30/05     08/11/05    07/11/15
   166          Unanchored       3,500,000.00    3,493,007.46      0.10%           0.10%          05/26/05     07/11/05    06/11/15
   167           Anchored        3,340,000.00    3,330,006.41      0.09%           0.10%          05/09/05     06/11/05    05/11/15
   168           Anchored        3,322,000.00    3,322,000.00      0.09%           0.10%          04/23/05     06/11/05    05/11/15
   169       Assisted Living     3,300,000.00    3,296,514.71      0.09%           0.10%          06/28/05     08/11/05    07/11/15
   170           Anchored        3,211,000.00    3,211,000.00      0.09%           0.10%          04/23/05     06/11/05    05/11/15
   171           Anchored        3,210,000.00    3,210,000.00      0.09%           0.10%          06/01/05     07/11/05    06/11/15
   172           Suburban        3,200,000.00    3,200,000.00      0.09%           0.10%          05/12/05     07/11/05    06/11/15
   173          Unanchored       2,900,000.00    2,897,152.29      0.08%           0.09%          07/05/05     08/11/05    07/11/15
   174           Anchored        2,834,000.00    2,834,000.00      0.08%           0.08%          04/23/05     06/11/05    05/11/15
   175      Multifamily/Retail   2,800,000.00    2,800,000.00      0.08%           0.08%          05/26/05     07/11/05    06/11/10
   176             Flex          2,800,000.00    2,800,000.00      0.08%           0.08%          07/13/05     09/11/05    08/11/15
   177           Anchored        2,773,000.00    2,773,000.00      0.08%           0.08%          04/23/05     06/11/05    05/11/15
   178          Unanchored       2,763,000.00    2,763,000.00      0.08%           0.08%          07/11/05     08/11/05    07/11/10
   179           Suburban        2,700,000.00    2,700,000.00      0.07%           0.08%          07/18/05     09/11/05    08/11/15
   180          Unanchored       2,691,000.00    2,691,000.00      0.07%           0.08%          07/11/05     08/11/05    07/11/10
   181           Anchored        2,680,000.00    2,680,000.00      0.07%           0.08%          04/23/05     06/11/05    05/11/15
   182           Anchored        2,665,000.00    2,665,000.00      0.07%           0.08%          02/23/05     04/11/05    03/11/15
   185           Anchored        2,521,000.00    2,521,000.00      0.07%           0.08%          07/11/05     08/11/05    07/11/10
   186           Various         2,500,000.00    2,493,458.02      0.07%           0.07%          05/09/05     07/11/05    06/11/15
 186.01      Shadow Anchored
 186.02          Suburban
   189          Unanchored       2,360,000.00    2,357,810.36      0.06%           0.07%          06/12/05     08/11/05    07/11/15
   190          Unanchored       2,303,000.00    2,303,000.00      0.06%           0.07%          07/11/05     08/11/05    07/11/10
   191         Self Storage      2,250,000.00    2,250,000.00      0.06%           0.07%          07/14/05     09/11/05    08/11/10
   192          Unanchored       2,200,000.00    2,190,363.85      0.06%           0.07%          03/16/05     05/01/05    04/01/15
   193          Unanchored       2,150,000.00    2,147,985.21      0.06%           0.06%          06/16/05     08/11/05    07/11/15
   194           Anchored        2,137,000.00    2,137,000.00      0.06%           0.06%          07/11/05     08/11/05    07/11/10
   195           Anchored        2,100,000.00    2,090,549.69      0.06%           0.06%          06/01/05     07/11/05    06/11/17
   196           Anchored        2,055,000.00    2,055,000.00      0.06%           0.06%          04/23/05     06/11/05    05/11/15
   197          Unanchored       2,050,000.00    2,046,148.10      0.06%           0.06%          05/16/05     07/11/05    06/11/15
   198           Suburban        2,042,000.00    2,040,157.09      0.06%           0.06%          06/21/05     08/11/05    07/11/15
   199         Self Storage      2,000,000.00    2,000,000.00      0.05%           0.06%          07/14/05     09/11/05    08/11/10
   200         Self Storage      1,700,000.00    1,692,144.95      0.05%           0.05%          05/27/05     07/11/05    06/11/15
   202           Anchored        1,500,000.00    1,495,788.26      0.04%           0.04%          05/27/05     07/11/05    06/11/15
   203          Unanchored       1,500,000.00    1,494,729.82      0.04%           0.04%          06/09/05     08/11/05    07/11/20
   205         Self Storage      1,300,000.00    1,293,993.21      0.04%           0.04%          05/27/05     07/11/05    06/11/15
   206         Self Storage      1,000,000.00     995,379.39       0.03%           0.03%          05/27/05     07/11/05    06/11/15
   207           Anchored         709,000.00      709,000.00       0.02%           0.02%          07/11/05     08/11/05    07/11/10
   208           Anchored         595,000.00      595,000.00       0.02%           0.02%          07/11/05     08/11/05    07/11/10
   209           Anchored         493,000.00      493,000.00       0.01%           0.01%          07/11/05     08/11/05    07/11/10




                                                                  ORIGINAL
                                                       INTEREST   TERM TO     REMAINING                    ORIGINAL
MORTGAGE                     LOAN         INTEREST      ACCURAL   MATURITY     TERM TO                      AMORT       REMAINING
  LOAN      MORTGAGE    ADMINISTRATIVE    ACCRUAL       METHOD     OR ARD    MATURITY OR    REMAINING IO     TERM      AMORT TERM
 NUMBER       RATE         COST RATE       METHOD      DURING IO   (MOS.)    ARD (MOS.)    PERIOD (MOS.)    (MOS.)        (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

    1        5.7200%       0.03045%      Actual/360                 120          117                          360          357
    2        5.4600%       0.02045%      Actual/360   Actual/360    120          118             58           360          360
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
    3        4.9700%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
    4        5.0000%       0.02045%      Actual/360   Actual/360    120          119            119            IO          IO
    5        5.7800%       0.02045%      Actual/360   Actual/360    120          119             11           360          360
  5.01
  5.02
    6        5.1300%       0.02045%      Actual/360   Actual/360    120          120            120            IO          IO
    7        5.1800%       0.02045%      Actual/360   Actual/360     84          83              35           360          360
    8        4.8400%       0.02045%      Actual/360   Actual/360    120          120             36           360          360
  8.01
  8.02
    9        4.9700%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   10        4.8100%       0.02045%      Actual/360   Actual/360    120          119            119            IO          IO
   11        4.9700%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   12        5.3000%       0.02045%      Actual/360   Actual/360    120          119            119            IO          IO
   13        4.9700%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   14        4.7800%       0.02045%      Actual/360   Actual/360    120          119            119            IO          IO
   15        5.3385%       0.02045%      Actual/360                  79          76                           360          357
   16        5.4000%       0.02045%      Actual/360   Actual/360    120          119             47           360          360
   17        4.9700%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   18        5.0900%       0.02045%      Actual/360   Actual/360    118          118             34           360          360
   19        5.3300%       0.02045%      Actual/360   Actual/360    120          118             22          Varies      Varies
   20        5.3500%       0.02045%      Actual/360   Actual/360    120          119             59           360          360
   21        4.9700%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   22        5.1200%       0.02045%      Actual/360   Actual/360    120          119             23           360          360
   23        5.3400%       0.02045%        30/360       30/360      119          119            119            IO          IO
   24        5.1920%       0.04045%      Actual/360                 120          119                          360          359
   25        5.0600%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   27        5.0600%       0.02045%      Actual/360   Actual/360     72          71              71            IO          IO
   29        5.3400%       0.02045%        30/360       30/360      119          119            119            IO          IO
   32        5.8935%       0.02045%      Actual/360                 118          118                          300          300
   33        5.1200%       0.02045%      Actual/360   Actual/360    120          118             10           360          360
   34        5.1600%       0.02045%      Actual/360   Actual/360     84          83              83            IO          IO
   35        5.2600%       0.04045%      Actual/360   Actual/360    120          120             24           360          360
   36        5.2600%       0.04045%      Actual/360   Actual/360    120          120             24           360          360
   38        5.2400%       0.02045%      Actual/360   Actual/360     94          93              23          Varies      Varies
   40        5.8200%       0.02045%      Actual/360                 120          120                          264          264
   41        5.1600%       0.02045%      Actual/360   Actual/360     84          83              83            IO          IO
   43        5.2600%       0.04045%      Actual/360   Actual/360    120          120             24           360          360
   44        5.2600%       0.04045%      Actual/360   Actual/360    120          120             24           360          360
   45        5.1600%       0.02045%      Actual/360   Actual/360     84          83              83            IO          IO
   46        5.0600%       0.02045%      Actual/360   Actual/360     72          71              71            IO          IO
   47        5.1600%       0.02045%      Actual/360   Actual/360     84          83              83            IO          IO
   48        5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   49        5.3300%       0.04045%      Actual/360   Actual/360    120          118             58           360          360
   50        5.2500%       0.02045%      Actual/360   Actual/360    120          119             35           360          360
   51        5.2900%       0.02045%      Actual/360   Actual/360    120          119             35           360          360
   52        5.3400%       0.02045%      Actual/360   Actual/360    120          118             22           360          360
   53        5.2600%       0.04045%      Actual/360   Actual/360    120          120             24           360          360
   55        5.5600%       0.02045%      Actual/360                  60          58                           300          298
   56        5.0600%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   57        5.3900%       0.02045%      Actual/360                 120          120                          360          360
   58        5.0600%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   59        5.1600%       0.02045%      Actual/360   Actual/360     84          83              83            IO          IO
  59.01
  59.02
   61        5.3100%       0.02045%      Actual/360                 120          118                          360          358
   62        5.2400%       0.02045%      Actual/360   Actual/360     94          93              29          Varies      Varies
   63        5.5400%       0.02045%      Actual/360   Actual/360     84          84              42           360          360
   64        5.6410%       0.04045%      Actual/360   Actual/360    120          116             20           280          280
  64.01
  64.02
   65        5.0600%       0.02045%      Actual/360   Actual/360     72          71              71            IO          IO
   67        5.8400%       0.02045%      Actual/360                 120          118                          300          298
   68        5.2600%       0.04045%      Actual/360   Actual/360    120          120             24           360          360
   69        5.1600%       0.02045%      Actual/360   Actual/360     84          83              83            IO          IO
   70        4.9700%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   71        5.1700%       0.04045%      Actual/360                 120          120                          300          300
   74        4.9500%       0.02045%      Actual/360   Actual/360     60          58              22           360          360
   76        5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   77        5.1600%       0.02045%      Actual/360   Actual/360     84          83              83            IO          IO
   78        5.0600%       0.02045%      Actual/360   Actual/360     72          71              71            IO          IO
   79        5.3300%       0.11045%      Actual/360   Actual/360    120          118             58           360          360
   80        5.1600%       0.02045%      Actual/360   Actual/360     84          83              83            IO          IO
   81        5.1600%       0.02045%      Actual/360   Actual/360     84          83              83            IO          IO
   82        5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   83        5.8000%       0.02045%      Actual/360                 120          119                          300          299
   84        5.3300%       0.04045%      Actual/360   Actual/360    120          118             58           360          360
   85        5.3000%       0.02045%      Actual/360                 120          118                          360          358
   86        5.4000%       0.02045%      Actual/360                  84          83                           240          239
   87        5.5200%       0.03045%      Actual/360                 120          119                          300          299
   89        5.2300%       0.06045%      Actual/360                 120          120                          360          360
   90        5.0600%       0.02045%      Actual/360                  84          83                           360          359
   91        5.1700%       0.02045%      Actual/360                 120          119                          360          359
   92        5.4500%       0.02045%      Actual/360                 120          118                          360          358
   93        5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   94        5.7500%       0.02045%      Actual/360                 120          119                          300          299
   95        5.5200%       0.03045%      Actual/360                 120          119                          300          299
   96        5.5200%       0.03045%      Actual/360                 120          119                          300          299
   97        5.4790%       0.06045%      Actual/360   Actual/360    120          119             35           360          360
   99        5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   100       5.5200%       0.03045%      Actual/360                 120          119                          300          299
   101       5.5200%       0.03045%      Actual/360                 120          119                          300          299
   102       5.8600%       0.02045%      Actual/360                 120          118                          300          298
   103       5.7300%       0.11045%      Actual/360                 120          117                          360          357
   104       5.2400%       0.02045%      Actual/360   Actual/360    120          120             36           360          360
   105       5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   106       5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   108       5.5200%       0.03045%      Actual/360                 120          119                          300          299
   110       5.7500%       0.02045%      Actual/360                 120          116                          360          356
   111       4.9000%       0.02045%      Actual/360                 120          119                          360          359
 111.01
 111.02
   112       5.1910%       0.06045%      Actual/360                 120          116                          360          356
   113       5.0630%       0.06045%      Actual/360                 120          119                          300          299
   114       5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   115       5.2400%       0.02045%      Actual/360   Actual/360    120          120             36           360          360
   117       5.6600%       0.02045%      Actual/360   Actual/360    120          119             23           336          336
   118       5.5300%       0.02045%      Actual/360                 120          119                          360          359
   121       5.3300%       0.04045%      Actual/360   Actual/360    120          118             58           360          360
   122       5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   123       5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   124       5.0030%       0.06045%      Actual/360                 120          119                          300          299
   125       5.3300%       0.04045%      Actual/360   Actual/360    120          118             58           360          360
   126       5.2500%       0.02045%      Actual/360   Actual/360    120          119             35           360          360
   127       5.6520%       0.06045%      Actual/360   Actual/360    120          117             21           360          360
   128       5.8500%       0.02045%      Actual/360                 120          119                          330          329
   129       5.6600%       0.02045%      Actual/360   Actual/360    120          119             23           336          336
   130       5.1910%       0.06045%      Actual/360                 120          116                          360          356
   131       5.4390%       0.06045%      Actual/360   Actual/360     60          58              58            IO          IO
   132       5.4300%       0.02045%      Actual/360   Actual/360    120          120             24           360          360
 132.01
 132.02
   134       5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   135       5.6230%       0.06045%      Actual/360                 120          118                          360          358
 135.01
 135.02
   136       5.8660%       0.06045%      Actual/360   Actual/360    120          117             9            360          360
   137       5.9360%       0.06045%      Actual/360                 120          117                          360          357
   138       4.9830%       0.06045%      Actual/360                 120          119                          300          299
   139       5.4000%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   141       5.3100%       0.02045%      Actual/360   Actual/360    120          120             24           360          360
   142       5.3000%       0.02045%      Actual/360                 120          119                          360          359
   143       5.5800%       0.02045%      Actual/360                 120          119                          360          359
   144       5.1910%       0.06045%      Actual/360                 120          116                          360          356
   145       5.4350%       0.06045%      Actual/360   Actual/360    120          118             22           360          360
   146       8.1500%       0.02045%      Actual/360                 120          84                           240          204
   148       5.5500%       0.08045%      Actual/360                 120          119                          300          299
   150       5.7900%       0.02045%      Actual/360   Actual/360    120          118             22           360          360
   151       5.5900%       0.02045%      Actual/360   Actual/360    120          119             35           360          360
   152       5.4000%       0.02045%        30/360       30/360      120          118            118            IO          IO
   153       5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   154       5.3700%       0.02045%      Actual/360                 120          119                          360          359
   155       5.1910%       0.06045%      Actual/360                 120          116                          360          356
   156       4.9100%       0.02045%      Actual/360   Actual/360    120          116            116            IO          IO
   157       6.0500%       0.06045%      Actual/360                 120          101                          300          281
   158       5.3200%       0.02045%      Actual/360   Actual/360    120          117            117            IO          IO
   159       5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   160       5.6500%       0.02045%      Actual/360                 120          118                          360          358
   161       4.9900%       0.02045%      Actual/360   Actual/360    120          117            117            IO          IO
   162       6.0500%       0.02045%      Actual/360                 120          120                          264          264
   163       5.5240%       0.06045%      Actual/360                 120          118                          360          358
   165       5.6600%       0.02045%      Actual/360   Actual/360    120          119             23           336          336
   166       5.6000%       0.02045%      Actual/360                 120          118                          360          358
   167       5.5000%       0.02045%      Actual/360                 120          117                          360          357
   168       4.9600%       0.02045%      Actual/360   Actual/360    120          117            117            IO          IO
   169       5.8800%       0.02045%      Actual/360                 120          119                          330          329
   170       4.9600%       0.02045%      Actual/360   Actual/360    120          117            117            IO          IO
   171       5.4000%       0.02045%        30/360       30/360      120          118            118            IO          IO
   172       5.3100%       0.02045%      Actual/360   Actual/360    120          118             10           360          360
   173       5.3300%       0.02045%      Actual/360                 120          119                          360          359
   174       4.9000%       0.02045%      Actual/360   Actual/360    120          117            117            IO          IO
   175       5.2500%       0.02045%      Actual/360   Actual/360     60          58              58            IO          IO
   176       5.3700%       0.02045%      Actual/360                 120          120                          360          360
   177       5.0300%       0.02045%      Actual/360   Actual/360    120          117            117            IO          IO
   178       5.4000%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   179       5.3700%       0.02045%      Actual/360   Actual/360    120          120             24           360          360
   180       5.4000%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   181       4.9300%       0.02045%      Actual/360   Actual/360    120          117            117            IO          IO
   182       4.9000%       0.02045%      Actual/360   Actual/360    120          115            115            IO          IO
   185       5.4000%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   186       5.3600%       0.02045%      Actual/360                 120          118                          324          322
 186.01
 186.02
   189       5.5600%       0.02045%      Actual/360                 120          119                          360          359
   190       5.4000%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   191       5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   192       5.1910%       0.06045%      Actual/360                 120          116                          360          356
   193       5.5200%       0.02045%      Actual/360                 120          119                          360          359
   194       5.4000%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   195       5.4100%       0.02045%      Actual/360                 144          142                          240          238
   196       4.9000%       0.02045%      Actual/360   Actual/360    120          117            117            IO          IO
   197       5.8800%       0.02045%      Actual/360                 120          118                          360          358
   198       5.6700%       0.02045%      Actual/360                 120          119                          360          359
   199       5.2600%       0.02045%      Actual/360   Actual/360     60          60              60            IO          IO
   200       5.2000%       0.02045%      Actual/360                 120          118                          240          238
   202       5.8300%       0.02045%      Actual/360                 120          118                          300          298
   203       5.3900%       0.02045%      Actual/360                 180          179                          180          179
   205       5.2000%       0.02045%      Actual/360                 120          118                          240          238
   206       5.2000%       0.02045%      Actual/360                 120          118                          240          238
   207       5.4000%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   208       5.4000%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO
   209       5.4000%       0.02045%      Actual/360   Actual/360     60          59              59            IO          IO




MORTGAGE                 MATURITY DATE OR
  LOAN     MONTHLY P&I      ARD BALLOON      ARD
 NUMBER    PAYMENTS ($)     BALANCE ($)     LOAN  PREPAYMENT PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------

    1      1,192,420.36   172,415,194.60      N   GRTR1%orYM(27),D(89),O(4)
    2      1,099,473.27   180,596,827.85      N   L(26),D(93),O(1)
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
    3           IO        182,500,000.00      N   GRTR1%orYM(56),O(4)
    4           IO        160,000,000.00      Y   L(25),D(91),O(4)
    5       826,697.81    121,829,368.30      N   L(25),D(91),O(4)
  5.01
  5.02
    6           IO        140,000,000.00      N   L(24),D(93),O(3)
    7       630,057.44    108,265,677.23      N   L(25),D(56),O(3)
    8       527,085.86     88,202,013.75      N   L(24),D(93),O(3)
  8.01
  8.02
    9           IO         86,500,000.00      N   GRTR1%orYM(56),O(4)
   10           IO         85,000,000.00      N   L(23),GRTR1%orYM(36),LSSR5%orYM(12),LSSR4%orYM(12),LSSR3%orYM(12),LSSR2%orYM(12),
                                                  LSSR1%orYM(7),O(6)
   11           IO         84,500,000.00      N   GRTR1%orYM(56),O(4)
   12           IO         82,600,000.00      N   L(25),D(91),O(4)
   13           IO         67,100,000.00      N   GRTR1%orYM(56),O(4)
   14           IO         60,000,000.00      N   L(25),D(88),O(7)
   15       334,618.74     53,966,631.93      N   L(27),D(48),O(4)
   16       322,318.67     52,275,760.00      N   L(25),D(91),O(4)
   17           IO         48,000,000.00      N   GRTR1%orYM(56),O(4)
   18       237,326.00     38,809,470.79      N   L(24),D(91),O(3)
   19         Steps        36,500,000.00      Y   L(26),D(91),O(3)
   20       217,295.52     36,075,272.25      N   GRTR1%orYM+ 3%(11),GRTR1%orYM(105),O(4)
   21           IO         37,400,000.00      N   GRTR1%orYM(56),O(4)
   22       185,891.67     29,650,327.07      N   L(25),D(92),O(3)
   23           IO         33,700,000.00      N   L(36),D(80),O(3)
   24       181,043.54     27,363,324.12      N   L(25),D(91),O(4)
   25           IO         29,134,000.00      N   L(36),GRTR1%orYM or D(20),O(4)
   27           IO         27,200,000.00      N   L(36),YM1% or D(32),O(4)
   29           IO         24,000,000.00      N   L(36),D(80),O(3)
   32       146,450.40     17,830,952.76      N   L(24),D(91),O(3)
   33       121,896.18     18,976,980.43      N   L(36),D(81),O(3)
   34           IO         22,279,000.00      N   L(36),GRTR1%orYM or D(44),O(4)
   35       120,135.40     18,961,166.48      N   L(24),D(92),O(4)
   36       118,543.27     18,709,877.70      N   L(24),D(92),O(4)
   38         Steps        18,500,000.00      Y   L(25),D(66),O(3)
   40       134,495.75     14,116,203.84      N   L(24),D(93),O(3)
   41           IO         18,765,000.00      N   L(36),GRTR1%orYM or D(44),O(4)
   43       97,783.38      15,433,309.04      N   L(24),D(92),O(4)
   44       95,789.07      15,118,543.91      N   L(24),D(92),O(4)
   45           IO         17,085,000.00      N   L(36),GRTR 1%orYM or D(44),O(4)
   46           IO         16,800,000.00      N   L(36),GRTR 1%orYM or D(32),O(4)
   47           IO         16,588,000.00      N   L(36),GRTR 1%orYM or D(44),O(4)
   48           IO         16,400,000.00      N   L(24),D(33),O(3)
   49       90,818.56      15,106,536.74      N   L(26),D(87),O(7)
   50       89,457.00      14,417,111.96      N   L(36),GRTR1%orYM(81),O(3)
   51       88,749.41      14,251,172.49      N   L(36),GRTR1%orYM(81),O(3)
   52       89,246.60      13,962,806.49      N   L(26),D(91),O(3)
   53       87,807.68      13,858,829.35      N   L(24),D(92),O(4)
   55       95,122.07      13,828,377.26      N   L(26),D(31),O(3)
   56           IO         15,045,000.00      N   L(36),GRTR1%orYM or D(20),O(4)
   57       83,855.56      12,444,841.56      N   L(24),D(93),O(3)
   58           IO         14,267,000.00      N   L(36),GRTR1%orYM or D(20),O(4)
   59           IO         13,778,000.00      N   L(36),GRTR1%orYM or D(44),O(4)
  59.01
  59.02
   61       75,883.87      11,334,308.90      N   L(48),D(67),O(5)
   62         Steps        12,000,000.00      Y   L(25),D(66),O(3)
   63       76,990.66      12,859,430.87      N   GRTR1%orYM+ 3%(11),GRTR1% or YM(69),O(4)
   64       84,881.80      10,573,045.25      N   L(28),D(85),O(7)
  64.01
  64.02
   65           IO         13,011,000.00      N   L(36),GRTR1%orYM or D(32),O(4)
   67       78,050.45      9,472,940.52       N   L(26),D(91),O(3)
   68       67,454.11      10,646,392.19      N   L(24),D(92),O(4)
   69           IO         12,093,000.00      N   L(36),GRTR1%orYM or D(44),O(4)
   70           IO         12,000,000.00      N   GRTR1%orYM(56),O(4)
   71       71,344.48      9,058,114.96       N   L(24),D(92),O(4)
   74       61,383.55      10,986,779.47      N   L(24),GRTR1%orYM(33),O(3)
   76           IO         11,000,000.00      N   L(24),D(33),O(3)
   77           IO         10,320,000.00      N   L(36),GRTR1%orYM or D(44),O(4)
   78           IO         10,200,000.00      N   L(36),GRTR1%orYM or D(32),O(4)
   79       54,323.99      9,036,118.29       N   L(48),GRTR1%orYM(68),O(4)
   80           IO         9,680,000.00       N   L(36),GRTR1%orYM or D(44),O(4)
   81           IO         9,586,000.00       N   L(36),GRTR1%orYM or D(44),O(4)
   82           IO         9,500,000.00       N   L(24),D(33),O(3)
   83       60,052.48      7,307,180.08       N   L(25),D(92),O(3)
   84       52,373.90      8,711,744.67       N   L(26),D(87),O(7)
   85       52,059.81      7,782,088.63       N   L(26),D(91),O(3)
   86       61,402.64      6,926,884.66       Y   L(25),D(34),1%(12),O(13)
   87       54,328.34      6,749,368.34       N   L(25),D(88),O(7)
   89       47,383.04      7,137,998.53       N   L(24),D(92),O(4)
   90       45,942.04      7,534,976.06       N   L(25),D(34),1.0%(13),0.25%(9),O(3)
   91       46,243.39      6,985,694.53       N   L(49),GRTR2%orYM(60),YM(8),O(3)
   92       47,431.10      7,005,699.87       N   L(26),D(91),O(3)
   93           IO         8,300,000.00       N   L(24),D(33),O(3)
   94       50,328.51      6,142,852.94       N   L(25),D(92),O(3)
   95       46,825.75      5,817,299.77       N   L(25),D(88),O(7)
   96       46,328.83      5,755,565.30       N   L(25),D(88),O(7)
   97       42,485.41      6,718,445.30       N   L(25),D(91),O(4)
   99           IO         7,400,000.00       N   L(24),D(33),O(3)
   100      44,350.03      5,509,733.32       N   L(25),D(88),O(7)
   101      44,101.57      5,478,866.81       N   L(25),D(88),O(7)
   102      43,868.18      5,317,717.07       N   L(26),D(91),O(3)
   103      39,887.75      5,762,939.02       N   L(27),D(90),O(3)
   104      37,507.75      6,050,028.51       N   L(36),D(81),O(3)
   105          IO         6,700,000.00       N   L(24),D(33),O(3)
   106          IO         6,700,000.00       N   L(24),D(33),O(3)
   108      40,942.58      5,086,416.54       N   L(25),D(88),O(7)
   110      38,048.95      5,488,202.12       N   L(28),D(89),O(3)
   111      34,497.24      5,326,559.83       N   L(25),D(92),O(3)
 111.01
 111.02
   112      35,656.08      5,388,552.79       N   L(28),D(88),O(4)
   113      37,943.19      4,851,289.53       N   L(25),D(91),O(4)
   114          IO         6,200,000.00       N   L(24),D(33),O(3)
   115      33,095.07      5,338,260.74       N   L(36),D(81),O(3)
   117      33,255.86      4,816,150.28       N   L(25),D(92),O(3)
   118      31,901.67      4,682,426.84       N   L(48),D(69),O(3)
   121      30,421.43      5,060,226.54       N   L(26),D(87),O(7)
   122          IO         5,400,000.00       N   L(24),D(33),O(3)
   123          IO         5,400,000.00       N   L(24),D(33),O(3)
   124      31,577.30      4,052,769.50       N   L(25),D(91),O(4)
   125      29,752.83      4,949,012.57       N   L(26),D(87),O(7)
   126      29,266.80      4,716,709.08       N   L(36),GRTR1%orYM(81),O(3)
   127      30,455.86      4,646,839.37       N   L(27),D(89),O(4)
   128      31,724.04      4,219,558.60       N   L(25),D(92),O(3)
   129      30,583.51      4,429,138.70       N   L(25),D(92),O(3)
   130      27,976.31      4,227,941.22       N   L(28),D(88),O(4)
   131          IO         5,075,000.00       Y   L(26),D(30),O(4)
   132      28,170.25      4,372,865.54       N   L(24),D(93),O(3)
 132.01
 132.02
   134          IO         5,000,000.00       N   L(24),D(33),O(3)
   135      28,776.51      4,200,851.38       N   L(26),D(90),O(4)
 135.01
 135.02
   136      28,366.21      4,159,078.01       N   L(27),D(89),O(4)
   137      28,581.22      4,071,734.33       N   L(27),D(89),O(4)
   138      27,079.04      3,479,861.80       N   L(25),D(91),O(4)
   139          IO         4,615,000.00       Y   L(48),D(8),O(4)
   141      25,016.66      3,924,107.86       N   L(24),D(93),O(3)
   142      24,433.40      3,652,642.05       N   L(36),D(81),O(3)
   143      25,003.53      3,655,421.59       N   L(25),D(92),O(3)
   144      23,862.14      3,606,186.29       N   L(28),D(88),O(4)
   145      24,239.85      3,767,777.41       N   L(26),D(90),O(4)
   146      38,060.98      3,190,884.67       N   L(60),D(57),O(3)
   148      25,917.24      3,202,696.85       N   L(36),D(81),O(3)
   150      24,323.83      3,660,607.02       N   L(36),GRTR1%orYM(81),O(3)
   151      23,081.30      3,607,429.06       N   L(25),D(92),O(3)
   152          IO         4,000,000.00       N   L(26),D(91),O(3)
   153          IO         4,000,000.00       N   L(24),D(33),O(3)
   154      22,386.38      3,327,932.27       N   L(25),D(92),O(3)
   155      21,942.20      3,316,032.96       N   L(28),D(88),O(4)
   156          IO         3,981,000.00       Y   L(48),D(68),O(4)
   157      25,247.09      3,034,740.59       N   L(43),D(73),O(4)
   158          IO         3,794,000.00       Y   L(48),D(68),O(4)
   159          IO         3,750,000.00       N   L(24),D(33),O(3)
   160      21,473.17      3,121,734.63       N   L(60),GRTR1%orYM(57),O(3)
   161          IO         3,692,000.00       Y   L(48),D(68),O(4)
   162      24,697.17      2,562,431.72       N   L(36),GRTR1%orYM(81),O(3)
   163      20,352.32      2,994,562.97       Y   L(26),D(90),O(4)
   165      21,081.84      3,053,095.24       N   L(25),D(92),O(3)
   166      20,092.76      2,932,622.68       N   L(60),GRTR1%orYM(57),O(3)
   167      18,964.15      2,790,197.01       N   L(27),D(86),O(7)
   168          IO         3,322,000.00       Y   L(48),D(68),O(4)
   169      20,194.29      2,680,365.13       N   L(25),D(92),O(3)
   170          IO         3,211,000.00       Y   L(48),D(68),O(4)
   171          IO         3,210,000.00       N   L(26),D(91),O(3)
   172      17,789.63      2,725,610.74       N   L(36),D(81),O(3)
   173      16,157.90      2,409,709.93       N   L(36),D(81),O(3)
   174          IO         2,834,000.00       Y   L(48),D(68),O(4)
   175          IO         2,800,000.00       N   L(26),D(31),O(3)
   176      15,670.47      2,329,342.56       N   L(36),D(81),O(3)
   177          IO         2,773,000.00       Y   L(48),D(68),O(4)
   178          IO         2,763,000.00       Y   L(48),D(8),O(4)
   179      15,110.81      2,357,915.02       N   L(24),GRTR1%orYM(86),O(10)
   180          IO         2,691,000.00       Y   L(48),D(8),O(4)
   181          IO         2,680,000.00       Y   L(48),D(68),O(4)
   182          IO         2,665,000.00       Y   L(48),D(68),O(4)
   185          IO         2,521,000.00       Y   L(48),D(8),O(4)
   186      14,615.81      1,977,438.69       N   L(36),D(81),O(3)
 186.01
 186.02
   189      13,488.80      1,975,138.30       N   L(36),D(81),O(3)
   190          IO         2,303,000.00       Y   L(48),D(8),O(4)
   191          IO         2,250,000.00       N   L(24),D(33),O(3)
   192      12,068.21      1,823,818.27       N   L(28),D(88),O(4)
   193      12,234.46      1,797,160.34       N   L(36),GRTR1%orYM(81),O(3)
   194          IO         2,137,000.00       Y   L(48),D(8),O(4)
   195      14,339.10      1,138,333.47       N   L(36),D(105),O(3)
   196          IO         2,055,000.00       Y   L(48),D(68),O(4)
   197      12,133.08      1,732,292.70       N   L(36),D(81),O(3)
   198      11,812.98      1,714,774.76       N   L(25),D(92),O(3)
   199          IO         2,000,000.00       N   L(24),D(33),O(3)
   200      11,407.92      1,079,993.83       N   L(26),D(91),O(3)
   202       9,509.25      1,154,841.48       N   L(36),D(81),O(3)
   203      12,232.26                         N   L(36),D(141),O(3)
   205       8,723.70       825,878.19        N   L(26),D(91),O(3)
   206       6,710.54       635,290.68        N   L(26),D(91),O(3)
   207          IO          709,000.00        Y   L(48),D(8),O(4)
   208          IO          595,000.00        Y   L(48),D(8),O(4)
   209          IO          493,000.00        Y   L(48),D(8),O(4)




MORTGAGE                                        CUT-OFF     LTV RATIO
  LOAN      APPRAISED   APPRAISAL              DATE LTV    AT MATURITY          YEAR                YEAR       NUMBER       UNIT OF
 NUMBER   VALUE ($)(1)     DATE     DSCR (X)     RATIO       OR ARD            BUILT             RENOVATED    OF UNITS      MEASURE
------------------------------------------------------------------------------------------------------------------------------------

    1      730,000,000   04/01/05     2.28      56.00%       47.24%      1961, 1979 & 1992          2004      4,070,908     Sq. Ft.
    2      487,000,000   Various      1.27      79.88%       74.17%           Various             Various     2,990,570     Sq. Ft.
  2.01     101,000,000   04/23/05                                               1990                          1,048,631     Sq. Ft.
  2.02     74,500,000    05/04/05                                               1989                           326,306      Sq. Ft.
  2.03     68,500,000    05/09/05                                               1993                           351,075      Sq. Ft.
  2.04     62,700,000    05/09/05                                               1931                1998       146,365      Sq. Ft.
  2.05     45,000,000    05/06/05                                               1999                           182,554      Sq. Ft.
  2.06     26,500,000    05/05/05                                               1988                           131,891      Sq. Ft.
  2.07     25,600,000    05/02/05                                               1962                1997       97,256       Sq. Ft.
  2.08     16,900,000    05/09/05                                               1911                1997       88,717       Sq. Ft.
  2.09     17,200,000    05/09/05                                               1994                2005       118,040      Sq. Ft.
  2.10     15,100,000    05/01/05                                               1972                1996       138,020      Sq. Ft.
  2.11     15,000,000    05/01/05                                               1982                           130,600      Sq. Ft.
  2.12      8,000,000    05/09/05                                               1998                           103,000      Sq. Ft.
  2.13      6,700,000    05/09/05                                               1974                1994       74,285       Sq. Ft.
  2.14      4,300,000    05/09/05                                               1994                           53,830       Sq. Ft.
    3      494,000,000   05/27/05     1.48      73.89%       73.89%             1980                2002      1,069,303     Sq. Ft.
    4      290,000,000   01/31/05     3.43      55.17%       55.17%             1930                          1,051,158     Sq. Ft.
    5      176,500,000   Various      1.38      80.00%       69.03%           Various             Various     1,181,592     Sq. Ft.
  5.01     138,000,000   07/01/05                                               1975                           762,398      Sq. Ft.
  5.02     38,500,000    06/30/05                                               1969                2004       419,194      Sq. Ft.
    6      175,000,000   06/01/05     1.56      80.00%       80.00%             1982                2005       720,349      Sq. Ft.
    7      151,900,000   05/10/05     1.71      75.71%       71.27%             1985                          1,191,462     Sq. Ft.
    8      125,200,000   06/16/05     1.22      79.87%       70.45%           Various             Various      460,492      Sq. Ft.
  8.01     95,000,000    06/16/05                                               1998                           299,413      Sq. Ft.
  8.02     30,200,000    06/16/05                                               1980                2003       161,079      Sq. Ft.
    9      114,000,000   05/31/05     1.54      75.88%       75.88%             1970                2003       280,431      Sq. Ft.
   10      123,500,000   05/17/05     1.72      68.83%       68.83%             2003                           264,199      Sq. Ft.
   11      121,000,000   05/27/05     1.46      69.83%       69.83%             1965                2002       331,304      Sq. Ft.
   12      130,300,000   05/17/05     2.74      63.39%       63.39%             1973                1999        1,004        Rooms
   13      97,000,000    06/01/05     1.83      69.18%       69.18%             1964                           359,175      Sq. Ft.
   14      226,000,000   06/06/05     2.47      53.10%       53.10%             1988                           498,103      Sq. Ft.
   15      250,000,000   03/31/05     1.70      59.81%       53.97%             1990                           411,097      Sq. Ft.
   16      82,000,000    05/12/05     1.67      70.00%       63.75%             1981                2004         504         Rooms
   17      65,000,000    06/01/05     1.60      73.85%       73.85%             1967                           243,225      Sq. Ft.
   18      54,700,000    07/01/05     1.21      80.00%       70.95%             2003                           273,997      Sq. Ft.
   19      55,500,000    04/01/06     1.37      75.14%       65.77%             1998                           167,285      Sq. Ft.
   20      54,500,000    05/16/05     1.51      71.40%       66.19%             2003                             188         Rooms
   21      51,500,000    05/27/05     1.75      72.62%       72.62%             1964                1997       145,692      Sq. Ft.
   22      42,700,000    05/27/05     1.30      80.00%       69.44%             1983                           261,925      Sq. Ft.
   23      48,900,000    04/01/05     1.62      68.92%       68.92%             1989                           300,000      Sq. Ft.
   24      43,000,000    06/01/06     1.32      76.67%       63.64%          1980, 1995          1990, 2004    191,663      Sq. Ft.
   25      45,100,000    03/03/05     1.61      64.60%       64.60%             1987                           247,312      Sq. Ft.
   27      34,000,000    03/03/05     1.66      80.00%       80.00%             1990                           81,027       Sq. Ft.
   29      34,600,000    04/01/05     1.63      69.36%       69.36%             2001                           213,361      Sq. Ft.
   32      42,900,000    05/01/05     2.20      53.52%       41.56%             2001                             148         Rooms
   33      28,000,000    03/24/05     1.30      80.00%       67.77%             1971                           243,093      Sq. Ft.
   34      36,000,000    03/05/05     1.57      61.89%       61.89%             1990                           133,944      Sq. Ft.
   35      30,100,000    01/01/05     1.51      72.20%       62.99%             2003                           176,100      Sq. Ft.
   36      29,700,000    01/01/05     1.48      72.20%       63.00%     1950s/1989-1991/1996                   243,350      Sq. Ft.
   38      28,300,000    06/03/05     1.24      73.94%       65.37%             1999                           159,000      Sq. Ft.
   40      30,000,000    05/25/05     1.58      66.67%       47.05%             1933                           95,870       Sq. Ft.
   41      24,600,000    04/04/05     1.55      76.28%       76.28%             1961                           111,177      Sq. Ft.
   43      24,500,000    01/01/05     1.47      72.20%       62.99%             2003                           111,623      Sq. Ft.
   44      24,000,000    01/01/05     1.48      72.20%       62.99%             2003                           128,200      Sq. Ft.
   45      30,000,000    02/28/05     1.60      56.95%       56.95%             1955                           126,658      Sq. Ft.
   46      21,000,000    03/16/05     1.61      80.00%       80.00%             1974                1998       111,005      Sq. Ft.
   47      21,000,000    03/03/05     1.55      78.99%       78.99%             1990                           125,147      Sq. Ft.
   48      21,000,000    05/12/05     1.82      78.10%       78.10%             1921                1999       73,863       Sq. Ft.
   49      23,100,000    05/04/05     1.23      70.56%       65.40%             1987                2003       88,664       Sq. Ft.
   50      20,800,000    05/25/05     1.26      77.88%       69.31%             1960                2000       88,223       Sq. Ft.
   51      21,400,000    05/12/05     1.29      74.77%       66.59%             1998                           235,120      Sq. Ft.
   52      20,000,000    05/06/05     1.34      80.00%       69.81%             1988                2004       68,976       Sq. Ft.
   53      22,000,000    01/01/05     1.46      72.20%       62.99%             2001                           103,050      Sq. Ft.
   55      21,000,000    05/16/05     1.41      73.12%       65.85%             2002                             140         Rooms
   56      20,500,000    03/10/05     1.58      73.39%       73.39%             1986                           80,555       Sq. Ft.
   57      19,000,000    05/06/05     1.31      78.68%       65.50%             1981                2004       282,562      Sq. Ft.
   58      17,900,000    03/16/05     1.61      79.70%       79.70%             1974                1999       103,382      Sq. Ft.
   59      17,550,000    03/06/05     1.58      78.51%       78.51%           Various                          180,244      Sq. Ft.
  59.01    10,650,000    03/06/05                                               1958                           133,824      Sq. Ft.
  59.02     6,900,000    03/06/05                                               1952                           46,420       Sq. Ft.
   61      17,100,000    07/31/05     1.22      79.65%       66.28%             2005                           61,351       Sq. Ft.
   62      17,100,000    06/06/05     1.20      79.39%       70.18%             1997                           101,120      Sq. Ft.
   63      20,000,000    06/01/05     1.51      67.50%       64.30%             2004                             130         Rooms
   64      16,500,000    Various      1.23      80.00%       64.08%           Various                          302,639      Sq. Ft.
  64.01     8,500,000    01/14/05                                               1990             2003-2004     147,483      Sq. Ft.
  64.02     8,000,000    01/19/05                                               1987                           155,156      Sq. Ft.
   65      16,350,000    03/01/05     1.60      79.58%       79.58%             1962                2002       125,585      Sq. Ft.
   67      16,400,000    03/31/05     1.40      74.79%       57.76%             2002                             125         Rooms
   68      16,900,000    01/01/05     1.37      72.20%       63.00%             2002                           95,537       Sq. Ft.
   69      16,240,000    03/04/05     1.66      74.46%       74.46%             1996                           88,917       Sq. Ft.
   70      17,000,000    05/27/05     1.94      70.59%       70.59%             1969                1998       82,326       Sq. Ft.
   71      17,000,000    06/03/05     1.25      70.59%       53.28%          2002-2003                           669        Spaces
   74      18,600,000    03/11/05     1.48      56.45%       53.69%             1973                1990       314,942      Sq. Ft.
   76      14,100,000    05/13/05     1.62      78.01%       78.01%             2000                           85,955       Sq. Ft.
   77      12,900,000    03/03/05     1.58      80.00%       80.00%             1990                           73,529       Sq. Ft.
   78      13,200,000    04/01/05     1.71      77.27%       77.27%             1964                2000       102,138      Sq. Ft.
   79      13,400,000    05/11/05     1.25      72.76%       67.43%             2001                           129,150      Sq. Ft.
   80      12,100,000    02/25/05     1.71      80.00%       80.00%             2001                           52,961       Sq. Ft.
   81      13,300,000    03/02/05     1.60      72.08%       72.08%             1984                           95,826       Sq. Ft.
   82      12,200,000    05/13/05     1.63      77.87%       77.87%             1980                           120,920      Sq. Ft.
   83      14,700,000    05/02/05     1.41      64.54%       49.71%             2002                             135         Rooms
   84      15,000,000    05/04/05     1.41      62.67%       58.08%             1987                2003       69,708       Sq. Ft.
   85      12,500,000    05/13/05     1.45      74.84%       62.26%             1991                           51,128       Sq. Ft.
   86      16,800,000    06/06/05     1.48      53.46%       41.23%             1993                           134,650      Sq. Ft.
   87      64,220,000    Various      1.42      73.99%       56.63%           Various                          581,065      Sq. Ft.
   89      11,360,000    06/04/05     1.22      75.70%       62.83%          2004-2005                         112,665      Sq. Ft.
   90      11,300,000    04/26/05     1.32      75.14%       66.68%             1985                2001       80,427       Sq. Ft.
   91      12,100,000    06/02/05     1.21      69.76%       57.73%             1928                2001         59          Units
   92      10,500,000    05/05/05     1.27      79.83%       66.72%             2003                           45,689       Sq. Ft.
   93      10,600,000    05/13/05     1.80      78.30%       78.30%             1999                           73,337       Sq. Ft.
   94      11,550,000    05/05/05     1.88      69.17%       53.18%             2003                             101         Rooms
   95      54,150,000    Various      1.42      73.99%       56.63%           Various             Various      630,635      Sq. Ft.
   96      52,609,000    Various      1.42      73.99%       56.63%           Various             Various      593,962      Sq. Ft.
   97      10,500,000    05/25/05     1.41      71.43%       63.99%             1987             2002-2005     56,140       Sq. Ft.
   99       9,500,000    05/13/05     1.85      77.89%       77.89%             1999                           67,175       Sq. Ft.
   100     51,940,000    Various      1.42      73.99%       56.63%           Various             Various      508,366      Sq. Ft.
   101     52,535,000    Various      1.42      73.99%       56.63%           Various                          544,006      Sq. Ft.
   102      9,200,000    03/31/05     1.40      74.79%       57.80%             1998                             105         Rooms
   103      9,100,000    04/10/05     1.33      75.06%       63.33%             1890                1985       48,583       Sq. Ft.
   104      8,500,000    04/22/05     1.29      80.00%       71.18%             2005                           40,600       Sq. Ft.
   105      8,575,000    05/13/05     1.70      78.13%       78.13%             1999                           61,093       Sq. Ft.
   106      8,550,000    05/13/05     1.68      78.36%       78.36%             1999                           76,505       Sq. Ft.
   108     48,475,000    Various      1.42      73.99%       56.63%           Various                          558,315      Sq. Ft.
   110      8,150,000    01/04/05     1.25      79.69%       67.34%             2000                           68,324       Sq. Ft.
   111     19,500,000    04/29/05     3.26      33.30%       27.32%           Various             Various      Various      Various
 111.01    13,300,000    04/29/05                                               1936                2003       37,164       Sq. Ft.
 111.02     6,200,000    04/29/05                                               1934                1987         44          Units
   112     10,700,000    02/15/05     1.95      60.48%       50.36%             1978                           53,377       Sq. Ft.
   113      8,800,000    04/05/05     1.43      73.18%       55.13%           1972-76               2004       256,166      Sq. Ft.
   114      8,000,000    05/25/05     1.69      77.50%       77.50%             1987                           67,530       Sq. Ft.
   115     10,400,000    04/22/05     1.42      57.69%       51.33%             1979                2004       57,800       Sq. Ft.
   117      7,000,000    06/23/05     1.45      80.00%       68.80%             2000                             60          Beds
   118      8,700,000    05/04/05     1.28      64.31%       53.82%             2004                           31,956       Sq. Ft.
   121      8,000,000    05/04/05     1.21      68.25%       63.25%             1987                2003       30,216       Sq. Ft.
   122      6,900,000    05/16/05     1.75      78.26%       78.26%             1998                           69,675       Sq. Ft.
   123      6,900,000    05/20/05     1.76      78.26%       78.26%             2002                           61,875       Sq. Ft.
   124      7,400,000    04/05/05     1.43      72.86%       54.77%             1973                           162,000      Sq. Ft.
   125      8,000,000    05/04/05     1.34      66.75%       61.86%             1987                2003       27,192       Sq. Ft.
   126      7,300,000    05/25/05     1.22      72.60%       64.61%             1998                           32,268       Sq. Ft.
   127      8,100,000    02/01/05     1.36      65.12%       57.37%         2001 & 2003                        136,365      Sq. Ft.
   128      7,200,000    06/06/05     1.58      72.15%       58.60%             1992                             90          Beds
   129      6,500,000    06/21/05     1.42      79.23%       68.14%             1999                             59          Beds
   130     10,200,000    02/15/05     2.12      49.78%       41.45%             1988                           64,448       Sq. Ft.
   131      6,350,000    03/08/05     1.50      79.92%       79.92%             2003                           25,500       Sq. Ft.
   132      8,800,000    Various      1.62      56.82%       49.69%           Various             Various      47,484       Sq. Ft.
 132.01     6,750,000    04/21/05                                               1966                2000       24,219       Sq. Ft.
 132.02     2,050,000    07/05/05                                               1920                2004       23,265       Sq. Ft.
   134      6,400,000    05/13/05     1.55      78.13%       78.13%             1990                           69,056       Sq. Ft.
   135      6,610,000    03/17/05     1.32      75.49%       63.55%           Various                          61,112       Sq. Ft.
 135.01     4,360,000    03/17/05                                            1974, 1985                        35,154       Sq. Ft.
 135.02     2,250,000    03/17/05                                               1985                           25,958       Sq. Ft.
   136      6,000,000    04/05/05     1.32      80.00%       69.32%          1920, 1955             2004       28,716       Sq. Ft.
   137      6,150,000    03/22/05     1.26      77.84%       66.21%             1980                1999       34,185       Sq. Ft.
   138      5,800,000    04/05/05     1.41      79.88%       60.00%            1800s             2003/2004     92,000       Sq. Ft.
   139      7,100,000    04/21/05     1.75      65.00%       65.00%             1993                           82,750       Sq. Ft.
   141      6,300,000    06/05/05     1.25      71.43%       62.29%             1947                2000       18,090       Sq. Ft.
   142      5,875,000    10/01/05     1.40      74.82%       62.17%             2005                           38,684       Sq. Ft.
   143      5,900,000    04/18/05     1.24      73.91%       61.96%             2004                           14,550       Sq. Ft.
   144      6,700,000    02/15/05     1.54      64.64%       53.82%             1987                           46,784       Sq. Ft.
   145      5,500,000    12/13/04     1.51      78.18%       68.51%             1981                2002       74,896       Sq. Ft.
   146      7,900,000    03/26/05     1.26      53.33%       40.39%             1970                1990         127         Rooms
   148      6,000,000    05/02/05     1.73      69.90%       53.38%             2000                             72          Rooms
   150      5,400,000    04/20/05     1.41      76.85%       67.79%             1986                           53,589       Sq. Ft.
   151      5,200,000    04/25/05     1.31      77.40%       69.37%             1978                           46,541       Sq. Ft.
   152      5,570,000    04/14/05     1.61      71.81%       71.81%             2002                           14,490       Sq. Ft.
   153      5,100,000    05/17/05     1.72      78.43%       78.43%             1994                           83,150       Sq. Ft.
   154      5,000,000    04/25/05     1.44      79.92%       66.56%             2002                           28,700       Sq. Ft.
   155      7,300,000    02/15/05     2.17      54.55%       45.43%             1978                           22,837       Sq. Ft.
   156      6,130,000    12/21/04     2.04      64.94%       64.94%             2004                           14,560       Sq. Ft.
   157      5,950,000    03/16/05     1.41      63.77%       51.00%             1978                           52,977       Sq. Ft.
   158      5,850,000    03/07/05     1.89      64.85%       64.85%             2004                           14,820       Sq. Ft.
   159      5,400,000    05/20/05     1.21      69.44%       69.44%             1900                2000       69,789       Sq. Ft.
   160      5,500,000    03/22/05     1.42      67.50%       56.76%             1997                           25,695       Sq. Ft.
   161      5,680,000    03/07/05     2.00      65.00%       65.00%             2004                           14,490       Sq. Ft.
   162      5,200,000    05/19/05     1.46      69.23%       49.28%             1968                2004         72          Rooms
   163      4,500,000    02/12/05     1.32      79.28%       66.55%             2004                           13,013       Sq. Ft.
   165      5,300,000    06/22/05     1.29      66.98%       57.61%             1998                             59          Beds
   166      4,850,000    04/01/05     1.44      72.02%       60.47%             2005                           28,092       Sq. Ft.
   167      4,200,000    04/04/05     1.38      79.29%       66.43%             1999                           41,400       Sq. Ft.
   168      5,100,000    03/08/05     2.02      65.14%       65.14%             2004                           14,560       Sq. Ft.
   169      4,500,000    06/01/05     1.73      73.26%       59.56%             2004                             70          Beds
   170      4,950,000    03/07/05     2.02      64.87%       64.87%             2004                           14,560       Sq. Ft.
   171      4,750,000    04/14/05     1.73      67.58%       67.58%             2003                           14,560       Sq. Ft.
   172      4,780,000    07/14/05     1.32      66.95%       57.02%             2004                           16,412       Sq. Ft.
   173      3,650,000    05/12/05     1.42      79.37%       66.02%             2003                           12,864       Sq. Ft.
   174      4,380,000    03/08/05     2.05      64.70%       64.70%             2004                           14,820       Sq. Ft.
   175      3,500,000    04/17/05     1.68      80.00%       80.00%             1888                2004       11,881       Sq. Ft.
   176      3,550,000    05/03/05     1.53      78.87%       65.62%             2001                           27,000       Sq. Ft.
   177      4,275,000    03/08/05     1.99      64.87%       64.87%             2003                           14,560       Sq. Ft.
   178      4,350,000    03/31/05     2.18      63.52%       63.52%             1998                           13,100       Sq. Ft.
   179      3,675,000    05/31/05     1.36      73.47%       64.16%             2003                           18,070       Sq. Ft.
   180      4,150,000    04/13/05     2.03      64.84%       64.84%             1999                           11,361       Sq. Ft.
   181      4,140,000    03/07/05     2.03      64.73%       64.73%             2003                           14,560       Sq. Ft.
   182      4,120,000    01/04/05     2.05      64.68%       64.68%             2003                           14,259       Sq. Ft.
   185      3,875,000    04/02/05     2.01      65.06%       65.06%             2000                           10,908       Sq. Ft.
   186      3,230,000    04/06/05     1.27      77.20%       61.22%           Various             Various      30,333       Sq. Ft.
 186.01     1,930,000    04/06/05                                               2004                           11,000       Sq. Ft.
 186.02     1,300,000    04/06/05                                               1971                2004       19,333       Sq. Ft.
   189      3,160,000    05/16/05     1.30      74.61%       62.50%             1999                           13,418       Sq. Ft.
   190      3,550,000    04/06/05     2.03      64.87%       64.87%             1999                           11,200       Sq. Ft.
   191      3,450,000    05/11/05     1.60      65.22%       65.22%             1998                           67,915       Sq. Ft.
   192      5,000,000    02/15/05     2.21      43.81%       36.48%             1987                           37,682       Sq. Ft.
   193      2,900,000    04/14/05     1.38      74.07%       61.97%             1985                           25,252       Sq. Ft.
   194      3,300,000    04/01/05     2.01      64.76%       64.76%             2000                           10,908       Sq. Ft.
   195      3,500,000    04/20/05     1.33      59.73%       32.52%             1996                           10,125       Sq. Ft.
   196      3,175,000    01/25/05     2.06      64.72%       64.72%             2004                           14,259       Sq. Ft.
   197      2,975,000    03/29/05     1.34      68.78%       58.23%             1996                           14,113       Sq. Ft.
   198      4,100,000    04/28/05     1.64      49.76%       41.82%             1985                           31,070       Sq. Ft.
   199      2,500,000    05/17/05     1.32      80.00%       80.00%             1995                           53,150       Sq. Ft.
   200      4,750,000    04/27/05     2.70      35.62%       22.74%             1993                           61,375       Sq. Ft.
   202      1,980,000    04/20/05     1.34      75.54%       58.33%             1992                           12,544       Sq. Ft.
   203      3,200,000    05/05/05     1.30      46.71%                          1985                           15,213       Sq. Ft.
   205      2,800,000    04/19/05     1.57      46.21%       29.50%             1984                           67,275       Sq. Ft.
   206      2,000,000    04/27/05     1.53      49.77%       31.76%             1986                           44,000       Sq. Ft.
   207      1,120,000    03/22/05     2.05      63.30%       63.30%             2001                            5,010       Sq. Ft.
   208       950,000     03/21/05     2.05      62.63%       62.63%             2003                            6,000       Sq. Ft.
   209       800,000     03/21/05     2.06      61.63%       61.63%             2003                            5,400       Sq. Ft.




           CUT-OFF DATE
MORTGAGE       LOAN
  LOAN      AMOUNT PER         OCCUPANCY       OCCUPANCY "AS                                        MOST RECENT        MOST RECENT
 NUMBER     (UNIT) ($)           RATE             OF" DATE             MOST RECENT PERIOD          REVENUES ($)        EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

    1          100              95.92%            04/01/05           T 12 Through 02-28-05          122,955,529         62,770,749
    2          130              98.57%            05/13/05               Statement 2004             53,003,045          18,543,837
  2.01                          100.00%           05/13/05               Statement 2004             11,470,203          3,089,915
  2.02                          90.48%            05/13/05               Statement 2004              7,990,958          2,671,238
  2.03                          100.00%           05/13/05               Statement 2004              4,557,237          1,373,927
  2.04                          100.00%           05/13/05               Statement 2004              5,031,120          2,020,610
  2.05                          100.00%           05/13/05               Statement 2004              4,783,958          1,459,919
  2.06                          100.00%           05/13/05               Statement 2004              3,256,563          1,014,979
  2.07                          100.00%           05/13/05               Statement 2004              2,515,350           678,849
  2.08                          100.00%           05/13/05               Statement 2004              2,099,759           884,539
  2.09                          100.00%           05/13/05               Statement 2004              1,700,599           634,274
  2.10                          99.58%            05/13/05               Statement 2004              2,154,020          1,128,850
  2.11                          100.00%           05/13/05               Statement 2004              3,663,032          1,603,455
  2.12                          100.00%           05/13/05               Statement 2004              1,900,362          1,071,412
  2.13                          85.03%            05/13/05               Statement 2004              1,100,731           580,307
  2.14                          100.00%           05/13/05               Statement 2004               779,153            331,563
    3          341              100.00%           06/13/05                    2004                  39,554,851          13,609,439
    4          152              78.76%            05/31/05           May 2004 - April 2005          46,929,856          22,052,782
    5          119              89.56%            Various               T12 Ending 5/05             22,823,878          7,119,098
  5.01                          88.28%            06/01/05              T12 Ending 5/05             17,755,977          5,480,391
  5.02                          91.88%            05/24/05              T12 Ending 5/05              5,067,901          1,638,707
    6          194              93.20%            06/15/05                T-6 05/2005               17,604,264          3,968,528
    7           97              87.80%            06/01/05                Trailing 12               22,702,439          9,381,151
    8          217              95.19%            07/01/05                    2004                  11,734,874          4,007,474
  8.01                          100.00%           07/01/05                    2004                   9,474,150          2,715,406
  8.02                          86.24%            07/01/05                    2004                   2,260,724          1,292,068
    9          308              100.00%           06/13/05                    2004                   7,901,239          2,846,210
   10          322              100.00%           05/25/05
   11          255              78.04%            05/15/05                    2004                   9,405,117          4,137,675
   12         82,271            79.40%            04/30/05           TTM Ending April 2005          49,607,714          36,567,963
   13          187              99.32%            05/15/05                    2004                   8,778,916          3,905,019
   14          241              99.25%            06/15/05                 Apr 05 TTM               22,135,385          8,481,048
   15          364              100.00%           04/15/05                    2004                  19,954,538          4,897,846
   16        113,889            72.96%            04/30/05           TTM Ending April 2005          33,256,354          26,187,436
   17          197              100.00%           06/13/05                    2004                   6,460,040          2,861,598
   18          160              97.09%            05/20/05
   19          249              100.00%           05/06/05
   20        206,984            75.48%            05/31/05              TTM ended 04/05              8,283,675          4,616,297
   21          257              100.00%           06/13/05                    2004                   4,646,524          1,655,794
   22          130              94.97%            04/30/05                    2004                   3,995,661           992,143
   23          112              100.00%           08/04/05
   24          172              81.00%            05/25/05         Full Year ending 12-31-04         3,775,245          1,261,294
   25          118              95.18%            05/13/05                    2004                   3,934,226           905,863
   27          336              100.00%           05/13/05                    2004                   3,059,446           538,064
   29          112              100.00%           08/04/05
   32        155,146            78.68%            06/30/05              T12 Ending 2/05             15,600,368          12,284,341
   33           92              100.00%           04/15/05         Trailing 12 (4/04 - 3/05)         2,810,100           811,325
   34          166              100.00%           03/31/05                    2004                   2,615,634           600,516
   35          123              100.00%           08/01/05
   36           88              100.00%           08/01/05
   38          132              100.00%           06/07/05
   40          209              100.00%           01/24/04                    2004                   3,000,000
   41          169              93.72%            03/31/05                    2004                   2,045,727           471,961
   43          158              100.00%           08/01/05
   44          135              100.00%           08/01/05
   45          135              92.57%            03/31/05                    2004                   2,181,367           511,843
   46          151              97.48%            03/31/05                    2004                   2,261,693           772,788
   47          133              100.00%           03/31/05                    2004                   2,176,214           620,923
   48          222              90.62%            04/30/05                    2004                   2,076,497           543,720
   49          184              88.53%            05/27/05                    2004                   1,870,526           417,397
   50          184              100.00%           05/13/05         Trailing 12 (5/04 - 4/05)         2,187,283           330,142
   51           68              100.00%           04/30/05               Statement 2004              2,238,096           656,929
   52          232              100.00%           05/13/05                2005 Annul.                2,052,624           518,068
   53          154              100.00%           08/01/05
   55        109,677            75.05%            02/28/05              T-12 Ending 2/05             4,929,644          3,051,339
   56          187              100.00%           03/31/05                    2004                   1,956,334           609,453
   57           53              100.00%           05/05/05                    2004                   2,157,655           614,688
   58          138              97.72%            03/31/05                    2004                   1,943,409           635,609
   59           76              94.95%            03/31/05                    2004                   1,829,175           557,862
  59.01                         94.10%            03/31/05                    2004                   1,110,910           349,321
  59.02                         97.41%            03/31/05                    2004                    718,265            208,541
   61          222              100.00%           05/23/05
   62          134              100.00%           06/21/05
   63        103,846            74.18%            06/30/05                TTM 04-30-05               4,886,679          3,008,457
   64           44              97.70%            03/31/05         Full Year ending 12-31-04         1,828,318           362,911
  64.01                         97.56%            03/31/05         Full Year ending 12-31-04          959,902            179,040
  64.02                         97.81%            03/31/05         Full Year ending 12-31-04          868,416            183,871
   65          104              88.14%            03/31/05                    2004                   1,750,268           353,553
   67         98,124            80.74%            04/30/05                T-12 May 2005              3,199,249          1,668,375
   68          128              100.00%           08/01/05
   69          136              100.00%           03/31/05                    2004                   1,473,477           326,072
   70          146              100.00%           06/13/05                    2004                   1,741,671           646,938
   71         17,937            99.10%            05/01/05           T-12 through 05-31-05           1,708,655           588,854
   74           37              100.00%           05/31/05               Statement 2004              1,818,746           501,004
   76          128              89.80%            04/30/05                    2004                    849,428            266,070
   77          140              100.00%           03/31/05                    2004                   1,278,039           291,766
   78          100              98.88%            03/31/05                    2004                   1,562,029           520,279
   79           75              77.34%            05/31/05              Annualized 2005              1,445,636           544,027
   80          183              100.00%           03/31/05                    2004                   1,181,819           213,858
   81          100              100.00%           03/31/05                    2004                   1,790,423           770,354
   82           79              90.63%            04/30/05                    2004                   1,614,009           764,526
   83         70,277            71.44%            04/30/05              T-12 Ending 2/05             3,383,556          2,227,130
   84          135              100.00%           05/27/05                    2004                   1,348,394           301,704
   85          183              100.00%           07/08/05                    2004                   1,257,111           315,116
   86           67              100.00%           07/07/05                    2004                   1,150,940            50,966
   87           70              82.20%            03/31/05         Full Year ending 03-31-05        48,116,492          13,636,115
   89           76              88.28%            07/15/05           T-12 through 04-30-05            571,504            208,642
   90          106              94.78%            06/01/05                    2004                    978,139            354,759
   91        143,074            98.31%            07/07/05
   92          183              85.12%            04/26/05                    2004                    877,305            243,259
   93          113              82.06%            04/30/05                    2004                   1,084,930           256,016
   94         79,102            77.79%            12/31/04          Trailing 12 (4/04-3/05)          2,840,548           993,542
   95           70              82.20%            03/31/05         Full Year ending 03-31-05        48,116,492          13,636,115
   96           70              82.20%            03/31/05         Full Year ending 03-31-05        48,116,492          13,636,115
   97          134              92.66%            06/14/05         Full Year ending 12-31-04          935,622            337,725
   99          110              84.29%            04/30/05                    2004                    960,349            252,484
   100          70              82.20%            03/31/05         Full Year ending 03-31-05        48,116,492          13,636,115
   101          70              82.20%            03/31/05         Full Year ending 03-31-05        48,116,492          13,636,115
   102        65,531            60.67%            04/30/05                    T-12                   1,791,499           936,464
   103         141              89.88%            03/23/05               Statement 2004               819,699            297,814
   104         167              83.42%            06/30/05
   105         110              87.41%            04/30/05                    2004                    971,150            379,249
   106          88              78.35%            04/30/05                    2004                    565,256            238,641
   108          70              82.20%            03/31/05         Full Year ending 03-31-05        48,116,492          13,636,115
   110          95              97.95%            04/01/05                    2004                    781,319            241,649
   111       Various            97.81%            Various                     2004                   2,261,807           927,835
 111.01                         100.00%           05/31/05                    2004                   1,595,744           624,512
 111.02                         95.45%            04/29/05                    2004                    666,063            303,323
   112         121              100.00%           03/14/05         Full Year ending 12-31-04         1,273,198           378,376
   113          25              100.00%           06/23/05         Full Year ending 12-31-04         1,000,839           158,252
   114          92              72.09%            04/30/05                    2004                    808,883            208,536
   115         104              79.59%            06/01/05
   117        93,333            93.33%            05/31/05                 TTM - 2/05                2,015,487          1,401,735
   118         175              91.24%            05/11/05
   121         181              91.05%            05/27/05                    2004                    637,798            152,307
   122          78              80.47%            04/30/05                    2004                    781,804            231,207
   123          87              77.62%            04/30/05                    2004                    586,627            269,507
   124          33              100.00%           06/23/05         Full Year ending 12-31-04          905,700            105,151
   125         196              100.00%           05/27/05                    2004                    629,782            146,563
   126         164              99.47%            05/13/05                Trailing 12                 679,040            237,134
   127          39              96.48%            05/31/05           T-12 through 01-31-05            579,466            207,174
   128        57,716            96.67%            06/24/05               T6M - March 05              3,003,406          2,326,922
   129        87,288            96.61%            04/30/05              T-12 Ending 4/05             2,240,484          1,652,166
   130          79              91.60%            03/14/05         Full Year ending 12-31-04         1,255,844           536,948
   131         199              100.00%           03/17/05         Full Year ending 12-31-04          571,263             64,264
   132         105              96.63%            Various           Trailing 12 (4/04-3/05)           868,667            261,219
 132.01                         100.00%           06/21/05          Trailing 12 (4/04-3/05)           645,527            228,571
 132.02                         93.12%            07/31/05          Trailing 12 (4/04-3/05)           223,140             32,648
   134          72              67.82%            04/30/05                    2004                    791,116            252,108
   135          82              98.40%            05/23/05                                            986,935            414,282
 135.01                         93.18%            05/23/05         Full Year ending 12-31-04          598,718            250,894
 135.02                         88.44%            05/23/05         Full Year ending 12-31-04          388,217            163,388
   136         167              100.00%           04/15/05         Full Year ending 12-31-04          273,851             68,760
   137         140              91.76%            03/01/05         Full Year ending 12-30-04          748,132            235,099
   138          50              100.00%           06/23/05         Full Year ending 12-31-04          643,999             46,573
   139          56              100.00%           05/10/05
   141         185              100.00%           07/07/05                    2004                    518,863             81,123
   142         114              93.27%            05/26/05
   143         300              100.00%           05/19/05
   144          93              96.58%            03/11/05         Full Year ending 12-31-04          781,628            204,352
   145          57              95.13%            04/15/05           T-12 through 10-31-04            520,357            235,803
   146        33,175            54.46%            12/31/04         Trailing 12 (4/04 - 3/05)         2,049,842          1,617,884
   148        58,252            65.49%            12/31/04         Trailing 12 (5/04 - 4/05)         1,675,128           886,209
   150          77              89.23%            04/14/05               Statement 2004               670,781            240,893
   151          86              87.07%            06/01/05           YTD 4/31/05 Annualized           642,616            220,020
   152         276              100.00%           10/01/01
   153          48              86.67%            04/30/05                    2004                    592,362            184,315
   154         139              100.00%           06/27/05               Statement 2004               667,332            242,636
   155         174              100.00%           01/11/05         Full Year ending 12-01-04          861,746            241,233
   156         273              100.00%           03/10/05
   157          72              100.00%           03/09/05         Full Year ending 12-31-04          659,213            216,692
   158         256              100.00%           09/22/04
   159          54              59.76%            04/30/05                    2004                    721,168            456,008
   160         144              93.34%            04/06/05               Statement 2004               476,218            177,891
   161         255              100.00%           10/14/04
   162        50,000            80.27%            12/31/04         Trailing 12 (5/04 - 4/05)         1,456,327           646,420
   163         274              100.00%           05/16/05
   165        60,169            96.61%            06/09/05                 TTM - 4/05                1,923,475          1,539,904
   166         124              100.00%           04/14/05
   167          80              91.30%            01/01/05                    2004                    373,916             45,491
   168         228              100.00%           02/10/04
   169        47,093            98.57%            05/31/05            April '04 Annualized           1,632,492          1,142,292
   170         221              100.00%           06/07/04
   171         220              100.00%           03/10/03
   172         195              82.60%            04/28/05
   173         225              100.00%           06/01/05
   174         191              100.00%           11/30/04
   175         236              100.00%           05/13/05
   176         104              100.00%           05/11/05               Statement 2004               466,704            108,974
   177         190              100.00%           04/20/05
   178         211              100.00%           04/04/05
   179         149              100.00%           04/30/05                    2004                    280,869            128,123
   180         237              100.00%           06/15/05
   181         184              100.00%           01/20/04
   182         187              100.00%           01/26/05
   185         231              100.00%           06/01/05
   186          82              89.31%            04/14/05
 186.01                         100.00%           04/14/05
 186.02                         83.22%            04/14/05               Statement 2004               226,116            117,392
   189         176              100.00%           06/01/05               Statement 2004               352,151            134,873
   190         206              100.00%           06/15/05
   191          33              75.89%            04/30/05                    2004                    426,208            248,796
   192          58              100.00%           03/09/05         Full Year ending 12-31-04          579,627            193,915
   193          85              91.02%            06/22/05               Statement 2004               238,373            149,658
   194         196              100.00%           06/01/05
   195         206              100.00%           04/13/05               Statement 2004               327,150             62,667
   196         144              100.00%           02/10/05
   197         145              100.00%           03/01/05               Statement 2004               407,540            170,204
   198          66              93.34%            06/28/05                    2004                    566,569            209,415
   199          38              78.49%            04/30/05                    2004                    310,633            147,661
   200          28              93.28%            07/11/05                    2004                    578,931            200,879
   202         119              100.00%           05/31/05
   203          98              100.00%           04/20/05               Statement 2004               327,488             95,679
   205          19              81.89%            07/11/05                    2004                    337,975            166,938
   206          23              96.15%            07/11/05                    2004                    269,866            136,161
   207         142              100.00%           02/13/02
   208          99              100.00%           03/19/04
   209          91              100.00%           05/18/04




MORTGAGE           MOST             MOST                                                            UW NET            UW NET
  LOAN            RECENT           RECENT                                         UW               OPERATING           CASH
 NUMBER          NOI ($)           NCF ($)           UW REVENUES ($)         EXPENSES ($)         INCOME ($)         FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

    1           60,184,780       59,405,780            125,501,967            58,744,329          66,757,637        65,208,833
    2           34,459,208       34,459,208             55,131,828            18,666,860          36,464,968        33,488,800
  2.01          8,380,288         8,380,288             11,327,795            2,877,767            8,450,028         8,022,669
  2.02          5,319,720         5,319,720             8,050,447             2,712,695            5,337,752         4,906,170
  2.03          3,183,310         3,183,310             6,750,145             1,813,355            4,936,790         4,547,117
  2.04          3,010,510         3,010,510             4,997,308             1,908,446            3,088,863         2,793,282
  2.05          3,324,039         3,324,039             4,886,063             1,577,843            3,308,220         2,987,353
  2.06          2,241,584         2,241,584             3,412,237             1,099,874            2,312,362         2,144,405
  2.07          1,836,501         1,836,501             2,272,120              636,651             1,635,469         1,475,339
  2.08          1,215,220         1,215,220             2,123,518              832,295             1,291,224         1,193,763
  2.09          1,066,325         1,066,325             1,862,435              608,547             1,253,888         1,163,951
  2.10          1,025,170         1,025,170             2,144,409             1,105,133            1,039,276          887,879
  2.11          2,059,577         2,059,577             3,605,661             1,592,344            2,013,317         1,844,123
  2.12           828,950           828,950              1,830,500              986,385              844,114           740,467
  2.13           520,424           520,424              1,097,308              576,415              520,893           424,695
  2.14           447,590           447,590               771,882               339,110              432,772           357,587
    3           25,945,412       25,731,499             40,281,840            11,787,188          28,494,651        26,936,258
    4           24,877,074       24,666,842             51,425,262            23,276,557          28,148,705        27,472,329
    5           15,704,780       15,437,206             22,565,560            7,781,027           14,784,533        13,631,377
  5.01          12,275,586       12,100,234             17,561,320            5,967,282           11,594,038        10,749,186
  5.02          3,429,194         3,336,971             5,004,240             1,813,745            3,190,495         2,882,190
    6           13,635,736       13,477,260             16,917,997            5,469,740           11,448,257        11,239,265
    7           13,321,288       13,071,081             23,811,631            10,108,396          13,703,235        12,904,008
    8           7,727,400         7,658,326             12,747,947            4,346,318            8,401,628         7,743,165
  8.01          6,758,744         6,713,832             9,269,862             2,929,524            6,340,338         5,944,316
  8.02           968,656           944,494              3,478,085             1,416,795            2,061,290         1,798,849
    9           5,055,029         4,998,943             9,535,512             2,401,333            7,134,179         6,635,634
   10                                                   9,373,283             2,198,021            7,175,261         7,027,198
   11           5,267,442         5,201,181             10,102,259            3,920,564            6,181,695         6,115,434
   12           13,039,751       11,055,442             51,627,650            37,570,914          14,056,737        11,991,631
   13           4,873,897         4,802,062             10,174,929            3,511,783            6,663,146         6,116,876
   14           13,654,337       13,654,337             22,908,428            8,629,716           14,278,713        14,155,652
   15           15,056,692       15,056,692             17,076,249                                17,076,249        17,076,249
   16           7,068,918         5,738,664             34,485,791            26,637,278           7,848,513         6,469,082
   17           3,598,442         3,549,797             6,744,374             2,625,194            4,119,180         3,815,352
   18                                                   4,540,700              931,288             3,609,412         3,447,424
   19                                                   5,449,287             1,592,204            3,857,083         3,840,354
   20           3,667,378         3,662,813             8,782,016             4,497,490            4,284,527         3,933,245
   21           2,990,730         2,961,592             4,859,465             1,396,613            3,462,853         3,248,684
   22           3,003,518         2,964,229             4,099,868              975,521             3,124,347         2,907,028
   23                                                   3,114,048               31,140             3,082,908         2,921,691
   24           2,513,951         2,513,951             4,637,953             1,500,337            3,137,616         2,872,613
   25           3,028,363         2,934,385             3,541,654              910,910             2,630,745         2,371,646
   27           2,521,382         2,495,453             3,000,345              567,993             2,432,351         2,280,184
   29                                                   2,205,939               22,059             2,183,880         2,093,036
   32           3,316,027         3,316,027             17,289,643            12,739,513           4,550,130         3,858,544
   33           1,998,775         1,998,775             2,723,808              674,487             2,049,320         1,900,752
   34           2,015,118         1,948,146             2,769,479              756,921             2,012,558         1,800,642
   35                                                   2,714,093              415,203             2,298,890         2,177,427
   36                                                   2,749,548              509,469             2,240,079         2,103,254
   38                                                   3,363,034             1,343,432            2,019,602         1,839,177
   40           3,000,000         2,971,239             2,940,000              368,114             2,571,886         2,543,125
   41           1,573,766         1,557,089             2,134,066              542,648             1,591,418         1,501,167
   43                                                   2,105,198              301,691             1,803,507         1,720,173
   44                                                   2,111,338              344,369             1,766,969         1,699,437
   45           1,669,524         1,607,462             2,225,034              656,076             1,568,958         1,414,372
   46           1,488,905         1,464,484             2,228,468              762,579             1,465,889         1,365,678
   47           1,555,291         1,513,992             2,141,785              670,186             1,471,598         1,327,042
   48           1,532,777         1,532,777             2,225,872              644,671             1,581,201         1,566,148
   49           1,453,129         1,416,777             1,972,997              531,375             1,441,623         1,343,689
   50           1,857,141         1,819,452             1,803,003              364,664             1,438,339         1,347,821
   51           1,581,167         1,211,932             2,411,223              871,805             1,539,417         1,374,557
   52           1,534,556         1,526,279             2,052,669              531,677             1,520,992         1,434,971
   53                                                   2,005,473              391,589             1,613,884         1,537,023
   55           1,878,305         1,681,119             4,914,992             3,105,480            1,809,512         1,612,913
   56           1,346,881         1,313,048             1,976,119              646,745             1,329,374         1,203,636
   57           1,542,967         1,487,244             2,126,585              701,898             1,424,688         1,318,133
   58           1,307,800         1,271,616             1,900,238              638,857             1,261,381         1,161,421
   59           1,271,313         1,220,874             1,897,998              589,803             1,308,194         1,120,966
  59.01          761,589           734,824              1,164,552              356,288              808,264           688,443
  59.02          509,724           486,050               733,446               233,515              499,930           432,523
   61                                                   1,582,756              437,396             1,145,361         1,111,016
   62                                                   1,318,281               26,094             1,292,187         1,176,299
   63           1,878,222         1,705,718             4,875,705             3,285,177            1,590,528         1,395,500
   64           1,465,407         1,465,407             1,781,431              357,252             1,396,692         1,251,908
  64.01          780,862           780,862               914,357               174,888              739,469           649,718
  64.02          684,545           684,545               867,074               182,364              684,710           602,190
   65           1,396,715         1,381,645             1,593,997              458,369             1,135,628         1,052,998
   67           1,530,874         1,402,904             3,144,655             1,711,048            1,433,607         1,307,820
   68                                                   1,431,119              267,110             1,164,009         1,106,035
   69           1,147,405         1,134,067             1,454,084              365,141             1,088,942         1,035,955
   70           1,094,733         1,078,268             1,777,657              531,204             1,246,453         1,158,446
   71           1,119,801         1,119,801             1,721,080              620,222             1,100,858         1,067,408
   74           1,317,742         1,317,742             2,008,952              748,490             1,260,462         1,093,339
   76            583,358           583,358              1,550,914              603,326              947,588           934,692
   77            986,273           960,538              1,234,506              303,216              931,290           840,104
   78           1,041,750          994,681              1,459,552              500,255              959,297           881,598
   79            901,609           887,965              1,509,851              598,969              910,882           779,149
   80            967,961           960,017              1,181,354              273,154              908,200           852,283
   81           1,020,069          982,697              1,693,444              796,625              896,819           790,629
   82            849,483           849,483              1,689,972              855,639              834,333           816,197
   83           1,156,426         1,021,084             3,385,321             2,235,102            1,150,220         1,014,807
   84           1,046,690         1,014,624             1,318,868              326,406              992,463           889,160
   85            941,995           928,190              1,268,880              318,874              950,006           906,710
   86           1,099,974         1,075,737             1,150,934               34,528             1,116,406         1,092,169
   87           34,480,377       34,480,377             40,803,931            15,303,697          25,500,234        25,156,527
   89            362,862           362,862              1,163,140              362,459              800,681           693,247
   90            623,380           611,316              1,175,269              375,787              799,482           726,455
   91                                                    970,853               285,915              684,938           673,138
   92            634,046           628,576               925,395               188,441              736,954           723,523
   93            828,914           828,914              1,106,179              309,903              796,276           785,274
   94           1,847,006         1,847,006             2,561,210             1,295,435            1,265,775         1,137,715
   95           34,480,377       34,480,377             40,803,931            15,303,697          25,500,234        25,156,527
   96           34,480,377       34,480,377             40,803,931            15,303,697          25,500,234        25,156,527
   97            597,897           597,897              1,100,801              341,209              759,592           716,792
   99            707,865           707,865              1,011,943              280,597              731,346           721,269
   100          34,480,377       34,480,377             40,803,931            15,303,697          25,500,234        25,156,527
   101          34,480,377       34,480,377             40,803,931            15,303,697          25,500,234        25,156,527
   102           855,035           783,375              1,775,596              970,158              805,439           734,415
   103           521,885           521,885              1,000,201              307,215              692,986           634,302
   104                                                  1,115,362              501,823              613,539           580,446
   105           591,901           591,901              1,038,499              431,581              606,918           597,742
   106           326,615           326,615              1,085,000              480,222              604,778           593,303
   108          34,480,377       34,480,377             40,803,931            15,303,697          25,500,234        25,156,527
   110           539,670           532,978               842,356               242,050              600,306           571,655
   111          1,333,972         1,322,972             2,342,649              944,064             1,398,585         1,347,808
 111.01          971,232           971,232              1,634,188              643,523              990,666           939,888
 111.02          362,740           351,740               708,461               300,541              407,920           407,920
   112           894,822           845,665              1,257,214              351,535              905,679           836,426
   113           842,587           842,587               934,306               207,052              727,254           653,123
   114           600,347           600,347               810,832               249,542              561,290           551,164
   115                                                  1,325,498              711,120              614,378           562,197
   117           613,752           598,752              2,002,448             1,409,519             592,929           577,929
   118                                                   636,854               126,990              509,864           488,284
   121           485,491           471,894               665,732               184,725              481,006           440,238
   122           550,597           550,597               787,707               279,385              508,322           497,842
   123           317,120           317,120               818,389               309,476              508,913           499,610
   124           800,549           800,549               773,452               164,646              608,806           540,014
   125           483,219           470,436               676,199               184,186              492,013           479,230
   126           441,906           392,728               725,861               251,129              474,731           429,416
   127           372,292           341,864               846,487               273,092              573,395           497,882
   128           676,484           653,984              2,985,706             2,361,051             624,655           602,155
   129           588,318           574,318              2,187,580             1,651,401             536,179           522,179
   130           718,896           697,625              1,234,753              429,175              805,578           712,238
   131           506,999           506,999               558,982                86,040              472,942           421,047
   132           607,448           607,448               877,540               278,553              598,986           547,717
 132.01          416,956           416,956               670,099               235,569              434,530           404,521
 132.02          190,492           190,492               207,441                42,984              164,457           143,197
   134           539,008           539,008               723,149               305,415              417,734           407,373
   135           572,653           572,653               949,663               413,505              521,934           455,367
 135.01          347,824           347,824               594,931               246,201              348,730           307,966
 135.02          224,829           224,829               354,732               167,304              187,428           160,722
   136           205,091           195,091               607,525               120,800              486,725           449,276
   137           513,033           510,776               723,816               232,677              491,139           432,123
   138           597,426           597,426               633,650               140,556              493,094           457,094
   139                                                   581,748               121,667              460,080           435,255
   141           437,740           435,311               497,599                99,580              398,019           375,557
   142                                                   757,475               303,222              454,253           409,023
   143                                                   386,525                11,596              374,929           373,474
   144           577,276           540,778               744,274               241,662              502,612           439,873
   145           284,554           284,554               731,859               237,749              494,110           440,179
   146           431,958           431,958              2,119,745             1,460,509             659,236           574,514
   148           788,919           788,919              1,494,180              895,975              598,205           538,450
   150           429,888           429,888               686,949               246,816              440,133           411,237
   151           422,596           410,961               668,034               246,270              421,764           364,211
   152                                                   359,932                10,798              349,134           347,685
   153           408,047           408,047               601,274               226,397              374,877           362,411
   154           424,696           407,736               687,671               285,491              402,180           386,987
   155           620,513           527,547               835,665               227,781              607,884           571,178
   156                                                   413,500                12,405              401,095           399,639
   157           442,521           439,084               659,229               192,662              466,567           428,584
   158                                                   394,000                11,820              382,180           380,698
   159           265,160           265,160               710,307               461,824              248,483           237,822
   160           298,327           263,560               588,911               197,044              391,868           366,606
   161                                                   380,600                11,418              369,182           367,733
   162           809,907           809,907              1,188,000              709,245              478,755           431,435
   163                                                   389,781                66,642              323,139           321,187
   165           383,571           371,571              1,899,342             1,561,326             338,016           326,016
   166                                                   493,212               124,786              368,426           346,827
   167           328,425           323,457               396,607                74,887              321,720           314,210
   168                                                   345,000                10,350              334,650           333,194
   169           490,200           472,700              1,734,138             1,296,346             437,792           420,292
   170                                                   333,400                10,002              323,398           321,942
   171                                                   309,982                9,299               300,683           299,227
   172                                                   391,085               101,570              289,514           264,047
   173                                                   323,466                46,077              277,388           275,517
   174                                                   294,348                8,830               285,518           284,036
   175                                                   335,499                86,582              248,917           246,517
   176           357,730           357,730               421,266               126,501              294,765           287,664
   177                                                   288,000                8,640               279,360           277,904
   178                                                   336,979                10,109              326,870           325,646
   179           152,746           150,939               389,022               128,568              260,454           247,423
   180                                                   304,830                9,145               295,685           294,595
   181                                                   278,350                8,351               270,000           268,544
   182                                                   278,000                8,340               269,660           268,234
   185                                                   282,975                8,489               274,486           273,395
   186                                                   428,644               174,755              253,889           222,941
 186.01                                                  202,094                49,437              152,656           143,246
 186.02          108,724           108,724               226,550               125,317              101,232           79,695
   189           217,278           217,278               360,711               136,179              224,532           209,822
   190                                                   260,855                7,826               253,029           251,938
   191           177,412           177,412               437,721               238,597              199,124           188,939
   192           385,712           331,615               576,656               207,746              368,910           320,062
   193            88,715           54,013                348,322               121,112              227,210           202,161
   194                                                   240,162                7,205               232,957           231,866
   195           264,483           264,483               305,396                69,642              235,754           228,831
   196                                                   215,000                6,450               208,550           207,124
   197           237,336           234,186               352,566               149,146              203,420           194,374
   198           357,154           352,886               514,488               223,356              291,132           232,954
   199           162,972           162,972               319,922               172,898              147,024           139,074
   200           378,052           378,052               578,932               203,688              375,244           369,106
   202                                                   225,877                66,539              159,338           153,326
   203           231,809           231,809               306,444               104,450              201,994           191,373
   205           171,037           171,037               337,739               166,149              171,590           164,862
   206           133,705           133,705               269,865               142,299              127,566           123,105
   207                                                    81,600                2,448               79,152            78,652
   208                                                    68,496                2,055               66,441            65,841
   209                                                    57,000                1,710               55,290            54,750




                                                                                                    LARGEST
MORTGAGE                                                                            LARGEST         TENANT
  LOAN                                                                              TENANT           % OF          LARGEST TENANT
 NUMBER     LARGEST TENANT NAME                                                     SQ. FT.          NRA              EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

    1       225 Unlimited, Inc.                                                     27,277           0.67%         Multiple Spaces
    2       Various                                                                 Various         Various            Various
  2.01      United States of America (Federal Supply Service)                      1,048,631        100.00%           12/13/10
  2.02      United States of America (Army Corps of Engineers)                      229,625         70.37%            10/31/10
  2.03      United States of America (Joint Forces Command)                         351,075         100.00%           05/09/13
  2.04      United States of America (Federal Election Commission)                  91,580          62.57%            09/30/07
  2.05      United States of America (Environmental Protection Agency)              182,554         100.00%           06/14/09
  2.06      United States of America (Dept of Veterans Affairs)                     119,550         90.64%            11/05/13
  2.07      United States of America (Army Corps of Engineers)                      97,256          100.00%           03/11/18
  2.08      United States of America (INS)                                          88,717          100.00%           04/03/08
  2.09      United States of America (Army Corps of Engineers)                      118,040         100.00%           10/06/14
  2.10      United States of America (Drug Enforcement Agency)                      132,995         96.36%            04/30/12
  2.11      United States of America (GSA)                                          130,600         100.00%           03/31/08
  2.12      United States of America (Tricare Management Activities)                103,000         100.00%           05/19/13
  2.13      United States of America (Dept. of the Interior)                        53,172          71.58%            01/31/06
  2.14      United States of America (FBI)                                          53,830          100.00%           08/31/09
    3       General Services Administration                                         191,909         17.95%         Multiple Spaces
    4       MCI Worldcom                                                            125,456         11.94%            12/31/14
    5       Various                                                                 Various         Various            Various
  5.01      JC Penney                                                               169,042         22.17%            02/28/07
  5.02      Sears                                                                   110,435         26.34%            07/16/09
    6       La Strada                                                               20,752           2.88%            12/31/06
    7       BP America                                                              243,338         20.42%            09/30/08
    8       Various                                                                 Various         Various            Various
  8.01      Bearing Point, Inc.                                                     239,206         79.89%            09/14/14
  8.02      DDL Omni Engineering                                                    28,789          17.87%            11/30/11
    9       General Services Administration (Secretary of State)                    280,259         99.94%            06/30/14
   10       Bed, Bath & Beyond                                                      28,000          10.60%            01/31/14
   11       Freedom Forum (f/k/a Gannett Foundation)                                96,580          29.15%         Multiple Spaces
   12
   13       General Services Administration                                         202,861         56.48%         Multiple Spaces
   14       Nordstrom                                                               312,000         62.64%            10/31/18
   15       Building Service Local 32B-32J                                          411,097         100.00%           12/31/11
   16
   17       General Services Administration                                         72,798          29.93%         Multiple Spaces
   18       Dick's Sporting Goods                                                   45,624          16.65%            01/31/18
   19       ITT Industries                                                          167,285         100.00%           03/31/19
   20
   21       Boeing                                                                  145,692         100.00%           12/31/09
   22       Randalls Food and Drugs                                                 50,843          19.41%            11/14/07
   23       TRSCO                                                                   300,000         100.00%           04/01/15
   24       Clear Freight Inc                                                       12,500           6.52%            05/31/06
   25       Weis                                                                    49,774          20.13%            10/31/17
   27       Trader Joe's                                                            14,207          17.53%            01/31/15
   29       TRSCO                                                                   213,361         100.00%           04/01/15
   32
   33       Burlington Coat Factory                                                 80,000          32.91%            08/31/06
   34       Bel Air                                                                 45,540          34.00%            01/31/15
   35       Preferred Freezer Services of Medley, LLC                               176,100         100.00%           06/30/30
   36       Preferred Freezer Services, LLC                                         243,350         100.00%           06/30/30
   38       Capital One Services, Inc.                                              159,000         100.00%           02/28/15
   40       J.C. Studios, LLC                                                       95,870          100.00%           01/31/10
   41       Ukrop's                                                                 45,023          40.50%            09/30/19
   43       Preferred Freezer Services of Raynham, LLC                              111,623         100.00%           06/30/30
   44       Preferred Freezer Services of Chicago, LLC                              128,200         100.00%           06/30/30
   45       Safeway                                                                 42,896          33.87%            12/31/21
   46       Randalls Food and Drugs                                                 56,596          50.99%            06/30/13
   47       Shoppers                                                                44,264          35.37%            09/30/16
   48
   49       Marshall's                                                              25,000          28.20%            01/31/08
   50       CKE Restaurants, Inc.                                                   65,432          74.17%            03/31/15
   51       Kiosk Information Systems, Inc                                          64,672          27.51%            10/31/07
   52       Party City                                                              10,000          14.50%            04/30/07
   53       Preferred Freezer Services of Vernon, LLC                               103,050         100.00%           06/30/30
   55
   56       Marshalls                                                               26,640          33.07%            01/31/12
   57       MFP                                                                     25,864           9.15%            08/31/09
   58       Randalls Food and Drugs                                                 53,993          52.23%            06/30/13
   59       Various                                                                 Various         Various            Various
  59.01     Valley Farm Market                                                      73,000          54.55%            10/31/13
  59.02     Bathmarket/Ahart                                                        22,075          47.55%            02/05/08
   61       LA Fitness                                                              39,200          63.89%            05/31/20
   62       Rapp Collins Worldwide Limited Partnership                              101,120         100.00%           05/23/13
   63
   64       Various                                                                 Various         Various            Various
  64.01     Belk                                                                    51,413          34.86%            09/30/18
  64.02     Rose's                                                                  54,000          34.80%            08/13/07
   65       Dominick's Fine Foods                                                   64,762          51.57%            02/28/22
   67
   68       Preferred Freezer Services of Boston, LLC                               95,537          100.00%           06/30/30
   69       Shoppers Food Warehouse                                                 57,030          64.14%            12/31/16
   70       Inova Health Care Services                                              82,326          100.00%           09/30/08
   71
   74       Kmart                                                                   81,803          25.97%            11/30/10
   76
   77       Super Fresh                                                             39,571          53.82%            12/31/10
   78       Albertsons                                                              44,180          43.26%            08/13/22
   79       Pulte Mortgage LLC                                                      43,050          33.33%            11/30/09
   80       Trader Joe's                                                            10,028          18.93%            01/31/11
   81       Dominick's Fine Foods                                                   63,000          65.74%            11/30/10
   82
   83
   84       Ross Stores, Inc.                                                       25,000          35.86%            01/31/08
   85       Blood Systems, Inc.                                                      6,832          13.36%            04/30/06
   86       Walmart                                                                 134,650         100.00%           02/28/18
   87
   89       Avalon Flooring                                                         21,200          18.82%            10/31/10
   90       National Environmental Coverage                                         10,129          12.59%            03/31/11
   91
   92       Decatur Memorial Health Foundation                                      32,680          71.53%            12/31/27
   93
   94
   95
   96
   97       Chalkboard Learning Center                                              13,885          24.73%            03/31/16
   99
   100
   101
   102
   103      Murray Dahl Kuechenmeister Law Firm                                      6,683          13.76%            03/02/10
   104      Corinithian College                                                     33,870          83.42%            07/31/15
   105
   106
   108
   110      Bi-Lo                                                                   46,624          68.24%            01/31/20
   111      Various                                                                 Various         Various            Various
 111.01     Keyes                                                                    6,000          11.12%            03/31/13
 111.02
   112      Springfield Emergency Veterina                                           8,596          16.10%            11/30/13
   113      Wellington Truck Service                                                226,166         88.29%            07/31/09
   114
   115      Renal Care                                                              12,107          20.95%            03/14/14
   117
   118      Villa Bella                                                              6,300          19.71%            11/30/20
   121      CSK Auto, Inc. Successo                                                  9,044          29.93%            03/31/09
   122
   123
   124      Port Cargo Services                                                     162,000         100.00%           06/30/17
   125      Country Oak Furniture                                                    6,035          22.19%            05/31/06
   126      Clipper Windpower                                                        9,610          29.78%            09/30/06
   127      Mowhawk                                                                 26,600          19.51%            01/01/08
   128
   129
   130      A&M Oriental Carpet                                                      6,327           9.82%            11/30/09
   131      County of Loudoun                                                       25,500          100.00%           06/30/08
   132      Various                                                                 Various         Various            Various
 132.01     Cardiovascular Diagnostic Center of SE PA                                6,798          28.07%         Multiple Spaces
 132.02     A-Z Rental Center                                                        7,590          32.32%            10/14/07
   134
   135      Various                                                                 Various         Various            Various
 135.01     J. Dalton/T. Kenney/U. Rau                                               2,350           6.68%            11/30/05
 135.02     Keith Construction Inc.                                                  5,100          19.65%            05/01/15
   136      Total Wine & More                                                       10,398          36.21%            05/31/14
   137      Stewart Title                                                           20,359          59.56%         Multiple Spaces
   138      Henry Bath                                                              92,000          100.00%           08/31/09
   139      Apria Healthcare                                                        82,750          100.00%           02/28/15
   141      Franciscan Vinyards                                                     18,090          100.00%           05/30/12
   142      Kiewit Offshore                                                         13,067          33.78%            07/31/10
   143      Walgreens                                                               14,550          100.00%           03/31/80
   144      PRS, Inc.                                                               12,384          26.47%            01/04/09
   145      Dollar Tree                                                             27,096          36.18%            01/31/09
   146
   148
   150      Prism Academy                                                           10,200          19.03%            09/30/10
   151      Northwest Toxicology                                                    23,767          51.07%            01/31/09
   152      Walgreens                                                               14,490          100.00%           06/30/77
   153
   154      Parsons                                                                  9,535          33.22%            11/01/07
   155      Vitamin Shoppe                                                           4,000          17.52%            01/31/13
   156      Walgreens                                                               14,560          100.00%           03/31/80
   157      Ralph's                                                                 35,000          66.07%            07/31/08
   158      Walgreens                                                               14,820          100.00%           10/31/79
   159
   160      Code Correct                                                             3,392          13.20%            09/30/05
   161      Walgreens                                                               14,490          100.00%           08/31/79
   162
   163      CVS                                                                     13,013          100.00%           01/31/25
   165
   166      Lifestyle Wood Furnishing                                               11,100          39.51%            12/31/08
   167      Food Lion                                                               33,000          79.71%            10/30/19
   168      Walgreens                                                               14,560          100.00%           03/31/78
   169
   170      Walgreens                                                               14,560          100.00%           07/31/79
   171      Walgreens                                                               14,560          100.00%           07/31/78
   172      Temecula Valley Bank                                                     5,469          33.32%            09/30/09
   173      Goodyear Tire & Rubber Co.                                               6,864          53.36%            02/28/19
   174      Walgreens                                                               14,820          100.00%           12/31/79
   175      Q of New Brunswick, LLC                                                  3,581          30.14%            08/31/14
   176      USA Printing                                                            13,000          48.15%            09/30/16
   177      Walgreens                                                               14,560          100.00%           09/30/78
   178      Rite Aid                                                                13,100          100.00%           06/30/18
   179      Cary Partners, LLC                                                       9,044          50.05%            10/31/10
   180      Eckerd                                                                  11,361          100.00%           06/16/19
   181      Walgreens                                                               14,560          100.00%           03/31/79
   182      Walgreens                                                               14,259          100.00%           10/31/78
   185      CVS                                                                     10,908          100.00%           06/07/20
   186      Various                                                                 Various         Various            Various
 186.01     Movie Gallery                                                            3,600          32.73%            05/31/11
 186.02     S&S Management                                                           4,565          23.61%            12/31/09
   189      Physicians Neck & Back Clinic                                            7,948          59.23%            04/16/10
   190      Eckerd                                                                  11,200          100.00%           01/26/19
   191
   192      Washington Community Church                                              5,775          15.33%            05/31/06
   193      Cesar Jovel D/S/A                                                        4,912          19.45%            04/30/10
   194      CVS                                                                     10,908          100.00%           11/29/20
   195      CVS                                                                     10,125          100.00%           01/31/17
   196      Walgreens                                                               14,259          100.00%           06/30/79
   197      Kiang's Inc.                                                             3,195          22.64%            02/28/07
   198      First American Title Co., Inc.                                           5,236          16.85%            12/31/07
   199
   200
   202      Walgreens                                                               12,544          100.00%           11/30/42
   203      Pediatric Health                                                         4,278          28.12%            08/31/15
   205
   206
   207      Sherwin Williams                                                         5,010          100.00%           11/30/11
   208      Sherwin Williams                                                         6,000          100.00%           02/28/14
   209      Sherwin Williams                                                         5,400          100.00%           04/30/14




                                                                                      2ND             2ND
MORTGAGE                                                                            LARGEST         LARGEST          2ND LARGEST
  LOAN                                                                              TENANT         TENANT %          TENANT EXP.
 NUMBER        2ND LARGEST TENANT NAME                                              SQ. FT.         OF NRA               DATE
------------------------------------------------------------------------------------------------------------------------------------

    1          Christian Mosso Group, LLC                                           20,374           0.50%             09/30/09
    2          Various                                                              Various         Various            Various
  2.01
  2.02         State of California (Department of Justice)                          58,255          17.85%             03/31/08
  2.03
  2.04         United States of America (Bureau of Public Debt)                     38,673          26.42%             09/30/07
  2.05
  2.06         Ocean System Engineering Corporation                                 12,341           9.36%             10/01/09
  2.07
  2.08
  2.09
  2.10         Texas Premier Bank                                                    4,443           3.22%             04/30/07
  2.11
  2.12
  2.13         Global Payments                                                       7,721          10.39%             04/30/08
  2.14
    3          Northrop Grumman                                                     130,419         12.20%         Multiple Spaces
    4          City of New York (DOC)                                               99,471           9.46%             06/30/07
    5          Various                                                              Various         Various            Various
  5.01         Parisian                                                             100,726         13.21%             02/28/17
  5.02         Belk                                                                 88,000          20.99%             11/08/09
    6          Broadwing Communication                                              13,397           1.86%             07/31/06
    7          Benesch, Friedlander                                                 115,390          9.68%             07/31/09
    8          Various                                                              Various         Various            Various
  8.01         Pillsbury Winthrop Shaw Pittman LLP                                  25,602           8.55%             06/30/09
  8.02         Red Hat                                                              16,950          10.52%             08/01/10
    9          MCI                                                                    172            0.06%               MTM
   10          Borders                                                              23,000           8.71%             11/30/18
   11          General Services Administration                                      50,779          15.33%         Multiple Spaces
   12
   13          Veridian                                                             65,916          18.35%             10/31/08
   14          Abercrombie & Fitch                                                  24,515           4.92%             01/01/07
   15
   16
   17          Advanced Management Technology Incorporated                          41,841          17.20%         Multiple Spaces
   18          TJ Maxx                                                              30,000          10.95%             08/31/12
   19
   20
   21
   22          Palais Royal                                                         30,000          11.45%             07/31/06
   23
   24          Cozymel #20, LLC                                                      9,378           4.89%             02/27/06
   25          TJ Maxx                                                              32,148          13.00%             04/30/07
   27          Pier 1 Imports                                                        8,683          10.72%             03/31/09
   29
   32
   33          Acme Markets, Inc.                                                   50,571          20.80%             02/28/09
   34          Goodwill Industries                                                  10,000           7.47%             11/30/07
   35
   36
   38
   40
   41          CVS                                                                  11,700          10.52%             02/29/08
   43
   44
   45          Ross Dress For Less                                                  22,700          17.92%             01/31/07
   46          Eckerd                                                                8,512           7.67%             12/31/07
   47          Rite Aid                                                              9,200           7.35%             11/30/06
   48
   49          Sears                                                                12,800          14.44%             08/31/08
   50          Unisys Corporation                                                   22,791          25.83%             12/31/07
   51          Ventiv Health, Inc.                                                  59,718          25.40%             01/31/13
   52          Olive Garden (Ground Lease)                                           8,300          12.03%             05/22/08
   53
   55
   56          Red Robin                                                             7,500           9.31%             05/31/06
   57          House of Floors                                                      17,920           6.34%             01/31/06
   58          Walgreens                                                            15,795          15.28%             11/30/59
   59          Various                                                              Various         Various            Various
  59.01        Aaron Rents                                                           8,883           6.64%             11/30/08
  59.02        Eckerd                                                                5,775          12.44%             10/31/09
   61          CVS                                                                  10,979          17.90%             05/31/27
   62
   63
   64          Various                                                              Various         Various            Various
  64.01        Big Lots Stores                                                      36,000          24.41%             01/31/10
  64.02        Bi-Lo                                                                40,051          25.81%             08/31/07
   65          Dollar Tree Store                                                    13,269          10.57%             08/31/09
   67
   68
   69          Goodyear Tire                                                         6,254           7.03%             11/30/06
   70
   71
   74          Food-A-Rama, Inc.                                                    63,266          20.09%             12/31/08
   76
   77          Rite Aid                                                             10,408          14.15%             11/30/10
   78          Rite Aid                                                             16,123          15.79%             12/31/16
   79          American Honda Motor Co., Inc.                                       35,490          27.48%             09/16/11
   80          Pier 1 Imports                                                        9,943          18.77%             02/29/12
   81          Dollar StorePlus                                                      5,915           6.17%             06/30/08
   82
   83
   84          Petco Store                                                          20,000          28.69%             06/30/07
   85          Black, LoBello & Pilegoff, LLC                                        3,360           6.57%             03/31/07
   86
   87
   89          Beazer Homes                                                         18,395          16.33%         Multiple Spaces
   90          Davidson & Grannum                                                   10,129          12.59%             01/31/11
   91
   92          Magnolia Hallam, DMD, MS                                              2,817           6.17%             09/30/19
   93
   94
   95
   96
   97          Cheeseburger in Paradise                                              8,372          14.91%             11/30/13
   99
   100
   101
   102
   103         Austin Escrow & Title                                                 5,926          12.20%             04/30/06
   104
   105
   106
   108
   110         Advanced Chiropractic Center                                          3,000           4.39%             12/31/07
   111         Various                                                              Various         Various            Various
 111.01        Agora                                                                 2,500           4.63%             04/30/09
 111.02
   112         Outback Steakhouse                                                    6,000          11.24%             03/31/07
   113         Port Cargo Service                                                   30,000          11.71%             06/30/17
   114
   115         Arbor Center for Eyecare                                              6,307          10.91%             05/31/14
   117
   118         Outback Steakhouse                                                    6,156          19.26%             03/31/15
   121         Barbara's Professional                                                3,705          12.26%             08/31/09
   122
   123
   124
   125         Ortho Mattress                                                        3,740          13.75%             12/31/05
   126         Demarc                                                                6,698          20.76%             08/01/07
   127         Patio World                                                          24,800          18.19%             10/01/09
   128
   129
   130         Blockbuster Video                                                     5,124           7.95%             09/30/07
   131
   132         Various                                                              Various         Various            Various
 132.01        Main Line Allergy                                                     3,782          15.62%             04/01/06
 132.02        Mattress Department                                                   5,200          22.14%             12/31/07
   134
   135         Various                                                              Various         Various            Various
 135.01        PMG Physician Associates, P.C.                                        1,982           5.64%             07/31/10
 135.02        Keith Properties, Inc.                                                3,000          11.56%             12/31/06
   136         First Horizon Home Loan                                               3,735          13.01%             02/28/10
   137         Whitman, Requardt, and Assoc.                                         4,531          13.25%             05/31/06
   138
   139
   141
   142         Accudata                                                              7,995          20.67%             05/31/10
   143
   144         Aaron Rents, Inc.                                                     6,400          13.68%             03/31/09
   145         Pump It Up                                                           12,650          16.89%             06/30/10
   146
   148
   150         Specialty Sports Venture, LLC                                         8,108          15.13%             09/30/05
   151         Utah Cancer Specialists                                               5,973          12.83%             09/30/13
   152
   153
   154         Gabor Agency                                                          6,038          21.04%             02/01/11
   155         Catherine's Plus Sizes                                                4,000          17.52%             11/30/06
   156
   157         Hank's Pizza                                                          3,117           5.88%             12/31/08
   158
   159
   160         Dr. Schmedding, DDS                                                   2,879          11.20%             12/31/15
   161
   162
   163
   165
   166         China Buffett                                                         5,400          19.22%             04/30/15
   167         Bedford Federal                                                       2,400           5.80%             07/31/10
   168
   169
   170
   171
   172         Prime Cap Funding, Inc.                                               1,550           9.44%             05/31/10
   173         Sleepy's Inc.                                                         6,000          46.64%             02/28/10
   174
   175         New Brunswick PCS, Inc                                                2,462          20.72%             04/30/14
   176         Southern Chinese Newspaper                                            9,000          33.33%             09/30/16
   177
   178
   179         Triangle Surgical Associates, P.A.                                    9,026          49.95%             08/31/18
   180
   181
   182
   185
   186         Various                                                              Various         Various            Various
 186.01        Bosco Ristorante                                                      3,200          29.09%             01/31/15
 186.02        ASA Federal Credit Union                                              1,920           9.93%             01/31/08
   189         Davanni's                                                             4,197          31.28%             09/30/09
   190
   191
   192         Route One Community Center                                            4,800          12.74%             05/15/10
   193         Terrell Mill Bottle Shop                                              4,500          17.82%             09/30/07
   194
   195
   196
   197         Progressive Partners, Inc.                                            2,773          19.65%             07/31/06
   198         Green Tree Servicing                                                  3,796          12.22%             11/30/10
   199
   200
   202
   203         VS Associates                                                         3,138          20.63%             06/01/20
   205
   206
   207
   208
   209




                                                                                   3RD
MORTGAGE                                                                         LARGEST         3RD LARGEST         3RD LARGEST
  LOAN                                                                            TENANT         TENANT % OF         TENANT EXP.
 NUMBER      3RD LARGEST TENANT NAME                                              SQ. FT             NRA                DATE
------------------------------------------------------------------------------------------------------------------------------------

    1        Atlanta Napp Deady, Inc.                                             20,285            0.50%                MTM
    2        Various                                                             Various           Various             Various
  2.01
  2.02       World of Good Tastes                                                 2,911             0.89%             03/31/11
  2.03
  2.04       Hard Rock Cafe                                                       16,112           11.01%             07/31/13
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13       DRG & Associates                                                     2,271             3.06%                MTM
  2.14
    3        Raytheon Company                                                    116,128           10.86%             08/31/13
    4        Sprint Communications Company                                        83,920            7.98%             12/31/12
    5        Various                                                             Various           Various             Various
  5.01       Linens-N-Things                                                      28,000            3.67%             01/31/14
  5.02       JC Penney                                                            40,388            9.63%             02/24/08
    6        Qwest/Equis                                                          12,223            1.70%             03/31/10
    7        Hahn Loeser & Parks                                                  70,015            5.88%             09/30/12
    8        Various                                                             Various           Various             Various
  8.01       Davis Carter Scott                                                   17,673            5.90%             03/31/09
  8.02       Vitalspring Technology                                               13,653            8.48%             03/31/07
    9
   10        Jimbo's Naturally                                                    18,000            6.81%             12/31/18
   11        NatureServe (f/k/a Association for Biodiversity Info)                25,961            7.84%             06/30/06
   12
   13        Gold's Gym Inc                                                       17,225            4.80%             09/30/14
   14        Champs                                                               11,793            2.37%             06/30/06
   15
   16
   17        Kastle Systems, Inc.                                                 40,162           16.51%             12/31/10
   18        Linens-N-Things                                                      28,169           10.28%             01/31/13
   19
   20
   21
   22        Jo Ann's                                                             15,030            5.74%             03/31/07
   23
   24        Spectrum Club Holding Company                                        8,915             4.65%             06/30/10
   25        Sony Theatres                                                        32,058           12.96%             02/28/10
   27        ZYZYX, Inc.                                                          4,276             5.28%             05/31/07
   29
   32
   33        Levitz/Miller's Furniture, Inc.                                      29,250           12.03%             05/31/12
   34        Dollar Tree                                                          8,000             5.97%                MTM
   35
   36
   38
   40
   41        Blockbuster Video                                                    6,880             6.19%             11/30/08
   43
   44
   45        Longs Drugs                                                          21,240           16.77%             02/28/09
   46        Hearts Home Early Learning                                           8,384             7.55%             07/31/16
   47        Goodwill Industries                                                  8,400             6.71%             12/31/09
   48
   49        Blockbuster Video                                                    4,500             5.08%             09/30/07
   50
   51        PicoLight                                                            32,858           13.97%             09/30/11
   52        Sammy's Marketplace                                                  5,711             8.28%             07/31/13
   53
   55
   56        Sleep Country                                                        5,500             6.83%             05/31/07
   57        Levenger                                                             17,920            6.34%             06/30/06
   58        Jasons Deli                                                          4,942             4.78%             06/30/09
   59        Various                                                             Various           Various             Various
  59.01      Dollar Tree Stores                                                   7,823             5.85%             01/31/10
  59.02      MAB Paints                                                           4,701            10.13%                MTM
   61        Panera Bread                                                         4,251             6.93%             12/31/15
   62
   63
   64        Various                                                             Various           Various             Various
  64.01      Food Lion                                                            29,000           19.66%             11/11/09
  64.02      Beall's/Burke's Outlet                                               19,600           12.63%             09/30/09
   65        Kens World of Video                                                  7,940             6.32%             10/31/06
   67
   68
   69        Buffalo Wings Factory                                                5,600             6.30%             09/30/12
   70
   71
   74        Gardiners Home Furnishing                                            61,646           19.57%             08/31/12
   76
   77        Blockbuster Video                                                    5,600             7.62%             12/31/06
   78        Kragen Auto                                                          12,554           12.29%             09/30/09
   79        W.W. Grainger, Inc.                                                  21,350           16.53%             03/31/11
   80        The Mattress Firm                                                    5,556            10.49%             01/31/06
   81        Fashion Bug                                                          5,500             5.74%             01/31/06
   82
   83
   84        United Board Shop                                                    5,810             8.33%             10/31/08
   85        Russell Jayne, MD Ltd.                                               3,360             6.57%             11/30/06
   86
   87
   89        Stanton Door                                                         8,305             7.37%             09/30/10
   90        Vision-Sciences, Inc.                                                10,000           12.43%             08/31/10
   91
   92        Federal Bureau of Investigation (GSA)                                1,813             3.97%             05/31/15
   93
   94
   95
   96
   97        Rise-N-Dine (Theo. Maglaris)                                         4,862             8.66%             02/28/18
   99
   100
   101
   102
   103       WebMethods                                                           5,881            12.11%             10/31/05
   104
   105
   106
   108
   110       Closet Treasures Thrift Store                                        2,800             4.10%             05/04/08
   111       Various                                                             Various           Various             Various
 111.01      Orizak                                                               2,500             4.63%             05/31/14
 111.02
   112       Tokyo Inn Japanese Steakhouse                                        5,400            10.12%             09/30/17
   113
   114
   115       Harmony Health Partners                                              4,011             6.94%             08/31/14
   117
   118       Navy Federal Credit Union                                            6,000            18.78%             03/31/15
   121       Micasa Mexican Restaurant                                            2,805             9.28%             10/31/07
   122
   123
   124
   125       El Pollo Loco                                                        3,500            12.87%             02/28/09
   126       Echo                                                                 5,708            17.69%             06/30/09
   127       Sheribel                                                             16,000           11.73%             05/01/08
   128
   129
   130       Orient Kitchen                                                       5,107             7.92%             10/31/06
   131
   132       Various                                                             Various           Various             Various
 132.01      Meyer Associates                                                     3,016            12.45%             03/31/06
 132.02      McMahon Plastering & Stucco                                          2,400            10.22%             10/07/05
   134
   135       Various                                                             Various           Various             Various
 135.01      Anchor International                                                 1,976             5.62%             07/31/09
 135.02      Genesis Capital Advisors, Inc                                        2,400             9.25%             02/28/07
   136       Moe's Southwest Grill                                                2,517             8.77%             05/31/14
   137       Acurate                                                              2,548             7.45%             03/31/07
   138
   139
   141
   142       NewFirst National Bank                                               5,695            14.72%             07/14/15
   143
   144       BMA Fort Belvoir                                                     5,600            11.97%             11/30/06
   145       Better Homes & Bargains                                              7,200             9.61%             07/31/09
   146
   148
   150       Littleton Fine Food Corp.                                            5,685            10.61%             01/31/07
   151       Wirt A. Hines, MD                                                    2,958             6.36%             01/31/07
   152
   153
   154       Dieson & Assoc.                                                      4,772            16.63%             11/30/05
   155       Osaka Restaurant                                                     2,400            10.51%             12/31/08
   156
   157       King Laundromat                                                      2,740             5.17%             02/15/10
   158
   159
   160       Dawn Woo Huysing, DDS                                                2,574            10.02%             03/31/12
   161
   162
   163
   165
   166       CDG Management                                                       4,200            14.95%             05/31/15
   167       Mike Prillaman                                                       1,200             2.90%             09/30/06
   168
   169
   170
   171
   172       Palacek, Skaja & Broyles                                             1,343             8.18%             11/01/07
   173
   174
   175
   176       Houston Chinese Radio                                                2,500             9.26%             09/30/16
   177
   178
   179
   180
   181
   182
   185
   186       Various                                                             Various           Various             Various
 186.01      Neo Day Spa                                                          2,200            20.00%             07/31/14
 186.02      CONCOM                                                               1,460             7.55%             10/31/07
   189       Wells Fargo Financial                                                1,273             9.49%             03/31/06
   190
   191
   192       Hunan East                                                           3,950            10.48%             12/31/08
   193       Vatica                                                               3,000            11.88%             08/31/06
   194
   195
   196
   197       Orthodonitics Center of America                                      2,100            14.88%             06/30/07
   198       3Plains Holdings Corp                                                3,315            10.67%             12/31/08
   199
   200
   202
   203       Eye of the Tiger                                                     3,100            20.38%             10/31/06
   205
   206
   207
   208
   209




MORTGAGE
  LOAN                                                      LARGEST AFFILIATED SPONSOR FLAG
 NUMBER             LOCKBOX                                       (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

    1                Day 1                                             AMC, Inc.
    2                Day 1                Rubicon-NGP, Inc. NGP Capital Partners III LLC Rubicon US REIT, Inc.
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
    3                Day 1                            Beacon Capital Strategic Partners III, L.P.
    4                Day 1                             Kenneth Carmel and Estate of Stanley Stahl
    5                Day 1
  5.01
  5.02
    6
    7                Day 1
    8              Springing
  8.01
  8.02
    9                Day 1                            Beacon Capital Strategic Partners III, L.P.
   10
   11                Day 1                            Beacon Capital Strategic Partners III, L.P.
   12              Springing
   13                Day 1                            Beacon Capital Strategic Partners III, L.P.
   14                Day 1
   15                Day 1
   16              Springing
   17                Day 1                            Beacon Capital Strategic Partners III, L.P.
   18
   19                Day 1
   20              Springing
   21                Day 1                            Beacon Capital Strategic Partners III, L.P.
   22                Day 1
   23                Day 1
   24
   25                                         Regency Centers Corporation and Macquarie Country Wide Trust
   27                                         Regency Centers Corporation and Macquarie Country Wide Trust
   29                Day 1
   32                Day 1
   33
   34                                         Regency Centers Corporation and Macquarie Country Wide Trust
   35                Day 1
   36                Day 1
   38                Day 1
   40                Day 1
   41                                         Regency Centers Corporation and Macquarie Country Wide Trust
   43                Day 1
   44                Day 1
   45                                         Regency Centers Corporation and Macquarie Country Wide Trust
   46                                         Regency Centers Corporation and Macquarie Country Wide Trust
   47                                         Regency Centers Corporation and Macquarie Country Wide Trust
   48              Springing
   49
   50              Springing
   51
   52
   53                Day 1
   55
   56                                         Regency Centers Corporation and Macquarie Country Wide Trust
   57
   58                                         Regency Centers Corporation and Macquarie Country Wide Trust
   59                                         Regency Centers Corporation and Macquarie Country Wide Trust
  59.01
  59.02
   61
   62                Day 1
   63              Springing
   64
  64.01
  64.02
   65                                         Regency Centers Corporation and Macquarie Country Wide Trust
   67
   68                Day 1
   69                                         Regency Centers Corporation and Macquarie Country Wide Trust
   70                Day 1                            Beacon Capital Strategic Partners III, L.P.
   71                Day 1
   74              Springing
   76              Springing
   77                                         Regency Centers Corporation and Macquarie Country Wide Trust
   78                                         Regency Centers Corporation and Macquarie Country Wide Trust
   79
   80                                         Regency Centers Corporation and Macquarie Country Wide Trust
   81                                         Regency Centers Corporation and Macquarie Country Wide Trust
   82              Springing
   83
   84
   85
   86                Day 1
   87                Day 1
   89
   90
   91
   92
   93              Springing
   94
   95                Day 1
   96                Day 1
   97
   99              Springing
   100               Day 1
   101               Day 1
   102
   103
   104
   105             Springing
   106             Springing
   108               Day 1
   110
   111
 111.01
 111.02
   112
   113               Day 1
   114             Springing
   115
   117
   118
   121
   122             Springing
   123             Springing
   124               Day 1
   125
   126             Springing
   127
   128
   129
   130
   131               Day 1
   132
 132.01
 132.02
   134             Springing
   135
 135.01
 135.02
   136
   137               Day 1
   138               Day 1
   139             Springing
   141             Springing
   142
   143
   144
   145               Day 1
   146
   148
   150
   151
   152               Day 1
   153             Springing
   154
   155
   156             Springing
   157               Day 1
   158             Springing
   159             Springing
   160
   161             Springing
   162
   163               Day 1
   165
   166
   167
   168             Springing
   169
   170             Springing
   171               Day 1
   172
   173
   174             Springing
   175
   176
   177             Springing
   178             Springing
   179
   180             Springing
   181             Springing
   182             Springing
   185             Springing
   186             Springing
 186.01
 186.02
   189
   190             Springing
   191             Springing
   192
   193
   194             Springing
   195
   196             Springing
   197
   198
   199             Springing
   200
   202             Springing
   203
   205
   206
   207             Springing
   208             Springing
   209             Springing

(1) Certain of the Mortgage Loans detail "as-stabilized" appraised values as indicated by appraisal dates in the future. Reserves were generally taken at closing in order to address the difference between the "as-is" and "as-stabilized" valuation. See RISK
FACTORS - The Mortgage Loans - Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property.

(2) Eleven (11) Mortgage Loans, representing 20.4% of the Cut-Off Date Pool Balance, are part of a split loan structure and the related pari passu companion loans are not included in the trust fund. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and Loan Amount per Unit were are based upon the aggregate indebtedness of these Mortgage Loans (treating the U-Haul Portfolio loans as a single loan) and the related pari passu companion loans.

(3) Occupancy percentage calculated excluding exhibition tenant space.

See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in the preliminary prospectus supplement.



WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20



               ANNEX A-1B                    CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE    LOAN
  LOAN     GROUP
 NUMBER    NUMBER             PROPERTY NAME          ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   26        2      Arbor Gates Apartments           2500 Pinetree Road NE
   28        2      Stone Canyon Apartments          5210 East Hampton Avenue
   30        2      Bentley Place Apartments         9670 Halsey Road
   31        2      Windermere & Harrowgate          1825 & 1833 New Hampshire Avenue
   37        2      Summer Crest Apartments          2828 West Ball Road
   39        2      Shelter Cove Apartments          2683 South Decatur Boulevard
   42        2      The Ridge Apartments             15202 North 40th Street
   54        2      Brookstone                       1800 Marett Boulevard
   60        2      Le Med Apartments                950 West Sierra Madre Avenue
   66        2      Spanish Wells Apartments         5355 South Rainbow Boulevard
   72        2      Sterling University Canyon       4404 East Oltorf Street
   73        2      Abbey Rowe Apartments            9320 Windsor Lane N.E.
   75        2      Villa Serrano Apartments         201 South Magnolia Avenue
   88        2      Vista De San Jacinto             652 North Ramona Boulevard
   98        2      Carrington Court Apartments      4401, 4501, 4500, 4504, 4508, 4512, 4601, 4604 West Chippewa Circle and 4400,
                                                     4500, 4600, 4604 West Custer Lane
  107        2      Azalea Hill Apartments           5801 East Shirley Lane
  109        2      Patriots Apartments              1272 Union Road
  116        2      Polo Club Apartments             1000 High Road
  119        2      Hidden Village Apartments        2725 SW 27th Ave.
  120        2      City View Farm Apartments        1043 West Jefferson Street
  133        2      Como Park Apartments             1385-1445 West Jessamine Street
  140        2      Candleglow Apartments            1071 Candlelight Boulevard
  147        2      Van Mark Apartments              3980 Old Sterlington Road
  149        2      San Mateo Apartments             133-177 Orlando Street
  164        2      Garden Lane Apartments           700 Garden Lane
  183        2      The Mark Apartments              481 Cypress Lane
  184        2      Boulder Ridge Apartments         535 Northland Drive
  187        2      Kelly Gardens Apartments         188-192 Allen Street
  188        2      The Lakeview Terrace Apartments  1191 High Avenue
  201        2      The Gotham                       702 13th Street
  204        2      Cornerstone Apartments           2900 Steeplechase Lane




MORTGAGE                                  CROSS COLLATERALIZED      MORTGAGE
  LOAN                                     AND CROSS DEFAULTED        LOAN        GENERAL          SPECIFIC          ORIGINAL LOAN
 NUMBER    CITY         STATE  ZIP CODE         LOAN FLAG            SELLER    PROPERTY TYPE    PROPERTY TYPE        BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------

   26      Atlanta        GA    30324                               Wachovia    Multifamily      Conventional        28,500,000.00
   28      Mesa           AZ    85206                               Wachovia    Multifamily      Conventional        25,200,000.00
   30      Lenexa         KS    66215                               Wachovia    Multifamily      Conventional        24,000,000.00
   31      Washington     DC    20009                               Wachovia    Multifamily      Conventional        23,850,000.00
   37      Anaheim        CA    92804                               Wachovia    Multifamily      Conventional        21,300,000.00
   39      Las Vegas      NV    89102                               Wachovia    Multifamily      Conventional        20,050,000.00
   42      Phoenix        AZ    85032                               Wachovia    Multifamily      Conventional        18,000,000.00
   54      Rock Hill      SC    29732                               Wachovia    Multifamily      Conventional        15,500,000.00
   60      Azusa          CA    91702                               Wachovia    Multifamily      Conventional        13,700,000.00
   66      Las Vegas      NV    89118                               Wachovia    Multifamily      Conventional        12,650,000.00
   72      Austin         TX    78741                                 AMCC      Multifamily     Student Housing      12,000,000.00
   73      Olympia        WA    98516                               Wachovia    Multifamily      Conventional        11,836,000.00
   75      Anaheim        CA    92804                               Wachovia    Multifamily      Conventional        11,500,000.00
   88      San Jacinto    CA    92583                               CWCapital   Multifamily      Conventional         8,750,000.00
   98      Sioux Falls    SD    57106                                 AMCC      Multifamily      Conventional         7,500,000.00
  107      Montgomery     AL    36117                               CWCapital   Multifamily      Conventional         6,700,000.00
  109      Gastonia       NC    28054                               Wachovia    Multifamily      Conventional         6,560,000.00
  116      Tallahassee    FL    32304                                 AMCC      Multifamily     Student Housing       5,800,000.00
  119      Gainesville    FL    32608                                 AMCC      Multifamily      Conventional         5,600,000.00
  120      Franklin       IN    46131                               Wachovia    Multifamily      Conventional         5,500,000.00
  133      St. Paul       MN    55108                                 AMCC      Multifamily      Conventional         5,000,000.00
  140      Brooksville    FL    34601                               Wachovia    Multifamily      Conventional         4,500,000.00
  147      Monroe         LA    71203                               Wachovia    Multifamily      Conventional         4,200,000.00
  149      El Cajon       CA    92021                               CWCapital   Multifamily      Conventional         4,150,000.00
  164      Shakopee       MN    55379                                 AMCC      Multifamily      Conventional         3,575,000.00
  183      Greenville     MS    38701                               Wachovia    Multifamily      Conventional         2,640,000.00
  184      St. Joseph     MN    56374                                 AMCC      Multifamily      Conventional         2,600,000.00
  187      New Britain    CT    06053                               Wachovia    Multifamily      Conventional         2,475,000.00
  188      Oshkosh        WI    54901                               Wachovia    Multifamily      Conventional         2,400,000.00
  201      Miami Beach    FL    33139                               Wachovia    Multifamily      Conventional         1,500,000.00
  204      Montgomery     AL    36116                               CWCapital   Multifamily      Conventional         1,430,000.00




                             % OF
                           AGGREGATE  % OF AGGREGATE
MORTGAGE   CUT-OFF DATE     CUT-OFF    CUT-OFF DATE                            MATURITY                      LOAN          INTEREST
  LOAN     LOAN BALANCE      DATE        GROUP 2      ORIGINATION   FIRST PAY   DATE OR     MORTGAGE    ADMINISTRATIVE      ACCRUAL
 NUMBER         ($)         BALANCE      BALANCE          DATE        DATE        ARD         RATE        COST RATE         METHOD
------------------------------------------------------------------------------------------------------------------------------------

   26      28,500,000.00     0.78%        8.94%         05/12/05    07/11/05    06/11/10     5.1800%       0.02045%       Actual/360
   28      25,200,000.00     0.69%        7.90%         06/21/05    08/11/05    07/11/15     5.2300%       0.02045%       Actual/360
   30      24,000,000.00     0.66%        7.53%         06/29/05    08/11/05    07/11/15     4.9000%       0.02045%       Actual/360
   31      23,850,000.00     0.65%        7.48%         07/19/05    09/11/05    08/11/15     5.2800%       0.02045%       Actual/360
   37      21,300,000.00     0.58%        6.68%         06/30/05    08/11/05    07/11/15     5.2900%       0.04045%       Actual/360
   39      20,050,000.00     0.55%        6.29%         07/07/05    08/11/05    07/11/15     5.1100%       0.02045%       Actual/360
   42      18,000,000.00     0.49%        5.64%         07/22/05    09/11/05    08/11/15     5.0300%       0.02045%       Actual/360
   54      15,500,000.00     0.42%        4.86%         06/30/05    08/11/05    07/11/15     4.7600%       0.02045%       Actual/360
   60      13,700,000.00     0.37%        4.30%         06/29/05    08/11/05    07/11/15     5.2900%       0.04045%       Actual/360
   66      12,650,000.00     0.35%        3.97%         07/07/05    08/11/05    07/11/15     5.1100%       0.02045%       Actual/360
   72      12,000,000.00     0.33%        3.76%         04/18/05    06/11/05    05/11/15     5.5300%       0.02045%       Actual/360
   73      11,836,000.00     0.32%        3.71%         05/20/05    07/11/05    02/11/15     5.3000%       0.02045%       Actual/360
   75      11,500,000.00     0.31%        3.61%         06/29/05    08/11/05    07/11/15     5.2900%       0.04045%       Actual/360
   88      8,750,000.00      0.24%        2.74%         07/20/05    09/01/05    08/01/15     5.2150%       0.06045%       Actual/360
   98      7,492,599.31      0.20%        2.35%         06/22/05    08/11/05    07/11/15     5.3100%       0.02045%       Actual/360
  107      6,685,799.79      0.18%        2.10%         05/12/05    07/01/05    06/01/15     5.3250%       0.06045%       Actual/360
  109      6,560,000.00      0.18%        2.06%         05/26/05    07/11/05    06/11/15     5.6500%       0.02045%       Actual/360
  116      5,778,882.16      0.16%        1.81%         06/23/05    08/11/05    07/11/20     5.0000%       0.02045%       Actual/360
  119      5,588,665.68      0.15%        1.75%         05/13/05    07/11/05    06/11/15     5.5400%       0.02045%       Actual/360
  120      5,494,372.99      0.15%        1.72%         06/24/05    08/11/05    07/11/15     5.1600%       0.02045%       Actual/360
  133      5,000,000.00      0.14%        1.57%         06/13/05    08/11/05    07/11/12     5.7600%       0.07045%       Actual/360
  140      4,500,000.00      0.12%        1.41%         06/30/05    08/11/05    07/11/15     5.0000%       0.02045%       Actual/360
  147      4,195,764.42      0.11%        1.32%         07/01/05    08/11/05    07/11/15     5.2200%       0.02045%       Actual/360
  149      4,150,000.00      0.11%        1.30%         05/20/05    07/01/05    06/01/15     5.5000%       0.06045%       Actual/360
  164      3,567,622.70      0.10%        1.12%         05/13/05    07/11/05    06/11/15     5.4500%       0.02045%       Actual/360
  183      2,634,218.17      0.07%        0.83%         06/03/05    07/11/05    06/11/15     5.1700%       0.02045%       Actual/360
  184      2,597,465.49      0.07%        0.81%         06/13/05    08/11/05    07/11/15     5.3600%       0.02045%       Actual/360
  187      2,475,000.00      0.07%        0.78%         06/30/05    08/11/05    07/11/15     5.0800%       0.02045%       Actual/360
  188      2,400,000.00      0.07%        0.75%         12/28/04    02/11/05    01/11/10     5.0300%       0.02045%       Actual/360
  201      1,498,368.27      0.04%        0.47%         06/24/05    08/11/05    07/11/15     4.9000%       0.02045%       Actual/360
  204      1,428,522.95      0.04%        0.45%         06/24/05    08/01/05    07/01/15     5.1200%       0.06045%       Actual/360




                           ORIGINAL
              INTEREST     TERM TO      REMAINING                 ORIGINAL                                  MATURITY DATE
MORTGAGE      ACCURAL    MATURITY OR     TERM TO      REMAINING     AMORT     REMAINING                        OR ARD
  LOAN         METHOD        ARD       MATURITY OR    IO PERIOD     TERM     AMORT TERM    MONTHLY P&I         BALLOON        ARD
 NUMBER      DURING IO      (MOS.)     ARD (MOS.)      (MOS.)      (MOS.)      (MOS.)      PAYMENTS ($)      BALANCE ($)      LOAN
------------------------------------------------------------------------------------------------------------------------------------

   26        Actual/360       60           58            58          IO          IO             IO          28,500,000.00      N
   28        Actual/360      120           119           119         IO          IO             IO          25,200,000.00      Y
   30        Actual/360      120           119           47          360         360          127374        21,660,528.86      N
   31                        120           120                       360         360          132144        19,784,688.11      N
   37        Actual/360      120           119           35          360         360          118148        18,971,873.62      N
   39        Actual/360      120           119           23          360         360          108985        17,398,717.18      N
   42        Actual/360      120           120           48          360         360          96958         16,283,875.56      N
   54        Actual/360      120           119           59          360         360          80949         14,242,761.30      N
   60        Actual/360      120           119           35          360         360          75992         12,202,566.70      N
   66        Actual/360      120           119           23          360         360          68761         10,977,244.93      N
   72        Actual/360      120           117           21          360         360          68361         10,520,981.36      N
   73        Actual/360      116           114           18          360         360          65726         10,316,845.45      N
   75        Actual/360      120           119           35          360         360          63789         10,243,030.08      N
   88                        120           120                       360         360          48128         7,259,057.77       N
   98                        120           119                       360         359          41694         6,228,065.17       N
  107                        120           118                       360         358          37310         5,577,731.97       N
  109        Actual/360      120           118           22          360         360          37867         5,767,487.66       N
  116                        180           179                       180         179          46090                            N
  119                        120           118                       360         358          31937         4,683,532.01       N
  120                        120           119                       360         359          30065         4,545,439.82       N
  133        Actual/360       84           83            23          360         360          29210         4,663,138.46       N
  140        Actual/360      120           119           35          360         360          24157         3,983,280.46       N
  147                        120           119                       360         359          23115         3,477,745.38       N
  149        Actual/360      120           118           22          360         360          23563         3,641,964.76       N
  164                        120           118                       360         358          20186         2,981,592.53       N
  183                        120           118                       360         358          14448         2,182,370.79       N
  184                        120           119                       360         359          14535         2,162,474.46       N
  187        Actual/360      120           119           59          360         360          13408         2,285,397.73       N
  188        Actual/360       60           53            17          360         360          12928         2,294,428.52       N
  201                        120           119                       360         359           7961         1,229,206.24       N
  204                        120           119                       360         359           7782         1,183,027.13       N




                                                                                  CUT-OFF       LTV
MORTGAGE                                                                           DATE      RATIO AT
  LOAN                                      APPRAISED      APPRAISAL     DSCR       LTV      MATURITY       YEAR           YEAR
 NUMBER   PREPAYMENT PROVISIONS             VALUE ($)        DATE         (X)      RATIO      OR ARD        BUILT        RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

   26     GRTR1%orYM(50),O(10)              35,800,000     04/26/05      1.46      79.61%      79.61%        1991           2005
   28     L(24),GRTR1%orYM(93),O(3)         36,600,000     05/06/05      1.67      68.85%      68.85%        2000
   30     L(48),D(69),O(3)                  32,000,000     05/02/05      1.48      75.00%      67.69%        1968           1995
   31     L(49),GRTR2%orYM(60),YM(8),O(3)   35,100,000     06/02/05      1.20      67.95%      56.37%        1920           2004
   37     L(25),D(92),O(3)                  32,800,000     05/14/05      1.28      64.94%      57.84%        1971           2004
   39     L(48),D(69),O(3)                  26,100,000     05/23/05      1.24      76.82%      66.66%        1988
   42     L(24),D(93),O(3)                  24,700,000     06/10/05      1.20      72.87%      65.93%        1987
   54     L(25),D(91),O(4)                  20,000,000     06/18/05      1.26      77.50%      71.21%        2002
   60     L(25),D(92),O(3)                  18,500,000     05/19/05      1.20      74.05%      65.96%        1988
   66     L(48),D(69),O(3)                  15,850,000     05/23/05      1.24      79.81%      69.26%        1993
   72     L(36),GRTR1%orYM(81),O(3)         17,400,000     08/26/05      1.63      68.97%      60.47%        2000
   73     L(26),D(87),O(3)                  17,000,000     04/05/05      1.20      69.62%      60.69%        2004
   75     L(25),D(92),O(3)                  16,900,000     05/14/05      1.24      68.05%      60.61%        1968           2004
   88     L(24),D(92),O(4)                  12,250,000     05/25/05      1.23      71.43%      59.26%        1978
   98     L(36),D(81),O(3)                  12,300,000     04/01/05      1.78      60.92%      50.63%        1990
  107     L(26),D(90),O(4)                  8,800,000      03/14/05      1.51      75.98%      63.38%      1988/1990      2004-2005
  109     L(26),D(91),O(3)                  8,525,000      03/25/05      1.21      76.95%      67.65%        1998
  116     L(36),D(141),O(3)                 10,000,000     04/29/05      1.42      57.79%                    1998
  119     L(26),D(91),O(3)                  7,400,000      09/01/05      1.22      75.52%      63.29%        1975
  120     L(25),D(92),O(3)                  6,900,000      04/28/05      1.22      79.63%      65.88%        2003
  133     L(36),D(45),O(3)                  11,150,000     04/01/05      1.43      44.84%      41.82%        1972           2004
  140     L(25),D(92),O(3)                  7,450,000      06/08/05      1.36      60.40%      53.47%        1987
  147     L(36),D(77),O(7)                  6,450,000      04/01/05      1.58      65.05%      53.92%        1985
  149     L(26),D(90),O(4)                  7,900,000      11/19/04      1.43      52.53%      46.10%      1960-1961      2000/2004
  164     L(36),D(81),O(3)                  4,670,000      03/29/05      1.34      76.39%      63.85%        2004
  183     L(48),D(65),O(7)                  4,000,000      04/01/05      1.61      65.86%      54.56%        1985
  184     L(36),GRTR1%orYM(81),O(3)         3,390,000      05/11/05      1.22      76.62%      63.79%        2004
  187     L(25),D(92),O(3)                  3,100,000      06/02/05      1.22      79.84%      73.72%        1970           2004
  188     L(48),D(6),O(6)                   3,000,000      11/11/04      1.25      80.00%      76.48%        1966           2004
  201     L(25),D(92),O(3)                  2,900,000      04/29/05      1.92      51.67%      42.39%        1937           1988
  204     L(25),D(91),O(4)                  1,800,000      05/16/05      1.35      79.36%      65.72%        1998




                                     CUT-OFF
                                    DATE LOAN                                                                              MOST
MORTGAGE                             AMOUNT                                                                               RECENT
  LOAN       NUMBER     UNIT OF        PER       OCCUPANCY      OCCUPANCY                                                REVENUES
 NUMBER     OF UNITS    MEASURE    (UNIT) ($)      RATE       "AS OF" DATE              MOST RECENT PERIOD                  ($)
------------------------------------------------------------------------------------------------------------------------------------

   26          303       Units       94,059       96.70%        06/14/05                Trailing 3 Months                2,902,588
   28          392       Units       64,286       94.64%        06/14/05                       2004                      3,226,941
   30          510       Units       47,059       87.84%        06/16/05                       2004                      3,996,358
   31          221       Units       107,919      95.02%        07/07/05
   37          183       Units       116,393      97.81%        06/15/05                       2004                      2,400,371
   39          304       Units       65,954       96.71%        07/05/05                       2004                      2,467,761
   42          380       Units       47,368       90.26%        06/22/05                   T-12 05/2005                  2,580,326
   54          348       Units       44,540       90.52%        06/24/05                       T-6                       2,571,938
   60          128       Units       107,031      96.88%        05/16/05                       2004                      1,598,676
   66          180       Units       70,278       94.44%        07/05/05                       2004                      1,676,076
   72          660       Units       18,182       80.91%        04/19/05            Trailing 12 (12/03-12/04)            2,480,298
   73          162       Units       73,062       91.98%        06/27/05
   75          117       Units       98,291       93.16%        06/15/05                       2004                      1,407,624
   88          157       Units       55,732       99.40%        05/31/05            Full Year ending 12/31/04            1,049,998
   98          220       Units       34,057       95.45%        04/22/05        Trailing 12 (05/01/04 - 04/30/05)        1,694,360
  107          144       Units       46,429       93.75%        04/30/05            Full Year ending 12-31-04            1,106,669
  109          186       Units       35,269       83.33%        04/06/05                 T3 Ending 5/2005                1,027,032
  116          351       Units       16,464       93.45%        04/30/05                  Statement 2004                 1,505,372
  119          188       Units       29,727       78.19%        04/12/05                  Statement 2004                  865,632
  120          84        Units       65,409       91.67%        06/23/05                    T-3 May 05                    641,260
  133          222       Units       22,523       79.73%        04/01/05                  Statement 2004                 1,550,653
  140          152       Units       29,605       96.05%        06/30/05                       2004                       866,618
  147          144       Units       29,137       95.14%        03/02/05                       2004                      1,022,636
  149          80        Units       51,875       100.00%       02/01/05       7 Months Annualized through 01-31-05       813,195
  164          48        Units       74,325       85.42%        05/16/05
  183          96        Units       27,440       97.92%        03/02/05                       2004                       629,187
  184          44        Units       59,033       100.00%       05/11/05          Annualized 2005 (1/05 - 4/05)           437,705
  187          66        Units       37,500       98.48%        06/20/05                May 05 Annualized                 398,842
  188          60        Units       40,000       96.67%        04/07/05                    T-6 3/2005                    365,618
  201          36        Units       41,621       94.44%        06/01/05                       2004                       348,612
  204          32        Units       44,641       100.00%       06/21/05       3 Months Annualized through 03-05-05       233,040




MORTGAGE                          MOST             MOST                                               UW NET            UW NET
  LOAN        MOST RECENT        RECENT           RECENT         UW REVENUES      UW EXPENSES        OPERATING           CASH
 NUMBER      EXPENSES ($)        NOI ($)          NCF ($)            ($)              ($)           INCOME ($)         FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

   26          1,242,768        1,659,820        1,599,220        3,348,032        1,131,971         2,216,061         2,155,461
   28          1,167,986        2,058,955        1,980,555        3,468,397        1,185,198         2,283,199         2,204,799
   30          1,781,221        2,215,137        2,087,637        4,020,480        1,628,019         2,392,461         2,264,961
   31                                                             2,971,697        1,022,414         1,949,283         1,905,083
   37           840,560         1,559,811        1,514,061        2,660,746         803,908          1,856,838         1,811,088
   39           913,755         1,554,006        1,478,006        2,645,544         944,164          1,701,380         1,625,380
   42          1,174,047        1,406,279        1,317,359        2,614,053        1,133,456         1,480,597         1,391,677
   54          1,294,724        1,277,214        1,207,614        2,579,774        1,289,590         1,290,184         1,220,584
   60           612,000          986,676          954,676         1,722,101         594,288          1,127,813         1,095,813
   66           625,016         1,051,060        1,006,060        1,708,512         641,468          1,067,044         1,022,044
   72          1,176,282        1,304,016        1,263,174        2,667,993        1,265,833         1,402,160         1,336,160
   73                                                             1,561,842         573,980           987,862           947,362
   75           717,034          690,590          661,340         1,566,352         586,090           980,262           951,012
   88           409,877          640,121          640,121         1,174,116         424,915           749,201           709,951
   98           715,084          979,276          841,306         1,684,217         735,639           948,578           891,135
  107           389,469          717,200          681,200         1,115,346         402,868           712,478           677,774
  109           575,610          451,422          404,922         1,109,868         514,664           595,204           548,704
  116           656,966          848,406          848,406         1,521,344         697,763           823,581           787,347
  119           335,487          530,145          530,145          934,080          465,027           469,053           417,353
  120           289,783          351,477          332,577          747,363          287,184           460,179           441,279
  133          1,156,016         394,637          394,637         1,626,784        1,055,471          571,313           499,607
  140           465,230          401,388          363,388          903,555          471,631           431,924           393,924
  147           509,083          513,553          477,553          985,907          510,984           474,922           438,922
  149           163,505          649,690          649,690          720,899          296,552           424,347           404,347
  164                                                              457,972          167,173           290,799           278,799
  183           321,458          307,729          283,729          627,052          323,980           303,073           279,073
  184           87,740           349,964          349,964          352,368          131,129           221,240           212,818
  187           185,597          213,245          193,480          419,447          204,193           215,254           195,489
  188           200,433          165,185          150,185          415,159          206,306           208,852           193,852
  201           184,078          164,534          155,534          372,137          179,927           192,210           183,210
  204           87,980           145,060          145,060          223,521           87,584           135,937           126,401




                                                                                                                 2ND
                                                                                                       2ND     LARGEST
MORTGAGE                            LARGEST   LARGEST   LARGEST                                      LARGEST    TENANT     LARGEST
  LOAN                               TENANT   TENANT     TENANT                                      TENANT      % OF      TENANT
 NUMBER  LARGEST TENANT NAME        SQ. FT.  % OF NRA  EXP. DATE     2ND LARGEST TENANT NAME         SQ. FT.   NRA (%)    EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   26
   28
   30
   31
   37
   39
   42
   54
   60
   66
   72
   73
   75
   88
   98
  107
  109
  116
  119
  120
  133
  140
  147
  149
  164
  183
  184
  187
  188
  201
  204




                                                                3RD        3RD
                                                     3RD      LARGEST    LARGEST
MORTGAGE                                           LARGEST    TENANT      TENANT
  LOAN                                              TENANT     % OF        EXP.                      LARGEST AFFILIATED SPONSOR FLAG
 NUMBER    3RD LARGEST TENANT NAME                  SQ. FT      NRA        DATE        LOCKBOX             (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

   26
   28                                                                                   Day 1
   30
   31
   37                                                                                 Springing
   39                                                                                   Day 1
   42                                                                                 Springing
   54
   60                                                                                 Springing
   66                                                                                   Day 1
   72
   73
   75                                                                                 Springing
   88
   98
  107
  109
  116
  119
  120
  133                                                                                 Springing
  140
  147                                                                                 Springing
  149                                                                                   Day 1
  164
  183
  184
  187
  188                                                                                 Springing
  201
  204


WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20



               ANNEX A-2                     CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

 MORTGAGE     LOAN GROUP
LOAN NUMBER     NUMBER    PROPERTY NAME                    PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    26             2      Arbor Gates Apartments           2500 Pinetree Road NE
    28             2      Stone Canyon Apartments          5210 East Hampton Avenue
    30             2      Bentley Place Apartments         9670 Halsey Road
    31             2      Windermere & Harrowgate          1825 & 1833 New Hampshire Avenue
    37             2      Summer Crest Apartments          2828 West Ball Road
    39             2      Shelter Cove Apartments          2683 South Decatur Boulevard
    42             2      The Ridge Apartments             15202 North 40th Street
    54             2      Brookstone                       1800 Marett Boulevard
    60             2      Le Med Apartments                950 West Sierra Madre Avenue
    66             2      Spanish Wells Apartments         5355 South Rainbow Boulevard
    72             2      Sterling University Canyon       4404 East Oltorf Street
    73             2      Abbey Rowe Apartments            9320 Windsor Lane N.E.
    75             2      Villa Serrano Apartments         201 South Magnolia Avenue
    88             2      Vista De San Jacinto             652 North Ramona Boulevard
    91             1      Park Crest Apartments            2070 Belmont Road
    98             2      Carrington Court Apartments      4401, 4501, 4500, 4504, 4508, 4512, 4601, 4604 West Chippewa Circle and
                                                           4400, 4500, 4600, 4604 West Custer Lane
    107            2      Azalea Hill Apartments           5801 East Shirley Lane
    109            2      Patriots Apartments              1272 Union Road
  111.02           1      The Alamac                       1300 Collins Avenue
    116            2      Polo Club Apartments             1000 High Road
    119            2      Hidden Village Apartments        2725 SW 27th Ave.
    120            2      City View Farm Apartments        1043 West Jefferson Street
    133            2      Como Park Apartments             1385-1445 West Jessamine Street
    140            2      Candleglow Apartments            1071 Candlelight Boulevard
    147            2      Van Mark Apartments              3980 Old Sterlington Road
    149            2      San Mateo Apartments             133-177 Orlando Street
    164            2      Garden Lane Apartments           700 Garden Lane
    183            2      The Mark Apartments              481 Cypress Lane
    184            2      Boulder Ridge Apartments         535 Northland Drive
    187            2      Kelly Gardens Apartments         188-192 Allen Street
    188            2      The Lakeview Terrace Apartments  1191 High Avenue
    201            2      The Gotham                       702 13th Street
    204            2      Cornerstone Apartments           2900 Steeplechase Lane




 MORTGAGE                                        PROPERTY                              GENERAL       SPECIFIC PROPERTY    ELEVATOR
LOAN NUMBER   PROPERTY CITY    PROPERTY STATE    ZIP CODE          COUNTY           PROPERTY TYPE           TYPE          BUILDINGS
------------------------------------------------------------------------------------------------------------------------------------

    26        Atlanta                GA            30324           Fulton            Multifamily        Conventional          Y
    28        Mesa                   AZ            85206          Maricopa           Multifamily        Conventional          N
    30        Lenexa                 KS            66215          Johnson            Multifamily        Conventional          N
    31        Washington             DC            20009    District Of Columbia     Multifamily        Conventional          Y
    37        Anaheim                CA            92804           Orange            Multifamily        Conventional          N
    39        Las Vegas              NV            89102           Clark             Multifamily        Conventional          N
    42        Phoenix                AZ            85032          Maricopa           Multifamily        Conventional          N
    54        Rock Hill              SC            29732            York             Multifamily        Conventional          N
    60        Azusa                  CA            91702        Los Angeles          Multifamily        Conventional          N
    66        Las Vegas              NV            89118           Clark             Multifamily        Conventional          N
    72        Austin                 TX            78741           Travis            Multifamily      Student Housing         N
    73        Olympia                WA            98516          Thurston           Multifamily        Conventional          N
    75        Anaheim                CA            92804           Orange            Multifamily        Conventional          N
    88        San Jacinto            CA            92583         Riverside           Multifamily        Conventional          N
    91        Washington             DC            20009    District Of Columbia     Multifamily        Conventional          Y
    98        Sioux Falls            SD            57106         Minnehaha           Multifamily        Conventional          N
    107       Montgomery             AL            36117         Montgomery          Multifamily        Conventional          N
    109       Gastonia               NC            28054           Gaston            Multifamily        Conventional          N
  111.02      Miami Beach            FL            33139         Miami-Dade          Multifamily        Conventional          Y
    116       Tallahassee            FL            32304            Leon             Multifamily      Student Housing         N
    119       Gainesville            FL            32608          Alachua            Multifamily        Conventional          N
    120       Franklin               IN            46131          Johnson            Multifamily        Conventional          N
    133       St. Paul               MN            55108           Ramsey            Multifamily        Conventional          N
    140       Brooksville            FL            34601          Hernando           Multifamily        Conventional          N
    147       Monroe                 LA            71203          Ouachita           Multifamily        Conventional          N
    149       El Cajon               CA            92021         San Diego           Multifamily        Conventional          N
    164       Shakopee               MN            55379           Scott             Multifamily        Conventional          Y
    183       Greenville             MS            38701         Washington          Multifamily        Conventional          N
    184       St. Joseph             MN            56374          Stearns            Multifamily        Conventional          Y
    187       New Britain            CT            06053          Hartford           Multifamily        Conventional          N
    188       Oshkosh                WI            54901         Winnebago           Multifamily        Conventional          N
    201       Miami Beach            FL            33139         Miami-Dade          Multifamily        Conventional          N
    204       Montgomery             AL            36116         Montgomery          Multifamily        Conventional          N




                                                                                                                    AVERAGE RENT;
 MORTGAGE        UTILITIES         NUMBER OF       NUMBER OF       NUMBER OF       NUMBER OF        NUMBER OF       RENT RANGES -
LOAN NUMBER     TENANT PAYS      STUDIO UNITS      1 BR UNITS      2 BR UNITS      3 BR UNITS      4+ BR UNITS      STUDIO UNITS
------------------------------------------------------------------------------------------------------------------------------------

    26              E,W                               214              89
    28           E,G,W,S,T                            196             196
    30            E,G,W,S                             134             266             110
    31              None              173              41              7                                            1194;1041-1350
    37            E,W,S,T                              22             131              30
    39            E,G,W,S                             152             152
    42           E,G,W,S,T            44              168             168                                             499;499-499
    54              E,W                               140             162              46
    60             E,G,W                               64              64
    66            E,G,W,S                              88              92
    72              E,W               660                                                                             426;315-535
    73               E                                 64              98
    75            E,W,S,T                              27              85              5
    88              E,G                               156              1
    91              None              11               38              10                                           1291;1259-1330
    98               E                                116             104
    107             None              40               32              72                                             410;425-775
    109              E                                 42             108              36
  111.02            E,T                5               9               30                                             776;776-776
    116             E,W               351                                                                             350;350-350
    119              E                                168              20
    120           E,G,W,S                              12              48              24
    133              E                                 96             126
    140           E,G,W,S                              88              64
    147              E                                 56              88
    149              E                 3               45              31              1                              600;550-660
    164            E,G,T                               6               25              17
    183              E                                 24              72
    184              E                                 6               32              6
    187             E,G                                30              36
    188              E                                 7               52              1
    201             E,T                                6               14              16
    204             E,C                                32




                      AVERAGE RENT; RENT              AVERAGE RENT; RENT             AVERAGE RENT; RENT             AVERAGE RENT;
 MORTGAGE               RANGES - 1 BR                   RANGES - 2 BR                   RANGES - 3 BR               RENT RANGES -
LOAN NUMBER                 UNITS                           UNITS                           UNITS                    4+ BR UNITS
------------------------------------------------------------------------------------------------------------------------------------

    26                   864;829-899                    1134;1069-1199
    28                   727;700-790                     877;840-920
    30                   623;610-635                     720;690-755                     874;865-885
    31                  1788;1700-1822                  2314;2314-2314
    37                   980;980-980                    1242;1200-1250                 1500;1500-1500
    39                   687;635-735                     838;830-845
    42                   549;549-549                     699;699-699
    54                   607;595-620                     736;665-830                     970;970-970
    60                  1027;905-1068                   1321;1250-1363
    66                   813;800-825                     950;930-970
    72
    73                   838;835-835                     938;885-960
    75                   980;980-980                    1190;1175-1250                 1550;1550-1550
    88                   650;275-727                     800;800-800
    91                  1662;1308-2100                  2278;2000-2555
    98                   595;585-610                     779;750-830
    107                  625;530-1165                    810;649-1265
    109                  580;580-580                     670;670-670                     770;770-770
  111.02                 956;850-1190                   1218;1088-1400
    116
    119                  450;400-540                     631;590-640
    120                  620;620-620                     788;780-805                     920;910-935
    133                  663;570-710                     793;710-905
    140                  500;450-550                     630;630-630
    147                  575;575-575                     695;695-695
    149                  750;675-770                     850;715-880                  1200;1,200-1,200
    164                  738;710-765                     884;810-890                    1042;975-1090
    183                  535;535-535                     635;635-635
    184                  575;575-575                     814;595-1197                   992;795-1197
    187                  495;495-495                     608;595-750
    188                  565;565-565                     665;665-665                     720;720-720
    201                  638;600-645                     850;842-875                   1052;1050-1056
    204                  580;430-630


WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20

          ANNEX A-3                                 RESERVE ACCOUNT INFORMATION



MORTGAGE        LOAN
  LOAN         GROUP                                                                     GENERAL          SPECIFIC PROPERTY
 NUMBER        NUMBER      PROPERTY NAME                                              PROPERTY TYPE              TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1            1         AmericasMart A-2                                           Special Purpose       Merchandise Mart
    2            1         NGP Rubicon GSA Pool                                           Various               Various
  2.01                     Rubicon NGP-Burlington, NJ                                    Industrial            Warehouse
  2.02                     Rubicon NGP-Sacramento, CA                                      Office                 CBD
  2.03                     Rubicon NGP-Suffolk, VA                                         Office               Suburban
  2.04                     Rubicon NGP-Washington, DC                                      Office                 CBD
  2.05                     Rubicon NGP-Kansas City, KS                                     Office                 CBD
  2.06                     Rubicon NGP-San Diego, CA                                       Office               Suburban
  2.07                     Rubicon NGP-Concord, MA                                         Office               Suburban
  2.08                     Rubicon NGP-Philadelphia, PA                                    Office                 CBD
  2.09                     Rubicon NGP-Huntsville, AL                                      Office               Suburban
  2.10                     Rubicon NGP-Houston, TX                                         Office               Suburban
  2.11                     Rubicon NGP-Providence, RI                                      Office               Suburban
  2.12                     Rubicon NGP-Aurora, CO                                          Office               Suburban
  2.13                     Rubicon NGP-Lakewood, CO                                        Office               Suburban
  2.14                     Rubicon NGP-Norfolk, VA                                         Office               Suburban
    3            1         1000 & 1100 Wilson                                              Office               Suburban
    4            1         60 Hudson Street                                                Office                 CBD
    5            1         Macon & Burlington Mall Pool                                    Retail               Anchored
  5.01                     Macon Mall                                                      Retail               Anchored
  5.02                     Burlington Mall                                                 Retail               Anchored
    6            1         Millennium Park Plaza                                         Mixed Use         Multifamily/Office
    7            1         200 Public Square                                               Office                 CBD
    8            1         Prentiss Pool                                                   Office               Suburban
  8.01                     1676 International Drive                                        Office               Suburban
  8.02                     8260 Greensboro Drive                                           Office               Suburban
    9            1         1701 North Fort Myer                                            Office               Suburban
   10            1         The Forum at Carlsbad                                           Retail               Anchored
   11            1         1101 Wilson                                                     Office               Suburban
   12            1         Marriott - Los Angeles, CA                                   Hospitality           Full Service
   13            1         1400 Key & 1401 Wilson                                          Office               Suburban
   14            1         Westfield San Francisco Centre                                  Retail               Anchored
   15            1         101 Avenue of the Americas                                      Office                 CBD
   16            1         Renaissance Worthington Hotel                                Hospitality           Full Service
   17            1         1501 & 1515 Wilson                                              Office               Suburban
   18            1         Evansville Pavilion                                             Retail               Anchored
   19            1         Monument I at WorldGate(2)                                      Office               Suburban
   20            1         Marriott Courtyard - Brookline, MA                           Hospitality         Limited Service
   21            1         1200 Wilson                                                     Office               Suburban
   22            1         Williams Trace Shopping Center                                  Retail               Anchored
   23            1         American Express - IPC                                          Office               Suburban
   24            1         Apollo Street                                                   Office                 Flex
   25            1         Valley Centre                                                   Retail               Anchored
   26            2         Arbor Gates Apartments                                       Multifamily           Conventional
   27            1         Festival at Woodholme                                           Retail               Anchored
   28            2         Stone Canyon Apartments                                      Multifamily           Conventional
   29            1         American Express - TRC-W                                        Office               Suburban
   30            2         Bentley Place Apartments                                     Multifamily           Conventional
   31            2         Windermere & Harrowgate                                      Multifamily           Conventional
   32            1         Hilton Garden Inn - Staten Island, NY                        Hospitality           Full Service
   33            1         University Plaza Shopping Center                                Retail               Anchored
   34            1         Auburn Village                                                  Retail               Anchored
   35            1         13700 Northwest 115th Avenue (Medley)                         Industrial            Warehouse
   36            1         536 Fayette Street (Perth)                                    Industrial            Warehouse
   37            2         Summer Crest Apartments                                      Multifamily           Conventional
   38            1         Tollway Office Center II                                        Office               Suburban
   39            2         Shelter Cove Apartments                                      Multifamily           Conventional
   40            1         JC Studios                                                    Industrial               Flex
   41            1         Village Shopping Center                                         Retail               Anchored
   42            2         The Ridge Apartments                                         Multifamily           Conventional
   43            1         571 Paramount Drive (Raynham)                                 Industrial            Warehouse
   44            1         2500 South Damen Avenue (Chicago)                             Industrial            Warehouse
   45            1         Mariposa Shopping Center                                        Retail               Anchored
   46            1         Woodway Collection                                              Retail               Anchored
   47            1         Southside Marketplace                                           Retail               Anchored
   48            1         Extra Space - New York, NY                                   Self Storage          Self Storage
   49            1         Lakewood Marketplace - SEC                                      Retail               Anchored
   50            1         Carpinteria I Office Buildings                                  Office               Suburban
   51            1         Colorado Technical Center                                     Industrial         Warehouse/Office
   52            1         Palms Plaza                                                     Retail               Anchored
   53            1         2050 East 55th Street (Vernon)                                Industrial            Warehouse
   54            2         Brookstone                                                   Multifamily           Conventional
   55            1         Marriott Courtyard - Norfolk, VA                             Hospitality         Limited Service
   56            1         Overlake Fashion Plaza                                          Retail               Anchored
   57            1         Park Ten Industrial Park                                      Industrial            Warehouse
   58            1         Memorial Collection                                             Retail               Anchored
   59            1         Stefko & Allen Street Pool                                      Retail               Anchored
  59.01                    Stefko Boulevard Shopping Center                                Retail               Anchored
  59.02                    Allen Street Shopping Center                                    Retail               Anchored
   60            2         Le Med Apartments                                            Multifamily           Conventional
   61            1         Northlake Square West                                           Retail               Anchored
   62            1         Rapp Collins Worldwide                                          Office               Suburban
   63            1         Marriott Courtyard - Ewing, NJ                               Hospitality           Full Service
   64            1         Marion City & Centre Stage Shopping Centers                     Retail               Anchored
  64.01                    Centre Stage Shopping Center                                    Retail               Anchored
  64.02                    Marion City Square Shopping Center                              Retail               Anchored
   65            1         Brentwood Commons                                               Retail               Anchored
   66            2         Spanish Wells Apartments                                     Multifamily           Conventional
   67            1         Homewood Suites - Sandston, VA                               Hospitality          Extended Stay
   68            1         One Commercial Street (Sharon)                                Industrial            Warehouse
   69            1         Ashburn Farm Village Centre                                     Retail               Anchored
   70            1         2990 Telestar Court                                             Office               Suburban
   71            1         Arrow Parking Garage                                        Parking Garage        Parking Garage
   72            2         Sterling University Canyon                                   Multifamily         Student Housing
   73            2         Abbey Rowe Apartments                                        Multifamily           Conventional
   74            1         Pasadena Crossroads                                             Retail               Anchored
   75            2         Villa Serrano Apartments                                     Multifamily           Conventional
   76            1         Extra Space - North Bergen, NJ                               Self Storage          Self Storage
   77            1         Elkridge Corners                                                Retail               Anchored
   78            1         Navajo Shopping Center                                          Retail               Anchored
   79            1         Arapahoe & Peoria Business Center                               Office                 Flex
   80            1         Willow Lake West Shopping Center                                Retail               Anchored
   81            1         Stonebrook Plaza                                                Retail               Anchored
   82            1         Extra Space - Hackensack, NJ                                 Self Storage          Self Storage
   83            1         Marriott Courtyard - Chester, VA                             Hospitality         Limited Service
   84            1         Lakewood Marketplace - NWC                                      Retail               Anchored
   85            1         Executive Park West                                             Office               Suburban
   86            1         Wal-Mart - Kansas City, MO                                    Industrial            Warehouse
   87            1         U-Haul 3 (3)                                                 Self Storage          Self Storage
   88            2         Vista De San Jacinto                                         Multifamily           Conventional
   89            1         Westlinks 11, 12, 14 & 15                                       Office                 Flex
   90            1         30-40 Ramland Road                                              Office               Suburban
   91            1         Park Crest Apartments                                        Multifamily           Conventional
   92            1         Forsyth Professional Centre                                     Office               Medical
   93            1         Extra Space - Toms River, NJ                                 Self Storage          Self Storage
   94            1         Country Inn & Suites-Sarasota, FL                            Hospitality         Limited Service
   95            1         U-Haul 4 (3)                                                 Self Storage          Self Storage
   96            1         U-Haul 5 (3)                                                 Self Storage          Self Storage
   97            1         Mainstreet Square                                               Retail           Shadow Anchored
   98            2         Carrington Court Apartments                                  Multifamily           Conventional
   99            1         Extra Space - Seattle, WA                                    Self Storage          Self Storage
   100           1         U-Haul 6 (3)                                                 Self Storage          Self Storage
   101           1         U-Haul 7 (3)                                                 Self Storage          Self Storage
   102           1         Holiday Inn Express - Mechanicsville, VA                     Hospitality         Limited Service
   103           1         A. H. Root Building                                           Mixed Use           Office/Retail
   104           1         Corinthian Medical College                                      Office               Medical
   105           1         Extra Space - Linden, NJ                                     Self Storage          Self Storage
   106           1         Extra Space - Parlin, NJ                                     Self Storage          Self Storage
   107           2         Azalea Hill Apartments                                       Multifamily           Conventional
   108           1         U-Haul 8 (3)                                                 Self Storage          Self Storage
   109           2         Patriots Apartments                                          Multifamily           Conventional
   110           1         Midtown Village                                                 Retail               Anchored
   111           1         Lincoln and Alamac Pool                                        Various               Various
 111.01                    Lincoln Center                                                Mixed Use           Office/Retail
 111.02                    The Alamac                                                   Multifamily           Conventional
   112           1         Backlick Shopping Center                                        Retail              Unanchored
   113           1         West Airline                                                  Industrial            Warehouse
   114           1         Extra Space - Beaverton, OR                                  Self Storage          Self Storage
   115           1         Merrionette Park Medical Center                                 Office               Medical
   116           2         Polo Club Apartments                                         Multifamily         Student Housing
   117           1         Summit Place of North Myrtle Beach                            Healthcare         Assisted Living
   118           1         Doc Stone Commons II                                            Retail           Shadow Anchored
   119           2         Hidden Village Apartments                                    Multifamily           Conventional
   120           2         City View Farm Apartments                                    Multifamily           Conventional
   121           1         Lakewood Marketplace - SWC                                      Retail              Unanchored
   122           1         Extra Space - Plainville, MA                                 Self Storage          Self Storage
   123           1         Extra Space - Stoneham, MA                                   Self Storage          Self Storage
   124           1         Clearview                                                     Industrial            Warehouse
   125           1         Lakewood Marketplace - NEC                                      Retail              Unanchored
   126           1         6305 & 6309 Carpinteria Avenue                                  Office               Suburban
   127           1         Westlinks 4 & 5                                               Industrial         Flex Industrial
   128           1         Barrington Terrace                                            Healthcare         Assisted Living
   129           1         Summit Place of Mooresville                                   Healthcare         Assisted Living
   130           1         Prosperity Center                                               Retail              Unanchored
   131           1         The Depot Building                                              Office               Suburban
   132           1         233 East Lancaster Avenue/Spring House Plaza I                 Various               Various
 132.01                    233 East Lancaster Avenue                                       Office               Suburban
 132.02                    Spring House Plaza I                                            Retail              Unanchored
   133           2         Como Park Apartments                                         Multifamily           Conventional
   134           1         Extra Space - New Paltz, NY                                  Self Storage          Self Storage
   135           1         Keith Properties                                                Office               Various
 135.01                    Duxbury Properties                                              Office               Medical
 135.02                    Stoughton Properties                                            Office               Suburban
   136           1         21 West Shopping Center                                         Retail              Unanchored
   137           1         Judicial Drive Building                                         Office                 Flex
   138           1         Amelia Cotton Press                                           Industrial            Warehouse
   139           1         Apria Healthcare                                                Office               Suburban
   140           2         Candleglow Apartments                                        Multifamily           Conventional
   141           1         Franciscan Estates Administrative Offices                       Office               Suburban
   142           1         Sam Houston Parkway Office Building                             Office               Suburban
   143           1         Walgreens - Columbus, OH                                        Retail               Anchored
   144           1         Sacramento Center II Shopping Center                            Retail              Unanchored
   145           1         Northglen Shopping Center                                       Retail              Unanchored
   146           1         Best Western Expo Inn                                        Hospitality         Limited Service
   147           2         Van Mark Apartments                                          Multifamily           Conventional
   148           1         Clarion Hotel-Savannah, GA                                   Hospitality         Limited Service
   149           2         San Mateo Apartments                                         Multifamily           Conventional
   150           1         Sun Plaza                                                       Retail              Unanchored
   151           1         Parkview C Office                                               Office               Suburban
   152           1         Walgreens - Manhattan, KS                                       Retail               Anchored
   153           1         Extra Space - Sandy, UT                                      Self Storage          Self Storage
   154           1         Financial Plaza Office Building                                 Office               Suburban
   155           1         Spring Mall Square                                              Retail               Anchored
   156           1         Walgreens - Southington, CT                                     Retail               Anchored
   157           1         Lawndale Plaza                                                  Retail               Anchored
   158           1         Walgreens - Gladstone, MO                                       Retail               Anchored
   159           1         Extra Space - Everett, MA                                    Self Storage          Self Storage
   160           1         710 Juniper Building                                            Office               Suburban
   161           1         Walgreens - Nashville, TN                                       Retail               Anchored
   162           1         Days Inn-Nanuet, NY                                          Hospitality         Limited Service
   163           1         CVS - Shelby                                                    Retail               Anchored
   164           2         Garden Lane Apartments                                       Multifamily           Conventional
   165           1         Summit Place of Kings Mountain                                Healthcare         Assisted Living
   166           1         Westside Center Plaza                                           Retail              Unanchored
   167           1         Poplar Forest Shopping Center                                   Retail               Anchored
   168           1         Walgreens - Derby, KS                                           Retail               Anchored
   169           1         Parkwood Village                                              Healthcare         Assisted Living
   170           1         Walgreens - Garden City, KS                                     Retail               Anchored
   171           1         Walgreens - Dodge City, KS                                      Retail               Anchored
   172           1         The Grand Professional Building                                 Office               Suburban
   173           1         Exton Shopping Center                                           Retail              Unanchored
   174           1         Walgreens - Pittsburg, KS                                       Retail               Anchored
   175           1         377-385 George Street                                         Mixed Use         Multifamily/Retail
   176           1         Southern News Group Building                                    Office                 Flex
   177           1         Walgreens - Great Bend, KS                                      Retail               Anchored
   178           1         Rite Aid - Bangor, ME                                           Retail              Unanchored
   179           1         Crescent Office Building                                        Office               Suburban
   180           1         Eckerd - Philadelphia, PA                                       Retail              Unanchored
   181           1         Walgreens - Blue Springs, MO                                    Retail               Anchored
   182           1         Walgreens - Marion, IL                                          Retail               Anchored
   183           2         The Mark Apartments                                          Multifamily           Conventional
   184           2         Boulder Ridge Apartments                                     Multifamily           Conventional
   185           1         CVS - Independence, MO                                          Retail               Anchored
   186           1         7 Mill Pond Drive & 1 Regency Drive                            Various               Various
 186.01                    7 Mill Pond Drive                                               Retail           Shadow Anchored
 186.02                    1 Regency Drive                                                 Office               Suburban
   187           2         Kelly Gardens Apartments                                     Multifamily           Conventional
   188           2         The Lakeview Terrace Apartments                              Multifamily           Conventional
   189           1         Riverdale Strip Center                                          Retail              Unanchored
   190           1         Eckerd - Murfreesboro, TN                                       Retail              Unanchored
   191           1         Extra Space - Denver, CO                                     Self Storage          Self Storage
   192           1         Sacramento Center I Shopping Center                             Retail              Unanchored
   193           1         Terrell Mill Junction                                           Retail              Unanchored
   194           1         CVS - Duncanville, TX                                           Retail               Anchored
   195           1         CVS-Brockton, MA                                                Retail               Anchored
   196           1         Walgreens - Houston, TX                                         Retail               Anchored
   197           1         Carlson Center Shoppes                                          Retail              Unanchored
   198           1         Russell Plaza                                                   Office               Suburban
   199           1         Extra Space - West Valley City, UT                           Self Storage          Self Storage
   200           1         Stor-N-Lock #10 - Salt Lake City, UT                         Self Storage          Self Storage
   201           2         The Gotham                                                   Multifamily           Conventional
   202           1         Walgreens-Eagan, MN                                             Retail               Anchored
   203           1         Village Shops                                                   Retail              Unanchored
   204           2         Cornerstone Apartments                                       Multifamily           Conventional
   205           1         Stor-N-Lock #8 - Sandy, UT                                   Self Storage          Self Storage
   206           1         Stor-N-Lock #9 - Salt Lake City, UT                          Self Storage          Self Storage
   207           1         Sherwin Williams - Angola, IN                                   Retail               Anchored
   208           1         Sherwin Williams - Boardman, OH                                 Retail               Anchored
   209           1         Sherwin Williams - Ashtabula, OH                                Retail               Anchored




                                                          ANNUAL           INITIAL DEPOSIT
MORTGAGE         MONTHLY            MONTHLY             DEPOSIT TO            TO CAPITAL           INITIAL          ONGOING
  LOAN             TAX             INSURANCE           REPLACEMENT           IMPROVEMENTS           TI/LC            TI/LC
 NUMBER           ESCROW            ESCROW               RESERVES              RESERVE              ESCROW         FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------

    1            330,607            89,401                820,000              1,838,854                               (1)
    2            520,561            56,111                                                                             (1)
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
    3
    4            488,486                                  157,668                                  4,000,000           (1)
    5            128,231            11,481                259,951              2,842,688           3,500,000           (1)
  5.01
  5.02
    6            189,259            17,429                150,842
    7            298,742            19,884                266,743               211,250            7,000,000           (1)
    8
  8.01
  8.02
    9
   10
   11                                                                                              3,285,000
   12                                                   4% of Gross
                                                         Revenues
   13                                                                                                                  (1)
   14
   15            313,459
   16                                                 4% of previous
                                                       month's Gross
                                                          Revenues
   17
   18             33,956             6,054
   19             26,304             8,563               16,728(2)               24,813            11,074,283
   20             44,361             6,747              4% of Total              37,875
                                                          Revenues
   21
   22             41,807             4,118                 39,289               122,144                                (1)
   23
   24             20,120             3,542                 50,172               238,656              17,895            (1)
   25
   26             29,962             4,648                 60,600
   27
   28             17,962             5,983                 66,792
   29
   30             21,308            10,261                                      104,250
   31             8,932              3,875                 44,200
   32             7,729             10,203             2% of monthly             7,500
                                                        Gross Income
                                                       from food and
                                                          beverage
                                                       operations, 4%
                                                        of monthly
                                                       Gross Income
                                                        from other
                                                        operations
   33             16,344             7,969                 43,757               124,500             220,000            (1)
   34
   35
   36                                                                            35,000
   37             9,995              2,685                 42,384                11,375
   38                                                      15,900
   39             15,079                                   75,000                12,815
   40             17,112             8,665                 28,761                6,875             1,500,000
   41
   42             12,358             5,125                 95,010                13,063
   43
   44
   45
   46
   47
   48             17,631             2,499                 15,048               293,750
   49             12,430                                   17,640                76,900             205,000
   50             12,074             5,614                 34,407                                   500,000            (1)
   51             31,135                                   35,268                                                      (1)
   52             17,273                                                                            250,000
   53
   54             33,003
   55             15,208                                  196,600
   56
   57             18,047             8,517                 55,723               986,131
   58
   59
  59.01
  59.02
   60             9,428              2,425                 42,324
   61             4,655
   62                                                      10,112                                    14,583            (1)
   63             10,928                                4% of Gross
                                                          Revenues
   64             11,635             2,028                 45,216                90,625              10,531            (1)
  64.01
  64.02
   65
   66             8,907                                    44,400                12,500
   67             6,678              2,020                125,786
   68
   69
   70
   71             20,346             2,752                 33,456
   72             31,752             5,722                 66,000
   73             9,456              1,726                 32,400
   74             11,669                                   46,809                41,750             240,000            (1)
   75             4,517              2,094                 36,456                16,750
   76             11,826             1,676                 12,888                1,375
   77
   78
   79             21,835             1,898
   80
   81
   82             10,213             1,447                 18,144                20,125
   83             7,010                                   135,413
   84             9,807                                    18,264                                   162,000
   85             5,126               667                                        15,900              50,000
   86                                                                            31,250                                (1)
   87             65,680                                   87,160               295,549                                (1)
   88             5,480              2,458                 39,252
   89             6,893              2,914                 16,896                                    7,544             (1)
   90             16,345                                   14,477                                                      (1)
   91             3,122              1,250                 11,800
   92             5,495              1,438                 5,469
   93             8,923              1,265                 11,004                7,125
   94             7,468             11,073                132,769
   95             60,386                                   97,702               606,890                                (1)
   96             64,574                                   89,095               330,980                                (1)
   97             12,863             1,834                 11,228                16,313              2,606             (1)
   98
   99             7,956              1,128                 10,080
   100            44,607                                   76,256               733,010                                (1)
   101            51,975                                   81,601               479,201                                (1)
   102            3,020              1,035                 71,024
   103            4,011              2,284                 9,717                 18,750             100,000            (1)
   104                                                     8,120                103,125                                (1)
   105            7,203              1,021                 9,180                 14,188
   106            7,203              1,021                 11,472               112,625
   107            3,656              2,803                 40,956                96,000
   108            52,889                                   83,747               667,996                                (1)
   109            8,445              2,411                 46,500                5,250
   110            9,498               856                  6,832
   111            21,933
 111.01
 111.02
   112            6,544              1,006
   113            7,344              2,883                 38,424                                   216,000            (1)
   114            6,665               945                  10,128                7,500
   115                                724                  11,560                47,500                                (1)
   116            11,802             2,296                 27,225
   117            2,976                                    15,000
   118            3,155              1,163                 3,196                                                       (1)
   119            6,352              2,731                 47,000
   120            7,153
   121            3,793                                    8,364                 14,450              70,000
   122            5,805               823                  10,476               170,563
   123            5,805               823                  9,300                 5,625
   124            6,105              2,307                 43,740
   125            3,568                                    6,084                                     63,000
   126            10,915             2,235                 6,454                                                       (1)
   127            7,370              2,486                 20,448                                    4,589             (1)
   128            5,710                                    16,500
   129            2,308                                    14,000
   130            9,848               929
   131            4,322               548                  9,180                                     3,560             (1)
   132            4,943               690                  4,844                                     55,000            (1)
 132.01
 132.02
   133            16,168             5,060
   134            5,375               762                  10,356                11,750
   135            7,193              1,332                 10,224                                   150,000            (1)
 135.01
 135.02
   136            1,510              1,767                 4,308                 60,294              2,762             (1)
   137            1,960               738                  6,840                                                       (1)
   138            2,498              1,153                 13,800                                   161,000            (1)
   139
   140            8,548                                    37,848                14,688
   141            2,233
   142            9,042               927                  7,737                 31,250              75,130            (1)
   143
   144            2,924               692
   145            7,731              3,130                 14,976                                   100,000            (1)
   146            5,252              4,360                119,761
   147            5,500              3,222                 36,000
   148            3,757               989                  59,760
   149            6,167              2,319                 20,004
   150            8,068              1,050                 8,038                 86,970              75,000            (1)
   151            3,436               366                  11,635                                                      (1)
   152
   153            4,300               609                  12,468
   154            5,661               267                  6,314                                    250,000            (1)
   155            5,005               424
   156
   157            6,180              1,349                 11,664                6,875              270,000            (1)
   158
   159            4,032               571                  10,668                68,750
   160            3,562               278                  5,265                                     52,000            (1)
   161
   162            4,964              2,422                 47,320                86,250
   163            3,077               559                                        18,500
   164            2,098              1,780                 12,000                12,500
   165            2,067                                    12,000
   166            1,962               973                  4,214                                                       (1)
   167            1,583               711                  4,968
   168
   169             532                                     17,500                5,000
   170
   171
   172            1,484               402                  2,954                                                       (1)
   173            1,898               559                  1,286                                     70,000
   174
   175            4,160               800                  3,019
   176            6,617              1,512                 4,050                                    135,000            (1)
   177
   178
   179            2,066                                                                                                (1)
   180
   181
   182
   183            6,853              2,150                 24,000
   184             209               1,250
   185
   186            3,899               833                  6,067                 7,875                                 (1)
 186.01
 186.02
   187            5,218              1,858                 19,765                47,188
   188            3,904              2,333                 15,000                20,750
   189            3,004               302                  2,013                                                       (1)
   190
   191            2,419               343                  10,188                9,188
   192            2,365               604
   193            1,991               613                  9,343                                                       (1)
   194
   195                                                     1,519                                                       (1)
   196
   197            5,082               650                  2,117                                     50,000            (1)
   198
   199            2,150               305                  7,956
   200            3,858               596                  6,138                 9,375
   201            4,533
   202                                652                  1,882                                                       (1)
   203
   204             728                697                  9,540
   205            1,890               600                  6,728                 16,250
   206            1,526               375                  4,460                 13,750
   207
   208
   209

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) Represents a future escrow commencing in May of 2006.

(3) Once capped amount of $2,104,380 is collected, monthly tax and insurance reserves are waived, provided that no event of default exists and specified DSC ratio is met. The insurance reserve has reached its cap amount and is no longer being escrowed.


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20



          ANNEX A-4                                       COMMERCIAL TENANT SCHEDULE

                 LOAN
  MORTGAGE       GROUP                                                                   GENERAL PROPERTY        SPECIFIC PROPERTY
LOAN NUMBER     NUMBER                           PROPERTY NAME                                 TYPE                    TYPE
------------------------------------------------------------------------------------------------------------------------------------

     1             1      AmericasMart A-2                                                Special Purpose         Merchandise Mart
     2             1      NGP Rubicon GSA Pool                                                Various                  Various
    2.01                  Rubicon NGP-Burlington, NJ                                         Industrial               Warehouse
    2.02                  Rubicon NGP-Sacramento, CA                                           Office                    CBD
    2.03                  Rubicon NGP-Suffolk, VA                                              Office                 Suburban
    2.04                  Rubicon NGP-Washington, DC                                           Office                    CBD
    2.05                  Rubicon NGP-Kansas City, KS                                          Office                    CBD
    2.06                  Rubicon NGP-San Diego, CA                                            Office                 Suburban
    2.07                  Rubicon NGP-Concord, MA                                              Office                 Suburban
    2.08                  Rubicon NGP-Philadelphia, PA                                         Office                    CBD
    2.09                  Rubicon NGP-Huntsville, AL                                           Office                 Suburban
    2.10                  Rubicon NGP-Houston, TX                                              Office                 Suburban
    2.11                  Rubicon NGP-Providence, RI                                           Office                 Suburban
    2.12                  Rubicon NGP-Aurora, CO                                               Office                 Suburban
    2.13                  Rubicon NGP-Lakewood, CO                                             Office                 Suburban
    2.14                  Rubicon NGP-Norfolk, VA                                              Office                 Suburban
     3             1      1000 & 1100 Wilson                                                   Office                 Suburban
     4             1      60 Hudson Street                                                     Office                    CBD
     5             1      Macon & Burlington Mall Pool                                         Retail                 Anchored
    5.01                  Macon Mall                                                           Retail                 Anchored
    5.02                  Burlington Mall                                                      Retail                 Anchored
     6             1      Millennium Park Plaza                                              Mixed Use           Multifamily/Office
     7             1      200 Public Square                                                    Office                    CBD
     8             1      Prentiss Pool                                                        Office                 Suburban
    8.01                  1676 International Drive                                             Office                 Suburban
    8.02                  8260 Greensboro Drive                                                Office                 Suburban
     9             1      1701 North Fort Myer                                                 Office                 Suburban
     10            1      The Forum at Carlsbad                                                Retail                 Anchored
     11            1      1101 Wilson                                                          Office                 Suburban
     13            1      1400 Key & 1401 Wilson                                               Office                 Suburban
     14            1      Westfield San Francisco Centre                                       Retail                 Anchored
     15            1      101 Avenue of the Americas                                           Office                    CBD
     17            1      1501 & 1515 Wilson                                                   Office                 Suburban
     18            1      Evansville Pavilion                                                  Retail                 Anchored
     19            1      Monument I at WorldGate                                              Office                 Suburban
     21            1      1200 Wilson                                                          Office                 Suburban
     22            1      Williams Trace Shopping Center                                       Retail                 Anchored
     23            1      American Express - IPC                                               Office                 Suburban
     24            1      Apollo Street                                                        Office                   Flex
     25            1      Valley Centre                                                        Retail                 Anchored
     27            1      Festival at Woodholme                                                Retail                 Anchored
     29            1      American Express - TRC-W                                             Office                 Suburban
     33            1      University Plaza Shopping Center                                     Retail                 Anchored
     34            1      Auburn Village                                                       Retail                 Anchored
     35            1      13700 Northwest 115th Avenue (Medley)                              Industrial               Warehouse
     36            1      536 Fayette Street (Perth)                                         Industrial               Warehouse
     38            1      Tollway Office Center II                                             Office                 Suburban
     40            1      JC Studios                                                         Industrial                 Flex
     41            1      Village Shopping Center                                              Retail                 Anchored
     43            1      571 Paramount Drive (Raynham)                                      Industrial               Warehouse
     44            1      2500 South Damen Avenue (Chicago)                                  Industrial               Warehouse
     45            1      Mariposa Shopping Center                                             Retail                 Anchored
     46            1      Woodway Collection                                                   Retail                 Anchored
     47            1      Southside Marketplace                                                Retail                 Anchored
     49            1      Lakewood Marketplace - SEC                                           Retail                 Anchored
     50            1      Carpinteria I Office Buildings                                       Office                 Suburban
     51            1      Colorado Technical Center                                          Industrial           Warehouse/Office
     52            1      Palms Plaza                                                          Retail                 Anchored
     53            1      2050 East 55th Street (Vernon)                                     Industrial               Warehouse
     56            1      Overlake Fashion Plaza                                               Retail                 Anchored
     57            1      Park Ten Industrial Park                                           Industrial               Warehouse
     58            1      Memorial Collection                                                  Retail                 Anchored
     59            1      Stefko & Allen Street Pool                                           Retail                 Anchored
   59.01                  Stefko Boulevard Shopping Center                                     Retail                 Anchored
   59.02                  Allen Street Shopping Center                                         Retail                 Anchored
     61            1      Northlake Square West                                                Retail                 Anchored
     62            1      Rapp Collins Worldwide                                               Office                 Suburban
     64            1      Marion City & Centre Stage Shopping Centers                          Retail                 Anchored
   64.01                  Centre Stage Shopping Center                                         Retail                 Anchored
   64.02                  Marion City Square Shopping Center                                   Retail                 Anchored
     65            1      Brentwood Commons                                                    Retail                 Anchored
     68            1      One Commercial Street (Sharon)                                     Industrial               Warehouse
     69            1      Ashburn Farm Village Centre                                          Retail                 Anchored
     70            1      2990 Telestar Court                                                  Office                 Suburban
     74            1      Pasadena Crossroads                                                  Retail                 Anchored
     77            1      Elkridge Corners                                                     Retail                 Anchored
     78            1      Navajo Shopping Center                                               Retail                 Anchored
     79            1      Arapahoe & Peoria Business Center                                    Office                   Flex
     80            1      Willow Lake West Shopping Center                                     Retail                 Anchored
     81            1      Stonebrook Plaza                                                     Retail                 Anchored
     84            1      Lakewood Marketplace - NWC                                           Retail                 Anchored
     85            1      Executive Park West                                                  Office                 Suburban
     86            1      Wal-Mart - Kansas City, MO                                         Industrial               Warehouse
     89            1      Westlinks 11, 12, 14 & 15                                            Office                   Flex
     90            1      30-40 Ramland Road                                                   Office                 Suburban
     92            1      Forsyth Professional Centre                                          Office                  Medical
     97            1      Mainstreet Square                                                    Retail              Shadow Anchored
    103            1      A. H. Root Building                                                Mixed Use              Office/Retail
    104            1      Corinthian Medical College                                           Office                  Medical
    110            1      Midtown Village                                                      Retail                 Anchored
    111            1      Lincoln and Alamac Pool                                             Various                  Various
   111.01                 Lincoln Center                                                     Mixed Use              Office/Retail
    112            1      Backlick Shopping Center                                             Retail                Unanchored
    113            1      West Airline                                                       Industrial               Warehouse
    115            1      Merrionette Park Medical Center                                      Office                  Medical
    118            1      Doc Stone Commons II                                                 Retail              Shadow Anchored
    121            1      Lakewood Marketplace - SWC                                           Retail                Unanchored
    124            1      Clearview                                                          Industrial               Warehouse
    125            1      Lakewood Marketplace - NEC                                           Retail                Unanchored
    126            1      6305 & 6309 Carpinteria Avenue                                       Office                 Suburban
    127            1      Westlinks 4 & 5                                                    Industrial            Flex Industrial
    130            1      Prosperity Center                                                    Retail                Unanchored
    131            1      The Depot Building                                                   Office                 Suburban
    132            1      233 East Lancaster Avenue/Spring House Plaza I                      Various                  Various
   132.01                 233 East Lancaster Avenue                                            Office                 Suburban
   132.02                 Spring House Plaza I                                                 Retail                Unanchored
    135            1      Keith Properties                                                     Office                  Various
   135.01                 Duxbury Properties                                                   Office                  Medical
   135.02                 Stoughton Properties                                                 Office                 Suburban
    136            1      21 West Shopping Center                                              Retail                Unanchored
    137            1      Judicial Drive Building                                              Office                   Flex
    138            1      Amelia Cotton Press                                                Industrial               Warehouse
    139            1      Apria Healthcare                                                     Office                 Suburban
    141            1      Franciscan Estates Administrative Offices                            Office                 Suburban
    142            1      Sam Houston Parkway Office Building                                  Office                 Suburban
    143            1      Walgreens - Columbus, OH                                             Retail                 Anchored
    144            1      Sacramento Center II Shopping Center                                 Retail                Unanchored
    145            1      Northglen Shopping Center                                            Retail                Unanchored
    150            1      Sun Plaza                                                            Retail                Unanchored
    151            1      Parkview C Office                                                    Office                 Suburban
    152            1      Walgreens - Manhattan, KS                                            Retail                 Anchored
    154            1      Financial Plaza Office Building                                      Office                 Suburban
    155            1      Spring Mall Square                                                   Retail                 Anchored
    156            1      Walgreens - Southington, CT                                          Retail                 Anchored
    157            1      Lawndale Plaza                                                       Retail                 Anchored
    158            1      Walgreens - Gladstone, MO                                            Retail                 Anchored
    160            1      710 Juniper Building                                                 Office                 Suburban
    161            1      Walgreens - Nashville, TN                                            Retail                 Anchored
    163            1      CVS - Shelby                                                         Retail                 Anchored
    166            1      Westside Center Plaza                                                Retail                Unanchored
    167            1      Poplar Forest Shopping Center                                        Retail                 Anchored
    168            1      Walgreens - Derby, KS                                                Retail                 Anchored
    170            1      Walgreens - Garden City, KS                                          Retail                 Anchored
    171            1      Walgreens - Dodge City, KS                                           Retail                 Anchored
    172            1      The Grand Professional Building                                      Office                 Suburban
    173            1      Exton Shopping Center                                                Retail                Unanchored
    174            1      Walgreens - Pittsburg, KS                                            Retail                 Anchored
    175            1      377-385 George Street                                              Mixed Use           Multifamily/Retail
    176            1      Southern News Group Building                                         Office                   Flex
    177            1      Walgreens - Great Bend, KS                                           Retail                 Anchored
    178            1      Rite Aid - Bangor, ME                                                Retail                Unanchored
    179            1      Crescent Office Building                                             Office                 Suburban
    180            1      Eckerd - Philadelphia, PA                                            Retail                Unanchored
    181            1      Walgreens - Blue Springs, MO                                         Retail                 Anchored
    182            1      Walgreens - Marion, IL                                               Retail                 Anchored
    185            1      CVS - Independence, MO                                               Retail                 Anchored
    186            1      7 Mill Pond Drive & 1 Regency Drive                                 Various                  Various
   186.01                 7 Mill Pond Drive                                                    Retail              Shadow Anchored
   186.02                 1 Regency Drive                                                      Office                 Suburban
    189            1      Riverdale Strip Center                                               Retail                Unanchored
    190            1      Eckerd - Murfreesboro, TN                                            Retail                Unanchored
    192            1      Sacramento Center I Shopping Center                                  Retail                Unanchored
    193            1      Terrell Mill Junction                                                Retail                Unanchored
    194            1      CVS - Duncanville, TX                                                Retail                 Anchored
    195            1      CVS-Brockton, MA                                                     Retail                 Anchored
    196            1      Walgreens - Houston, TX                                              Retail                 Anchored
    197            1      Carlson Center Shoppes                                               Retail                Unanchored
    198            1      Russell Plaza                                                        Office                 Suburban
    202            1      Walgreens-Eagan, MN                                                  Retail                 Anchored
    203            1      Village Shops                                                        Retail                Unanchored
    207            1      Sherwin Williams - Angola, IN                                        Retail                 Anchored
    208            1      Sherwin Williams - Boardman, OH                                      Retail                 Anchored
    209            1      Sherwin Williams - Ashtabula, OH                                     Retail                 Anchored




                                                                                                                           LARGEST
  MORTGAGE     CUT-OFF DATE    NUMBER OF UNITS   UNIT OF                                                                   TENANT
LOAN NUMBER  LOAN BALANCE ($)      (UNITS)       MEASURE    LARGEST TENANT                                                % OF NRA
------------------------------------------------------------------------------------------------------------------------------------

     1        204,416,548.26      4,070,908      Sq. Ft.    225 Unlimited, Inc.                                             0.67%
     2        194,500,000.00      2,990,570      Sq. Ft.    Various                                                        Various
    2.01                          1,048,631      Sq. Ft.    United States of America (Federal Supply Service)              100.00%
    2.02                           326,306       Sq. Ft.    United States of America (Army Corps of Engineers)             70.37%
    2.03                           351,075       Sq. Ft.    United States of America (Joint Forces Command)                100.00%
    2.04                           146,365       Sq. Ft.    United States of America (Federal Election Commission)         62.57%
    2.05                           182,554       Sq. Ft.    United States of America (Environmental Protection Agency)     100.00%
    2.06                           131,891       Sq. Ft.    United States of America (Dept of Veterans Affairs)            90.64%
    2.07                            97,256       Sq. Ft.    United States of America (Army Corps of Engineers)             100.00%
    2.08                            88,717       Sq. Ft.    United States of America (INS)                                 100.00%
    2.09                           118,040       Sq. Ft.    United States of America (Army Corps of Engineers)             100.00%
    2.10                           138,020       Sq. Ft.    United States of America (Drug Enforcement Agency)             96.36%
    2.11                           130,600       Sq. Ft.    United States of America (GSA)                                 100.00%
    2.12                           103,000       Sq. Ft.    United States of America (Tricare Management Activities)       100.00%
    2.13                            74,285       Sq. Ft.    United States of America (Dept. of the Interior)               71.58%
    2.14                            53,830       Sq. Ft.    United States of America (FBI)                                 100.00%
     3        182,500,000.00      1,069,303      Sq. Ft.    General Services Administration                                17.95%
     4        160,000,000.00      1,051,158      Sq. Ft.    MCI Worldcom                                                   11.94%
     5        141,200,000.00      1,181,592      Sq. Ft.    Various                                                        Various
    5.01                           762,398       Sq. Ft.    JC Penney                                                      22.17%
    5.02                           419,194       Sq. Ft.    Sears                                                          26.34%
     6        140,000,000.00       720,349       Sq. Ft.    La Strada                                                       2.88%
     7        115,000,000.00      1,191,462      Sq. Ft.    BP America                                                     20.42%
     8        100,000,000.00       460,492       Sq. Ft.    Various                                                        Various
    8.01                           299,413       Sq. Ft.    Bearingpoint, Inc.                                             79.89%
    8.02                           161,079       Sq. Ft.    DDL Omni Engineering                                           17.87%
     9         86,500,000.00       280,431       Sq. Ft.    General Services Administration (Secretary of State)           99.94%
     10        85,000,000.00       264,199       Sq. Ft.    Bed, Bath & Beyond                                             10.60%
     11        84,500,000.00       331,304       Sq. Ft.    Freedom Forum (f/k/a Gannett Foundation)                       29.15%
     13        67,100,000.00       359,175       Sq. Ft.    General Services Administration                                56.48%
     14        60,000,000.00       498,103       Sq. Ft.    Nordstrom                                                      62.64%
     15        59,813,869.53       411,097       Sq. Ft.    Building Service Local 32B-32J                                 100.00%
     17        48,000,000.00       243,225       Sq. Ft.    General Services Administration                                29.93%
     18        43,760,000.00       273,997       Sq. Ft.    Dick's Sporting Goods                                          16.65%
     19        41,700,000.00       167,285       Sq. Ft.    ITT Industries                                                 100.00%
     21        37,400,000.00       145,692       Sq. Ft.    Boeing                                                         100.00%
     22        34,160,000.00       261,925       Sq. Ft.    Randalls Food and Drugs                                        19.41%
     23        33,700,000.00       300,000       Sq. Ft.    TRSCO                                                          100.00%
     24        32,966,495.79       191,663       Sq. Ft.    Clear Freight Inc                                               6.52%
     25        29,134,000.00       247,312       Sq. Ft.    Weis                                                           20.13%
     27        27,200,000.00        81,027       Sq. Ft.    Trader Joe's                                                   17.53%
     29        24,000,000.00       213,361       Sq. Ft.    TRSCO                                                          100.00%
     33        22,400,000.00       243,093       Sq. Ft.    Burlington Coat Factory                                        32.91%
     34        22,279,000.00       133,944       Sq. Ft.    Bel Air                                                        34.00%
     35        21,731,250.00       176,100       Sq. Ft.    Preferred Freezer Services of Medley, LLC                      100.00%
     36        21,443,250.00       243,350       Sq. Ft.    Preferred Freezer Services, LLC                                100.00%
     38        20,925,000.00       159,000       Sq. Ft.    Capital One Services, Inc.                                     100.00%
     40        20,000,000.00        95,870       Sq. Ft.    J.C. Studios, LLC                                              100.00%
     41        18,765,000.00       111,177       Sq. Ft.    Ukrop's                                                        40.50%
     43        17,688,000.00       111,623       Sq. Ft.    Preferred Freezer Services of Raynham, LLC                     100.00%
     44        17,327,250.00       128,200       Sq. Ft.    Preferred Freezer Services of Chicago, LLC                     100.00%
     45        17,085,000.00       126,658       Sq. Ft.    Safeway                                                        33.87%
     46        16,800,000.00       111,005       Sq. Ft.    Randalls Food and Drugs                                        50.99%
     47        16,588,000.00       125,147       Sq. Ft.    Shoppers                                                       35.37%
     49        16,300,000.00        88,664       Sq. Ft.    Marshall's of Lakewood                                         28.20%
     50        16,200,000.00        88,223       Sq. Ft.    CKE Restaurants, Inc.                                          74.17%
     51        16,000,000.00       235,120       Sq. Ft.    Kiosk Information Systems, Inc                                 27.51%
     52        16,000,000.00        68,976       Sq. Ft.    Party City                                                     14.50%
     53        15,883,500.00       103,050       Sq. Ft.    Preferred Freezer Services of Vernon, LLC                      100.00%
     56        15,045,000.00        80,555       Sq. Ft.    Marshalls                                                      33.07%
     57        14,950,000.00       282,562       Sq. Ft.    MFP                                                             9.15%
     58        14,267,000.00       103,382       Sq. Ft.    Randalls Food and Drugs                                        52.23%
     59        13,778,000.00       180,244       Sq. Ft.    Various                                                        Various
   59.01                           133,824       Sq. Ft.    Valley Farm Market                                             54.55%
   59.02                            46,420       Sq. Ft.    Bathmarket/Ahart                                               47.55%
     61        13,620,977.34        61,351       Sq. Ft.    LA Fitness                                                     63.89%
     62        13,575,000.00       101,120       Sq. Ft.    Rapp Collins Worldwide Limited Partnership                     100.00%
     64        13,200,000.00       302,639       Sq. Ft.    Various                                                        Various
   64.01                           147,483       Sq. Ft.    Belk                                                           34.86%
   64.02                           155,156       Sq. Ft.    Rose's                                                         34.80%
     65        13,011,000.00       125,585       Sq. Ft.    Dominick's Fine Foods                                          51.57%
     68        12,201,750.00        95,537       Sq. Ft.    Preferred Freezer Services of Boston, LLC                      100.00%
     69        12,093,000.00        88,917       Sq. Ft.    Shoppers Food Warehouse                                        64.14%
     70        12,000,000.00        82,326       Sq. Ft.    Inova Health Care Services                                     100.00%
     74        11,500,000.00       314,942       Sq. Ft.    Kmart                                                          25.97%
     77        10,320,000.00        73,529       Sq. Ft.    Super Fresh                                                    53.82%
     78        10,200,000.00       102,138       Sq. Ft.    Albertsons                                                     43.26%
     79        9,750,000.00        129,150       Sq. Ft.    Pulte Mortgage LLC                                             33.33%
     80        9,680,000.00         52,961       Sq. Ft.    Trader Joe's                                                   18.93%
     81        9,586,000.00         95,826       Sq. Ft.    Dominick's Fine Foods                                          65.74%
     84        9,400,000.00         69,708       Sq. Ft.    Ross Stores, Inc.                                              35.86%
     85        9,355,024.47         51,128       Sq. Ft.    Blood Systems, Inc.                                            13.36%
     86        8,980,447.36        134,650       Sq. Ft.    Walmart                                                        100.00%
     89        8,600,000.00        112,665       Sq. Ft.    Avalon Flooring                                                18.82%
     90        8,491,094.35         80,427       Sq. Ft.    National Environmental Coverage                                12.59%
     92        8,382,665.91         45,689       Sq. Ft.    Decatur Memorial Health Foundation                             71.53%
     97        7,500,000.00         56,140       Sq. Ft.    Chalkboard Learning Center                                     24.73%
    103        6,830,548.90         48,583       Sq. Ft.    Murray Dahl Kuechenmeister Law Firm                            13.76%
    104        6,800,000.00         40,600       Sq. Ft.    Corinithian College                                            83.42%
    110        6,494,663.10         68,324       Sq. Ft.    Bi-Lo                                                          68.24%
    111        6,492,929.15        Various       Various    Various                                                        Various
   111.01                           37,164       Sq. Ft.    Keyes                                                          11.12%
    112        6,471,529.55         53,377       Sq. Ft.    Springfield Emergency Veterina                                 16.10%
    113        6,440,177.56        256,166       Sq. Ft.    Wellington Truck Service                                       88.29%
    115        6,000,000.00         57,800       Sq. Ft.    Renal Care                                                     20.95%
    118        5,594,765.22         31,956       Sq. Ft.    Villa Bella                                                    19.71%
    121        5,460,000.00         30,216       Sq. Ft.    CSK Auto, Inc. Successo                                        29.93%
    124        5,391,686.65        162,000       Sq. Ft.    Port Cargo Services                                            100.00%
    125        5,340,000.00         27,192       Sq. Ft.    Country Oak Furniture                                          22.19%
    126        5,300,000.00         32,268       Sq. Ft.    Clipper Windpower                                              29.78%
    127        5,275,000.00        136,365       Sq. Ft.    Mowhawk                                                        19.51%
    130        5,077,661.64         64,448       Sq. Ft.    A&M Oriental Carpet                                             9.82%
    131        5,075,000.00         25,500       Sq. Ft.    County of Loudoun                                              100.00%
    132        5,000,000.00         47,484       Sq. Ft.    Various                                                        Various
   132.01                           24,219       Sq. Ft.    Cardiovascular Diagnostic Center of SE PA                      28.07%
   132.02                           23,265       Sq. Ft.    A-Z Rental Center                                              32.32%
    135        4,990,060.40         61,112       Sq. Ft.    Various                                                        Various
   135.01                           35,154       Sq. Ft.    J. Dalton/T. Kenney/U. Rau                                      6.68%
   135.02                           25,958       Sq. Ft.    Keith Construction Inc.                                        19.65%
    136        4,800,000.00         28,716       Sq. Ft.    Total Wine & More                                              36.21%
    137        4,787,005.76         34,185       Sq. Ft.    Stewart Title                                                  59.56%
    138        4,632,830.81         92,000       Sq. Ft.    Henry Bath                                                     100.00%
    139        4,615,000.00         82,750       Sq. Ft.    Apria Healthcare                                               100.00%
    141        4,500,000.00         18,090       Sq. Ft.    Franciscan Vinyards                                            100.00%
    142        4,395,647.71         38,684       Sq. Ft.    Kiewit Offshore                                                33.78%
    143        4,360,970.30         14,550       Sq. Ft.    Walgreens                                                      100.00%
    144        4,330,946.73         46,784       Sq. Ft.    PRS, Inc.                                                      26.47%
    145        4,300,000.00         74,896       Sq. Ft.    Dollar Tree                                                    36.18%
    150        4,150,000.00         53,589       Sq. Ft.    Prism Academy                                                  19.03%
    151        4,025,000.00         46,541       Sq. Ft.    Northwest Toxicology                                           51.07%
    152        4,000,000.00         14,490       Sq. Ft.    Walgreens                                                      100.00%
    154        3,996,110.29         28,700       Sq. Ft.    Parsons                                                        33.22%
    155        3,982,479.73         22,837       Sq. Ft.    Vitamin Shoppe                                                 17.52%
    156        3,981,000.00         14,560       Sq. Ft.    Walgreen                                                       100.00%
    157        3,794,357.23         52,977       Sq. Ft.    Ralph's (Assign to Uka's)                                      66.07%
    158        3,794,000.00         14,820       Sq. Ft.    Walgreens                                                      100.00%
    160        3,712,648.24         25,695       Sq. Ft.    Code Correct                                                   13.20%
    161        3,692,000.00         14,490       Sq. Ft.    Walgreens                                                      100.00%
    163        3,567,739.23         13,013       Sq. Ft.    CVS                                                            100.00%
    166        3,493,007.46         28,092       Sq. Ft.    Lifestyle Wood Furnishing                                      39.51%
    167        3,330,006.41         41,400       Sq. Ft.    Food Lion                                                      79.71%
    168        3,322,000.00         14,560       Sq. Ft.    Walgreens                                                      100.00%
    170        3,211,000.00         14,560       Sq. Ft.    Walgreens                                                      100.00%
    171        3,210,000.00         14,560       Sq. Ft.    Walgreens                                                      100.00%
    172        3,200,000.00         16,412       Sq. Ft.    Temecula Valley Bank                                           33.32%
    173        2,897,152.29         12,864       Sq. Ft.    Goodyear Tire & Rubber Co.                                     53.36%
    174        2,834,000.00         14,820       Sq. Ft.    Walgreens                                                      100.00%
    175        2,800,000.00         11,881       Sq. Ft.    Q of New Brunswick, LLC                                        30.14%
    176        2,800,000.00         27,000       Sq. Ft.    USA Printing                                                   48.15%
    177        2,773,000.00         14,560       Sq. Ft.    Walgreens                                                      100.00%
    178        2,763,000.00         13,100       Sq. Ft.    Rite Aid                                                       100.00%
    179        2,700,000.00         18,070       Sq. Ft.    Cary Partners, LLC                                             50.05%
    180        2,691,000.00         11,361       Sq. Ft.    Eckerd                                                         100.00%
    181        2,680,000.00         14,560       Sq. Ft.    Walgreens                                                      100.00%
    182        2,665,000.00         14,259       Sq. Ft.    Walgreens                                                      100.00%
    185        2,521,000.00         10,908       Sq. Ft.    CVS                                                            100.00%
    186        2,493,458.02         30,333       Sq. Ft.    Various                                                        Various
   186.01                           11,000       Sq. Ft.    Movie Gallery                                                  32.73%
   186.02                           19,333       Sq. Ft.    S&S Management                                                 23.61%
    189        2,357,810.36         13,418       Sq. Ft.    Physicians Neck & Back Clinic                                  59.23%
    190        2,303,000.00         11,200       Sq. Ft.    Eckerd                                                         100.00%
    192        2,190,363.85         37,682       Sq. Ft.    Washington Community Church                                    15.33%
    193        2,147,985.21         25,252       Sq. Ft.    Cesar Jovel D/S/A                                              19.45%
    194        2,137,000.00         10,908       Sq. Ft.    CVS                                                            100.00%
    195        2,090,549.69         10,125       Sq. Ft.    CVS                                                            100.00%
    196        2,055,000.00         14,259       Sq. Ft.    Walgreens                                                      100.00%
    197        2,046,148.10         14,113       Sq. Ft.    Kiang's Inc.                                                   22.64%
    198        2,040,157.09         31,070       Sq. Ft.    First American Title Co., Inc.                                 16.85%
    202        1,495,788.26         12,544       Sq. Ft.    Walgreens                                                      100.00%
    203        1,494,729.82         15,213       Sq. Ft.    Pediatric Health                                               28.12%
    207         709,000.00          5,010        Sq. Ft.    Sherwin Williams                                               100.00%
    208         595,000.00          6,000        Sq. Ft.    Sherwin Williams                                               100.00%
    209         493,000.00          5,400        Sq. Ft.    Sherwin Williams                                               100.00%




  MORTGAGE    LARGEST TENANT EXP.                                                               2ND LARGEST           2ND LARGEST
LOAN NUMBER          DATE              2ND LARGEST TENANT NAME                                TENANT % OF NRA      TENANT EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

     1          Multiple Spaces        Christian Mosso Group, LLC                                  0.50%               09/30/09
     2              Various            Various                                                    Various               Various
    2.01           12/13/10
    2.02           10/31/10            State of California (Department of Justice)                 17.85%              03/31/08
    2.03           05/09/13
    2.04           09/30/07            United States of America (Bureau of Public Debt)            26.42%              09/30/07
    2.05           06/14/09
    2.06           11/05/13            Ocean System Engineering Corporation                        9.36%               10/01/09
    2.07           03/11/18
    2.08           04/03/08
    2.09           10/06/14
    2.10           04/30/12            Texas Premier Bank                                          3.22%               04/30/07
    2.11           03/31/08
    2.12           05/19/13
    2.13           01/31/06            Global Payments                                             10.39%              04/30/08
    2.14           08/31/09
     3          Multiple Spaces        Northrop Grumman                                            12.20%           Multiple Spaces
     4             12/31/14            City of New York (DOC)                                      9.46%               06/30/07
     5              Various            Various                                                    Various               Various
    5.01           02/28/07            Parisian                                                    13.21%              02/28/17
    5.02           07/16/09            Belk                                                        20.99%              11/08/09
     6             12/31/06            Broadwing Communication                                     1.86%               07/31/06
     7             09/30/08            Benesch, Friedlander                                        9.68%               07/31/09
     8              Various            Various                                                    Various               Various
    8.01           09/14/14            Pillsbury Winthrop Shaw Pittman LLP                         8.55%               06/30/09
    8.02           11/30/11            Red Hat                                                     10.52%              08/01/10
     9             06/30/14            MCI                                                         0.06%                  MTM
     10            01/31/14            Borders                                                     8.71%               11/30/18
     11         Multiple Spaces        General Services Administration                             15.33%           Multiple Spaces
     13         Multiple Spaces        Veridian                                                    18.35%              10/31/08
     14            10/31/18            Abercrombie & Fitch                                         4.92%               01/01/07
     15            12/31/11
     17         Multiple Spaces        Advanced Management Technology Incorporated                 17.20%           Multiple Spaces
     18            01/31/18            TJ Maxx                                                     10.95%              08/31/12
     19            03/31/19
     21            12/31/09
     22            11/14/07            Palais Royal                                                11.45%              07/31/06
     23            04/01/15
     24            05/31/06            Cozymel #20, LLC                                            4.89%               02/27/06
     25            10/31/17            TJ Maxx                                                     13.00%              04/30/07
     27            01/31/15            Pier I Imports                                              10.72%              03/31/09
     29            04/01/15
     33            08/31/06            Acme Markets, Inc.                                          20.80%              02/28/09
     34            01/31/15            Goodwill Industries                                         7.47%               11/30/07
     35            06/30/30
     36            06/30/30
     38            02/28/15
     40            01/31/10
     41            09/30/19            CVS                                                         10.52%              02/29/08
     43            06/30/30
     44            06/30/30
     45            12/31/21            Ross Dress For Less                                         17.92%              01/31/07
     46            06/30/13            Eckerd Drugs                                                7.67%               12/31/07
     47            09/30/16            Rite Aid                                                    7.35%               11/30/06
     49            01/31/08            Sears Roebuck & Co.                                         14.44%              08/31/08
     50            03/31/15            Unisys Corporation                                          25.83%              12/31/07
     51            10/31/07            Ventiv Health, Inc.                                         25.40%              01/31/13
     52            04/30/07            Olive Garden (Ground Lease)                                 12.03%              05/22/08
     53            06/30/30
     56            01/31/12            Red Robin                                                   9.31%               05/31/06
     57            08/31/09            House of Floors                                             6.34%               01/31/06
     58            06/30/13            Walgreens                                                   15.28%              11/30/59
     59             Various            Various                                                    Various               Various
   59.01           10/31/13            Aaron Rents                                                 6.64%               11/30/08
   59.02           02/05/08            Eckerd                                                      12.44%              10/31/09
     61            05/31/20            CVS                                                         17.90%              05/31/27
     62            05/23/13
     64             Various            Various                                                    Various               Various
   64.01           09/30/18            Big Lots Stores                                             24.41%              01/31/10
   64.02           08/13/07            Bi-Lo                                                       25.81%              08/31/07
     65            02/28/22            Dollar Tree Store                                           10.57%              08/31/09
     68            06/30/30
     69            12/31/16            Goodyear Tire                                               7.03%               11/30/06
     70            09/30/08
     74            11/30/10            Food-A-Rama, Inc.                                           20.09%              12/31/08
     77            12/31/10            Rite Aid                                                    14.15%              11/30/10
     78            08/13/22            Rite Aid                                                    15.79%              12/31/16
     79            11/30/09            American Honda Motor Co., Inc.                              27.48%              09/16/11
     80            01/31/11            Pier 1 Imports                                              18.77%              02/29/12
     81            11/30/10            Dollar StorePlus                                            6.17%               06/30/08
     84            01/31/08            Petco Store                                                 28.69%              06/30/07
     85            04/30/06            Black, LoBello & Pilegoff, LLC                              6.57%               03/31/07
     86            02/28/18
     89            10/31/10            Beazer Homes                                                16.33%           Multiple Spaces
     90            03/31/11            Davidson & Grannum                                          12.59%              01/31/11
     92            12/31/27            Magnolia Hallam, DMD, MS                                    6.17%               09/30/19
     97            03/31/16            Cheeseburger in Paradise                                    14.91%              11/30/13
    103            03/02/10            Austin Escrow & Title                                       12.20%              04/30/06
    104            07/31/15
    110            01/31/20            Advanced Chiropractic Center                                4.39%               12/31/07
    111             Various            Various                                                    Various               Various
   111.01          03/31/13            Agora                                                       4.63%               04/30/09
    112            11/30/13            Outback Steakhouse                                          11.24%              03/31/07
    113            07/31/09            Port Cargo Service                                          11.71%              06/30/17
    115            03/14/14            Arbor Center for Eyecare                                    10.91%              05/31/14
    118            11/30/20            Outback Steakhouse                                          19.26%              03/31/15
    121            03/31/09            Barbara's Professional                                      12.26%              08/31/09
    124            06/30/17
    125            05/31/06            Ortho Mattress                                              13.75%              12/31/05
    126            09/30/06            Demarc                                                      20.76%              08/01/07
    127            01/01/08            Patio World                                                 18.19%              10/01/09
    130            11/30/09            Blockbuster Video                                           7.95%               09/30/07
    131            06/30/08
    132             Various            Various                                                    Various               Various
   132.01       Multiple Spaces        Main Line Allergy                                           15.62%              04/01/06
   132.02          10/14/07            Mattress Department                                         22.14%              12/31/07
    135             Various            Various                                                    Various               Various
   135.01          11/30/05            PMG Physician Associates, P.C.                              5.64%               07/31/10
   135.02          05/01/15            Keith Properties, Inc.                                      11.56%              12/31/06
    136            05/31/14            First Horizon Home Loan                                     13.01%              02/28/10
    137         Multiple Spaces        Whitman, Requardt, and Assoc.                               13.25%              05/31/06
    138            08/31/09
    139            02/28/15
    141            05/30/12
    142            07/31/10            Accudata                                                    20.67%              05/31/10
    143            03/31/80
    144            01/04/09            Aaron Rents, Inc.                                           13.68%              03/31/09
    145            01/31/09            Pump It Up                                                  16.89%              06/30/10
    150            09/30/10            Specialty Sports Venture, LLC                               15.13%              09/30/05
    151            01/31/09            Utah Cancer Specialists                                     12.83%              09/30/13
    152            06/30/77
    154            11/01/07            Gabor Agency                                                21.04%              02/01/11
    155            01/31/13            Catherine's Plus Sizes                                      17.52%              11/30/06
    156            03/31/80
    157            07/31/08            Hank's Pizza                                                5.88%               12/31/08
    158            10/31/79
    160            09/30/05            Dr. Schmedding, DDS                                         11.20%              12/31/15
    161            08/31/79
    163            01/31/25
    166            12/31/08            China Buffett                                               19.22%              04/30/15
    167            10/30/19            Bedford Federal                                             5.80%               07/31/10
    168            03/31/78
    170            07/31/79
    171            07/31/78
    172            09/30/09            Prime Cap Funding, Inc.                                     9.44%               05/31/10
    173            02/28/19            Sleepy's Inc.                                               46.64%              02/28/10
    174            12/31/79
    175            08/31/14            New Brunswick PCS, Inc                                      20.72%              04/30/14
    176            09/30/16            Southern Chinese Newspaper                                  33.33%              09/30/16
    177            09/30/78
    178            06/30/18
    179            10/31/10            Triangle Surgical Associates, P.A.                          49.95%              08/31/18
    180            06/16/19
    181            03/31/79
    182            10/31/78
    185            06/07/20
    186             Various            Various                                                    Various               Various
   186.01          05/31/11            Bosco Ristorante                                            29.09%              01/31/15
   186.02          12/31/09            ASA Federal Credit Union                                    9.93%               01/31/08
    189            04/16/10            Davanni's                                                   31.28%              09/30/09
    190            01/26/19
    192            05/31/06            Route One Community Center                                  12.74%              05/15/10
    193            04/30/10            Terrell Mill Bottle Shop                                    17.82%              09/30/07
    194            11/29/20
    195            01/31/17
    196            06/30/79
    197            02/28/07            Progressive Partners, Inc.                                  19.65%              07/31/06
    198            12/31/07            Green Tree Servicing                                        12.22%              11/30/10
    202            11/30/42
    203            08/31/15            VS Associates                                               20.63%              06/01/20
    207            11/30/11
    208            02/28/14
    209            04/30/14




  MORTGAGE                                                                              3RD LARGEST TENANT           3RD LARGEST
LOAN NUMBER        3RD LARGEST TENANT NAME                                                   % OF NRA              TENANT EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

     1             Atlanta Napp Deady, Inc.                                                   0.50%                      MTM
     2             Various                                                                   Various                   Various
    2.01
    2.02           World of Good Tastes                                                       0.89%                    03/31/11
    2.03
    2.04           Hard Rock Cafe                                                             11.01%                   07/31/13
    2.05
    2.06
    2.07
    2.08
    2.09
    2.10
    2.11
    2.12
    2.13           DRG & Associates                                                           3.06%                      MTM
    2.14
     3             Raytheon Company                                                           10.86%                   08/31/13
     4             Sprint Communications Company                                              7.98%                    12/31/12
     5             Various                                                                   Various                   Various
    5.01           Linens-N-Things                                                            3.67%                    01/31/14
    5.02           JC Penney                                                                  9.63%                    02/24/08
     6             Qwest/Equis                                                                1.70%                    03/31/10
     7             Hahn Loeser & Parks                                                        5.88%                    09/30/12
     8             Various                                                                   Various                   Various
    8.01           Davis Carter Scott                                                         5.90%                    03/31/09
    8.02           Vitalspring Technology                                                     8.48%                    03/31/07
     9
     10            Jimbo's Naturally                                                          6.81%                    12/31/18
     11            NatureServe (f/k/a Association for Biodiversity Info)                      7.84%                    06/30/06
     13            Gold's Gym Inc                                                             4.80%                    09/30/14
     14            Champs                                                                     2.37%                    06/30/06
     15
     17            Kastle Systems, Inc.                                                       16.51%                   12/31/10
     18            Linens-N-Things                                                            10.28%                   01/31/13
     19
     21
     22            Jo Ann's                                                                   5.74%                    03/31/07
     23
     24            Spectrum Club Holding Company                                              4.65%                    06/30/10
     25            Sony Theatres                                                              12.96%                   02/28/10
     27            ZYZYX, Inc.                                                                5.28%                    05/31/07
     29
     33            Levitz/Miller's Furniture, Inc.                                            12.03%                   05/31/12
     34            Dollar Tree                                                                5.97%                      MTM
     35
     36
     38
     40
     41            Blockbuster Video                                                          6.19%                    11/30/08
     43
     44
     45            Longs Drugs                                                                16.77%                   02/28/09
     46            Hearts Home Early Learning                                                 7.55%                    07/31/16
     47            Goodwill Industries                                                        6.71%                    12/31/09
     49            Blockbuster Video                                                          5.08%                    09/30/07
     50
     51            PicoLight                                                                  13.97%                   09/30/11
     52            Sammy's Marketplace                                                        8.28%                    07/31/13
     53
     56            Sleep Country                                                              6.83%                    05/31/07
     57            Levenger                                                                   6.34%                    06/30/06
     58            Jasons Deli                                                                4.78%                    06/30/09
     59            Various                                                                   Various                   Various
   59.01           Dollar Tree Stores                                                         5.85%                    01/31/10
   59.02           MAB Paints                                                                 10.13%                     MTM
     61            Panera Bread                                                               6.93%                    12/31/15
     62
     64            Various                                                                   Various                   Various
   64.01           Food Lion                                                                  19.66%                   11/11/09
   64.02           Beall's/Burke's Outlet                                                     12.63%                   09/30/09
     65            Kens World of Video                                                        6.32%                    10/31/06
     68
     69            Buffalo Wings Factory                                                      6.30%                    09/30/12
     70
     74            Gardiners Home Furnishing                                                  19.57%                   08/31/12
     77            Blockbuster Video                                                          7.62%                    12/31/06
     78            Kragen Auto                                                                12.29%                   09/30/09
     79            W.W. Grainger, Inc.                                                        16.53%                   03/31/11
     80            The Mattress Firm                                                          10.49%                   01/31/06
     81            Fashion Bug                                                                5.74%                    01/31/06
     84            United Board Shop                                                          8.33%                    10/31/08
     85            Russell Jayne, MD Ltd.                                                     6.57%                    11/30/06
     86
     89            Stanton Door                                                               7.37%                    09/30/10
     90            Vision-Sciences, Inc.                                                      12.43%                   08/31/10
     92            Federal Bureau of Investigation (GSA)                                      3.97%                    05/31/15
     97            Rise-N-Dine (Theo. Maglaris)                                               8.66%                    02/28/18
    103            WebMethods                                                                 12.11%                   10/31/05
    104
    110            Closet Treasures Thrift Store                                              4.10%                    05/04/08
    111            Various                                                                   Various                   Various
   111.01          Orizak                                                                     4.63%                    05/31/14
    112            Tokyo Inn Japanese Steakhouse                                              10.12%                   09/30/17
    113
    115            Harmony Health Partners                                                    6.94%                    08/31/14
    118            Navy Federal Credit Union                                                  18.78%                   03/31/15
    121            Micasa Mexican Restaurant                                                  9.28%                    10/31/07
    124
    125            El Pollo Loco                                                              12.87%                   02/28/09
    126            Echo                                                                       17.69%                   06/30/09
    127            Sheribel                                                                   11.73%                   05/01/08
    130            Orient Kitchen                                                             7.92%                    10/31/06
    131
    132            Various                                                                   Various                   Various
   132.01          Meyer Associates                                                           12.45%                   03/31/06
   132.02          McMahon Plastering & Stucco                                                10.22%                   10/07/05
    135            Various                                                                   Various                   Various
   135.01          Anchor International                                                       5.62%                    07/31/09
   135.02          Genesis Capital Advisors, Inc                                              9.25%                    02/28/07
    136            Moe's Southwest Grill                                                      8.77%                    05/31/14
    137            Acurate                                                                    7.45%                    03/31/07
    138
    139
    141
    142            NewFirst National Bank                                                     14.72%                   07/14/15
    143
    144            BMA Fort Belvoir                                                           11.97%                   11/30/06
    145            Better Homes & Bargains                                                    9.61%                    07/31/09
    150            Littleton Fine Food Corp.                                                  10.61%                   01/31/07
    152
           Wirt A. Hines, MD                                                          6.36%                    01/31/07
    154
    154            Dieson & Assoc.                                                            16.63%                   11/30/05
    155            Osaka Restaurant                                                           10.51%                   12/31/08
    156
    157            King Laundromat                                                            5.17%                    02/15/10
    158
    160            Dawn Woo Huysing, DDS                                                      10.02%                   03/31/12
    161
    163
    166            CDG Management                                                             14.95%                   05/31/15
    167            Mike Prillaman                                                             2.90%                    09/30/06
    168
    170
    171
    172            Palacek, Skaja & Broyles                                                   8.18%                    11/01/07
    173
    174
    175
    176            Houston Chinese Radio                                                      9.26%                    09/30/16
    177
    178
    179
    180
    181
    182
    185
    186            Various                                                                   Various                   Various
   186.01          Neo Day Spa                                                                20.00%                   07/31/14
   186.02          CONCOM                                                                     7.55%                    10/31/07
    189            Wells Fargo Financial                                                      9.49%                    03/31/06
    190
    192            Hunan East                                                                 10.48%                   12/31/08
    193            Vatica                                                                     11.88%                   08/31/06
    194
    195
    196
    197            Orthodonitics Center of America                                            14.88%                   06/30/07
    198            3Plains Holdings Corp                                                      10.67%                   12/31/08
    202
    203            Eye of the Tiger                                                           20.38%                   10/31/06
    207
    208
    209


WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20



          ANNEX A-5       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED & POOLED MORTGAGE LOANS)

MORTGAGE   LOAN
  LOAN    GROUP                                                                                      CROSS COLLATERALIZED AND
 NUMBER   NUMBER                 PROPERTY NAME                           CITY           STATE       CROSS DEFAULTED LOAN FLAG
------------------------------------------------------------------------------------------------------------------------------------

    2       1    NGP Rubicon GSA Pool                                   Various                          Various
------------------------------------------------------------------------------------------------------------------------------------
  2.01           Rubicon NGP-Burlington, NJ                           Burlington          NJ
  2.02           Rubicon NGP-Sacramento, CA                           Sacramento          CA
  2.03           Rubicon NGP-Suffolk, VA                                Suffolk           VA
  2.04           Rubicon NGP-Washington, DC                           Washington          DC
  2.05           Rubicon NGP-Kansas City, KS                          Kansas City         KS
  2.06           Rubicon NGP-San Diego, CA                             San Diego          CA
  2.07           Rubicon NGP-Concord, MA                                Concord           MA
  2.08           Rubicon NGP-Philadelphia, PA                        Philadelphia         PA
  2.09           Rubicon NGP-Huntsville, AL                           Huntsville          AL
  2.10           Rubicon NGP-Houston, TX                                Houston           TX
  2.11           Rubicon NGP-Providence, RI                           Providence          RI
  2.12           Rubicon NGP-Aurora, CO                                 Aurora            CO
  2.13           Rubicon NGP-Lakewood, CO                              Lakewood           CO
  2.14           Rubicon NGP-Norfolk, VA                                Norfolk           VA

    5       1    Macon & Burlington Mall Pool                           Various                          Various
------------------------------------------------------------------------------------------------------------------------------------
  5.01           Macon Mall                                              Macon            GA
  5.02           Burlington Mall                                      Burlington          NC

 Various    1    Extra Space Portfolio #4                               Various        Various       Extra Space Portfolio #4
------------------------------------------------------------------------------------------------------------------------------------
   48       1    Extra Space - New York, NY                            New York           NY         Extra Space Portfolio #4
   76       1    Extra Space - North Bergen, NJ                      North Bergen         NJ         Extra Space Portfolio #4
   82       1    Extra Space - Hackensack, NJ                         Hackensack          NJ         Extra Space Portfolio #4
   93       1    Extra Space - Toms River, NJ                         Toms River          NJ         Extra Space Portfolio #4
   99       1    Extra Space - Seattle, WA                              Seattle           WA         Extra Space Portfolio #4
   105      1    Extra Space - Linden, NJ                               Linden            NJ         Extra Space Portfolio #4
   106      1    Extra Space - Parlin, NJ                               Parlin            NJ         Extra Space Portfolio #4
   114      1    Extra Space - Beaverton, OR                           Beaverton          OR         Extra Space Portfolio #4
   122      1    Extra Space - Plainville, MA                         Plainville          MA         Extra Space Portfolio #4
   123      1    Extra Space - Stoneham, MA                            Stoneham           MA         Extra Space Portfolio #4
   134      1    Extra Space - New Paltz, NY                           New Paltz          NY         Extra Space Portfolio #4
   153      1    Extra Space - Sandy, UT                                 Sandy            UT         Extra Space Portfolio #4
   159      1    Extra Space - Everett, MA                              Everett           MA         Extra Space Portfolio #4
   191      1    Extra Space - Denver, CO                               Denver            CO         Extra Space Portfolio #4
   199      1    Extra Space - West Valley City, UT                West Valley City       UT         Extra Space Portfolio #4

    8       1    Prentiss Pool                                          McLean            VA
------------------------------------------------------------------------------------------------------------------------------------
  8.01           1676 International Drive                               McLean            VA
  8.02           8260 Greensboro Drive                                  McLean            VA

 Various    1    Lakewood Marketplace Portfolio                        Lakewood           CA      Lakewood Marketplace Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   49       1    Lakewood Marketplace - SEC                            Lakewood           CA      Lakewood Marketplace Portfolio
   84       1    Lakewood Marketplace - NWC                            Lakewood           CA      Lakewood Marketplace Portfolio
   121      1    Lakewood Marketplace - SWC                            Lakewood           CA      Lakewood Marketplace Portfolio
   125      1    Lakewood Marketplace - NEC                            Lakewood           CA      Lakewood Marketplace Portfolio

 Various    1    CLF Portfolio                                          Various           TX              CLF Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   38       1    Tollway Office Center II                                Plano            TX              CLF Portfolio
   62       1    Rapp Collins Worldwide                                 Irving            TX              CLF Portfolio

 Various    1    Brentwood and Woodway Portfolio                        Various        Various   Brentwood and Woodway Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   46       1    Woodway Collection                                     Houston           TX     Brentwood and Woodway Portfolio
   65       1    Brentwood Commons                                    Bensenville         IL     Brentwood and Woodway Portfolio

 Various    1    Orfalea-Carpinteria Office Portfolio                 Carpinteria         CA   Orfalea-Carpinteria Office Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   50       1    Carpinteria I Office Buildings                       Carpinteria         CA   Orfalea-Carpinteria Office Portfolio
   126      1    6305 & 6309 Carpinteria Avenue                       Carpinteria         CA   Orfalea-Carpinteria Office Portfolio

 Various    1    Cole Portfolio                                         Various        Various            Cole Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   139      1    Apria Healthcare                                    Indianapolis         IN              Cole Portfolio
   178      1    Rite Aid - Bangor, ME                                  Bangor            ME              Cole Portfolio
   180      1    Eckerd - Philadelphia, PA                           Philadelphia         PA              Cole Portfolio
   185      1    CVS - Independence, MO                              Independence         MO              Cole Portfolio
   190      1    Eckerd - Murfreesboro, TN                           Murfreesboro         TN              Cole Portfolio
   194      1    CVS - Duncanville, TX                                Duncanville         TX              Cole Portfolio
   207      1    Sherwin Williams - Angola, IN                          Angola            IN              Cole Portfolio
   209      1    Sherwin Williams - Ashtabula, OH                      Ashtabula          OH              Cole Portfolio
   208      1    Sherwin Williams - Boardman, OH                       Boardman           OH              Cole Portfolio

 Various    1    Summit Healthcare Portfolio                            Various        Various     Summit Healthcare Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   117      1    Summit Place of North Myrtle Beach                  Little River         SC       Summit Healthcare Portfolio
   129      1    Summit Place of Mooresville                          Mooresville         NC       Summit Healthcare Portfolio
   165      1    Summit Place of Kings Mountain                     Kings Mountain        NC       Summit Healthcare Portfolio

   59       1    Stefko & Allen Street Pool                             Various           PA
------------------------------------------------------------------------------------------------------------------------------------
  59.01          Stefko Boulevard Shopping Center                      Bethlehem          PA
  59.02          Allen Street Shopping Center                          Allentown          PA

   64       1    Marion City & Centre Stage Shopping Centers            Various        Various
------------------------------------------------------------------------------------------------------------------------------------
  64.01          Centre Stage Shopping Center                         Springfield         TN
  64.02          Marion City Square Shopping Center                     Marion            NC

 Various    1    Ruh-Merrionette Park Office Portfolio             Merrionette Park       IL   Ruh-Merrionette Park Office Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   104      1    Corinthian Medical College                        Merrionette Park       IL   Ruh-Merrionette Park Office Portfolio
   115      1    Merrionette Park Medical Center                   Merrionette Park       IL   Ruh-Merrionette Park Office Portfolio

   111      1    Lincoln and Alamac Pool                              Miami Beach         FL
------------------------------------------------------------------------------------------------------------------------------------
 111.01          Lincoln Center                                       Miami Beach         FL
 111.02          The Alamac                                           Miami Beach         FL

   132      1    233 East Lancaster Avenue/Spring House Plaza I         Various           PA
------------------------------------------------------------------------------------------------------------------------------------
 132.01          233 East Lancaster Avenue                              Ardmore           PA
 132.02          Spring House Plaza I                           Lower Gwynedd Township    PA

   135      1    Keith Properties                                       Various           MA
------------------------------------------------------------------------------------------------------------------------------------
 135.01          Duxbury Properties                                     Duxbury           MA
 135.02          Stoughton Properties                                  Stoughton          MA

   186      1    7 Mill Pond Drive & 1 Regency Drive                    Various           CT
------------------------------------------------------------------------------------------------------------------------------------
 186.01          7 Mill Pond Drive                                      Granby            CT
 186.02          1 Regency Drive                                      Bloomfield          CT




                                                % OF    ORIGINAL  REMAINING
                                             AGGREGATE  TERM TO    TERM TO                  ORIGINAL
MORTGAGE      ORIGINAL      CUT-OFF DATE      CUT-OFF   MATURITY   MATURITY   REMAINING      AMORT      REMAINING
  LOAN          LOAN            LOAN            DATE     OR ARD     OR ARD    IO PERIOD       TERM      AMORT TERM   MONTHLY P&I
 NUMBER     BALANCE ($)      BALANCE ($)      BALANCE    (MOS.)     (MOS.)      (MOS.)       (MOS.)       (MOS.)     PAYMENTS ($)
------------------------------------------------------------------------------------------------------------------------------------

    2      194,500,000.00  194,500,000.00      5.31%      120        118          58          360          360       1,099,473.27
------------------------------------------------------------------------------------------------------------------------------------
  2.01     41,006,000.00
  2.02     28,736,000.00
  2.03     27,811,000.00
  2.04     24,030,200.00
  2.05     18,000,000.00
  2.06     10,759,000.00
  2.07     10,240,000.00
  2.08      7,000,000.00
  2.09      6,983,200.00
  2.10      6,130,600.00
  2.11      6,090,000.00
  2.12      3,248,000.00
  2.13      2,720,200.00
  2.14      1,745,800.00

    5      141,200,000.00  141,200,000.00      3.85%      120        119          11          360          360        826,697.81
------------------------------------------------------------------------------------------------------------------------------------
  5.01
  5.02

 Various   100,000,000.00  100,000,000.00      2.73%       60         60          60           IO           IO            IO
------------------------------------------------------------------------------------------------------------------------------------
   48      16,400,000.00    16,400,000.00      0.45%       60         60          60           IO           IO            IO
   76      11,000,000.00    11,000,000.00      0.30%       60         60          60           IO           IO            IO
   82       9,500,000.00    9,500,000.00       0.26%       60         60          60           IO           IO            IO
   93       8,300,000.00    8,300,000.00       0.23%       60         60          60           IO           IO            IO
   99       7,400,000.00    7,400,000.00       0.20%       60         60          60           IO           IO            IO
   105      6,700,000.00    6,700,000.00       0.18%       60         60          60           IO           IO            IO
   106      6,700,000.00    6,700,000.00       0.18%       60         60          60           IO           IO            IO
   114      6,200,000.00    6,200,000.00       0.17%       60         60          60           IO           IO            IO
   122      5,400,000.00    5,400,000.00       0.15%       60         60          60           IO           IO            IO
   123      5,400,000.00    5,400,000.00       0.15%       60         60          60           IO           IO            IO
   134      5,000,000.00    5,000,000.00       0.14%       60         60          60           IO           IO            IO
   153      4,000,000.00    4,000,000.00       0.11%       60         60          60           IO           IO            IO
   159      3,750,000.00    3,750,000.00       0.10%       60         60          60           IO           IO            IO
   191      2,250,000.00    2,250,000.00       0.06%       60         60          60           IO           IO            IO
   199      2,000,000.00    2,000,000.00       0.05%       60         60          60           IO           IO            IO

    8      100,000,000.00  100,000,000.00      2.73%      120        120          36          360          360        527,085.86
------------------------------------------------------------------------------------------------------------------------------------
  8.01
  8.02

 Various   36,500,000.00    36,500,000.00      1.00%      120        118          58          360          360        203,366.72
------------------------------------------------------------------------------------------------------------------------------------
   49      16,300,000.00    16,300,000.00      0.44%      120        118          58          360          360          90819
   84       9,400,000.00    9,400,000.00       0.26%      120        118          58          360          360          52374
   121      5,460,000.00    5,460,000.00       0.15%      120        118          58          360          360          30421
   125      5,340,000.00    5,340,000.00       0.15%      120        118          58          360          360          29753

 Various   34,500,000.00    34,500,000.00      0.94%       94         93       Various       Varies       Varies        Steps
------------------------------------------------------------------------------------------------------------------------------------
   38      20,925,000.00    20,925,000.00      0.57%       94         93          23         Varies       Varies        Steps
   62      13,575,000.00    13,575,000.00      0.37%       94         93          29         Varies       Varies        Steps

 Various   29,811,000.00    29,811,000.00      0.81%       72         71          71           IO           IO            IO
------------------------------------------------------------------------------------------------------------------------------------
   46      16,800,000.00    16,800,000.00      0.46%       72         71          71           IO           IO            IO
   65      13,011,000.00    13,011,000.00      0.36%       72         71          71           IO           IO            IO

 Various   21,500,000.00    21,500,000.00      0.59%      120        119          35          360          360        118,723.80
------------------------------------------------------------------------------------------------------------------------------------
   50      16,200,000.00    16,200,000.00      0.44%      120        119          35          360          360          89457
   126      5,300,000.00    5,300,000.00       0.14%      120        119          35          360          360          29267

 Various   18,827,000.00    18,827,000.00      0.51%       60         59          59           IO           IO            IO
------------------------------------------------------------------------------------------------------------------------------------
   139      4,615,000.00    4,615,000.00       0.13%       60         59          59           IO           IO            IO
   178      2,763,000.00    2,763,000.00       0.08%       60         59          59           IO           IO            IO
   180      2,691,000.00    2,691,000.00       0.07%       60         59          59           IO           IO            IO
   185      2,521,000.00    2,521,000.00       0.07%       60         59          59           IO           IO            IO
   190      2,303,000.00    2,303,000.00       0.06%       60         59          59           IO           IO            IO
   194      2,137,000.00    2,137,000.00       0.06%       60         59          59           IO           IO            IO
   207       709,000.00      709,000.00        0.02%       60         59          59           IO           IO            IO
   209       493,000.00      493,000.00        0.01%       60         59          59           IO           IO            IO
   208       595,000.00      595,000.00        0.02%       60         59          59           IO           IO            IO

 Various   14,300,000.00    14,300,000.00      0.39%      120        119          23          336          336        84,921.21
------------------------------------------------------------------------------------------------------------------------------------
   117      5,600,000.00    5,600,000.00       0.15%      120        119          23          336          336          33256
   129      5,150,000.00    5,150,000.00       0.14%      120        119          23          336          336          30584
   165      3,550,000.00    3,550,000.00       0.10%      120        119          23          336          336          21082

   59      13,778,000.00    13,778,000.00      0.38%       84         83          83           IO           IO            IO
------------------------------------------------------------------------------------------------------------------------------------
  59.01
  59.02

   64      13,200,000.00    13,200,000.00      0.36%      120        116          20          280          280        84,881.80
------------------------------------------------------------------------------------------------------------------------------------
  64.01     6,799,980.00
  64.02     6,400,020.00

 Various   12,800,000.00    12,800,000.00      0.35%      120        120          36          360          360        70,602.82
------------------------------------------------------------------------------------------------------------------------------------
   104      6,800,000.00    6,800,000.00       0.19%      120        120          36          360          360          37508
   115      6,000,000.00    6,000,000.00       0.16%      120        120          36          360          360          33095

   111      6,500,000.00    6,492,929.15       0.18%      120        119                      360          359        34,497.24
------------------------------------------------------------------------------------------------------------------------------------
 111.01     4,500,000.00
 111.02     2,000,000.00

   132      5,000,000.00    5,000,000.00       0.14%      120        120          24          360          360        28,170.25
------------------------------------------------------------------------------------------------------------------------------------
 132.01
 132.02

   135      5,000,000.00    4,990,060.40       0.14%      120        118                      360          358        28,776.51
------------------------------------------------------------------------------------------------------------------------------------
 135.01     3,325,000.00
 135.02     1,675,000.00

   186      2,500,000.00    2,493,458.02       0.07%      120        118                      324          322        14,615.81
------------------------------------------------------------------------------------------------------------------------------------
 186.01
 186.02




               MATURITY                                CUT-OFF                                        CUT-OFF DATE
MORTGAGE     DATE OR ARD                                 DATE     LTV RATIO      NUMBER                   LOAN           UW NET
  LOAN         BALLOON         APPRAISED      DSCR       LTV     AT MATURITY    OF UNITS    UNIT OF    AMOUNT PER         CASH
 NUMBER      BALANCE ($)       VALUE ($)      (X)       RATIO       OR ARD      (UNITS)     MEASURE    (UNIT) ($)       FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

    2       180,596,827.85  487,000,000.00    1.27      79.88%      74.17%     2,990,570    Sq. Ft.         65        33,488,799.51
------------------------------------------------------------------------------------------------------------------------------------
  2.01                      101,000,000.00                                     1,048,631    Sq. Ft.                    8,022,669.27
  2.02                       74,500,000.00                                      326,306     Sq. Ft.                    4,906,170.11
  2.03                       68,500,000.00                                      351,075     Sq. Ft.                    4,547,116.79
  2.04                       62,700,000.00                                      146,365     Sq. Ft.                    2,793,281.61
  2.05                       45,000,000.00                                      182,554     Sq. Ft.                    2,987,352.96
  2.06                       26,500,000.00                                      131,891     Sq. Ft.                    2,144,404.70
  2.07                       25,600,000.00                                       97,256     Sq. Ft.                    1,475,339.02
  2.08                       16,900,000.00                                       88,717     Sq. Ft.                    1,193,762.63
  2.09                       17,200,000.00                                      118,040     Sq. Ft.                    1,163,951.19
  2.10                       15,100,000.00                                      138,020     Sq. Ft.                     887,878.95
  2.11                       15,000,000.00                                      130,600     Sq. Ft.                    1,844,122.54
  2.12                       8,000,000.00                                       103,000     Sq. Ft.                     740,467.38
  2.13                       6,700,000.00                                        74,285     Sq. Ft.                     424,695.44
  2.14                       4,300,000.00                                        53,830     Sq. Ft.                     357,586.92

    5       121,829,368.30  176,500,000.00    1.38      80.00%      69.03%     1,181,592    Sq. Ft.         119       13,631,376.63
------------------------------------------------------------------------------------------------------------------------------------
  5.01                      138,000,000.00                                      762,398     Sq. Ft.                   10,749,186.41
  5.02                       38,500,000.00                                      419,194     Sq. Ft.                    2,882,190.22

 Various    100,000,000.00  129,175,000.00    1.69      77.41%      77.41%     1,100,988    Sq. Ft.         91         8,898,860.86
------------------------------------------------------------------------------------------------------------------------------------
   48       16,400,000.00    21,000,000.00    1.82      78.10%      78.10%       73,863     Sq. Ft.         222        1,566,148.32
   76       11,000,000.00    14,100,000.00    1.62      78.01%      78.01%       85,955     Sq. Ft.         128         934,692.14
   82        9,500,000.00    12,200,000.00    1.63      77.87%      77.87%      120,920     Sq. Ft.         79          816,197.15
   93        8,300,000.00    10,600,000.00    1.80      78.30%      78.30%       73,337     Sq. Ft.         113         785,273.65
   99        7,400,000.00    9,500,000.00     1.85      77.89%      77.89%       67,175     Sq. Ft.         110         721,269.05
   105       6,700,000.00    8,575,000.00     1.70      78.13%      78.13%       61,093     Sq. Ft.         110         597,742.45
   106       6,700,000.00    8,550,000.00     1.68      78.36%      78.36%       76,505     Sq. Ft.         88          593,303.33
   114       6,200,000.00    8,000,000.00     1.69      77.50%      77.50%       67,530     Sq. Ft.         92          551,163.78
   122       5,400,000.00    6,900,000.00     1.75      78.26%      78.26%       69,675     Sq. Ft.         78          497,842.30
   123       5,400,000.00    6,900,000.00     1.76      78.26%      78.26%       61,875     Sq. Ft.         87          499,610.15
   134       5,000,000.00    6,400,000.00     1.55      78.13%      78.13%       69,056     Sq. Ft.         72          407,372.85
   153       4,000,000.00    5,100,000.00     1.72      78.43%      78.43%       83,150     Sq. Ft.         48          362,411.30
   159       3,750,000.00    5,400,000.00     1.21      69.44%      69.44%       69,789     Sq. Ft.         54          237,821.57
   191       2,250,000.00    3,450,000.00     1.60      65.22%      65.22%       67,915     Sq. Ft.         33          188,939.28
   199       2,000,000.00    2,500,000.00     1.32      80.00%      80.00%       53,150     Sq. Ft.         38          139,073.54

    8       88,202,013.75   125,200,000.00    1.22      79.87%      70.45%      460,492     Sq. Ft.         217        7,743,164.50
------------------------------------------------------------------------------------------------------------------------------------
  8.01                       95,000,000.00                                      299,413     Sq. Ft.                    5,944,315.91
  8.02                       30,200,000.00                                      161,079     Sq. Ft.                    1,798,848.59

 Various    33,827,520.52    54,100,000.00    1.29      67.47%      62.53%      215,780     Sq. Ft.         169        3,152,316.37
------------------------------------------------------------------------------------------------------------------------------------
   49       15,106,536.74    23,100,000.00    1.23      70.56%      65.40%       88,664     Sq. Ft.         184        1,343,688.77
   84        8,711,744.67    15,000,000.00    1.41      62.67%      58.08%       69,708     Sq. Ft.         135         889,159.62
   121       5,060,226.54    8,000,000.00     1.21      68.25%      63.25%       30,216     Sq. Ft.         181         440,237.55
   125       4,949,012.57    8,000,000.00     1.34      66.75%      61.86%       27,192     Sq. Ft.         196         479,230.43

 Various    30,500,000.00    45,400,000.00    1.33      75.99%      67.18%      260,120     Sq. Ft.         133        2,983,509.94
------------------------------------------------------------------------------------------------------------------------------------
   38       18,500,000.00    28,300,000.00    1.42      73.94%      65.37%      159,000     Sq. Ft.         132        1,839,176.68
   62       12,000,000.00    17,100,000.00    1.20      79.39%      70.18%      101,120     Sq. Ft.         134        1,144,333.26

 Various    29,811,000.00    37,350,000.00    1.61      79.82%      79.82%      236,590     Sq. Ft.         126        2,418,676.61
------------------------------------------------------------------------------------------------------------------------------------
   46       16,800,000.00    21,000,000.00    1.61      80.00%      80.00%      111,005     Sq. Ft.         151        1,365,678.23
   65       13,011,000.00    16,350,000.00    1.60      79.58%      79.58%      125,585     Sq. Ft.         104        1,052,998.38

 Various    19,133,821.04    28,100,000.00    1.25      76.51%      68.09%      120,491     Sq. Ft.         178        1,777,236.65
------------------------------------------------------------------------------------------------------------------------------------
   50       14,417,111.96    20,800,000.00    1.26      77.88%      69.31%       88,223     Sq. Ft.         184        1,347,820.79
   126       4,716,709.08    7,300,000.00     1.22      72.60%      64.61%       32,268     Sq. Ft.         164         429,415.86

 Various    18,827,000.00    29,195,000.00    1.98      64.49%      64.49%      156,637     Sq. Ft.         120        2,011,938.45
------------------------------------------------------------------------------------------------------------------------------------
   139       4,615,000.00    7,100,000.00     1.75      65.00%      65.00%       82,750     Sq. Ft.         56          435,255.22
   178       2,763,000.00    4,350,000.00     2.18      63.52%      63.52%       13,100     Sq. Ft.         211         325,645.87
   180       2,691,000.00    4,150,000.00     2.03      64.84%      64.84%       11,361     Sq. Ft.         237         294,594.59
   185       2,521,000.00    3,875,000.00     2.01      65.06%      65.06%       10,908     Sq. Ft.         231         273,394.95
   190       2,303,000.00    3,550,000.00     2.03      64.87%      64.87%       11,200     Sq. Ft.         206         251,938.36
   194       2,137,000.00    3,300,000.00     2.01      64.76%      64.76%       10,908     Sq. Ft.         196         231,866.34
   207        709,000.00     1,120,000.00     2.05      63.30%      63.30%       5,010      Sq. Ft.         142         78,652.00
   209        493,000.00      800,000.00      2.06      61.63%      61.63%       5,400      Sq. Ft.         91          54,750.00
   208        595,000.00      950,000.00      2.05      62.63%      62.63%       6,000      Sq. Ft.         99          65,841.12

 Various    12,298,384.22    18,800,000.00    1.40      76.06%      65.42%        178        Beds         80,337       1,426,123.50
------------------------------------------------------------------------------------------------------------------------------------
   117       4,816,150.28    7,000,000.00     1.45      80.00%      68.80%         60        Beds         93,333        577,928.60
   129       4,429,138.70    6,500,000.00     1.42      79.23%      68.14%         59        Beds         87,288        522,179.00
   165       3,053,095.24    5,300,000.00     1.29      66.98%      57.61%         59        Beds         60,169        326,015.90

   59       13,778,000.00    17,550,000.00    1.58      78.51%      78.51%      180,244     Sq. Ft.         76         1,120,966.28
------------------------------------------------------------------------------------------------------------------------------------
  59.01                      10,650,000.00                                      133,824     Sq. Ft.                     688,442.84
  59.02                      6,900,000.00                                        46,420     Sq. Ft.                     432,523.44

   64       10,573,045.25    16,500,000.00    1.23      80.00%      64.08%      302,639     Sq. Ft.         44         1,251,908.00
------------------------------------------------------------------------------------------------------------------------------------
  64.01                      8,500,000.00                                       147,483     Sq. Ft.                     649,718.00
  64.02                      8,000,000.00                                       155,156     Sq. Ft.                     602,190.00

 Various    11,388,289.25    18,900,000.00    1.35      67.72%      60.26%       98,400     Sq. Ft.         130        1,142,643.71
------------------------------------------------------------------------------------------------------------------------------------
   104       6,050,028.51    8,500,000.00     1.29      80.00%      71.18%       40,600     Sq. Ft.         167         580,446.24
   115       5,338,260.74    10,400,000.00    1.42      57.69%      51.33%       57,800     Sq. Ft.         104         562,197.46

   111       5,326,559.83    19,500,000.00    3.26      33.30%      27.32%      Various     Various       Various      1,347,807.63
------------------------------------------------------------------------------------------------------------------------------------
 111.01                      13,300,000.00                                       37,164     Sq. Ft.                     939,888.07
 111.02                      6,200,000.00                                          44        Units                      407,919.56

   132       4,372,865.54    8,800,000.00     1.62      56.82%      49.69%       47,484     Sq. Ft.         105         547,717.46
------------------------------------------------------------------------------------------------------------------------------------
 132.01                      6,750,000.00                                        24,219     Sq. Ft.                     404,520.69
 132.02                      2,050,000.00                                        23,265     Sq. Ft.                     143,196.77

   135       4,200,851.38    6,610,000.00     1.32      75.49%      63.55%       61,112     Sq. Ft.         82          455,367.33
------------------------------------------------------------------------------------------------------------------------------------
 135.01                      4,360,000.00                                        35,154     Sq. Ft.                     307,966.00
 135.02                      2,250,000.00                                        25,958     Sq. Ft.                     160,722.00

   186       1,977,438.69    3,230,000.00     1.27      77.20%      61.22%       30,333     Sq. Ft.         82          222,941.21
------------------------------------------------------------------------------------------------------------------------------------
 186.01                      1,930,000.00                                        11,000     Sq. Ft.                     143,246.50
 186.02                      1,300,000.00                                        19,333     Sq. Ft.                     79,694.71


WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20



              ANNEX A-6                       DEBT SERVICE PAYMENT SCHEDULE FOR MONUMENT I AT WORLDGATE

      LOAN PAY PERIOD                       DEBT SERVICE ($)             LOAN PAY PERIOD                   DEBT SERVICE ($)
---------------------------      ---------------------------       ---------------------------       ---------------------------

             1                                   185,217.50                     61                                    227,447.57
             2                                   191,391.42                     62                                    227,447.57
             3                                   191,391.42                     63                                    227,447.57
             4                                   185,217.50                     64                                    227,447.57
             5                                   191,391.42                     65                                    227,447.57
             6                                   185,217.50                     66                                    227,447.57
             7                                   191,391.42                     67                                    227,447.57
             8                                   191,391.42                     68                                    227,447.57
             9                                   172,869.67                     69                                    227,447.57
             10                                  191,391.42                     70                                    234,866.87
             11                                  185,217.50                     71                                    234,866.87
             12                                  191,391.42                     72                                    234,866.87
             13                                  185,217.50                     73                                    234,866.87
             14                                  191,391.42                     74                                    234,866.87
             15                                  191,391.42                     75                                    234,866.87
             16                                  185,217.50                     76                                    234,866.87
             17                                  191,391.42                     77                                    234,866.87
             18                                  185,217.50                     78                                    234,866.87
             19                                  191,391.42                     79                                    234,866.87
             20                                  191,391.42                     80                                    234,866.87
             21                                  172,869.67                     81                                    234,866.87
             22                                  191,391.42                     82                                    242,471.64
             23                                  185,217.50                     83                                    242,471.64
             24                                  191,391.42                     84                                    242,471.64
             25                                  206,257.89                     85                                    242,471.64
             26                                  206,257.89                     86                                    242,471.64
             27                                  206,257.89                     87                                    242,471.64
             28                                  206,257.89                     88                                    242,471.64
             29                                  206,257.89                     89                                    242,471.64
             30                                  206,257.89                     90                                    242,471.64
             31                                  206,257.89                     91                                    242,471.64
             32                                  206,257.89                     92                                    242,471.64
             33                                  206,257.89                     93                                    242,471.64
             34                                  213,147.44                     94                                    250,266.54
             35                                  213,147.44                     95                                    250,266.54
             36                                  213,147.44                     96                                    250,266.54
             37                                  213,147.44                     97                                    250,266.54
             38                                  213,147.44                     98                                    250,266.54
             39                                  213,147.44                     99                                    250,266.54
             40                                  213,147.44                     100                                   250,266.54
             41                                  213,147.44                     101                                   250,266.54
             42                                  213,147.44                     102                                   250,266.54
             43                                  213,147.44                     103                                   250,266.54
             44                                  213,147.44                     104                                   250,266.54
             45                                  213,147.44                     105                                   250,266.54
             46                                  220,209.24                     106                                   258,256.31
             47                                  220,209.24                     107                                   258,256.31
             48                                  220,209.24                     108                                   258,256.31
             49                                  220,209.24                     109                                   258,256.31
             50                                  220,209.24                     110                                   258,256.31
             51                                  220,209.24                     111                                   258,256.31
             52                                  220,209.24                     112                                   258,256.31
             53                                  220,209.24                     113                                   258,256.31
             54                                  220,209.24                     114                                   258,256.31
             55                                  220,209.24                     115                                   258,256.31
             56                                  220,209.24                     116                                   258,256.31
             57                                  220,209.24                     117                                   258,256.31
             58                                  227,447.57                     118                                   266,445.82
             59                                  227,447.57                     119                                   266,445.82
             60                                  227,447.57                     120                                36,766,445.82


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WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20



              ANNEX A-7                        DEBT SERVICE PAYMENT SCHEDULE FOR TOLLWAY OFFICE CENTER II

      LOAN PAY PERIOD                       DEBT SERVICE ($)             LOAN PAY PERIOD                        DEBT SERVICE ($)
---------------------------      ---------------------------       ---------------------------       ---------------------------

             1                                     94,418.25                    48                                    119,313.01
             2                                     94,418.25                    49                                    119,313.01
             3                                     91,372.50                    50                                    119,313.01
             4                                     94,418.25                    51                                    119,313.01
             5                                     91,372.50                    52                                    123,798.46
             6                                     94,418.25                    53                                    123,798.46
             7                                     94,418.25                    54                                    123,798.46
             8                                     85,281.00                    55                                    123,798.46
             9                                     94,418.25                    56                                    123,798.46
            10                                     91,372.50                    57                                    123,798.46
            11                                     94,418.25                    58                                    123,798.46
            12                                     91,372.50                    59                                    123,798.46
            13                                     94,418.25                    60                                    123,798.46
            14                                     94,418.25                    61                                    123,798.46
            15                                     91,372.50                    62                                    123,798.46
            16                                     94,418.25                    63                                    123,798.46
            17                                     91,372.50                    64                                    128,283.91
            18                                     94,418.25                    65                                    128,283.91
            19                                     94,418.25                    66                                    128,283.91
            20                                     85,281.00                    67                                    128,283.91
            21                                     94,418.25                    68                                    128,283.91
            22                                     91,372.50                    69                                    128,283.91
            23                                     94,418.25                    70                                    128,283.91
            24                                     91,372.50                    71                                    128,283.91
            25                                    101,371.20                    72                                    128,283.91
            26                                    101,371.20                    73                                    128,283.91
            27                                    101,371.20                    74                                    128,283.91
            28                                    110,342.10                    75                                    128,283.91
            29                                    110,342.10                    76                                    132,769.36
            30                                    110,342.10                    77                                    132,769.36
            31                                    110,342.10                    78                                    132,769.36
            32                                    110,342.10                    79                                    132,769.36
            33                                    110,342.10                    80                                    132,769.36
            34                                    110,342.10                    81                                    132,769.36
            35                                    110,342.10                    82                                    132,769.36
            36                                    110,342.10                    83                                    132,769.36
            37                                    110,342.10                    84                                    132,769.36
            38                                    110,342.10                    85                                    132,769.36
            39                                    110,342.10                    86                                    132,769.36
            40                                    119,313.01                    87                                    132,769.36
            41                                    119,313.01                    88                                    132,769.36
            42                                    119,313.01                    89                                    132,769.36
            43                                    119,313.01                    90                                    132,769.36
            44                                    119,313.01                    91                                    132,769.36
            45                                    119,313.01                    92                                    137,254.81
            46                                    119,313.01                    93                                    137,254.81
            47                                    119,313.01                    94                                 18,637,254.81


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WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20



              ANNEX A-8                        DEBT SERVICE PAYMENT SCHEDULE FOR RAPP COLLINS WORLDWIDE

     LOAN PAY PERIOD                        DEBT SERVICE ($)             LOAN PAY PERIOD                        DEBT SERVICE ($)
---------------------------      ---------------------------       ---------------------------       ---------------------------

             1                                     61,253.42                   48                                      81,998.75
             2                                     61,253.42                   49                                      81,998.75
             3                                     59,277.50                   50                                      81,998.75
             4                                     61,253.42                   51                                      81,998.75
             5                                     59,277.50                   52                                      81,998.75
             6                                     61,253.42                   53                                      81,998.75
             7                                     61,253.42                   54                                      81,998.75
             8                                     55,325.67                   55                                      81,998.75
             9                                     61,253.42                   56                                      81,998.75
            10                                     59,277.50                   57                                      81,998.75
            11                                     61,253.42                   58                                      81,998.75
            12                                     59,277.50                   59                                      81,998.75
            13                                     61,253.42                   60                                      81,998.75
            14                                     61,253.42                   61                                      81,998.75
            15                                     59,277.50                   62                                      81,998.75
            16                                     61,253.42                   63                                      81,998.75
            17                                     59,277.50                   64                                      81,998.75
            18                                     61,253.42                   65                                      81,998.75
            19                                     61,253.42                   66                                      81,998.75
            20                                     55,325.67                   67                                      81,998.75
            21                                     61,253.42                   68                                      81,998.75
            22                                     59,277.50                   69                                      81,998.75
            23                                     61,253.42                   70                                      81,998.75
            24                                     59,277.50                   71                                      81,998.75
            25                                     61,253.42                   72                                      81,998.75
            26                                     61,253.42                   73                                      81,998.75
            27                                     59,277.50                   74                                      81,998.75
            28                                     61,253.42                   75                                      81,998.75
            29                                     59,277.50                   76                                      81,998.75
            30                                     61,253.42                   77                                      81,998.75
            31                                     74,346.32                   78                                      81,998.75
            32                                     74,346.32                   79                                      81,998.75
            33                                     74,346.32                   80                                      81,998.75
            34                                     74,346.32                   81                                      81,998.75
            35                                     81,998.75                   82                                      81,998.75
            36                                     81,998.75                   83                                      81,998.75
            37                                     81,998.75                   84                                      81,998.75
            38                                     81,998.75                   85                                      81,998.75
            39                                     81,998.75                   86                                      81,998.75
            40                                     81,998.75                   87                                      81,998.75
            41                                     81,998.75                   88                                      81,998.75
            42                                     81,998.75                   89                                      81,998.75
            43                                     81,998.75                   90                                      81,998.75
            44                                     81,998.75                   91                                      81,998.75
            45                                     81,998.75                   92                                      81,998.75
            46                                     81,998.75                   93                                      81,998.75
            47                                     81,998.75                   94                                  12,081,998.75


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WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C20



          ANNEX A-9                          CERTAIN INFORMATION REGARDING THE U-HAUL MORTGAGED PROPERTIES

MORTGAGE    LOAN
  LOAN      GROUP
 NUMBER    NUMBER                PROPERTY NAME              ADDRESS                                    CITY
------------------------------------------------------------------------------------------------------------------------------------

  87.00       1      U-Haul 3(1)                            Various                                    Various
  87.01              U-Haul Shea Stadium                    3630 College Point Blvd                    Flushing
  87.02              Spring U-Haul Center                   1609 Spring Cypress                        Spring
  87.03              U-Haul Center Pelham                   2797 Pelham Parkway                        Pelham
  87.04              U-Haul Ct Summer Av                    5315 Summer Avenue                         Memphis
  87.05              U-Haul St Petersburg                   975 2Nd Ave South                          Saint Petersburg
  87.06              U-Haul Ctr Sherwood                    8621 Warden Road                           Sherwood
  87.07              U-Haul Ctr Gresham                     704 Ne Hogan                               Gresham
  87.08              U-Haul Center Of Manchester            432 Oakland Street                         Manchester
  87.09              U-Haul Somerville                      151 Linwood St                             Somerville
  87.10              U-Haul Rental East                     3500 East Main St                          Columbus
  87.11              U-Haul Ctr Holt Ave                    831 E Holt Blvd                            Ontario
  87.12              U-Haul Ct Bardstown                    4128 Bardstown Rd                          Louisville
  87.13              U-Haul Cumberland                      135 Mendon Road                            Cumberland
  87.14              U-Haul Center Page Avenue              9820 Page Avenue                           Overland
  87.15              U-Haul Livernois&&7M                   19797 Livernois                            Detroit
  87.16              U-Haul Center Ben White                304 East Ben White Blvd                    Austin
  87.17              U-Haul Center Of High Point            2908 N Main St                             High Point
  87.18              U-Haul Ct South End                    1415 S Detroit                             Toledo
  87.19              U-Haul Of Reading                      1647 N 5Th Street                          Reading
  87.20              U-Haul Center Of Keene                 199 Marlboro Street                        Keene
  87.21              U-Haul Ct E Sprague                    E 14505 Sprague Ave                        Spokane
  87.22              U-Haul Ct Of Aurora                    1282 N Lake St                             Aurora
  87.23              U-Haul Schenectady                     2516 Hamburg St                            Schenectady
  87.24              U-Haul Ct Sepulveda                    8500 Sepulveda Blvd                        Sepulveda
  87.25              U-Haul Metro Center                    930 Tenth Ave                              Columbus
  87.26              U-Haul Ct Eastgate                     4111 Wabash Ave                            Terre Haute
  87.27              U-Haul Ctr Of Provo                    551 W Columbia Lane                        Provo
  95.00       1      U-Haul 4(1)                            Various                                    Various
  95.01              U-Haul Roosevelt Bl                    7750 Roosevelt Blvd                        Philadelphia North
  95.02              U-Haul Center Valley Blvd              17959 Valley Blvd                          City Of Industry
  95.03              U-Haul Westside Erie                   1505 Pittsburgh Ave                        Erie
  95.04              U-Haul Northeast Ex                    2951 Ne Expressway                         Chamblee
  95.05              U-Haul Andresen Road                   2460 Ne Andresen Road                      Vancouver
  95.06              U-Haul University Avenue               3650 Meadowbrook Ln                        Peoria
  95.07              U-Haul Boulder Hwy                     5316 Boulder Hwy                           Las Vegas
  95.08              U-Haul Ctr Rutledge                    4612 Rutledge Pike                         Knoxville
  95.09              U-Haul Center Hempstead                450 Fulton Avenue                          Hempstead
  95.10              U-Haul Ctr North Av                    2949 North Ave                             Grand Junction
  95.11              U-Haul N Charleston                    2155 Credit Union Ln                       Charleston
  95.12              U-Haul Apple Avenue                    3587 Apple Ave                             Muskegon
  95.13              U-Haul E Speedway                      5533 E Speedway Blvd                       Tucson
  95.14              U-Haul Ctr Sooner                      700 E Lindsey                              Norman
  95.15              U-Haul Ctr Baytown                     2703 N Main                                Baytown
  95.16              U-Haul Ct Southside                    1500 Blizzard Dr                           Parkersburg
  95.17              U-Haul Binghamton                      113 Chenango Street                        Binghamton
  95.18              U-Haul Ctr Columbia                    29 Rt 66 East                              Columbia
  95.19              U-Haul Ct Garland                      902 W Walnut                               Garland
  95.20              U-Haul Southwest                       8716 1/2 L St                              Omaha
  95.21              U-Haul Ct Lorain Rd                    16515 Lorain Rd                            Cleveland
  95.22              U-Haul Ctr Brockton                    661 N Main St                              Brockton
  95.23              U-Haul N Glenstone                     1768 N Glenstone                           Springfield
  95.24              U-Haul W Kellogg                       3710 Mccormick                             Wichita
  95.25              U-Haul Baseline Rd                     5518 Baseline Rd                           Little Rock
  95.26              U-Haul Ct Of Moscow                    W 2320 Pullman Rd                          Moscow
  95.27              U-Haul Center Of Greensboro            911 W Lee Street                           Greensboro
  96.00       1      U-Haul 5(1)                            Various                                    Various
  96.01              U-Haul Ctr Central Philadlphia         314-322 North 13Th St                      Philadelphia South
  96.02              U-Haul Center Waverly Road             901 South Waverly Road                     Lansing
  96.03              U-Haul 26Th And Indian School          2626 East Indian School R                  Phoenix
  96.04              U-Haul Center Quail Springs            721 W Memorial Rd                          Oklahoma City
  96.05              U-Haul Evanston                        2125 Dempster Street                       Evanston
  96.06              U-Haul Center La Brea                  964 S La Brea Avenue                       Inglewood
  96.07              U-Haul 34Th && Q                       1613 34Th St                               Lubbock
  96.08              U-Haul Roxborough                      8300 Ridge Avenue                          Philadelphia North
  96.09              U-Haul Hammond Sq                      1915 Sw Railroad Ave                       Hammond
  96.10              U-Haul Ctr Route 9                     1275 Us Highway 9 North                    Old Bridge
  96.11              U-Haul Clarksville                     712 Providence Blvd                        Clarksville
  96.12              U-Haul Center Ft Pierce                3626 South Federal Hwy                     Fort Pierce
  96.13              U-Haul Huntington                      85 East Jericho Tpke                       Huntington Station
  96.14              U-Haul I-80&&Manawa                    721 32Nd Ave                               Council Bluffs
  96.15              U-Haul Ctr Gateway                     1802 6Th Ave Se                            Decatur
  96.16              U-Haul Center Garner                   1702 Mechanical Blvd                       Garner
  96.17              U-Haul Stuebner Air                    12455 Stuebner Airline Road                Houston
  96.18              U-Haul Ct Alexis Rd                    50 West Alexis Rd                          Toledo
  96.19              U-Haul Chula Vista                     99 N Fourth Avenue                         Chula Vista
  96.20              U-Haul Glens Falls                     112 Main St                                Queensbury
  96.21              U-Haul Ct State St                     2020 W State St                            Milwaukee
  96.22              U-Haul Ctr Of Pearl                    2203 Hwy 80 East                           Pearl
  96.23              U-Haul Wade Hampton                    529 Wade Hampton Bvd                       Greenville
  96.24              U-Haul Jefferson Davis Highway         5210 Jefferson Davis                       Richmond
  96.25              U-Haul National Rd                     5900 National Rd                           Richmond
  96.26              U-Haul New Britain                     900 West Main St                           New Britain
  96.27              U-Haul Ct Groes Ten                    24875 Groesbeck Hwy                        Warren
 100.00       1      U-Haul 6(1)                            Various                                    Various
 100.01              U-Haul Ctr Of Moreno Valley            23730 Sunnymead Blvd                       Moreno Valley
 100.02              U-Haul Ctr Hamden                      1685 Dixwell Ave                           Hamden
 100.03              U-Haul Of Gardena                      14206 S Van Ness Ave                       Gardena
 100.04              U-Haul Ctr Edgewood                    1651 Edgewood Ave                          Jacksonville
 100.05              U-Haul Norristown                      1305 West Main Street                      Norristown
 100.06              U-Haul Leominster                      207 Central Street St. Rt. 12              Leominster
 100.07              U-Haul Center Midtown                  740 Erie Blvd East                         Syracuse
 100.08              U-Haul Chinden Blvd                    8151 West Chinden Blvd                     Boise
 100.09              U-Haul 24Th & Mcdowel                  2345 E Mcdowell Road                       Phoenix
 100.10              U-Haul Ctr Of Janaf                    5609 Raby Road                             Norfolk
 100.11              U-Haul Ctr Central                     6401 Central Ne                            Albuquerque
 100.12              U-Haul Appleton                        7677 W Appleton Avenue                     Milwaukee
 100.13              U-Haul East Side                       5010 Buffalo Rd                            Erie
 100.14              U-Haul Canyon&&Wester                  5316 Canyon Dr                             Amarillo
 100.15              U-Haul Hillwood Pla                    3741 Annex Avenue                          Nashville
 100.16              U-Haul Burlingame                      2720 Burlingame Sw                         Wyoming
 100.17              U-Haul Center Capital Blvd             3001 Capital Blvd                          Raleigh
 100.18              U-Haul Ct Red Bluff                    3536 Red Bluff Road                        Pasadena
 100.19              U-Haul Center Riverside                Riverside St @ Us 41                       Evansville
 100.20              U-Haul Broadway Ave                    160 Broadway Ave                           Bedford
 100.21              U-Haul Center Duluth                   4723 Miller Trunk Hy                       Hermantown
 100.22              U-Haul Center Of West Babylon          451 Sunrise Highway                        Babylon
 100.23              U-Haul Center Main Street              1206 North Main Street                     Bloomington
 100.24              U-Haul Southside                       3101 Sw 29Th                               Oklahoma City
 100.25              U-Haul Montgomery H                    1402 Montgomery Hwy                        Dothan
 100.26              U-Haul Center Pass Road                1132 Pass Road                             Gulfport
 100.27              U-Haul Spartanburg                     345 Whitney Road                           Spartanburg
 101.00       1      U-Haul 7(1)                            Various                                    Various
 101.01              Woodlake U-Haul Center                 6745 Fm 78                                 San Antonio
 101.02              U-Haul Center Kingwood                 22250 Highway 59                           Kingwood
 101.03              U-Haul Center Of Ashley Road           1530 Ashley Rd                             Charlotte
 101.04              U-Haul White Plains                    1 Virginia Road                            White Plains
 101.05              U-Haul Ct Chelteham                    7400 Ogontz Ave                            Philadelphia North
 101.06              U-Haul Portsmouth                      400 Us Hwy 1 Byp                           Portsmouth
 101.07              U-Haul Ct Of Mather                    10161 Mills Station                        Sacramento
 101.08              U-Haul Wyoming Valley                  231 Mundy Street                           Wilkes-Barre
 101.09              U-Haul Tara Blvd                       7308 Tara Blvd                             Jonesboro
 101.10              U-Haul Center Midtown                  75 Division Street                         Danbury
 101.11              U-Haul Midway Rental                   41215 N Ridge Rd                           Elyria
 101.12              U-Haul New Utrecht                     6615 New Utrecht Ave                       Brooklyn
 101.13              U-Haul Ctr 5Th Ave                     1314 E 5Th Ave                             Columbus
 101.14              U-Haul Idaho Falls                     1091 Northgate                             Idaho Falls
 101.15              U-Haul Ctr Midway                      15182 Beach Blvd                           Westminster
 101.16              U-Haul Mcloughlin                      14310 Se Mcloughlin Blv                    Milwaukie
 101.17              U-Haul 7 Mi Van Dyk                    8055 E 7 Mile Rd                           Detroit
 101.18              U-Haul Bowling Green                   1817 Campbell Ln                           Bowling Green
 101.19              U-Haul Center Southeast                7107 Hawn Freeway                          Dallas
 101.20              U-Haul Fall River                      1030 Pleasant Street                       Fall River
 101.21              U-Haul Ct Mile High                    2000 West Colfax                           Denver
 101.22              U-Haul Center Calumet                  822 - 165Th Street                         Hammond
 101.23              U-Haul Center Bremerton                2804 Kitsap Way                            Bremerton
 101.24              U-Haul Ct N Watkins                    2722 N Watkins                             Memphis
 101.25              U-Haul Cape Girard                     740 South Kings Highway                    Cape Girardeau
 101.26              U-Haul Ctr Ft Smith                    2205 Towson Ave                            Fort Smith
 108.00       1      U-Haul 8(1)                            Various                                    Various
 108.01              U-Haul Grand Concourse                 383 Grand Concourse                        Bronx
 108.02              U-Haul Center Lafayette                3700 Ambassador Caffrey                    Lafayette
 108.03              U-Haul Capitol Ave                     755 Capitol Ave                            Hartford
 108.04              U-Haul South Centra                    11020 S Vermont Ave                        Los Angeles
 108.05              U-Haul Center Eastside                 22 Atlas Court                             Madison
 108.06              U-Haul Castleton                       7027 E 86Th St                             Indianapolis
 108.07              U-Haul Overbrook                       6141 Lancaster Ave                         Philadelphia
 108.08              U-Haul Ct Broad St                     1589 Broad Street                          Augusta
 108.09              U-Haul Ctr Barstow                     800 E Main St                              Barstow
 108.10              U-Haul Center Seven Hill               1760 Park Ave                              Lynchburg
 108.11              U-Haul South Shore                     1650 E 71St Street                         Chicago South
 108.12              U-Haul Ctr Colonie                     2043-45 Central Ave                        Albany
 108.13              U-Haul Ctr Madison                     121 Moving Center Ct                       Madison
 108.14              U-Haul W Columbia                      400 Orchard Rd                             West Columbia
 108.15              U-Haul Western Ave                     47 Western Ave                             Augusta
 108.16              U-Haul Plainfield                      243 E 2Nd St                               Plainfield
 108.17              U-Haul Ct Joy Road                     19001 Joy Road                             Detroit
 108.18              U-Haul Center North County             12060 Lusher Road                          Saint Louis
 108.19              U-Haul Ct Jonesboro                    1700 Stadium Blvd                          Jonesboro
 108.20              U-Haul Winters Frwy                    826 S Clack Street                         Abilene
 108.21              U-Haul Center Mesa Road                8801 Mesa Road                             Houston
 108.22              U-Haul Erie && High                    25 S Erie Blvd                             Hamilton
 108.23              U-Haul East Lake                       7733 First Ave North                       Birmingham
 108.24              U-Haul Ct Lima Mall                    1608 Elida Road                            Lima
 108.25              U-Haul Center Third Street             508 North Third Street                     Wilmington
 108.26              U-Haul Of Lebanon                      1440 Cumberland St                         Lebanon
 108.27              U-Haul Mobile Hwy                      4921 Mobile Hwy                            Pensacola




MORTGAGE                          CROSS COLLATERALIZED                    GENERAL       SPECIFIC                     CUT-OFF DATE
  LOAN                             AND CROSS DEFAULTED      MORTGAGE     PROPERTY       PROPERTY     ORIGINAL LOAN   LOAN BALANCE
 NUMBER      STATE    ZIP CODE          LOAN FLAG         LOAN SELLER      TYPE           TYPE        BALANCE ($)         ($)
------------------------------------------------------------------------------------------------------------------------------------

  87.00     Various   Various       U-Haul Portfolio       CWCapital   Self Storage   Self Storage   8,829,821.41    8,817,464.15
  87.01       NY       11354                                           Self Storage   Self Storage   2,155,918.50
  87.02       TX       77388                                           Self Storage   Self Storage    702,328.69
  87.03       AL       35124                                           Self Storage   Self Storage    679,611.19
  87.04       TN       38122                                           Self Storage   Self Storage    416,063.62
  87.05       FL       33705                                           Self Storage   Self Storage    361,451.81
  87.06       AR       72120                                           Self Storage   Self Storage    351,719.81
  87.07       OR       97030                                           Self Storage   Self Storage    337,848.94
  87.08       CT       06040                                           Self Storage   Self Storage    337,234.31
  87.09       MA       02143                                           Self Storage   Self Storage    328,880.25
  87.10       OH       43213                                           Self Storage   Self Storage    294,629.06
  87.11       CA       91764                                           Self Storage   Self Storage    270,784.31
  87.12       KY       40218                                           Self Storage   Self Storage    243,574.31
  87.13       RI       02864                                           Self Storage   Self Storage    242,824.69
  87.14       MO       63132                                           Self Storage   Self Storage    242,360.81
  87.15       MI       48221                                           Self Storage   Self Storage    222,729.56
  87.16       TX       78704                                           Self Storage   Self Storage    164,508.94
  87.17       NC       27265                                           Self Storage   Self Storage    162,693.75
  87.18       OH       43614                                           Self Storage   Self Storage    154,132.69
  87.19       PA       19601                                           Self Storage   Self Storage    153,478.88
  87.20       NH       03431                                           Self Storage   Self Storage    147,114.19
  87.21       WA       99216                                           Self Storage   Self Storage    144,363.19
  87.22       IL       60505                                           Self Storage   Self Storage    127,425.75
  87.23       NY       12303                                           Self Storage   Self Storage    126,332.81
  87.24       CA       91343                                           Self Storage   Self Storage    125,193.75
  87.25       GA       31901                                           Self Storage   Self Storage    114,734.25
  87.26       IN       47803                                           Self Storage   Self Storage    111,013.12
  87.27       UT       84604                                           Self Storage   Self Storage    110,870.25
  95.00     Various   Various       U-Haul Portfolio       CWCapital   Self Storage   Self Storage   7,610,448.19    7,599,797.44
  95.01       PA       19152                                           Self Storage   Self Storage   1,073,783.44
  95.02       CA       91744                                           Self Storage   Self Storage    890,902.50
  95.03       PA       16505                                           Self Storage   Self Storage    624,528.94
  95.04       GA       30341                                           Self Storage   Self Storage    425,011.50
  95.05       WA       98661                                           Self Storage   Self Storage    356,297.44
  95.06       IL       61604                                           Self Storage   Self Storage    301,395.94
  95.07       NV       89122                                           Self Storage   Self Storage    297,511.88
  95.08       TN       37914                                           Self Storage   Self Storage    273,126.56
  95.09       NY       11550                                           Self Storage   Self Storage    244,754.62
  95.10       CO       81504                                           Self Storage   Self Storage    239,183.62
  95.11       SC       29406                                           Self Storage   Self Storage    234,013.12
  95.12       MI       49442                                           Self Storage   Self Storage    231,091.31
  95.13       AZ       85712                                           Self Storage   Self Storage    226,391.44
  95.14       OK       73071                                           Self Storage   Self Storage    212,492.06
  95.15       TX       77521                                           Self Storage   Self Storage    205,969.31
  95.16       WV       26101                                           Self Storage   Self Storage    199,109.25
  95.17       NY       13901                                           Self Storage   Self Storage    197,759.06
  95.18       CT       06237                                           Self Storage   Self Storage    167,097.75
  95.19       TX       75040                                           Self Storage   Self Storage    165,318.75
  95.20       NE       68056                                           Self Storage   Self Storage    160,861.50
  95.21       OH       44111                                           Self Storage   Self Storage    158,773.31
  95.22       MA       02301                                           Self Storage   Self Storage    156,073.87
  95.23       MO       65803                                           Self Storage   Self Storage    152,387.25
  95.24       KS       67213                                           Self Storage   Self Storage    128,085.94
  95.25       AR       72209                                           Self Storage   Self Storage    125,609.63
  95.26       ID       83843                                           Self Storage   Self Storage    116,026.50
  95.27       NC       27403                                           Self Storage   Self Storage     46,891.69
  96.00     Various   Various       U-Haul Portfolio       CWCapital   Self Storage   Self Storage   7,529,684.44    7,519,146.71
  96.01       PA       19107                                           Self Storage   Self Storage    895,776.37
  96.02       MI       48917                                           Self Storage   Self Storage    787,184.44
  96.03       AZ       85016                                           Self Storage   Self Storage    656,419.69
  96.04       OK       73114                                           Self Storage   Self Storage    589,212.19
  96.05       IL       60201                                           Self Storage   Self Storage    428,184.75
  96.06       CA       90301                                           Self Storage   Self Storage    401,936.25
  96.07       TX       79411                                           Self Storage   Self Storage    300,912.94
  96.08       PA       19128                                           Self Storage   Self Storage    258,533.25
  96.09       LA       70403                                           Self Storage   Self Storage    251,970.19
  96.10       NJ       08857                                           Self Storage   Self Storage    248,481.00
  96.11       TN       37042                                           Self Storage   Self Storage    246,340.50
  96.12       FL       34982                                           Self Storage   Self Storage    242,055.19
  96.13       NY       11746                                           Self Storage   Self Storage    232,437.56
  96.14       IA       51501                                           Self Storage   Self Storage    228,827.25
  96.15       AL       35601                                           Self Storage   Self Storage    189,454.12
  96.16       NC       27529                                           Self Storage   Self Storage    181,090.69
  96.17       TX       77014                                           Self Storage   Self Storage    176,421.37
  96.18       OH       43612                                           Self Storage   Self Storage    170,065.31
  96.19       CA       91910                                           Self Storage   Self Storage    161,864.62
  96.20       NY       12801                                           Self Storage   Self Storage    146,981.06
  96.21       WI       53233                                           Self Storage   Self Storage    145,059.19
  96.22       MS       39208                                           Self Storage   Self Storage    129,639.75
  96.23       SC       29609                                           Self Storage   Self Storage    121,994.62
  96.24       VA       23234                                           Self Storage   Self Storage    110,784.57
  96.25       IN       47374                                           Self Storage   Self Storage     86,192.44
  96.26       CT       06053                                           Self Storage   Self Storage     85,393.50
  96.27       MI       48089                                           Self Storage   Self Storage     56,471.62
 100.00     Various   Various       U-Haul Portfolio       CWCapital   Self Storage   Self Storage   7,208,076.20    7,197,988.56
 100.01       CA       92553                                           Self Storage   Self Storage    834,174.38
 100.02       CT       06514                                           Self Storage   Self Storage    690,074.81
 100.03       CA       90249                                           Self Storage   Self Storage    581,865.75
 100.04       FL       32208                                           Self Storage   Self Storage    394,845.94
 100.05       PA       19401                                           Self Storage   Self Storage    389,350.13
 100.06       MA       01453                                           Self Storage   Self Storage    321,855.00
 100.07       NY       13210                                           Self Storage   Self Storage    321,149.81
 100.08       ID       83704                                           Self Storage   Self Storage    300,809.44
 100.09       AZ       85006                                           Self Storage   Self Storage    285,901.87
 100.10       VA       23502                                           Self Storage   Self Storage    274,333.13
 100.11       NM       87108                                           Self Storage   Self Storage    245,477.81
 100.12       WI       53222                                           Self Storage   Self Storage    237,349.87
 100.13       PA       16510                                           Self Storage   Self Storage    237,281.62
 100.14       TX       79109                                           Self Storage   Self Storage    232,263.00
 100.15       TN       37209                                           Self Storage   Self Storage    211,101.00
 100.16       MI       49509                                           Self Storage   Self Storage    209,958.37
 100.17       NC       27604                                           Self Storage   Self Storage    205,294.69
 100.18       TX       77503                                           Self Storage   Self Storage    204,383.25
 100.19       IN       47714                                           Self Storage   Self Storage    179,850.37
 100.20       OH       44148                                           Self Storage   Self Storage    161,666.81
 100.21       MN       55811                                           Self Storage   Self Storage    157,762.87
 100.22       NY       11704                                           Self Storage   Self Storage    127,112.44
 100.23       IL       61701                                           Self Storage   Self Storage    117,317.25
 100.24       OK       73119                                           Self Storage   Self Storage     98,030.81
 100.25       AL       36303                                           Self Storage   Self Storage     85,247.81
 100.26       MS       39501                                           Self Storage   Self Storage     77,497.69
 100.27       SC       29303                                           Self Storage   Self Storage     26,120.25
 101.00     Various   Various       U-Haul Portfolio       CWCapital   Self Storage   Self Storage   7,167,695.26    7,157,664.13
 101.01       TX       78244                                           Self Storage   Self Storage    581,951.06
 101.02       TX       77339                                           Self Storage   Self Storage    573,118.69
 101.03       NC       28208                                           Self Storage   Self Storage    542,518.69
 101.04       NY       10603                                           Self Storage   Self Storage    480,396.75
 101.05       PA       19138                                           Self Storage   Self Storage    418,671.00
 101.06       NH       03801                                           Self Storage   Self Storage    383,258.25
 101.07       CA       95827                                           Self Storage   Self Storage    373,778.06
 101.08       PA       18702                                           Self Storage   Self Storage    366,212.06
 101.09       GA       30236                                           Self Storage   Self Storage    353,229.00
 101.10       CT       06810                                           Self Storage   Self Storage    323,718.75
 101.11       OH       44035                                           Self Storage   Self Storage    312,961.50
 101.12       NY       11219                                           Self Storage   Self Storage    289,782.00
 101.13       OH       43219                                           Self Storage   Self Storage    246,677.62
 101.14       ID       83401                                           Self Storage   Self Storage    246,350.81
 101.15       CA       92683                                           Self Storage   Self Storage    238,161.00
 101.16       OR       97267                                           Self Storage   Self Storage    194,592.19
 101.17       MI       48234                                           Self Storage   Self Storage    180,504.37
 101.18       KY       42104                                           Self Storage   Self Storage    155,008.12
 101.19       TX       75217                                           Self Storage   Self Storage    154,057.13
 101.20       MA       02723                                           Self Storage   Self Storage    150,173.81
 101.21       CO       80204                                           Self Storage   Self Storage    145,030.69
 101.22       IN       46324                                           Self Storage   Self Storage    120,290.62
 101.23       WA       98310                                           Self Storage   Self Storage     99,131.44
 101.24       TN       38127                                           Self Storage   Self Storage     84,621.37
 101.25       MO       63701                                           Self Storage   Self Storage     79,642.31
 101.26       AR       72901                                           Self Storage   Self Storage     73,857.94
 108.00     Various   Various       U-Haul Portfolio       CWCapital   Self Storage   Self Storage   6,654,274.50    6,644,961.91
 108.01       NY       10451                                           Self Storage   Self Storage    846,231.19
 108.02       LA       70503                                           Self Storage   Self Storage    513,497.81
 108.03       CT       06106                                           Self Storage   Self Storage    440,960.06
 108.04       CA       90044                                           Self Storage   Self Storage    406,203.94
 108.05       WI       53714                                           Self Storage   Self Storage    361,769.44
 108.06       IN       46250                                           Self Storage   Self Storage    347,225.62
 108.07       PA       19151                                           Self Storage   Self Storage    292,315.87
 108.08       GA       30909                                           Self Storage   Self Storage    289,774.31
 108.09       CA       92311                                           Self Storage   Self Storage    265,772.81
 108.10       VA       24501                                           Self Storage   Self Storage    264,120.57
 108.11       IL       60649                                           Self Storage   Self Storage    248,279.44
 108.12       NY       12205                                           Self Storage   Self Storage    237,382.12
 108.13       TN       37115                                           Self Storage   Self Storage    232,889.25
 108.14       SC       77014                                           Self Storage   Self Storage    225,937.69
 108.15       ME       04330                                           Self Storage   Self Storage    197,049.94
 108.16       NJ       07060                                           Self Storage   Self Storage    194,918.82
 108.17       MI       48228                                           Self Storage   Self Storage    191,229.37
 108.18       MO       63138                                           Self Storage   Self Storage    163,565.44
 108.19       AR       72401                                           Self Storage   Self Storage    161,158.50
 108.20       TX       79605                                           Self Storage   Self Storage    142,925.81
 108.21       TX       77028                                           Self Storage   Self Storage    129,191.44
 108.22       OH       45011                                           Self Storage   Self Storage    119,208.94
 108.23       AL       35206                                           Self Storage   Self Storage     91,383.00
 108.24       OH       45805                                           Self Storage   Self Storage     81,245.06
 108.25       NC       28401                                           Self Storage   Self Storage     75,902.44
 108.26       PA       17042                                           Self Storage   Self Storage     70,223.07
 108.27       FL       32506                                           Self Storage   Self Storage     63,912.56




MORTGAGE  % OF AGGREGATE    % OF AGGREGATE      % OF AGGREGATE                                 MATURITY                    LOAN
  LOAN     CUT-OFF DATE      CUT-OFF DATE        CUT-OFF DATE     ORIGINATION    FIRST PAY     DATE OR     MORTGAGE   ADMINISTRATIVE
 NUMBER       BALANCE       GROUP 1 BALANCE    GROUP 2 BALANCE        DATE         DATE          ARD         RATE       COST RATE
------------------------------------------------------------------------------------------------------------------------------------

  87.00        0.24%             0.26%                              06/08/05     08/01/05      07/01/15    5.5200%       0.03045%
  87.01
  87.02
  87.03
  87.04
  87.05
  87.06
  87.07
  87.08
  87.09
  87.10
  87.11
  87.12
  87.13
  87.14
  87.15
  87.16
  87.17
  87.18
  87.19
  87.20
  87.21
  87.22
  87.23
  87.24
  87.25
  87.26
  87.27
  95.00        0.21%             0.23%                              06/08/05     08/01/05      07/01/15    5.5200%       0.03045%
  95.01
  95.02
  95.03
  95.04
  95.05
  95.06
  95.07
  95.08
  95.09
  95.10
  95.11
  95.12
  95.13
  95.14
  95.15
  95.16
  95.17
  95.18
  95.19
  95.20
  95.21
  95.22
  95.23
  95.24
  95.25
  95.26
  95.27
  96.00        0.21%             0.22%                              06/08/05     08/01/05      07/01/15    5.5200%       0.03045%
  96.01
  96.02
  96.03
  96.04
  96.05
  96.06
  96.07
  96.08
  96.09
  96.10
  96.11
  96.12
  96.13
  96.14
  96.15
  96.16
  96.17
  96.18
  96.19
  96.20
  96.21
  96.22
  96.23
  96.24
  96.25
  96.26
  96.27
 100.00        0.20%             0.22%                              06/08/05     08/01/05      07/01/15    5.5200%       0.03045%
 100.01
 100.02
 100.03
 100.04
 100.05
 100.06
 100.07
 100.08
 100.09
 100.10
 100.11
 100.12
 100.13
 100.14
 100.15
 100.16
 100.17
 100.18
 100.19
 100.20
 100.21
 100.22
 100.23
 100.24
 100.25
 100.26
 100.27
 101.00        0.20%             0.21%                              06/08/05     08/01/05      07/01/15    5.5200%       0.03045%
 101.01
 101.02
 101.03
 101.04
 101.05
 101.06
 101.07
 101.08
 101.09
 101.10
 101.11
 101.12
 101.13
 101.14
 101.15
 101.16
 101.17
 101.18
 101.19
 101.20
 101.21
 101.22
 101.23
 101.24
 101.25
 101.26
 108.00        0.18%             0.20%                              06/08/05     08/01/05      07/01/15    5.5200%       0.03045%
 108.01
 108.02
 108.03
 108.04
 108.05
 108.06
 108.07
 108.08
 108.09
 108.10
 108.11
 108.12
 108.13
 108.14
 108.15
 108.16
 108.17
 108.18
 108.19
 108.20
 108.21
 108.22
 108.23
 108.24
 108.25
 108.26
 108.27




                       INTEREST                      REMAINING                    ORIGINAL                             MATURITY DATE
MORTGAGE   INTEREST     ACCURAL    ORIGINAL TERM      TERM TO                       AMORT   REMAINING                      OR ARD
  LOAN     ACCRUAL      METHOD     TO MATURITY OR   MATURITY OR    REMAINING IO     TERM    AMORT TERM    MONTHLY P&I     BALLOON
 NUMBER     METHOD     DURING IO     ARD (MOS.)     ARD (MOS.)    PERIOD (MOS.)    (MOS.)     (MOS.)     PAYMENTS ($)     BALANCE
------------------------------------------------------------------------------------------------------------------------------------

  87.00   Actual/360                    120             119                          300       299         54,328.34    6,749,368.34
  87.01
  87.02
  87.03
  87.04
  87.05
  87.06
  87.07
  87.08
  87.09
  87.10
  87.11
  87.12
  87.13
  87.14
  87.15
  87.16
  87.17
  87.18
  87.19
  87.20
  87.21
  87.22
  87.23
  87.24
  87.25
  87.26
  87.27
  95.00   Actual/360                    120             119                          300       299         46,825.75    5,817,299.77
  95.01
  95.02
  95.03
  95.04
  95.05
  95.06
  95.07
  95.08
  95.09
  95.10
  95.11
  95.12
  95.13
  95.14
  95.15
  95.16
  95.17
  95.18
  95.19
  95.20
  95.21
  95.22
  95.23
  95.24
  95.25
  95.26
  95.27
  96.00   Actual/360                    120             119                          300       299         46,328.83    5,755,565.30
  96.01
  96.02
  96.03
  96.04
  96.05
  96.06
  96.07
  96.08
  96.09
  96.10
  96.11
  96.12
  96.13
  96.14
  96.15
  96.16
  96.17
  96.18
  96.19
  96.20
  96.21
  96.22
  96.23
  96.24
  96.25
  96.26
  96.27
 100.00   Actual/360                    120             119                          300       299         44,350.03    5,509,733.32
 100.01
 100.02
 100.03
 100.04
 100.05
 100.06
 100.07
 100.08
 100.09
 100.10
 100.11
 100.12
 100.13
 100.14
 100.15
 100.16
 100.17
 100.18
 100.19
 100.20
 100.21
 100.22
 100.23
 100.24
 100.25
 100.26
 100.27
 101.00   Actual/360                    120             119                          300       299         44,101.57    5,478,866.81
 101.01
 101.02
 101.03
 101.04
 101.05
 101.06
 101.07
 101.08
 101.09
 101.10
 101.11
 101.12
 101.13
..14

 101.15
 101.16
 101.17
 101.18
 101.19
 101.20
 101.21
 101.22
 101.23
 101.24
 101.25
 101.26
 108.00   Actual/360                    120             119                          300       299         40,942.58    5,086,416.54
 108.01
 108.02
 108.03
 108.04
 108.05
 108.06
 108.07
 108.08
 108.09
 108.10
 108.11
 108.12
 108.13
 108.14
 108.15
 108.16
 108.17
 108.18
 108.19
 108.20
 108.21
 108.22
 108.23
 108.24
 108.25
 108.26
 108.27




 MORTAGE                                                               CUT-OFF    LTV RATIO
  LOAN     ARD                            APPRAISED   APPRAISAL  DSCR  DATE LTV  AT MATURITY        YEAR           YEAR      NUMBER
 NUMBER   LOAN    PREPAYMENT PROVISIONS   VALUE ($)      DATE     (X)    RATIO      OR ARD          BUILT        RENOVATED  OF UNITS
------------------------------------------------------------------------------------------------------------------------------------

  87.00     N     L(25),D(88),O(7)       64,220,000    Various   1.42   73.99%      56.63%         Various                  581,065
  87.01                                  15,900,000                                                 1928                     57,878
  87.02                                   5,340,000                                                 1985                     40,400
  87.03                                   5,000,000                                                 2001                     60,847
  87.04                                   2,850,000                                                 1983                     38,775
  87.05                                   3,000,000                                                 1958                     25,809
  87.06                                   2,275,000                                          1972 / 1984 / 2002              44,260
  87.07                                   2,410,000                                                 1958                     25,811
  87.08                                   2,400,000                                                 1969                     15,850
  87.09                                   2,160,000                                                 1941                     14,067
  87.10                                   1,970,000                                              1987 / 1991                 25,039
  87.11                                   1,860,000                                                 1970                     17,543
  87.12                                   1,730,000                                                 1978                     19,750
  87.13                                   1,740,000                                                 1950                     12,979
  87.14                                   1,900,000                                                 1980                     18,607
  87.15                                   1,470,000                                                 1945                     17,160
  87.16                                   1,270,000                                                 1978                     13,480
  87.17                                   1,175,000                                                 1993                     17,350
  87.18                                   1,050,000                                              1953 / 2002                 13,295
  87.19                                   1,140,000                                                 1978                     13,500
  87.20                                   1,040,000                                                 1960                     11,185
  87.21                                   1,050,000                                                 1981                     16,858
  87.22                                   1,100,000                                                 1960                     9,875
  87.23                                    980,000                                                  1985                     10,860
  87.24                                    800,000                                                  1966                     2,916
  87.25                                    780,000                                                  1963                     12,450
  87.26                                    970,000                                                  1980                     16,725
  87.27                                    860,000                                                  1977                     7,796
  95.00     N     L(25),D(88),O(7)       54,150,000    Various   1.42   73.99%      56.63%         Various                  630,635
  95.01                                   7,525,000                                                 1999                     43,150
  95.02                                   6,610,000                                                 1968                     58,425
  95.03                                   4,275,000                                                 1969                     77,028
  95.04                                   2,975,000                                              1978 / 1994                 23,600
  95.05                                   2,370,000                                                 1960                     22,895
  95.06                                   2,225,000                                                 1980                     26,550
  95.07                                   2,000,000                                                 1980                     20,819
  95.08                                   2,000,000                                              1982 / 1992                 21,744
  95.09                                   2,000,000                                                 1953                     11,689
  95.10                                   1,100,000                                                 1979            1999     20,950
  95.11                                   1,525,000                                                 1990                     15,020
  95.12                                   2,100,000                                                 1979                     29,150
  95.13                                    860,000                                                  1980                     8,425
  95.14                                   1,500,000                                              1968 / 1995                 28,786
  95.15                                   1,350,000                                                 1980                     23,200
  95.16                                   1,290,000                                              1960 - 1994                 27,125
  95.17                                   1,580,000                                              1887 / 1960        1965     15,859
  95.18                                   1,200,000                                                 1966                     13,550
  95.19                                   1,130,000                                                 1993                     15,800
  95.20                                   1,140,000                                                 1969                     12,655
  95.21                                   1,140,000                                                 1950                     13,800
  95.22                                   1,100,000                                                 1964                     12,245
  95.23                                   1,100,000                                                 1980                     15,050
  95.24                                   1,200,000                                                 1970                     21,897
  95.25                                   1,550,000                                              1980 - 1985                 25,789
  95.26                                    830,000                                                  1980                     15,920
  95.27                                    475,000                                                  1954                     9,514
  96.00     N     L(25),D(88),O(7)       52,609,000    Various   1.42   73.99%      56.63%         Various                  593,962
  96.01                                   5,925,000                                                 1927            1996     47,100
  96.02                                   5,700,000                                                 1975                     57,530
  96.03                                   3,500,000                                                 1986            1987     22,225
  96.04                                   4,200,000                                                 1997                     49,125
  96.05                                   3,650,000                                                 1940                     26,354
  96.06                                   2,800,000                                                 1946                     13,560
  96.07                                   1,420,000                                                 1959                     25,867
  96.08                                   1,775,000                                                 1970                     8,425
  96.09                                   1,800,000                                              1982 / 1994                 38,350
  96.10                                   1,800,000                                                 1972                     14,700
  96.11                                   1,600,000                                              1960 / 1975                 23,122
  96.12                                   1,500,000                                                 1994                     13,161
  96.13                                   2,000,000                                                 1965                     15,350
  96.14                                   1,450,000                                              1965 - 1969                 21,258
  96.15                                   1,420,000                                              1968 / 1999                 30,818
  96.16                                   1,260,000                                                 1990                     29,200
  96.17                                   1,240,000                                                 1981                     23,200
  96.18                                   1,370,000                                                 1973                     28,650
  96.19                                   1,100,000                                                 1978                     7,215
  96.20                                   1,330,000                                                 1991                     16,150
  96.21                                   1,160,000                                                 1967            1980     10,036
  96.22                                    794,000                                                  1980                     13,600
  96.23                                   1,225,000                                                 1989                     19,262
  96.24                                    750,000                                                  1965                     12,200
  96.25                                    770,000                                                  1970                     14,630
  96.26                                    620,000                                                  1947                     6,072
  96.27                                    450,000                                                  1962                     6,802
 100.00     N     L(25),D(88),O(7)       51,940,000    Various   1.42   73.99%      56.63%         Various                  508,366
 100.01                                   5,570,000                                                 2000                     39,942
 100.02                                   4,430,000                                                 1940                     32,926
 100.03                                   3,900,000                                                 1958                     23,148
 100.04                                   2,600,000                                              1974 / 1994                 25,670
 100.05                                   2,725,000                                                 1960        1980 / 1983  16,368
 100.06                                   2,030,000                                              1950 / 1977                 22,208
 100.07                                   2,290,000                                                 1960                     24,189
 100.08                                   1,580,000                                                 1980                     20,150
 100.09                                   3,960,000                                                 1985            1985     23,258
 100.10                                   1,900,000                                                 1975                     17,325
 100.11                                   1,470,000                                                 1975                     16,550
 100.12                                   1,640,000                                                 1963                     15,615
 100.13                                   1,650,000                                                 1978                     24,808
 100.14                                   1,620,000                                                 1978                     28,160
 100.15                                   1,600,000                                                 1977                     19,325
 100.16                                    990,000                                                  1975                     10,240
 100.17                                   2,375,000                                                 1991                     19,450
 100.18                                   1,840,000                                                 1979                     32,200
 100.19                                   1,450,000                                                 1980                     19,975
 100.20                                   1,200,000                                                 1954                     7,687
 100.21                                    900,000                                               1980 / 1984                 9,178
 100.22                                   1,100,000                                              1979 / 1992                 5,719
 100.23                                    770,000                                                  1945                     6,512
 100.24                                    700,000                                                  1978                     15,390
 100.25                                    550,000                                                  1945                     10,088
 100.26                                    450,000                                                  1968                     9,771
 100.27                                    650,000                                                  1966                     12,514
 101.00     N     L(25),D(88),O(7)       52,535,000    Various   1.42   73.99%      56.63%         Various                  544,006
 101.01                                   4,280,000                                                 1999                     50,725
 101.02                                   4,510,000                                                 1982                     34,600
 101.03                                   3,825,000                                                 1968                     61,269
 101.04                                   3,000,000                                                 1963                     13,936
 101.05                                   2,775,000                                                 1972                     14,597
 101.06                                   2,420,000                                              1960 / 1990                 15,995
 101.07                                   2,370,000                                                 1980                     18,475
 101.08                                   2,425,000                                                 1984                     24,512
 101.09                                   2,400,000                                                 1974                     23,867
 101.10                                   2,130,000                                                 1958                     18,778
 101.11                                   1,990,000                                              1970 - 1993                 27,204
 101.12                                   2,550,000                                                 1931                     9,254
 101.13                                   3,480,000                                              1975 / 2003                 44,213
 101.14                                   1,780,000                                                 1981                     29,073
 101.15                                   1,630,000                                                 1983                     14,206
 101.16                                   1,330,000                                                 1979                     17,770
 101.17                                   1,225,000                                                 1969                     13,178
 101.18                                   1,050,000                                                 1974                     19,400
 101.19                                   1,020,000                                                 1979                     17,053
 101.20                                   1,280,000                                                 1940                     9,964
 101.21                                   1,020,000                                                 1928                     15,521
 101.22                                   1,000,000                                                 1938                     10,336
 101.23                                    875,000                                                  1981                     7,488
 101.24                                    950,000                                               1972 / 1979                 13,088
 101.25                                    550,000                                               1978 / 1984                 9,350
 101.26                                    670,000                                                  1980                     10,154
 108.00     N     L(25),D(88),O(7)       48,475,000    Various   1.42   73.99%      56.63%         Various                  558,315
 108.01                                   6,200,000                                                 1928                     28,168
 108.02                                   3,630,000                                                 1996                     54,875
 108.03                                   3,000,000                                                 1990                     30,677
 108.04                                   2,850,000                                                 1965                     18,428
 108.05                                   2,520,000                                          1975 / 1987 / 2002              30,508
 108.06                                   2,425,000                                                 1991                     38,300
 108.07                                   2,000,000                                              1980 - 1996                 14,962
 108.08                                   2,000,000                                                 1989                     37,472
 108.09                                   1,800,000                                                 1967                     15,524
 108.10                                   2,100,000                                              1760 / 2002                 34,028
 108.11                                   1,700,000                                                 1954                     13,333
 108.12                                   1,560,000                                                 1993                     19,750
 108.13                                   1,520,000                                              1978 - 2000                 20,825
 108.14                                   1,825,000                                                 1990                     26,750
 108.15                                   1,390,000                                                 1966                     10,113
 108.16                                   1,560,000                                                 1977                     10,814
 108.17                                   1,500,000                                                 1953                     20,648
 108.18                                   1,100,000                                              1970 / 1990                 13,125
 108.19                                   1,300,000                                                 1987                     21,475
 108.20                                   1,090,000                                                 1979                     16,285
 108.21                                    960,000                                                  1965                     12,262
 108.22                                    920,000                                               1981 - 1986                 15,853
 108.23                                   1,150,000                                                 1953                     16,328
 108.24                                    550,000                                                  1959                     12,352
 108.25                                    525,000                                                  1948                     5,700
 108.26                                    750,000                                                  1975                     10,928
 108.27                                    550,000                                                  1962                     8,832




MORTGAGE            CUT-OFF DATE                                                                                         MOST
  LOAN    UNIT OF    LOAN AMOUNT  OCCUPANCY   OCCUPANCY "AS                              MOST RECENT   MOST RECENT    RECENT NOI
 NUMBER   MEASURE  PER (UNIT) ($)    RATE       OF" DATE         MOST RECENT PERIOD     REVENUES ($)   EXPENSES ($)       ($)
------------------------------------------------------------------------------------------------------------------------------------

  87.00   Sq. Ft.       70.15       84.34%      03/31/05     Full Year ending 03-31-05   48,116,492     13,636,115    34,480,377
  87.01   Sq. Ft.                   88.00%      03/31/05
  87.02   Sq. Ft.                   80.30%      03/31/05
  87.03   Sq. Ft.                   76.80%      03/31/05
  87.04   Sq. Ft.                   68.80%      03/31/05
  87.05   Sq. Ft.                   98.10%      03/31/05
  87.06   Sq. Ft.                   85.10%      03/31/05
  87.07   Sq. Ft.                   96.20%      03/31/05
  87.08   Sq. Ft.                   77.80%      03/31/05
  87.09   Sq. Ft.                   79.80%      03/31/05
  87.10   Sq. Ft.                   93.60%      03/31/05
  87.11   Sq. Ft.                   86.80%      03/31/05
  87.12   Sq. Ft.                   86.10%      03/31/05
  87.13   Sq. Ft.                   76.30%      03/31/05
  87.14   Sq. Ft.                   93.40%      03/31/05
  87.15   Sq. Ft.                   93.20%      03/31/05
  87.16   Sq. Ft.                   91.00%      03/31/05
  87.17   Sq. Ft.                   84.80%      03/31/05
  87.18   Sq. Ft.                   69.70%      03/31/05
  87.19   Sq. Ft.                   95.50%      03/31/05
  87.20   Sq. Ft.                   75.20%      03/31/05
  87.21   Sq. Ft.                   92.10%      03/31/05
  87.22   Sq. Ft.                   84.50%      03/31/05
  87.23   Sq. Ft.                   87.50%      03/31/05
  87.24   Sq. Ft.                   95.90%      03/31/05
  87.25   Sq. Ft.                   87.30%      03/31/05
  87.26   Sq. Ft.                   83.10%      03/31/05
  87.27   Sq. Ft.                   57.40%      03/31/05
  95.00   Sq. Ft.       70.15       82.06%      03/31/05     Full Year ending 03-31-05   48,116,492     13,636,115    34,480,377
  95.01   Sq. Ft.                   88.30%      03/31/05
  95.02   Sq. Ft.                   91.60%      03/31/05
  95.03   Sq. Ft.                   74.40%      03/31/05
  95.04   Sq. Ft.                   91.00%      03/31/05
  95.05   Sq. Ft.                   96.50%      03/31/05
  95.06   Sq. Ft.                   73.50%      03/31/05
  95.07   Sq. Ft.                   89.30%      03/31/05
  95.08   Sq. Ft.                   79.40%      03/31/05
  95.09   Sq. Ft.                   90.00%      03/31/05
  95.10   Sq. Ft.                   90.80%      03/31/05
  95.11   Sq. Ft.                   90.20%      03/31/05
  95.12   Sq. Ft.                   87.60%      03/31/05
  95.13   Sq. Ft.                   93.20%      03/31/05
  95.14   Sq. Ft.                   69.50%      03/31/05
  95.15   Sq. Ft.                   71.80%      03/31/05
  95.16   Sq. Ft.                   79.40%      03/31/05
  95.17   Sq. Ft.                   84.00%      03/31/05
  95.18   Sq. Ft.                   72.50%      03/31/05
  95.19   Sq. Ft.                   91.10%      03/31/05
  95.20   Sq. Ft.                   88.60%      03/31/05
  95.21   Sq. Ft.                   80.60%      03/31/05
  95.22   Sq. Ft.                   66.30%      03/31/05
  95.23   Sq. Ft.                   93.00%      03/31/05
  95.24   Sq. Ft.                   62.40%      03/31/05
  95.25   Sq. Ft.                   76.10%      03/31/05
  95.26   Sq. Ft.                   76.90%      03/31/05
  95.27   Sq. Ft.                   78.20%      03/31/05
  96.00   Sq. Ft.       70.15       82.24%      03/31/05     Full Year ending 03-31-05   48,116,492     13,636,115    34,480,377
  96.01   Sq. Ft.                   85.10%      03/31/05
  96.02   Sq. Ft.                   82.80%      03/31/05
  96.03   Sq. Ft.                   89.10%      03/31/05
  96.04   Sq. Ft.                   87.50%      03/31/05
  96.05   Sq. Ft.                   82.90%      03/31/05
  96.06   Sq. Ft.                   96.30%      03/31/05
  96.07   Sq. Ft.                   74.60%      03/31/05
  96.08   Sq. Ft.                   92.60%      03/31/05
  96.09   Sq. Ft.                   87.80%      03/31/05
  96.10   Sq. Ft.                   85.90%      03/31/05
  96.11   Sq. Ft.                   85.10%      03/31/05
  96.12   Sq. Ft.                   95.90%      03/31/05
  96.13   Sq. Ft.                   69.70%      03/31/05
  96.14   Sq. Ft.                   91.20%      03/31/05
  96.15   Sq. Ft.                   79.60%      03/31/05
  96.16   Sq. Ft.                   62.50%      03/31/05
  96.17   Sq. Ft.                   72.50%      03/31/05
  96.18   Sq. Ft.                   73.50%      03/31/05
  96.19   Sq. Ft.                   86.00%      03/31/05
  96.20   Sq. Ft.                   84.80%      03/31/05
  96.21   Sq. Ft.                   95.60%      03/31/05
  96.22   Sq. Ft.                   84.50%      03/31/05
  96.23   Sq. Ft.                   69.60%      03/31/05
  96.24   Sq. Ft.                   78.50%      03/31/05
  96.25   Sq. Ft.                   81.10%      03/31/05
  96.26   Sq. Ft.                   91.80%      03/31/05
  96.27   Sq. Ft.                   77.00%      03/31/05
 100.00   Sq. Ft.       70.15       84.92%      03/31/05     Full Year ending 03-31-05   48,116,492     13,636,115    34,480,377
 100.01   Sq. Ft.                   91.30%      03/31/05
 100.02   Sq. Ft.                   85.90%      03/31/05
 100.03   Sq. Ft.                   97.20%      03/31/05
 100.04   Sq. Ft.                   93.90%      03/31/05
 100.05   Sq. Ft.                   85.60%      03/31/05
 100.06   Sq. Ft.                   66.30%      03/31/05
 100.07   Sq. Ft.                   81.60%      03/31/05
 100.08   Sq. Ft.                   90.80%      03/31/05
 100.09   Sq. Ft.                   90.10%      03/31/05
 100.10   Sq. Ft.                   94.00%      03/31/05
 100.11   Sq. Ft.                   94.20%      03/31/05
 100.12   Sq. Ft.                   93.60%      03/31/05
 100.13   Sq. Ft.                   88.50%      03/31/05
 100.14   Sq. Ft.                   83.30%      03/31/05
 100.15   Sq. Ft.                   79.60%      03/31/05
 100.16   Sq. Ft.                   57.40%      03/31/05
 100.17   Sq. Ft.                   75.00%      03/31/05
 100.18   Sq. Ft.                   75.50%      03/31/05
 100.19   Sq. Ft.                   78.00%      03/31/05
 100.20   Sq. Ft.                   86.40%      03/31/05
 100.21   Sq. Ft.                   92.40%      03/31/05
 100.22   Sq. Ft.                   95.60%      03/31/05
 100.23   Sq. Ft.                   81.60%      03/31/05
 100.24   Sq. Ft.                   85.90%      03/31/05
 100.25   Sq. Ft.                   85.10%      03/31/05
 100.26   Sq. Ft.                   90.50%      03/31/05
 100.27   Sq. Ft.                   67.50%      03/31/05
 101.00   Sq. Ft.       70.15       79.06%      03/31/05     Full Year ending 03-31-05   48,116,492     13,636,115    34,480,377
 101.01   Sq. Ft.                   78.30%      03/31/05
 101.02   Sq. Ft.                   80.20%      03/31/05
 101.03   Sq. Ft.                   61.60%      03/31/05
 101.04   Sq. Ft.                   82.60%      03/31/05
 101.05   Sq. Ft.                   94.10%      03/31/05
 101.06   Sq. Ft.                   92.70%      03/31/05
 101.07   Sq. Ft.                   90.60%      03/31/05
 101.08   Sq. Ft.                   95.20%      03/31/05
 101.09   Sq. Ft.                   80.00%      03/31/05
 101.10   Sq. Ft.                   73.20%      03/31/05
 101.11   Sq. Ft.                   83.20%      03/31/05
 101.12   Sq. Ft.                   86.50%      03/31/05
 101.13   Sq. Ft.                   51.10%      03/31/05
 101.14   Sq. Ft.                   85.50%      03/31/05
 101.15   Sq. Ft.                   85.40%      03/31/05
 101.16   Sq. Ft.                   93.40%      03/31/05
 101.17   Sq. Ft.                   78.80%      03/31/05
 101.18   Sq. Ft.                   85.50%      03/31/05
 101.19   Sq. Ft.                   81.70%      03/31/05
 101.20   Sq. Ft.                   78.40%      03/31/05
 101.21   Sq. Ft.                   78.10%      03/31/05
 101.22   Sq. Ft.                   98.10%      03/31/05
 101.23   Sq. Ft.                   91.50%      03/31/05
 101.24   Sq. Ft.                   84.80%      03/31/05
 101.25   Sq. Ft.                   94.00%      03/31/05
 101.26   Sq. Ft.                   72.70%      03/31/05
 108.00   Sq. Ft.       70.15       80.88%      03/31/05     Full Year ending 03-31-05   48,116,492     13,636,115    34,480,377
 108.01   Sq. Ft.                   79.50%      03/31/05
 108.02   Sq. Ft.                   63.50%      03/31/05
 108.03   Sq. Ft.                   73.90%      03/31/05
 108.04   Sq. Ft.                   97.60%      03/31/05
 108.05   Sq. Ft.                   80.30%      03/31/05
 108.06   Sq. Ft.                   92.10%      03/31/05
 108.07   Sq. Ft.                   87.00%      03/31/05
 108.08   Sq. Ft.                   76.30%      03/31/05
 108.09   Sq. Ft.                   97.00%      03/31/05
 108.10   Sq. Ft.                   65.20%      03/31/05
 108.11   Sq. Ft.                   98.30%      03/31/05
 108.12   Sq. Ft.                   95.00%      03/31/05
 108.13   Sq. Ft.                   79.40%      03/31/05
 108.14   Sq. Ft.                   74.60%      03/31/05
 108.15   Sq. Ft.                   92.70%      03/31/05
 108.16   Sq. Ft.                   87.60%      03/31/05
 108.17   Sq. Ft.                   80.20%      03/31/05
 108.18   Sq. Ft.                   96.80%      03/31/05
 108.19   Sq. Ft.                   89.20%      03/31/05
 108.20   Sq. Ft.                   86.20%      03/31/05
 108.21   Sq. Ft.                   82.60%      03/31/05
 108.22   Sq. Ft.                   71.40%      03/31/05
 108.23   Sq. Ft.                   73.20%      03/31/05
 108.24   Sq. Ft.                   82.70%      03/31/05
 108.25   Sq. Ft.                   89.00%      03/31/05
 108.26   Sq. Ft.                   79.60%      03/31/05
 108.27   Sq. Ft.                   90.30%      03/31/05




MORTGAGE                                            UW NET      UW NET                                LARGEST   LARGEST    LARGEST
  LOAN   MOST RECENT  UW REVENUES   UW EXPENSES   OPERATING      CASH                                 TENANT    TENANT   TENANT EXP.
 NUMBER    NCF ($)        ($)           ($)       INCOME ($)   FLOW ($)    LARGEST TENANT NAME        SQ. FT.  % OF NRA     DATE
------------------------------------------------------------------------------------------------------------------------------------

  87.00   34,480,377  40,803,931    15,303,697    25,500,234  25,156,527
  87.01
  87.02
  87.03
  87.04
  87.05
  87.06
  87.07
  87.08
  87.09
  87.10
  87.11
  87.12
  87.13
  87.14
  87.15
  87.16
  87.17
  87.18
  87.19
  87.20
  87.21
  87.22
  87.23
  87.24
  87.25
  87.26
  87.27
  95.00   34,480,377  40,803,931    15,303,697    25,500,234  25,156,527
  95.01
  95.02
  95.03
  95.04
  95.05
  95.06
  95.07
  95.08
  95.09
  95.10
  95.11
  95.12
  95.13
  95.14
  95.15
  95.16
  95.17
  95.18
  95.19
  95.20
  95.21
  95.22
  95.23
  95.24
  95.25
  95.26
  95.27
  96.00   34,480,377  40,803,931    15,303,697    25,500,234  25,156,527
  96.01
  96.02
  96.03
  96.04
  96.05
  96.06
  96.07
  96.08
  96.09
  96.10
  96.11
  96.12
  96.13
  96.14
  96.15
  96.16
  96.17
  96.18
  96.19
  96.20
  96.21
  96.22
  96.23
  96.24
  96.25
  96.26
  96.27
 100.00   34,480,377  40,803,931    15,303,697    25,500,234  25,156,527
 100.01
 100.02
 100.03
 100.04
 100.05
 100.06
 100.07
 100.08
 100.09
 100.10
 100.11
 100.12
 100.13
 100.14
 100.15
 100.16
 100.17
 100.18
 100.19
 100.20
 100.21
 100.22
 100.23
 100.24
 100.25
 100.26
 100.27
 101.00   34,480,377  40,803,931    15,303,697    25,500,234  25,156,527
 101.01
 101.02
 101.03
 101.04
 101.05
 101.06
 101.07
 101.08
 101.09
 101.10
 101.11
 101.12
 101.13
 101.14
 101.15
 101.16
 101.17
 101.18
 101.19
 101.20
 101.21
 101.22
 101.23
 101.24
 101.25
 101.26
 108.00   34,480,377  40,803,931    15,303,697    25,500,234  25,156,527
 108.01
 108.02
 108.03
 108.04
 108.05
 108.06
 108.07
 108.08
 108.09
 108.10
 108.11
 108.12
 108.13
 108.14
 108.15
 108.16
 108.17
 108.18
 108.19
 108.20
 108.21
 108.22
 108.23
 108.24
 108.25
 108.26
 108.27




                                         2ND        2ND        2ND                                   3RD
MORTGAGE                               LARGEST    LARGEST    LARGEST                               LARGEST  3RD LARGEST  3RD LARGEST
  LOAN                                 TENANT    TENANT %     TENANT                               TENANT     TENANT %   TENANT EXP.
 NUMBER   2ND LARGEST TENANT NAME      SQ. FT.    OF NRA    EXP. DATE  3RD LARGEST TENANT NAME     SQ. FT      OF NRA        DATE
------------------------------------------------------------------------------------------------------------------------------------

  87.00
  87.01
  87.02
  87.03
  87.04
  87.05
  87.06
  87.07
  87.08
  87.09
  87.10
  87.11
  87.12
  87.13
  87.14
  87.15
  87.16
  87.17
  87.18
  87.19
  87.20
  87.21
  87.22
  87.23
  87.24
  87.25
  87.26
  87.27
  95.00
  95.01
  95.02
  95.03
  95.04
  95.05
  95.06
  95.07
  95.08
  95.09
  95.10
  95.11
  95.12
  95.13
  95.14
  95.15
  95.16
  95.17
  95.18
  95.19
  95.20
  95.21
  95.22
  95.23
  95.24
  95.25
  95.26
  95.27
  96.00
  96.01
  96.02
  96.03
  96.04
  96.05
  96.06
  96.07
  96.08
  96.09
  96.10
  96.11
  96.12
  96.13
  96.14
  96.15
  96.16
  96.17
  96.18
  96.19
  96.20
  96.21
  96.22
  96.23
  96.24
  96.25
  96.26
  96.27
 100.00
 100.01
 100.02
 100.03
 100.04
 100.05
 100.06
 100.07
 100.08
 100.09
 100.10
 100.11
 100.12
 100.13
 100.14
 100.15
 100.16
 100.17
 100.18
 100.19
 100.20
 100.21
 100.22
 100.23
 100.24
 100.25
 100.26
 100.27
 101.00
 101.01
 101.02
 101.03
 101.04
 101.05
 101.06
 101.07
 101.08
 101.09
 101.10
 101.11
 101.12
 101.13
 101.14
 101.15
 101.16
 101.17
 101.18
 101.19
 101.20
 101.21
 101.22
 101.23
 101.24
 101.25
 101.26
 108.00
 108.01
 108.02
 108.03
 108.04
 108.05
 108.06
 108.07
 108.08
 108.09
 108.10
 108.11
 108.12
 108.13
 108.14
 108.15
 108.16
 108.17
 108.18
 108.19
 108.20
 108.21
 108.22
 108.23
 108.24
 108.25
 108.26
 108.27




MORTGAGE
  LOAN                                                    LARGEST AFFILIATED SPONSOR FLAG
 NUMBER              LOCKBOX                                    (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

  87.00               Day 1
  87.01
  87.02
  87.03
  87.04
  87.05
  87.06
  87.07
  87.08
  87.09
  87.10
  87.11
  87.12
  87.13
  87.14
  87.15
  87.16
  87.17
  87.18
  87.19
  87.20
  87.21
  87.22
  87.23
  87.24
  87.25
  87.26
  87.27
  95.00               Day 1
  95.01
  95.02
  95.03
  95.04
  95.05
  95.06
  95.07
  95.08
  95.09
  95.10
  95.11
  95.12
  95.13
  95.14
  95.15
  95.16
  95.17
  95.18
  95.19
  95.20
  95.21
  95.22
  95.23
  95.24
  95.25
  95.26
  95.27
  96.00               Day 1
  96.01
  96.02
  96.03
  96.04
  96.05
  96.06
  96.07
  96.08
  96.09
  96.10
  96.11
  96.12
  96.13
  96.14
  96.15
  96.16
  96.17
  96.18
  96.19
  96.20
  96.21
  96.22
  96.23
  96.24
  96.25
  96.26
  96.27
 100.00               Day 1
 100.01
 100.02
 100.03
 100.04
 100.05
 100.06
 100.07
 100.08
 100.09
 100.10
 100.11
 100.12
 100.13
 100.14
 100.15
 100.16
 100.17
 100.18
 100.19
 100.20
 100.21
 100.22
 100.23
 100.24
 100.25
 100.26
 100.27
 101.00               Day 1
 101.01
 101.02
 101.03
 101.04
 101.05
 101.06
 101.07
 101.08
 101.09
 101.10
 101.11
 101.12
 101.13
 101.14
 101.15
 101.16
 101.17
 101.18
 101.19
 101.20
 101.21
 101.22
 101.23
 101.24
 101.25
 101.26
 108.00               Day 1
 108.01
 108.02
 108.03
 108.04
 108.05
 108.06
 108.07
 108.08
 108.09
 108.10
 108.11
 108.12
 108.13
 108.14
 108.15
 108.16
 108.17
 108.18
 108.19
 108.20
 108.21
 108.22
 108.23
 108.24
 108.25
 108.26
 108.27


                                                                         ANNEX B


[LASALLE BANK LOGO OMITTED]                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               Statement Date:     9/16/2005
135 S. LaSalle Street Suite 1625              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:       9/16/2005
Chicago, IL 60603                                            SERIES 2005-C20                           Prior Payment:            N/A
                                                                                                       Next Payment:      10/17/2005
Administrator:                                         ABN AMRO ACCT: XX-XXXX-XX-X                     Record Date:        8/31/2005

                                                   REPORTING PACKAGE TABLE OF CONTENTS                 Analyst:
====================================================================================================================================

===============================   =======================================================  =========================================
                                |                                                Page(s) |  Closing Date:                 8/23/2005
Issue Id:              WBCM5C20 | REMIC Certificate Report                               |  First Payment Date:           9/16/2005
Monthly Data File Name:         | Bond Interest Reconciliation                           |  Assumed Final Payment Date:         N/A
          WBCM5C20_YYYYMM_3.zip | Cash Reconciliation Summary                            |  ========================================
=============================== | 15 Month Historical Loan Status Summary                |
                                | 15 Month Historical Payoff/Loss Summary                |
                                | Historical Collateral Level Prepayment Report          |
                                | Delinquent Loan Detail                                 |
                                | Mortgage Loan Characteristics                          |
                                | Loan Level Detail                                      |
                                | Specially Serviced Report                              |
                                | Modified Loan Detail                                   |
                                | Realized Loss Detail                                   |
                                | Appraisal Reduction Detail                             |
===============================   =======================================================  =========================================

====================================================================================================================================
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                      DEPOSITOR: Wachovia Commercial Mortgage Securities, Inc.
                  UNDERWRITER: Wachovia Capital Markets, LLC, Deutsche Bank Securities, Inc., Goldman, Sachs & Co.,
                    Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc.
                                        MASTER SERVICER: Wachovia Bank, National Association
                                          SPECIAL SERVICER: CWCapital Asset Management LLC
                      RATING AGENCY: Standard & Poor's Ratings Services/Moody's Investor Services, Fitch, Inc.

====================================================================================================================================

====================================================================================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------------------------------------------------------------------------
                                LaSalle Web Site                                    www.etrustee.net
                                Servicer Website
                                LaSalle Factor Line                                   (800) 246-5761
====================================================================================================================================



07/25/2005 - 09:20 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-1



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
WAC:                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
WA Life Term:                                            SERIES 2005-C20                          Prior Payment:              N/A
WA Amort Term:                                                                                    Next Payment:        10/17/2005
Current Index:                                                                                    Record Date:          8/31/2005
Next Index:                                        ABN AMRO ACCT: XX-XXXX-XX-X

                                                     REMIC CERTIFICATE REPORT




====================================================================================================================================
          ORIGINAL    |  OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE   |   CLOSING    INTEREST      INTEREST     PASS-THROUGH
 CLASS  FACE VALUE (1)|  BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION |   BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
 CUSIP    Per 1,000   | Per 1,000    Per 1,000    Per 1,000       Per 1,000  |  Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
----------------------|------------------------------------------------------|------------------------------------------------------

                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
------------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00          0.00        0.00           0.00            0.00         0.00      0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                               ========================



Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
            Interest equals Interest Payment
        (3) Estimated

07/25/2005 - 09:20 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-2



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  BOND INTEREST RECONCILIATION


================================================================
         |                   |                 |
         |                   |                 |
         |     Accrual       |                 |     Accrued
         |  -------------    |    Pass Thru    |   Certificate
  Class  |   Method  Days    |       Rate      |     Interest
---------|-------------------|-----------------|----------------
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |    ----------
         |                   |                 |        0.00
===============================================================



========================================================================================================
                Deductions               |                         Additions
-----------------------------------------|--------------------------------------------------------------
               Deferred &                |     Prior         Int Accrual        Prepay-        Other
 Allocable     Accretion       Interest  |   Int. Short-       on prior          ment         Interest
   PPIS         Interest       Loss/Exp  |    falls Due      Shortfall (3)     Penalties    Proceeds (1)
-----------------------------------------|--------------------------------------------------------------

           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
--------------------------------------------------------------------------------------------------------
    0.00          0.00          0.00            0.00                                  0.00         0.00
========================================================================================================





=================================================================================
              |           |               |   Remaining  |
Distributable |Interest   | Current Period|  Outstanding |   Credit Support
 Certificate  | Payment   |  (Shortfall)/ |   Interest   |-----------------------
Interest (2)  | Amount    |    Recovery   |  Shortfalls  | Original   Current (4)
---------------------------------------------------------------------------------
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
---------------------------------------------------------
         0.00      0.00                              0.00
=================================================================================


(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

07/25/2005 - 09:20 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-3



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                   CASH RECONCILIATION SUMMARY




========================================================             ========================================================

-----------------------------------------------------                --------------------------------------------------------
         INTEREST SUMMARY                                                           PRINCIPAL SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Current Scheduled Interest                                           SCHEDULED PRINCIPAL:
Less Deferred Interest                                               --------------------
Less PPIS Reducing Scheduled Int                                     Current Scheduled Principal
Plus Gross Advance Interest                                          Advanced Scheduled Principal
Less ASER Interest Adv Reduction                                     --------------------------------------------------------
Less Other Interest Not Advanced                                     Scheduled Principal
Less Other Adjustment                                                --------------------------------------------------------
-----------------------------------------------------                UNSCHEDULED PRINCIPAL:
Total                                                                ----------------------
-----------------------------------------------------                Curtailments
UNSCHEDULED INTEREST:                                                Advanced Scheduled Principal
-----------------------------------------------------                Liquidation Proceeds
Prepayment Penalties                                                 Repurchase Proceeds
Yield Maintenance Penalties                                          Other Principal Proceeds
Other Interest Proceeds                                              --------------------------------------------------------
-----------------------------------------------------                Total Unscheduled Principal
Total                                                                --------------------------------------------------------
-----------------------------------------------------                Remittance Principal
Less Fees Paid to Servicer                                           --------------------------------------------------------
Less Fee Strips Paid by Servicer                                     Remittance P&I Due Trust
-----------------------------------------------------                --------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER                             Remittance P&I Due Certs
-----------------------------------------------------                --------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances                                             --------------------------------------------------------
Misc. Fees & Expenses                                                                   POOL BALANCE SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Plus Trustee Fees Paid by Servicer                                                                 Balance           Count
-----------------------------------------------------                --------------------------------------------------------
Total Unscheduled Fees & Expenses                                    Beginning Pool
-----------------------------------------------------                Scheduled Principal
Total Interest Due Trust                                             Unscheduled Principal
-----------------------------------------------------                Deferred Interest
LESS FEES & EXPENSES PAID BY/TO TRUST                                Liquidations
-----------------------------------------------------                Repurchases
Trustee Fee                                                          --------------------------------------------------------
Fee Strips                                                           Ending Pool
Misc. Fees                                                           --------------------------------------------------------
Interest Reserve Withholding
Plus Interest Reserve Deposit
-----------------------------------------------------
Total
-----------------------------------------------------
Total Interest Due Certs
-----------------------------------------------------

========================================================

-------------------------------------------------------
             SERVICING FEE SUMMARY
-------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
-------------------------------------------------------
Total Servicing Fees
-------------------------------------------------------

-------------------------------------------------------
                   PPIS SUMMARY
-------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
-------------------------------------------------------
PPIS Reducing Scheduled Interest
-------------------------------------------------------
PPIS Reducing Servicing Fee
-------------------------------------------------------
PPIS Due Certificate
-------------------------------------------------------

-------------------------------------------------------
      ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------------
                           Principal         Interest
-------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------


07/25/2005 - 09:20 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-4



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                   ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY




=================   =======================================================================================================
                                                           Delinquency Aging Categories
                    -------------------------------------------------------------------------------------------------------
                           Delinq 1 Month      Delinq 2 Months     Delinq 3+ Months      Foreclosure          REO
 Distribution       -------------------------------------------------------------------------------------------------------
     Date              #       Balance      #      Balance       #      Balance      #      Balance      #       Balance
================    =======================================================================================================

   09/16/05
----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

================    =======================================================================================================


===============================================================
              Special Event Categories (1)
---------------------------------------------------------------
    Modifications      Specially Serviced      Bankruptcy
---------------------------------------------------------------
   #       Balance      #      Balance       #      Balance
===============================================================

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

===============================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-5



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY




====================================================================================================================================
               Ending Pool (1)       Payoffs (2)          Penalties     Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date       #       Balance     #       Balance     #      Amount      #       Balance       #      Balance      #      Amount
====================================================================================================================================

  09/16/05

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================



===========================================
  Remaining Term     Curr Weighted Avg.
-------------------------------------------
  Life     Amort.    Coupon       Remit
===========================================

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

===========================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-6



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT





=========================== =====================================================================
  Disclosure      Payoff        Initial                                 Payoff        Penalty
   Control #      Period        Balance               Type              Amount        Amount
=========================== =====================================================================

================================================================================================
                            CURRENT                                              0             0
                            CUMULATIVE
                                                                    ============================


===========================  ============================================
 Prepayment     Maturity            Property             Geographic
    Date          Date                Type                Location
===========================  ============================================

============================================================================

07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-7



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                      DELINQUENT LOAN DETAIL





============================================================================================================
                                         Paid                          Outstanding         Out. Property
   Disclosure                            Thru         Current P&I          P&I               Protection
    Control #                            Date           Advance         Advances**            Advances
============================================================================================================

=============================================================================================================




====================================================================================================================
                          Special
     Advance              Servicer        Foreclosure       Bankruptcy          REO
 Description (1)        Transfer Date         Date             Date             Date
====================================================================================================================

====================================================================================================================
A.  P&I Advance - Loan in Grace Period                           3.  P&I Advance - Loan delinquent 3 months or More
B.  P&I Advance - Late Payment but < 1 month delinq              4.  Matured Balloon/Assumed Scheduled Payment
1.  P&I Advance - Loan delinquent 1 month                        7.  P&I Advance (Foreclosure)
2.  P&I Advance - Loan delinquent 2 months                       9.  P&I Advance (REO)
====================================================================================================================


**  Outstanding P&I Advances include the current period P&I Advance

07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-8



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS


                     DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
                                                          Weighted Average
 Current Scheduled     # of     Scheduled     % of   ---------------------------
     Balances          Loans    Balance     Balance    Term    Coupon    DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================
                                                         Weighted Average
  Fully Amortizing    # of     Scheduled     % of  ---------------------------
   Mortgage Loans     Loans    Balance     Balance    Term    Coupon    DSCR
===============================================================================

===============================================================================
                          0              0    0.00%
===============================================================================
                                             Minimum Remaining Term
                                             Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
                                                           Weighted Average
   Current Mortgage      # of    Scheduled    % of   ---------------------------
    Interest Rate       Loans     Balance    Balance   Term    Coupon     DSCR
================================================================================

================================================================================
                             0             0   0.00%
================================================================================
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%

                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
                                                           Weighted Average
        Balloon            # of   Scheduled    % of   -------------------------
    Mortgage Loans        Loans    Balance    Balance   Term   Coupon    DSCR
================================================================================
  0        to      60
 61        to      120
 121       to      180
 181       to      240
 241       to      360

================================================================================
                              0          0     0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0

07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-9



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                       DISTRIBUTION OF DSCR (CURRENT)
================================================================================
   Debt Service         # of     Scheduled     % of
  Coverage Ratio        Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000

                      DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
   Debt Service        # of     Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Maximum  DSCR            0.00
Minimum  DSCR            0.00

                         GEOGRAPHIC DISTRIBUTION
================================================================================
                       # of     Scheduled    % of
  Geographic Location  Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                                     0                 0.00%
================================================================================

07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-10



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                    DISTRIBUTION OF PROPERTY TYPES
================================================================================
                        # of     Scheduled     % of
   Property Types       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================

                   DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                        # of     Scheduled     % of
   Amortization Type    Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================

================================================================================

                       DISTRIBUTION OF LOAN SEASONING
================================================================================
                      # of      Scheduled    % of
  Number of Years     Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                           0             0   0.00%
================================================================================

                    DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of    Scheduled     % of
        Year        Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================================
        2003
        2004
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
   2014 & Longer
================================================================================
                       0            0     0.00%
================================================================================

07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-11



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                        LOAN LEVEL DETAIL





======================================================================================================
                                                                      Operating               Ending
   Disclosure              Property                                   Statement   Maturity   Principal
   Control #     Grp         Type         State    DSCR      NOI        Date        Date      Balance
======================================================================================================

======================================================================================================
======================================================================================================
                                          W/Avg    0.00           0                                 0
======================================================================================================


================================================================================
                              Spec.       Loan              Prepayment
  Note      Scheduled   Mod.  Serv  ASER  Status  ------------------------------
  Rate         P&I      Flag  Flag  Flag  Code(1)  Amount     Penalty      Date
================================================================================

================================================================================
                  0                                   0           0
================================================================================

================================================================================
    *   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv - in Grace Period
                 B.  P&I Adv - < one month delinq
                 1.  P&I Adv - delinquent 1 month
                 2.  P&I Adv - delinquent 2 months
                 3.  P&I Adv - delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification
 ===============================================================================

07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-12



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                             SPECIALLY SERVICED (PART I) ~ LOAN DETAIL



=========================== =========== ==================================
                                                      Balance
  Disclosure    Transfer    Loan Status ----------------------------------
  Control #       Date       Code (1)      Scheduled          Actual
=========================== =========== ==================================

=========================== =========== ==================================



========================================= ================================== ====================================
                         Remaining Term
  Note       Maturity   ----------------           Property                                             NOI
  Rate         Date       Life   Amort.              Type             State       NOI        DSCR      Date
========================================= ================================== ====================================

========================================= ================================== ====================================


(1)   Legend:    A.  P&I Adv - in Grace Period
                 B.  P&I Adv - < one month delinq.
                 1.  P&I Adv - delinquent 1 month
                 2.  P&I Adv - delinquent 2 months
                 3.  P&I Adv - delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 7.  Foreclosure
                 9.  REO

07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-13



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS





=========================================================================================================
   Disclosure                Resolution
    Control #                 Strategy                                      Comments
=========================================================================================================

=========================================================================================================


07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-14



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MODIFIED LOAN DETAIL




========================================================================================================================
                                 Cutoff       Modified
  Disclosure    Modification    Maturity      Maturity                                      Modification
   Control #        Date          Date          Date                                         Description
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================


07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-15



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                       REALIZED LOSS DETAIL




=====================================================================================================
                                                                     Beginning
                     Disclosure       Appraisal      Appraisal       Scheduled           Gross
     Period          Control #          Date           Value          Balance          Proceeds
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                                 0.00              0.00
CUMULATIVE                                                                    0.00              0.00
=====================================================================================================


================================================================================
   Gross Proceeds       Aggregate       Net        Net Proceeds
    as a % of         Liquidation   Liquidation      as a % of      Realized
  Sched Principal      Expenses *    Proceeds     Sched. Balance      Loss
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CURRENT TOTAL                0.00            0.00                           0.00
CUMULATIVE                   0.00            0.00                           0.00
================================================================================

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-16



[LASALLE BANK LOGO OMITTED]                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       9/16/2005
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/16/2005
                                                         SERIES 2005-C20                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                    APPRAISAL REDUCTION DETAIL



=========================== ==================================================
  Disclosure    Appraisal    Scheduled       ARA      Current P&I
   Control #    Red. Date     Balance       Amount      Advance       ASER
=========================== ==================================================

=========================== ==================================================



========================================== ============================= ======== ============================
                          Remaining Term                                                   Appraisal
  Note       Maturity    -----------------        Property                        ----------------------------
  Rate         Date        Life   Amort.            Type          State   DSCR        Value         Date
========================================== ============================= ======== ============================

========================================== ============================= ======== ============================


07/25/2005 - 09:20 (MXXX-MXXX) (C) 2000  LaSalle Bank N.A.

                                      B-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

                       CLASS X-P REFERENCE RATE SCHEDULE

     INTEREST                                 CLASS X-P
 ACCRUAL PERIOD     DISTRIBUTION DATE      REFERENCE RATE
----------------   -------------------   -----------------
        1               09/15/05              5.39637%
        2               10/15/05              5.22450%
        3               11/15/05              5.39623%
        4               12/15/05              5.22437%
        5               01/15/06              5.22429%
        6               02/15/06              5.22423%
        7               03/15/06              5.22429%
        8               04/15/06              5.39585%
        9               05/15/06              5.22400%
       10               06/15/06              5.39570%
       11               07/15/06              5.22386%
       12               08/15/06              5.39555%
       13               09/15/06              5.39546%
       14               10/15/06              5.22361%
       15               11/15/06              5.39526%
       16               12/15/06              5.22342%
       17               01/15/07              5.22332%
       18               02/15/07              5.22323%
       19               03/15/07              5.22331%
       20               04/15/07              5.39475%
       21               05/15/07              5.22292%
       22               06/15/07              5.39454%
       23               07/15/07              5.22272%
       24               08/15/07              5.39432%
       25               09/15/07              5.39422%
       26               10/15/07              5.22241%
       27               11/15/07              5.39400%
       28               12/15/07              5.22220%
       29               01/15/08              5.39378%
       30               02/15/08              5.22198%
       31               03/15/08              5.22196%
       32               04/15/08              5.39343%
       33               05/15/08              5.22165%
       34               06/15/08              5.39320%
       35               07/15/08              5.22143%
       36               08/15/08              5.39296%
       37               09/15/08              5.39286%
       38               10/15/08              5.22112%
       39               11/15/08              5.39265%
       40               12/15/08              5.22092%
       41               01/15/09              5.22081%
       42               02/15/09              5.22072%

    INTEREST                                 CLASS X-P
 ACCRUAL PERIOD     DISTRIBUTION DATE      REFERENCE RATE
----------------   -------------------   -----------------
       43               03/15/09              5.22093%
       44               04/15/09              5.39210%
       45               05/15/09              5.22040%
       46               06/15/09              5.39189%
       47               07/15/09              5.22019%
       48               08/15/09              5.39167%
       49               09/15/09              5.39156%
       50               10/15/09              5.21988%
       51               11/15/09              5.39134%
       52               12/15/09              5.21966%
       53               01/15/10              5.21955%
       54               02/15/10              5.21958%
       55               03/15/10              5.21993%
       56               04/15/10              5.39089%
       57               05/15/10              5.21924%
       58               06/15/10              5.39065%
       59               07/15/10              5.21890%
       60               08/15/10              5.44182%
       61               09/15/10              5.44267%
       62               10/15/10              5.27018%
       63               11/15/10              5.44244%
       64               12/15/10              5.26997%
       65               01/15/11              5.26985%
       66               02/15/11              5.26974%
       67               03/15/11              5.27016%
       68               04/15/11              5.44182%
       69               05/15/11              5.26939%
       70               06/15/11              5.44158%
       71               07/15/11              5.26916%
       72               08/15/11              5.44713%
       73               09/15/11              5.44701%
       74               10/15/11              5.27402%
       75               11/15/11              5.44613%
       76               12/15/11              5.27379%
       77               01/15/12              5.44550%
       78               02/15/12              5.27315%
       79               03/15/12              5.27323%
       80               04/15/12              5.44510%
       81               05/15/12              5.27278%
       82               06/15/12              5.44483%
       83               07/15/12              5.27253%
       84               08/15/12              5.45123%

                                      C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

                                  CLASS A-PB
                       PLANNED PRINCIPAL BALANCE SCHEDULE

   PERIOD         DATE         BALANCE
------------   ----------   ------------
      0        08/23/05     176,137,000
      1        09/15/05     176,137,000
      2        10/15/05     176,137,000
      3        11/15/05     176,137,000
      4        12/15/05     176,137,000
      5        01/15/06     176,137,000
      6        02/15/06     176,137,000
      7        03/15/06     176,137,000
      8        04/15/06     176,137,000
      9        05/15/06     176,137,000
     10        06/15/06     176,137,000
     11        07/15/06     176,137,000
     12        08/15/06     176,137,000
     13        09/15/06     176,137,000
     14        10/15/06     176,137,000
     15        11/15/06     176,137,000
     16        12/15/06     176,137,000
     17        01/15/07     176,137,000
     18        02/15/07     176,137,000
     19        03/15/07     176,137,000
     20        04/15/07     176,137,000
     21        05/15/07     176,137,000
     22        06/15/07     176,137,000
     23        07/15/07     176,137,000
     24        08/15/07     176,137,000
     25        09/15/07     176,137,000
     26        10/15/07     176,137,000
     27        11/15/07     176,137,000
     28        12/15/07     176,137,000
     29        01/15/08     176,137,000
     30        02/15/08     176,137,000
     31        03/15/08     176,137,000
     32        04/15/08     176,137,000
     33        05/15/08     176,137,000
     34        06/15/08     176,137,000
     35        07/15/08     176,137,000
     36        08/15/08     176,137,000
     37        09/15/08     176,137,000
     38        10/15/08     176,137,000
     39        11/15/08     176,137,000
     40        12/15/08     176,137,000
     41        01/15/09     176,137,000
     42        02/15/09     176,137,000
     43        03/15/09     176,137,000
     44        04/15/09     176,137,000
     45        05/15/09     176,137,000
     46        06/15/09     176,137,000
     47        07/15/09     176,137,000
     48        08/15/09     176,137,000
     49        09/15/09     176,137,000
     50        10/15/09     176,137,000
     51        11/15/09     176,137,000
     52        12/15/09     176,137,000
     53        01/15/10     176,137,000
     54        02/15/10     176,137,000
     55        03/15/10     176,137,000
     56        04/15/10     176,137,000
     57        05/15/10     176,137,000
     58        06/15/10     176,137,000

   PERIOD         DATE         BALANCE
------------   ----------   ------------
     59        07/15/10     176,137,000
     60        08/15/10     176,136,633
     61        09/15/10     173,848,320
     62        10/15/10     171,292,911
     63        11/15/10     168,977,429
     64        12/15/10     166,395,459
     65        01/15/11     164,057,043
     66        02/15/11     161,707,674
     67        03/15/11     158,583,668
     68        04/15/11     156,201,249
     69        05/15/11     153,553,960
     70        06/15/11     151,147,987
     71        07/15/11     148,478,379
     72        08/15/11     146,048,633
     73        09/15/11     143,607,506
     74        10/15/11     140,903,135
     75        11/15/11     138,433,424
     76        12/15/11     135,589,901
     77        01/15/12     133,182,358
     78        02/15/12     130,763,531
     79        03/15/12     127,849,600
     80        04/15/12     125,398,177
     81        05/15/12     122,694,191
     82        06/15/12     120,218,605
     83        07/15/12     117,491,259
     84        08/15/12     115,065,737
     85        09/15/12     112,775,643
     86        10/15/12     110,256,011
     87        11/15/12     107,943,369
     88        12/15/12     105,401,813
     89        01/15/13     103,066,414
     90        02/15/13     100,720,066
     91        03/15/13     97,707,295
     92        04/15/13     95,323,541
     93        05/15/13     62,212,451
     94        06/15/13     59,886,914
     95        07/15/13     57,339,484
     96        08/15/13     54,991,073
     97        09/15/13     52,631,638
     98        10/15/13     50,051,250
     99        11/15/13     47,668,627
     100       12/15/13     45,065,692
     101       01/15/14     39,634,362
     102       02/15/14     37,226,527
     103       03/15/14     34,184,907
     104       04/15/14     31,743,511
     105       05/15/14     29,083,994
     106       06/15/14     26,618,663
     107       07/15/14     23,935,874
     108       08/15/14     21,446,386
     109       09/15/14     18,945,217
     110       10/15/14     16,227,582
     111       11/15/14     13,701,922
     112       12/15/14     10,960,476
     113       01/15/15      8,410,100
     114       02/15/15      5,847,755
     115       03/15/15            150
     116       04/15/15              0

                                      D-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

      o  multifamily and commercial mortgage loans, including participations therein;

      o  mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o  direct obligations of the United States or other government agencies;
         or

      o  a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN
THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR
DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                August 11, 2005



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of



                                       2





                                       3





                                        4

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

    o  this prospectus, which provides general information, some of which may not apply to your series of certificates; and

    o  the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 118 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to
Wachovia Commercial Mortgage Securities, Inc.

                             ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                                       5

                            ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the
Registration Statement may be obtained from the Public Reference Room of the
Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and
Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549.
Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The
Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange
Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia
Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte,
North Carolina 28288-0166, Attention: Secretary, or by telephone at
704-374-6161.

                                       6

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent
                                 the entire beneficial ownership interest in a
                                 trust fund consisting primarily of any of the
                                 following:

                                 o  mortgage assets;

                                 o  certificate accounts;

                                 o  forms of credit support;

                                 o  cash flow agreements; and

                                 o  amounts on deposit in a pre-funding
                                    account.

The Mortgage Assets...........   The mortgage assets with respect to each
                                 series of certificates may consist of any of
                                 the following:

                                 o  multifamily and commercial mortgage loans,
                                    including participations therein;

                                 o  commercial mortgage-backed securities,
                                    including participations therein;

                                 o  direct obligations of the United States or
                                    other government agencies; and

                                 o  a combination of the assets described
                                    above.

                                 The mortgage loans will not be guaranteed or
                                 insured by us or any of our affiliates or,
                                 unless otherwise provided in the prospectus
                                 supplement, by any governmental agency or
                                 instrumentality or other person. The mortgage
                                 loans will be primarily secured by first or
                                 junior liens on, or security interests in fee
                                 simple, leasehold or a similar interest in,
                                 any of the following types of properties:

                                 o  residential properties consisting of five
                                    or more rental or cooperatively owned
                                    dwelling units;

                                 o  shopping centers;

                                 o  retail buildings or centers;

                                 o  hotels and motels;

                                 o  office buildings;

                                 o  nursing homes;

                                 o  hospitals or other health-care related
                                    facilities;

                                 o  industrial properties;

                                 o  warehouse, mini-warehouse or self-storage
                                    facilities;

                                 o  mobile home parks;

                                      7

                                 o  mixed use properties; and

                                 o  other types of commercial properties.

                                 Some or all of the mortgage loans may also be
                                 secured by an assignment of one or more leases
                                 of all or a portion of the related mortgaged
                                 properties. A significant or the sole source
                                 of payments on certain mortgage loans will be
                                 the rental payments due under the related
                                 leases.

                                 A mortgage loan may have an interest rate that
                                 has any of the following features:

                                 o  is fixed over its term;

                                 o  adjusts from time to time;

                                 o  is partially fixed and partially floating;

                                 o  is floating based on one or more formulae
                                    or indices;

                                 o  may be converted from a floating to a
                                    fixed interest rate;

                                 o  may be converted from a fixed to a
                                    floating interest rate; or

                                 o  interest is not paid currently but is
                                    accrued and added to the principal
                                    balance.

                                 A mortgage loan may provide for any of the
                                 following:

                                 o  scheduled payments to maturity;

                                 o  payments that adjust from time to time;

                                 o  negative amortization or accelerated
                                    amortization;

                                 o  full amortization or require a balloon
                                    payment due on its stated maturity date;

                                 o  prohibitions on prepayment;

                                 o  releases or substitutions of collateral,
                                    including defeasance thereof with direct
                                    obligations of the United States; and

                                 o  payment of a premium or a yield
                                    maintenance penalty in connection with a
                                    principal prepayment.

                                 Unless otherwise described in the prospectus
                                 supplement for a series of certificates:

                                 o  the mortgaged properties may be located in
                                    any one of the 50 states, the District of
                                    Columbia or the Commonwealth of Puerto
                                    Rico;

                                 o  all mortgage loans will have original
                                    terms to maturity of not more than 40
                                    years;

                                 o  all mortgage loans will have individual
                                    principal balances at origination of not
                                    less than $100,000;

                                      8

                                 o  all mortgage loans will have been
                                    originated by persons other than the
                                    depositor; and

                                 o  all mortgage assets will have been
                                    purchased, either directly or indirectly,
                                    by the depositor on or before the date of
                                    initial issuance of the related series of
                                    certificates.

                                 Any commercial mortgage-backed securities
                                 included in a trust fund will evidence
                                 ownership interests in or be secured by
                                 mortgage loans similar to those described
                                 above and other mortgage-backed securities.
                                 Some commercial mortgage-backed securities
                                 included in a trust fund may be guaranteed or
                                 insured by an affiliate of the depositor,
                                 Freddie Mac, Fannie Mae, Ginnie Mae, Farmer
                                 Mac or any other person specified in the
                                 prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. All payments and
                                 collections received or advanced with respect
                                 to the mortgage assets and other assets in the
                                 trust fund will be deposited into those
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and funds may be
                                 held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions
                                 on certain classes of certificates:

                                 o  subordination of junior certificates;

                                 o  over collateralization;

                                 o  letters of credit;

                                 o  insurance policies;

                                 o  guarantees;

                                 o  reserve funds; and/or

                                 o  other types of credit support described in
                                    the prospectus supplement and a
                                    combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange
                                 rate fluctuations on the underlying mortgage
                                 assets or on one or more classes of
                                 certificates and increase the likelihood of
                                 timely distributions on the certificates or
                                 such classes of certificates, as the case may
                                 be. The trust fund may include any of the
                                 following types of cash flow agreements:

                                 o  guaranteed investment contracts;

                                 o  interest rate swap or exchange contracts;

                                 o  interest rate cap or floor agreements;

                                 o  currency exchange agreements;

                                 o  yield supplement agreements; or

                                      9

                                 o  other types of similar agreements
                                    described in the prospectus supplement.

Pre-Funding Account;
 Capitalized Interest
 Account......................   A trust fund may use monies deposited into a
                                 pre-funding account to acquire additional
                                 mortgage assets following a closing date for
                                 the related series of certificates. The amount
                                 on deposit in a pre-funding account will not
                                 exceed 25% of the pool balance of the trust
                                 fund as of the cut-off date on which the
                                 ownership of the mortgage loans and rights to
                                 payment thereon are deemed transferred to the
                                 trust fund, as specified in the related
                                 prospectus supplement. The depositor will
                                 select any additional mortgage assets using
                                 criteria that is substantially similar to the
                                 criteria used to select the mortgage assets
                                 included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a
                                 trust fund also may include amounts on deposit
                                 in a separate capitalized interest account.
                                 The depositor may use amounts on deposit in a
                                 capitalized interest account to supplement
                                 investment earnings, if any, of amounts on
                                 deposit in the pre-funding account, supplement
                                 interest collections of the trust fund, or
                                 such other purpose as specified in the
                                 prospectus supplement.

                                 Amounts on deposit in any pre-funding account
                                 or any capitalized interest account will be
                                 held in cash or invested in short-term
                                 investment grade obligations. Amounts
                                 remaining on deposit in any pre-funding
                                 account and any capitalized interest account
                                 after the end of the related pre-funding
                                 period will be distributed to
                                 certificateholders as described in the
                                 prospectus supplement.

Description of
 Certificates.................   Each series of certificates will include one
                                 or more classes. Each series of certificates
                                 will represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 trust fund. The offered certificates are the
                                 classes of certificates being offered to you
                                 pursuant to the prospectus supplement. The
                                 non-offered certificates are the classes of
                                 certificates not being offered to you pursuant
                                 to the prospectus supplement. Information on
                                 the non-offered certificates is being provided
                                 solely to assist you in your understanding of
                                 the offered certificates.

Distributions on
 Certificates.................   The certificates may provide for different
                                 methods of distributions to specific classes.
                                 Any class of certificates may:

                                 o  provide for the accrual of interest
                                    thereon based on fixed, variable or
                                    floating rates;

                                 o  be senior or subordinate to one or more
                                    other classes of certificates with respect
                                    to interest or principal distribution and
                                    the allocation of losses on the assets of
                                    the trust fund;

                                       10

                                 o  be entitled to principal distributions,
                                    with disproportionately low, nominal or no
                                    interest distributions;

                                 o  be entitled to interest distributions,
                                    with disproportionately low, nominal or no
                                    principal distributions;

                                 o  provide for distributions of principal or
                                    accrued interest only after the occurrence
                                    of certain events, such as the retirement
                                    of one or more other classes of
                                    certificates;

                                 o  provide for distributions of principal to
                                    be made at a rate that is faster or slower
                                    than the rate at which payments are
                                    received on the mortgage assets in the
                                    related trust fund;

                                 o  provide for distributions of principal
                                    sequentially, based on specified payment
                                    schedules or other methodologies; and

                                 o  provide for distributions based on a
                                    combination of any of the above features.

                                 Interest on each class of offered certificates
                                 of each series will accrue at the applicable
                                 pass-through rate on the outstanding
                                 certificate balance or notional amount.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and the prospectus supplement.

                                 The certificate balance of a certificate
                                 outstanding from time to time represents the
                                 maximum amount that the holder thereof is then
                                 entitled to receive in respect of principal
                                 from future cash flow on the assets in the
                                 related trust fund. Unless otherwise specified
                                 in the prospectus supplement, distributions of
                                 principal will be made on each distribution
                                 date to the class or classes of certificates
                                 entitled thereto until the certificate balance
                                 of such certificates is reduced to zero.
                                 Distributions of principal to any class of
                                 certificates will be made on a pro rata basis
                                 among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain
                                 advances with respect to delinquent scheduled
                                 payments and property related expenses which it
                                 deems recoverable. The trust fund may be
                                 charged interest for any advance. We will not
                                 have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only
                                 if that affiliate is acting as a servicer or
                                 master servicer for the related series of
                                 certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the
                                 related trust fund.

                                       11

Registration of
 Certificates.................   One or more classes of the offered
                                 certificates may be initially represented by
                                 one or more certificates registered in the name
                                 of Cede & Co. as the nominee of The Depository
                                 Trust Company. If your offered certificates are
                                 so registered, you will not be entitled to
                                 receive a definitive certificate representing
                                 your interest except in the event that physical
                                 certificates are issued under the limited
                                 circumstances described in this prospectus and
                                 the prospectus supplement.

Tax Status of the
 Certificates.................   The certificates of each series will constitute
                                 either:

                                 o  "regular interests" or "residual
                                    interests" in a trust fund treated as a
                                    "real estate mortgage investment conduit"
                                    under the Internal Revenue Code of 1986,
                                    as amended;

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions
                                    of the Internal Revenue Code of 1986, as
                                    amended; or

                                 o  any combination of any of the above
                                    features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement
                                 that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar
                                 federal, state or local law, or any person who
                                 proposes to use "plan assets" of any of these
                                 plans to acquire any offered certificates, you
                                 should carefully review with your legal counsel
                                 whether the purchase or holding of any offered
                                 certificates could give rise to transactions
                                 not permitted under these laws. The prospectus
                                 supplement will specify if investment in some
                                 certificates may require a representation that
                                 the investor is not (or is not investing on
                                 behalf of) a plan or similar arrangement or if
                                 other restrictions apply.

Legal Investment..............   The prospectus supplement will specify
                                 whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" herein.

                                       12

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be
                                 rated lower than investment grade by one or
                                 more nationally recognized statistical rating
                                 agencies. A security rating is not a
                                 recommendation to buy, sell or hold securities
                                 and may be subject to qualification, revision
                                 or withdrawal at any time by the assigning
                                 rating organization.

                                       13

                                 RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
 Certificates May Be Limited
 Because of Their
 Characteristics..............   You may not be able to resell your
                                 certificates and the value of your certificates
                                 may be less than you anticipated for a variety
                                 of reasons including:

                                 o  a secondary market for your certificates
                                    may not develop;

                                 o  interest rate fluctuations;

                                 o  the absence of redemption rights; and

                                 o  the limited sources of information about
                                    the certificates other than that provided
                                    in this prospectus, the prospectus
                                    supplement and the monthly report to
                                    certificateholders.

The Assets of the Trust Fund
 May Not Be Sufficient to Pay
 Your Certificates.............. Unless otherwise specified in the prospectus supplement, neither the offered certificates of
                                 any series nor the mortgage assets in the
                                 related trust fund will be guaranteed or
                                 insured by us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. No offered certificate of any
                                 series will represent a claim against or
                                 security interest in the trust fund for any
                                 other series. Accordingly, if the related trust
                                 fund has insufficient assets to make payments
                                 on the certificates, there will be no other
                                 assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer,
                                 special servicer or other specified person may
                                 under certain circumstances withdraw some
                                 amounts on deposit in certain funds or
                                 accounts constituting part of a trust fund,
                                 including the certificate account and any
                                 accounts maintained as credit support, as
                                 described in the prospectus supplement. The
                                 trustee, master servicer, special servicer or
                                 other specified person may have the authority
                                 to make these withdrawals for purposes other
                                 than the payment of principal of or interest
                                 on the related series of certificates.

                                 The prospectus supplement for a series of
                                 certificates may provide for one or more
                                 classes of certificates that are subordinate
                                 to one or more other classes of certificates
                                 in entitlement to certain distributions on the
                                 certificates. On any distribution date in
                                 which the related trust fund has incurred
                                 losses or shortfalls in collections on the
                                 mortgage assets, the subordinate certificates
                                 initially will bear the amount of such losses
                                 or shortfalls and, thereafter, the remaining
                                 classes of certificates will bear the
                                 remaining amount of such losses or shortfalls.
                                 The priority, manner and limitations on the
                                 allocation of losses and shortfalls will be
                                 specified in the prospectus supplement.

                                       14

Prepayments and Repurchases
 of the Mortgage Assets Will
 Affect the Timing of Your
 Cash Flow and May Affect
 Your Yield...................   Prepayments (including those caused by
                                 defaults on the mortgage loans and repurchases
                                 for breach of representation or warranty) on
                                 the mortgage loans in a trust fund generally
                                 will result in a faster rate of principal
                                 payments on one or more classes of the related
                                 certificates than if payments on such mortgage
                                 assets were made as scheduled. Thus, the
                                 prepayment experience on the mortgage assets
                                 may affect the average life of each class of
                                 related certificates. The rate of principal
                                 payments on mortgage loans varies between pools
                                 and from time to time is influenced by a
                                 variety of economic, demographic, geographic,
                                 social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate
                                 of prepayments on the mortgage loans in any
                                 trust fund or that such rate will conform to
                                 any model described in this prospectus or in
                                 any prospectus supplement. As a result,
                                 depending on the anticipated rate of
                                 prepayment for the mortgage loans in any trust
                                 fund, the retirement of any class of
                                 certificates could occur significantly earlier
                                 or later than you expected.

                                 The rate of voluntary prepayments will also be
                                 affected by:

                                 o  the voluntary prepayment terms of the
                                    mortgage loan, including prepayment
                                    lock-out periods and prepayment premiums;

                                 o  then-current interest rates being charged
                                    on similar mortgage loans; and

                                 o  the availability of mortgage credit.

                                 A series of certificates may include one or
                                 more classes of certificates with entitlements
                                 to payments prior to other classes of
                                 certificates. As a result, yields on classes
                                 of certificates with a lower priority of
                                 payment, including classes of offered
                                 certificates, of such series may be more
                                 sensitive to prepayments on mortgage assets. A
                                 series of certificates may include one or more
                                 classes offered at a significant premium or
                                 discount. Yields on such classes of
                                 certificates will be sensitive, and in some
                                 cases extremely sensitive, to prepayments on
                                 mortgage assets and, where the amount of
                                 interest payable with respect to a class is
                                 disproportionately high, as compared to the
                                 amount of principal, a holder might, in some
                                 prepayment scenarios, fail to recoup its
                                 original investment.

                                 If a mortgage loan is in default, it may not
                                 be possible to collect a prepayment premium.
                                 No person will be required to pay any premium
                                 if a mortgage loan is repurchased for a breach
                                 of representation or warranty.

                                       15

                                 The yield on your certificates may be less
                                 than anticipated because:

                                 o  the prepayment premium or yield
                                    maintenance required under certain
                                    prepayment scenarios may not be
                                    enforceable in some states or under
                                    federal bankruptcy laws; and

                                 o  some courts may consider the prepayment
                                    premium to be usurious.

Optional Early Termination
 of the Trust Fund May Result
 in an Adverse  Impact
 on Your Yield or May Result
 in a Loss....................   A series of certificates may be subject to
                                 optional early termination by means of the
                                 repurchase of the mortgage assets in the
                                 related trust fund. We cannot assure you that
                                 the proceeds from a sale of the mortgage assets
                                 will be sufficient to distribute the
                                 outstanding certificate balance plus accrued
                                 interest and any undistributed shortfalls in
                                 interest accrued on the certificates that are
                                 subject to the termination. Accordingly, the
                                 holders of such certificates may suffer an
                                 adverse impact on the overall yield on their
                                 certificates, may experience repayment of their
                                 investment at an unpredictable and inopportune
                                 time or may even incur a loss on their
                                 investment.

Ratings Do Not Guarantee
 Payment and Do Not Address
 Prepayment Risks.............   Any rating assigned by a rating agency to a
                                 class of offered certificates will reflect only
                                 its assessment of the likelihood that holders
                                 of certificates of such class will receive
                                 payments to which such certificateholders are
                                 entitled under the related pooling and
                                 servicing agreement. Ratings do not address:

                                 o  the likelihood that principal prepayments
                                    (including those caused by defaults) on
                                    the related mortgage loans will be made;

                                 o  the degree to which the rate of
                                    prepayments on the related mortgage loans
                                    might differ from that originally
                                    anticipated;

                                 o  the likelihood of early optional
                                    termination of the related trust fund;

                                 o  the possibility that prepayments on the
                                    related mortgage loans at a higher or
                                    lower rate than anticipated by an investor
                                    may cause such investor to experience a
                                    lower than anticipated yield; or

                                 o  the possibility that an investor that
                                    purchases an offered certificate at a
                                    significant premium might fail to recoup
                                    its initial investment under certain
                                    prepayment scenarios.

                                 The amount, type and nature of credit support,
                                 if any, provided with respect to a series of
                                 certificates will be determined on the basis
                                 of criteria established by each rating

                                       16

                                 agency rating classes of certificates of such
                                 series. Those criteria are sometimes based
                                 upon an actuarial analysis of the behavior of
                                 mortgage loans in a larger group. However, we
                                 cannot provide assurance that the historical
                                 data supporting any such actuarial analysis
                                 will accurately reflect future experience, or
                                 that the data derived from a large pool of
                                 mortgage loans will accurately predict the
                                 delinquency, foreclosure or loss experience of
                                 any particular pool of mortgage loans. In
                                 other cases, a rating agency may base their
                                 criteria upon determinations of the values of
                                 the mortgaged properties that provide security
                                 for the mortgage loans. However, we cannot
                                 provide assurance that those values will not
                                 decline in the future.

Unused Amounts in Pre-Funding
 Accounts May Be Returned
 to You as a Prepayment.......   The prospectus supplement will disclose when
                                 we are using a pre-funding account to purchase
                                 additional mortgage assets in connection with
                                 the issuance of certificates. Amounts on
                                 deposit in a pre-funding account that are not
                                 used to acquire additional mortgage assets by
                                 the end of the pre-funding period for a series
                                 of certificates may be distributed to holders
                                 of those certificates as a prepayment of
                                 principal, which may materially and adversely
                                 affect the yield on those certificates.

Additional Mortgage Assets
 Acquired in Connection with
 the Use of a Pre-Funding
 Account May Change the
 Aggregate Characteristics of
 a Trust Fund.................   Any additional mortgage assets acquired by a
                                 trust fund with funds in a pre-funding account
                                 may possess substantially different
                                 characteristics than the mortgage assets in the
                                 trust fund on the closing date for a series of
                                 certificates. Therefore, the aggregate
                                 characteristics of a trust fund following the
                                 pre-funding period may be substantially
                                 different than the characteristics of a trust
                                 fund on the closing date for that series of
                                 certificates.

Net Operating Income Produced
 by a Mortgaged Property
 May Be Inadequate to Repay
 the Mortgage Loans...........   The value of a mortgage loan secured by a
                                 multifamily or commercial property is directly
                                 related to the net operating income derived
                                 from that property because the ability of a
                                 borrower to repay a loan secured by an
                                 income-producing property typically depends
                                 primarily upon the successful operation of that
                                 property rather than upon the existence of
                                 independent income or assets of the borrower.
                                 The reduction in the net operating income of
                                 the property may impair the borrower's ability
                                 to repay the loan.

                                 Many of the mortgage loans included in a trust
                                 fund may be secured by liens on owner-occupied
                                 mortgaged properties or

                                       17

                                 on mortgaged properties leased to a single
                                 tenant. Accordingly, a decline in the
                                 financial condition of the borrower or single
                                 tenant may have a disproportionately greater
                                 affect on the net operating income from such
                                 mortgaged properties than would be the case
                                 with respect to mortgaged properties with
                                 multiple tenants.

Future Value of a Mortgaged
 Property and its Net Operating
 Income and Cash Flow Is
 Not Predictable..............   Commercial and multifamily property values and
                                 cash flows and net operating income from such
                                 mortgaged properties are volatile and may be
                                 insufficient to cover debt service on the
                                 related mortgage loan at any given time.
                                 Property value, cash flow and net operating
                                 income depend upon a number of factors,
                                 including:

                                 o  changes in general or local economic
                                    conditions and/or specific industry
                                    segments;

                                 o  declines in real estate values;

                                 o  an oversupply of commercial or multifamily
                                    properties in the relevant market;

                                 o  declines in rental or occupancy rates;

                                 o  increases in interest rates, real estate
                                    tax rates and other operating expenses;

                                 o  changes in governmental rules, regulations
                                    and fiscal policies, including
                                    environmental legislation;

                                 o  perceptions by prospective tenants and, if
                                    applicable, their customers, of the
                                    safety, convenience, services and
                                    attractiveness of the property;

                                 o  the age, construction quality and design
                                    of a particular property;

                                 o  whether the mortgaged properties are
                                    readily convertible to alternative uses;

                                 o  acts of God; and

                                 o  other factors beyond our control or the
                                    control of a servicer.

Nonrecourse Loans Limit the
 Remedies Available Following
 a Mortgagor Default..........   The mortgage loans will not be an obligation
                                 of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage
                                 insurer, or by the depositor, the originators,
                                 the master servicer, the special servicer, the
                                 trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund
                                 generally will be a nonrecourse loan. If there
                                 is a default (other than a default resulting
                                 from voluntary bankruptcy, fraud or willful
                                 misconduct) there will generally only be
                                 recourse against the specific mortgaged
                                 properties and other assets that have been
                                 pledged

                                       18

                                 to secure such mortgage loan. Even if a
                                 mortgage loan provides for recourse to a
                                 mortgagor or its affiliates, it is unlikely
                                 the trust fund ultimately could recover any
                                 amounts not covered by the mortgaged property.

Special Risks of Mortgage Loans
 Secured by Multifamily
 Properties...................   Mortgage loans secured by multifamily
                                 properties may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Adverse economic conditions, either
                                 local, regional or national, may limit the
                                 amount of rent that a borrower may charge for
                                 rental units, and may result in a reduction in
                                 timely rent payments or a reduction in
                                 occupancy levels. Occupancy and rent levels may
                                 also be affected by:

                                 o  construction of additional housing units;

                                 o  local military base closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including, in the case of multifamily
                                    rental properties, current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                 o  the level of mortgage interest rates,
                                    which may encourage tenants in multifamily
                                    rental properties to purchase housing;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose rent limitations and may
                                    adversely affect the ability of the
                                    applicable borrowers to increase rents to
                                    maintain the mortgaged properties in
                                    proper condition during periods of rapid
                                    inflation or declining market value of the
                                    mortgaged properties;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose income restrictions on tenants
                                    and which may reduce the number of
                                    eligible tenants in such mortgaged
                                    properties and result in a reduction in
                                    occupancy rates applicable thereto; and

                                 o  the possibility that some eligible tenants
                                    may not find any differences in rents
                                    between subsidized or supported properties
                                    and other multifamily rental properties in
                                    the same area to be a sufficient economic
                                    incentive to reside at a subsidized or
                                    supported property, which may have fewer
                                    amenities or otherwise be less attractive
                                    as a residence.

                                 All of these conditions and events may
                                 increase the possibility that a borrower may
                                 be unable to meet its obligations under its
                                 mortgage loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to
                                 entry. Thus, a particular apartment market
                                 with historically low vacancies could
                                 experience substantial new construction, and a
                                 resultant oversupply of units, in a

                                       19

                                 relatively short period of time. Because
                                 multifamily apartment units are typically
                                 leased on a short-term basis, the tenants who
                                 reside in a particular project within such a
                                 market may easily move to alternative projects
                                 with more desirable amenities or locations.

Special Risks of Mortgage
 Loans Secured by Retail
 Properties...................   Mortgage loans secured by retail properties may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of retail
                                 properties are:

                                 o  the quality of the tenants; and

                                 o  the fundamental aspects of real estate
                                    such as location and market demographics.

                                 The correlation between the success of tenant
                                 businesses and property value is more direct
                                 with respect to retail properties than other
                                 types of commercial property because a
                                 significant component of the total rent paid
                                 by retail tenants is often tied to a
                                 percentage of gross sales. Significant tenants
                                 at a retail property play an important part in
                                 generating customer traffic and making a
                                 retail property a desirable location for other
                                 tenants at that property. Accordingly, retail
                                 properties may be adversely affected if a
                                 significant tenant ceases operations at those
                                 locations, which may occur on account of a
                                 voluntary decision not to renew a lease,
                                 bankruptcy or insolvency of the tenant, the
                                 tenant's general cessation of business
                                 activities or for other reasons. In addition,
                                 some tenants at retail properties may be
                                 entitled to terminate their leases or pay
                                 reduced rent if an anchor tenant ceases
                                 operations at the property. In those cases, we
                                 cannot provide assurance that any anchor
                                 tenants will continue to occupy space in the
                                 related shopping centers.

                                 Shopping centers, in general, are affected by
                                 the health of the retail industry. In
                                 addition, a shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor tenant, the risk
                                 that an anchor tenant may vacate
                                 notwithstanding that tenant's continuing
                                 obligation to pay rent, a shift in consumer
                                 demand due to demographic changes (for
                                 example, population decreases or changes in
                                 average age or income) and/or changes in
                                 consumer preference (for example, to discount
                                 retailers).

                                 Unlike other income producing properties,
                                 retail properties also face competition from
                                 sources outside a given real estate market,
                                 such as:

                                 o  catalogue retailers;

                                 o  home shopping networks;

                                 o  the internet;

                                 o  telemarketing; and

                                 o  outlet centers.

                                       20

                                 Continued growth of these alternative retail
                                 outlets (which are often characterized by
                                 lower operating costs) could adversely affect
                                 the rents collectible at the retail properties
                                 which secure mortgage loans in a trust fund.

Special Risks of Mortgage
 Loans Secured by Hospitality
 Properties...................  Mortgage loans secured by hospitality properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Various factors
                                 affect the economic viability of a hospitality
                                 property, including:

                                 o  location, quality and franchise
                                    affiliation (or lack thereof);

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that a consumer is willing to pay
                                    for a room and may result in a reduction
                                    in occupancy levels;

                                 o  the construction of competing hospitality
                                    properties, which may result in a
                                    reduction in occupancy levels;

                                 o  the increased sensitivity of hospitality
                                    properties (relative to other commercial
                                    properties) to adverse economic conditions
                                    and competition, as hotel rooms generally
                                    are rented for short periods of time;

                                 o  the financial strength and capabilities of
                                    the owner and operator of a hospitality
                                    property, which may have a substantial
                                    impact on the property's quality of
                                    service and economic performance; and

                                 o  the generally seasonal nature of the
                                    hospitality industry, which can be
                                    expected to cause periodic fluctuations in
                                    room and other revenues, occupancy levels,
                                    room rates and operating expenses.

                                 In addition, the successful operation of a
                                 hospitality property with a franchise
                                 affiliation may depend in part upon the
                                 strength of the franchisor, the public
                                 perception of the franchise service mark and
                                 the continued existence of any franchise
                                 license agreement. The transferability of a
                                 franchise license agreement may be restricted,
                                 and a lender or other person that acquires
                                 title to a hospitality property as a result of
                                 foreclosure may be unable to succeed to the
                                 borrower's rights under the franchise license
                                 agreement. Moreover, the transferability of a
                                 hospitality property's operating, liquor and
                                 other licenses upon a transfer of the
                                 hospitality property, whether through purchase
                                 or foreclosure, is subject to local law
                                 requirements and may not be transferable.

Special Risks of Mortgage Loans
 Secured by Office Buildings...  Mortgage loans secured by office buildings may constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of office
                                 buildings include:

                                 o  the quality of the tenants in the
                                    building;

                                       21

                                 o  the physical attributes of the building in
                                    relation to competing buildings; and

                                 o  the strength and stability of the market
                                    area as a desirable business location.

                                 An economic decline in the business operated
                                 by the tenants may adversely affect an office
                                 building. That risk is increased if revenue is
                                 dependent on a single tenant or if there is a
                                 significant concentration of tenants in a
                                 particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in
                                 the same market. Competition is affected by a
                                 property's:

                                 o  age;

                                 o  condition;

                                 o  design (e.g., floor sizes and layout);

                                 o  access to transportation; and

                                 o  ability or inability to offer certain
                                    amenities to its tenants, including
                                    sophisticated building systems (such as
                                    fiber optic cables, satellite
                                    communications or other base building
                                    technological features).

                                 The success of an office building also depends
                                 on the local economy. A company's decision to
                                 locate office headquarters in a given area,
                                 for example, may be affected by such factors
                                 as labor cost and quality, tax environment and
                                 quality of life issues such as schools and
                                 cultural amenities. A central business
                                 district may have an economy which is markedly
                                 different from that of a suburb. The local
                                 economy and the financial condition of the
                                 owner will impact on an office building's
                                 ability to attract stable tenants on a
                                 consistent basis. In addition, the cost of
                                 refitting office space for a new tenant is
                                 often more costly than for other property
                                 types.

Special Risks of Mortgage Loans
 Secured by Warehouse and Self
 Storage Facilities...........   Mortgage loans secured by warehouse and
                                 storage facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. The storage facilities market contains
                                 low barriers to entry.

                                 Increased competition among self storage
                                 facilities may reduce income available to
                                 repay mortgage loans secured by a self storage
                                 facility. Furthermore, the inability of a
                                 borrower to police what is stored in a self
                                 storage facility due to privacy considerations
                                 may increase environmental risks.

                                       22

Special Risks of Mortgage Loans
 Secured by Healthcare-Related
 Properties...................   The mortgaged properties may include health
                                 care-related facilities, including senior
                                 housing, assisted living facilities, skilled
                                 nursing facilities and acute care facilities.

                                 o  Senior housing generally consists of
                                    facilities with respect to which the
                                    residents are ambulatory, handle their own
                                    affairs and typically are couples whose
                                    children have left the home and at which
                                    the accommodations are usually apartment
                                    style;

                                 o  Assisted living facilities are typically
                                    single or double room occupancy,
                                    dormitory-style housing facilities which
                                    provide food service, cleaning and some
                                    personal care and with respect to which
                                    the tenants are able to medicate
                                    themselves but may require assistance with
                                    certain daily routines;

                                 o  Skilled nursing facilities provide
                                    services to post trauma and frail
                                    residents with limited mobility who
                                    require extensive medical treatment; and

                                 o  Acute care facilities generally consist of
                                    hospital and other facilities providing
                                    short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care
                                 facilities, skilled nursing facilities and
                                 some assisted living facilities, typically
                                 receive a substantial portion of their
                                 revenues from government reimbursement
                                 programs, primarily Medicaid and Medicare.
                                 Medicaid and Medicare are subject to statutory
                                 and regulatory changes, retroactive rate
                                 adjustments, administrative rulings, policy
                                 interpretations, delays by fiscal
                                 intermediaries and government funding
                                 restrictions. Moreover, governmental payors
                                 have employed cost-containment measures that
                                 limit payments to health care providers, and
                                 there exist various proposals for national
                                 health care reform that could further limit
                                 those payments. Accordingly, we cannot provide
                                 assurance that payments under government
                                 reimbursement programs will, in the future, be
                                 sufficient to fully reimburse the cost of
                                 caring for program beneficiaries. If those
                                 payments are insufficient, net operating
                                 income of health care-related facilities that
                                 receive revenues from those sources may
                                 decline, which consequently could have an
                                 adverse affect on the ability of the related
                                 borrowers to meet their obligations under any
                                 mortgage loans secured by health care-related
                                 facilities.

                                 Moreover, health care-related facilities are
                                 generally subject to federal and state laws
                                 that relate to the adequacy of medical care,
                                 distribution of pharmaceuticals, rate setting,
                                 equipment, personnel, operating policies and
                                 additions to facilities and services. In
                                 addition, facilities where such care or other
                                 medical services are provided are subject to
                                 periodic

                                       23

                                 inspection by governmental authorities to
                                 determine compliance with various standards
                                 necessary to continued licensing under state
                                 law and continued participation in the
                                 Medicaid and Medicare reimbursement programs.
                                 Furthermore, under applicable federal and
                                 state laws and regulations, Medicare and
                                 Medicaid reimbursements are generally not
                                 permitted to be made to any person other than
                                 the provider who actually furnished the
                                 related medical goods and services.
                                 Accordingly, in the event of foreclosure, the
                                 trustee, the master servicer, the special
                                 servicer or a subsequent lessee or operator of
                                 any health care-related facility securing a
                                 defaulted mortgage loan generally would not be
                                 entitled to obtain from federal or state
                                 governments any outstanding reimbursement
                                 payments relating to services furnished at
                                 such property prior to foreclosure. Any of the
                                 aforementioned events may adversely affect the
                                 ability of the related borrowers to meet their
                                 mortgage loan obligations.

                                 Providers of assisted living services are also
                                 subject to state licensing requirements in
                                 certain states. The failure of an operator to
                                 maintain or renew any required license or
                                 regulatory approval could prevent it from
                                 continuing operations at a health care-related
                                 facility or, if applicable, bar it from
                                 participation in government reimbursement
                                 programs. In the event of foreclosure, we
                                 cannot provide assurance that the trustee or
                                 any other purchaser at a foreclosure sale
                                 would be entitled to the rights under the
                                 licenses, and the trustee or other purchaser
                                 may have to apply in its own right for the
                                 applicable license. We cannot provide
                                 assurance that the trustee or other purchaser
                                 could obtain the applicable license or that
                                 the related mortgaged property would be
                                 adaptable to other uses.

                                 Government regulation applying specifically to
                                 acute care facilities, skilled nursing
                                 facilities and certain types of assisted
                                 living facilities includes health planning
                                 legislation, enacted by most states, intended,
                                 at least in part, to regulate the supply of
                                 nursing beds. The most common method of
                                 control is the requirement that a state
                                 authority first make a determination of need,
                                 evidenced by its issuance of a certificate of
                                 need, before a long-term care provider can
                                 establish a new facility, add beds to an
                                 existing facility or, in some states, take
                                 certain other actions (for example, acquire
                                 major medical equipment, make major capital
                                 expenditures, add services, refinance
                                 long-term debt, or transfer ownership of a
                                 facility). States also regulate nursing bed
                                 supply in other ways. For example, some states
                                 have imposed moratoria on the licensing of new
                                 beds, or on the certification of new Medicaid
                                 beds, or have discouraged the construction of
                                 new nursing facilities by limiting Medicaid
                                 reimbursements allocable to the cost of new
                                 construction and equipment. In general, a
                                 certificate of need is site specific and
                                 operator specific; it cannot be transferred
                                 from one site to another, or to another
                                 operator, without the approval of the
                                 appropriate state agency. Accordingly, in the
                                 case of foreclosure upon a mortgage loan

                                       24

                                 secured by a lien on a health care-related
                                 mortgaged property, the purchaser at
                                 foreclosure might be required to obtain a new
                                 certificate of need or an appropriate
                                 exemption. In addition, compliance by a
                                 purchaser with applicable regulations may in
                                 any case require the engagement of a new
                                 operator and the issuance of a new operating
                                 license. Upon a foreclosure, a state
                                 regulatory agency may be willing to expedite
                                 any necessary review and approval process to
                                 avoid interruption of care to a facility's
                                 residents, but we cannot provide assurance
                                 that any state regulatory agency will do so or
                                 that the state regulatory agency will issue
                                 any necessary licenses or approvals.

                                 Federal and state government "fraud and abuse"
                                 laws also apply to health care-related
                                 facilities. "Fraud and abuse" laws generally
                                 prohibit payment or fee-splitting arrangements
                                 between health care providers that are
                                 designed to induce or encourage the referral
                                 of patients to, or the recommendation of, a
                                 particular provider for medical products or
                                 services. Violation of these restrictions can
                                 result in license revocation, civil and
                                 criminal penalties, and exclusion from
                                 participation in Medicare or Medicaid
                                 programs. The state law restrictions in this
                                 area vary considerably from state to state.
                                 Moreover, the federal anti-kickback law
                                 includes broad language that potentially could
                                 be applied to a wide range of referral
                                 arrangements, and regulations designed to
                                 create "safe harbors" under the law provide
                                 only limited guidance. Accordingly, we cannot
                                 provide assurance that such laws will be
                                 interpreted in a manner consistent with the
                                 practices of the owners or operators of the
                                 health care-related mortgaged properties that
                                 are subject to those laws.

                                 The operators of health care-related
                                 facilities are likely to compete on a local
                                 and regional basis with others that operate
                                 similar facilities, some of which competitors
                                 may be better capitalized, may offer services
                                 not offered by such operators, or may be owned
                                 by non-profit organizations or government
                                 agencies supported by endowments, charitable
                                 contributions, tax revenues and other sources
                                 not available to such operators. The
                                 successful operation of a health care-related
                                 facility will generally depend upon:

                                 o  the number of competing facilities in the
                                    local market;

                                 o  the facility's age and appearance;

                                 o  the reputation and management of the
                                    facility;

                                 o  the types of services the facility
                                    provides; and

                                 o  where applicable, the quality of care and
                                    the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a
                                 competitive market may increase the likelihood
                                 of foreclosure on the related mortgage loan,
                                 possibly affecting the yield on one or more
                                 classes of the related series of offered
                                 certificates.

                                       25

Special Risks of Mortgage Loans
 Secured by Industrial and
 Mixed-Use Facilities.........   Mortgage loans secured by industrial and
                                 mixed-use facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Significant factors determining the value
                                 of industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in
                                 both office properties and industrial
                                 properties, although industrial properties are
                                 more frequently dependent on a single tenant.
                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. Location is
                                 also important because an industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways
                                 and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial
                                 space occasioned by a decline in a particular
                                 industry segment (e.g. a decline in defense
                                 spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another
                                 tenant or may become functionally obsolete
                                 relative to newer properties.

Poor Property Management Will
 Adversely Affect the
 Performance of the Related
 Mortgaged Property...........   Each mortgaged property securing a mortgage
                                 loan which has been sold into a trust fund is
                                 managed by a property manager (which generally
                                 is an affiliate of the borrower) or by the
                                 borrower itself. The successful operation of a
                                 real estate project is largely dependent on the
                                 performance and viability of the management of
                                 such project. The property manager is
                                 responsible for:

                                 o  operating the property;

                                 o  providing building services;

                                 o  responding to changes in the local market;
                                    and

                                 o  planning and implementing the rental
                                    structure, including establishing levels
                                    of rent payments and advising the
                                    borrowers so that maintenance and capital
                                    improvements can be carried out in a
                                    timely fashion.

                                       26

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In
                                 addition, the property managers are usually
                                 operating companies and unlike limited purpose
                                 entities, may not be restricted from incurring
                                 debt and other liabilities in the ordinary
                                 course of business or otherwise. There can be
                                 no assurance that the property managers will
                                 at all times be in a financial condition to
                                 continue to fulfill their management
                                 responsibilities under the related management
                                 agreements throughout the terms of those
                                 agreements.

Balloon Payments on Mortgage
 Loans Result in Heightened
 Risk of Borrower Default.....   Some of the mortgage loans included in a
                                 trust fund may not be fully amortizing (or may
                                 not amortize at all) over their terms to
                                 maturity and, thus, will require substantial
                                 principal payments (that is, balloon payments)
                                 at their stated maturity. Mortgage loans of
                                 this type involve a greater degree of risk than
                                 self-amortizing loans because the ability of a
                                 borrower to make a balloon payment typically
                                 will depend upon either:

                                 o  its ability to fully refinance the loan;
                                    or

                                 o  its ability to sell the related mortgaged
                                    property at a price sufficient to permit
                                    the borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either
                                 of these goals will be affected by a number of
                                 factors, including:

                                 o  the value of the related mortgaged
                                    property;

                                 o  the level of available mortgage interest
                                    rates at the time of sale or refinancing;

                                 o  the borrower's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the borrower and the related
                                    mortgaged property;

                                 o  tax laws;

                                 o  rent control laws (with respect to certain
                                    residential properties);

                                 o  Medicaid and Medicare reimbursement rates
                                    (with respect to hospitals and nursing
                                    homes);

                                 o  prevailing general economic conditions;
                                    and

                                 o  the availability of credit for loans
                                    secured by commercial or multifamily, as
                                    the case may be, real properties
                                    generally.

                                       27

The Servicer Will Have
 Discretion to Handle or
 Avoid Obligor Defaults in a
 Manner Which May Be Adverse
 to Your Interests............   If and to the extent specified in the
                                 prospectus supplement defaulted mortgage loans
                                 exist or are imminent, in order to maximize
                                 recoveries on defaulted mortgage loans, the
                                 related pooling and servicing agreement will
                                 permit (within prescribed limits) the master
                                 servicer or a special servicer to extend and
                                 modify mortgage loans that are in default or as
                                 to which a payment default is imminent. While
                                 the related pooling and servicing agreement
                                 generally will require a master servicer to
                                 determine that any such extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, we cannot provide assurance that
                                 any such extension or modification will in fact
                                 increase the present value of receipts from or
                                 proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from or proceeds of such mortgage
                                 loans that would otherwise be payable to the
                                 certificateholders.

Proceeds Received upon
 Foreclosure of Mortgage Loans
 Secured Primarily by Junior
 Mortgages May Result in
 Losses.......................   To the extent specified in the prospectus
                                 supplement, some of the mortgage loans included
                                 in a trust fund may be secured primarily by
                                 junior mortgages. When liquidated, mortgage
                                 loans secured by junior mortgages are entitled
                                 to satisfaction from proceeds that remain from
                                 the sale of the related mortgaged property
                                 after the mortgage loans senior to such
                                 mortgage loans have been satisfied. If there
                                 are insufficient funds to satisfy both the
                                 junior mortgage loans and senior mortgage
                                 loans, the junior mortgage loans would suffer a
                                 loss and, accordingly, one or more classes of
                                 certificates would bear such loss. Therefore,
                                 any risks of deficiencies associated with first
                                 mortgage loans will be greater with respect to
                                 junior mortgage loans.

Credit Support May Not Cover
 Losses or Risks Which Could
 Adversely Affect Payment on
 Your Certificates.............  The prospectus supplement for the offered certificates of each series will describe any
                                 credit support provided with respect to those
                                 certificates. Use of credit support will be
                                 subject to the conditions and limitations
                                 described in this prospectus and in the related
                                 prospectus supplement. Moreover, credit support
                                 may not cover all potential losses or risks;
                                 for example, credit support may or may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates
                                 (which may include offered certificates), if
                                 so provided in the prospectus supplement.
                                 Although subordination is intended to reduce
                                 the risk to holders of

                                       28

                                 senior certificates of delinquent
                                 distributions or ultimate losses, the amount
                                 of subordination will be limited and may
                                 decline under certain circumstances. In
                                 addition, if principal payments on one or more
                                 classes of certificates of a series are made
                                 in a specified order of priority, any limits
                                 with respect to the aggregate amount of claims
                                 under any related credit support may be
                                 exhausted before the principal of the lower
                                 priority classes of certificates of such
                                 series has been fully repaid. As a result, the
                                 impact of losses and shortfalls experienced
                                 with respect to the mortgage assets may fall
                                 primarily upon those classes of certificates
                                 having a lower priority of payment. Moreover,
                                 if a form of credit support covers more than
                                 one series of certificates, holders of
                                 certificates of one series will be subject to
                                 the risk that such credit support will be
                                 exhausted by the claims of the holders of
                                 certificates of one or more other series.

                                 Regardless of the form of credit enhancement
                                 provided, the amount of coverage will be
                                 limited in amount and in most cases will be
                                 subject to periodic reduction in accordance
                                 with a schedule or formula. The master
                                 servicer will generally be permitted to
                                 reduce, terminate or substitute all or a
                                 portion of the credit enhancement for any
                                 series of certificates if the applicable
                                 rating agency indicates that the then-current
                                 rating of those certificates will not be
                                 adversely affected. The rating of any series
                                 of certificates by any applicable rating
                                 agency may be lowered following the initial
                                 issuance of those certificates as a result of
                                 the downgrading of the obligations of any
                                 applicable credit support provider, or as a
                                 result of losses on the related mortgage
                                 assets substantially in excess of the levels
                                 contemplated by that rating agency at the time
                                 of its initial rating analysis. None of the
                                 depositor, the master servicer or any of our
                                 or the master servicer's affiliates will have
                                 any obligation to replace or supplement any
                                 credit enhancement, or to take any other
                                 action to maintain any rating of any series of
                                 certificates.

Mortgagors of Commercial
 Mortgage Loans Are
 Sophisticated and May Take
 Actions Adverse to Your
 Interests....................   Mortgage loans made to partnerships,
                                 corporations or other entities may entail risks
                                 of loss from delinquency and foreclosure that
                                 are greater than those of mortgage loans made
                                 to individuals. The mortgagor's sophistication
                                 and form of organization may increase the
                                 likelihood of protracted litigation or
                                 bankruptcy in default situations.

Some Actions Allowed by the
 Mortgage May Be Limited
 by Law.......................   Mortgages securing mortgage loans included in
                                 a trust fund may contain a due-on-sale clause,
                                 which permits the lender to accelerate the
                                 maturity of the mortgage loan if the borrower
                                 sells, transfers or conveys the related
                                 mortgaged property or its interest in the
                                 mortgaged property. Mortgages securing mortgage
                                 loans included in a trust fund may also include
                                 a

                                       29

                                 debt-acceleration clause, which permits the
                                 lender to accelerate the debt upon a monetary
                                 or non-monetary default of the borrower. Such
                                 clauses are not always enforceable. The courts
                                 of all states will enforce clauses providing
                                 for acceleration in the event of a material
                                 payment default. The equity courts of any
                                 state, however, may refuse the foreclosure of
                                 a mortgage or deed of trust when an
                                 acceleration of the indebtedness would be
                                 inequitable or unjust or the circumstances
                                 would render the acceleration unconscionable.

Assignment of Leases and Rents
 to Provide Further Security
 for Mortgage Loans Poses
 Special Risks................   The mortgage loans included in any trust fund
                                 typically will be secured by an assignment of
                                 leases and rents pursuant to which the borrower
                                 assigns to the lender its right, title and
                                 interest as landlord under the leases of the
                                 related mortgaged property, and the income
                                 derived therefrom, as further security for the
                                 related mortgage loan, while retaining a
                                 license to collect rents for so long as there
                                 is no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. Some state laws may require
                                 that the lender take possession of the
                                 mortgaged property and obtain a judicial
                                 appointment of a receiver before becoming
                                 entitled to collect the rents. In addition,
                                 bankruptcy or the commencement of similar
                                 proceedings by or in respect of the borrower
                                 may adversely affect the lender's ability to
                                 collect the rents.

Inclusion in a Trust Fund of
 Delinquent Mortgage Loans
 May Adversely Affect the
 Rate of Defaults and
 Prepayments on the
 Mortgage Loans...............   If so provided in the prospectus supplement,
                                 the trust fund for a series of certificates may
                                 include mortgage loans that are delinquent as
                                 of the date they are deposited in the trust
                                 fund. A mortgage loan will be considered
                                 "delinquent" if it is 30 days or more past its
                                 most recently contractual scheduled payment
                                 date in payment of all amounts due according to
                                 its terms. In any event, at the time of its
                                 creation, the trust fund will not include
                                 delinquent loans which by principal amount are
                                 more than 20% of the aggregate principal amount
                                 of all mortgage loans in the trust fund. If so
                                 specified in the prospectus supplement, the
                                 servicing of such mortgage loans will be
                                 performed by a special servicer.

                                 Credit support provided with respect to a
                                 series of certificates may not cover all
                                 losses related to delinquent mortgage loans,
                                 and investors should consider the risk that
                                 the inclusion of such mortgage loans in the
                                 trust fund may adversely affect the rate of
                                 defaults and prepayments on the mortgage loans
                                 in the trust fund and the yield on the offered
                                 certificates of such series.

                                       30

Environmental Liability May
 Affect the Lien on a
 Mortgaged Property and
 Expose the Lender to Costs...   Under certain laws, contamination of real
                                 property may give rise to a lien on the
                                 property to assure the costs of cleanup. In
                                 several states, that lien has priority over an
                                 existing mortgage lien on a property. In
                                 addition, under the laws of some states and
                                 under the federal Comprehensive Environmental
                                 Response, Compensation, and Liability Act of
                                 1980, a lender may be liable, as an "owner" or
                                 "operator," for costs of addressing releases or
                                 threatened releases of hazardous substances at
                                 a property, if agents or employees of the
                                 lender have become sufficiently involved in the
                                 operations of the borrower, regardless of
                                 whether or not the environmental damage or
                                 threat was caused by the borrower. A lender
                                 also risks such liability on foreclosure of the
                                 mortgage. In addition, liabilities imposed upon
                                 a borrower by CERCLA or other environmental
                                 laws may adversely affect a borrower's ability
                                 to repay a loan. If a trust fund includes
                                 mortgage loans and the prospectus supplement
                                 does not otherwise specify, the related pooling
                                 and servicing agreement will contain provisions
                                 generally to the effect that the master
                                 servicer, acting on behalf of the trust fund,
                                 may not acquire title to a mortgaged property
                                 or assume control of its operation unless the
                                 master servicer, based upon a report prepared
                                 by a person who regularly conducts
                                 environmental site assessments, has made the
                                 determination that it is appropriate to do so.
                                 These provisions are designed to reduce
                                 substantially the risk of liability for costs
                                 associated with remediation of hazardous
                                 substances, but we cannot provide assurance in
                                 a given case that those risks can be eliminated
                                 entirely. In addition, it is likely that any
                                 recourse against the person preparing the
                                 environmental report, and such person's ability
                                 to satisfy a judgment, will be limited.

One Action Jurisdiction May
 Limit the Ability of the
 Special Servicer to Foreclose
 on a Mortgaged Property......   Several states (including California) have laws
                                 that prohibit more than one "judicial action"
                                 to enforce a mortgage obligation, and some
                                 courts have construed the term "judicial
                                 action" broadly. The special servicer may need
                                 to obtain advice of counsel prior to enforcing
                                 any of the trust fund's rights under any of the
                                 mortgage loans that include mortgaged
                                 properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the special servicer may be required
                                 to foreclose first on properties located in
                                 states where "one action" rules apply (and
                                 where non-judicial foreclosure is permitted)
                                 before foreclosing on properties located in
                                 states where judicial foreclosure is the only
                                 permitted method of foreclosure.

                                       31

Rights Against Tenants May Be
 Limited if Leases Are Not
 Subordinate to the Mortgage
 or Do Not Contain Attornment
 Provisions...................   Some of the tenant leases contain provisions
                                 that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a
                                 successor owner of the property following
                                 foreclosure. Some of the leases may be either
                                 subordinate to the liens created by the
                                 mortgage loans or else contain a provision that
                                 requires the tenant to subordinate the lease if
                                 the mortgagee agrees to enter into a
                                 non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain
                                 attornment provisions, such leases may
                                 terminate upon the transfer of the property to
                                 a foreclosing lender or purchaser at
                                 foreclosure. Accordingly, in the case of the
                                 foreclosure of a mortgaged property located in
                                 such a state and leased to one or more
                                 desirable tenants under leases that do not
                                 contain attornment provisions, such mortgaged
                                 property could experience a further decline in
                                 value if such tenants' leases were terminated
                                 (e.g., if such tenants were paying
                                 above-market rents).

                                 If a lease is senior to a mortgage, the lender
                                 will not (unless it has otherwise agreed with
                                 the tenant) possess the right to dispossess
                                 the tenant upon foreclosure of the property,
                                 and if the lease contains provisions
                                 inconsistent with the mortgage (e.g.,
                                 provisions relating to application of
                                 insurance proceeds or condemnation awards),
                                 the provisions of the lease will take
                                 precedence over the provisions of the
                                 mortgage.

If Mortgaged Properties
 Are Not in Compliance With
 Current Zoning Laws, You May
 Not Be Able to Restore
 Compliance Following
 a Casualty Loss..............   Due to changes in applicable building and
                                 zoning ordinances and codes which have come
                                 into effect after the construction of
                                 improvements on certain of the mortgaged
                                 properties, some improvements may not comply
                                 fully with current zoning laws (including
                                 density, use, parking and set-back
                                 requirements) but may qualify as permitted
                                 non-confirming uses. Such changes may limit the
                                 ability of the related mortgagor to rebuild the
                                 premises "as is" in the event of a substantial
                                 casualty loss. Such limitations may adversely
                                 affect the ability of the mortgagor to meet its
                                 mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay
                                 off such mortgage loan in full. In addition, if
                                 the mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

                                       32

Inspections of the Mortgaged
 Properties Were Limited......   The mortgaged properties were inspected by
                                 licensed engineers in connection with the
                                 origination of the mortgage loans to assess the
                                 structure, exterior walls, roofing interior
                                 construction, mechanical and electrical systems
                                 and general condition of the site, buildings
                                 and other improvements located on the mortgaged
                                 properties. We cannot provide assurance that
                                 all conditions requiring repair or replacement
                                 have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the
                                 mortgagors or their affiliates relating to the
                                 business, or arising out of the ordinary course
                                 of business, of the mortgagors and their
                                 affiliates. We cannot provide assurance that
                                 such litigation will not have a material
                                 adverse effect on the distributions to you on
                                 your certificates.

                                       33

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United
States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage
Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of Mortgage Loans and Leases--Leases
and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata

                                       34

share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover

                                       35

debt service on the mortgage loan at any given time. An insufficiency of Net
Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method
(recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from

                                       36

such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income
Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans"
and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower
Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable
Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv)
the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt
Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants

                                       37

of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the
United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie
Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the CMBS will be made by the CMBS servicer or the
CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated
maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the
CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS,
(ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under
"--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements"
and (xi) the characteristics of any cash flow agreements that relate to the
CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the
Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k)
under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

                                       38

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which
Could Adversely Affect Payment on Your Certificates" and "Description of Credit
Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the
Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk
Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a
Prepayment."

                                       39

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and
Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and
May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the
Pooling and Servicing Agreements--Servicing Compensation and Payment of
Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal

                                       40

balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates)
occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share
(which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies
(e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest
Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal
Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any

                                       41

trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the

                                       42

sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their

                                       43

terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.
Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect

                                       44

of the certificates of any series on any distribution date that represent (i)
interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North
Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in
Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
Wachovia Corporation is a financial holding company under the
Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its
telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       45

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii)
be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as
Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of
Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell
Certificates May Be Limited Because of Their Characteristics," and "--The
Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided

                                       46

in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class
(other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the
Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates
(other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i)
based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the certificate balance
of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield
Considerations--Shortfalls in Collections of Interest Resulting from
Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on
(or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets
Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield
Considerations."

                                       47

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual
Certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster
(and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in

                                       48

collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the
Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

                                       49

        (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

        (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

        (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

        (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

        (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

        (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

        (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

        (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund
      (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

        (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B)
      the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

        (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby)
      immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

        (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

        (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

        (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

        (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv)
above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the

                                       50

calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such
CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See
"Description of the Pooling and Servicing Agreements--Events of Default,"
"--Rights upon Event of Default" and "--Resignation and Removal of the
Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or

                                       51

certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc., and the National Association of Securities Dealers, Inc. Access
to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the
DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction.
Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only
"certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC,

                                       52

and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (ii) the depositor notifies DTC of its intent to terminate the book-entry system through DTC with respect to such certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement.
In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.
However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term
"certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans

                                       53

to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the
Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the

                                       54

accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date
(other than payments due on or before the Cut-Off Date):

                                       55

        (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

        (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

        (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
      (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

        (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

        (v) any advances made as described under "Description of the
      Certificate--Advances in Respect of Delinquencies;"

        (vi) any amounts paid under any cash flow agreement, as described under
      "Description of the Trust Funds--Cash Flow Agreements;"

        (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under
      "--Assignment of Mortgage Assets; Repurchases" and "--Representations
      and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the
      Certificates--Termination;"

        (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

        (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

        (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

        (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

        (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

        (i) to make distributions to the certificateholders on each distribution date;

        (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified

                                       56

     and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

        (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

        (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

        (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity
      (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

        (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
      "--Realization Upon Defaulted Mortgage Loans;"

        (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master
      Servicer and the Depositor;"

        (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

        (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under
      "--Certain Matters Regarding the Trustee;"

        (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

        (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

        (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
      Consequences--Federal Income Tax Consequences for REMIC
      Certificates--Taxation of Owners of REMIC Residual
      Certificates--Prohibited Transactions Tax and Other Taxes;"

                                       57

        (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

        (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

        (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

        (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

        (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and
Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or

                                       58

another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless

                                       59

the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

        (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

        (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal
      Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal
Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.
If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the

                                       60

mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of

                                       61

expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting
from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation,

                                       62

warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.
However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less

                                       63

than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates,
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment
(other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes;
provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

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LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and

                                       65

appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause)
remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and
(iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

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LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the
Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.
However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the

                                       68

types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any
CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the
Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion,
"mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.
The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws
(including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.
A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At

                                       69

origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.
See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform
Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such

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tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii)
arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.
The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state

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law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.
Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all

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parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears
(without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real

                                       74

property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will

                                       75

recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the

                                       76

Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.
Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%
of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise

                                       77

accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.
Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators"

                                       78

of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.
However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or
"operator" of contaminated property or underground petroleum storage tanks. The
Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and
RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

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     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in

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material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.
Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such

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as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC),
have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the
OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

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     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii)
the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered
Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

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                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES
            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which
(such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return.
Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences."
Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i)
REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G
(the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC.
For purposes of this tax discussion, references to a "certificateholder" or a
"holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow
Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and
1275 of the Code and in the Treasury regulations issued thereunder (the "OID
Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham &
Taft LLP, counsel to the depositor, that upon the issuance of each series of
REMIC Certificates, assuming compliance with all

                                       84

provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular
Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a
REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section
7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if
95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year.
Interest on the REMIC Regular Certificates and income allocated to the class of
REMIC Residual Certificates will be interest described in section 856(c)(3)(B)
of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered
REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC
Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

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     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section
1272(a)(6) of the Code provides special rules applicable to REMIC Regular
Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of
1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest"
includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates,"
or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC
Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated
interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest"
for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC
Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such

                                       86

certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the
REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC
Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

                                       87

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular
Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium."
Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.
If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       88

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:
     o  on the basis of a constant yield method;

     o  in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o  in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC
        Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC
Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a
REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC
Regular Certificates--Market Discount." The committee report accompanying the
Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular
Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one

                                       89

or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss.
Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under
Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular
Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o  the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate"
        determined as of the date of purchase of such REMIC Regular Certificate, over

     o  the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate
"applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                       90

     Foreign Investors in REMIC Regular Certificates. A REMIC Regular
Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the
non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United
States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is
a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.
The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular
Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S.
financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "U.S. Person" means:

     o  a citizen or resident of the United States;

     o  a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o  an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United
        States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular
Certificate that is held by:

     o  a REMIC Residual Certificateholder that owns directly or indirectly a
        10% or greater interest in the REMIC Residual Certificates; or

     o  to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a "United
        States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who

                                       91

are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual
Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual
Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a
REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than)
the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions,"
residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual
Certificateholders' after-tax rate of return.

     On May 11, 2004 the Treasury Department published final Treasury regulations (the "Inducement Fee Regulations") under sections 446(b), 860C, and
863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

     Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring

                                       92

a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC
Residual Certificates constitutes a method of accounting for purposes of
Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee
Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the
Treasury regulations and other procedures thereunder.

     The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The
Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Inducement Fee
Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC
Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

     The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." If one or more classes of REMIC
Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC

                                       93

Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September
27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular
Certificates equal to the deductions that would be allowed if the REMIC Regular
Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of
Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular
Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the
REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual
Certificateholders should consult their tax advisors.

                                       94

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC
Residual Certificateholders. To the extent such REMIC Residual
Certificateholders' initial bases are less than the distributions to such REMIC
Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual
Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Residual Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

     o  the sum of the daily portions of REMIC taxable income allocable to such
        REMIC Residual Certificate; over

     o  the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
        Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC
Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term
Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o  will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o  will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o  will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Residual Certificates" below.

                                       95

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual
Certificateholder. First, alternative minimum taxable income for a REMIC
Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions.
Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the
"applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if
(1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2)
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a
"safe harbor" against ignoring the transfer. Either:

       (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

           (i) the present value of any consideration given the transferee to acquire the interest;

           (ii)  the present value of the expected future distributions on the interest; and

           (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

                                       96

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

       (b) the following requirements are satisfied:

           (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

           (ii)  the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

           (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC
Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations;
provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a
REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o  3% of the excess of the individual's adjusted gross income over such amount; and

     o  80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

                                       97

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Residual Certificates. If a REMIC Residual Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual
Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions. In addition to reporting the taxable income of the REMIC, a
REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual
Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC
Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a
"conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

     In addition, gain or loss recognized from the sale of a REMIC Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a
"taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual
Certificateholder's adjusted basis in the newly acquired asset.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization," a tax would be imposed in an amount equal to the product of:

     o  the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual
        Certificate for periods after the transfer; and

     o  the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual

                                       98

knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o  the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     o  any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o  any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Foreign Investors in REMIC Residual Certificates. The REMIC Regulations
provide that the transfer of a REMIC Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a
U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual
Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the REMIC Residual Certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

                                       99

     o  the disposition of a mortgage loan;

     o  the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o  the receipt of compensation for services; or

     o  gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the
        REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

TERMINATION

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual
Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference.
Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Solely for purposes of the administrative provisions of the Code, the
REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the

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REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual
Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a
REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any
REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular
Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal, and proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" at a rate of 28%
(increasing to 30% after 2010) unless the recipient of such payments is a U.S.
Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the
non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury
Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

GENERAL

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling

                                      101

and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     o  assets described in section 7701(a)(19)(C) of the Code;

     o  "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     o  "real estate assets" within the meaning of section 856(c)(5)(B) of the
        Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section
856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest
Certificates. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Residual Certificates--Possible
Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the

                                      102

absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the
"stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain
"safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Market Discount" below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued
(based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--If Stripped Bond Rules Do Not Apply" below for a definition of
"qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their

                                      103

own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do
so.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated
rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied

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by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than
"qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan.
Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount"
below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable

                                      105

portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See
"--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a
"market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated
redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Owners of REMIC Regular Certificates--Premium."
Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Market
Discount".

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as

                                      106

de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount.
See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC
Regular Certificates. See "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6)
applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible
Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed

                                      107

prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.
However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced
(but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
Finally, a taxpayer may elect to have net capital gain taxed at ordinary income

                                      108

rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Owners of REMIC Residual
Certificates" and "--Backup Withholding with Respect to REMIC Certificates"
will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC
Regular Certificates in "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Foreign
Investors in REMIC Regular Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.
However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S.
certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of such certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the

                                      109

acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      110

                             ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons
("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain
Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL")
provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not
"significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under
ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections
406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this
Section, "ERISA Considerations,"

                                      111

the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of
Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard
& Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.
("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch,
Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the
Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s)
in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in
Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding
Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding
Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of
Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

                                      112

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii)
the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of
ERISA for the acquisition or holding of a certificate on behalf of an "Excluded
Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an
Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to
5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund)
containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing
Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the
"Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of
ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support

                                      113

policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of
Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and
III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities
(including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to

                                      114

Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R.  Section  1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R.  Section
1.2(m) to include certain "commercial mortgage-related securities" and
"residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it
"represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities," other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R.  Section
703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section
742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift
Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment
Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18,
2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal
Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or

                                      115

prohibit investment in securities which are not "interest-bearing" or
"income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets,
LLC acts as agent in the sale of offered certificates, Wachovia Capital
Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that
Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets,
LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

                                      116

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by
Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped
Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

                                      117

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped
Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the
Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage
Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans
(including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

                                      118

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                                      119

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     The file "WBCMT 2005-C20 Prospectus Annexes A1-9.xls", which is a
Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-1A, A-1B, A-2, A-3, A-4, A-5, A-6,
A-7, A-8 and A-9. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain
Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to
Certificateholders; Available Information" in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2005-C20 Prospectus Annexes A1-9.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2005-C20 Prospectus Annexes A1-9.xls" to your hard drive or network drive. Copy the file "WBCMT 2005-C20 Prospectus Annexes A1-9.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer" and "A-1 Loan and Property
Schedule" or "A-1A Loan and Property Schedule" or "A-1B Loan and Property
Schedule" or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4
Commercial Tenant Schedule" or "A-5 Cross Collateralized Pool" or "A-6 Monument
Payment Schedule" or "A-7 Tollway Payment Schedule" or "A-8 Rapp Collins
Payment Schedule" or "A-9 Loan and Property Schedule", respectively.

     * Microsoft Excel is a registered trademark of Microsoft Corporation.

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       UNTIL NOVEMBER 21, 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE
REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION
TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.
                 --------------------------------------------



                                              PAGE
                                            ------

       PROSPECTUS SUPPLEMENT

MATERIAL FEDERAL INCOME TAX

ANNEX A-1A ................................   A-1A
ANNEX A-1B ................................   A-1B

                     PROSPECTUS
ADDITIONAL INFORMATION ....................    6
INCORPORATION OF CERTAIN

DESCRIPTION OF THE POOLING AND
  SERVICING AGREEMENTS ....................   53
DESCRIPTION OF CREDIT SUPPORT .............   67
CERTAIN LEGAL ASPECTS OF MORTGAGE
  LOANS AND LEASES ........................   69
MATERIAL FEDERAL INCOME TAX



                                 $3,379,890,000
                                 (APPROXIMATE)

                              WACHOVIA COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                              COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES SERIES 2005-C20
               ------------------------------------------------
                             PROSPECTUS SUPPLEMENT
               ------------------------------------------------
                              WACHOVIA SECURITIES

                            DEUTSCHE BANK SECURITIES

                              GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                                     NOMURA

                                AUGUST 11, 2005

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